FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-282099-14

PROSPECTUS

$735,845,000 (Approximate)

BANK5 2026-5YR22
(Central Index Key Number 0002134743)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR and Class H-RR and Class R certificates and the VRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2026-5YR22. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2026. The rated final distribution date for the certificates is the distribution date in June 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$1,563,000		4.86400%	Fixed(5)	March 2031
Class A-2	$60,000,000		5.22500%	Fixed(5)	March 2031
Class A-3	$521,284,000		5.71300%	WAC Cap(6)	May 2031
Class X-A	$582,847,000	(7)	0.52381%	Variable(8)	NAP
Class X-B	$152,998,000	(9)	0.13048%	Variable(10)	NAP
Class A-S	$75,979,000		6.01900%	WAC Cap(6)	May 2031
Class B	$43,713,000		6.18430%	WAC(11)	May 2031
Class C	$33,306,000		5.96200%	WAC Cap(6)	May 2031

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 67, respectively, of this prospectus.

None of the certificates, the VRR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 31.3% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 28.6% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 25.0% of each class of offered certificates and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 15.1% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 11, 2026. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 104.9% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2026, before deducting expenses payable by the depositor.

Wells Fargo Securities	Morgan Stanley	J.P. Morgan	BofA Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager
May 26, 2026

BANK5 2026-5YR22

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22
Geographic Overview of Mortgage Pool

Nebraska
1 property
$31,610,000
3.7% of total
Missouri
5 properties
$8,553,401
1.0% of total
Iowa
1 property
$105,659
0.0% of total
Minnesota
1 property
$268,881
0.0% of total
Illinois
10 properties
$30,914,022
3.6% of total
Wisconsin
2 properties
$780,511
0.1% of total
Indiana
6 properties
$15,493,807
1.8% of total
Pennsylvania
2 properties
$1,259,195
0.1% of total
New York
4 properties
$5,484,258
0.6% of total
Washington
4 properties
$21,992,921
2.6% of total
Michigan
7 properties
$22,327,413
2.6% of total
Vermont
2 properties
$11,001,162
1.3% of total
Ohio
15 properties
$41,398,313
4.9% of total
Connecticut
1 property
$170,417
0.0% of total
Nevada
1 property
$10,505,000
1.2% of total
New Jersey
4 properties
$37,527,345
4.4% of total
Virginia
5 properties
$1,954,119
0.2% of total
California
14 properties
$246,000,000
28.9% of total
North Carolina
25 properties
$68,856,832
8.1% of total
South Carolina
13 properties
$32,821,611
3.9% of total
Georgia
14 properties
$44,376,820
5.2% of total
Arizona
2 properties
$25,125,000
2.9% of total
Kansas
3 properties
$2,605,491
0.3% of total
Oklahoma
3 properties
$2,249,509
0.3% of total
Texas
13 properties
$109,970,675
12.9% of total
Louisiana
1 property
$783,920
0.1% of total
Tennessee
6 properties
$10,688,104
1.3% of total
Kentucky
2 properties
$2,794,844
0.3% of total
Florida
11 properties
$43,115,215
5.1% of total
Arkansas
1 property
$17,990,949
2.1% of total
Mississippi
3 properties
$978,574
0.1% of total
Alabama
2 properties
$2,537,325
0.3% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Retail 8.1%
Hospitality 10.2%
Office 22.5%
Self Storage 10.3%
Manufactured Housing 15.3%
Industrial 17.5%
Multifamily 16.2%

Summary of Certificates AND VRR INTEREST

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$1,563,000		30.000%	4.86400%	Fixed(5)	March 2031	2.86	07/26 – 03/31
Class A-2	$60,000,000		30.000%	5.22500%	Fixed(5)	March 2031	4.76	03/31 – 03/31
Class A-3	$521,284,000		30.000%	5.71300%	WAC Cap(6)	May 2031	4.86	03/31 – 05/31
Class X-A	$582,847,000	(7)	NAP	0.52381%	Variable(8)	NAP	NAP	NAP
Class X-B	$152,998,000	(9)	NAP	0.13048%	Variable(10)	NAP	NAP	NAP
Class A-S	$75,979,000		20.875%	6.01900%	WAC Cap(6)	May 2031	4.93	05/31 – 05/31
Class B	$43,713,000		15.625%	6.18430%	WAC(11)	May 2031	4.93	05/31 – 05/31
Class C	$33,306,000		11.625%	5.96200%	WAC Cap(6)	May 2031	4.93	05/31 – 05/31
Non-Offered Certificates
Class X-D	$28,101,000	(12)	NAP	1.68430%	Variable(13)	NAP	NAP	NAP
Class X-E	$9,368,000	(12)	NAP	1.05930%	Variable(13)	NAP	NAP	NAP
Class X-F	$8,326,000	(12)	NAP	1.05930%	Variable(13)	NAP	NAP	NAP
Class D	$28,101,000		8.250%	4.50000%	Fixed(5)	May 2031	4.93	05/31 – 05/31
Class E	$9,368,000		7.125%	5.12500%	WAC Cap(6)	May 2031	4.93	05/31 – 05/31
Class F	$8,326,000		6.125%	5.12500%	WAC Cap(6)	May 2031	4.93	05/31 – 05/31
Class G-RR	$11,449,000		4.750%	6.18430%	WAC(11)	May 2031	4.93	05/31 – 05/31
Class H-RR	$39,550,742		0.000%	6.18430%	WAC(11)	June 2031	4.99	05/31 – 06/31
Class R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-2 and Class D certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.
(6)	The pass-through rates for the Class A-3, Class A-S, Class C, Class E and Class F certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
3

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The pass-through rates for the Class B, Class G-RR and Class H-RR certificates for any distribution date will be, in each case, a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D, Class X-E and Class X-F certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-D, Class X-E and Class X-F certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

SUMMARY OF VRR INTEREST

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance (1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR Certificates(4)	$ 16,632,565.00	6.18430%	(5)	June 2031	4.88	07/26 – 06/31
RR Interest(4)	$ 2,968,984.72	6.18430%	(5)	June 2031	4.88	07/26 – 06/31

(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 2.300% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that
4

there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(4)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus. The Class RR Certificates and the RR Interest are not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for each of the Class RR certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates AND VRR INTEREST	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	65
Risks Relating to the Mortgage Loans	65
Risks Relating to Conflicts of Interest	66
Other Risks Relating to the Certificates	66
Risk Factors	67
Risks Related to Market Conditions and Other External Factors	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	67
Risks Relating to the Mortgage Loans	68
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	68
Risks of Commercial and Multifamily Lending Generally	69
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	71
General	71
A Tenant Concentration May Result in Increased Losses	72
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	73
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	73
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	73
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	74
Early Lease Termination Options May Reduce Cash Flow	75
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	76
Office Properties Have Special Risks	76
Industrial Properties Have Special Risks	78
Multifamily Properties Have Special Risks	79
Manufactured Housing Properties Have Special Risks	83
Self Storage Properties Have Special Risks	84
Hospitality Properties Have Special Risks	85
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Retail Properties Have Special Risks	89
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	90
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	91
RV Park/Boat Storage Properties Have Special Risks	92
Mortgaged Properties Leased to Government Tenants Have Special Risks	93
Condominium Ownership May Limit Use and Improvements	93
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	95
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	96
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	99
6

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	100
Risks Related to Zoning Non-Compliance and Use Restrictions	103
Risks Relating to Inspections of Properties	105
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	105
Insurance May Not Be Available or Adequate	105
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	107
Terrorism Insurance May Not Be Available for All Mortgaged Properties	107
Risks Associated with Blanket Insurance Policies or Self-Insurance	108
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	109
Limited Information Causes Uncertainty	109
Historical Information	109
Ongoing Information	110
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	110
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	111
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	112
Static Pool Data Would Not Be Indicative of the Performance of this Pool	113
Appraisals May Not Reflect Current or Future Market Value of Each Property	113
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	115
The Borrower’s Form of Entity May Cause Special Risks	115
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	118
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	118
Other Financings or Ability to Incur Other Indebtedness Entails Risk	120
For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.	121
Risks Relating to Delaware Statutory Trusts	121
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	122
Risks Associated with One Action Rules	122
State Law Limitations on Assignments of Leases and Rents May Entail Risks	122
Various Other Laws Could Affect the Exercise of Lender’s Rights	123
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	123
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	124
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	126
Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	128
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129
7

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	129
Risks Related to Conflicts of Interest	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicts of Interest of the Master Servicer and Special Servicer	134
Potential Conflicts of Interest of the Operating Advisor	137
Potential Conflicts of Interest of the Asset Representations Reviewer	138
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	138
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	141
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	142
Other Potential Conflicts of Interest May Affect Your Investment	142
Other Risks Relating to the Certificates	143
EU Securitization Rules and UK Securitization Rules	143
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	149
General	149
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	150
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	151
Losses and Shortfalls May Change Your Anticipated Yield	152
Risk of Early Termination	153
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	153
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	153
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
You Have Limited Voting Rights	153
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	154
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	157
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	158
Risks Relating to Modifications of the Mortgage Loans	160
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	161
Risks Relating to Interest on Advances and Special Servicing Compensation	162
8

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	163
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	164
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	165
Tax Considerations Relating to Foreclosure	165
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	166
REMIC Status	167
Material Federal Tax Considerations Regarding Original Issue Discount	167
Changes in Tax Law; No Gross Up in Respect of the Certificates	167
State and Local Taxes Could Adversely Impact Your Investment	167
General Risks	168
The Certificates May Not Be a Suitable Investment for You	168
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	168
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	168
Other Events May Affect the Value and Liquidity of Your Investment	169
The Certificates Are Limited Obligations	169
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	170
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	170
Description of the Mortgage Pool	173
General	173
Co-Originated or Third-Party Originated Mortgage Loans	174
Certain Calculations and Definitions	175
Definitions	176
Mortgage Pool Characteristics	189
Overview	189
Property Types	190
Office Properties	191
Industrial Properties	191
Multifamily Properties	191
Manufactured Housing and RV Park Properties	192
Self Storage Properties	193
Hospitality Properties	193
Retail Properties	194
Specialty Use Concentrations	195
Significant Obligors	195
Mortgage Loan Concentrations	195
Top Fifteen Mortgage Loans	195
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	196
9

Geographic Concentrations	197
Mortgaged Properties with Limited Prior Operating History	197
Delaware Statutory Trusts	198
Condominium and Other Shared Interests	198
Fee & Leasehold Estates; Ground Leases	199
Environmental Considerations	202
Redevelopment, Renovation and Expansion	208
Assessment of Property Value and Condition	208
Litigation and Other Considerations	209
Condemnations	209
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	209
Tenant Issues	211
Tenant Concentrations	211
Lease Expirations and Terminations	211
Expirations	211
Terminations	212
Other	214
Purchase Options and Rights of First Refusal	216
Affiliated Leases	217
Competition from Certain Nearby Properties	218
Insurance Considerations	218
Use Restrictions	220
Appraised Value	220
Non-Recourse Carveout Limitations	221
Real Estate and Other Tax Considerations	222
Delinquency Information	222
Certain Terms of the Mortgage Loans	222
Amortization of Principal	222
Payment Due Dates; Interest Rates; Calculations of Interest	223
Single Purpose Entity Covenants	224
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	224
Voluntary Prepayments	225
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	227
Defeasance	228
Releases; Partial Releases; Property Additions	229
Escrows	231
Mortgaged Property Accounts	232
Exceptions to Underwriting Guidelines	234
Additional Indebtedness	235
General	235
Whole Loans	235
Mezzanine Indebtedness	235
Other Secured Indebtedness	238
General	238
Preferred Equity	238
Other Unsecured Indebtedness	239
The Whole Loans	240
General	240
The Serviced Pari Passu Whole Loans	245
Intercreditor Agreement	245
Control Rights with respect to Serviced Pari Passu Whole Loans	246
Certain Rights of each Non-Controlling Holder	246
10

Sale of Defaulted Mortgage Loan	247
The Non-Serviced Pari Passu Whole Loans	247
Intercreditor Agreement	248
Control Rights	248
Certain Rights of each Non-Controlling Holder	249
Custody of the Mortgage File	250
Sale of Defaulted Mortgage Loan	250
The Non-Serviced AB Whole Loans	251
The Mountain Industrial Portfolio Pari Passu-AB Whole Loan	251
Additional Information	257
Transaction Parties	258
The Sponsors and Mortgage Loan Sellers	258
Wells Fargo Bank, National Association	258
General	258
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	258
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	259
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	264
Compliance with Rule 15Ga-1 under the Exchange Act	267
Retained Interests in This Securitization	271
Bank of America, National Association	271
General	271
Bank of America’s Securitization Program	271
Bank of America’s Commercial Mortgage Loan Underwriting Standards	272
Review of Bank of America Mortgage Loans	279
Retained Interests in This Securitization	286
Morgan Stanley Mortgage Capital Holdings LLC	286
Morgan Stanley Group’s Commercial Mortgage Securitization Program	286
The Morgan Stanley Group’s Underwriting Standards	288
Review of MSMCH Mortgage Loans	294
Repurchases and Replacements	296
Retained Interests in This Securitization	300
JPMorgan Chase Bank, National Association	300
General	300
JPMCB’s Securitization Program	300
Review of JPMCB Mortgage Loans	302
JPMCB’s Underwriting Standards and Processes	304
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	312
The Depositor	312
The Issuing Entity	313
The Trustee	313
The Certificate Administrator	316
The Master Servicer	319
The Special Servicer	328
The Non-Serviced Master Servicer	332
The Operating Advisor and Asset Representations Reviewer	336
Credit Risk Retention	337
General	337
Qualifying CRE Loans; Required Credit Risk Retention Percentage	340
The VRR Interest	340
CMBS 4 Sub 16, LLC	342
TH Holdco 1 (Cayman), L.P.	343
11

Description of the Certificates	349
General	349
Distributions	351
Method, Timing and Amount	351
Available Funds	352
Priority of Distributions	354
Pass-Through Rates	358
Interest Distribution Amount	360
Principal Distribution Amount	360
Certain Calculations with Respect to Individual Mortgage Loans	362
Application Priority of Mortgage Loan Collections or Whole Loan Collections	364
Allocation of Yield Maintenance Charges and Prepayment Premiums	368
Assumed Final Distribution Date; Rated Final Distribution Date	370
Prepayment Interest Shortfalls	370
Subordination; Allocation of Realized Losses	372
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	375
Certificate Administrator Reports	375
Information Available Electronically	382
Voting Rights	388
Delivery, Form, Transfer and Denomination	388
Book-Entry Registration	388
Definitive Certificates	392
Certificateholder Communication	392
Access to Certificateholders’ Names and Addresses	392
Requests to Communicate	392
List of Certificateholders and VRR Interest Owners	393
Description of the Mortgage Loan Purchase Agreements	394
General	394
Dispute Resolution Provisions	404
Asset Review Obligations	404
Pooling and Servicing Agreement	404
General	404
Servicing Standard	405
Subservicing	407
Advances	408
P&I Advances	408
Servicing Advances	409
Nonrecoverable Advances	410
Recovery of Advances	411
Accounts	413
Withdrawals from the Collection Account	416
Servicing and Other Compensation and Payment of Expenses	418
General	418
Master Servicing Compensation	423
Special Servicing Compensation	427
Disclosable Special Servicer Fees	432
Certificate Administrator and Trustee Compensation	433
Operating Advisor Compensation	433
Asset Representations Reviewer Compensation	434
CREFC® Intellectual Property Royalty License Fee	435
Appraisal Reduction Amounts	435
Maintenance of Insurance	443
12

Modifications, Waivers and Amendments	447
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	452
Inspections	455
Collection of Operating Information	455
Special Servicing Transfer Event	456
Asset Status Report	458
Realization Upon Mortgage Loans	462
Sale of Defaulted Loans and REO Properties	464
The Directing Certificateholder	468
General	468
Major Decisions	470
Asset Status Report	474
Replacement of the Special Servicer	475
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	475
Servicing Override	477
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	478
Rights of the Holders of Serviced Pari Passu Companion Loans	479
Limitation on Liability of Directing Certificateholder	479
The Operating Advisor	480
Duties of Operating Advisor at All Times	480
Annual Report	482
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	484
Recommendation of the Replacement of the Special Servicer	484
Eligibility of Operating Advisor	484
Other Obligations of Operating Advisor	485
Delegation of Operating Advisor’s Duties	486
Termination of the Operating Advisor With Cause	486
Rights Upon Operating Advisor Termination Event	487
Waiver of Operating Advisor Termination Event	488
Termination of the Operating Advisor Without Cause	488
Resignation of the Operating Advisor	488
Operating Advisor Compensation	489
The Asset Representations Reviewer	489
Asset Review	489
Asset Review Trigger	489
Asset Review Vote	491
Review Materials	491
Asset Review	493
Eligibility of Asset Representations Reviewer	495
Other Obligations of Asset Representations Reviewer	495
Delegation of Asset Representations Reviewer’s Duties	496
Asset Representations Reviewer Termination Events	496
Rights Upon Asset Representations Reviewer Termination Event	497
Termination of the Asset Representations Reviewer Without Cause	497
Resignation of Asset Representations Reviewer	498
Asset Representations Reviewer Compensation	498
Limitation on Liability of Risk Retention Consultation Parties	498
Replacement of the Special Servicer Without Cause	499
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	502
13

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	503
Termination of the Master Servicer or Special Servicer for Cause	503
Servicer Termination Events	503
Rights Upon Servicer Termination Event	505
Waiver of Servicer Termination Event	507
Resignation of the Master Servicer or Special Servicer	507
Limitation on Liability; Indemnification	508
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	511
Dispute Resolution Provisions	512
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	512
Repurchase Request Delivered by a Party to the PSA	512
Resolution of a Repurchase Request	513
Mediation and Arbitration Provisions	516
Servicing of the Non-Serviced Mortgage Loans	517
Servicing of the Mountain Industrial Portfolio Mortgage Loan	520
Servicing of the Hilton Waterfront Beach Resort, Freeway Business Park and 1500 Post Oak Boulevard Mortgage Loans	521
Rating Agency Confirmations	522
Evidence as to Compliance	524
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	526
Termination; Retirement of Certificates	526
Amendment	528
Resignation and Removal of the Trustee and the Certificate Administrator	530
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	532
Certain Legal Aspects of Mortgage Loans	532
General	533
Types of Mortgage Instruments	534
Leases and Rents	534
Personalty	535
Foreclosure	535
General	535
Foreclosure Procedures Vary from State to State	535
Judicial Foreclosure	535
Equitable and Other Limitations on Enforceability of Certain Provisions	536
Nonjudicial Foreclosure/Power of Sale	536
Public Sale	536
Rights of Redemption	538
Anti-Deficiency Legislation	538
Leasehold Considerations	539
Cooperative Shares	539
Bankruptcy Laws	540
Environmental Considerations	547
General	547
Superlien Laws	547
CERCLA	548
Certain Other Federal and State Laws	548
Additional Considerations	549
Due-on-Sale and Due-on-Encumbrance Provisions	549
Subordinate Financing	549
14

Default Interest and Limitations on Prepayments	550
Applicability of Usury Laws	550
Americans with Disabilities Act	550
Servicemembers Civil Relief Act	551
Anti-Money Laundering, Economic Sanctions and Bribery	551
Potential Forfeiture of Assets	552
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	552
Pending Legal Proceedings Involving Transaction Parties	554
Use of Proceeds	554
Yield and Maturity Considerations	554
Yield Considerations	554
General	554
Rate and Timing of Principal Payments	555
Losses and Shortfalls	556
Certain Relevant Factors Affecting Loan Payments and Defaults	556
Delay in Payment of Distributions	557
Yield on the Certificates with Notional Amounts	558
Weighted Average Life	558
Pre-Tax Yield to Maturity Tables	562
Material Federal Income Tax Considerations	565
General	565
Qualification as a REMIC	565
Status of Offered Certificates	568
Taxation of Regular Interests	568
General	568
Original Issue Discount	568
Acquisition Premium	571
Market Discount	571
Premium	572
Election To Treat All Interest Under the Constant Yield Method	572
Treatment of Losses	573
Yield Maintenance Charges and Prepayment Premiums	574
Sale or Exchange of Regular Interests	574
Taxes That May Be Imposed on a REMIC	575
Prohibited Transactions	575
Contributions to a REMIC After the Startup Day	575
Net Income from Foreclosure Property	575
REMIC Partnership Representative	576
Taxation of Certain Foreign Investors	576
FATCA	577
Backup Withholding	577
Information Reporting	578
3.8% Medicare Tax on “Net Investment Income”	578
Reporting Requirements	578
Certain State and Local Tax Considerations	579
Method of Distribution (Conflicts of Interest)	579
Incorporation of Certain Information by Reference	582
Where You Can Find More Information	583
Financial Information	583
Certain ERISA Considerations	584
General	584
Plan Asset Regulations	584
15

Administrative Exemptions	585
Insurance Company General Accounts	587
Legal Investment	588
Legal Matters	589
Ratings	589
Index of Defined Terms	593

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

17

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates, the VRR Interest and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates and the VRR Interest;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and the VRR Interest and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate
18

aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK5 2026-5YR22 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS): (A) THE EXPRESSION “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”); AND (B) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES. CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO EU QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF OFFERED CERTIFICATES IN THE EEA MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER

19

HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS): (A) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED, OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRs”); AND (B) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES. CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

20

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRs OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO UK QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF OFFERED CERTIFICATES IN THE UK MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK OF THE FCA HANDBOOK (AS AMENDED, THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE

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ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE CONDUCT OF BUSINESS SOURCEBOOK OF THE FCA HANDBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT: (A) IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK; (B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED, AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED, AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND (C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUANCE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES (EACH AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION, OR REFRAIN FROM TAKING ANY ACTION, FOR PURPOSES OF, OR IN CONNECTION WITH, COMPLIANCE BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS SUBJECT TO THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES; AND THIS MAY, AMONGST OTHER THINGS, HAVE A NEGATIVE IMPACT ON THE VALUE AND LIQUIDITY OF THE CERTIFICATES, AND OTHERWISE AFFECT THE SECONDARY MARKET FOR THE CERTIFICATES.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION RULES AND UK SECURITIZATION RULES” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH

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SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization

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transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2026-5YR22, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association

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●	Morgan Stanley Bank, N.A., a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	9	$223,590,000	26.2%
Bank of America, National Association	Bank of America, National Association	6	224,400,000	26.3
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	7	193,665,000	22.7
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	4	129,086,292	15.1
Wells Fargo Bank, National Association / Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC (2)	Wells Fargo Bank, National Association / Bank of America, National Association / Morgan Stanley Bank, N.A.	1	81,500,000	9.6
Total		27	$852,241,292	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Mountain Industrial Portfolio mortgage loan (9.6%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC. The Mountain Industrial Portfolio mortgage loan is evidenced by eight (8) promissory notes: (i) notes A-3-1-1-2 and A-4-1-1-2 with an aggregate outstanding principal balance of $43,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; (ii) notes A-3-2-2, A-4-2-2, A-3-2-3 and A-4-2-3 with an aggregate outstanding principal balance of $19,250,000 as of the cut-off date, as to which Bank of America, National Association is acting as mortgage loan seller and (iii) notes A-3-5-1 and A-4-5-1 with an aggregate outstanding principal balance of $19,250,000 as of the cut-off date, as to which and Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to act as the master servicer under the pooling and servicing agreement with respect to the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any

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mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Master

Servicer	Midland Loan Services, a Division of PNC Bank, National Association, acts as the master servicer and/or primary servicer with respect to certain non-serviced whole loans. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Non-Serviced Master Servicer”.
Special Servicer	KeyBank National Association, a national banking association, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas

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66211. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

KeyBank National Association is expected to be appointed as the special servicer by CMBS 4 Sub 16, LLC (or its affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or excluded loan) and any related serviced companion

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loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

KeyBank National Association, or its affiliate, assisted CMBS 4 Sub 16, LLC and its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Deutsche Bank National Trust Company, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

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The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing

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certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G-RR and Class H-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, (a) CMBS 4 Sub 16, LLC or its affiliate, and in each case an entity advised by Prime Finance Advisor, L.P., is expected to purchase 75% of the Class X-E, Class X-F, Class E, Class F, Class G-RR and Class H-RR certificates and may purchase additional certificates, (b) TH Holdco 1 (Cayman), L.P. or its affiliate is expected to purchase 25% of the Class X-E, Class X-F, Class E, Class F, Class G-RR and Class H-RR certificates and may purchase additional certificates and (c) CMBS 4 Sub 16, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial

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directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Parties	The “risk retention consultation parties” will be (i) a party selected by Wells Fargo Bank, National Association, (ii) a party selected by Bank of America, National Association, (iii) a party selected by Morgan Stanley Bank, N.A., and (iv) a party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party or any holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential

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relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in June 2026 (or, in the case of any mortgage loan that has its first payment due date after June 2026, the date that would have been its payment due date in June 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about June 11, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Florida, Georgia, Maryland, New York, North Carolina, Texas, or any of the jurisdictions in which the respective primary servicing offices of the master servicer, the special servicer or the operating advisor or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

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Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	March 2031
Class A-2	March 2031
Class A-3	May 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	May 2031
Class B	May 2031
Class C	May 2031

The rated final distribution date will be the distribution date in June 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-5YR22:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R.

The Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$1,563,000	0.183%	30.000%
Class A-2	$60,000,000	7.040%	30.000%
Class A-3	$521,284,000	61.166%	30.000%
Class X-A	$582,847,000	NAP	NAP
Class X-B	$152,998,000	NAP	NAP
Class A-S	$75,979,000	8.915%	20.875%
Class B	$43,713,000	5.129%	15.625%
Class C	$33,306,000	3.908%	11.625%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represent the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	4.86400%
Class A-2	5.22500%
Class A-3	5.71300%
Class X-A	0.52381%
Class X-B	0.13048%
Class A-S	6.01900%
Class B	6.18430%
Class C	5.96200%

(1)	The pass-through rate for each class of the Class A-1 and Class A-2 certificates for any distribution date will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rates for the Class A-3, Class A-S and Class C certificates for any distribution date will, in each case, be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class B certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their

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respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

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The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.00250% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate ranging between 0.00125% per annum and 0.00250% per annum.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to, with respect to KeyBank National Association, the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01106%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $1,250 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will also be entitled to a fee on each distribution date

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calculated on the outstanding principal amount of each mortgage loan and successor REO loan (including any non-serviced mortgage loan, but excluding any related companion loans) at a rate equal to 0.00149% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00024%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum

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rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Mountain Industrial Portfolio	0.000005% per annum	0.15000%
Hilton Waterfront Beach Resort	0.00250% per annum	0.25000%(2)
Freeway Business Park	0.00250% per annum	0.25000%(2)
1500 Post Oak Boulevard	0.00125% per annum	0.25000%(2)

(1)	Included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $5,000 for the related whole loan for any month in which such fee is payable.

Distributions

A. Allocation between
    VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to

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the holders of the certificates, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of principal balance certificates and (y) the initial principal balance of the VRR Interest and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlements”.

B. Amount and Order

    of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates based on their respective percentage allocation entitlement (other than any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal on the certificates will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above.

Third, to the Class A-1, Class A-2 and Class A-3 certificates to reimburse the Class A-1, Class A-2 and

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Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

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Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date and the VRR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

    Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates (other than the Class R certificates), on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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E. Subordination,

    Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which losses allocated to the certificates are further allocated to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates and the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

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(1)	The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates are interest-only certificates.
(2)	The VRR Interest and the Class X-D, Class X-E and Class X-F certificates are not offered by this prospectus.
(3)	Other than the Class X-D, Class X-E, Class X-F and Class R certificates and the VRR Interest.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

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●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

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The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the

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master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-seven (27) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred eighty-four (184) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $852,241,292.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-seven (27) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Southeast MHP Portfolio	$85,000,000	9.97%	$80,000,000	NAP	67.9%	67.9%	1.31x	1.31x
Mountain Industrial Portfolio	$81,500,000	9.6%	$1,087,900,000	$450,600,000	49.8%	68.9%	1.93x	1.25x
West Memorial Place	$65,000,000	7.6%	$41,000,000	NAP	56.4%	56.4%	1.42x	1.42x
The Towers at Cupertino City Center	$60,000,000	7.0%	$85,000,000	NAP	63.6%	63.6%	1.69x	1.69x
Hilton Waterfront Beach Resort	$47,000,000	5.5%	$80,000,000	NAP	58.0%	58.0%	1.79x	1.79x
Freeway Business Park	$30,000,000	3.5%	$65,000,000	NAP	60.5%	60.5%	1.99x	1.99x
1500 Post Oak Boulevard	$20,000,000	2.3%	$120,000,000	NAP	50.8%	50.8%	2.40x	2.40x
(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(3)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.

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Each of the Southeast MHP Portfolio whole loan, West Memorial Place whole loan and The Towers at Cupertino City Center whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Mountain Industrial Portfolio	MTN 2026-LPFX	9.6%	Midland Loan Services, a Division of PNC Bank, National Association	BSP Special Servicer, LLC	Computershare Trust Company, National Association
Hilton Waterfront Beach Resort	BANK5 2026-5YR21	5.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Freeway Business Park	BANK5 2026-5YR21	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
1500 Post Oak Boulevard	BANK5 2026-5YR21	2.3%	Midland Loan Services, a Division of PNC Bank, National Association(2)	LNR Partners, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Mountain Industrial Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	BSP RR Credit Investments I, LLC
Hilton Waterfront Beach Resort	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund VI, L.P.
Freeway Business Park	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund VI, L.P.
1500 Post Oak Boulevard	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund VI, L.P.

(1)	As of the closing date of the related securitization.
(2)	With respect to the 1500 Post Oak Boulevard mortgage loan, Trimont, as primary servicer, will be responsible for performing the primary servicing pursuant to a primary servicing agreement as further described under “Transaction Parties—Master Servicer—Trimont BANK5 2026-5YR21 Primary Servicing Agreement”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the

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principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$852,241,292
Number of mortgage loans	27
Number of mortgaged properties	184
Range of Cut-off Date Balances	$3,337,000 to $85,000,000
Average Cut-off Date Balance per mortgage loan	$31,564,492
Range of Interest Rates	4.697419% to 7.7900%
Weighted average Interest Rate	6.2019%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	300 months to 330 months
Weighted average original amortization term(2)	320 months
Range of remaining amortization terms(2)	299 months to 330 months
Weighted average remaining amortization term(2)	320 months
Range of Cut-off Date LTV Ratios(3)(4)	25.8% to 68.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	60.1%
Range of LTV Ratios as of the maturity date(3)(4)	25.8% to 68.6%
Weighted average LTV Ratio as of the maturity date(3)(4)	60.0%
Range of U/W NCF DSCRs(4)(5)	1.28x to 3.68x
Weighted average U/W NCF DSCR(4)(5)	1.58x
Range of U/W NOI Debt Yields(4)	6.4% to 25.6%
Weighted average U/W NOI Debt Yield(4)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	95.9%
Interest-only, Amortizing Balloon	2.7%
Amortizing Balloon	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-five (25) mortgage loans (collectively, 95.9%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the

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Mountain Industrial Portfolio mortgage loan (9.6%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 68.9%, 68.9%, 1.25x and 7.6%, respectively.

(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described in the four following paragraphs, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

With respect to the Storage of America Portfolio 2 mortgage loan (7.5%), the SOA - Range Road mortgaged property was acquired by the borrower sponsor from a receiver through a foreclosure sale.

With respect to the Gardenhouse mortgage loan (3.6%), the borrower defaulted on monthly debt service payments and reserve deposits on the prior securitized loan secured by the mortgaged property (the “Prior Gardenhouse Loan”) in January and February 2026, and thereafter defaulted in repayment of the Prior Gardenhouse Loan at its maturity in February 2026. On February 17, 2026 the servicer of the Prior Gardenhouse Loan notified the borrower by electronic mail that it would require the Prior Gardenhouse Loan to be brought current and $3,000,000 of principal to be repaid by March 31, 2026 in order to refrain from transferring the Prior Gardenhouse Loan to special servicing and waive accrued default interest of $214,019. On the same date, counsel for the servicer sent the borrower a reservation of rights letter. The borrower made the $3,000,000 principal payment, and upon the refinancing of the Prior Gardenhouse Loan with the current mortgage loan on April 21, 2026, the Prior Gardenhouse Loan was repaid in full, provided that default interest and late fees may have been waived.

With respect to the 100 Challenger mortgage loan (1.4%), the previous loan (the “Previous Loan”) secured

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by the mortgaged property, with a remaining balance of approximately $12 million at its maturity in December 2025, was in a maturity default at the time of origination solely as a function of delay in obtaining a new loan to refinance the Previous Loan, not underlying property performance. The Previous Loan had not experienced any performance-related default prior to the maturity default.

With respect to the 32 West Apartments mortgage loan (1.2%), the prior mortgage on the related mortgaged property had an original maturity date of December 1, 2025 and the prior lender granted an extension and the loan was repaid in full with the related Mortgage Loan refinancing.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to fourteen (14) of the mortgaged properties (20.6%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described

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under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and“—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended will apply to this securitization.

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An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained as a combination of (i) an “eligible vertical interest” in the form of the VRR Interest, and (ii) an “eligible horizontal residual interest” consisting of the Class G-RR and Class H-RR certificates (the “Horizontal Risk Retention Certificates”). For a further discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by JPMorgan Chase Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Rules and

UK Securitization Rules	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (each as defined below). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and VRR Interest owners

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may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at cmsview.trimont.com
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, including the Mountain Industrial Portfolio mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement,

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may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holder(s) (as a collective whole as if such certificateholders, VRR Interest owners and companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

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Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to

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constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, industrial, multifamily, manufactured housing, self storage, hospitality and retail) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern

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and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain

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monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
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●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

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A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
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In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

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Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a

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lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government

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transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in
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payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the pandemic ends, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the

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company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property

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may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than
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12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain multifamily properties may have a significant percentage of units leased to companies or non-profit organizations that use such units to provide short term housing to transient tenants, including but not limited to corporate or leisure travelers, or transitional housing for people undergoing various types of rehabilitation. Such leases to companies or non-profits may pose additional risks, including the risk that a large block of units may be vacated at once if the short-term housing provider elects to stop leasing at the mortgaged property, as well as less ability to vet the ultimate tenants.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease;

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entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the

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time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

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Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a non-conforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

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Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. Moreover, manufactured housing pads are often leased on a month-to-month basis, which can cause further fluctuations. In addition, certain tenants at manufactured housing communities lease multiple pads, and sublease the pads, or mobile homes at the pads, to residents, which creates a more concentrated risk related to such tenants.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
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●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
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●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we

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cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower including, but not limited to, certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Certain hospitality properties may receive significant revenue from one or more corporate customers, which book multiple room nights for employees travelling to or staying in the local area for business purposes. For example, hospitality properties located near airports may have multiple room nights booked for airlines on behalf of their flight crews. In the event that such a corporate customer determines to instead book rooms at a competing hospitality property, experiences a change in its business such that fewer room nights are needed, or ceases or reduces its business at the hospitality property for any other reason, such hospitality property may lose significant revenue.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

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In addition, hospitality properties are subject to the potential risks associated with concentration of resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further,

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may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, franchise, license or management agreements may contain limitations on the financing of a Mortgaged Property, including but not limited to, maximum loan-to-value ratio and/or minimum debt service coverage ratio requirements, or requirements regarding the qualifications of the lender. Such limitations may make it more difficult for a Mortgage Loan secured by a hospitality property that is subject to a franchise, license or management agreement to be refinanced.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy

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at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

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The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to

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renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

RV Park/Boat Storage Properties Have Special Risks

RV park/boat storage properties may be subject to seasonal fluctuations in occupancy and rents. Additionally, such properties may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. In addition, in certain cases, RV park/boat storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

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See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below and “—Risks of Commercial and Multifamily Lending Generally” above.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing and RV Park Properties”.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and

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warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain

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liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security

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Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders and VRR Interest owners may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: office, industrial, multifamily, manufactured housing, self storage, hospitality and retail. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those

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mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, North Carolina, Georgia and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

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Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
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●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”;

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

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Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

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For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location,

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clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

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Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty

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no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. Certain buildings may be insured under the State of California’s FAIR Plan. See “Description of the Mortgage Pool—Insurance Considerations”. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less

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physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required

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or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such

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insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage

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available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for

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inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or

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projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for

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the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and“—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

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As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

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Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial

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Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may

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have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account

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on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities

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and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own

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searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage

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loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.
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With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be

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held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged

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property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a

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material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes

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title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, an initial risk retention consultation party and the holder of one or more companion loans relating to the Mountain Industrial Portfolio whole loan, The Towers at Cupertino City Center whole loan and the 1500 Post Oak Boulevard whole loan, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for

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offered certificates and/or the VRR Interest. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their

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businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if such risk retention consultation party or such VRR Interest owner(s) holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, in each case as holders of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, Bank of America, National Association’s, Morgan Stanley Bank, N.A.’s or JPMorgan Chase Bank,

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National Association’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association (in each case as holders of the VRR Interest) or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades

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and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, each an affiliate of an Underwriting Entity, or any of their affiliates takes in its capacity as a holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

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Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2026-5YR22

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non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Trimont LLC is expected to act as the master servicer, and it serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

CMBS 4 Sub 16, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement (other than with respect to any non-serviced mortgage loan and any excluded loan), and KeyBank National Association is expected to act as a special servicer. Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that each of the master servicer and special servicer for this transaction may act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

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In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that CMBS 4 Sub 16, LLC or its affiliate will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and

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any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See

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“Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available

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Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-E, Class X-F, Class E, Class F, Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the

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Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan if applicable, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions

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might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Rules and UK Securitization Rules

Prospective investors should be aware of the following matters which may, in certain cases, be relevant to an investor’s own regulatory obligations; and may, in any case, adversely affect the value and liquidity of the certificates.

In the European Economic Area (“EEA”), certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively the “EU Securitization Rules”). These include certain requirements (the “EU Investor Requirements”) imposed on institutional investors, as defined for purposes of the EU Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the EU Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC; (b) an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (unless not subject thereto), or an investment manager or an authorized entity appointed by such an institution; (c) an alternative investment fund manager, as defined in Directive 2011/61/EU, that manages and/or markets alternative investment funds in the EEA; (d) an internally-managed UCITS, which is an investment company authorized in accordance with Directive 2009/65/EC and which has not designated a management company authorized under that Directive for its management, or a management company, as defined in that Directive; or (e) a credit institution or an investment firm, each as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”). In addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”

Pursuant to the EU Investor Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules. Aspects of the EU Investor Requirements, and what is or will be required for an EU Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.

The consequences of a failure to comply with the EU Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.

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In the United Kingdom (“UK”), certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by each of the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively the “UK Securitization Rules”). These include certain requirements (the “UK Investor Requirements”) imposed on institutional investors, as defined for purposes of the UK Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the UK Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) the trustees or managers of an occupational pension scheme, as defined in the Pension Schemes Act 1993, that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of the FSMA; (c) an AIFM, as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a UCITS, as defined in the FSMA, which is an authorized open ended investment company, as defined in the FSMA, or a management company, as defined in the FSMA; or (e) a CRR firm or an FCA investment firm, each as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “UK CRR”). In addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

Pursuant to the UK Investor Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject. Aspects of the UK Investor Requirements, and what is or will be required for a UK Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.

The consequences of a failure to comply with the UK Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any EU Investor Requirements or any UK Investor Requirements.

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In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the certificates may not be a suitable investment for an EU Institutional Investor or a UK Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Certain reforms have been proposed to the EU Securitization Rules and the UK Securitization Rules. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Investor Requirements and the UK Investor Requirements, respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitizations).

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Securitization Rules or the UK Securitization Rules (as relevant), their compliance with any applicable requirement thereof and the implications of any future changes thereto.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
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●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other

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person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and

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methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required

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replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans
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increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

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Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates
A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the

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payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) and the VRR Interest balance of the VRR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) and the VRR Interest balance of the VRR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

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Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B and Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class A-S and Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates (other than the Class R Certificates) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing

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certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most

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senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and

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servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                 may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)              may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)             may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

(v)                will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time,

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as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that

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so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and VRR Interest owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with

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respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
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●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

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Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates or the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Mountain Industrial Portfolio mortgage loan (9.6%), each related mortgage loan seller will be obligated to take the remedial actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

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A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master

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servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a

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letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Master Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its third-party

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master servicing and primary servicing business (exclusive of Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae) to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo and Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo of this master and primary servicing business to Trimont, will not cause disruptions in the performance by Trimont of its duties and obligations as master servicer under the pooling and servicing agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon

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liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Code. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither the Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this prospectus does not purport to describe any aspects of the income tax laws of the state or locality in which the Property is located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Borrower or the Property or on some other basis, may

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require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide

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ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Certain tariffs may have significant or disproportionate impacts on specific tenants at the mortgaged properties. Any of the foregoing impacts on the economy, the supply chain or tenants may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the

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issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the

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offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is

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being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchasers will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or any third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-seven (27) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $852,241,292 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in June 2026 (or, in the case of any Mortgage Loan that has its first payment due date after June 2026, the date that would have been its payment due date in June 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (45.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

In particular, with respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), the related Whole Loan is evidenced by (i) the non-Florida notes (in an aggregate original principal amount of approximately $1,515,441,133) executed by each of the borrowers other than the Florida borrowers, which are secured by all of the mortgages (other than the Florida mortgages) which encumber, collectively, the Mortgaged Properties located outside the state of Florida (such mortgages, the “Non-Florida Mortgages”) and (ii) the Florida notes (with an aggregate original principal amount of approximately $104,558,867) executed by the Florida borrowers, which are secured by mortgages, each of which encumbers the applicable Mortgaged Property located in the state of Florida (the “Florida Mortgages”). The Florida Mortgages secure only the Florida notes, and only the Florida borrowers have any obligation under the Florida notes or to repay any Florida note, and the Non-Florida Mortgages secure all of the notes other than the Florida notes; provided, that all of the non-Florida borrowers delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, the Florida notes.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	9	18	$ 223,590,000	26.2%
Bank of America, National Association	Bank of America, National Association	6	23	224,400,000	26.3
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	7	47	193,665,000	22.7
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	4	6	129,086,292	15.1
Wells Fargo Bank, National Association / Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC (2)	Wells Fargo Bank, National Association / Bank of America, National Association / Morgan Stanley Bank, N.A.	1	90	81,500,000	9.6
Total		27	184	$ 852,241,292	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Mountain Industrial Portfolio Mortgage Loan (9.6%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC. The Mountain Industrial Portfolio Mortgage Loan is evidenced by eight (8) promissory notes: (i) notes A-3-1-1-2 and A-4-1-1-2 with an aggregate outstanding principal balance of $43,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; (ii) notes A-3-2-2, A-4-2-2, A-3-2-3 and A-4-2-3 with an aggregate outstanding principal balance of $19,250,000 as of the Cut-off Date, as to which Bank of America, National Association is acting as mortgage loan seller and (iii) notes A-3-5-1 and A-4-5-1 with an aggregate outstanding principal balance of $19,250,000 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity

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or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Mountain Industrial Portfolio Mortgage Loan (9.6%) for which each of Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., Bank of America, N.A., UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 11, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Southeast MHP Portfolio Mortgage Loan or the Southeast MHP Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Southeast MHP Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Southeast MHP Portfolio Mortgaged Properties ); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

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Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised

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values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Southeast MHP Portfolio(1)	9.97%	67.9%	67.9%	$243,000,000	70.9%	70.9%	$232,825,000
Mountain Industrial Portfolio(2)	9.6%	49.8%	49.8%	$2,350,000,000	54.3%	54.3%	$2,152,000,000
West Memorial Place(3)	7.6%	56.4%	56.4%	$188,000,000	57.3%	57.3%	$185,000,000
Setna Industrial Portfolio(4)	4.6%	62.5%	62.5%	$63,200,000	65.0%	65.0%	$60,800,000
Freeway Business Park(5)	3.5%	60.5%	60.5%	$157,000,000	64.2%	64.2%	$148,000,000
Greensboro-High Point Marriott Airport(6)	2.7%	59.7%	57.9%	$38,500,000	63.0%	61.1%	$36,500,000
8500 Sunset Blvd(7)	1.5%	54.1%	54.1%	$24,009,100	59.1%	59.1%	$22,000,000

(1)	The Other Than “As-Is” Appraised Value represents a portfolio appraised value, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Mortgaged Properties as a whole if sold in their entirety to a single buyer.
(2)	The Other Than "As-Is" Appraised Value represents a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium over the aggregate “as-is” Appraised Values of the individual Mortgaged Properties, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 49.8% for the Mountain Industrial Portfolio Senior Loan and 68.9% for the Mountain Industrial Portfolio Whole Loan. The aggregate of the “as-is” Appraised Values of the Mortgaged Properties as of February 3, 2026 through February 11, 2026 is $2,152,070,000. Excluding the portfolio premium, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.
(3)	The Other Than “As-Is” Appraised Value represents a “Prospective Market Value Upon Funded Reserve Account” value as of March 27, 2026, which is subject to the extraordinary assumption that a reserve was fully funded at the origination of the West Memorial Place Whole Loan to cover capital expenditure and speculative lease-up costs such as tenant improvements and leasing commissions (“TI/LCs”). At loan origination, the borrower deposited $5,149,153 into a rollover reserve for TI/LCs for speculative leasing.
(4)	The Other Than “As-Is” Appraised Value with respect to the 1345 South 52nd Street individual Mortgaged Property is based on the “Prospective Market Value Upon Completion”, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of loan origination, the renovation had concluded.
(5)	The Other Than “As-Is” Appraised Value represents an “Upon Completion” value as of April 1, 2026, which assumes that all the leasing costs are paid for the second largest tenant, County of LA - DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339 was reserved at the origination of the Freeway Business Park Whole Loan. The appraiser concluded an “As-Is” appraised value of $148,000,000 as of July 24, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is” appraised value are 64.2% and 64.2%, respectively.
(6)	The Other Than “As-Is” Appraised Value represents the “As Is (Funded PIP)” appraised value as of February 2, 2026, which assumes that there are is $2.0 million reserved for a property improvement plan (“PIP”). At origination, the borrower reserved $2,000,000 for a franchisor-required PIP.
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(7)	The Other Than “As-Is” Appraised Value represents the “Prospective Market Value with a Funded Reserve Account” value as of March 18, 2026, of $24,009,100, which assumes that a tenant improvement allowance of $2,009,100 for Kith, the sole tenant at the related Mortgaged Property, was funded at loan origination. The borrower sponsor provided Kith with $1,808,190 in tenant improvement allowance prior to loan origination and the borrower deposited the remaining $200,910 at loan origination.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company

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expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as

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described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

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“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
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●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to
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obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

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“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In

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addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

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For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally

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estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units”, “Rooms”, “Pads”, “Spaces” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operated as a self storage property, the number of self storage units, and (e) in the case of a Mortgaged Property operated as a parking garage property, the number of parking spaces.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), the Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B, C and D-1 of the Mountain Industrial Portfolio Whole Loan, with approximate initial balances of $933,242,770, $100,929,102, $94,181,753 and $41,046,376, respectively, and per annum

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rates equal to 4.99373%, 5.28605%, 5.57805% and 5.86972%, respectively. The Mountain Industrial Portfolio Subordinate Companion Loans evidence Components D-2, E, F and HRR, with initial balances of $25,500,000, $157,400,000, $203,575,000 and $64,125,000, respectively, and per annum rates equal to 5.86972%, 6.35514%, 7.51656% and 9.44116%, respectively. As of the Closing Date, the interest rate of the Mountain Industrial Portfolio Mortgage Loan is 5.096767533% and the weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788%.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$852,241,292
Number of Mortgage Loans	27
Number of Mortgaged Properties	184
Range of Cut-off Date Balances	$3,337,000 to $85,000,000
Average Cut-off Date Balance per Mortgage Loan	$31,564,492
Range of Interest Rates	4.697419% to 7.7900%
Weighted average Interest Rate	6.2019%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	300 months to 330 months
Weighted average original amortization term(2)	320 months
Range of remaining amortization terms(2)	299 months to 330 months
Weighted average remaining amortization term(2)	320 months
Range of Cut-off Date LTV Ratios(3)(4)	25.8% to 68.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	60.1%
Range of LTV Ratios as of the maturity date(3)(4)	25.8% to 68.6%
Weighted average LTV Ratio as of the maturity date(3)(4)	60.0%
Range of U/W NCF DSCRs(4)(5)	1.28x to 3.68x
Weighted average U/W NCF DSCR(4)(5)	1.58x
Range of U/W NOI Debt Yields(4)	6.4% to 25.6%
Weighted average U/W NOI Debt Yield(4)	10.5%
Percentage of Initial Pool Balance consisting of:
Interest Only	95.9%
Interest-only, Amortizing Balloon	2.7%
Amortizing Balloon	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-five (25) mortgage loans (collectively, 95.9%) identified on Annex A-1, which are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related Subordinate Companion Loans are 68.9%, 68.9%, 1.25x and 7.6%, respectively.
(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

The issuing entity will include seven (7) Mortgage Loans (44.5%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions

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and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	6	$191,919,635	22.5%
Suburban	4	166,586,292	19.5
CBD	1	20,000,000	2.3
Medical	1	5,333,343	0.6
Industrial	95	$148,790,949	17.5%
Warehouse/Distribution	85	96,067,097	11.3
Warehouse	3	39,500,000	4.6
Flex	1	9,800,000	1.1
Manufacturing/Distribution	5	3,018,638	0.4
Storage/Warehouse	1	405,215	0.0
Multifamily	12	$138,010,000	16.2%
Mid Rise	3	73,010,000	8.6
Student Housing	9	65,000,000	7.6
Manufactured Housing	44	$130,207,000	15.3%
Manufactured Housing	43	125,638,687	14.7
Manufactured Housing/RV Park	1	4,568,313	0.5
Self Storage	12	$87,658,000	10.3%
Self Storage	12	87,658,000	10.3
Hospitality	3	$87,000,000	10.2%
Full Service	2	70,000,000	8.2
Extended Stay	1	17,000,000	2.0
Retail	12	$68,655,708	8.1%
Single Tenant	5	27,005,708	3.2
Anchored	2	23,117,443	2.7
Unanchored	3	10,184,008	1.2
Shadow Anchored	2	8,348,549	1.0
Total	184	$852,241,292	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not

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request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the West Memorial Place Mortgage Loan (7.6%), the related Mortgaged Property is comprised of (i) 682,395 square feet of office space (approximately 95.3% of the net rentable area) and (ii) 33,540 square feet of restaurant and amenity space (approximately 4.7% of the net rentable area) for which no rental income is underwritten.
●	With respect to the 100 Challenger Mortgage Loan (1.4%), the second largest tenant at the Mortgaged Property, Walnut Court Capital (approximately 9.7% of the net rentable area), has two separate leases, one of which expires in May 2031 and one of which expires in January 2028.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Setna Industrial Portfolio Mortgage Loan (4.6%), approximately 13.5% of the net rentable area at the entire Mortgaged Property is used as office space. In addition and separately from the foregoing, the second floor of the 475 Bond Street individual Mortgaged Property, consisting of approximately 25,000 square feet, is intended to be used as office space but is currently in shell condition.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Westwood Multifamily Portfolio Mortgage Loan (7.6%), approximately 95% of the leases are to students.
●	With respect to the Westwood Multifamily Portfolio Mortgage Loan (7.6%), with respect to the Westwood Multifamily Portfolio - 705 Gayley Avenue Mortgaged Property (1.0%), 2 of 12 units are restricted to leases to low income tenants.
●	With respect to the Gardenhouse Mortgage Loan (3.6%), two of the 18 units are reserved in perpetuity for low income housing for households earning between 80% to 120% of area median income pursuant to an affordable housing agreement with the City of Beverly Hills, California. Pursuant to such agreement, such two units must be leased at “affordable” rents as determined pursuant to California statutes.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Manufactured Housing and RV Park Properties

In the case of the manufactured housing community and RV Park properties set forth in the above chart, we note the following:

●	With respect to the Southeast MHP Portfolio Mortgage Loan (9.97%), the 3,019 units included in the Mortgaged Properties include 2,775 manufactured housing pads, 203 recreational vehicle pads and 41 apartments. As of origination 458 of the manufactured home pads (16.5% of the manufactured home pads and 15.2% of total units) are occupied by manufactured homes that are owned either by the related borrower or by an affiliate, including 311 owned by an affiliate (“Affiliate Owned Homes”) and 147 owned by the related borrower itself (“Borrower Owned Homes”, and together with the Affiliate Owned Homes, “Park Owned Homes”). The loan documents require that 44 of the Borrower Owned Homes be transferred to an affiliate of the borrowers within 60 days of the origination date. The Affiliate Owned Homes and the 44 Borrower Owned Homes required to transferred to a borrower affiliate do not constitute collateral for the Mortgage Loan, and income from such manufactured homes has not been underwritten. With respect to the remaining 103 Borrower Owned Homes, the borrowers have represented that such Borrower Owned Homes are fixtures to the Mortgaged Properties, such Borrower Owned Homes are collateral for the Mortgage Loan, and income from rental of such Borrower Owned Homes has been underwritten (and constitutes 7.7% of underwritten effective gross income for the Mortgage Loan). 33 of the Park Owned Homes are abandoned homes which are in dilapidated condition and are not leased, and 32 of the Park Owned Homes are new homes that have not yet been leased. In addition, 277 of the manufactured home pads at the Mortgaged Properties are occupied by manufactured homes that are “rent-to-own” homes, which either (i) are initially owned by an affiliate of the borrowers, as to which residents gain ownership by making scheduled rent payments to the borrower affiliate with an option or obligation to purchase the home at the end of the lease term, with rents often applied toward the purchase price or (ii) as to which title is transferred to the tenant at the beginning of the contract and the tenant makes installment payments to a borrower affiliate in respect of the purchase price of the home.

In addition, with respect to the Southeast MHP Portfolio Mortgage Loan (9.97%), the Palm Shadows Mortgaged Property (0.5%) is restricted to tenants of 55 years of age or older. Further, such Mortgaged Property contains 94.1% of the recreational vehicle pads included in the portfolio of Mortgaged Properties. The recreational vehicle pads at the Mortgaged Properties generally have seasonal occupancy.

●	With respect to the COARE Fund I Mortgage Loan (3.8%), 19 of the pads are occupied by Affiliate Owned Homes (3.9% of the 482 total pads) (17 at the Pines and White Oaks Mortgaged Property and two at the St. Cloud Mortgaged Property) and three manufactured homes at the St. Cloud Mortgaged Property and one at the HMH Mortgaged Property are financed by a borrower-affiliated entity via an installment plan with the tenant (together with the Affiliate-Owned Homes, the “Non-Collateral
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Homes”). The Non-Collateral Homes are not collateral for the Mortgage Loan, and the income from rental of the Non-Collateral Homes was not underwritten.

●	With respect to the Fort Meade Estates MHC Mortgage Loan (1.1%), the Mortgaged Property is restricted to tenants of 55 years of age or older. In addition, six of the manufactured homes on the Mortgaged Property were recently acquired by a borrower-related entity and remain vacant and 21 of the pads are not currently in leasable condition.
●	With respect to the Hilltop MHC Mortgage Loan (0.4%), the Mortgaged Property is subject to a New York State rent control ordinance which limits rent increases to 3.00% annually, unless the borrower experiences increases in operating expenses, property taxes or capital improvements costs, in which case the annual increase may be up to 6.00%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	With respect to the Prime Storage Roselle Mortgage Loan (1.7%), the Mortgaged Property is comprised of a 1,097-unit self-storage facility in Roselle, New Jersey. The borrower entered into a lease with Consolidated Rail Corporation (“Conrail”) commencing June 22, 2017 for an unimproved strip of land at the rear of the self-storage property for overflow parking. The lease is self-renewing for 1-year periods but is terminable by either party with 30 days’ notice. Because the lease prohibits leasehold financing, the Conrail-leased area is excluded as security for the loan. The appraisal obtained in connection with loan origination did not attribute any value to the Conrail-leased area, nor is such area otherwise necessary for zoning compliance. The loan documents require that the borrower exercise commercially reasonable efforts to have Conrail amend the lease to permit leasehold financing, and to include the Conrail leased space as part of the Mortgaged Property.

see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (5.5%), 38.6% of the underwritten income is attributable to food and beverage sales.
●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (5.5%), the related borrower is the lessee on a lease with the City of Huntington Beach as the lessor whereby the related borrower operates a beach side stand that rents cabanas and beach equipment (the “Cabana Lease”). Under the Cabana Lease, the related borrower collects the revenue from the rentals, and pays the City of Huntington Beach rent starting at $1,100, subject to 2% annual increases, plus percentage rent
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based on gross sales (5% low season, 10% mid-season, 12% peak-season). The Cabana Lease is not recorded. The related Mortgage Loan documents provide recourse for losses in the event the Cabana Lease is terminated, cancelled or otherwise ceases to exist as a result of the related borrower’s action, inaction or omission.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Waterfront Beach Resort	$ 47,000,000	5.5%	7/31/2030	3/1/2031
Greensboro-High Point Marriott Airport	$ 23,000,000	2.7%	12/11/2050	6/1/2031
Home2 Suites Lake Mary	$ 17,000,000	2.0%	3/31/2046	4/11/2031

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the 8500 Sunset Blvd Mortgage Loan (1.5%), 27.4% of the underwritten revenue is generated from budgeted common area maintenance, reflecting the borrower’s share of shared condominium expenses which includes insurance, utilities, repairs and maintenance and general and administrative expenses.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative

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Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical	2	4.1%
Restaurant	4	2.1%
Gym, fitness center, spa or health club	1	1.7%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit/ Room/Pad(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Southeast MHP Portfolio	$ 85,000,000	9.97%	$54,654	1.31x	67.9%	Manufactured Housing
Mountain Industrial Portfolio	$ 81,500,000	9.6%	$61	1.93x	49.8%	Industrial
West Memorial Place	$ 65,000,000	7.6%	$148	1.42x	56.4%	Office
Westwood Multifamily Portfolio	$ 65,000,000	7.6%	$325,000	1.31x	62.7%	Multifamily
Storage of America Portfolio 2	$ 63,500,000	7.5%	$48	1.28x	68.6%	Self Storage
The Towers at Cupertino City Center	$ 60,000,000	7.0%	$405	1.69x	63.6%	Office
Hilton Waterfront Beach Resort	$ 47,000,000	5.5%	$290,618	1.79x	58.0%	Hospitality
Setna Industrial Portfolio	$ 39,500,000	4.6%	$108	1.37x	62.5%	Industrial
ExchangeRight 75	$ 37,330,000	4.4%	$90	2.27x	50.0%	Various
COARE Fund I	$ 32,800,000	3.8%	$68,050	1.36x	63.6%	Manufactured Housing
Leighton District	$ 31,610,000	3.7%	$135,085	1.30x	68.1%	Multifamily
Gardenhouse	$ 31,000,000	3.6%	$1,722,222	1.30x	52.9%	Multifamily
Freeway Business Park	$ 30,000,000	3.5%	$192	1.99x	60.5%	Office
Greensboro-High Point Marriott Airport	$ 23,000,000	2.7%	$77,181	1.38x	59.7%	Hospitality
Spokane Retail Portfolio	$ 20,800,000	2.4%	$132	1.44x	68.0%	Retail
Top 3 Total/Weighted Average	$ 231,500,000	27.2%		1.56x	58.3%
Top 5 Total/Weighted Average	$ 360,000,000	42.2%		1.46x	60.9%
Top 15 Total/Weighted Average	$ 713,040,000	83.7%		1.54x	60.7%
(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit/Room/Pad, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
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(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Mountain Industrial Portfolio Whole Loan (9.6%) based on the combined senior notes and subordinate notes are 1.25x and 68.9%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (51.4%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Southeast MHP Portfolio	$ 85,000,000	9.97%
Mountain Industrial Portfolio	$ 81,500,000	9.6%
Westwood Multifamily Portfolio	$ 65,000,000	7.6%
Storage of America Portfolio 2	$ 63,500,000	7.5%
Setna Industrial Portfolio	$ 39,500,000	4.6%
ExchangeRight 75	$ 37,330,000	4.4%
COARE Fund I	$ 32,800,000	3.8%
Spokane Retail Portfolio	$ 20,800,000	2.4%
Rivercrest WMX Portfolio	$ 12,350,000	1.4%
Total	$ 437,780,000	51.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example, with respect to the Store it All-Vermont Mortgage Loan (1.1%), the related Mortgaged Property is treated as one Mortgaged Property for purposes of this prospectus, but is comprised of multiple self storage facilities

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located at different addresses, which are managed by a central office located at one of such facilities.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	14	$ 246,000,000	28.9%
Texas	13	$ 109,970,675	12.9%
North Carolina	25	$ 68,856,832	8.1%
Georgia	14	$ 44,376,820	5.2%
Florida	11	$ 43,115,215	5.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-seven (27) other states with no more than 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Seventeen (17) Mortgaged Properties (30.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.
●	Twelve (12) Mortgaged Properties(1.9%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas, Florida and Arizona among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Fourteen (14) of the mortgaged properties (20.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

●	With respect to the ExchangeRight 75 Mortgage Loan (4.4%), the related borrower is a Delaware statutory trust that permits up to 400 beneficial interest owners. The related borrower has master leased each Mortgaged Property to an affiliated master lessee that is wholly-owned by the borrower sponsor. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight 75 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

●	The Gardenhouse Mortgage Loan (3.6%) and the 8500 Sunset Boulevard Mortgage Loan (1.5%), each are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium
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owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 8500 Sunset Blvd Mortgage Loan (1.5%), the Mortgaged Property is part of a condominium structure consisting of 190 residential units and six commercial units, one of which is owned by the borrower and comprises the Mortgaged Property and two of which are owned by an affiliate of the borrower. The board of directors consists of two directors elected by the commercial unit owners (each, a “Commercial Unit Director”) and three directors elected by the residential unit owners. The Mortgaged Property represents 2.4% of the voting interest in the condominium association and 26.3% of the commercial voting interests for elections of the board of directors. Accordingly, the borrower does not have control of the condominium association or the board. However, collectively, the borrower and borrower-affiliate own 3 of the 6 commercial units, which represent 16 of the 19 commercial votes, and certain matters are considered to be “commercial owner issues” and require approval of only the commercial unit owners. No amendment to the declaration concerning certain matters, such as voting, assessments, reserves for maintenance, and expansion or contraction of the project, may be made without the prior written consent of first mortgage holders entitled to notice pursuant to the declaration or bylaws (the “Eligible Mortgage Holders”) whose mortgages encumber 51% or more of the condominiums subject to Eligible Mortgage Holders’ mortgages. In addition, at loan origination, the related borrower and the owners of the other commercial unit and the commercial garage unit have recorded a reciprocal easement agreement that requires that a unit owner will not direct a Commercial Unit Director to take any action that affects another commercial unit owner without the consent of the affected unit owner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	181	$ 828,875,842	97.3%
Leasehold	3	23,365,450	2.7
Total	184	$ 852,241,292	100%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
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In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

With respect to the Greensboro – High Point Marriott Airport Mortgage Loan (2.7%), the borrower holds a leasehold interest in the Mortgaged Property pursuant to a ground lease between the Piedmont Triad Airport Authority, a body politic and corporate of the State of North Carolina, as ground lessor, and the borrower, as ground lessee. The ground lease requires minimum annual ground rent currently equal to $337,665.24, which is payable in monthly installments and is set to adjust every 10 years from January 1, 2025 by multiplying the then-current annual minimum rent by the quotient of the then-current inflation index divided by the inflation index as of the date of the last adjustment. The inflation index is the U.S. Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, subject to adjustment or replacement in certain circumstances. In addition, the ground lease requires payment of the amount by which the ground lessee’s percentage rentals exceed the minimum rent. The ground lessee’s percentage rentals means (1) 4% of annual gross room rentals (which increases to 5.0% on and after January 1, 2029) plus (2) 1.25% of revenues from food and non-alcoholic beverages plus (3) 2.5% of revenues from alcoholic beverages According to an estoppel provided by the ground lessor, for the months of August 2025 through January 2026, the average amount by which the percentage rentals exceeded the minimum rent was $4,973 per month. Ground rent was underwritten based on 4.0% of underwritten gross room rentals, 1.25% of underwritten revenues from food and non-alcoholic beverages and 2.5% of underwritten beverage sales.

The ground lease for the Greensboro – High Point Marriott Airport Mortgage Loan (2.7%) requires the consent of the ground lessor to any transfer of the borrower’s leasehold interest, including upon a foreclosure or deed-in-lieu thereof; however, no such consent is required if the transferee is either itself a Qualified Operator or provides for the hotel located on the Mortgaged Property to be managed by a Qualified Operator throughout the remaining term of the ground lease. A “Qualified Operator” means a party that is experienced and competent in the operation of hotels that are part of a nationally recognized hotel chain.

The ground lease for the Greensboro – High Point Marriott Airport Mortgage Loan (2.7%) provides that such ground lease will be subordinate to the provisions of any existing or future agreement between the ground lessor and the United States relative to the operation or maintenance of the Piedmont Triad International Airport (the “Airport”), the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport. The ground lease further provides that should the effect of such an agreement with the United States be to substantially destroy the commercial value of the hotel located on the Mortgaged Property, the ground tenant will have the right to terminate the ground lease by giving the ground lessor written notice of its intent to do so within 90 days after the date that the ground tenant has been notified by the ground lessor of such agreement (the “Notice to Tenant Date”). In the event of such termination, the ground lessor is required to pay to the ground tenant a sum of money equal to the appraised value that the ground tenant’s leasehold estate would have had, on

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the Notice to Tenant Date, if the new agreement had not been entered into between the ground lessor and the United States, determined pursuant to an appraisal process set forth in the ground lease. Pursuant to a ground lessor estoppel, both the ground lessor and the borrower, as ground tenant, have agreed that any such termination by the ground tenant will require the consent of the lender. Notwithstanding such agreement, absent a termination of the ground lease, compensation would not be payable to the ground tenant under the ground lease provision described above.

The ground lease for the Greensboro – High Point Marriott Airport Mortgage Loan (2.7%) expires December 31, 2064. The borrower, as ground lessee, has the option to extend the term of the ground lease (but only with the approval of the Federal Aviation Administration (“FAA”)), if a sale or refinancing of the leasehold estate takes place during 2026 and the tenant closes on a refinancing of the mortgage loan that was in effect on March 1, 2026 (i.e. the prior loan secured by the Mortgaged Property), which extension would be for a sufficient period of time so that, as measured from the date of closing of such sale or refinancing of the leasehold interest, the period of time remaining in the lease term is then 50 years. Such option may be exercised by the borrower giving written notice of exercise to the ground lessor within 60 days of the closing of such sale or refinancing, contingent on FAA approval. If the FAA approves the extension, the borrower is obligated under the terms of the ground lease to implement the PIP required by its franchisor (as described under “—Redevelopment, Renovation and Expansion”) by the required time frame in order for the extension to be valid. On May 5, 2026 the borrower sent a notice of exercise of such extension option to the ground lessor by electronic mail. However, there can be no assurance that the FAA will approve the extension, that other conditions to the extension will be satisfied, or that the ground lease term will be extended.

In addition, with respect to the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%), according to a ground lease estoppel signed by the ground lessor and accepted and agreed to by the borrower, as ground lessee, there is a dispute between the ground lessor and the borrower, as ground lessee, regarding the maintenance and repair of a bridge over a stream crossing on Marriott Drive, which is in disrepair (the “Bridge” ). The estoppel states that (i) the ground lessee has responsibility for maintaining the Bridge under the ground lease, but that the borrower has stated that it could not do so because the ground lessor has not maintained the spillway, (ii) due to the unstable condition of the Bridge, the segment of Marriott Drive that crosses the Bridge from Ted Johnson Parkway to the ground leased premises has been closed and (iii) the ground lessor and borrower are discussing a settlement which would involve the removal of the Bridge and the permanent closure of that segment of Marriott Drive. There can be no assurance that a settlement will be reached.

The non-recourse carveout guarantor of the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%) has provided a payment guaranty in the amount of $7,000,000 with respect to such Mortgage Loan (excluding 2026 debt service payments). Such payment guaranty will terminate if both (A) (i) the FAA has provided written approval to the extension of the term of the ground lease, (ii) the borrower has implemented the PIP for the Mortgaged Property, and (iii) the ground lease has been extended for an additional 50 years measured from the origination date (provided that if the FAA changes its policies and determines the maximum permissible extension term for ground leases approved by it is between 45 and 50 years, the ground lease may be extended for the maximum permissible extension term rather than for 50 years) and (B) a Bridge Resolution has occurred. A “Bridge Resolution” means (i) the ground lessor and the borrower have executed a settlement agreement reasonably acceptable to the lender with respect to the bridge dispute, (ii) the parties have satisfied their obligations under the settlement agreement and (iii) the ground lessor has provided a reasonably acceptable estoppel to the lender regarding

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the satisfaction of the obligations under the settlement agreement and certain other matters.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), the Phase I environmental site assessment obtained in connection with loan origination identified various environmental issues at certain of the constituent properties, as follows:
o	Concerning the 584 US Highway 130 Mortgaged Property (0.4%), having an allocated loan amount of $67,748,726 or 4.2% of the related Whole Loan amount, an REC associated with prior onsite industrial manufacturing uses was identified, including soil, soil vapor and groundwater contamination at elevated concentrations. Groundwater monitoring is ongoing, and the remedial approach is based on natural attenuation. An Administrative Consent Order issued in April 2025 requires that all remedial actions be completed by October 2029. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $110,000.
o	Concerning the 1601 Brown Road Mortgaged Property (0.2%), having an allocated loan amount of $28,981,399 or 1.8% of the related Whole Loan
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amount, an REC was identified in connection with a 20,000-gallon diesel fuel underground storage tank (“UST”) used for fleet fueling. The UST is 19 years old and no compliance testing documentation exists. No releases are reported. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $490,000.

o	Concerning the 3466 Shippers Drive Mortgaged Property (0.2%), having an allocated loan amount of $27,551,148 or 1.7% of the related Whole Loan amount, an REC associated with prior orchard uses was identified, including arsenic and possibly metals in shallow soils. Some soil removal was conducted incidental to current development of the site, including extensive paved areas, but formal abatement testing and documentation was not obtained. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $235,000.
o	Concerning the 8411 Florida Mining Boulevard Mortgaged Property (0.1%), having an allocated loan amount of $22,658,185 or 1.4% of the related Whole Loan amount, an REC was identified in connection with a two 20,000-gallon diesel fuel UST used for fleet fueling. The UST’s were installed in 2003 and 2017, and no compliance testing documentation exists. No releases are reported. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $550,000.
o	Concerning the 1103 Powderhouse Road SE Mortgaged Property (0.1%) (having an allocated loan amount of $21,679,592 or 1.3% of the related Whole Loan amount), an REC associated with past auto part manufacturing, large quantity chemical use and storage and large quantity hazardous waste generator status was identified, including oil staining that is indicative of an oil release. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $250,000.
o	Concerning the 38401 Amrhein Road Mortgaged Property (0.1%), (having an allocated loan amount of $13,775,574 or 0.9% of the related Whole Loan amount), an REC associated with off-site sourced ground water contamination was identified, as evidenced by elevated levels of chlorinated solvents. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $227,000.
o	Concerning the 1935 Blue Hills Drive Mortgaged Property (0.1%), having an allocated loan amount of $10,990,349 or 0.7% of the related Whole Loan amount, an REC associated with the site’s prior use for electronic component manufacturing was identified, including potential subsurface contamination from various chlorinated solvents and wastewater treatment sludges. In addition, the former facility was listed on the PFAS Industries database for the potential use of PFAS in connection with such use. No releases were reported. The former building with such uses was razed in 2012 and the area is grass-covered. Groundwater is not used on-site. An environmental consultant concluded that no further action was required given the depth of groundwater
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at 60 feet and distance of the current building from the former buildings. An opinion of probable cost was not required.

o	Concerning the 5300 International Drive Mortgaged Property (0.1%), having an allocated loan amount of $9,507,404 or 0.6% of the related Whole Loan amount, an REC was identified in connection with a 30,000-gallon diesel fuel UST used for fleet fueling. The State of Wisconsin Department of Natural Resources performed a UST inspection in 2024 and extended operating permits to May 28, 2026. While no releases have been identified, there has been no subsurface investigation. The environmental consultant provided an upper range estimate within a statistical 90% confidence interval that costs to address additional investigation and remediation would not exceed $550,000.
o	Concerning the 2300 Westmoreland Street Mortgaged Property (0.03%), having an allocated loan amount of $4,892,964 or 0.3% of the related Whole Loan amount, a controlled recognized environmental condition (“CREC”) associated with the site’s prior use as a municipal solid waste and debris landfill was identified. The adjoining property that was also included in the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the mortgaged property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities.
o	In lieu of obtaining a Phase II ESA where otherwise recommended above, the borrowers obtained a $5,000,000 pollution legal liability-type environmental insurance policy with $5,000,000 sublimit per claim from Allied World Assurance Company (U.S.), Inc. with a current term expiring on May 8, 2031 (the loan matures on May 11, 2031). The borrowers are required under the related loan agreement to maintain pollution legal liability insurance, by renewal, extension or replacement, with the same coverages, terms, conditions and endorsements as the policy in effect on the origination date, for a period continuing through the date that is three years following the loan’s maturity date. In the event the limits which are in place as of the origination date are eroded by 50% or more due to claims, the mortgage loan documents further require that the borrowers reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date, to the extent commercially available. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Properties and, even in the case of a covered risk, the coverage under any such policy may be insufficient.
●	With respect to the Storage of America Portfolio 2 Mortgage Loan (7.5%), the related ESAs identified the following related to the applicable Mortgaged Property:
●	With respect to the SOA - Gustine Mortgaged Property (0.8%), the related Mortgaged Property is a former industrial site that included the manufacturing of shoes from at least 1960 to 1981 during a time prior to the Resource Conservation and Recovery Act which included a truck repair shop for its delivery trucks (which continues to be used as auto repair by a private
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occupant). The repair shop also included three trench-style drains and two hydraulic elevators. One was decommissioned, and one is still in place with an active release. Based on a 2020 Limited Phase II Environmental Site Assessment, the leaking hydraulic elevator equipment contains PBCs. In addition, there were 4 solvent tanks removed from the subject property but no information was available for what the solvent tanks were used for. The related ESA concluded that the historical use of the subject property, operation prior to modern environmental regulations, and lack of a thorough subsurface investigation represent a REC. An opinion of probable cost was obtained to quantify the remediation cost for the REC at the SOA – Gustine Mortgaged Property based on the scope of the Phase II ESA recommendation with a probable low estimate of $253,813 and a probable maximum estimate of $1,105,000.

●	With respect to the SOA - Rock Island Mortgaged Property (0.6%), the related Mortgaged Property formerly contained a 10,000- gallon steel heating oil underground storage tank (UST) installed in the 1960's, last used in 1974, and excavated and removed from such Mortgaged Property on June 23, 1993. Soil sample results were not included in the environmental review files and the former use and location of the UST was not evaluated. The related ESA concluded that the inability to rule out a potential release of heating oil from the former UST presents a REC. Additionally, an ESA dated December 14, 2021 concluded a REC due to an open collection sump that was identified within the production area of the Tibor Machine Products unit, based on the use of petroleum products and hazardous substances in conjunction with the current on-site operations and lack of maintenance history and lack of soil or groundwater samples. An opinion of probable cost was obtained to quantify the remediation cost for the REC at the SOA – Rock Island Mortgaged Property based on the scope of the Phase II ESA recommendation with a probable low estimate of $19,800 and a probable maximum estimate of $574,200.
●	With respect to the SOA - Kitridge Mortgaged Property (0.3%), the related Mortgaged Property is equipped with two septic systems formerly utilized onsite for industrial wastewater disposal during former industrial and manufacturing operations from at least 1956 to circa 2018. A 2018 Phase II subsurface investigation near one of the septic systems concluded that metals, Polynuclear Aromatics (PAHs), and Volatile Organic Compounds (VOCs) were not detected in excess of applicable action levels, however, information was not available on the any samples related to the second septic system which lack of information was concluded to be a REC. An opinion of probable cost was obtained to quantify the remediation cost for the REC at the SOA – Kitridge Mortgaged Property based on the scope of the Phase II ESA recommendation with a probable low estimate of $121,275 and a probable maximum estimate of $1,110,780.
●	With respect to the Storage of America Portfolio 2 Mortgage Loan (7.5%), at origination the related borrowers obtained an environmental insurance policy that covers the SOA – Gustine Property, the SOA - Rock Island Property, the SOA - Kitridge Property and the SOA - Dort Hwy Property (relating to an HREC due to three historical inground hydraulic lifts and a 1,000- gallon used oil UST which were identified and removed). The policy is with Beazley Excess and Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) that provides a $5,000,000 policy
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limit per incident and in the aggregate for an eight year term (three years past loan maturity), with a $25,000 deductible.

●	With respect to the COARE Fund I Mortgage Loan (3.8%), the related ESAs identified two CRECs related to the Mortgaged Properties:
o	With respect to the St. Cloud Mortgaged Property (1.1%), the related ESA identified one CREC related to a UST at the southwestern portion of the Mortgaged Property, which was formerly occupied by a gas station. A petroleum release was identified during the removal of the USTs on February 28, 2006. Groundwater impacts were identified above applicable regulatory thresholds, but soil impacts were not identified above applicable regulatory thresholds. Remedial activities began in 2010. Starting in 2016, short-term air sparging and soil vapor extraction events were conducted for two years. Following the extractions, quarterly groundwater monitoring commenced. In May 2023, groundwater sampling detected isopropylbenzene and naphthalene above applicable regulatory thresholds, but groundwater sampling conducted in January, April, and July 2024 did not detect constituents above applicable regulatory thresholds. The most recent groundwater monitoring conducted in June 2025 detected isopropylbenzene above applicable regulatory thresholds. Cleanup activities are currently active and are being overseen by the Orange County Environmental Protection Division.
o	With respect to the Pines and White Oaks Mortgaged Property (0.8%), the related ESA identified one CREC related to USTs at a property located immediately to the west of the Mortgaged Property. Petroleum contamination was discovered during the removal of the USTs between 1969 and 1992. Groundwater monitoring was conducted between 1992 and 2009, including sampling of the wells on the Mortgaged Property. Sampling conducted in 2005 found trichlorofluoromethane, chloroform, trichloroethene, and tetrachloroethene in both water supply wells on the Mortgaged Property. Chloroform was the only constituent detected above the maximum allowable concentration. Drinking water health risk evaluations were conducted in March and September 2005 and indicated that, based on the analytical results, the drinking water should be considered safe for normal usage. A final sample was collected in March 2009 that indicated no detections of benzene, toluene, ethylbenzene and xylenes, methyl tert-butyl ether, isopropyl ether, Naphthalene, or ethylene dibromide. At the time of this sampling, the current out of use water supply well was observed to be not in use. Notices were issued restricting site usage to industrial and commercial usage and a Notice of No Further Action was issued indicating that groundwater exceedances of standards restricts usage as a water supply on the Mortgaged Property and within migration areas.
●	With respect to Home2 Suites Lake Mary, Mortgage Loan (2.0%), the Phase I environmental site assessment required in connection with loan origination identified a REC associated with groundwater contamination from historical electronic components manufacturing uses occurring across 153-acres that includes portions of the mortgaged property. Affected parts of the mortgaged property were reportedly used as a drum storage/ disposal area in the 1980’s. Environmental restrictive covenants were filed in 2016 including the mortgaged property that impose restrictions on groundwater use, stormwater features and dewatering. In June 2022, soil and groundwater samples were collected from the subject property (in the footprint of the current building) from depths between 2 to 15 feet below ground
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surface, and test results for chlorinated volatile organic compounds and other contaminants of concern showed no concentrations above laboratory method detection limits. Further, a September 2025 Remedial Action Report (“RAR”) for the area located the closest edge of the contaminated groundwater plume as approximately 250 feet northeast of the subject property. The nearest on-site groundwater monitoring well did not identify contaminants of concern at or above detection limits as of the 2025 RAR. Third party remediation and assessment activities are ongoing across the impacted area. The Phase I ESA consultant concluded, based on the 2022 and 2025 sampling data, that a vapor encroachment condition did not exist at the mortgaged property, and no further action was recommended at this time other than ongoing compliance with environmental restrictive covenants.

●	With respect to the 100 Challenger Mortgage Loan (1.4%), the related ESA identified a REC related to the Mortgaged Property’s location as part of a former landfill. According to the ESA, the Mortgaged Property and an adjoining property (the “Adjoining Property”) were used as part of a larger landfill from 1951 to early 1960s. Prior investigations of the Adjoining Property conducted in 2023 revealed certain contaminants, including to the soil and groundwater, at concentrations exceeding the soil remediation standards of the New Jersey Department of Environmental Protection (“NJDEP”) and a landfill closure and post-closure plan was developed for the Adjoining Property and approved by NJDEP. The ESA indicates that, while the contaminated soil and groundwater likely extend onto the Mortgaged Property, the infrastructure surrounding the Mortgaged Property likely limits direct contact of such contaminated soil and groundwater with the Mortgaged Property. The ESA therefore concluded that no further investigation is required at this time, but additional investigation and regulatory involvement would be warranted should the Mortgaged Property be redeveloped or significant groundbreaking activities are proposed. At origination of the Mortgage Loan, the related borrower obtained an environmental insurance policy with Beazley SLEAP Insurance (rated “A:XV” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (approximately three years past loan maturity), with a $25,000 deductible.
●	With respect to the Bender Square Mortgage Loan (1.0%), the related Mortgaged Property was impacted by a documented release of hazardous substances resulting from historical dry-cleaning operations conducted at a south adjoining property, which the related ESA identified as a REC. The related ESA recommended continued following of the active “Dry Cleaner Remediation Program” case at the south adjoining property to assure that the responsible party is continuing to comply with Texas Commission on Environmental Quality “Dry Cleaner Remediation Program” regulations so that future closure is obtained that incorporates the impacted area of the related Mortgaged Property.
●	With respect to the Spokane Retail Portfolio Mortgage Loan (2.4%), for the Sullivan Retail Center property, having an allocated loan amount of $2,570,528 or 12.4% of the Mortgage Loan amount, the Phase I environmental site assessment identified an REC related to prior orchard use and related pesticide contamination risks. Because the site is capped by a building slab and asphalt paving, the environmental consultant recommended no further action other than avoiding soil disturbance. The Mortgage Loan documents include related compliance covenants.
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Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans (“PIPs”). Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%), the borrower is subject to a PIP, which includes providing an Americans with Disabilities Act certificate and updating the terrace, windows and frames, exterior railings, garden structures, greatroom, business center, the Due South Southern Kitchen & Bar restaurant and bar, fitness center, swimming pool, sundry shop, meeting spaces, guestrooms, elevators, hotel support systems, wireless systems, fire protection and life safety systems, and electrical and plumbing systems. The PIP is generally required to be completed by May 4, 2028. At origination, $2,000,000 was reserved with the lender for the PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were

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prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-two (22) Mortgage Loans (83.2%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Three (3) Mortgage Loans (8.1%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) Mortgage Loan (7.6%) was originated in connection with the borrower’s acquisition and refinancing of the related Mortgaged Property.
●	One (1) Mortgage Loan (1.1%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the Gardenhouse Mortgage Loan (3.6%), the borrower defaulted on monthly debt service payments and reserve deposits on the prior securitized loan secured by the Mortgaged Property (the “Prior Gardenhouse Loan”) in January and February 2026, and thereafter defaulted in repayment of the Prior Gardenhouse Loan at its maturity in February 2026. On February 17, 2026 the servicer of the Prior Gardenhouse Loan notified the borrower by electronic mail that it would require the Prior Gardenhouse Loan to be brought current and $3,000,000 of principal to be repaid by March 31, 2026 in order to refrain from transferring the Prior Gardenhouse
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Loan to special servicing and waive accrued default interest of $214,019. On the same date, counsel for the servicer sent the borrower a reservation of rights letter. The borrower made the $3,000,000 principal payment, and upon the refinancing of the Prior Gardenhouse Loan with the current Mortgage Loan on April 21, 2026, the Prior Gardenhouse Loan was repaid in full, provided that default interest and late fees may have been waived.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the West Memorial Place Mortgage Loan, the Storage of America Portfolio 2 Mortgage Loan, the Hilton Waterfront Beach Resort, the 8500 Sunset Blvd Mortgage Loan, the 100 Challenger Mortgage Loan, the Gardenhouse Mortgage Loan, the Greensboro–High Point Marriott Airport Mortgage Loan, the 32 West Apartments Mortgage Loan and the 1283 Kennestone Circle Mortgage Loan (collectively, 32.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the West Memorial Place Mortgage Loan (7.6%), the borrower sponsors have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure, including a foreclosure in 2022 on a mortgage loan secured by an office property in Houston, a deed-in-lieu in 2024 with respect to a mortgage loan secured by another office property in Houston, and a foreclosure in 2024 on a mortgage loan secured by an office property in Santa Clara.
●	With respect to the Storage of America Portfolio 2 Mortgage Loan (7.5%), the SOA - Range Road Mortgaged Property was acquired by the borrower sponsor from a receiver through a foreclosure sale.
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●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (5.5%), in 2025 the related borrower sponsor, Mayer Corporation, defaulted on a $61.5 million loan secured by the Hyatt House hotel in Los Angeles, California, which resulted in foreclosure.
●	With respect to the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%), the borrower sponsor was subject to a foreclosure on a Marriott flagged hotel in North Carolina, as to which a foreclosure sale took place in 2025.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Ninety-six (96) Mortgaged Properties (22.2%) are each leased entirely to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

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If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Mountain Industrial Portfolio	9.6%	No	Various(1)	5/11/2031
1500 Post Oak Boulevard	2.3%	No	10/31/2031	3/6/2031
(1)	See Annex A-1

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

●	With respect to the 100 Challenger Mortgage Loan (1.4%), the lease term of the largest tenant at the Mortgaged Property, Samsung SDS America Inc (approximately 40.3% of the net rentable area), expires in December 2032. The Mortgage Loan matures in May 2031.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

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●	With respect to the West Memorial Place Mortgage Loan (7.6%), (a) Technip, the largest tenant at the Mortgaged Property (approximately 24.0% of the net rentable area), has the right to contract its leased premises up to a maximum of two full floors (approximately 57,200 square feet) after May 31, 2032, subject to nine months’ written notice and payment of the unamortized portion of associated leasing costs; (b) MODEC, the second largest tenant at the Mortgaged Property (approximately 16.2% of the net rentable area), has the right to contract one full floor (approximately 28,717 square feet) on either (i) May 31, 2031, or (ii) May 31, 2033, subject to 12 months’ written notice and payment of (A) if exercised on May 31, 2033, the unamortized portion of associated leasing costs or (B) if exercised on May 31, 2031, four months of base rent and MODEC’s proportional share of operating expenses, plus the unamortized portion of any rent abatement and associated leasing costs; (c) BP America, the third largest tenant at the Mortgaged Property (approximately 12.8% of the net rentable area), has the right to contract approximately 5,544 square feet after January 31, 2027, subject to payment of the unamortized portion of leasing commissions and tenant improvements; and (d) CBRE, Inc., the fourth largest tenant at the Mortgaged Property (approximately 8.0% of the net rentable area), has the right to contract up to a maximum of one full floor (approximately 28,600 square feet) after August 31, 2033, subject to 12 months’ written notice and payment of three months of base rent and proportional share of operating expenses plus the unamortized portion of any rent abatement and associated leasing cost.
●	With respect to The Towers at Cupertino City Center Mortgage Loan (7.0%), the largest tenant, Apple, has the right to terminate up to two contiguous floors per year on April 30, 2030 and April 30, 2031 with 12 months’ notice and payment of termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space. In addition, the third largest tenant, Morgan Stanley, has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of $1,134,332.
●	With respect to the 8500 Sunset Blvd Mortgage Loan (1.5%), effective February 1, 2028, the sole tenant, Kith, has an one-time option to partially terminate its lease with respect to the portion constituting its original premises, representing approximately 26.8% of the net rentable area and approximately 20.9% of the underwritten rent (the “Original Premises”), by delivering a written notice to the landlord in accordance with the respective lease (“Original Premises Termination Notice”) at any time prior to April 1, 2028, after which the tenant is required to deliver the Original Premises to the landlord in accordance with the terms and conditions of the related lease on or before the date that is 12 months from the date of the Original Premises Termination Notice.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

●	With respect to the 100 Challenger Mortgage Loan (1.4%), (a) Jeannie K. Kim (approximately 1.1% of the net rentable area), is currently dark while paying rent; and (b) The Choi Law Group (approximately 0.9% of the net rentable area), whose principal was recently appointed as the presiding judge of the Municipal Courts in
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Bergen County effective December 2025, has notified its intentions to wind down its practice and market its leased premises for a sublease.

●	With respect to the 100 Challenger Mortgage Loan (1.4%), the fourth largest tenant at the Mortgaged Property, Samsung Biologics America (approximately 3.8% of the net rentable area), whose lease term expires in August 2029, has notified its intentions to move to another location. Samsung SDS America Inc, the largest tenant at the Mortgaged Property (approximately 40.3% of the net rentable area) is currently discussing a sublease arrangement with Samsung Biologics America and has executed a contract to occupy Samsung Biologics America’s space upon conclusion of the sublease discussion.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the West Memorial Place Mortgage Loan, the Setna Industrial Portfolio Mortgage Loan, the 8500 Sunset Blvd Mortgage Loan and the 100 Challenger Mortgage Loan (collectively, 15.1%), in each applicable case, rent for each investment-grade tenant was underwritten on a straight-line basis through the lesser of the loan term and the respective lease term.
●	With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), specifically the 590 Northport Parkway Mortgaged Property, having an allocated loan amount of $55,817,422 or 3.4% of the related Whole Loan amount, Shaw Industries, Inc., the sole tenant and fourth largest tenant of the related portfolio of Mortgaged Properties, has free rent of $825,067, which was reserved for at origination.
●	With respect to the West Memorial Place Mortgage Loan (7.6%), Petroleum Geo-Services (“PGS”) (i) has subleased 28,718 of its 125,033 square feet (the “PGS Space”) leased space to Nvent, which comprises approximately 4.0% of the net rentable area, pursuant to a sublease that is co-terminous with the prime lease, and (ii) is currently dark with respect to the remaining 96,315 square feet (approximately 13.5% of the net rentable area), which is underwritten as vacant, but is expected to continue to pay rent through the lease term. We cannot assure you that PGS will continue to pay rent and honor the remainder of its lease term as expected or at all. On each monthly Payment Due Date through and including the Payment Due Date occurring in December 2027, the borrower is required to make a deposit equal to
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$2.54 multiplied by the square footage attributable to the space demised to PGS, as reduced from time to time by the square footage of any replacement lease for any portion of the PGS Space, resulting in an initial deposit of approximately $317,584, for tenant improvements and leasing commissions outstanding associated with any replacement lease for all or a portion of the PGS Space.

●	With respect to the West Memorial Place Mortgage Loan (7.6%), the largest tenant at the Mortgaged Property, Technip (approximately 24.0% of the net rentable area), and the second largest tenant at the Mortgaged Property, MODEC (approximately 16.2% of the net rentable area), are each entitled to free rent through May 31, 2026.
●	With respect to The Towers at Cupertino City Center Mortgage Loan (7.0%), (i) the largest tenant, Apple, has a rent commencement date of July 1, 2026 for Suite 220 which is a recent expansion space and comprises 3,457 square feet of its aggregate 121,351 square foot premises, and (ii) the fourth largest tenant, Aptiv Services US, LLC, has a rent commencement date of November 1, 2026. In each of the forgoing cases, a rent concession reserve was obtained by lender. In addition, the rent for the largest tenant, Apple, and the second largest tenant, Amazon, has been underwritten on a straight-line rent averaging basis.
●	With respect to the ExchangeRight 75 Mortgage Loan (4.4%), the rents for the largest tenant, Federal Express Corporation, the fourth largest tenant, Tractor Supply, the fifth largest tenant, Dollar General and, the third largest tenant, BioLife Plasma Services were underwritten on a straight-line rent averaging basis.
●	With respect to the Freeway Business Park Mortgage Loan (3.5%), the second largest tenant, County of LA - DCFS, is currently building out its space with an anticipated substantial completion date of May 22, 2026 and an expected lease commencement date of July 1, 2026. In connection with this space, the lender has reserved gap rent of $1,060,761 until the expected lease commencement date and one month of free rent pursuant to the tenant’s lease ($265,190). The lender has also reserved all outstanding TI/LCs in connection with this space in the amount of $16,666,339.
●	With respect to the Freeway Business Park Mortgage Loan (3.5%), rent was straight-lined for the two largest tenants, County of LA - DPSS and County of LA – DCFS, based on the investment grade rating of the County of Los Angeles and the State of California.
●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (2.3%), the sole tenant, Woodside Energy, currently, occupies 326,904 SF and is subleasing (i) 114,875 SF of its space to SEMPRA LNG, LLC, (ii) 68,772 SF of its space to Sumitomo Corporation of Americas, (iii) 23,390 SF of its space to Tricon Energy, Ltd., (iv) 23,390 SF of its space to DRW Trading Texas LLC, (v) 22,924 SF of its space to New Fortress Energy Inc. and (vi) 22,924 SF of its space to Brenntag Latin America, Inc. Additionally, Sumitomo Corporate of America sub-subleases 12,209 SF of its space to DRW Texas, LLC. All subleases and the sub-sublease are co-terminus with the Woodside Energy prime lease. In addition, the loan documents provide for personal liability to the SPE borrower only for losses related to the recourse carve-outs. In addition, the rent for the sole tenant, Woodside Energy, is underwritten on a straight line rent averaging basis.
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●	With respect to the Spokane Retail Portfolio Mortgage Loan (2.4%), the rent for the fifth largest tenant, Sherwin-Williams, were underwritten on a straight-line rent averaging basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Mountain Industrial Portfolio, ExchangeRight 75 and 1500 Post Oak Boulevard (collectively, 16.3%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), the mortgaged property is comprised of 90 constituent properties located in 27 states. (i) Various individual properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related properties, as follows: (A) with respect to the 6735 Trippel Road Mortgaged Property, having an allocated loan amount of $29,207,228 or 1.8% of the Whole Loan amount, Amazon.com Services, LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (B) with respect to the 1151 South Graham Road Mortgaged Property, having an allocated loan amount of $68,275,660 or 4.2% of the Whole Loan balance, Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (C) with respect to the 5440 Haggerty Lane Mortgaged Property, having an allocated loan amount of $22,582,909 or 1.4% of the Whole Loan amount, Toyota Tsusho America, Inc. has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (D) with respect to the 1509 Leestown Road Mortgaged Property, having an allocated loan amount of $29,131,952 or 1.8% of the Whole Loan amount. Jim Beam Brands Co. has purchase rights for the individual property if the landlord elects to sell such property in connection with an unsolicited purchase
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offer; (E) with respect to the 1414 South Council Road Mortgaged Property, having an allocated loan amount of $28,040,445 or 1.7% of the Whole Loan amount, Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (F) with respect to the 101 North Campus Drive Mortgaged Property, having an allocated loan amount of $16,560,800 or 1.0% of the Whole Loan amount, General Electric Company has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (G) with respect to the 900 Hutchinson Place Mortgaged Property, having an allocated loan amount of $22,650,657 or 1.4% of the Whole Loan amount, CBOCS Distribution, Inc. has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (H) with respect to the 2000 Luna Road Mortgaged Property, having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount, Carrier Enterprises, LLC has purchase rights for the individual property if the landlord elects to sell such property to any third party, additionally, the purchase rights are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure.

●	With respect to the ExchangeRight 75 Mortgage Loan (4.4%), with respect to the Tractor Supply - Villa Rica, Georgia mortgaged property, having an allocated loan amount of $3,896,680 or 10.4% of the loan amount, the sole tenant (Tractor Supply) has a ROFR to purchase the related mortgaged property if the borrower receives an offer that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (2.3%), the sole tenant, Woodside Energy, has a ROFO to purchase the subject Mortgaged Property if the borrower intends to market the Mortgaged Property for sale so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Setna Industrial Portfolio Mortgage Loan (4.6%), Setnix LLC, the sole tenant at each of the 1345 South 52nd Street and 402 West Fairmont Drive individual Mortgaged Properties, and Setna iO LLC, the sole tenant at the 475 Bond Street individual Mortgaged Property is affiliated with the borrower sponsor.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the West Memorial Place Mortgage Loan (7.6%), the related borrower sponsor or its affiliates own other properties in the related market within a five-mile radius that may compete with the Mortgaged Property.
●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (5.5%), the related borrower sponsor maintains an ownership interest in the adjacent Hyatt Regency Huntington Beach Resort, which targets a different demand segment, but is part of the competitive property set for Hilton Waterfront Beach Resort.
●	With respect to the Leighton District Mortgage Loan (3.7%), sponsor, Christopher L. Erickson, owns unimproved property adjacent to mortgaged property that would foreseeably compete with the Mortgaged Property (proposed 150-unit multifamily project). The Mortgage Loan documents include certain anti-poaching provisions for any sponsor-owned property within a three mile radius of the mortgaged property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Arizona, Washington and Tennessee) do not require earthquake insurance. Seventeen (17) Mortgaged Properties

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(30.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

●	With respect to the West Memorial Place Mortgage Loan (7.6%), at origination of the Mortgage Loan, the borrower’s existing blanket insurance coverage provided for a named windstorm sublimit of $100,000,000 which is less than the original principal balance of the Mortgage Loan and the total insurable value of the Mortgaged Property. The related Mortgage Loan documents require the borrower to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) 60 days following closing of the Mortgage Loan, (a) deliver or cause to be delivered to lender and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to lender and the rating agencies, each in its sole discretion (any such report, the “PML Report”) and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the PML for the 10,000 year return period based on the Portfolio Report or the Standalone Report. The borrower’s failure to comply with the foregoing requirements results in an event of default and until the required named windstorm coverage is obtained, the related Mortgage Loan documents provide for a loss carveout for any amounts incurred after the occurrence of a named windstorm event in excess of any in-place insurance policy sublimit.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to

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representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%), the ground lease with respect to the Mortgaged Property requires the Mortgaged Property to be used for the operation of the Marriott hotel currently located on the Mortgaged Property or any other nationally recognized first-class hotel, provided that the premises may not be used for car rentals, airline ticket counters, or parking for anyone who is not conducting business with or at the hotel.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged

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Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (2.3%), the loan documents provide that the SPE borrower-only has personal liability for the enumerated recourse carve-out events. There is no separate loan guarantor.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), various of the individual properties are the subject of payment in lieu of taxes (“PILOT”) or other tax subsidies that were reflected in loan underwriting, as follows: (i) 3200 Rodeo Court Mortgaged Property, (ii) 6735 Trippel Road Mortgaged Property; (iii) 3150 Highway 42 Mortgaged Property, (iv) 1151 South Graham Road Mortgaged Property, (v) 5440 Haggerty Lane Mortgaged Property and (vi) 3058 Lakemont Blvd Mortgaged Property. The aggregate allocated loan amounts for the six tax-subsidized properties total $231,700,642 or 14.3% of the Whole Loan amount, and the underwritten property tax expense with abatements is approximately $2.1 million. Unabated taxes for the six tax-subsidized properties are estimated to total approximately $2.5 million. The loan documents provide for losses recourse to the borrower and guarantor in the event of any borrower breach or termination of PILOT-related agreements that results in reduction of tax abatement (including lost rental income) up to allocated loan amount for the affected individual property.
●	With respect to the Prime Storage Roselle Mortgage Loan (1.7%), the related Mortgaged Property is included within a PILOT program (currently in Year 6 with 14 years remaining). The Mortgage Loan underwriting was based on abated taxes. For the 2026 tax year, unabated taxes are $354,895 and PILOT payments are $302,963 (difference of $51,932). If the Mortgage Loan were underwritten on the basis of unabated property taxes, the UW NCF DSCR would be 1.50x compared with the 1.56x UW NCF DSCR as underwritten. The PILOT agreement does not include performance requirements or claw-back remedies. The Mortgage Loan documents provide that the borrower and guarantor have springing recourse liability up to $600,000 if the PILOT Agreement is modified without the lender’s consent or terminated during the Mortgage Loan term.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-five (25) Mortgage Loans (95.9%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

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One (1) Mortgage Loan (2.7%) provides for an initial interest-only period that expires twenty-four (24) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (1.4%) requires monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	25	$817,655,000	95.9%
Interest Only, Amortizing Balloon	1	23,000,000	2.7
Amortizing Balloon	1	11,586,292	1.4
Total	27	$852,241,292	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	16	$462,151,292	54.2%
11	9	285,090,000	33.5
6	2	105,000,000	12.3
Total	27	$852,241,292	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	18	$598,634,292	70.2%
4	4	147,400,000	17.3
5	4	76,207,000	8.9
3	1	30,000,000	3.5
Total	27	$852,241,292	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for

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information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

With respect to the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%), there is a payment guaranty of $7,000,000 (30.4% of the original principal amount of the Mortgage Loan) as described under “—Fee & Leasehold Estates; Ground Leases.” The existence of such payment guaranty has been excluded from the analysis in the non-consolidation opinion delivered in connection with the Mortgage Loan.

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

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Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fourteen (14) Mortgage Loans (52.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the
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related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Ten (10) Mortgage Loans (33.5%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (11.3%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (2.3%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging non callable United States Treasury obligations and other non callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
2	1	7.0%
4	5	8.5%
5	2	11.3%
6	5	17.5%
7	14	55.6%
Total	27	100.0%
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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
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Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of seventeen (17) Mortgage Loans (collectively, 66.5%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

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Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Southeast MHP Portfolio Mortgage Loan (9.97%), in the event of a casualty to a legal non-conforming Mortgaged Property and the Mortgaged Property cannot be restored so that (A) the Mortgaged Property includes no less than the number of mobile home pads existing as of the origination date, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date and (C) the use of the Mortgaged Property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. No prepayment fee or yield maintenance premium is required in connection with such prepayment. Upon such prepayment, the related Mortgaged Property is required to be released to the related borrower.
●	With respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), on or after the payment date in May 2028, the borrowers have the right to obtain the release of any of the related Mortgaged Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan (plus interest and any other amounts that may be due) and (b) an amount equal to the allocated loan amount for such Mortgaged Property multiplied by (1) one hundred five percent (105%) until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, one hundred ten percent (110%) together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including (i) the post-release debt yield’s being not less than the greater of 7.55% and the pre-release debt yield and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the related Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s -length third party transfer or the exercise by a tenant of a purchase option, the borrowers may nevertheless obtain the release of the related Mortgaged Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee. In addition, on or after the payment date in May 2028,
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the borrowers have the right to obtain the release of any of the related Mortgaged Properties in order to cure a default related to such Mortgaged Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Mortgaged Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Mortgaged Property other than the Mortgaged Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the related Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the preceding paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

●	With respect to the Storage of America Portfolio 2 Mortgage Loan (7.5%), on any business day after 60 days after the securitization of the related Mortgage Loan and provided that no event of default has occurred and is continuing, the related borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 2 Mortgaged Properties in connection with a bona fide third party sale of such Storage of America Portfolio 2 Mortgaged Properties, subject to payment of a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 2 Mortgaged Property together with an applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 2 Mortgaged Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 2 Mortgaged Properties is equal to or greater than the greater of the debt yield immediately preceding the release and 7.80%, (iii) after giving effect to such release, the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 68.60%, (iv) satisfaction of REMIC related conditions and (v) rating agency confirmation. Additionally, on any business day 60 days after the securitization of the related Mortgage Loan, the borrowers have the right to obtain the release of one or more outparcels, from nine of the Storage of America Portfolio 2 Properties including: SOA - Range Road (31.0 acres), SOA - Akron Main (4.54 acres), SOA – Moline (5.92 acres), SOA - Oak Harbor (9.26 acres), SOA - Dort Hwy (8.34 acres), SOA - Rock Island (1.76 acres), SOA - Broadway 1 & 2 (5.11 acres), SOA – Chestnut (3.601 acres) and SOA – Kitridge (8.008 acres), so long as the borrowers satisfy the conditions set forth in the Storage of America Portfolio 2 Mortgage Loan documents.
●	With respect to the ExchangeRight 75 Mortgage Loan (4.4%), the loan documents provide for the release of any individual property in connection with the sale of such property to a non-affiliated, bona fide third party following the defeasance lockout date, subject to certain conditions, including: (i) no default shall have occurred and be continuing; (ii) partial defeasance of the loan in an amount equal to the greater of (A) 90% of the net sales proceeds of the release property or (B) 115% of the allocated loan amount for the release property; (iii) the post-release debt service coverage ratio shall be equal to the greater of (A) 2.27x or (B) the pre-release debt service coverage ratio for all properties; (iv) the post-release debt yield shall be
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equal to the greater of (A) 11.77% or (B) the pre-release debt yield for all properties; (v) a rating agency confirmation, and (vi) an opinion of counsel that the partial release satisfies related REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-five (25) Mortgage Loans (88.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-three (23) Mortgage Loans (79.1%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Eleven (11) Mortgage Loans that are secured in whole or in part by office, retail and industrial properties (75.2%), provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and other properties only.

Twelve (12) Mortgage Loans (45.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the mortgage loans secured by hospitality properties may require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks” and Annex A-1 and the footnote related thereto.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

●	With respect to the 100 Challenger Mortgage Loan (1.4%), the largest tenant at the Mortgaged Property, Samsung SDS America Inc (approximately 40.3% of the net rentable area), is entitled to a tenant improvement allowance of $302,240.18 (the
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“Samsung Deposit Amount”), which was not reserved for at loan origination. All excess cash flow in the cash management account is required to be deposited with the lender until the amount on deposit equals the Samsung Deposit Amount, and any amount pursuant to Samsung SDS America Inc’s request of any tenant improvement allowance, leasing commission or free rent due under its lease in excess of the Samsung Deposit Amount is required to be promptly paid by the borrower.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard / Springing Cash Management	10	$414,130,000	48.6%
Springing	11	266,115,000	31.2
Soft/Springing Cash Management	3	105,800,000	12.4
Hard/In Place Cash Management	2	34,586,292	4.1
Soft/In Place Cash Management	1	31,610,000	3.7
Total	27	$852,241,292	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay
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directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
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In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (2.3%), the underwritten vacancy is 0.0% of gross potential rent, which is below 3.0% of gross potential rent, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the 1500 Post Oak Boulevard Mortgage Loan notwithstanding this exception was supported by the following: (i) the loan metrics for the 1500 Post Oak Boulevard Mortgage Loan are 50.8% Cut-off Date LTV, 2.40x U/W NCF DSCR, and 17.4% U/W NOI Debt Yield; (ii) the 1500 Post Oak Boulevard Mortgaged Property is 100% leased to Woodside Energy on a lease through October 2031; and (iii) the Whole Loan amount of $140,000,000 is less than the appraiser’s concluded dark value of $158,600,000. In addition, certain characteristics of the 1500 Post Oak Boulevard Mortgage Loan can be found in Annex A-1 to this Prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the 1500 Post Oak Boulevard Mortgage Loan into this transaction.
●	With respect to The Towers at Cupertino City Center Mortgage Loan (7.0%), the fourth largest tenant, Aptiv Services US, LLC, is not yet fully occupying 11,778 SF of space at the Mortgaged Property, and the space was underwritten as in-place, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include The Towers at Cupertino City Center Mortgage Loan notwithstanding this exception is supported by the following: (i) the loan metrics for The Towers at Cupertino City Center Mortgage Loan are an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 11.3%, 1.69x and 63.6%, respectively; (ii) the full amount of gap rent
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($418,826) through the anticipated date Aptiv Services US, LLC is expected to take occupancy in June 2026 is held in an escrow account with the title company. In addition, certain characteristics of The Towers at Cupertino City Center Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of The Towers at Cupertino City Center Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan

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documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor, except as set forth in the table below.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Gardenhouse	$31,000,000	3.6%	$7,000,000	N/A	N/A	5.83999971052631%	52.9%	64.9%	1.30x	0.85x(2)
Greensboro-High Point Marriott Airport	$23,000,000	2.7%	$3,500,000	N/A	N/A	8.24433962264151%	59.7%(3)	68.8%(3)	1.38x	1.16x

(1)       Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)       The Gardenhouse Mortgage Loan includes a $500,000 debt service reserve, which may be used for shortfalls on either the Mortgage Loan or the related mezzanine loan. As a result of the aggregate debt service coverage ratio being below 1.00x, a cash management trigger may be in effect for the Gardenhouse Mortgage Loan.

(3)       Cut-off Date LTV Ratios are calculated based on the “As Is (Funded PIP)” appraised value as of February 2, 2026, which assumes that there is $2.0 million reserved for a PIP. At origination, the borrower reserved $2,000,000 for a franchisor-required PIP. The appraisal concluded to an “As Is” appraised value of $36,500,000 as of February 2, 2026, resulting in a Cut-off Date LTV Ratio of 63.0% for the Greensboro-High Point Marriott Airport Mortgage Loan and 72.6% for the Greensboro-High Point Marriott Airport Total Debt.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an

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event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases any default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due On Sale’ and ‘Due On Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See

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“—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan documents or otherwise expressly permitted by applicable law.

●	With respect to each of the Mortgaged Properties located in Florida (collectively, 5.1%), Florida statutes render unenforceable any provision in the Mortgage Loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Leighton District Mortgage Loan (3.7%), In conjunction with origination of the related Mortgage Loan, the borrower sponsor paid down an outstanding preferred equity investment held by Assurity Life Insurance Company in an amount equal to $1,795,000. Assurity Life Insurance Company subsequently entered into a five-year preferred equity agreement whereby it contributed $1,250,000 in exchange for a Class A (Preferred) equity interest in the borrower with a 9% cumulative, compounding preferred return. Payments to Class A shares are made ahead of distributions to Class B (Common) shares, are payable quarterly irrespective of the Leighton District Property cash flow and are guaranteed by Christopher L. Erickson. In the event of a preferred equity default, the holder of the Class A shares has the right to replace the affiliated property manager with a lender-approved property manager, as well as an option to buy-out the borrower sponsor’s
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Class B interests at fair market value, subject to certain conditions, including (i) a rating agency confirmation and lender approval or (ii) satisfaction of replacement third party obligor financial requirements and related control party and qualified manager criteria. 48th & Leighton I, LLC, the sole member of the borrower, is required to redeem the Class A membership interests over an 18-month period beginning March 20, 2034. In addition to the $1,250,000 investment amount and any then-unpaid guaranteed payments to the Class A shares, the redemption price includes a guaranteed equity payment equal to the greater of (i) $400,000 or (ii) 15% of project equity.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to the Setna Industrial Portfolio Mortgage Loan (4.6%), each related borrower has incurred intercompany indebtedness (each, an “Intercompany Loan”), evidenced by: (a) a note in the amount of $1,399,909.50 made by SWT2020 LLC, a borrower (“SWT2020 Borrower”), in favor of Setna iO, LLC, the borrower sponsor (the “Sponsor”), (b) a note in the amount of $7,569,338.69 made by 475 Bond LLC, a borrower, in favor of Sponsor, (c) a note in the amount of $16,865,999.12, made by 1345 S 52nd St, LLC, a borrower, in favor of Sponsor, and (d) a note in the amount of $495,874.00 made by SWT2020 Borrower in favor of Setnix LLC, the sole tenant affiliated with the borrower’s property located at 402 West Fairmont Drive and 1345 South 52nd Street. Each of the foregoing Intercompany Loan is subject to a subordination and standstill agreement, pursuant to which, among other terms, each Intercompany Loan is required to remain unsecured and fully subordinated to the Mortgage Loan.
●	With respect to Freeway Business Park Mortgage Loan (3.5%), the related borrower is permitted to incur subordinate debt in an aggregate amount equal to no greater than $9,500,000 in connection with one or more unsecured loans from the borrower sponsor (for so long as the borrower sponsor is an affiliate of the borrower), the guarantor or any affiliate thereof, in each case subordinate to the Mortgage Loan pursuant to a subordination agreement reasonably acceptable to the lender, and in each case which provides that no amounts will be due and payable by the borrower until all amounts due and payable, or which may become due and payable, by the borrower under the Mortgage Loan documents have been paid in full; provided that, if no event of default has occurred and is continuing, such subordinate debt will not prohibit the borrower from repaying such subordinate debt from funds available to the borrower under the cash management provisions of the Mortgage Loan documents.
●	With respect to the Greensboro-High Point Marriott Airport Mortgage Loan (2.7%), the franchise agreement provides that the related franchisor will make a key money loan in the amount of $1,000,000 to the borrower, contingent upon satisfaction of conditions by the borrower, as follows. The franchisor is required (i) to make a key money loan of $750,000 to the borrower based on its completion of certain PIP renovations to public spaces and satisfaction of certain other conditions, within 30 days after the franchisor confirms such renovations have been completed as required, and (ii) to make a further key money loan of $250,000 upon full
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completion of the PIP by the deadlines set forth in the franchise agreement and satisfaction of certain other conditions, within 30 days after the franchisor confirms the PIP has been completed as required. If the franchise agreement is terminated before the end of its term, the franchisee is required to pay the Unamortized Key Money Amount (as defined below) to the franchisor; provided that such payment is not required if the franchise agreement is terminated in accordance with a permitted transfer, the hotel continues to operate in the Marriott system, the transferee assumes the obligation to repay the Unamortized Key Money Amount, and the difference in terms between the new franchise agreement and the existing franchise agreement do not, in the franchisor’s sole discretion, trigger an obligation by the franchisor to write off the Unamortized Key Money Amount on its financial statements. “Unamortized Key Money Amount” means the sum of the following calculation applied to each of the first tranche of key money and second tranche of key money (each, a “Tranche”): (i) the amount of such Tranche actually paid to the franchisee divided by (ii) the number of months remaining in the franchise term as of the date of payment of such Tranche multiplied by (iii) the number of months remaining in the term as of the date of termination of the franchise agreement. Upon the issuing entity taking title to the Mortgaged Property, it may become liable for payment of the Unamortized Key Money Amount.

The Greensboro-High Point Marriott Airport Mortgage Loan documents require that if any key money loan is received, it must be deposited into a reserve account and used for repair or closure of the Bridge (as described under “--Fee & Leasehold Estates; Ground Leases”), provided that upon a Bridge Resolution, 50% of such key money is required to be released to the borrower, and the remainder used as a reserve for furniture, fixtures and equipment.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Southeast MHP Portfolio, Mountain Industrial Portfolio, West Memorial Place, The Towers at Cupertino City Center, Hilton Waterfront Beach Resort, Freeway Business Park and 1500 Post Oak Boulevard (collectively, 45.6%) is part of a Whole Loan consisting of such Mortgage Loan and the

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related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK5 2026-5YR21 PSA” means the pooling and servicing agreement that governs the servicing of the Hilton Waterfront Beach Resort Whole Loan, the Freeway Business Park Whole Loan and the 1500 Post Oak Boulevard Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MTN 2026-LPFX TSA” means the trust and servicing agreement that governs the servicing of the Mountain Industrial Portfolio Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Mountain Industrial Portfolio Pari Passu AB Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the related trust and servicing agreement or pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each Non-Serviced Pari Passu Whole Loan and the Non-Serviced AB Whole Loan.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

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“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Southeast MHP Portfolio	Serviced	Note A-1	Control	$60,000,000	BANK5 2026-5YR22
		Note A-2	Non-Control	$50,000,000	MSBNA
		Note A-3	Non-Control	$20,000,000	BANK5 2026-5YR22
		Note A-4	Non-Control	$10,000,000	MSBNA
		Note A-5	Non-Control	$10,000,000	MSBNA
		Note A-6	Non-Control	$10,000,000	MSBNA
		Note A-7	Non-Control	$5,000,000	BANK5 2026-5YR22
Mountain Industrial Portfolio	Non-Serviced	Note A-1-1 and A-2-1	Control	$332,760,000	MTN 2026-LPFX
		Note A-1-2 and A-2-2	Non-Control	$83,190,000	MTN 2026-LPFX
		Note A-1-3 and A-2-3	Non-Control	$83,190,000	MTN 2026-LPFX
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
		Note A-1-4 and A-2-4	Non-Control	$166,380,000	MTN 2026-LPFX
		Note A-1-5 and A-2-5	Non-Control	$83,190,000	MTN 2026-LPFX
		Note A-1-6 and A-2-6	Non-Control	$83,190,000	MTN 2026-LPFX
		Note A-3-1-1-1 and A-4-1-1-1	Non-Control	$67,000,000	WFB
		Note A-3-1-1-2 and A-4-1-1-2	Non-Control	$43,000,000	BANK5 2026-5YR22
		Note A-3-1-2 and A-4-1-2	Non-Control	$25,000,000	WFCM 2026-5C9(2)
		Note A-3-2-1 and A-4-2-1	Non-Control	$14,500,000	BANA
		Note A-3-2-2 and A-4-2-2	Non-Control	$14,500,000	BANK5 2026-5YR22
		Note A-3-2-3 and A-4-2-3	Non-Control	$4,750,000	BANK5 2026-5YR22
		Note A-3-3 and A-4-3	Non-Control	$33,750,000	Bank of Montreal
		Note A-3-4 and A-4-4	Non-Control	$67,500,000	BMARK 2026-V22(3)
		Note A-3-5-1 and A-4-5-1	Non-Control	$19,250,000	BANK5 2026-5YR22
		Note A-3-5-2 and A-4-5-2	Non-Control	$14,500,000	MSMCH
		Note A-3-6 and A-4-6	Non-Control	$33,750,000	UBS AG New York Branch
		Note B-1-1 and B-2-1	Non-Control	$180,240,000	MTN 2026-LPFX
		Note B-1-2 and B-2-2	Non-Control	$45,060,000	MTN 2026-LPFX
		Note B-1-3 and B-2-3	Non-Control	$45,060,000	MTN 2026-LPFX
		Note B-1-4 and B-2-4	Non-Control	$90,120,000	MTN 2026-LPFX
		Note B-1-5 and B-2-5	Non-Control	$45,060,000	MTN 2026-LPFX
		Note B-1-6 and B-2-6	Non-Control	$45,060,000	MTN 2026-LPFX
West Memorial Place	Serviced	Note A-1	Control	$65,000,000	BANK5 2026-5YR22
		Note A-2	Non-Control	$30,000,000	JPMCB
		Note A-3	Non-Control	$11,000,000	JPMCB
The Towers at Cupertino City Center	Serviced	Note A-1-1	Control	$60,000,000	BANK5 2026-5YR22
		Note A-1-2	Non-Control	$20,000,000	BBCMS 2026-5C41(4)
		Note A-1-3	Non-Control	$20,000,000	WFCM 2026-5C9(2)
		Note A-2-1	Non-Control	$40,000,000	WFB
		Note A-2-2	Non-Control	$5,000,000	WFCM 2026-5C9(2)
Hilton Waterfront Beach Resort	Non-Serviced	Note A-1	Control	$80,000,000	BANK5 2026-5YR21
		Note A-2	Non-Control	$47,000,000	BANK5 2026-5YR22
Freeway Business Park	Non-Serviced	Note A-1	Control	$65,000,000	BANK5 2026-5YR21
		Note A-2	Non-Control	$30,000,000	BANK5 2026-5YR22
1500 Post Oak Boulevard	Non-Serviced	Note A-1	Control	$60,000,000	BANK5 2026-5YR21
		Note A-2	Non-Control	$35,000,000	WFB
		Note A-3	Non-Control	$25,000,000	WFCM 2026-5C9(2)
		Note A-4	Non-Control	$20,000,000	BANK5 2026-5YR22

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be
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transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	The WFCM 2026-5C9 securitization transaction is expected to close on May 28, 2026.
(3)	The BMARK 2026-V22 securitization transaction is expected to close on May 21, 2026.
(4)	The BBCMS 2026-5C41 securitization transaction is expected to close on May 21, 2026.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu

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Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

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In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

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Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the

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“Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or

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take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced AB Whole Loans

The Mountain Industrial Portfolio Pari Passu-AB Whole Loan

General

The Mountain Industrial Portfolio Mortgage Loan (9.6%) is part of a split loan structure comprised of 34 senior promissory notes (the “Mountain Industrial Portfolio Senior Notes”) and 12 subordinate promissory notes (the “Mountain Industrial Portfolio Junior Notes” and, together with the Mountain Industrial Portfolio Senior Notes, the “Mountain Industrial Portfolio Notes”), each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties, with an aggregate initial principal balance of $1,620,000,000. Eight such senior promissory notes designated Note A-3-1-1-2, Note A-4-1-1-2, Note A-3-2-2, Note A-4-2-2, Note A-3-2-3, Note A-4-2-3, Note A-3-5-1, and Note A-4-5-1 with an aggregate initial principal balance of $81,500,000 (the “Mountain Industrial Portfolio Mortgage Loan”), will be deposited into this securitization. The Mountain Industrial Portfolio Whole Loan is evidenced by (i) the Mountain Industrial Portfolio Mortgage Loan, (ii) 12 senior promissory notes designated Note A-1-1, Note A-1-2, Note A-1-3, Note A-1-4, Note A-1-5, Note A-1-6, Note A-2-1, Note A-2-2, Note A-2-3, Note A-2-4, Note A-2-5 and Note A-2-6 (the “Mountain Industrial Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $831,900,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the Mountain Industrial Portfolio Standalone Pari Passu Companion Loans, the “Mountain Industrial Portfolio Pari Passu Companion Loans”), which have an aggregate initial principal balance of $256,000,000; and (iv) 12 subordinate promissory notes designated Note B-1-1, Note B-1-2, Note B-1-3, Note B-1-4, Note B-1-5, Note B-1-6, Note B-2-1, Note B-2-2, Note B-2-3, Note B-2-4, Note B-2-5 and Note B-2-6, (the “Mountain Industrial Portfolio Subordinate Companion Loans” or the “Mountain Industrial Portfolio Junior Notes” and, together with the Mountain Industrial Portfolio Standalone Pari Passu Companion Loans, the “Mountain Industrial Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $450,600,000.

The Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B, C and D-1 of the Mountain Industrial Portfolio Whole Loan, with approximate initial balances of $933,242,770, $100,929,102, $94,181,753 and $41,046,376, respectively, and per annum rates equal to 4.99373%, 5.28605%, 5.57805% and 5.86972%, respectively. The Mountain Industrial Portfolio Subordinate Companion Loans evidence Components D-2, E, F and HRR, with initial balances of $25,500,000, $157,400,000, $203,575,000 and $64,125,000, respectively, and per annum rates equal to 5.86972%, 6.35514%, 7.51656% and 9.44116%, respectively. As of the Closing Date, the interest rate of the Mountain Industrial Portfolio Mortgage Loan is 5.096767533% and the weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788%.

The Mountain Industrial Portfolio Mortgage Loan, the Mountain Industrial Portfolio Pari Passu Companion Loans and the Mountain Industrial Portfolio Subordinate Companion Loans are referred to herein collectively as the “Mountain Industrial Portfolio Whole Loan”, and the Mountain Industrial Portfolio Pari Passu Companion Loans and the Mountain Industrial Portfolio Subordinate Companion Loans are referred to herein as the “Mountain Industrial Portfolio Companion Loans”. The Mountain Industrial Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Mountain Industrial Portfolio Mortgage Loan. The Mountain Industrial Portfolio Subordinate Companion

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Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Pari Passu Companion Loans. Only the Mountain Industrial Portfolio Mortgage Loan is included in the Issuing Entity. The Mountain Industrial Portfolio Standalone Companion Loans were contributed to a securitization trust (the “MTN 2026-LPFX Securitization”) governed by the MTN 2026-LPFX Trust and Servicing Agreement (the “MTN 2026-LPFX TSA”). The Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the Mountain Industrial Portfolio Whole Loan are subject to a Co-Lender Agreement (the “Mountain Industrial Portfolio Co-Lender Agreement”).

The following summaries describe certain provisions of the Mountain Industrial Portfolio Co-Lender Agreement.

Servicing

The Mountain Industrial Portfolio Whole Loan (including the Mountain Industrial Portfolio Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the MTN 2026-LPFX TSA by Midland Loan Services, a Division of PNC Bank, National Association, as servicer (the “Mountain Industrial Portfolio Servicer”), and, if necessary, BSP Special Servicer, LLC, as special servicer (the “Mountain Industrial Portfolio Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the Mountain Industrial Portfolio Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the mortgage file related to the Mountain Industrial Portfolio Whole Loan (other than the promissory notes for the Mountain Industrial Portfolio Mortgage Loan and the Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans) pursuant to the terms of the MTN 2026-LPFX TSA.

Advances

The master servicer, as applicable, will be responsible for making any required principal and interest advances on the Mountain Industrial Portfolio Mortgage Loan (but not on the Mountain Industrial Portfolio Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer or the special servicer, as applicable, determines that such an advance would not be recoverable from collections on the Mountain Industrial Portfolio Mortgage Loan.

Property protection advances in respect of the Mountain Industrial Portfolio Whole Loan will be made by the Mountain Industrial Portfolio Master Servicer or the trustee under the MTN 2026-LPFX TSA, as applicable, unless a determination of non-recoverability is made under the MTN 2026-LPFX TSA.

Application of Payments

The Mountain Industrial Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the Mountain Industrial Portfolio Senior Notes and the holders of the

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Mountain Industrial Portfolio Junior Notes with respect to distributions of funds received in respect of the Mountain Industrial Portfolio Whole Loan, and provides, in general, that:

●	the Mountain Industrial Portfolio Senior Notes are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the Mountain Industrial Portfolio Junior Notes are, generally, at all times, junior, subject and subordinate to the Mountain Industrial Portfolio Senior Notes, and the rights of the holders of the Mountain Industrial Portfolio Junior Notes to receive payments with respect to the Mountain Industrial Portfolio Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Mountain Industrial Portfolio Senior Notes to receive payments with respect to the Mountain Industrial Portfolio Whole Loan; and
●	all expenses and losses relating to the Mountain Industrial Portfolio Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Mountain Industrial Portfolio Junior Notes and second to the holders of the Mountain Industrial Portfolio Senior Notes on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Mountain Industrial Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(vi)              first, on a pro rata and pari passu basis, to each holder of a Mountain Industrial Portfolio Senior Note in an amount equal to the accrued and unpaid interest on the principal balance for each Mountain Industrial Portfolio Senior Note at the applicable interest rate, net of the primary servicing fee rate;

(vii)           second, on a pro rata and pari passu basis based on the outstanding principal balances of each Mountain Industrial Portfolio Senior Note, to each holder of a Mountain Industrial Portfolio Senior Note in an amount equal to the principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mountain Industrial Portfolio Whole Loan and allocated to each Mountain Industrial Portfolio Senior Note pursuant to the loan agreement, until such principal balance for each Mountain Industrial Portfolio Senior Note has been reduced to zero;

(viii)        third, on a pro rata and pari passu basis, to each holder of a Mountain Industrial Portfolio Senior Note up to the amount of any unreimbursed costs and expenses paid by such holder of a Mountain Industrial Portfolio Senior Note including any recovered costs not previously reimbursed to such holder of a Mountain Industrial Portfolio Senior Note (or paid or advanced by the Mountain Industrial Portfolio Servicer or Mountain Industrial Portfolio Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Mountain Industrial Portfolio Whole Loan pursuant to the Mountain Industrial Portfolio Co-Lender Agreement or the MTN 2026-LPFX TSA;

(ix)            fourth, if the proceeds of any foreclosure sale or any liquidation of the Mountain Industrial Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (iii) and, as a result of a workout the principal balance for each Mountain Industrial Portfolio Senior Note has been reduced, such excess amount will be paid to each holder of a Mountain Industrial Portfolio Senior Note in an amount up to the reduction, if any, of the principal balance for each Mountain Industrial Portfolio

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Senior Note as a result of such workout, plus interest on such amount at the applicable interest rate;

(x)               fifth, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the related borrowers, will be paid to each holder of a Mountain Industrial Portfolio Senior Note in an amount up to such Mountain Industrial Portfolio Senior Note’s pro rata interest therein as calculated under the loan agreement;

(xi)            sixth, on a pro rata and pari passu basis, to each holder of a Mountain Industrial Portfolio Junior Note in an amount equal to the accrued and unpaid interest on the principal balance for each Mountain Industrial Portfolio Junior Note at the applicable interest rate, net of the primary servicing fee rate;

(xii)         seventh, on a pro rata and pari passu basis based on the outstanding principal balances of each Mountain Industrial Portfolio Junior Note, to each holder of a Mountain Industrial Portfolio Junior Note in an amount equal to the principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mountain Industrial Portfolio Whole Loan and allocated to each Mountain Industrial Portfolio Junior Note pursuant to the loan agreement, until such principal balance for each Mountain Industrial Portfolio Junior Note has been reduced to zero;

(xiii)      eighth, on a pro rata and pari passu basis, any yield maintenance premium, to the extent paid by the related borrowers, will be paid to each holder of a Mountain Industrial Portfolio Junior Note in an amount up to such Mountain Industrial Portfolio Junior Note’s pro rata interest therein as calculated under the loan agreement;

(xiv)         ninth, if the proceeds of any foreclosure sale or any liquidation of the Mountain Industrial Portfolio Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (viii) and, as a result of a workout the principal balance for each Mountain Industrial Portfolio Junior Note has been reduced, such excess amount will be paid to each holder of a Mountain Industrial Portfolio Junior Note in an amount up to the reduction, if any, of the principal balance for each Mountain Industrial Portfolio Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate;

(xv)           tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the MTN 2026-LPFX TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Mountain Industrial Portfolio Servicer or Mountain Industrial Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the Mountain Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to each holder of a Mountain Industrial Portfolio Senior Note and each holder of a Mountain Industrial Portfolio Junior Note, pro rata, based on their respective percentage interests; and

(xvi)       eleventh, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (x), any remaining amount will be paid pro rata to each holder of a Mountain Industrial Portfolio Senior Note and each holder of a Mountain Industrial Portfolio Junior Note in accordance with their respective initial percentage interests.

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All collections on the Mountain Industrial Portfolio Whole Loan allocated as recoveries of interest on, or principal of, the Mountain Industrial Portfolio Whole Loan will be allocated to the respective Components, first to Component A, second to Component B, third to Component C, fourth to Component D-1, fifth to Component D-2, sixth to Component E, seventh to Component F, and last to Component HRR. Any amounts allocated to Component A, B, C or D-1 will be allocated to the Mountain Industrial Portfolio Senior Notes, and any amounts allocated to Component D-2, E, F or HRR will be allocated to the Mountain Industrial Portfolio Junior Notes.

Consultation and Control

The controlling noteholder under the Mountain Industrial Portfolio Co-Lender Agreement (the “Mountain Industrial Portfolio Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the MTN 2026-LPFX securitization. Pursuant to the terms of the MTN 2026-LPFX TSA, such controlling class representative, which is initially BSP RR Credit Investments I, LLC, will have consent and/or consultation rights with respect to the Mountain Industrial Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. During the continuance of a “Consultation Termination Event” under the MTN 2026-LPFX TSA (an “Mountain Industrial Portfolio Consultation Termination Event”), the consent and consultation rights of the Mountain Industrial Portfolio Directing Holder will terminate and there will be no controlling noteholder for so long as the Mountain Industrial Portfolio Whole Loan is serviced pursuant to the MTN 2026-LPFX TSA. A Mountain Industrial Portfolio Consultation Termination Event will generally exist at any time that the Class HRR certificates issued pursuant to the MTN 2026-LPFX TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is less than 25% of the initial certificate balance of such Class HRR certificates.

In addition, pursuant to the terms of the Mountain Industrial Portfolio Co-Lender Agreement, the Issuing Entity, as holder of the Mountain Industrial Portfolio Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the Mountain Industrial Portfolio Servicer or the Mountain Industrial Portfolio Special Servicer, as applicable, is required to provide to the Mountain Industrial Portfolio Directing Holder (within the same time frame such notices, information and reports to the Mountain Industrial Portfolio Directing Holder without regard to whether or not the Mountain Industrial Portfolio Directing Holder has actually lost any rights to receive such information as a result of a consultation termination event or control termination event under the MTN 2026-LPFX TSA) with respect to any major decisions to be taken with respect to the Mountain Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Mountain Industrial Portfolio Whole Loan and (ii) have the right to be consulted on a non-binding basis (until the occurrence and continuance of a consultation termination event under the related pooling and servicing agreement) and have its recommended alternative actions considered with respect to any major decisions (provided that if the Issuing Entity does not consult, or notify the Mountain Industrial Portfolio Special Servicer that it will not consult, to such major decisions within 10 business days, as applicable, the Issuing Entity will be deemed to have consented to such major decisions).

Workout

If the Mountain Industrial Portfolio Special Servicer, in connection with a workout of the Mountain Industrial Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the Mountain Industrial Portfolio Whole Loan is decreased, (ii) the

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applicable interest rate on any Mountain Industrial Portfolio Note is reduced, (iii) payments of interest or principal on any Mountain Industrial Portfolio Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mountain Industrial Portfolio Whole Loan, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment set forth in the Mountain Industrial Portfolio Co-Lender Agreement, and all payments to the holders of the Mountain Industrial Portfolio Senior Notes pursuant to “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each Mountain Industrial Portfolio Senior Note remaining the same as they were on the date of the Mountain Industrial Portfolio Co-lender Agreement, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mountain Industrial Portfolio Whole Loan attributable to such workout will be required to be borne first, by the holders of the Mountain Industrial Portfolio Junior Notes, on a pro rata and pari passu basis, based on their respective principal balances (up to their respective principal balances, together with accrued interest thereon at the applicable interest rate and any other amounts due to each holder of a Mountain Industrial Portfolio Junior Note, as applicable) and then, by the holders of the Mountain Industrial Portfolio Senior Notes, on a pro rata and pari passu basis (up to their respective principal balances, together with accrued interest thereon at the applicable interest rate and any other amounts due to each holder of a Mountain Industrial Portfolio Senior Note, as applicable).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Mountain Industrial Portfolio Co-Lender Agreement, if the Mountain Industrial Portfolio Whole Loan becomes a defaulted mortgage loan, and if the Mountain Industrial Portfolio Special Servicer determines to sell the Mountain Industrial Portfolio Whole Loan in accordance with the MTN 2026-LPFX TSA, then the Mountain Industrial Portfolio Special Servicer will be required to sell the Mountain Industrial Portfolio Pari Passu Companion Loans and the Mountain Industrial Portfolio Subordinate Companion Loans, together with the Mountain Industrial Portfolio Mortgage Loan, as one whole loan.

In connection with any such sale, the Mountain Industrial Portfolio Special Servicer will be required to follow the procedures contained in the MTN 2026-LPFX TSA. Notwithstanding the foregoing, the Mountain Industrial Portfolio Special Servicer will not be permitted to sell the Mountain Industrial Portfolio Whole Loan if it becomes a defaulted mortgage loan under the MTN 2026-LPFX TSA without the written consent of the Issuing Entity (or its representative), as holder of the Mountain Industrial Portfolio Mortgage Loan, or the holders of the Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Mountain Industrial Portfolio Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Mountain Industrial Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Mountain Industrial Portfolio Special Servicer; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the related Mortgaged Property, and certain other supplementary documents reasonably requested by such holder (or its representative) that are material to the price of the Mountain Industrial Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but not less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors or otherwise approved by the Mountain Industrial Portfolio Special Servicer in connection with the proposed sale.

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The Issuing Entity (or its representative), as holder of the Mountain Industrial Portfolio Mortgage Loan, and each holders of a Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loan will be permitted to submit an offer at any sale of the Mountain Industrial Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Mountain Industrial Portfolio Co-Lender Agreement and the MTN 2026-LPFX TSA, the Mountain Industrial Portfolio Directing Holder (or its representative) will have the right, with or without cause, to replace the Mountain Industrial Portfolio Special Servicer and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative), as holder of the Mountain Industrial Portfolio Mortgage Loan, or any holder of a Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the MTN 2026-LPFX TSA recommends, in its sole discretion exercised in good faith, the replacement of the Mountain Industrial Portfolio Special Servicer, the applicable certificateholders under the MTN 2026-LPFX TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the Mountain Industrial Portfolio Special Servicer and appoint a replacement special servicer in accordance with the MTN 2026-LPFX TSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in May 2026 and ending on the hypothetical Determination Date in June 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association on or about June 11, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

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Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through March 30, 2026, Wells Fargo Bank originated approximately 3,116 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 291 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

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If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied

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Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen

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or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves
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may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mountain Industrial Mortgage Loan (9.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Bank of America, N.A., Bank of Montreal, Citi Real Estate Funding Inc., Morgan Stanley Bank, N.A. and UBS AG New York Branch.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate

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authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor and Wells Fargo Bank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
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(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as Aloft Houston by the Galleria, located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division’s decisions.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
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(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2026 through March 31, 2026 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 7, 2026, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 7, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $6,131,570.00 VRR Interest Balance of the VRR Interest, and except that Wells Fargo Bank or its affiliates may retain on the Closing Date the Class R certificates. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates (other than its portion of the VRR Interest) to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

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The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2022	2023	2024	2025	3/31/2025
Multifamily	$232,015,000	$0	$650,293,491	$657,870,000	$188,500,000
Office	591,310,000	789,100,001	2,779,200,000	3,603,380,400	578,250,000
Retail	859,459,375	1,056,100,000	883,685,000	2,122,465,000	534,050,000
Industrial	2,053,524,502	0	2,417,080,001	1,804,978,801	496,100,000
Manufactured Housing	70,735,000	19,000,000	79,715,000	205,236,100	18,450,000
Self Storage	762,467,500	24,150,000	672,673,000	221,405,000	150,137,000
Lodging	1,780,143,333	500,096,295	2,759,843,750	2,102,670,000	382,450,000
Mixed Use	0	23,750,000	383,800,000	37,410,000	34,300,000
Other	0	0	174,700,000	968,244,191	482,300,000
Total	$6,349,654,710	$2,412,196,296	$10,800,990,242	$11,723,659,492	$2,864,537,000

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

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Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.
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In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A

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complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100%
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and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii)
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environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or
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percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mountain Industrial Portfolio Mortgage Loan (9.6%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans were originated (or, with respect to the Mountain Industrial Portfolio Mortgage Loan (9.6%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team

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comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

With respect to Mountain Industrial Portfolio Mortgage Loan (9.6%), which is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Morgan Stanley Bank, N.A. and Bank of Montreal and portions of which are being sold by Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A. , the Wells Fargo Bank Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
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●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s

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Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2023 and ending March 31, 2026 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The most recent Form ABS-15G filed for Bank of America as a securitizer of commercial real estate loans in securitizations for which Bank of America was a securitizer but Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) or a predecessor was not the depositor was filed on January 21, 2026. The Central Index Key Number of Bank of America is 0001102113. The most recent Form ABS-15G filed by BAMLCM as a securitizer of commercial real estate loans in securitizations for which Bank of America was a sponsor and BAMLCM (or a predecessor) was the depositor was filed on January 21, 2026. The Central Index Key Number of BAMLCM is 0001005007.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	370,519,549	7.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,911,069,414	40.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,171	12.44	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	593,819,754	12.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,880,640,687	39.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			318	4,756,049,404		0	0		0	0		0	0		0	0		1	6,813,171		0	0
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	549,529,805	53.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	266,498,190	25.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

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Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	220,816,779	21.30	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	4,410,714	2.00	0	0	0.00
Total by Issuing Entity			67	1,036,844,774		0	0		0	0		0	0		0	0		1	4,410,714		0	0
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	530,944,810	100.00	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	40,171,35	5.46	0	0	0.00
Commercial Mortgages Total			386	6,323,838,988		0	0		0	0		0	0		0	0		3	51,395,238		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed-up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
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c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	The assets subject to the repurchase demands were paid off in December 2023, July 2024 and December 2023, respectively. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $5,603,950.00 VRR Interest Balance of the VRR Interest, and except that Bank of America or its affiliates may retain on the Closing Date the Class R certificates. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates (other than its portion of the VRR Interest) to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers of this securitization and an anticipated initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator or co-originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (25.0%), which MSMCH will acquire on or prior to the Closing Date. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including

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Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2025.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2025	18.7	6.6	5.3	11.9
Year ending December 31, 2024	11.1	5.1	3.7	8.8
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2026, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $140,343,579,860.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self-storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank

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are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the

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collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a

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calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing
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certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent
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typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be

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reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Pursuant to certain interim servicing arrangements between Trimont and MSMCH, a sponsor and a mortgage loan seller, or Trimont and certain affiliates of MSMCH, Trimont acts as primary servicer with respect to certain mortgage loans owned by MSMCH or such affiliates from time to time.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
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●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. MSMCH engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in

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connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a

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related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2023 and ending March 31, 2026, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2026 through March 31, 2026 was set forth in a Form ABS-15G filed by MSMCH on May 14, 2026. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2023 through March 31, 2026.
(6)	Includes demands received during and prior to the reporting period from April 1, 2023 through March 31, 2026, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the
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securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2023 through March 31, 2026. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2026 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2026 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $4,897,045.00 VRR Interest Balance of the VRR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2025 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2025, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $210 billion. Of that amount, approximately $158 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2024, JPMCB originated approximately $13 billion of commercial mortgage loans, of which approximately $7 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed

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its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Trimont and JPMCB, a sponsor and a mortgage loan seller, or Trimont and certain affiliates of JPMCB, Trimont acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Trimont in regard to any JPMCB Mortgage Loan that is serviced by Trimont prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and

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warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings

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under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

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Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

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Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such

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other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum
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requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans

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contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on May 5, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from April 1, 2023 to March 31, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	1	$1,410,611	0.652%	1	$1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	1	$1,410,611	0.652%	1	$1,403,611	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class			561	$2,193,389,012		10	$660,676,060		4	$10,890,023		0	0.00		4	$645,747,945		5	$184,077,597		3	$3,918,516

(1)	A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
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(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB will retain $2,968,984.72 VRR Interest Balance of the VRR Interest, and except that JPMCB or its affiliates may retain on the Closing Date the Class R certificates. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates, the VRR Interest and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates and the VRR Interest to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the VRR Interest Owners upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BANK5 2026-5YR22 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates and the VRR Interest, making distributions, providing reports to Certificateholders and VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates or the VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as trustee under the Pooling and Servicing Agreement. DBNTC is a national banking association with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—BANK5 2026-5YR22, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

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In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

In 2014 and 2015, several investors sued several trustees of residential mortgage-backed securities (“RMBS”) trusts, including Deutsche Bank National Trust Company, concerning the trustees’ administration of RMBS trusts. These cases generally alleged that the RMBS trustees failed to perform purported duties, as trustees for private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. Investors have sued DBNTC in nine of these cases. DBNTC has settled two cases brought by funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P. and others; settled two cases brought by Royal Park Investments SA/NV; settled one case brought by IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G.; obtained summary judgment in one case, brought by certain special purpose entities including Phoenix Light SF Limited; and obtained a dismissal in one case, brought by the Western and Southern Life Insurance Company and five related entities. In addition, the two cases described below remain active.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the U.S. Trust Indenture Act of 1939 (“TIA”) and the New York Streit Act (“Streit Act”) for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended

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complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment. On August 15, 2025, the court granted in part and denied in part both motions, and on October 9, 2025, the court entered the parties’ stipulation dismissing certain additional claims based on the summary judgement decision. Discovery is ongoing.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names Deutsche Bank Trust Company Americas (“DBTCA”) as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer

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“hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. On September 26, 2024, DBNTC and DBTCA filed a motion for summary judgment, which has been fully briefed.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as trustee under the PSA for this transaction.

The foregoing information set forth above under “—The Trustee” has been provided by DBNTC. Other than as set forth in the above paragraphs, DBNTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, DBNTC and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”),

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certificate registrar and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

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Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle

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adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB (high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also the primary servicer with respect to the 1500 Post Oak Boulevard Whole Loan pursuant to a primary servicing agreement (the "Trimont BANK5 2026-5YR21 Primary Servicing Agreement”) entered into with Midland Loan Services, a Division of PNC Bank, National Association as the Non-Serviced Master Servicer of such Whole Loan under the BANK5 2026-5YR21 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

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As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS2
Special Servicer:	CSS2	Strong	MOR CS2

1 During the intergration period associated with the CMS transaction, as is consistent with Fitch’s criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2 During the integration period associated with the CMS Transaction, the S&P master servicer rating of Trimont has been placed on “RankingWatch Positive” and the S&P special servicer rating of Trimont has been placed on “RankingWatch with negative implications”.

3 Morningstar DBRS has designated the trend for the primary servicer ranking as "Positive", the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.12

The following table sets forth information as of March 31, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 3/31/2026
By Approximate Number:	19,431
By Approximate Aggregate Unpaid Principal Balance (in billions):	$631.63

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of March 31, 2026, approximately 15,163 commercial and multifamily loans with an unpaid principal balance of approximately $428.12 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor

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requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of March 31, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
3/31/2026	$385,450,133,962	$904,185,436	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
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●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by MSMCH from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform” ) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms, including into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most

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loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

The foregoing information set forth under this sub-heading regarding Trimont has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Trimont BANK5 2026-5YR21 Primary Servicing Agreement

Although the Trimont BANK5 2026-5YR21 Primary Servicing Agreement governs the primary servicing of multiple mortgage loans, this summary is focused on the primary servicing of the 1500 Post Oak Boulevard Mortgage Loan. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Trimont BANK5 2026-5YR21 Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the 1500 Post Oak Boulevard Mortgage Loan, Trimont, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loan in a manner consistent with the BANK5 2026-5YR21 PSA and the servicing standard set forth therein. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the BANK5 2026-5YR21 PSA and the Trimont BANK5 2026-5YR21 Primary Servicing Agreement,
●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer under the BANK5 2026-
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5YR21 PSA (the “5YR21 Master Servicer”) and forwarding a copy of such repurchase communication to the 5YR21 Master Servicer and such information in its possession reasonably requested by the 5YR21 Master Servicer,

●	within five (5) business days of discovery or notice of a document defect or breach, notifying the 5YR21 Master Servicer in writing of any discovered document defect or breach of mortgage loan representation,
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the BANK5 2026-5YR21 PSA) to hold such collections,
●	remitting to the 5YR21 Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Trimont, as primary servicer,
●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the 5YR21 Master Servicer from time to time,
●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,
●	performing inspections of the related mortgaged properties at the frequency required of the 5YR21 Master Servicer under the BANK5 2026-5YR21 PSA and providing inspection reports to the 5YR21 Master Servicer,
●	monitoring borrower insurance obligations on such Mortgage Loan and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
●	notifying the 5YR21 Master Servicer of any borrower requests or transactions and performing certain duties of the 5YR21 Master Servicer with respect to such borrower request or transaction; provided, however, that Trimont will not permit or consent to any borrower request or transaction without confirming that the 5YR21 Master Servicer is either obligated to process or the 5YR21 Master Servicer and the related Non-Serviced Special Servicer have mutually agreed that the 5YR21 Master Servicer will process such request and obtaining the prior written consent of the 5YR21 Master Servicer,
●	promptly notifying the 5YR21 Master Servicer of any defaults under the Mortgage Loan, collection issues or customer issues; provided that Trimont will not take any action with respect to enforcing such Mortgage Loan without the prior written approval of the 5YR21 Master Servicer,
●	in connection with any request for materials by the asset representations reviewer with respect to the BANK5 2026-5YR21 PSA or any other asset representations reviewer, promptly providing the 5YR21 Master Servicer with any documents requested by the 5YR21 Master Servicer and cooperating with the master servicer in connection with its obligations relating to such request; and
●	with respect to all servicing responsibilities of the 5YR21 Master Servicer under the PSA which are not being performed by Trimont under the Trimont Primary
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Servicing Agreement, Trimont will reasonably cooperate with the 5YR21 Master Servicer to facilitate the timely performance of such servicing responsibilities.

Trimont may hold certain original letters of credit on behalf of the 5YR21 Master Servicer and the related Non-Serviced Trustee for the benefit of the certificateholders and VRR interest owners with respect to the BANK5 2026-5YR21 transaction, but will not hold any other portion of a mortgage file; provided that from time to time, Trimont may temporarily have possession of certain other documents in the mortgage file in connection with certain servicing duties.

Trimont will also timely provide such certifications, reports and registered public accountant attestations required by the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or by the 5YR21 Master Servicer to permit it to comply with the BANK5 2026-5YR21 PSA and the depositor with respect to the BANK5 2026-5YR21 transaction to comply with its Exchange Act reporting obligations.

Trimont will not communicate directly with the related Non-Serviced Special Servicer, the related Non-Serviced Directing Certificateholder or any rating agency rating any of the certificates issued under the BANK5 2026-5YR21 transaction except in very limited circumstances set forth in the Trimont BANK5 2026-5YR21 Primary Servicing Agreement.

Trimont will have no obligation to make any principal and interest advance or any servicing advances. Trimont will not make any “Major Decisions” (as such term is used in the BANK5 2026-5YR21 PSA) or take any other action requiring the approval of the 5YR21 Master Servicer under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement without the prior written approval of the 5YR21 Master Servicer. In the case of “Major Decisions” (as such term is used in the BANK5 2026-5YR21 PSA), such consent will be subject to the consent of the related Non-Serviced Special Servicer.

Compensation. As compensation for its activities under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement, the primary servicing fee with respect to the 1500 Post Oak Boulevard Mortgage Loan will be paid only to the extent that the 5YR21 Master Servicer receives the servicing fee with respect to the 1500 Post Oak Boulevard Mortgage Loan under the BANK5 2026-5YR21 PSA. Trimont will be entitled to certain additional servicing compensation as further set forth in the Trimont BANK5 2026-5YR21 Primary Servicing Agreement with respect to the 1500 Post Oak Boulevard Mortgage Loan, including, but not limited to, a portion of modification fees, assumption fees and defeasance fees, but only from amounts to which the 5YR21 Master Servicer is entitled under the BANK5 2026-5YR21 PSA.

Trimont will be required to remit to the 5YR21 Master Servicer any additional servicing compensation or other amounts received by it which Trimont is not entitled to retain. Except as otherwise provided in the Trimont BANK5 2026-5YR21 Primary Servicing Agreement, Trimont will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement.

Indemnification; Limitation of Liability. Trimont and its partners, directors, officers, shareholders, members, managers, employees or agents (the “Trimont Parties”) will have no liability to the 5YR21 Master Servicer for any action taken or refraining from the taking of any action, in good faith pursuant to the Trimont BANK5 2026-5YR21 Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect Trimont Parties against any breach of representations or warranties made in the Trimont BANK5 2026-5YR21 Primary Servicing Agreement, or against any liability which would otherwise be imposed on Trimont by reason of its willful misconduct, bad faith or negligence (or by

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reason of any specific liability imposed under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement for a breach of the applicable servicing standard) in the performance of its obligations or duties under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement. The Trimont Parties will be indemnified and held harmless by the 5YR21 Master Servicer against any and claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (for the avoidance of doubt, including without limitation reasonable attorneys’ fees and expenses and expenses relating to the enforcement of this indemnity and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (collectively, the “Losses” ) incurred by Trimont (i) resulting from (A) any breach by the 5YR21 Master Servicer of a representation or warranty made by it in the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or (B) the 5YR21 Master Servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties hereunder or negligent disregard of its obligations and duties under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or (ii) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or the transactions contemplated by the Trimont BANK5 2026-5YR21 Primary Servicing Agreement, other than any Losses incurred by Trimont (A) that are specifically required to be borne by Trimont without right of reimbursement pursuant to the terms of the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or (B) incurred by reason of (1) a breach of any representation or warranty by Trimont, or (2) willful misconduct, bad faith or negligence of Trimont in the performance of its respective obligations or duties under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement; provided, however, that the indemnification under clause (ii) above shall be strictly limited to any actual amount of indemnification received by the 5YR21 Master Servicer under the BANK5 2026-5YR21 PSA as a result of pursuing the trust formed under the BANK5 2026-5YR21 PSA on behalf of Trimont for such indemnification.

Trimont will be required to indemnify and hold harmless the 5YR21 Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the 5YR21 Master Servicer in connection with Losses resulting from (i) any breach by Trimont of a representation or warranty made by it in the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or (ii) any willful misconduct, bad faith, fraud or negligence by Trimont in the performance of its obligations or duties under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The Trimont BANK5 2026-5YR21 Primary Servicing Agreement may be terminated with respect to the 1500 Post Oak Boulevard Mortgage Loan if any of the following occurs:

●	the 5YR21 Master Servicer (or the depositor with respect to the BANK5 2026-5YR21 transaction to the extent such depositor has the right to terminate Trimont under the BANK5 2026-5YR21 PSA) elects to terminate Trimont following an event of default under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement (which will generally be substantially similar in nature and scope, but not identical, to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
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●	promptly following Trimont becoming a risk retention affiliate of any third party purchaser with respect to the BANK5 2026-5YR21 transaction;
●	upon resignation by Trimont in accordance with the terms of the Trimont BANK5 2026-5YR21 Primary Servicing Agreement;
●	upon defeasance of the 1500 Post Oak Boulevard Mortgage Loan or, at the option of the 5YR21 Master Servicer, in the event the 1500 Post Oak Boulevard Mortgage Loan is purchased or repurchased pursuant to the terms of the BANK5 2026-5YR21 PSA;
●	upon the later of the final payment or other liquidation of the last mortgage loan serviced under the Trimont BANK5 2026-5YR21 Primary Servicing Agreement and disposition of all related REO property and remittance of all funds thereunder;
●	upon termination of the BANK5 2026-5YR21 PSA; or
●	by mutual consent of Trimont and the 5YR21 Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Trimont, Trimont will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will remain entitled to all surviving indemnification rights. In such event, Trimont is required to cooperate fully with the 5YR21 Master Servicer to transition primary servicing of the 1500 Post Oak Boulevard Mortgage Loan to the 5YR21 Master Servicer or its designee.

The Special Servicer

KeyBank National Association (“KeyBank”), a national banking association, will act as the special servicer under the PSA (the “Special Servicer”).

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the master servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the trustee or any mortgage loan seller.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2023	12/31/2024	12/31/2025	3/31/2026
By Approximate Number	18,238	21,269	20,028	18,230
By Approximate Aggregate Principal Balance (in billions)	$442.1	$478.1	$468.3	$458.3

Within this servicing portfolio are, as of March 31, 2026, approximately 11,505 loans with a total principal balance of approximately $284.0 billion that are included in approximately 1,005 commercial mortgage-backed securitization transactions.

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KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2025, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2026, KeyBank was named as special servicer with respect to commercial mortgage loans in 413 commercial mortgaged-backed securities transactions totaling approximately $223.1 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 379 commercial mortgage loans with an aggregate outstanding principal balance of approximately $9.32 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2023	12/31/2024	12/31/2025	3/31/2026
By Approximate Number of Transactions	372	408	418	413
By Approximate Aggregate Principal Balance (in billions)	$194.0	$218.2	$222.9	$223.1

KeyBank has resolved over $17.66 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15	$3.21	$2.61	$4.55

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of

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“MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’ ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A2
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	BBB+	A-	Baa1
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the Special Servicer, generally responsible for the special servicing functions with respect to the Serviced Mortgage Loans and any REO Property. KeyBank may from time to time perform some of its servicing obligations under the PSA through one

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or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described in “The Pooling and Servicing Agreement” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the underlying mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any REO Property held by the Trust are deposited into an REO Account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving such mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of Certificates in the future. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under this sub-heading “—The Special Servicer” regarding KeyBank has been provided by KeyBank.

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Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The information set forth above under this sub-heading “—The Special Servicer” regarding KeyBank has been provided by KeyBank.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Non-Serviced Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), acts as (i) the master servicer under the BANK5 2026-5YR21 PSA, pursuant to which the Hilton Waterfront Beach Resort Whole Loan, Freeway Business Park Whole Loan and the 1500 Post Oak Boulevard Whole Loan are serviced and (ii) the servicer under the MTN 2026-LPFX TSA, pursuant to which the Mountain Industrial Portfolio Whole Loan is serviced (the Mortgage Loans relating to the Whole Loans covered by clauses (i) and (ii), collectively 20.9%) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland

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is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, Morningstar DBRS and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland operates under a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the BANK5 2026-5YR21 PSA and the MTN 2026-LPFX TSA, as applicable, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
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●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the BANK5 2026-5YR21 PSA and the MTN 2026-LPFX TSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the BANK5 2026-5YR21 PSA and the MTN 2026-LPFX TSA, as applicable, and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the BANK5 2026-5YR21 PSA or the MTN 2026-LPFX TSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

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Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, VRR Interest Owners, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of March 31, 2026, Midland was master and primary servicing approximately 19,070 commercial and multifamily mortgage loans with a principal balance of approximately $429 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,878 of such loans, with a total principal balance of approximately $354 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2023 to 2025.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
CMBS	$336	$347	$352
Other	$244	$173	$156
Total	$580	$521	$508

As of March 31, 2026, Midland was named the special servicer in approximately 296 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $104 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 208 assets with an outstanding principal balance of approximately $5.2 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2023 to 2025.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
Total	$119	$118	$105

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering, in the secondary market.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

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Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Non-Serviced Master Servicer has been provided by Midland.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 1717 McKinney Avenue, Dallas, Texas 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders or the VRR Interest Owners, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of March 31, 2026, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $69.0 billion issued in 94 transactions.

As of March 31, 2026, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $26.8 billion issued in 33 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the

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personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser or a depositor, trustee, certificate administrator, Master Servicer, or Special Servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding BellOak has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial

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mortgage-backed securities. JPMorgan Chase Bank, National Association will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”).

The Retaining Sponsor is expected to satisfy its risk retention requirement through a combination of the following:

●	The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules). Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.
o	The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $19,601,549.72, representing approximately 2.300% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates (other than the Class R certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.
o	JPMorgan Chase Bank will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
o	On the Closing Date, JPMorgan Chase Bank, National Association, a national banking association, the Retaining Sponsor, will acquire from the depositor, and retain, in the form of the RR Interest, $2,968,984.72 of the VRR Interest, representing approximately 15.15% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $6,131,570.00 of the VRR Interest, representing approximately 31.28% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank, National Association originated approximately 31.28% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $5,603,950.00 of the
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VRR Interest, representing approximately 28.59% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America, National Association, originated approximately 28.59% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., in its capacity as a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Morgan Stanley Mortgage Capital Holdings LLC, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $4,897,045.00 of the VRR Interest, representing approximately 24.98% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank, N.A., originated approximately 24.98% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than JPMorgan Chase Bank, National Association) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest.  The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirement through the purchase by CMBS 4 Sub 16, LLC, a Delaware limited liability company, and TH Holdco 1 (Cayman), L.P., a Cayman Islands exempted limited partnership, each a “third-party purchaser” (as defined in the Credit Risk Retention Rules, each a “Third Party Purchaser”, and collectively, the “Third Party Purchasers”) of the Class G-RR and Class H-RR certificates (the “Horizontal Risk Retention Certificates”), with an estimated initial Certificate Balance of $50,999,742 and representing approximately 2.75% of the aggregate fair value of the certificates (other than the Class R certificates) and the VRR Interest as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an
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“eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchasers and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchasers or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date (other than from Yield Maintenance Charges and Prepayment Premiums) will, in general, equal the sum of (i) the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of (i) the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and (ii) the initial VRR Interest Balance of the VRR Interest.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

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Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Interest Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “VRR Interest Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Interest Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

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Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The HRR Interest

Third Party Purchasers

CMBS 4 Sub 16, LLC

CMBS 4 Sub 16, LLC, a Delaware limited liability company, is expected to (i) act as an initial Third Party Purchaser and (ii) retain 75% of the Class X-E, Class X-F, Class E, Class F, Class G-RR and Class H-RR certificates. CMBS 4 Sub 16, LLC or an affiliate may purchase additional certificates.

CMBS 4 Sub 16, LLC is directly or indirectly owned by Prime Finance CMBS Opportunities Fund 4, L.P. and Prime Finance CMBS Opportunities Fund 4 (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage-backed securities and certain other investments. The Fund commenced operations on June 13, 2024, and has total investor capital commitments of $502.6 million to date. This is anticipated to represent CMBS 4 Sub 16, LLC's first purchase of CMBS B-piece securities and the Fund’s 17th purchase of CMBS B-piece securities through its subsidiaries (including CMBS 4 Sub 16, LLC).

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the Fund had an average of 30 years of real estate experience as of March 31, 2026. The funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-piece securities. As of March 31, 2026, funds advised by Prime Finance own approximately 336 separate real estate credit investments, including eighty-seven (87) CMBS B-piece securities.

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As of March 31, 2026, Prime Finance affiliates (including the Fund) have originated or acquired over $33 billion of commercial real estate debt investments. Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

TH Holdco 1 (Cayman), L.P.

TH Holdco 1 (Cayman), L.P., a Cayman exempted limited partnership, is expected to (i) act as an initial Third Party Purchaser and (ii) retain 25% of the Class X-E, Class X-F, Class E, Class F, Class G-RR and Class H-RR certificates. TH Holdco 1 (Cayman), L.P. or an affiliate may purchase additional Certificates.

TH Holdco 1 (Cayman), L.P. is directly or indirectly owned by Prime Finance CMBS Opportunities TH (Cayman), L.P. (the “TH Fund”). The TH Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. This is anticipated to represent TH Holdco 1 (Cayman), L.P.'s fourth purchase of CMBS B-piece securities and the TH Fund’s fifth purchase of CMBS B-piece securities through its subsidiaries (including TH Holdco 1 (Cayman), L.P.).

The TH Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the TH Fund had an average of 30 years of real estate experience as of March 31, 2026. The funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2026, funds advised by Prime Finance own approximately 336 separate real estate credit investments, including eighty-seven (87) CMBS B-Piece Securities.

As of March 31, 2026, Prime Finance affiliates have originated or acquired over $33 billion of commercial real estate debt investments. Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

General

The Third Party Purchasers are expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

The interest of each Third Party Purchaser in the Class G-RR and Class H-RR certificates will be pari passu to the interest of the other Third Party Purchaser. CMBS 4 Sub 16, LLC is expected to purchase for cash approximately 75% of the Class G-RR and Class H-RR certificates, with an aggregate initial Certificate Balance of approximately $38,249,806.50, for a purchase price of approximately $17,578,080, representing approximately 2.06% of the fair value of all classes of certificates (other than the Class R certificates) and the VRR Interest. TH Holdco 1 (Cayman), L.P. is expected to purchase for cash approximately 25% of the Class G-RR and Class H-RR Certificates, with an aggregate initial Certificate Balance of approximately $12,749,935.50, for a purchase price of approximately $5,859,360, representing approximately 0.69% of the aggregate fair value of all classes of certificates (other than the Class R certificates) and the VRR Interest.

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Class of Horizontal Risk Retention Certificates	Initial Certificate Balance	Fair Value (in $ and %) of the Horizontal Risk Retention Certificates(1)	Purchase Price(2)
Class G-RR	$11,449,000	$7,371,771 / 0.86%	64.3879%
Class H-RR	$39,550,742	$16,065,670 / 1.88%	40.6204%

(1)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a dollar amount and as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates) and the VRR Interest.
(2)	Expressed as a percentage of the expected initial Certificate Balance of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchasers is approximately $23,437,440, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is approximately $23,437,440, representing approximately 2.75% of the aggregate fair value of all of the certificates (other than the Class R certificates) and VRR Interest issued by the issuing entity. The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible risk retention interest with an aggregate fair value dollar amount of $42,691,029, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) and the VRR Interest.

The approximate fair value of each class of certificates (other than the Class R certificates) and the VRR Interest based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$1,562,967
Class A-2	$60,598,320
Class A-3	$536,911,573
Class X-A	$14,744,281
Class X-B	$1,279,063
Class A-S	$78,255,255
Class B	$45,022,335
Class C	$33,305,067
Class X-D	$2,180,553
Class X-E	$471,220
Class X-F	416,367
Class D	$22,641,987
Class E	$7,338,442
Class F	$6,017,833
Class G-RR	$7,371,771
Class H-RR	$16,065,670
Class RR	$16,663,385
RR Interest	$2,974,486

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchasers based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs

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from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the classes of Horizontal Risk Retention Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Hedging, Transfer and Financing Restrictions

The Third Party Purchasers will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by each Third Party Purchaser not to transfer its Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until June 11, 2031. On and after that date, each Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as such Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the Horizontal Risk Retention Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

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Operating Advisor

The operating advisor for the transaction is BellOak, LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

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The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer within 10 business days of its determination of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by the special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank (solely in its capacity as a mortgage loan seller), Bank of America, JPMCB and MSMCH will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator

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was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of MSMCH’s decision to include each of its Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no

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assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Bank of America’s decision to include each of its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document

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delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates (collectively, the “Class X Certificates”), and Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in the Credit Risk Retention Rules), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The Certificates (other than the Class X Certificates and the Class R certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class G-RR and Class H-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by CMBS 4 Sub 16, LLC and TH Holdco 1 (Cayman), L.P.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, and the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances, shown under “Summary of Certificates and VRR Interest”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

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The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2026.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required

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to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

The Percentage Interest of any Class R certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
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●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Vertically Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Vertically Retained Percentage, and (ii) any Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as

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applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Non-Vertically Retained Percentage of Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)                   prior to the Cross-Over Date:

(a)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;
(b)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;
(c)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above
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have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)               on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates, are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

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Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertically Retained Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Interest Realized Loss previously allocated to the VRR Interest; (ii) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of

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Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest Balance of the VRR Interest is so increased, the amount of unreimbursed Realized Losses or VRR Interest Realized Loss, as applicable, of such class of certificates or VRR Interest will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates for any Distribution Date will equal the applicable rate set forth below.

The Pass-Through Rate on the Class A-1 certificates for any Distribution Date will be a per annum rate equal to 4.86400%.

The Pass-Through Rate on the Class A-2 certificates for any Distribution Date will be a per annum rate equal to 5.22500%.

The Pass-Through Rate on the Class A-3 certificates for any Distribution Date will be a per annum rate equal to 5.71300%, subject to a maximum rate equal to the WAC Rate for such Distribution Date

The Pass-Through Rate on the Class A-S certificates for any Distribution Date will be a per annum rate equal to 6.01900%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class B certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates for any Distribution Date will be a per annum rate equal to 5.96200%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates for any Distribution Date will be a per annum rate equal to 4.50000%.

The Pass-Through Rate on the Class E certificates for any Distribution Date will be a per annum rate equal to 5.12500%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F certificates for any Distribution Date will be a per annum rate equal to 5.12500%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

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The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is

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the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

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(b)  the Unscheduled Principal Distribution Amount for that Distribution Date,

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

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The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)            the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)         all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

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(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)            the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same

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characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest

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that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor

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Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal

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Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

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Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Certificates (other than the Class X-E, Class X-F, Class E, Class F, Class G-RR, Class H-RR and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date;

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above; and

(4) to the Class X-D certificates, any remaining portion of the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium.

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay (x) to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which

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is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date and (y) the VRR Interest Owners, the Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom).

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in

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connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class X-F and Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates and VRR Interest”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the

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related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)         the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A)   that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00125% per annum, (B)   all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest

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Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Vertically Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Certificates (other than the Class R certificates), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR Certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation

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of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

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sixth, to the Class C certificates

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

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Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1) a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

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(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, no master servicer or special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).
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In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special

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Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, a Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor a certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be each of (i) the party selected by Wells Fargo Bank, National Association, (ii) the party selected by Bank of America, National Association, (iii) the party selected by Morgan Stanley Bank, N.A., and (iv) the party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties are expected to be Wells Fargo Bank, National Association, Bank of America,

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National Association, Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the

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reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such

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party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to

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deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
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o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a
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Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by a Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website and has registered to receive e-mail notification that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that a Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the

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PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer

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relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Owners and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate

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administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of its determination of the existence or cessation of any Control Termination Event or any Consultation Termination Event.

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Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates or the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through

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its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such

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credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take

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conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer

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or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owners or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owners or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owners or VRR Interest Owner.

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Any Certificateholder, Certificate Owners or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners and VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, Minnesota 55108
Attention: Corporate Trust Administration Group – BANK5 2026-5YR22

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners or VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator, based on information in its possession, is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Mountain Industrial Portfolio Mortgage Loan (9.6%) (the “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)              an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)               the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                 an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)              the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v)   above;

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(vii)           originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)        the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)              any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)             the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)            the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)           the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)        the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)   the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related

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Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA).

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                  the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)             any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)            all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)               the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)            any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

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(vii)           any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)           any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)           any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)           any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       all related environmental reports; and

(xiv)      all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

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(l)   a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of

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the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of each Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of each Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the

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foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of each Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to

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the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time, to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to each Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

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(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

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(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to

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constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced

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Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related

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Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and VRR Interest Owners (as a collective whole as if such Certificateholders and VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

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(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material

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respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

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If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified

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number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified,

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and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as

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applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the

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borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA.

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Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates (other than the Class R certificates) and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to

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the Non-Vertically Retained Percentage multiplied by such gains and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Vertically Retained Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Certificates and the VRR Interest have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification

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set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                        to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause   (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                 to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)              to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                  to pay for any unpaid costs and expenses incurred by the issuing entity;

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(x)                     to pay itself and the special servicer, as applicable, as additional servicing compensation, (A)   interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B)   certain penalty charges and default interest;

(xi)                  to recoup any amounts deposited in the Collection Account in error;

(xii)               to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)            to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)             to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)             to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)          to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)           to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)              to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to

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the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan)	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.
Certificate Administrator Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to (i) the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan, less (ii) the $1,250 monthly Trustee Fee paid to the Trustee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, $1,250	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $22,000 multiplied by the number of Subject Loans, plus (ii) $2,200 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,900 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,700 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per

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annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.00250% per annum, (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan, a primary servicing fee rate ranging between 0.00125% per annum and 0.00250% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
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●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late penalty charges, payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain

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any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Trimont will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as the master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as the master servicer; provided that Trimont may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition,

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Trimont will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater (i) of a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan

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becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

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A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                 the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)               the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

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(v)                   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                 100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)              100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)                100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)                   50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

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(vi)                with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds, and

(vii)             100% of charges for beneficiary statements and demands actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by the special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

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Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $1,250 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01106% (1.106 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00149% (0.149 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and VRR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be

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required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00024% (0.024 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $22,000 multiplied by the number of Subject Loans, plus (ii) $2,200 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,900 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,700 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related

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mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

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(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

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2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Cumulative Appraisal Reduction Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

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Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within five business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of

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such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

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Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Certificates (other than the Class R certificates), on the other hand, based on the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified

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Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class H-RR, Class G-RR and Class F certificates, in that order). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master

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servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use

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reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect

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to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer (at its own expense) and special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing

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to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent

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obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and VRR Interest Owners. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

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Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Serviced Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or cause any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as described in the next sentence such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision.

In connection with the mutual agreement between the special servicer and master servicer that the master servicer would process a Major Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with

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respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder).

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan (and, in the case of clause (x), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, such master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the applicable Risk Retention Consultation Party:

(i)                    grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                 consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)               approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                   consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will

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be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

(vii)             approve annual operating budgets for Mortgage Loans;

(viii)          consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)              grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                 any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement (including, without limitation, any action to enforce rights or decision not to enforce rights) other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)              any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s

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consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)           approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)        any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)         grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major

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Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

(1)	extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or
(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation

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Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing

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Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer in order to grant or withhold such consent or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special

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servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Non-Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the applicable master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, upon the request of any Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the applicable Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or

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approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial

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statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable, and the special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or within 120 days of the date that the original balloon payment was due, or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      in the judgment of the master servicer or the special servicer (and in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder), a payment default (other than with respect to a balloon payment) is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days; provided that the special servicer will not be permitted to make

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such judgment at any time that the special servicer is affiliated with the Directing Certificateholder;

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and

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adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30 day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”) Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance
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of a Consultation Termination Event);

●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
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●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction is inconsistent with the Servicing Standard, the special servicer, may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

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Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of the Directing Certificateholder Asset Status Report Approval Process.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Control Termination Event the operating advisor will consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with the special

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servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if

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applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of

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the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit

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offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

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If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest

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Owners and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing

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compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection,

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no

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Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be CMBS 4 Sub 16, LLC or its affiliate.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F, Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders

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(or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent of the Directing Certificateholder or consultation with the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or consultation is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, is received within ten (10) Business Days following written request for consent or consultation, as the case may be, and its receipt of all reasonably requested information on any required consent or consultation, such consent will be deemed given or such consultation will be deemed to have occurred, as applicable; provided that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any

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additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Serviced Mortgage Loan (and, in the case of clause (xi), a Non-Serviced Mortgage Loan)or Serviced Whole Loan, each of the following:

(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan that comes into and continues in default;

(ii)                    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)                 any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                   (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)                releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held

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as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)             any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                 other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                    other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)                 other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)              any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)           requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)            other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)               agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations

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of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)            determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)         other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)          other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)             the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure

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any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the VRR Interest ), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Parties, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the applicable Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to a Risk Retention Consultation Party or the holder of a majority of the VRR Interest by whom such risk Retention Consultation Party was appointed, the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the applicable Risk Retention Consultation Party (on a non-binding basis) in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of

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such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with a Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by such Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced

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Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

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If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when no Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of its determination of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or

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any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The

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Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, the VRR Interest, any Certificateholder, any VRR Interest Owner, or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary

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portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)            after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)          if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

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With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any VRR Interest Owner, any Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special

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servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)            that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)         that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)       that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, any Risk Retention Consultation Party, a Third Party Purchaser, or a depositor, a

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trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)       that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)          that (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have)been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions

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concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other

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than the VRR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within

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30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Parties, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating

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advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole

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Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that, if applicable, the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 2021 and December 2025 was 17.6%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the Certificate Administrator’s Website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)            a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)         a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)        copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)          a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)       a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the

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special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate

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administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any Third Party Purchaser, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives

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such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)           any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)         any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)          the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator

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of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest Owners over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those

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holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to

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the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

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Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

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In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to

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the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation

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of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(h) the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu

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Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

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Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If

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the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust, any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing

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entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer or special servicer, the depositor, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection

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Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with

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the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

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Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution

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Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or

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dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as

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to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the

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mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is

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continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing

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terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2026-5YR22 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
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●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2026-5YR22 mortgage pool, if necessary).
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●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Mountain Industrial Portfolio Mortgage Loan

The Mountain Industrial Portfolio Mortgage Loan (9.6%) is being serviced pursuant to the MTN 2026-LPFX TSA. The servicing terms of the MTN 2026-LPFX TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

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●	The related Non-Serviced Master Servicer under the MTN 2026-LPFX TSA earns a primary servicing fee with respect to the Mountain Industrial Portfolio Mortgage Loan equal to 0.000005% per annum.
●	Upon the Mountain Industrial Portfolio Mortgage Loan becoming a specially serviced loan under the MTN 2026-LPFX TSA, the related Non-Serviced Special Servicer under the MTN 2026-LPFX TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a per annum rate of 0.15% until the Special Servicing Loan Event (as defined in the MTN 2026-LPFX TSA) no longer exists.
●	The related Non-Serviced Special Servicer under the MTN 2026-LPFX TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25% of each payment of principal and interest (other than default interest) made on the Mountain Industrial Portfolio Whole Loan for so long as another Special Servicing Loan Event does not occur.
●	The related Non-Serviced Special Servicer under the MTN 2026-LPFX TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.15% to the related payment or proceeds.

Prospective investors are encouraged to review the full provisions of the MTN 2026-LPX TSA, which is available via request from the underwriters.

Servicing of the Hilton Waterfront Beach Resort, Freeway Business Park and 1500 Post Oak Boulevard Mortgage Loans

The Hilton Waterfront Beach Resort Mortgage Loan (5.5%), Freeway Business Park Mortgage Loan (3.5%) and 1500 Post Oak Boulevard Mortgage Loan (2.3%) are being serviced pursuant to the BANK5 2026-5YR21 PSA. The servicing terms of the BANK5 2026-5YR21 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a servicing fee with respect to the Hilton Waterfront Beach Resort, Freeway Business Park and 1500 Posto Oak Boulevard Mortgage Loans that is to be calculated at 0.00250% per annum (in the case of the Hilton Waterfront Beach Resort and Freeway Business Park Mortgage Loans) or 0.00125% per annum (in the case of the 1500 Post Oak Boulevard Mortgage Loan); provided that with respect to the 1500 Post Oak Boulevard Mortgage Loan, such fee will be paid to Trimont LLC as the applicable primary servicer.
●	Upon the Hilton Waterfront Beach Resort Whole, Freeway Business Park Whole Loan or 1500 Post Oak Boulevard Whole Loan, as applicable, becoming a specially serviced loan under the BANK5 2026-5YR21 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Hilton Waterfront Beach Resort Whole Loan, Freeway Business Park Whole Loan or 1500 Post Oak Boulevard Whole Loan, as applicable, accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $5,000. The Freeway Business Park Mortgage Loan documents provide that special servicing fees may
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not exceed 0.50% per annum of the outstanding balance of the related Whole Loan.

●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Hilton Waterfront Beach Resort Whole Loan, Freeway Business Park Whole Loan or 1500 Post Oak Boulevard Whole Loan, as applicable. Such fee is subject to a floor of $25,000. The Freeway Business Park Mortgage Loan documents provide that if the related Mortgagor has requested a workout with the Mortgagee (or a related servicer) and subsequently rescinds such workout request in writing prior to the Mortgagee (and/or such servicer) and the Mortgagor agreeing to such workout request in writing, then the Mortgagor will not be liable for any workout (or modification) fee, but will only be liable for the actual out of pocket costs and expenses of the Mortgagee and/or the related servicer (including, but not limited to, any reasonable attorneys' fees).
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of Hilton Waterfront Beach Resort Whole Loan, Freeway Business Park Whole Loan or 1500 Post Oak Boulevard Whole Loan, as applicable, or related REO Property. Such fee is subject to a floor of $25,000.
●	The operating advisor under the BANK5 2026-5YR21 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK5 2026-5YR22 operating advisor is entitled to consult with the BANK5 2026-5YR22 special servicer.

Prospective investors are encouraged to review the full provisions of the BANK5 2026-5YR21 PSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of

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the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and Morningstar DBRS.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material

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necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional

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master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to

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such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owners will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Vertically Retained Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Vertically Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of

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then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating

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Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the

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timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

No amendment to the PSA that is materially adverse to the interests of the Directing Certificateholder may be effected unless the Directing Certificateholder provides written consent to such amendment.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the Trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or

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examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose (A) long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or that has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s for so long the master servicer maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, (B) long-term senior unsecured debt or issuer default rating is rated at least “A” by Fitch (or short-term rating is at least “F1” by Fitch) (provided, however, that the trustee may maintain a long-term senior unsecured debt or issuer default rating of at least “BBB-” by Fitch as long as the master servicer has a long term unsecured debt or issuer default rating of at least “A” by Fitch or a short-term rating of at least “F1” by Fitch), and (C) if rated by Morningstar DBRS, a long-term senior unsecured debt or issuer credit rating of at least “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch) (provided that the trustee may maintain a long-term senior unsecured debt or issuer credit rating of “BBB(low)” by Morningstar DBRS as long as the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a long-term unsecured debt rating of at least “A” by Morningstar DBRS, (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s and “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or (c) in the case of each of clause (ii)(a) and (ii)(b), an institution with respect to which each Rating Agency has provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the

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PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Fourteen (14) Mortgaged Properties (28.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the

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property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Thirteen (13) Mortgaged Properties (12.9%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that

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physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

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The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from

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bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates and the VRR Interest Owners, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

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Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee

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becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the

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bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the

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court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a

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non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the

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time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or

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shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

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CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders and the VRR Interest Owners.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the

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senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the

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maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act,

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the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is expected to be the initial holder of a portion of the VRR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Bank of America, a mortgage loan seller, an originator, a sponsor, an initial Risk Retention Consultation Party and the holder of a portion of the VRR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters. Bank of America is also the holder of the companion loans for which the noteholder is identified as “Bank of America, National Association” (if any) in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and an initial Risk Retention Consultation Party, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the VRR Interest and the holder of one or more companion loans to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, the retaining sponsor, an initial Risk Retention Consultation Party, the holder of a portion of the VRR Interest and the holder of the companion loans for which the noteholder is identified as “JPMorgan Chase Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont, the master servicer, is also the primary servicer with respect to the 1500 Post Oak Boulevard Whole Loan pursuant to a primary servicing agreement entered into with Midland Loan Services, a Division of PNC Bank, National Association as the Non-Serviced Master Servicer of such Whole Loan under the BANK5 2026-5YR21 PSA.

Trimont is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to certain interim servicing arrangements between Trimont and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Trimont acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to an interim servicing agreement between Trimont and Bank of America, a sponsor, an originator and a mortgage loan seller, Trimont acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Midland is (i) the master servicer under the BANK5 2026-5YR21 PSA, pursuant to which the Hilton Waterfront Beach Resort Whole Loan, Freeway Business Park Whole Loan and the 1500 Post Oak Boulevard Whole Loan are serviced and (ii) the servicer under the MTN 2026-LPFX TSA, pursuant to which the Mountain Industrial Portfolio Whole Loan is serviced.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Computershare Trust Company, National Association is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that MSMCH will transfer to the depositor.

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Computershare Trust Company, National Association is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that BANA will transfer to the depositor.

Computershare Trust Company, National Association, the certificate administrator and custodian, is also (i) the certificate administrator, custodian and trustee under the BANK5 2026-5YR21 PSA, pursuant to which the Hilton Waterfront Beach Resort Whole Loan, the Freeway Business Park Whole Loan and 1500 Post Oak Boulevard Whole Loan are expected to be serviced and (ii) the certificate administrator, custodian and trustee under the MTN 2026-LPFX TSA, pursuant to which the Mountain Industrial Portfolio Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans

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and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is

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lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance of the VRR Interest. Realized Losses and VRR Interest Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$582,847,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$152,998,000	Class A-S, Class B and Class C certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the

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terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$582,847,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$152,998,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will

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conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without
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regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	the Interest Rate in effect for each Mortgage and each Non-Serviced AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2026; and
●	the Offered Certificates are settled with investors on June 11, 2026.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	88%	88%	88%	88%	88%
June 2028	76%	76%	76%	76%	76%
June 2029	49%	49%	49%	49%	49%
June 2030	20%	20%	20%	20%	20%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.86	2.83	2.83	2.83	2.83

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.76	4.53	4.43	4.38	4.26

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.86	4.84	4.80	4.71	4.42

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.53

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.59
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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030	100%	100%	100%	100%	100%
June 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.61

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	6.024%	6.035%	6.035%	6.035%	6.035%
98.0000%	5.624%	5.631%	5.631%	5.631%	5.631%
99.0000%	5.229%	5.232%	5.232%	5.232%	5.232%
100.0000%	4.840%	4.840%	4.840%	4.840%	4.840%
101.0000%	4.457%	4.453%	4.453%	4.453%	4.453%
102.0000%	4.079%	4.071%	4.071%	4.071%	4.071%
103.0000%	3.706%	3.695%	3.695%	3.695%	3.695%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	5.723%	5.744%	5.753%	5.758%	5.769%
99.0000%	5.477%	5.486%	5.490%	5.492%	5.497%
100.0000%	5.233%	5.231%	5.230%	5.229%	5.228%
101.0000%	4.992%	4.979%	4.973%	4.970%	4.962%
102.0000%	4.754%	4.730%	4.719%	4.713%	4.699%
103.0000%	4.519%	4.484%	4.468%	4.459%	4.440%
104.0000%	4.286%	4.241%	4.220%	4.209%	4.183%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.728%	5.728%	5.727%	5.726%	5.723%
101.0000%	5.488%	5.487%	5.485%	5.480%	5.463%
102.0000%	5.252%	5.250%	5.245%	5.237%	5.205%
103.0000%	5.018%	5.015%	5.008%	4.997%	4.951%
104.0000%	4.787%	4.783%	4.774%	4.759%	4.699%
105.0000%	4.558%	4.553%	4.543%	4.524%	4.450%
106.0000%	4.332%	4.327%	4.314%	4.292%	4.205%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
2.1250%	14.223%	13.871%	13.530%	13.069%	11.030%
2.2500%	11.490%	11.127%	10.775%	10.300%	8.195%
2.3750%	8.988%	8.616%	8.254%	7.765%	5.599%
2.5000%	6.686%	6.304%	5.934%	5.432%	3.209%
2.6250%	4.557%	4.167%	3.788%	3.273%	0.998%
2.7500%	2.580%	2.181%	1.794%	1.268%	-1.058%
2.8750%	0.735%	0.329%	-0.066%	-0.602%	-2.975%
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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
0.3750%	49.807%	49.891%	50.010%	50.218%	49.645%
0.5000%	30.615%	30.723%	30.875%	31.139%	30.357%
0.6250%	18.286%	18.410%	18.586%	18.890%	17.945%
0.7500%	9.453%	9.589%	9.783%	10.117%	9.043%
0.8750%	2.685%	2.832%	3.040%	3.397%	2.216%
1.0000%	-2.739%	-2.584%	-2.365%	-1.988%	-3.260%
1.1250%	-7.229%	-7.068%	-6.839%	-6.446%	-7.796%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	6.039%	6.039%	6.039%	6.039%	6.034%
101.0000%	5.800%	5.800%	5.800%	5.800%	5.778%
102.0000%	5.564%	5.564%	5.564%	5.564%	5.524%
103.0000%	5.331%	5.331%	5.331%	5.331%	5.273%
104.0000%	5.100%	5.100%	5.100%	5.100%	5.025%
105.0000%	4.872%	4.872%	4.872%	4.872%	4.781%
106.0000%	4.647%	4.647%	4.647%	4.647%	4.538%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	6.293%	6.294%	6.296%	6.298%	6.307%
101.0000%	6.053%	6.054%	6.055%	6.057%	6.051%
102.0000%	5.815%	5.816%	5.817%	5.820%	5.799%
103.0000%	5.580%	5.581%	5.583%	5.585%	5.549%
104.0000%	5.348%	5.349%	5.350%	5.353%	5.303%
105.0000%	5.119%	5.120%	5.121%	5.123%	5.059%
106.0000%	4.892%	4.893%	4.894%	4.896%	4.818%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	6.467%	6.467%	6.467%	6.467%	6.492%
99.0000%	6.222%	6.222%	6.222%	6.222%	6.233%
100.0000%	5.981%	5.981%	5.981%	5.981%	5.978%
101.0000%	5.742%	5.742%	5.742%	5.742%	5.725%
102.0000%	5.507%	5.507%	5.507%	5.507%	5.475%
103.0000%	5.274%	5.274%	5.274%	5.274%	5.229%
104.0000%	5.044%	5.044%	5.044%	5.044%	4.985%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, foreign government investors, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the VRR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the

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Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and

566

that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

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Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twelve (12) of the Mortgaged Properties securing four (4) Mortgage Loans representing 16.2% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID

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Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of

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stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

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Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s

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acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such

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taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property

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held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the

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corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided

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by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code

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Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$488,923	$18,768,628	$163,063,094	$182,320,644
BofA Securities, Inc.	$446,851	$17,153,593	$149,031,557	$166,632,001
Morgan Stanley & Co. LLC	$390,483	$14,989,769	$130,232,111	$145,612,364
J.P. Morgan Securities LLC	$236,743	$9,088,010	$78,957,238	$88,281,991
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$1,563,000	$60,000,000	$521,284,000	$582,847,000

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Underwriter	Class X-B	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$47,859,376	$23,767,027	$13,673,884	$10,418,466
BofA Securities, Inc.	$43,741,090	$21,721,880	$12,497,250	$9,521,959
Morgan Stanley & Co. LLC	$38,223,411	$18,981,794	$10,920,796	$8,320,821
J.P. Morgan Securities LLC	$23,174,123	$11,508,299	$6,621,070	$5,044,754
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$152,998,000	$75,979,000	$43,713,000	$33,306,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 104.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2026, before deducting expenses payable by the depositor (estimated at approximately $5,386,873, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or

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should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, an initial holder of the VRR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the VRR Interest. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor, a mortgage loan seller, and an initial Risk Retention Consultation Party, and Morgan Stanley Bank, which is an originator and an initial holder of a portion of the VRR Interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator, the retaining sponsor, a mortgage loan seller and an initial holder of a portion of the VRR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)     the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Mountain Industrial Portfolio Mortgage Loan, the portion thereof allocable to WFB);

(2)     the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with

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respect to the Mountain Industrial Portfolio Mortgage Loan, the portion thereof allocable to BANA);

(3)     the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the Mountain Industrial Portfolio Mortgage Loan, the portion thereof allocable to MSMCH); and

(4)     the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the FINRA and the SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-14)—in accordance with Item 601(b)(102) and Item

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601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity

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interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the

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date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For

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purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the

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ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated

588

in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates,

589

although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in June 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to

590

payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

591

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592

Index of Defined Terms

@
@%(#)	182
1
17g-5 Information Provider	387
1986 Act	567
1996 Act	548
3
30/360 Basis	426
4
401(c) Regulations	588
5
5YR21 Master Servicer	325
A
AB Modified Loan	440
Accelerated Mezzanine Loan Lender	379
Acceptable Insurance Default	445
Acting General Counsel’s Letter	164
Actual/360 Basis	224
Actual/360 Loans	414
ADA	550
Additional Exclusions	444
Adjoining Property	207
Administrative Fee Rate	360
ADR	176
Advances	409
Affiliate Owned Homes	192
Affirmative Asset Review Vote	491
Aggregate Available Funds	352
Aggregate Excess Prepayment Interest Shortfall	372
Aggregate Gain-on-Sale Entitlement Amount	353
AIFM Regulations	144
Airport	200
Allocated Appraisal Reduction Amount	437
Allocated Cumulative Appraisal Reduction Amount	437
Aloft Houston Loan	269
Annual Debt Service	176

Appraisal Institute	261
Appraisal Reduction Amount	436
Appraisal Reduction Event	435
Appraised Value	176
Appraised-Out Class	442
AREF	269
ASR Consultation Process	461
Assessment of Compliance	525
Asset Representations Reviewer Asset Review Fee	434
Asset Representations Reviewer Fee	434
Asset Representations Reviewer Fee Rate	434
Asset Representations Reviewer Termination Event	496
Asset Representations Reviewer Upfront Fee	434
Asset Review	493
Asset Review Notice	491
Asset Review Quorum	491
Asset Review Report	494
Asset Review Report Summary	494
Asset Review Standard	493
Asset Review Trigger	489
Asset Review Vote Election	491
Asset Status Report	458
Assumed Final Distribution Date	370
Assumed Scheduled Payment	362
Attestation Report	525
Available Funds	353
B
Balloon LTV Ratio	181
Balloon Payment	181
BAMLCM	282
Bank of America	271
Bank of America Data File	280
Bank of America Guidelines	273
Bank of America Mortgage Loan	279
Bank of America Qualification Criteria	282
Bank of America Reporting Period	282
Bank of America Securitization Database	280
BANK5 2026-5YR21 PSA	241
Bankruptcy Code	73, 540
Barclays	269
Base Interest Fraction	369
Beds	187
BellOak	336

593

Borrower Owned Homes	192
Borrower Party	379
Borrower Party Affiliate	379
Breach Notice	399
Bridge	201
Bridge Bank	123
Bridge Resolution	201
BSCMI	300
C
C(WUMP)O	23
Cabana Lease	193
Cash Flow Analysis	178
CERCLA	548
Certificate Administrator	316
Certificate Administrator/Trustee Fee	433
Certificate Administrator/Trustee Fee Rate	433
Certificate Balance	350
Certificate Owners	390
Certificateholder	380
Certificateholder Quorum	500
Certificateholder Repurchase Request	512
Certificates	350
Certifying Certificateholder	392
C-III	269
Class A Certificates	350
Class RR Certificateholders	4, 338
Class RR Certificates	338, 350
Class X Certificates	350
Clearstream	388
Clearstream Participants	391
Closing Date	175, 258
CMBS	168
CMS	320, 323
CMS Acquisition Closing Date	320
CMS Platform	323
CMS Transaction	320
Collateral Deficiency Amount	440
Collection Account	413
Collection Period	354
Commercial Unit Director	199
Commerzbank	315
Communication Request	393
Companion Distribution Account	413
Companion Holder	241
Companion Holders	241
Companion Loan	51
Companion Loan Rating Agency	241
Companion Loans	173
Compensating Interest Payment	371
Componentized Mortgage Loan	360

Computershare	317
Computershare Limited	317
Computershare Trust Company	316
Conrail	193
Constant Prepayment Rate	558
Consultation Termination Event	477
Control Eligible Certificates	469
Control Note	241
Control Termination Event	477
Controlling Class	469
Controlling Class Certificateholder	469
Controlling Holder	241
Corrected Loan	458
CPP	558
CPR	558
CPY	558
CRE Loans	267, 296
CREC	204
Credit Risk Retention Rules	337
CREFC®	375
CREFC® Intellectual Property Royalty License Fee	435
CREFC® Intellectual Property Royalty License Fee Rate	435
CREFC® Reports	375
Cross-Over Date	357
CTS	317
Cumulative Appraisal Reduction Amount	440, 441
Cure/Contest Period	494
Cut-off Date	173
Cut-off Date Balance	179
Cut-off Date Loan-to-Value Ratio	179
Cut-off Date LTV Ratio	179
D
D or @%(#)	182
D or YM(#)	182
D or YM@(#)	183
D(#)	182
DBNTC	313
DBTCA	315
Debt Service Coverage Ratio	180
Defaulted Loan	465
Defeasance Deposit	228
Defeasance Loans	228
Defeasance Lock-Out Period	228
Defeasance Option	228
Definitive Certificate	388
Delegated Directive	20
Delinquent Loan	490
Demand Entities	284, 298

594

Depositories	389
Determination Date	351
Diligence File	396
Directing Certificateholder	468
Directing Certificateholder Asset Status Report Approval Process	460
Disclosable Special Servicer Fees	432
Discount Rate	369
Dispute Resolution Consultation	514
Dispute Resolution Cut-off Date	514
Distribution Accounts	414
Distribution Date	351
Distribution Date Statement	375
Dodd-Frank Act	171
DOL	584
DSCR	180
DST	198
DTC	388
DTC Participants	389
DTC Rules	390
E
EDGAR	583
EEA	19, 143
Effective Gross Income	178
Eligible Asset Representations Reviewer	495
Eligible Mortgage Holders	199
Eligible Operating Advisor	484
Enforcing Party	512
Enforcing Servicer	512
Environmental Condition	16
ESA	202, 306, 16
Escrow/Reserve Mitigating Circumstances	308
EU CRR	143
EU Institutional Investor	143
EU Investor Requirements	143
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Rules	143
Euroclear	388
Euroclear Operator	391
Euroclear Participants	391
Excess Modification Fee Amount	428
Excess Modification Fees	426
Excess Prepayment Interest Shortfall	372
Exchange Act	257
Excluded Controlling Class Holder	378
Excluded Controlling Class Loan	379

Excluded Information	379
Excluded Loan	379
Excluded Plan	587
Excluded Special Servicer	500
Excluded Special Servicer Loan	500
Exemption	585
Exemption Rating Agency	585
F
FATCA	577
FDIA	162
FDIC	123, 163
FIEL	25
Final Dispute Resolution Election Notice	515
Financial Promotion Order	21
FINRA	582
FIRREA	164, 305
Fitch	329, 495
Flagstar	123
Florida Mortgages	173
FPO Persons	21
FSMA	21, 144
G
GAAP	339
Gain-on-Sale Remittance Amount	354
Gain-on-Sale Reserve Account	414
Garn Act	549
General Special Servicer	269
GLA	180
Government Securities	225
Guaranty (Florida Notes)	173
H
HFC	82
Horizontal Risk Retention Certificates	59, 339, 350
House Bill 21	82
HSTP Act	81
I
Impermissible Risk Retention Affiliate	503
Impermissible TPP Affiliate	503
In Place Cash Management	181
Indirect Participants	389
Initial Delivery Date	458
Initial Pool Balance	173
Initial Requesting Certificateholder	512

595

Initial Subordinate Companion Loan Holder	469
Institutional Investor	24
Insurance and Condemnation Proceeds	413
Intercompany Loan	239
Intercreditor Agreement	241
Interest Accrual Amount	360
Interest Accrual Period	360
Interest Distribution Amount	360
Interest Rate	360
Interest Reserve Account	414
Interest Shortfall	360
Interested Person	467
Investment Account	415
Investor Certification	379
IRS	166
J
Japanese Retention Requirement	26
JFSA	25
Joint Seller Mortgage Loan	394
JPMC	300
JPMCB	300
JPMCB Data Tape	302
JPMCB Deal Team	302
JPMCB Mortgage Loans	302
JPMCB’s Qualification Criteria	303
JPMCCMSC	300
JRR Rule	25
K
KBRA	495
KeyBank	328
L
L(#)	182
Liquidation Fee	429
Liquidation Fee Rate	429
Liquidation Proceeds	413
LNR	269
Loan	269
Loan Per Unit	181
Loan-to-Value Ratio at Maturity	181
Local Law 97	126
Lock-out Period	225
Loss of Value Payment	400
Lower-Tier Regular Interests	565
Lower-Tier REMIC	351, 565
LTV Ratio	179
LTV Ratio at Maturity	181

M
MAI	402
Major Decision	471
Major Decision Reporting Package	470
MAS	24
Master Servicer	319
Master Servicer Decision	448
Material Defect	399
Maturity Date Balloon Payment	181
MCR	147
Midland	332
Midland Serviced Mortgage Loans	332
MIFID II	19
MLPA	394
Modification Fees	426
Moody’s	329, 495
Morgan Stanley Bank	286
Morgan Stanley Group	286
Morgan Stanley Origination Entity	288
Morningstar DBRS	329, 495
Mortgage	174
Mortgage File	394
Mortgage Loan	51
Mortgage Loans	173
Mortgage Note	174
Mortgage Pool	173
Mortgaged Property	174
Mountain Industrial Portfolio Co-Lender Agreement	252
Mountain Industrial Portfolio Companion Loans	251
Mountain Industrial Portfolio Consultation Termination Event	255
Mountain Industrial Portfolio Directing Holder	255
Mountain Industrial Portfolio Junior Notes	251
Mountain Industrial Portfolio Mortgage Loan	251
Mountain Industrial Portfolio Non-Standalone Pari Passu Companion Loans	251
Mountain Industrial Portfolio Notes	251
Mountain Industrial Portfolio Pari Passu Companion Loans	251
Mountain Industrial Portfolio Senior Notes	251
Mountain Industrial Portfolio Servicer	252
Mountain Industrial Portfolio Special Servicer	252
Mountain Industrial Portfolio Standalone Companion Loans	251

596

Mountain Industrial Portfolio Standalone Pari Passu Companion Loans	251
Mountain Industrial Portfolio Subordinate Companion Loans	251
Mountain Industrial Portfolio Whole Loan	251
MSMCH	286
MSMCH Data File	295
MSMCH Mortgage Loans	286
MSMCH Qualification Criteria	296
MSMCH Securitization Database	294
MTN 2026-LPFX Securitization	252
MTN 2026-LPFX TSA	241, 252
N
NCUA	314
Net Mortgage Rate	359
Net Operating Income	181
NFA	582
NFIP	106
NI 33-105	26
NJDEP	207
Non-Collateral Homes	193
Non-Control Note	241
Non-Controlling Holder	241
Non-Florida Mortgages	173
Nonrecoverable Advance	410
Non-Serviced AB Whole Loan	241
Non-Serviced Certificate Administrator	241
Non-Serviced Companion Loan	52, 241
Non-Serviced Companion Loans	52
Non-Serviced Custodian	242
Non-Serviced Directing Certificateholder	242
Non-Serviced Master Servicer	242
Non-Serviced Mortgage Loan	52, 242
Non-Serviced Pari Passu Companion Loan	242
Non-Serviced Pari Passu Mortgage Loan	242
Non-Serviced Pari Passu Whole Loan	242
Non-Serviced PSA	242
Non-Serviced Special Servicer	242
Non-Serviced Trustee	242
non-serviced whole loan	52
Non-Serviced Whole Loan	242
Non-Specially Serviced Loan	473
Non-U.S. Person	577
Non-Vertically Retained Percentage	340
Notice to Tenant Date	200
Notional Amount	351
NRA	182

NRSRO	378
NRSRO Certification	381
O
O(#)	182
OCC	258, 271
Occupancy As Of Date	182
Offer	19
Offered Certificates	350
OID Regulations	568
OLA	163
Operating Advisor Annual Report	482
Operating Advisor Consultation Event	346
Operating Advisor Consulting Fee	433
Operating Advisor Expenses	434
Operating Advisor Fee	433
Operating Advisor Fee Rate	433
Operating Advisor Standard	482
Operating Advisor Termination Event	486
Operating Advisor Upfront Fee	433
Original Premises	213
Original Premises Termination Notice	213
Other Master Servicer	242
Other PSA	242
Other Special Servicer	242
P
P&I Advance	408
P&I Advance Date	408
PACE	123, 238
Pads	187
PAR	306
Par Purchase Price	465
Pari Passu Companion Loan	51
Pari Passu Companion Loans	173
Pari Passu Mortgage Loan	242
Park Owned Homes	192
Participants	388
Parties in Interest	584
partnership representative	576
Pass-Through Rate	358
Patriot Act	552
Payment Due Date	223, 354
Percentage Interest	352
Periodic Payments	352
Permitted Investments	415
Permitted Special Servicer/Affiliate Fees	432
PGS	214
PGS Space	214
PILOT	222

597

PIP	177
PIPs	208
PL	262
Plans	584
PML	262
PML Report	219
PNC Bank	336
Portfolio Report	219
PRC	23
Pre-Closing Platform	323
Preliminary Dispute Resolution Election Notice	514
Prepayment Assumption	570
Prepayment Interest Excess	370
Prepayment Interest Shortfall	371
Prepayment Premium	369
Prepayment Provisions	182
Previous Loan	56
Prime Finance	343
Prime Rate	413
Principal Balance Certificates	350
Principal Distribution Amount	360, 361
Principal Shortfall	362
Prior Gardenhouse Loan	56, 209
Privileged Information	485
Privileged Information Exception	486
Privileged Person	377
Professional Investors	23
Prohibited Prepayment	371
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	513
Proposed Course of Action Notice	513
Prospectus	23
PSA	349
PSA Party Repurchase Request	512
PTCE	587
PTE	585
Purchase Price	401
purchase rights	216
Q
Qualification Criteria	266
Qualified Replacement Special Servicer	501
Qualified Substitute Mortgage Loan	401
Qualifying CRE Loan Percentage	340
R
RAC No-Response Scenario	522
RAR	207
Rated Final Distribution Date	370

Rating Agencies	523
Rating Agency Confirmation	523
REA	92
Realized Loss	373
REC	202
Record Date	351
Registration Statement	583
Regular Certificates	350
Regular Interestholder	568
Regular Interests	565
Regulation AB	525
Reimbursement Rate	413
Related Proceeds	411
Release Date	228
Relevant Investor	24
Relevant Persons	22
Relief Act	551
Remaining Term to Maturity	183
REMIC	565
REMIC LTV Test	166
REMIC Provisions	565
REO Account	415
REO Loan	363
REO Property	458
Repurchase Request	269, 512
Requesting Certificateholder	514
Requesting Holders	442
Requesting Investor	393
Requesting Party	522
Required Credit Risk Retention Percentage	340
Requirements	551
Residual Certificates	350
Resolution Failure	513
Resolved	513
Restricted Group	585
Restricted Party	486
Retaining Parties	338
Retaining Sponsor	338
Review Materials	491
RevPAR	183
Risk Retention Affiliate	485
Risk Retention Affiliated	485
Risk Retention Allocation Percentage	341
Risk Retention Consultation Party	378
RMBS	314
ROFO	216
ROFR	216
Rooms	187
RR Interest	338, 350
RR Interest Owner	4, 338
Rule 15Ga-1 Reporting Period	267, 309
Rule 17g-5	381

598

RWs	269
S
S&P	329, 495
Scheduled Principal Distribution Amount	361
SEC	257
Securities Act	525
Securitization Accounts	349, 415
SEL	262
Senior Certificates	350
Serviced Companion Loan	52, 243
Serviced Mortgage Loan	243
Serviced Pari Passu Companion Loan	243
Serviced Pari Passu Companion Loan Securities	505
Serviced Pari Passu Mortgage Loan	243
Serviced Pari Passu Whole Loan	243
Serviced Whole Loan	52, 243
Servicer Termination Event	503
Servicing Advances	409
Servicing Fee	423
Servicing Fee Rate	423
Servicing Standard	407
SF	183
SFA	24
SFO	23
Similar Law	584
SIPC	582
SMMEA	63, 588
Spaces	187
Special Servicer	328
Special Servicing Fee	427
Special Servicing Fee Rate	427
Specially Serviced Loans	456
Sponsor	239
Sq. Ft.	183
Square Feet	183
Standalone Report	219
Startup Day	566
Stated Principal Balance	362
Streit Act	314
Structured Product	23
Structuring Assumptions	559
Subject 2025 Computershare CMBS Annual Statement of Compliance	318
Subject Loan	434
Subordinate Certificates	350
Subordinate Companion Loan	51, 243
Subordinate Companion Loans	173
Subsequent Asset Status Report	458
Sub-Servicing Agreement	407

SVB	123
SWT2020 Borrower	239
T
T-12	183
Term to Maturity	183
Termination Purchase Amount	527
Terms and Conditions	391
Tests	493
TH Fund	343
Third Party Purchaser	339
TI/LCs	177
TIA	314
Title V	550
Total Operating Expenses	178
Transaction Parties	587
Trimont	165, 319
Trimont BANK5 2026-5YR21 Primary Servicing Agreement	319
TRIPRA	107, 12
Trust	313
Trust REMICs	351, 565
TTM	183
U
U.S. Person	577
U/W DSCR	180
U/W Expenses	184
U/W NCF	184
U/W NCF Debt Yield	186
U/W NCF DSCR	180
U/W Net Cash Flow	184
U/W Net Operating Income	186
U/W NOI	186
U/W NOI Debt Yield	187
U/W NOI DSCR	187
U/W Revenues	187
UCC	534
UK	144
UK CRR	144
UK Institutional Investor	144
UK Investor Requirements	144
UK MIFIR Product Governance Rules	21
UK Securitization Rules	144
Underwriter Entities	132
Underwriting Agreement	579
Underwritten Debt Service Coverage Ratio	180
Underwritten Economic Occupancy	183
Underwritten Expenses	184
Underwritten NCF	184

599

Underwritten NCF Debt Yield	186
Underwritten Net Cash Flow	184
Underwritten Net Cash Flow Debt Service Coverage Ratio	180
Underwritten Net Operating Income	186
Underwritten Net Operating Income Debt Service Coverage Ratio	187
Underwritten NOI	186
Underwritten NOI Debt Yield	187
Underwritten Revenues	187
Units	187
Unscheduled Principal Distribution Amount	362
Unsolicited Information	493
Upper-Tier REMIC	351, 565
UST	203
V
Vertically Retained Percentage	340
Volcker Rule	171
Voting Rights	388
VRR Interest	350
VRR Interest Available Funds	340
VRR Interest Balance	351
VRR Interest Gain-on-Sale Remittance Amount	340
VRR Interest Gain-on-Sale Reserve Account	414

VRR Interest Interest Distribution Amount	341
VRR Interest Owners	4, 338
VRR Interest Principal Distribution Amount	341
VRR Interest Realized Loss	342
W
WAC Rate	359
Wachovia Bank	258
Weighted Average Interest Rate	187
Weighted Averages	188
Wells Fargo Bank	164, 258, 317
Wells Fargo Bank Data Tape	265
Wells Fargo Bank Deal Team	264
Whole Loan	51, 173
Withheld Amounts	414
Workout Fee	427
Workout Fee Rate	427
Workout-Delayed Reimbursement Amount	413
Y
Yield Maintenance Charge	369
YM(#)	182
YM@%(#)	183

600

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	9.97%		MSBNA	MSMCH	NAP	NAP
1.01	Property		1	Springlake	0.8%	7.8%
1.02	Property		1	ARC	0.6%	6.5%
1.03	Property		1	Anderson	0.6%	6.4%
1.04	Property		1	Palm Shadows	0.5%	5.4%
1.05	Property		1	North Raleigh	0.5%	4.6%
1.06	Property		1	Crestview	0.4%	4.4%
1.07	Property		1	Golden Isles	0.4%	4.1%
1.08	Property		1	Pecan Grove	0.4%	3.8%
1.09	Property		1	Lakeview	0.4%	3.7%
1.10	Property		1	Meadowbrook	0.4%	3.7%
1.11	Property		1	B&D	0.4%	3.5%
1.12	Property		1	Countryside	0.3%	3.3%
1.13	Property		1	Maple Hills	0.3%	3.0%
1.14	Property		1	Asheboro	0.3%	2.8%
1.15	Property		1	Hunt Club	0.3%	2.7%
1.16	Property		1	Spaulding	0.3%	2.5%
1.17	Property		1	Warrenville	0.3%	2.5%
1.18	Property		1	Evergreen	0.2%	2.5%
1.19	Property		1	Sunnyland	0.2%	2.3%
1.20	Property		1	Morganton	0.2%	2.1%
1.21	Property		1	Chatham	0.2%	2.1%
1.22	Property		1	Red Fox	0.2%	2.0%
1.23	Property		1	Merritt Place	0.2%	1.9%
1.24	Property		1	Timberview	0.2%	1.6%
1.25	Property		1	Azalea	0.2%	1.5%
1.26	Property		1	Hidden Oaks	0.2%	1.5%
1.27	Property		1	Holly Faye	0.1%	1.5%
1.28	Property		1	Cooley	0.1%	1.4%
1.29	Property		1	Statesville	0.1%	1.4%
1.30	Property		1	Dixie	0.1%	1.4%
1.31	Property		1	Capital View	0.1%	1.2%
1.32	Property		1	Solid Rock	0.1%	1.1%
1.33	Property		1	Driftwood	0.1%	1.0%
1.34	Property		1	Country Road	0.1%	0.9%
1.35	Property		1	Mobile Cottage	0.1%	0.7%
1.36	Property		1	Glynn Acres	0.1%	0.7%
1.37	Property		1	Northview	0.1%	0.7%
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	9.6%		WFB/BANA/MSBNA	WFB/BANA/MSMCH	NAP	NAP
2.01	Property		1	3150 Highway 42	0.4%	4.3%
2.02	Property		1	1151 South Graham Road	0.4%	4.2%
2.03	Property		1	584 US Highway 130	0.4%	4.2%
2.04	Property		1	590 Northport Parkway	0.3%	3.4%
2.05	Property		1	8341 Industrial Parkway	0.3%	3.2%
2.06	Property		1	650 Braselton Parkway	0.3%	3.0%
2.07	Property		1	482 Chaney Avenue	0.2%	2.2%
2.08	Property		1	5000 North Ridge Trail	0.2%	2.2%
2.09	Property		1	5005 Samuell Blvd.	0.2%	2.1%
2.10	Property		1	635 Community Drive	0.2%	1.9%
2.11	Property		1	6538 & 6526 Judge Adams Road	0.2%	1.9%
2.12	Property		1	4350 Fortune Ave NW	0.2%	1.8%
2.13	Property		1	6735 Trippel Road	0.2%	1.8%
2.14	Property		1	1509 Leestown Road	0.2%	1.8%
2.15	Property		1	1601 Brown Road	0.2%	1.8%
2.16	Property		1	22525 West 167th Street	0.2%	1.8%
2.17	Property		1	1414 South Council Road	0.2%	1.7%
2.18	Property		1	4690 Global Avenue NW	0.2%	1.7%
2.19	Property		1	3466 Shippers Drive	0.2%	1.7%
2.20	Property		1	4555 West Highway 146	0.2%	1.6%
2.21	Property		1	9780 Mopar Drive	0.2%	1.6%
2.22	Property		1	3779 Lake Shore Road	0.2%	1.6%
2.23	Property		1	2000 South Walnut Street	0.1%	1.5%
2.24	Property		1	3774 Snyder Road	0.1%	1.5%
2.25	Property		1	8951 Mirabel Road	0.1%	1.4%
2.26	Property		1	8411 Florida Mining Boulevard	0.1%	1.4%
2.27	Property		1	900 Hutchinson Place	0.1%	1.4%
2.28	Property		1	5440 Haggerty Lane	0.1%	1.4%
2.29	Property		1	5703 Mitchell Avenue	0.1%	1.4%
2.30	Property		1	1103 Powderhouse Road SE	0.1%	1.3%
2.31	Property		1	3200 Rodeo Court	0.1%	1.3%
2.32	Property		1	14001 Jetport Loop	0.1%	1.3%
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	0.1%	1.3%
2.34	Property		1	21200 Spring Plaza Drive	0.1%	1.3%
2.35	Property		1	3058 Lakemont Blvd	0.1%	1.3%
2.36	Property		1	2000 Luna Road	0.1%	1.2%
2.37	Property		1	101 North Campus Drive	0.1%	1.0%
2.38	Property		1	4651 Prosper Drive	0.1%	1.0%
2.39	Property		1	5025 Tuggle Road	0.1%	1.0%

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group
2.40	Property		1	450 Northpointe Court	0.1%	1.0%
2.41	Property		1	1602 Vincent Drive	0.1%	0.9%
2.42	Property		1	8644 Polk Lane	0.1%	0.9%
2.43	Property		1	800 Lindale Industrial Parkway	0.1%	0.9%
2.44	Property		1	2465 Fontaine Street	0.1%	0.9%
2.45	Property		1	1430 South Wolf Road	0.1%	0.9%
2.46	Property		1	2552 South 98th Street	0.1%	0.9%
2.47	Property		1	1000 Knell Road	0.1%	0.9%
2.48	Property		1	747 Mill Park Drive	0.1%	0.9%
2.49	Property		1	502 West Independence Drive	0.1%	0.9%
2.50	Property		1	38401 Amrhein Road	0.1%	0.9%
2.51	Property		1	6101 SW 44th Street	0.1%	0.7%
2.52	Property		1	700 Hudson Road	0.1%	0.7%
2.53	Property		1	685 Alliance Parkway	0.1%	0.7%
2.54	Property		1	5101 West Waters Avenue	0.1%	0.7%
2.55	Property		1	1935 Blue Hills Drive	0.1%	0.7%
2.56	Property		1	16211 Air Center Boulevard	0.1%	0.7%
2.57	Property		1	8800 Studley Road	0.1%	0.6%
2.58	Property		1	6 Konzen Court	0.1%	0.6%
2.59	Property		1	5300 International Drive	0.1%	0.6%
2.60	Property		1	1289 Walden Avenue	0.1%	0.6%
2.61	Property		1	10551 N Congress Avenue	0.1%	0.6%
2.62	Property		1	3736 Tom Andrews Road	0.1%	0.5%
2.63	Property		1	2701 South 98th Street	0.1%	0.5%
2.64	Property		1	231 Theater Drive	0.0%	0.5%
2.65	Property		1	3404 Cragmont Drive	0.0%	0.5%
2.66	Property		1	4 Liebich Lane	0.0%	0.5%
2.67	Property		1	4040 Business Park Court	0.0%	0.5%
2.68	Property		1	1270 North Wilkening	0.0%	0.4%
2.69	Property		1	4472 Technology Drive	0.0%	0.4%
2.70	Property		1	28000 Five M Center Drive	0.0%	0.4%
2.71	Property		1	3383 Spirit Way	0.0%	0.4%
2.72	Property		1	9667 Inter-Ocean Drive	0.0%	0.4%
2.73	Property		1	2427 Henry Road NW	0.0%	0.3%
2.74	Property		1	1115 Regina Graeter Way	0.0%	0.3%
2.75	Property		1	831 Lone Star Drive	0.0%	0.3%
2.76	Property		1	4170 Columbia Road	0.0%	0.3%
2.77	Property		1	6023 Century Oaks Drive	0.0%	0.3%
2.78	Property		1	2300 Westmoreland Street	0.0%	0.3%
2.79	Property		1	246 Glasson Drive	0.0%	0.3%
2.80	Property		1	2759 North Garnett Road	0.0%	0.3%
2.81	Property		1	1122 Stony Ridge Road	0.0%	0.3%
2.82	Property		1	5313 Majestic Parkway	0.0%	0.3%
2.83	Property		1	2901 E Heartland Drive	0.0%	0.3%
2.84	Property		1	1900 Interstate Boulevard	0.0%	0.2%
2.85	Property		1	50 Hollow Tree Lane	0.0%	0.2%
2.86	Property		1	440 US Highway 49 South	0.0%	0.2%
2.87	Property		1	7569 Golf Course Boulevard	0.0%	0.2%
2.88	Property		1	4401 112th Street	0.0%	0.1%
2.89	Property		1	105 Business Park Drive	0.0%	0.1%
2.90	Property		1	7019 High Grove Boulevard	0.0%	0.1%
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	7.6%	100.0%	JPMCB	JPMCB	NAP	NAP
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	7.6%		BANA	BANA	NAP	NAP
4.01	Property		1	411 Kelton Avenue	1.7%	22.7%
4.02	Property		1	415 Gayley Avenue	1.5%	19.4%
4.03	Property		1	705 Gayley Avenue	1.0%	13.5%
4.04	Property		1	555 Levering Avenue	0.9%	11.6%
4.05	Property		1	555 Kelton Avenue	0.7%	9.0%
4.06	Property		1	10954 Roebling Avenue	0.6%	8.1%
4.07	Property		1	406 Veteran Avenue	0.6%	7.3%
4.08	Property		1	467 Midvale Avenue	0.3%	4.3%
4.09	Property		1	461 Midvale Avenue	0.3%	4.2%
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	7.5%		BANA	BANA	NAP	NAP
5.01	Property		1	SOA - Range Road	1.4%	19.4%
5.02	Property		1	SOA - Akron Main	1.1%	14.8%
5.03	Property		1	SOA - Moline	1.0%	12.8%
5.04	Property		1	SOA - Gustine	0.8%	10.2%
5.05	Property		1	SOA - Oak Harbor	0.7%	10.0%
5.06	Property		1	SOA - Dort Hwy	0.6%	8.0%
5.07	Property		1	SOA - Rock Island	0.6%	7.9%
5.08	Property		1	SOA - Broadway 1 & 2	0.6%	7.6%
5.09	Property		1	SOA - Chestnut	0.4%	4.9%
5.10	Property		1	SOA - Kitridge	0.3%	4.4%
6	Loan	5, 19	1	The Towers at Cupertino City Center	7.0%	100.0%	WFB	WFB	NAP	NAP
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	5.5%	100.0%	BANA	BANA	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	4.6%		JPMCB	JPMCB	NAP	NAP
8.01	Property		1	1345 South 52nd Street	2.4%	50.7%
8.02	Property		1	475 Bond Street	1.7%	36.4%
8.03	Property		1	402 West Fairmont Drive	0.6%	12.9%

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group
9.00	Loan	6, 7, 27	6	ExchangeRight 75	4.4%		WFB	WFB	NAP	NAP
9.01	Property		1	FedEx – Little Rock, AR	2.1%	48.2%
9.02	Property		1	Hobby Lobby – East Hanover, NJ	0.9%	21.0%
9.03	Property		1	BioLife – Burleson, TX	0.6%	14.3%
9.04	Property		1	Tractor Supply – Villa Rica, GA	0.5%	10.4%
9.05	Property		1	Dollar General – Strongsville, OH	0.1%	3.3%
9.06	Property		1	Dollar General – Adrian, MI	0.1%	2.8%
10.00	Loan	6	5	COARE Fund I	3.8%		MSBNA	MSMCH	NAP	NAP
10.01	Property		1	Y Rancho	1.2%	32.0%
10.02	Property		1	St. Cloud	1.1%	28.7%
10.03	Property		1	Pines and White Oaks	0.8%	20.4%
10.04	Property		1	Town & Country	0.4%	11.7%
10.05	Property		1	HMH MHP	0.3%	7.3%
11	Loan	43	1	Leighton District	3.7%	100.0%	WFB	WFB	NAP	NAP
12	Loan	28	1	Gardenhouse	3.6%	100.0%	MSBNA	MSMCH	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	3.5%	100.0%	BANA	BANA	NAP	NAP
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	2.7%	100.0%	MSBNA	MSMCH	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio	2.4%		WFB	WFB	NAP	NAP
15.01	Property		1	Argonne Village	1.7%	70.3%
15.02	Property		1	Pines Square	0.4%	17.4%
15.03	Property		1	Sullivan Retail Center	0.3%	12.4%
16	Loan	5, 44	1	1500 Post Oak Boulevard	2.3%	100.0%	WFB	WFB	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	2.0%	100.0%	WFB	WFB	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	1.7%	100.0%	WFB	WFB	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	1.5%	100.0%	JPMCB	JPMCB	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	1.4%		WFB	WFB	NAP	NAP
20.01	Property		1	Cumberland Station	0.6%	42.1%
20.02	Property		1	Lighthouse Village	0.5%	32.4%
20.03	Property		1	Taylorsville Shopping Center	0.4%	25.5%
21	Loan	37, 38, 39	1	100 Challenger	1.4%	100.0%	JPMCB	JPMCB	NAP	NAP
22	Loan	40	1	32 West Apartments	1.2%	100.0%	BANA	BANA	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	1.1%	100.0%	WFB	WFB	NAP	NAP
24	Loan		1	Store it All - Vermont	1.1%	100.0%	MSBNA	MSMCH	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	1.1%	100.0%	MSBNA	MSMCH	NAP	NAP
26	Loan		1	Bender Square	1.0%	100.0%	BANA	BANA	NAP	NAP
27	Loan		1	Hilltop MHC	0.4%	100.0%	MSBNA	MSMCH	NAP	NAP

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	Various	Various	Various	Various
1.01	Property		1	Springlake	101 South Cambridge Drive, 305 Brantley Road and 918 Collins Avenue	Centerville; Warner Robins	Houston	GA
1.02	Property		1	ARC	305 Hermitage Road, 300 Cardinal Court, 100 Hidden Valley Drive, 4216 Augusta Road and 2700 Oakwood Drive	Lexington; West Columbia	Lexington	SC
1.03	Property		1	Anderson	3 Little Beaver Creek, 106 Green Cherry Road, 3323 Jerry Drive, 3301 Jerry Drive, 813 Mayfield School Road, 1615 Middleton Road, 729 Greenville Street, 6312 Highway 81 South and 301 True Temper Road	Williamston; Anderson; Belton; Pendleton; Starr	Anderson	SC
1.04	Property		1	Palm Shadows	200 North Val Verde Road	Donna	Hidalgo	TX
1.05	Property		1	North Raleigh	264 Holding Young Road, 3579 Goose Run, 8 Dogwood Drive, 3675 Bruce Garner Road and 75 Thompson Circle	Youngsville; Oxford; Franklinton	Franklin; Granville	NC
1.06	Property		1	Crestview	26 Leisure Lane	East Flat Rock	Henderson	NC
1.07	Property		1	Golden Isles	145 Emanuel Farm Road	Brunswick	Glynn	GA
1.08	Property		1	Pecan Grove	5800 Orr Road a/k/a 5710 Orr Road a/k/a 5824 Orr Road	Charlotte	Mecklenburg	NC
1.09	Property		1	Lakeview	100 Sheila Lane	Spartanburg	Spartanburg	SC
1.10	Property		1	Meadowbrook	71 Sunset Drive a/k/a 8 Kimberly Drive	York	York	SC
1.11	Property		1	B&D	2706 Dove Lane	Chester	Chester	SC
1.12	Property		1	Countryside	1305 McIlwain Road	Lancaster	Lancaster	SC
1.13	Property		1	Maple Hills	147 Maple View Drive	Mills River	Henderson	NC
1.14	Property		1	Asheboro	3855 Mechanic Road and 1802 Grantville Lane	Asheboro	Randolph	NC
1.15	Property		1	Hunt Club	7201 Hunt Club Road	Columbia	Richland	SC
1.16	Property		1	Spaulding	3840 US-17	Brunswick	Glynn	GA
1.17	Property		1	Warrenville	362 Pine Street and 433 Piney Heights Road	Warrenville	Aiken	SC
1.18	Property		1	Evergreen	1009 Rainier Way	Dandridge	Jefferson	TN
1.19	Property		1	Sunnyland	4 Coastal Drive a/k/a 24 Bermuda Drive	Byron	Peach	GA
1.20	Property		1	Morganton	3284 Idlewild Acres and 3265 Idlewild Acres a/k/a 3284 Idlewild Drive and 3265 Idlewild Drive	Morganton	Burke	NC
1.21	Property		1	Chatham	71 Barn Drive	Chapel Hill	Chatham	NC
1.22	Property		1	Red Fox	26 Shelton Road	Clyde	Haywood	NC
1.23	Property		1	Merritt Place	137 Merritt Circle a/k/a 112 Merritt Place	Brunswick	Glynn	GA
1.24	Property		1	Timberview	964 Loflin Hill Road	Trinity	Randolph	NC
1.25	Property		1	Azalea	400 Andrew Circle	Gastonia	Gaston	NC
1.26	Property		1	Hidden Oaks	101 Hidden Acres Lane	West Columbia	Lexington	SC
1.27	Property		1	Holly Faye	100 Brian Circle	Gastonia	Gaston	NC
1.28	Property		1	Cooley	8005 Zebulon Road	Youngsville	Wake	NC
1.29	Property		1	Statesville	2072 and 2078 Salisbury Highway	Statesville	Iredell	NC
1.30	Property		1	Dixie	811 West Gold Street	Kings Mountain	Cleveland	NC
1.31	Property		1	Capital View	4540 Highway 321	Gaston	Lexington	SC
1.32	Property		1	Solid Rock	1015 Sandpit Road	Batesburg-Leesville	Lexington	SC
1.33	Property		1	Driftwood	2333 Belmeade Drive	Charlotte	Mecklenburg	NC
1.34	Property		1	Country Road	665 Mount Olivet Church Road	Franklinton	Franklin	NC
1.35	Property		1	Mobile Cottage	2616 Carl Freeman Avenue	Morganton	Burke	NC
1.36	Property		1	Glynn Acres	261 Carteret Road	Brunswick	Glynn	GA
1.37	Property		1	Northview	388 Pleasant Grove Church Road	Thomasville	Davidson	NC
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Various	Various	Various	Various
2.01	Property		1	3150 Highway 42	3150 Highway 42	Locust Grove	Henry	GA
2.02	Property		1	1151 South Graham Road	1151 South Graham Road	Greenwood	Johnson	IN
2.03	Property		1	584 US Highway 130	584 US Highway 130	Trenton	Mercer	NJ
2.04	Property		1	590 Northport Parkway	590 Northport Parkway	Savannah	Chatham	GA
2.05	Property		1	8341 Industrial Parkway	8341 Industrial Parkway	Plain City	Union	OH
2.06	Property		1	650 Braselton Parkway	650 Braselton Parkway	Braselton	Jackson	GA
2.07	Property		1	482 Chaney Avenue	482 Chaney Avenue	Greenwood	Johnson	IN
2.08	Property		1	5000 North Ridge Trail	5000 North Ridge Trail	Davenport	Polk	FL
2.09	Property		1	5005 Samuell Blvd.	5005 Samuell Boulevard	Mesquite	Dallas	TX
2.10	Property		1	635 Community Drive	635 Community Drive	South Burlington	Chittenden	VT
2.11	Property		1	6538 & 6526 Judge Adams Road	6526 & 6538 Judge Adams Road	Whitsett	Guilford	NC
2.12	Property		1	4350 Fortune Ave NW	4350 Fortune Avenue Northwest	Concord	Cabarrus	NC
2.13	Property		1	6735 Trippel Road	6735 Trippel Road	Mobile	Mobile	AL
2.14	Property		1	1509 Leestown Road	1509 Leestown Road	Frankfort	Franklin	KY
2.15	Property		1	1601 Brown Road	1601 Brown Road	Orion	Oakland	MI
2.16	Property		1	22525 West 167th Street	22525 West 167th Street	Olathe	Johnson	KS
2.17	Property		1	1414 South Council Road	1414 South Council Road	Oklahoma City	Oklahoma	OK
2.18	Property		1	4690 Global Avenue NW	4690 Global Avenue Northwest	Concord	Cabarrus	NC
2.19	Property		1	3466 Shippers Drive	3466 Shippers Drive Northwest	Grand Rapids	Kent	MI
2.20	Property		1	4555 West Highway 146	4555 West Highway 146	Buckner	Oldham	KY
2.21	Property		1	9780 Mopar Drive	9780 Mopar Drive	Streetsboro	Portage	OH
2.22	Property		1	3779 Lake Shore Road	3779 Lake Shore Road	Hamburg	Erie	NY
2.23	Property		1	2000 South Walnut Street	2000 South Walnut Street	Burlington	Skagit	WA
2.24	Property		1	3774 Snyder Road	3774 Snyder Road	Kodak	Sevier	TN
2.25	Property		1	8951 Mirabel Road	8951 Mirabel Road	Indianapolis	Marion	IN
2.26	Property		1	8411 Florida Mining Boulevard	8411 Florida Mining Boulevard	Tampa	Hillsborough	FL
2.27	Property		1	900 Hutchinson Place	900 Hutchinson Place	Lebanon	Wilson	TN
2.28	Property		1	5440 Haggerty Lane	5440 Haggerty Lane	LaFayette	Tippecanoe	IN
2.29	Property		1	5703 Mitchell Avenue	5703 Mitchell Avenue	St. Joseph	Buchanan	MO
2.30	Property		1	1103 Powderhouse Road SE	1103 Powderhouse Road Southeast	Aiken	Aiken	SC
2.31	Property		1	3200 Rodeo Court	3200 Rodeo Court	Bessemer	Jefferson	AL
2.32	Property		1	14001 Jetport Loop	14001 Jetport Loop	Fort Myers	Lee	FL
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	505 Morgan Lakes Industrial Boulevard	Savannah	Chatham	GA
2.34	Property		1	21200 Spring Plaza Drive	21200 Spring Plaza Drive	Spring	Harris	TX
2.35	Property		1	3058 Lakemont Blvd	3058 Lakemont Boulevard	Fort Mill	York	SC
2.36	Property		1	2000 Luna Road	2000 Luna Road	Carrollton	Dallas	TX
2.37	Property		1	101 North Campus Drive	101 North Campus Drive	Imperial	Allegheny	PA
2.38	Property		1	4651 Prosper Drive	4651 Prosper Drive	Stow	Summit	OH
2.39	Property		1	5025 Tuggle Road	5025 Tuggle Road	Memphis	Shelby	TN

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State
2.40	Property		1	450 Northpointe Court	450 Northpointe Court	Covington	St. Tammany	LA
2.41	Property		1	1602 Vincent Drive	1602 Vincent Drive	Sauget	St. Claire	IL
2.42	Property		1	8644 Polk Lane	8644 Polk Lane	Olive Branch	DeSoto	MS
2.43	Property		1	800 Lindale Industrial Parkway	800 Lindale Industrial Parkway	Lindale	Smith	TX
2.44	Property		1	2465 Fontaine Street	2465 Fontaine Street	Kenton	Hardin	OH
2.45	Property		1	1430 South Wolf Road	1430 South Wolf Road	Wheeling	Cook	IL
2.46	Property		1	2552 South 98th Street	2552 South 98th Street	Edwardsville	Wyandotte	KS
2.47	Property		1	1000 Knell Road	1000 Knell Road	Montgomery	Kane	IL
2.48	Property		1	747 Mill Park Drive	747 Mill Park Drive	Lancaster	Fairfield	OH
2.49	Property		1	502 West Independence Drive	502 West Independence Drive	Edinburg	Hidalgo	TX
2.50	Property		1	38401 Amrhein Road	38401 Amrhein Road	Livonia	Wayne	MI
2.51	Property		1	6101 SW 44th Street	6101 Southwest 44th Street	Oklahoma City	Oklahoma	OK
2.52	Property		1	700 Hudson Road	700 Hudson Road	Griffin	Spalding	GA
2.53	Property		1	685 Alliance Parkway	685 Alliance Parkway	Hewitt	McLennan	TX
2.54	Property		1	5101 West Waters Avenue	5101 West Waters Avenue	Tampa	Hillsborough	FL
2.55	Property		1	1935 Blue Hills Drive	1935 Blue Hills Drive Northeast	Roanoke	Roanoke City	VA
2.56	Property		1	16211 Air Center Boulevard	16211 Air Center Boulevard	Houston	Harris	TX
2.57	Property		1	8800 Studley Road	8800 Studley Road	Mechanicsville	Hanover	VA
2.58	Property		1	6 Konzen Court	6 Konzen Court	Granite City	Madison	IL
2.59	Property		1	5300 International Drive	5300 International Drive	Cudahy	Milwaukee	WI
2.60	Property		1	1289 Walden Avenue	1289 Walden Avenue	Cheektowaga	Erie	NY
2.61	Property		1	10551 N Congress Avenue	10551 North Congress Avenue	Kansas City	Platte	MO
2.62	Property		1	3736 Tom Andrews Road	3736 Tom Andrews Road Northwest	Roanoke	Roanoke City	VA
2.63	Property		1	2701 South 98th Street	2701 South 98th Street	Edwardsville	Wyandotte	KS
2.64	Property		1	231 Theater Drive	231 Theater Drive	Duncansville	Blair	PA
2.65	Property		1	3404 Cragmont Drive	3404 Cragmont Drive	Tampa	Hillsborough	FL
2.66	Property		1	4 Liebich Lane	4 Liebich Lane	Halfmoon	Saratoga	NY
2.67	Property		1	4040 Business Park Court	4040 Business Park Court	Winston-Salem	Forsyth	NC
2.68	Property		1	1270 North Wilkening	1270 North Wilkening Road	Schaumburg	Cook	IL
2.69	Property		1	4472 Technology Drive	4472 Technology Drive	Rockford	Winnebago	IL
2.70	Property		1	28000 Five M Center Drive	28000 Five M Center Drive	Romulus	Wayne	MI
2.71	Property		1	3383 Spirit Way	3383 Spirit Way	Green Bay	Brown	WI
2.72	Property		1	9667 Inter-Ocean Drive	9667 Inter-Ocean Drive	Cincinnati	Butler	OH
2.73	Property		1	2427 Henry Road NW	2427 Henry Road Northwest	Stewartville	Olmsted	MN
2.74	Property		1	1115 Regina Graeter Way	1115 Regina Graeter Way	Cincinnati	Hamilton	OH
2.75	Property		1	831 Lone Star Drive	831 Lone Star Drive	O'Fallon	St. Charles	MO
2.76	Property		1	4170 Columbia Road	4170 Columbia Road	Lebanon	Warren	OH
2.77	Property		1	6023 Century Oaks Drive	6023 Century Oaks Drive	Chattanooga	Hamilton	TN
2.78	Property		1	2300 Westmoreland Street	2300 Westmoreland Street	Richmond	Henrico	VA
2.79	Property		1	246 Glasson Drive	246 Glasson Drive	Corpus Christi	Nueces	TX
2.80	Property		1	2759 North Garnett Road	2759 North Garnett Road	Tulsa	Tulsa	OK
2.81	Property		1	1122 Stony Ridge Road	1122 Stoney Ridge Road	Charlottesville	Albemarle	VA
2.82	Property		1	5313 Majestic Parkway	5313 Majestic Parkway	Bedford Heights	Cuyahoga	OH
2.83	Property		1	2901 E Heartland Drive	2901 East Heartland Drive	Liberty	Clay	MO
2.84	Property		1	1900 Interstate Boulevard	1900 Interstate Boulevard	Lakeland	Polk	FL
2.85	Property		1	50 Hollow Tree Lane	50 Hollow Tree Lane	Newington	Hartford	CT
2.86	Property		1	440 US Highway 49 South	440 Highway 49 South	Richland	Rankin	MS
2.87	Property		1	7569 Golf Course Boulevard	7569 Golf Course Boulevard	Punta Gorda	Charlotte	FL
2.88	Property		1	4401 112th Street	4401 112th Street	Urbandale	Polk	IA
2.89	Property		1	105 Business Park Drive	105 Business Park Drive	Ridgeland	Madison	MS
2.90	Property		1	7019 High Grove Boulevard	7019 High Grove Boulevard	Burr Ridge	DuPage	IL
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	15375 and 15377 Memorial Drive	Houston	Harris	TX
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	Various	Los Angeles	Los Angeles	CA
4.01	Property		1	411 Kelton Avenue	411 Kelton Avenue	Los Angeles	Los Angeles	CA
4.02	Property		1	415 Gayley Avenue	415 Gayley Avenue	Los Angeles	Los Angeles	CA
4.03	Property		1	705 Gayley Avenue	705 Gayley Avenue	Los Angeles	Los Angeles	CA
4.04	Property		1	555 Levering Avenue	555 Levering Avenue	Los Angeles	Los Angeles	CA
4.05	Property		1	555 Kelton Avenue	555 Kelton Avenue	Los Angeles	Los Angeles	CA
4.06	Property		1	10954 Roebling Avenue	10954 Roebling Avenue	Los Angeles	Los Angeles	CA
4.07	Property		1	406 Veteran Avenue	406 Veteran Avenue	Los Angeles	Los Angeles	CA
4.08	Property		1	467 Midvale Avenue	467 Midvale Avenue	Los Angeles	Los Angeles	CA
4.09	Property		1	461 Midvale Avenue	461 Midvale Avenue	Los Angeles	Los Angeles	CA
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	Various	Various	Various	Various
5.01	Property		1	SOA - Range Road	1661 Range Road	Kimball	Saint Clair	MI
5.02	Property		1	SOA - Akron Main	1977 Buchholzer Boulevard	Akron	Summit	OH
5.03	Property		1	SOA - Moline	2000 and 2200 36th Avenue	Moline	Rock Island	IL
5.04	Property		1	SOA - Gustine	4327 Gustine Avenue	St. Louis	St. Louis City	MO
5.05	Property		1	SOA - Oak Harbor	1825 Oak Harbor Road	Fremont	Sandusky	OH
5.06	Property		1	SOA - Dort Hwy	4002 South Dort Highway	Flint	Genesee	MI
5.07	Property		1	SOA - Rock Island	2832 5th Street	Rock Island	Rock Island	IL
5.08	Property		1	SOA - Broadway 1 & 2	2828 and 2940 Broadway Street	Anderson	Madison	IN
5.09	Property		1	SOA - Chestnut	1201 East 5th Street	Anderson	Madison	IN
5.10	Property		1	SOA - Kitridge	5041 Kitridge Road	Dayton	Montgomery	OH
6	Loan	5, 19	1	The Towers at Cupertino City Center	20400 & 20450 Stevens Creek Boulevard	Cupertino	Santa Clara	CA
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	21100 Pacific Coast Highway	Huntington Beach	Orange	CA
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	Various	Various	Various	Various
8.01	Property		1	1345 South 52nd Street	1345 South 52nd Street	Tempe	Maricopa	AZ
8.02	Property		1	475 Bond Street	475 Bond Street	Lincolnshire	Lake	IL
8.03	Property		1	402 West Fairmont Drive	402 West Fairmont Drive	Tempe	Maricopa	AZ

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State
9.00	Loan	6, 7, 27	6	ExchangeRight 75	Various	Various	Various	Various
9.01	Property		1	FedEx – Little Rock, AR	8 Industrial Parkway	Little Rock	Pulaski	AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ	180 New Jersey 10	East Hanover	Morris	NJ
9.03	Property		1	BioLife – Burleson, TX	1511 Southwest Wilshire Boulevard	Burleson	Johnson	TX
9.04	Property		1	Tractor Supply – Villa Rica, GA	107 Park Ridge Drive	Villa Rica	Carroll	GA
9.05	Property		1	Dollar General – Strongsville, OH	13826 West 130th Street	Strongsville	Cuyahoga	OH
9.06	Property		1	Dollar General – Adrian, MI	1332 & 1336 West Beecher Road	Adrian	Lenawee	MI
10.00	Loan	6	5	COARE Fund I	Various	Various	Various	Various
10.01	Property		1	Y Rancho	501 El Rancho Drive	Sparks	Washoe	NV
10.02	Property		1	St. Cloud	196 13th Street	Saint Cloud	Osceola	FL
10.03	Property		1	Pines and White Oaks	212 Stacey Tucker Circle	Gastonia	Gaston	NC
10.04	Property		1	Town & Country	1445 West Walker Street	Douglas	Coffee	GA
10.05	Property		1	HMH MHP	4115 Aurora Road	Melbourne	Brevard	FL
11	Loan	43	1	Leighton District	4630 Leighton Avenue	Lincoln	Lancaster	NE
12	Loan	28	1	Gardenhouse	8600 Wilshire Boulevard	Beverly Hills	Los Angeles	CA
13	Loan	5, 29	1	Freeway Business Park	1500 Hughes Way	Long Beach	Los Angeles	CA
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	One Marriott Drive	Greensboro	Guilford	NC
15.00	Loan	6	3	Spokane Retail Portfolio	Various	Spokane Valley	Spokane	WA
15.01	Property		1	Argonne Village	9321 East Montgomery Avenue	Spokane Valley	Spokane	WA
15.02	Property		1	Pines Square	1507-1527 North Pines Road	Spokane Valley	Spokane	WA
15.03	Property		1	Sullivan Retail Center	322-328 North Sullivan Road	Spokane Valley	Spokane	WA
16	Loan	5, 44	1	1500 Post Oak Boulevard	1500 Post Oak Boulevard	Houston	Harris	TX
17	Loan	32	1	Home2 Suites Lake Mary	582 New Technology Boulevard	Lake Mary	Seminole	FL
18	Loan	45	1	Prime Storage Roselle	615 East 1st Avenue	Roselle	Union	NJ
19	Loan	33, 34	1	8500 Sunset Blvd	8500 Sunset Boulevard	West Hollywood	Los Angeles	CA
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	Various	Various	Various	Various
20.01	Property		1	Cumberland Station	756 and 768 South Jefferson Avenue	Cookeville	Putnam	TN
20.02	Property		1	Lighthouse Village	4310 and 4326 Leavitt Road	Lorain	Lorain	OH
20.03	Property		1	Taylorsville Shopping Center	817 Highway 16 South	Taylorsville	Alexander	NC
21	Loan	37, 38, 39	1	100 Challenger	100 Challenger Road	Ridgefield Park	Bergen	NJ
22	Loan	40	1	32 West Apartments	3107 Detroit Avenue	Cleveland	Cuyahoga	OH
23	Loan	46	1	1283 Kennestone Circle	1275, 1277, 1279, 1281 and 1283 Kennestone Circle	Marietta	Cobb	GA
24	Loan		1	Store it All - Vermont	933 South Barre Road, 278 East Montpelier Road, 810 East Barre Road, 1258 Graniteville Road, 114 Quarry Hill Road, 170 Quarry Hill Road and 646 South Barre Road	Barre; Orange; Williamston	Washington; Orange	VT
25	Loan		1	Fort Meade Estates MHC	1046 2nd Street Southeast	Fort Meade	Polk	FL
26	Loan		1	Bender Square	112-270 West First Street	Humble	Harris	TX
27	Loan		1	Hilltop MHC	956 Middle Road	Oswego	Oswego	NY

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	Various	Manufactured Housing	Various	Various	NAP	3,019
1.01	Property		1	Springlake	31028; 31093	Manufactured Housing	Manufactured Housing	1984; 1989	NAP	218
1.02	Property		1	ARC	29072; 29073; 29169	Manufactured Housing	Manufactured Housing	1971; 1980; 1981; 1994	NAP	185
1.03	Property		1	Anderson	29697; 29625; 29624; 29627; 29670; 29684	Manufactured Housing	Manufactured Housing	1940; 1959; 1965; 1970; 1975; 1977; 1989	NAP	165
1.04	Property		1	Palm Shadows	78537	Manufactured Housing	Manufactured Housing/RV Park	1977	NAP	404
1.05	Property		1	North Raleigh	27596; 27565; 27525	Manufactured Housing	Manufactured Housing	1971; 1975; 1980; 1987; 1993	NAP	138
1.06	Property		1	Crestview	28726	Manufactured Housing	Manufactured Housing	1985	NAP	113
1.07	Property		1	Golden Isles	31525	Manufactured Housing	Manufactured Housing	1960	NAP	105
1.08	Property		1	Pecan Grove	28213	Manufactured Housing	Manufactured Housing	1900	NAP	83
1.09	Property		1	Lakeview	29303	Manufactured Housing	Manufactured Housing	1965	NAP	91
1.10	Property		1	Meadowbrook	29745	Manufactured Housing	Manufactured Housing	1970	NAP	92
1.11	Property		1	B&D	29706	Manufactured Housing	Manufactured Housing	2005	NAP	95
1.12	Property		1	Countryside	29720	Manufactured Housing	Manufactured Housing	1972	NAP	110
1.13	Property		1	Maple Hills	28759	Manufactured Housing	Manufactured Housing	1948	NAP	73
1.14	Property		1	Asheboro	27205	Manufactured Housing	Manufactured Housing	1969	NAP	72
1.15	Property		1	Hunt Club	29223	Manufactured Housing	Manufactured Housing	1970	NAP	78
1.16	Property		1	Spaulding	31523	Manufactured Housing	Manufactured Housing	1980	NAP	70
1.17	Property		1	Warrenville	29851	Manufactured Housing	Manufactured Housing	1973	NAP	82
1.18	Property		1	Evergreen	37725	Manufactured Housing	Manufactured Housing	1999	NAP	64
1.19	Property		1	Sunnyland	31008	Manufactured Housing	Manufactured Housing	1985	NAP	72
1.20	Property		1	Morganton	28655	Manufactured Housing	Manufactured Housing	1997	NAP	61
1.21	Property		1	Chatham	27517	Manufactured Housing	Manufactured Housing	2003	NAP	49
1.22	Property		1	Red Fox	28721	Manufactured Housing	Manufactured Housing	1997	NAP	52
1.23	Property		1	Merritt Place	31520	Manufactured Housing	Manufactured Housing	1970	NAP	55
1.24	Property		1	Timberview	27370	Manufactured Housing	Manufactured Housing	1980	NAP	55
1.25	Property		1	Azalea	28056	Manufactured Housing	Manufactured Housing	1970	NAP	40
1.26	Property		1	Hidden Oaks	29172	Manufactured Housing	Manufactured Housing	1987	NAP	44
1.27	Property		1	Holly Faye	28056	Manufactured Housing	Manufactured Housing	1972	NAP	35
1.28	Property		1	Cooley	27596	Manufactured Housing	Manufactured Housing	1940	NAP	44
1.29	Property		1	Statesville	28677	Manufactured Housing	Manufactured Housing	1974	NAP	44
1.30	Property		1	Dixie	28086	Manufactured Housing	Manufactured Housing	1970	NAP	37
1.31	Property		1	Capital View	29053	Manufactured Housing	Manufactured Housing	2004	NAP	32
1.32	Property		1	Solid Rock	29070	Manufactured Housing	Manufactured Housing	1993	NAP	39
1.33	Property		1	Driftwood	28214	Manufactured Housing	Manufactured Housing	1980	NAP	26
1.34	Property		1	Country Road	27525	Manufactured Housing	Manufactured Housing	2004	NAP	28
1.35	Property		1	Mobile Cottage	28655	Manufactured Housing	Manufactured Housing	1999	NAP	23
1.36	Property		1	Glynn Acres	31525	Manufactured Housing	Manufactured Housing	1960	NAP	22
1.37	Property		1	Northview	27360	Manufactured Housing	Manufactured Housing	1964	NAP	23
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Various	Industrial	Various	Various	Various	19,189,611
2.01	Property		1	3150 Highway 42	30248	Industrial	Warehouse/Distribution	2020	NAP	657,518
2.02	Property		1	1151 South Graham Road	46343	Industrial	Warehouse/Distribution	2019	NAP	615,284
2.03	Property		1	584 US Highway 130	08620	Industrial	Warehouse/Distribution	2017	NAP	347,145
2.04	Property		1	590 Northport Parkway	31407	Industrial	Warehouse/Distribution	2017	NAP	831,764
2.05	Property		1	8341 Industrial Parkway	43064	Industrial	Warehouse/Distribution	2020	NAP	500,268
2.06	Property		1	650 Braselton Parkway	30517	Industrial	Warehouse/Distribution	2018	NAP	373,750
2.07	Property		1	482 Chaney Avenue	46143	Industrial	Warehouse/Distribution	2014	NAP	671,354
2.08	Property		1	5000 North Ridge Trail	33897	Industrial	Warehouse/Distribution	2016	NAP	310,922
2.09	Property		1	5005 Samuell Blvd.	75149	Industrial	Warehouse/Distribution	2016	NAP	351,874
2.10	Property		1	635 Community Drive	05403	Industrial	Warehouse/Distribution	2021	NAP	143,979
2.11	Property		1	6538 & 6526 Judge Adams Road	27377	Industrial	Warehouse/Distribution	2019	NAP	286,281
2.12	Property		1	4350 Fortune Ave NW	28027	Industrial	Warehouse/Distribution	2016	NAP	354,482
2.13	Property		1	6735 Trippel Road	36582	Industrial	Warehouse/Distribution	2017	NAP	362,942
2.14	Property		1	1509 Leestown Road	40601	Industrial	Warehouse/Distribution	2014	NAP	599,840
2.15	Property		1	1601 Brown Road	48359	Industrial	Warehouse/Distribution	2006	NAP	245,633
2.16	Property		1	22525 West 167th Street	66062	Industrial	Warehouse/Distribution	2016	NAP	313,763
2.17	Property		1	1414 South Council Road	73128	Industrial	Warehouse/Distribution	2017	NAP	300,000
2.18	Property		1	4690 Global Avenue NW	28027	Industrial	Warehouse/Distribution	2015	NAP	330,717
2.19	Property		1	3466 Shippers Drive	49544	Industrial	Warehouse/Distribution	2016	NAP	343,483
2.20	Property		1	4555 West Highway 146	40010	Industrial	Warehouse/Distribution	2014	NAP	558,600
2.21	Property		1	9780 Mopar Drive	44241	Industrial	Warehouse/Distribution	2011	NAP	368,060
2.22	Property		1	3779 Lake Shore Road	14219	Industrial	Warehouse/Distribution	2016	NAP	338,584
2.23	Property		1	2000 South Walnut Street	98233	Industrial	Warehouse/Distribution	2015	NAP	210,445
2.24	Property		1	3774 Snyder Road	37764	Industrial	Warehouse/Distribution	2021	NAP	259,053
2.25	Property		1	8951 Mirabel Road	46141	Industrial	Warehouse/Distribution	2014	NAP	327,822
2.26	Property		1	8411 Florida Mining Boulevard	33634	Industrial	Warehouse/Distribution	2003	NAP	171,734
2.27	Property		1	900 Hutchinson Place	37090	Industrial	Warehouse/Distribution	1993	NAP	381,240
2.28	Property		1	5440 Haggerty Lane	47905	Industrial	Warehouse/Distribution	2019	NAP	350,418
2.29	Property		1	5703 Mitchell Avenue	64153	Industrial	Manufacturing/Distribution	2000	NAP	382,880
2.30	Property		1	1103 Powderhouse Road SE	29803	Industrial	Warehouse/Distribution	2017	NAP	315,560
2.31	Property		1	3200 Rodeo Court	35022	Industrial	Warehouse/Distribution	2021	NAP	290,879
2.32	Property		1	14001 Jetport Loop	33913	Industrial	Warehouse/Distribution	2016	NAP	213,672
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	31407	Industrial	Warehouse/Distribution	2018	NAP	126,520
2.34	Property		1	21200 Spring Plaza Drive	77388	Industrial	Warehouse/Distribution	2013	NAP	181,176
2.35	Property		1	3058 Lakemont Blvd	29708	Industrial	Warehouse/Distribution	2009	NAP	176,939
2.36	Property		1	2000 Luna Road	75006	Industrial	Warehouse/Distribution	2008	NAP	184,317
2.37	Property		1	101 North Campus Drive	15126	Industrial	Warehouse/Distribution	2015	NAP	125,860
2.38	Property		1	4651 Prosper Drive	44224	Industrial	Manufacturing/Distribution	2017	NAP	219,765
2.39	Property		1	5025 Tuggle Road	38118	Industrial	Warehouse/Distribution	1996	NAP	449,900

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
2.40	Property		1	450 Northpointe Court	70433	Industrial	Warehouse/Distribution	2015	NAP	175,315
2.41	Property		1	1602 Vincent Drive	62206	Industrial	Warehouse/Distribution	2014	NAP	198,729
2.42	Property		1	8644 Polk Lane	38654	Industrial	Warehouse/Distribution	2011	NAP	234,660
2.43	Property		1	800 Lindale Industrial Parkway	75706	Industrial	Warehouse/Distribution	2013	NAP	163,383
2.44	Property		1	2465 Fontaine Street	43326	Industrial	Warehouse/Distribution	2017	NAP	298,472
2.45	Property		1	1430 South Wolf Road	60090	Industrial	Warehouse/Distribution	2003	NAP	123,000
2.46	Property		1	2552 South 98th Street	66111	Industrial	Warehouse/Distribution	2013	NAP	280,019
2.47	Property		1	1000 Knell Road	60538	Industrial	Warehouse/Distribution	2000	NAP	171,230
2.48	Property		1	747 Mill Park Drive	43130	Industrial	Warehouse/Distribution	2019	NAP	152,995
2.49	Property		1	502 West Independence Drive	78541	Industrial	Warehouse/Distribution	2011	NAP	164,207
2.50	Property		1	38401 Amrhein Road	48150	Industrial	Warehouse/Distribution	1999	NAP	172,668
2.51	Property		1	6101 SW 44th Street	73179	Industrial	Warehouse/Distribution	2019	NAP	120,780
2.52	Property		1	700 Hudson Road	30224	Industrial	Warehouse/Distribution	2002	NAP	218,120
2.53	Property		1	685 Alliance Parkway	76643	Industrial	Warehouse/Distribution	2012	NAP	150,710
2.54	Property		1	5101 West Waters Avenue	33634	Industrial	Warehouse/Distribution	1997	NAP	95,662
2.55	Property		1	1935 Blue Hills Drive	24012	Industrial	Warehouse/Distribution	2013	NAP	103,580
2.56	Property		1	16211 Air Center Boulevard	77032	Industrial	Manufacturing/Distribution	2005	NAP	91,295
2.57	Property		1	8800 Studley Road	23116	Industrial	Warehouse/Distribution	1999	NAP	112,799
2.58	Property		1	6 Konzen Court	62040	Industrial	Warehouse/Distribution	2001	NAP	184,800
2.59	Property		1	5300 International Drive	53110	Industrial	Warehouse/Distribution	2001	NAP	139,564
2.60	Property		1	1289 Walden Avenue	14211	Industrial	Warehouse/Distribution	2001	NAP	105,073
2.61	Property		1	10551 N Congress Avenue	64153	Industrial	Warehouse/Distribution	2014	NAP	158,417
2.62	Property		1	3736 Tom Andrews Road	24019	Industrial	Warehouse/Distribution	1996	NAP	83,000
2.63	Property		1	2701 South 98th Street	66111	Industrial	Warehouse/Distribution	2001	NAP	179,280
2.64	Property		1	231 Theater Drive	16635	Industrial	Warehouse/Distribution	2013	NAP	122,522
2.65	Property		1	3404 Cragmont Drive	33619	Industrial	Storage/Warehouse	1989	NAP	68,385
2.66	Property		1	4 Liebich Lane	12065	Industrial	Warehouse/Distribution	2011	NAP	75,000
2.67	Property		1	4040 Business Park Court	27107	Industrial	Warehouse/Distribution	2001	NAP	106,507
2.68	Property		1	1270 North Wilkening	60173	Industrial	Warehouse/Distribution	1997	NAP	73,500
2.69	Property		1	4472 Technology Drive	61109	Industrial	Manufacturing/Distribution	1998	2011	66,387
2.70	Property		1	28000 Five M Center Drive	48174	Industrial	Warehouse/Distribution	1997	NAP	71,933
2.71	Property		1	3383 Spirit Way	54304	Industrial	Warehouse/Distribution	2013	NAP	99,102
2.72	Property		1	9667 Inter-Ocean Drive	45246	Industrial	Warehouse/Distribution	1999	NAP	103,818
2.73	Property		1	2427 Henry Road NW	55976	Industrial	Warehouse/Distribution	2013	NAP	60,370
2.74	Property		1	1115 Regina Graeter Way	45216	Industrial	Warehouse/Distribution	2014	NAP	63,840
2.75	Property		1	831 Lone Star Drive	63366	Industrial	Warehouse/Distribution	1989	NAP	102,135
2.76	Property		1	4170 Columbia Road	45036	Industrial	Warehouse/Distribution	2008	NAP	51,130
2.77	Property		1	6023 Century Oaks Drive	37416	Industrial	Warehouse/Distribution	2002	NAP	60,637
2.78	Property		1	2300 Westmoreland Street	23230	Industrial	Warehouse/Distribution	2004	NAP	60,000
2.79	Property		1	246 Glasson Drive	78406	Industrial	Warehouse/Distribution	2011	NAP	46,253
2.80	Property		1	2759 North Garnett Road	74116	Industrial	Warehouse/Distribution	2010	NAP	46,240
2.81	Property		1	1122 Stony Ridge Road	22902	Industrial	Warehouse/Distribution	1998	NAP	48,064
2.82	Property		1	5313 Majestic Parkway	44146	Industrial	Warehouse/Distribution	1998	NAP	82,269
2.83	Property		1	2901 E Heartland Drive	64068	Industrial	Manufacturing/Distribution	1997	NAP	96,687
2.84	Property		1	1900 Interstate Boulevard	33805	Industrial	Warehouse/Distribution	1994	NAP	32,105
2.85	Property		1	50 Hollow Tree Lane	06111	Industrial	Warehouse/Distribution	2000	NAP	54,812
2.86	Property		1	440 US Highway 49 South	39218	Industrial	Warehouse/Distribution	1986	NAP	36,000
2.87	Property		1	7569 Golf Course Boulevard	33982	Industrial	Warehouse/Distribution	2007	NAP	34,624
2.88	Property		1	4401 112th Street	50322	Industrial	Warehouse/Distribution	1985	2017	36,270
2.89	Property		1	105 Business Park Drive	39157	Industrial	Warehouse/Distribution	1988	NAP	26,340
2.90	Property		1	7019 High Grove Boulevard	60527	Industrial	Warehouse/Distribution	1997	NAP	12,500
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	77079	Office	Suburban	2015-2016	2024	715,935
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	90024	Multifamily	Student Housing	Various	Various	200
4.01	Property		1	411 Kelton Avenue	90024	Multifamily	Student Housing	1967	2005	56
4.02	Property		1	415 Gayley Avenue	90024	Multifamily	Student Housing	1963	NAP	42
4.03	Property		1	705 Gayley Avenue	90024	Multifamily	Student Housing	2020	NAP	12
4.04	Property		1	555 Levering Avenue	90024	Multifamily	Student Housing	1962	NAP	33
4.05	Property		1	555 Kelton Avenue	90024	Multifamily	Student Housing	1962	NAP	22
4.06	Property		1	10954 Roebling Avenue	90024	Multifamily	Student Housing	1941	NAP	8
4.07	Property		1	406 Veteran Avenue	90024	Multifamily	Student Housing	1963	NAP	15
4.08	Property		1	467 Midvale Avenue	90024	Multifamily	Student Housing	1947	NAP	6
4.09	Property		1	461 Midvale Avenue	90024	Multifamily	Student Housing	1947	NAP	6
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	Various	Self Storage	Self Storage	Various	Various	1,335,997
5.01	Property		1	SOA - Range Road	48074	Self Storage	Self Storage	1992	2016	118,154
5.02	Property		1	SOA - Akron Main	44310	Self Storage	Self Storage	1966	2019	111,038
5.03	Property		1	SOA - Moline	61265	Self Storage	Self Storage	1963	2018	95,350
5.04	Property		1	SOA - Gustine	63116	Self Storage	Self Storage	1954	2018	532,724
5.05	Property		1	SOA - Oak Harbor	43420	Self Storage	Self Storage	1993	2020	98,323
5.06	Property		1	SOA - Dort Hwy	48507	Self Storage	Self Storage	1963	2020	68,877
5.07	Property		1	SOA - Rock Island	61201	Self Storage	Self Storage	1966	2018	111,162
5.08	Property		1	SOA - Broadway 1 & 2	46012	Self Storage	Self Storage	1980	2019	70,707
5.09	Property		1	SOA - Chestnut	46012	Self Storage	Self Storage	1904	2018	73,151
5.10	Property		1	SOA - Kitridge	45424	Self Storage	Self Storage	1956	2020, 2023-2024	56,511
6	Loan	5, 19	1	The Towers at Cupertino City Center	95014	Office	Suburban	1987	2024	357,838
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	92648	Hospitality	Full Service	1990	2018-2020	437
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	Various	Industrial	Warehouse	Various	Various	366,235
8.01	Property		1	1345 South 52nd Street	85281	Industrial	Warehouse	1988	2025	112,300
8.02	Property		1	475 Bond Street	60069	Industrial	Warehouse	2000	2024	223,940
8.03	Property		1	402 West Fairmont Drive	85282	Industrial	Warehouse	1981	2022	29,995

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
9.00	Loan	6, 7, 27	6	ExchangeRight 75	Various	Various	Various	Various	Various	416,987
9.01	Property		1	FedEx – Little Rock, AR	72103	Industrial	Warehouse/Distribution	2016	2026	303,596
9.02	Property		1	Hobby Lobby – East Hanover, NJ	07936	Retail	Single Tenant	1980	2024	54,640
9.03	Property		1	BioLife – Burleson, TX	76028	Office	Medical	2017	NAP	16,694
9.04	Property		1	Tractor Supply – Villa Rica, GA	30180	Retail	Single Tenant	2025	NAP	22,017
9.05	Property		1	Dollar General – Strongsville, OH	44136	Retail	Single Tenant	2026	NAP	9,306
9.06	Property		1	Dollar General – Adrian, MI	49221	Retail	Single Tenant	2025	NAP	10,734
10.00	Loan	6	5	COARE Fund I	Various	Manufactured Housing	Manufactured Housing	Various	NAP	482
10.01	Property		1	Y Rancho	89431	Manufactured Housing	Manufactured Housing	1961	NAP	113
10.02	Property		1	St. Cloud	34769	Manufactured Housing	Manufactured Housing	1972	NAP	130
10.03	Property		1	Pines and White Oaks	28056	Manufactured Housing	Manufactured Housing	1970	NAP	96
10.04	Property		1	Town & Country	31533	Manufactured Housing	Manufactured Housing	1970	NAP	104
10.05	Property		1	HMH MHP	32934	Manufactured Housing	Manufactured Housing	1957	NAP	39
11	Loan	43	1	Leighton District	68504	Multifamily	Mid Rise	2018	2020	234
12	Loan	28	1	Gardenhouse	90211	Multifamily	Mid Rise	2021	NAP	18
13	Loan	5, 29	1	Freeway Business Park	90810	Office	Suburban	1982	2005	494,055
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	27409	Hospitality	Full Service	1983	2017	298
15.00	Loan	6	3	Spokane Retail Portfolio	Various	Retail	Various	Various	Various	157,978
15.01	Property		1	Argonne Village	99206	Retail	Anchored	1959	1983	122,708
15.02	Property		1	Pines Square	99206	Retail	Unanchored	1991-1997	NAP	17,405
15.03	Property		1	Sullivan Retail Center	99037	Retail	Unanchored	1999	NAP	17,865
16	Loan	5, 44	1	1500 Post Oak Boulevard	77056	Office	CBD	2016	NAP	603,179
17	Loan	32	1	Home2 Suites Lake Mary	32746	Hospitality	Extended Stay	2024	NAP	123
18	Loan	45	1	Prime Storage Roselle	07203	Self Storage	Self Storage	2019	NAP	85,968
19	Loan	33, 34	1	8500 Sunset Blvd	90069	Retail	Single Tenant	2017	NAP	22,415
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	Various	Retail	Various	Various	NAP	117,339
20.01	Property		1	Cumberland Station	38501	Retail	Shadow Anchored	1993	NAP	43,750
20.02	Property		1	Lighthouse Village	44053	Retail	Unanchored	2013	NAP	26,260
20.03	Property		1	Taylorsville Shopping Center	28681	Retail	Shadow Anchored	1982	NAP	47,329
21	Loan	37, 38, 39	1	100 Challenger	07660	Office	Suburban	1987	2013-2015	145,162
22	Loan	40	1	32 West Apartments	44113	Multifamily	Mid Rise	2015	NAP	62
23	Loan	46	1	1283 Kennestone Circle	30066	Industrial	Flex	1985	NAP	83,699
24	Loan		1	Store it All - Vermont	05641; 05679	Self Storage	Self Storage	1908-2007	NAP	98,204
25	Loan		1	Fort Meade Estates MHC	33841	Manufactured Housing	Manufactured Housing	1970	NAP	230
26	Loan		1	Bender Square	77338	Retail	Anchored	1976	2021	200,071
27	Loan		1	Hilltop MHC	13126	Manufactured Housing	Manufactured Housing	1960	NAP	114

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	Pads	54,653.86	85,000,000	85,000,000	85,000,000	6.02000%	0.017040%
1.01	Property		1	Springlake	Pads		6,628,601	6,628,601	6,628,601
1.02	Property		1	ARC	Pads		5,516,255	5,516,255	5,516,255
1.03	Property		1	Anderson	Pads		5,435,803	5,435,803	5,435,803
1.04	Property		1	Palm Shadows	Pads		4,568,313	4,568,313	4,568,313
1.05	Property		1	North Raleigh	Pads		3,914,197	3,914,197	3,914,197
1.06	Property		1	Crestview	Pads		3,749,794	3,749,794	3,749,794
1.07	Property		1	Golden Isles	Pads		3,462,963	3,462,963	3,462,963
1.08	Property		1	Pecan Grove	Pads		3,204,115	3,204,115	3,204,115
1.09	Property		1	Lakeview	Pads		3,172,634	3,172,634	3,172,634
1.10	Property		1	Meadowbrook	Pads		3,130,658	3,130,658	3,130,658
1.11	Property		1	B&D	Pads		2,990,741	2,990,741	2,990,741
1.12	Property		1	Countryside	Pads		2,847,325	2,847,325	2,847,325
1.13	Property		1	Maple Hills	Pads		2,550,000	2,550,000	2,550,000
1.14	Property		1	Asheboro	Pads		2,403,087	2,403,087	2,403,087
1.15	Property		1	Hunt Club	Pads		2,263,169	2,263,169	2,263,169
1.16	Property		1	Spaulding	Pads		2,147,737	2,147,737	2,147,737
1.17	Property		1	Warrenville	Pads		2,140,741	2,140,741	2,140,741
1.18	Property		1	Evergreen	Pads		2,084,774	2,084,774	2,084,774
1.19	Property		1	Sunnyland	Pads		1,962,346	1,962,346	1,962,346
1.20	Property		1	Morganton	Pads		1,811,934	1,811,934	1,811,934
1.21	Property		1	Chatham	Pads		1,748,971	1,748,971	1,748,971
1.22	Property		1	Red Fox	Pads		1,668,519	1,668,519	1,668,519
1.23	Property		1	Merritt Place	Pads		1,588,066	1,588,066	1,588,066
1.24	Property		1	Timberview	Pads		1,332,716	1,332,716	1,332,716
1.25	Property		1	Azalea	Pads		1,311,728	1,311,728	1,311,728
1.26	Property		1	Hidden Oaks	Pads		1,280,247	1,280,247	1,280,247
1.27	Property		1	Holly Faye	Pads		1,248,765	1,248,765	1,248,765
1.28	Property		1	Cooley	Pads		1,189,300	1,189,300	1,189,300
1.29	Property		1	Statesville	Pads		1,154,321	1,154,321	1,154,321
1.30	Property		1	Dixie	Pads		1,154,321	1,154,321	1,154,321
1.31	Property		1	Capital View	Pads		996,913	996,913	996,913
1.32	Property		1	Solid Rock	Pads		933,951	933,951	933,951
1.33	Property		1	Driftwood	Pads		846,502	846,502	846,502
1.34	Property		1	Country Road	Pads		727,572	727,572	727,572
1.35	Property		1	Mobile Cottage	Pads		629,630	629,630	629,630
1.36	Property		1	Glynn Acres	Pads		622,634	622,634	622,634
1.37	Property		1	Northview	Pads		580,658	580,658	580,658
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	SF	60.94	81,500,000	81,500,000	81,500,000	5.096767533%	0.014545%
2.01	Property		1	3150 Highway 42	SF		3,525,745	3,525,745	3,525,745
2.02	Property		1	1151 South Graham Road	SF		3,434,856	3,434,856	3,434,856
2.03	Property		1	584 US Highway 130	SF		3,408,346	3,408,346	3,408,346
2.04	Property		1	590 Northport Parkway	SF		2,808,099	2,808,099	2,808,099
2.05	Property		1	8341 Industrial Parkway	SF		2,635,788	2,635,788	2,635,788
2.06	Property		1	650 Braselton Parkway	SF		2,465,371	2,465,371	2,465,371
2.07	Property		1	482 Chaney Avenue	SF		1,810,211	1,810,211	1,810,211
2.08	Property		1	5000 North Ridge Trail	SF		1,802,637	1,802,637	1,802,637
2.09	Property		1	5005 Samuell Blvd.	SF		1,704,173	1,704,173	1,704,173
2.10	Property		1	635 Community Drive	SF		1,543,162	1,543,162	1,543,162
2.11	Property		1	6538 & 6526 Judge Adams Road	SF		1,522,395	1,522,395	1,522,395
2.12	Property		1	4350 Fortune Ave NW	SF		1,495,885	1,495,885	1,495,885
2.13	Property		1	6735 Trippel Road	SF		1,469,376	1,469,376	1,469,376
2.14	Property		1	1509 Leestown Road	SF		1,465,589	1,465,589	1,465,589
2.15	Property		1	1601 Brown Road	SF		1,458,015	1,458,015	1,458,015
2.16	Property		1	22525 West 167th Street	SF		1,435,293	1,435,293	1,435,293
2.17	Property		1	1414 South Council Road	SF		1,410,677	1,410,677	1,410,677
2.18	Property		1	4690 Global Avenue NW	SF		1,404,996	1,404,996	1,404,996
2.19	Property		1	3466 Shippers Drive	SF		1,386,061	1,386,061	1,386,061
2.20	Property		1	4555 West Highway 146	SF		1,329,255	1,329,255	1,329,255
2.21	Property		1	9780 Mopar Drive	SF		1,310,320	1,310,320	1,310,320
2.22	Property		1	3779 Lake Shore Road	SF		1,287,598	1,287,598	1,287,598
2.23	Property		1	2000 South Walnut Street	SF		1,192,921	1,192,921	1,192,921
2.24	Property		1	3774 Snyder Road	SF		1,192,921	1,192,921	1,192,921
2.25	Property		1	8951 Mirabel Road	SF		1,162,625	1,162,625	1,162,625
2.26	Property		1	8411 Florida Mining Boulevard	SF		1,139,903	1,139,903	1,139,903
2.27	Property		1	900 Hutchinson Place	SF		1,139,524	1,139,524	1,139,524
2.28	Property		1	5440 Haggerty Lane	SF		1,136,115	1,136,115	1,136,115
2.29	Property		1	5703 Mitchell Avenue	SF		1,117,180	1,117,180	1,117,180
2.30	Property		1	1103 Powderhouse Road SE	SF		1,090,671	1,090,671	1,090,671
2.31	Property		1	3200 Rodeo Court	SF		1,067,949	1,067,949	1,067,949
2.32	Property		1	14001 Jetport Loop	SF		1,058,481	1,058,481	1,058,481
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	SF		1,056,587	1,056,587	1,056,587
2.34	Property		1	21200 Spring Plaza Drive	SF		1,049,013	1,049,013	1,049,013
2.35	Property		1	3058 Lakemont Blvd	SF		1,022,504	1,022,504	1,022,504
2.36	Property		1	2000 Luna Road	SF		1,005,462	1,005,462	1,005,462
2.37	Property		1	101 North Campus Drive	SF		833,151	833,151	833,151
2.38	Property		1	4651 Prosper Drive	SF		833,151	833,151	833,151
2.39	Property		1	5025 Tuggle Road	SF		828,228	828,228	828,228

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
2.40	Property		1	450 Northpointe Court	SF		783,920	783,920	783,920
2.41	Property		1	1602 Vincent Drive	SF		768,771	768,771	768,771
2.42	Property		1	8644 Polk Lane	SF		766,121	766,121	766,121
2.43	Property		1	800 Lindale Industrial Parkway	SF		757,410	757,410	757,410
2.44	Property		1	2465 Fontaine Street	SF		746,049	746,049	746,049
2.45	Property		1	1430 South Wolf Road	SF		746,049	746,049	746,049
2.46	Property		1	2552 South 98th Street	SF		742,262	742,262	742,262
2.47	Property		1	1000 Knell Road	SF		704,392	704,392	704,392
2.48	Property		1	747 Mill Park Drive	SF		700,605	700,605	700,605
2.49	Property		1	502 West Independence Drive	SF		696,818	696,818	696,818
2.50	Property		1	38401 Amrhein Road	SF		693,030	693,030	693,030
2.51	Property		1	6101 SW 44th Street	SF		606,686	606,686	606,686
2.52	Property		1	700 Hudson Road	SF		586,993	586,993	586,993
2.53	Property		1	685 Alliance Parkway	SF		568,436	568,436	568,436
2.54	Property		1	5101 West Waters Avenue	SF		560,484	560,484	560,484
2.55	Property		1	1935 Blue Hills Drive	SF		552,910	552,910	552,910
2.56	Property		1	16211 Air Center Boulevard	SF		545,335	545,335	545,335
2.57	Property		1	8800 Studley Road	SF		496,104	496,104	496,104
2.58	Property		1	6 Konzen Court	SF		481,334	481,334	481,334
2.59	Property		1	5300 International Drive	SF		478,305	478,305	478,305
2.60	Property		1	1289 Walden Avenue	SF		473,381	473,381	473,381
2.61	Property		1	10551 N Congress Avenue	SF		473,381	473,381	473,381
2.62	Property		1	3736 Tom Andrews Road	SF		435,511	435,511	435,511
2.63	Property		1	2701 South 98th Street	SF		427,937	427,937	427,937
2.64	Property		1	231 Theater Drive	SF		426,043	426,043	426,043
2.65	Property		1	3404 Cragmont Drive	SF		405,215	405,215	405,215
2.66	Property		1	4 Liebich Lane	SF		386,279	386,279	386,279
2.67	Property		1	4040 Business Park Court	SF		367,344	367,344	367,344
2.68	Property		1	1270 North Wilkening	SF		344,622	344,622	344,622
2.69	Property		1	4472 Technology Drive	SF		311,674	311,674	311,674
2.70	Property		1	28000 Five M Center Drive	SF		310,538	310,538	310,538
2.71	Property		1	3383 Spirit Way	SF		302,207	302,207	302,207
2.72	Property		1	9667 Inter-Ocean Drive	SF		287,816	287,816	287,816
2.73	Property		1	2427 Henry Road NW	SF		268,881	268,881	268,881
2.74	Property		1	1115 Regina Graeter Way	SF		265,094	265,094	265,094
2.75	Property		1	831 Lone Star Drive	SF		251,543	251,543	251,543
2.76	Property		1	4170 Columbia Road	SF		249,945	249,945	249,945
2.77	Property		1	6023 Century Oaks Drive	SF		249,188	249,188	249,188
2.78	Property		1	2300 Westmoreland Street	SF		246,158	246,158	246,158
2.79	Property		1	246 Glasson Drive	SF		242,371	242,371	242,371
2.80	Property		1	2759 North Garnett Road	SF		232,146	232,146	232,146
2.81	Property		1	1122 Stony Ridge Road	SF		223,436	223,436	223,436
2.82	Property		1	5313 Majestic Parkway	SF		221,543	221,543	221,543
2.83	Property		1	2901 E Heartland Drive	SF		211,296	211,296	211,296
2.84	Property		1	1900 Interstate Boulevard	SF		170,417	170,417	170,417
2.85	Property		1	50 Hollow Tree Lane	SF		170,417	170,417	170,417
2.86	Property		1	440 US Highway 49 South	SF		123,458	123,458	123,458
2.87	Property		1	7569 Golf Course Boulevard	SF		123,079	123,079	123,079
2.88	Property		1	4401 112th Street	SF		105,659	105,659	105,659
2.89	Property		1	105 Business Park Drive	SF		88,996	88,996	88,996
2.90	Property		1	7019 High Grove Boulevard	SF		82,179	82,179	82,179
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	SF	148.06	65,000,000	65,000,000	65,000,000	7.03500%	0.015790%
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	Units	325,000.00	65,000,000	65,000,000	65,000,000	6.33200%	0.017040%
4.01	Property		1	411 Kelton Avenue	Units		14,722,892	14,722,892	14,722,892
4.02	Property		1	415 Gayley Avenue	Units		12,592,771	12,592,771	12,592,771
4.03	Property		1	705 Gayley Avenue	Units		8,771,084	8,771,084	8,771,084
4.04	Property		1	555 Levering Avenue	Units		7,518,072	7,518,072	7,518,072
4.05	Property		1	555 Kelton Avenue	Units		5,826,506	5,826,506	5,826,506
4.06	Property		1	10954 Roebling Avenue	Units		5,262,651	5,262,651	5,262,651
4.07	Property		1	406 Veteran Avenue	Units		4,761,446	4,761,446	4,761,446
4.08	Property		1	467 Midvale Avenue	Units		2,787,952	2,787,952	2,787,952
4.09	Property		1	461 Midvale Avenue	Units		2,756,627	2,756,627	2,756,627
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	SF	47.53	63,500,000	63,500,000	63,500,000	6.00700%	0.017040%
5.01	Property		1	SOA - Range Road	SF		12,325,000	12,325,000	12,325,000
5.02	Property		1	SOA - Akron Main	SF		9,400,000	9,400,000	9,400,000
5.03	Property		1	SOA - Moline	SF		8,100,000	8,100,000	8,100,000
5.04	Property		1	SOA - Gustine	SF		6,500,000	6,500,000	6,500,000
5.05	Property		1	SOA - Oak Harbor	SF		6,325,000	6,325,000	6,325,000
5.06	Property		1	SOA - Dort Hwy	SF		5,100,000	5,100,000	5,100,000
5.07	Property		1	SOA - Rock Island	SF		5,000,000	5,000,000	5,000,000
5.08	Property		1	SOA - Broadway 1 & 2	SF		4,850,000	4,850,000	4,850,000
5.09	Property		1	SOA - Chestnut	SF		3,100,000	3,100,000	3,100,000
5.10	Property		1	SOA - Kitridge	SF		2,800,000	2,800,000	2,800,000
6	Loan	5, 19	1	The Towers at Cupertino City Center	SF	405.21	60,000,000	60,000,000	60,000,000	6.44200%	0.034540%
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	Rooms	290,617.85	47,000,000	47,000,000	47,000,000	6.10700%	0.017040%
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	SF	107.85	39,500,000	39,500,000	39,500,000	7.14700%	0.015790%
8.01	Property		1	1345 South 52nd Street	SF		20,031,250	20,031,250	20,031,250
8.02	Property		1	475 Bond Street	SF		14,375,000	14,375,000	14,375,000
8.03	Property		1	402 West Fairmont Drive	SF		5,093,750	5,093,750	5,093,750

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	SF	89.52	37,330,000	37,330,000	37,330,000	5.12000%	0.015790%
9.01	Property		1	FedEx – Little Rock, AR	SF		17,990,949	17,990,949	17,990,949
9.02	Property		1	Hobby Lobby – East Hanover, NJ	SF		7,832,707	7,832,707	7,832,707
9.03	Property		1	BioLife – Burleson, TX	SF		5,333,343	5,333,343	5,333,343
9.04	Property		1	Tractor Supply – Villa Rica, GA	SF		3,896,680	3,896,680	3,896,680
9.05	Property		1	Dollar General – Strongsville, OH	SF		1,221,552	1,221,552	1,221,552
9.06	Property		1	Dollar General – Adrian, MI	SF		1,054,769	1,054,769	1,054,769
10.00	Loan	6	5	COARE Fund I	Pads	68,049.79	32,800,000	32,800,000	32,800,000	6.22000%	0.017040%
10.01	Property		1	Y Rancho	Pads		10,505,000	10,505,000	10,505,000
10.02	Property		1	St. Cloud	Pads		9,400,000	9,400,000	9,400,000
10.03	Property		1	Pines and White Oaks	Pads		6,685,000	6,685,000	6,685,000
10.04	Property		1	Town & Country	Pads		3,825,000	3,825,000	3,825,000
10.05	Property		1	HMH MHP	Pads		2,385,000	2,385,000	2,385,000
11	Loan	43	1	Leighton District	Units	135,085.47	31,610,000	31,610,000	31,610,000	6.28000%	0.015790%
12	Loan	28	1	Gardenhouse	Units	1,722,222.22	31,000,000	31,000,000	31,000,000	4.697419%	0.017040%
13	Loan	5, 29	1	Freeway Business Park	SF	192.29	30,000,000	30,000,000	30,000,000	6.02400%	0.017040%
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	Rooms	77,181.21	23,000,000	23,000,000	22,294,046	7.79000%	0.017040%
15.00	Loan	6	3	Spokane Retail Portfolio	SF	131.66	20,800,000	20,800,000	20,800,000	6.57700%	0.015790%
15.01	Property		1	Argonne Village	SF		14,617,443	14,617,443	14,617,443
15.02	Property		1	Pines Square	SF		3,612,029	3,612,029	3,612,029
15.03	Property		1	Sullivan Retail Center	SF		2,570,528	2,570,528	2,570,528
16	Loan	5, 44	1	1500 Post Oak Boulevard	SF	232.10	20,000,000	20,000,000	20,000,000	6.74700%	0.015790%
17	Loan	32	1	Home2 Suites Lake Mary	Rooms	138,211.38	17,000,000	17,000,000	17,000,000	7.09600%	0.015790%
18	Loan	45	1	Prime Storage Roselle	SF	170.99	14,700,000	14,700,000	14,700,000	5.64100%	0.015790%
19	Loan	33, 34	1	8500 Sunset Blvd	SF	579.97	13,000,000	13,000,000	13,000,000	7.12300%	0.015790%
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	SF	105.25	12,350,000	12,350,000	12,350,000	6.49700%	0.015790%
20.01	Property		1	Cumberland Station	SF		5,193,469	5,193,469	5,193,469
20.02	Property		1	Lighthouse Village	SF		4,001,451	4,001,451	4,001,451
20.03	Property		1	Taylorsville Shopping Center	SF		3,155,080	3,155,080	3,155,080
21	Loan	37, 38, 39	1	100 Challenger	SF	79.82	11,600,000	11,586,292	10,571,553	6.38700%	0.015790%
22	Loan	40	1	32 West Apartments	Units	167,741.94	10,400,000	10,400,000	10,400,000	7.04900%	0.017040%
23	Loan	46	1	1283 Kennestone Circle	SF	117.09	9,800,000	9,800,000	9,800,000	6.60100%	0.015790%
24	Loan		1	Store it All - Vermont	SF	96.31	9,458,000	9,458,000	9,458,000	6.77000%	0.017040%
25	Loan		1	Fort Meade Estates MHC	Pads	39,434.78	9,070,000	9,070,000	9,070,000	6.01000%	0.017040%
26	Loan		1	Bender Square	SF	42.48	8,500,000	8,500,000	8,500,000	6.08800%	0.017040%
27	Loan		1	Hilltop MHC	Pads	29,271.93	3,337,000	3,337,000	3,337,000	6.80000%	0.017040%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	6.00296%	NAP	432,339.12	NAP	5,188,069.44	Interest Only	No
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	5.082222533%	NAP	350,963.18	NAP	4,211,558.16	Interest Only	No
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	7.01921%	NAP	386,355.03	NAP	4,636,260.36	Interest Only	No
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	6.31496%	NAP	347,746.99	NAP	4,172,963.88	Interest Only	No
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	5.98996%	NAP	322,285.28	NAP	3,867,423.36	Interest Only	No
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	6.40746%	NAP	326,573.61	NAP	3,918,883.32	Interest Only	No
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	6.08996%	NAP	242,512.93	NAP	2,910,155.16	Interest Only	No
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	7.13121%	NAP	238,522.85	NAP	2,862,274.20	Interest Only	No
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	5.10421%	NAP	161,486.81	NAP	1,937,841.72	Interest Only	No
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	6.20296%	NAP	172,374.63	NAP	2,068,495.56	Interest Only	No
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	6.26421%	NAP	167,723.25	NAP	2,012,679.00	Interest Only	No
12	Loan	28	1	Gardenhouse	4.680379%	NAP	123,035.41	NAP	1,476,424.92	Interest Only	No
13	Loan	5, 29	1	Freeway Business Park	6.00696%	NAP	152,691.67	NAP	1,832,300.04	Interest Only	No
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	7.77296%	169,323.37	151,382.06	2,031,880.44	1,816,584.72	Interest Only, Amortizing Balloon	No
15.00	Loan	6	3	Spokane Retail Portfolio	6.56121%	NAP	115,584.69	NAP	1,387,016.28	Interest Only	No
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	6.73121%	NAP	114,011.81	NAP	1,368,141.72	Interest Only	No
17	Loan	32	1	Home2 Suites Lake Mary	7.08021%	NAP	101,922.87	NAP	1,223,074.44	Interest Only	No
18	Loan	45	1	Prime Storage Roselle	5.62521%	NAP	70,062.00	NAP	840,744.00	Interest Only	No
19	Loan	33, 34	1	8500 Sunset Blvd	7.10721%	NAP	78,237.58	NAP	938,850.96	Interest Only	No
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	6.48121%	NAP	67,793.64	NAP	813,523.68	Interest Only	No
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	6.37121%	77,506.94	NAP	930,083.28	NAP	Amortizing Balloon	No
22	Loan	40	1	32 West Apartments	7.03196%	NAP	61,939.82	NAP	743,277.84	Interest Only	No
23	Loan	46	1	1283 Kennestone Circle	6.58521%	NAP	54,656.89	NAP	655,882.68	Interest Only	No
24	Loan		1	Store it All - Vermont	6.75296%	NAP	54,099.98	NAP	649,199.76	Interest Only	No
25	Loan		1	Fort Meade Estates MHC	5.99296%	NAP	46,056.49	NAP	552,677.88	Interest Only	No
26	Loan		1	Bender Square	6.07096%	NAP	43,722.27	NAP	524,667.24	Interest Only	No
27	Loan		1	Hilltop MHC	6.78296%	NAP	19,172.30	NAP	230,067.60	Interest Only	No

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	Actual/360	60	59	60	59	0	0
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Actual/360	60	59	60	59	0	0
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	Actual/360	60	59	60	59	0	0
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	Actual/360	60	59	60	59	0	0
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	Actual/360	60	58	60	58	0	0
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	Actual/360	60	57	60	57	0	0
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	Actual/360	60	57	60	57	0	0
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	Actual/360	60	58	60	58	0	0
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	Actual/360	60	59	60	59	0	0
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	Actual/360	60	58	60	58	0	0
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	Actual/360	60	58	60	58	0	0
12	Loan	28	1	Gardenhouse	Actual/360	60	59	60	59	0	0
13	Loan	5, 29	1	Freeway Business Park	Actual/360	60	57	60	57	0	0
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	Actual/360	24	24	60	60	330	330
15.00	Loan	6	3	Spokane Retail Portfolio	Actual/360	60	59	60	59	0	0
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	Actual/360	60	57	60	57	0	0
17	Loan	32	1	Home2 Suites Lake Mary	Actual/360	60	58	60	58	0	0
18	Loan	45	1	Prime Storage Roselle	Actual/360	60	59	60	59	0	0
19	Loan	33, 34	1	8500 Sunset Blvd	Actual/360	60	59	60	59	0	0
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	Actual/360	60	59	60	59	0	0
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	Actual/360	0	0	60	59	300	299
22	Loan	40	1	32 West Apartments	Actual/360	60	58	60	58	0	0
23	Loan	46	1	1283 Kennestone Circle	Actual/360	60	59	60	59	0	0
24	Loan		1	Store it All - Vermont	Actual/360	60	60	60	60	0	0
25	Loan		1	Fort Meade Estates MHC	Actual/360	60	58	60	58	0	0
26	Loan		1	Bender Square	Actual/360	60	58	60	58	0	0
27	Loan		1	Hilltop MHC	Actual/360	60	59	60	59	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	4/30/2026	1	6	6/6/2026	NAP	5/1/2031	NAP	0
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	5/8/2026	1	11	6/11/2026	NAP	5/11/2031	NAP	0
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	4/9/2026	1	1	6/1/2026	NAP	5/1/2031	NAP	0
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	4/7/2026	1	1	6/1/2026	NAP	5/1/2031	NAP	5
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	3/12/2026	2	1	5/1/2026	NAP	4/1/2031	NAP	5
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	2/20/2026	3	11	4/11/2026	NAP	3/11/2031	NAP	0
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	2/27/2026	3	1	4/1/2026	NAP	3/1/2031	NAP	0
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	3/20/2026	2	1	5/1/2026	NAP	4/1/2031	NAP	0
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	4/23/2026	1	11	6/11/2026	NAP	5/11/2031	NAP	0
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	3/31/2026	2	1	5/1/2026	NAP	4/1/2031	NAP	0
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	3/16/2026	2	11	5/11/2026	NAP	4/11/2031	NAP	0
12	Loan	28	1	Gardenhouse	4/21/2026	1	1	6/1/2026	NAP	5/1/2031	NAP	5
13	Loan	5, 29	1	Freeway Business Park	2/19/2026	3	1	4/1/2026	NAP	3/1/2031	NAP	3
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	5/4/2026	0	1	7/1/2026	7/1/2028	6/1/2031	NAP	0
15.00	Loan	6	3	Spokane Retail Portfolio	5/7/2026	1	11	6/11/2026	NAP	5/11/2031	NAP	0
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	3/2/2026	3	6	4/6/2026	NAP	3/6/2031	NAP	5
17	Loan	32	1	Home2 Suites Lake Mary	3/17/2026	2	11	5/11/2026	NAP	4/11/2031	NAP	0
18	Loan	45	1	Prime Storage Roselle	5/4/2026	1	11	6/11/2026	NAP	5/11/2031	NAP	0
19	Loan	33, 34	1	8500 Sunset Blvd	4/9/2026	1	1	6/1/2026	NAP	5/1/2031	NAP	0
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	5/6/2026	1	11	6/11/2026	NAP	5/11/2031	NAP	5
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	4/15/2026	1	1	6/1/2026	6/1/2026	5/1/2031	NAP	0
22	Loan	40	1	32 West Apartments	3/27/2026	2	1	5/1/2026	NAP	4/1/2031	NAP	5
23	Loan	46	1	1283 Kennestone Circle	4/30/2026	1	11	6/11/2026	NAP	5/11/2031	NAP	0
24	Loan		1	Store it All - Vermont	5/12/2026	0	1	7/1/2026	NAP	6/1/2031	NAP	5
25	Loan		1	Fort Meade Estates MHC	3/27/2026	2	1	5/1/2026	NAP	4/1/2031	NAP	5
26	Loan		1	Bender Square	3/24/2026	2	1	5/1/2026	NAP	4/1/2031	NAP	5
27	Loan		1	Hilltop MHC	4/2/2026	1	1	6/1/2026	NAP	5/1/2031	NAP	5

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	0	L(23),YM1(30),O(7)	17,152,592	4,087,218	13,065,373	3/31/2026	T-12
1.01	Property		1	Springlake			NAV	NAV	NAV	NAV	NAV
1.02	Property		1	ARC			NAV	NAV	NAV	NAV	NAV
1.03	Property		1	Anderson			NAV	NAV	NAV	NAV	NAV
1.04	Property		1	Palm Shadows			NAV	NAV	NAV	NAV	NAV
1.05	Property		1	North Raleigh			NAV	NAV	NAV	NAV	NAV
1.06	Property		1	Crestview			NAV	NAV	NAV	NAV	NAV
1.07	Property		1	Golden Isles			NAV	NAV	NAV	NAV	NAV
1.08	Property		1	Pecan Grove			NAV	NAV	NAV	NAV	NAV
1.09	Property		1	Lakeview			NAV	NAV	NAV	NAV	NAV
1.10	Property		1	Meadowbrook			NAV	NAV	NAV	NAV	NAV
1.11	Property		1	B&D			NAV	NAV	NAV	NAV	NAV
1.12	Property		1	Countryside			NAV	NAV	NAV	NAV	NAV
1.13	Property		1	Maple Hills			NAV	NAV	NAV	NAV	NAV
1.14	Property		1	Asheboro			NAV	NAV	NAV	NAV	NAV
1.15	Property		1	Hunt Club			NAV	NAV	NAV	NAV	NAV
1.16	Property		1	Spaulding			NAV	NAV	NAV	NAV	NAV
1.17	Property		1	Warrenville			NAV	NAV	NAV	NAV	NAV
1.18	Property		1	Evergreen			NAV	NAV	NAV	NAV	NAV
1.19	Property		1	Sunnyland			NAV	NAV	NAV	NAV	NAV
1.20	Property		1	Morganton			NAV	NAV	NAV	NAV	NAV
1.21	Property		1	Chatham			NAV	NAV	NAV	NAV	NAV
1.22	Property		1	Red Fox			NAV	NAV	NAV	NAV	NAV
1.23	Property		1	Merritt Place			NAV	NAV	NAV	NAV	NAV
1.24	Property		1	Timberview			NAV	NAV	NAV	NAV	NAV
1.25	Property		1	Azalea			NAV	NAV	NAV	NAV	NAV
1.26	Property		1	Hidden Oaks			NAV	NAV	NAV	NAV	NAV
1.27	Property		1	Holly Faye			NAV	NAV	NAV	NAV	NAV
1.28	Property		1	Cooley			NAV	NAV	NAV	NAV	NAV
1.29	Property		1	Statesville			NAV	NAV	NAV	NAV	NAV
1.30	Property		1	Dixie			NAV	NAV	NAV	NAV	NAV
1.31	Property		1	Capital View			NAV	NAV	NAV	NAV	NAV
1.32	Property		1	Solid Rock			NAV	NAV	NAV	NAV	NAV
1.33	Property		1	Driftwood			NAV	NAV	NAV	NAV	NAV
1.34	Property		1	Country Road			NAV	NAV	NAV	NAV	NAV
1.35	Property		1	Mobile Cottage			NAV	NAV	NAV	NAV	NAV
1.36	Property		1	Glynn Acres			NAV	NAV	NAV	NAV	NAV
1.37	Property		1	Northview			NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	0	L(23),YM1(2),DorYM1(28),O(7)	153,771,238	31,585,033	122,186,205	9/30/2025	T-12
2.01	Property		1	3150 Highway 42			5,632,371	878,129	4,754,242	9/30/2025	T-12
2.02	Property		1	1151 South Graham Road			5,686,442	1,058,010	4,628,433	9/30/2025	T-12
2.03	Property		1	584 US Highway 130			6,540,654	1,440,488	5,100,166	9/30/2025	T-12
2.04	Property		1	590 Northport Parkway			4,580,104	948,771	3,631,333	9/30/2025	T-12
2.05	Property		1	8341 Industrial Parkway			5,124,708	799,967	4,324,740	9/30/2025	T-12
2.06	Property		1	650 Braselton Parkway			4,185,605	574,995	3,610,610	9/30/2025	T-12
2.07	Property		1	482 Chaney Avenue			3,583,911	1,084,866	2,499,045	9/30/2025	T-12
2.08	Property		1	5000 North Ridge Trail			2,877,930	390,833	2,487,096	9/30/2025	T-12
2.09	Property		1	5005 Samuell Blvd.			4,192,043	944,240	3,247,803	9/30/2025	T-12
2.10	Property		1	635 Community Drive			3,664,767	581,828	3,082,939	9/30/2025	T-12
2.11	Property		1	6538 & 6526 Judge Adams Road			3,442,803	574,360	2,868,443	9/30/2025	T-12
2.12	Property		1	4350 Fortune Ave NW			3,111,118	715,179	2,395,939	9/30/2025	T-12
2.13	Property		1	6735 Trippel Road			2,474,940	463,953	2,010,987	9/30/2025	T-12
2.14	Property		1	1509 Leestown Road			2,227,404	108,535	2,118,869	9/30/2025	T-12
2.15	Property		1	1601 Brown Road			2,925,332	487,325	2,438,007	9/30/2025	T-12
2.16	Property		1	22525 West 167th Street			3,132,815	545,828	2,586,987	9/30/2025	T-12
2.17	Property		1	1414 South Council Road			2,402,554	509,926	1,892,628	9/30/2025	T-12
2.18	Property		1	4690 Global Avenue NW			2,597,795	469,840	2,127,955	9/30/2025	T-12
2.19	Property		1	3466 Shippers Drive			2,782,398	816,049	1,966,349	9/30/2025	T-12
2.20	Property		1	4555 West Highway 146			2,189,243	109,091	2,080,152	9/30/2025	T-12
2.21	Property		1	9780 Mopar Drive			2,655,083	518,243	2,136,840	9/30/2025	T-12
2.22	Property		1	3779 Lake Shore Road			2,624,616	432,965	2,191,651	9/30/2025	T-12
2.23	Property		1	2000 South Walnut Street			2,303,530	480,572	1,822,957	9/30/2025	T-12
2.24	Property		1	3774 Snyder Road			2,170,018	288,670	1,881,348	9/30/2025	T-12
2.25	Property		1	8951 Mirabel Road			2,339,578	729,080	1,610,498	9/30/2025	T-12
2.26	Property		1	8411 Florida Mining Boulevard			2,023,979	495,612	1,528,367	9/30/2025	T-12
2.27	Property		1	900 Hutchinson Place			1,569,676	84,125	1,485,551	9/30/2025	T-12
2.28	Property		1	5440 Haggerty Lane			2,045,121	424,651	1,620,470	9/30/2025	T-12
2.29	Property		1	5703 Mitchell Avenue			2,293,467	727,060	1,566,407	9/30/2025	T-12
2.30	Property		1	1103 Powderhouse Road SE			1,704,519	84,945	1,619,574	9/30/2025	T-12
2.31	Property		1	3200 Rodeo Court			1,523,926	(142,359)	1,666,285	9/30/2025	T-12
2.32	Property		1	14001 Jetport Loop			1,769,962	390,873	1,379,089	9/30/2025	T-12
2.33	Property		1	505 Morgan Lakes Industrial Blvd.			2,108,850	405,852	1,702,998	9/30/2025	T-12
2.34	Property		1	21200 Spring Plaza Drive			2,309,747	724,446	1,585,301	9/30/2025	T-12
2.35	Property		1	3058 Lakemont Blvd			1,936,799	431,853	1,504,945	9/30/2025	T-12
2.36	Property		1	2000 Luna Road			2,064,805	513,892	1,550,913	9/30/2025	T-12
2.37	Property		1	101 North Campus Drive			1,364,786	101,470	1,263,316	9/30/2025	T-12
2.38	Property		1	4651 Prosper Drive			1,548,032	48,509	1,499,523	9/30/2025	T-12
2.39	Property		1	5025 Tuggle Road			1,393,565	83,171	1,310,394	9/30/2025	T-12

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
2.40	Property		1	450 Northpointe Court			1,562,045	353,053	1,208,992	9/30/2025	T-12
2.41	Property		1	1602 Vincent Drive			1,494,794	179,270	1,315,524	9/30/2025	T-12
2.42	Property		1	8644 Polk Lane			1,564,492	414,582	1,149,910	9/30/2025	T-12
2.43	Property		1	800 Lindale Industrial Parkway			1,457,245	266,960	1,190,285	9/30/2025	T-12
2.44	Property		1	2465 Fontaine Street			1,306,063	73,533	1,232,530	9/30/2025	T-12
2.45	Property		1	1430 South Wolf Road			2,229,495	937,625	1,291,870	9/30/2025	T-12
2.46	Property		1	2552 South 98th Street			2,497,464	1,108,225	1,389,239	9/30/2025	T-12
2.47	Property		1	1000 Knell Road			864,662	669,493	195,169	9/30/2025	T-12
2.48	Property		1	747 Mill Park Drive			1,197,542	63,924	1,133,618	9/30/2025	T-12
2.49	Property		1	502 West Independence Drive			1,326,250	295,296	1,030,954	9/30/2025	T-12
2.50	Property		1	38401 Amrhein Road			1,306,387	360,931	945,456	9/30/2025	T-12
2.51	Property		1	6101 SW 44th Street			1,214,753	353,706	861,047	9/30/2025	T-12
2.52	Property		1	700 Hudson Road			1,288,995	285,822	1,003,174	9/30/2025	T-12
2.53	Property		1	685 Alliance Parkway			1,360,583	337,150	1,023,433	9/30/2025	T-12
2.54	Property		1	5101 West Waters Avenue			608,922	52,056	556,866	9/30/2025	T-12
2.55	Property		1	1935 Blue Hills Drive			967,273	203,495	763,778	9/30/2025	T-12
2.56	Property		1	16211 Air Center Boulevard			770,082	102,855	667,227	9/30/2025	T-12
2.57	Property		1	8800 Studley Road			817,793	56,344	761,449	9/30/2025	T-12
2.58	Property		1	6 Konzen Court			1,378,196	528,286	849,910	9/30/2025	T-12
2.59	Property		1	5300 International Drive			1,023,612	249,775	773,837	9/30/2025	T-12
2.60	Property		1	1289 Walden Avenue			907,546	203,681	703,865	9/30/2025	T-12
2.61	Property		1	10551 N Congress Avenue			763,407	111,355	652,052	9/30/2025	T-12
2.62	Property		1	3736 Tom Andrews Road			668,667	183,195	485,473	9/30/2025	T-12
2.63	Property		1	2701 South 98th Street			1,310,457	582,090	728,367	9/30/2025	T-12
2.64	Property		1	231 Theater Drive			874,570	207,295	667,275	9/30/2025	T-12
2.65	Property		1	3404 Cragmont Drive			578,867	272,821	306,045	9/30/2025	T-12
2.66	Property		1	4 Liebich Lane			750,874	185,938	564,935	9/30/2025	T-12
2.67	Property		1	4040 Business Park Court			635,209	161,065	474,144	9/30/2025	T-12
2.68	Property		1	1270 North Wilkening			477,750	43,152	434,598	9/30/2025	T-12
2.69	Property		1	4472 Technology Drive			624,084	148,746	475,338	9/30/2025	T-12
2.70	Property		1	28000 Five M Center Drive			428,001	50,182	377,819	9/30/2025	T-12
2.71	Property		1	3383 Spirit Way			671,312	209,496	461,815	9/30/2025	T-12
2.72	Property		1	9667 Inter-Ocean Drive			638,129	144,465	493,664	9/30/2025	T-12
2.73	Property		1	2427 Henry Road NW			575,088	205,636	369,452	9/30/2025	T-12
2.74	Property		1	1115 Regina Graeter Way			554,642	53,645	500,997	9/30/2025	T-12
2.75	Property		1	831 Lone Star Drive			648,846	119,883	528,963	9/30/2025	T-12
2.76	Property		1	4170 Columbia Road			516,312	67,953	448,359	9/30/2025	T-12
2.77	Property		1	6023 Century Oaks Drive			359,344	38,194	321,150	9/30/2025	T-12
2.78	Property		1	2300 Westmoreland Street			466,193	128,376	337,816	9/30/2025	T-12
2.79	Property		1	246 Glasson Drive			631,245	214,208	417,037	9/30/2025	T-12
2.80	Property		1	2759 North Garnett Road			384,390	103,393	280,996	9/30/2025	T-12
2.81	Property		1	1122 Stony Ridge Road			329,238	36,672	292,567	9/30/2025	T-12
2.82	Property		1	5313 Majestic Parkway			438,494	40,465	398,029	9/30/2025	T-12
2.83	Property		1	2901 E Heartland Drive			618,595	242,462	376,133	9/30/2025	T-12
2.84	Property		1	1900 Interstate Boulevard			155,648	35,910	119,738	9/30/2025	T-12
2.85	Property		1	50 Hollow Tree Lane			469,267	154,398	314,869	9/30/2025	T-12
2.86	Property		1	440 US Highway 49 South			9,810	94,011	(84,200)	9/30/2025	T-12
2.87	Property		1	7569 Golf Course Boulevard			311,612	57,919	253,693	9/30/2025	T-12
2.88	Property		1	4401 112th Street			299,180	156,633	142,548	9/30/2025	T-12
2.89	Property		1	105 Business Park Drive			148,119	55,620	92,499	9/30/2025	T-12
2.90	Property		1	7019 High Grove Boulevard			184,700	57,949	126,750	9/30/2025	T-12
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	0	L(25),YM1(29),O(6)	22,211,421	11,036,610	11,174,811	12/31/2025	T-12
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	4	L(25),D(30),O(5)	7,560,521	2,508,794	5,051,727	1/31/2026	T-12
4.01	Property		1	411 Kelton Avenue			5,257,745	1,878,008	3,379,737	1/31/2026	T-12
4.02	Property		1	415 Gayley Avenue			0	0	0	1/31/2026	T-12
4.03	Property		1	705 Gayley Avenue			1,006,666	255,466	751,200	1/31/2026	T-12
4.04	Property		1	555 Levering Avenue			0	0	0	1/31/2026	T-12
4.05	Property		1	555 Kelton Avenue			0	0	0	1/31/2026	T-12
4.06	Property		1	10954 Roebling Avenue			603,156	188,463	414,693	1/31/2026	T-12
4.07	Property		1	406 Veteran Avenue			0	0	0	1/31/2026	T-12
4.08	Property		1	467 Midvale Avenue			348,950	97,946	251,004	1/31/2026	T-12
4.09	Property		1	461 Midvale Avenue			344,004	88,911	255,093	1/31/2026	T-12
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	4	L(26),D(27),O(7)	8,707,767	3,547,117	5,160,650	12/31/2025	T-12
5.01	Property		1	SOA - Range Road			1,393,852	396,372	997,480	12/31/2025	T-12
5.02	Property		1	SOA - Akron Main			1,328,126	361,101	967,025	12/31/2025	T-12
5.03	Property		1	SOA - Moline			956,673	336,722	619,951	12/31/2025	T-12
5.04	Property		1	SOA - Gustine			1,165,761	745,757	420,004	12/31/2025	T-12
5.05	Property		1	SOA - Oak Harbor			833,361	274,918	558,443	12/31/2025	T-12
5.06	Property		1	SOA - Dort Hwy			638,401	244,997	393,404	12/31/2025	T-12
5.07	Property		1	SOA - Rock Island			720,635	290,919	429,716	12/31/2025	T-12
5.08	Property		1	SOA - Broadway 1 & 2			669,398	302,842	366,556	12/31/2025	T-12
5.09	Property		1	SOA - Chestnut			573,461	390,053	183,409	12/31/2025	T-12
5.10	Property		1	SOA - Kitridge			428,098	203,436	224,662	12/31/2025	T-12
6	Loan	5, 19	1	The Towers at Cupertino City Center	0	L(27),D(31),O(2)	26,537,236	9,595,154	16,942,082	12/31/2025	T-12
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	0	L(27),D(26),O(7)	78,052,682	61,679,265	16,373,418	1/31/2026	T-12
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	0	L(26),D(28),O(6)	NAV	NAV	NAV	NAV	NAV
8.01	Property		1	1345 South 52nd Street			NAV	NAV	NAV	NAV	NAV
8.02	Property		1	475 Bond Street			NAV	NAV	NAV	NAV	NAV
8.03	Property		1	402 West Fairmont Drive			NAV	NAV	NAV	NAV	NAV

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
9.00	Loan	6, 7, 27	6	ExchangeRight 75	0	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV
9.01	Property		1	FedEx – Little Rock, AR			NAV	NAV	NAV	NAV	NAV
9.02	Property		1	Hobby Lobby – East Hanover, NJ			NAV	NAV	NAV	NAV	NAV
9.03	Property		1	BioLife – Burleson, TX			NAV	NAV	NAV	NAV	NAV
9.04	Property		1	Tractor Supply – Villa Rica, GA			NAV	NAV	NAV	NAV	NAV
9.05	Property		1	Dollar General – Strongsville, OH			NAV	NAV	NAV	NAV	NAV
9.06	Property		1	Dollar General – Adrian, MI			NAV	NAV	NAV	NAV	NAV
10.00	Loan	6	5	COARE Fund I	5	L(23),YM1(30),O(7)	3,674,445	1,040,481	2,633,964	12/31/2025	T-12
10.01	Property		1	Y Rancho			1,143,268	262,464	880,804	12/31/2025	T-12
10.02	Property		1	St. Cloud			1,089,032	388,308	700,723	12/31/2025	T-12
10.03	Property		1	Pines and White Oaks			738,060	182,233	555,827	12/31/2025	T-12
10.04	Property		1	Town & Country			427,262	109,905	317,357	12/31/2025	T-12
10.05	Property		1	HMH MHP			276,824	97,570	179,253	12/31/2025	T-12
11	Loan	43	1	Leighton District	0	L(24),YM1(31),O(5)	4,189,802	1,650,454	2,539,349	12/31/2025	T-12
12	Loan	28	1	Gardenhouse	5	L(23),YM1(30),O(7)	4,034,629	2,466,602	1,568,027	1/31/2026	T-12
13	Loan	5, 29	1	Freeway Business Park	3	L(27),D(26),O(7)	11,369,978	4,101,817	7,268,161	11/30/2025	T-12
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	0	L(24),D(29),O(7)	13,067,271	9,731,678	3,335,593	3/31/2026	T-12
15.00	Loan	6	3	Spokane Retail Portfolio	0	L(25),D(31),O(4)	3,030,695	936,148	2,094,548	2/28/2026	T-12
15.01	Property		1	Argonne Village			2,174,928	649,964	1,524,963	2/28/2026	T-12
15.02	Property		1	Pines Square			479,382	147,063	332,319	2/28/2026	T-12
15.03	Property		1	Sullivan Retail Center			376,386	139,120	237,266	2/28/2026	T-12
16	Loan	5, 44	1	1500 Post Oak Boulevard	0	L(27),DorYM1(27),O(6)	34,843,540	12,372,302	22,471,238	12/31/2025	T-12
17	Loan	32	1	Home2 Suites Lake Mary	0	L(26),D(30),O(4)	5,630,369	3,232,968	2,397,401	2/28/2026	T-12
18	Loan	45	1	Prime Storage Roselle	0	L(24),YM1(1),DorYM1(31),O(4)	2,115,252	766,114	1,349,138	3/31/2026	T-12
19	Loan	33, 34	1	8500 Sunset Blvd	0	L(25),D(29),O(6)	NAV	NAV	NAV	NAV	NAV
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	0	L(25),D(28),O(7)	1,847,638	528,784	1,318,854	3/31/2026	T-12
20.01	Property		1	Cumberland Station			728,944	182,356	546,588	3/31/2026	T-12
20.02	Property		1	Lighthouse Village			655,953	198,431	457,522	3/31/2026	T-3 Annualized
20.03	Property		1	Taylorsville Shopping Center			462,741	147,997	314,744	3/31/2026	T-12
21	Loan	37, 38, 39	1	100 Challenger	0	L(25),D(29),O(6)	3,632,797	2,045,087	1,587,710	12/31/2025	T-12
22	Loan	40	1	32 West Apartments	4	L(26),D(30),O(4)	1,734,123	535,681	1,198,442	1/31/2026	T-12
23	Loan	46	1	1283 Kennestone Circle	0	L(24),YM1(32),O(4)	1,392,031	361,639	1,030,391	1/31/2026	T-12
24	Loan		1	Store it All - Vermont	0	L(11),YM1(42),O(7)	1,261,316	360,297	901,019	2/28/2026	T-12
25	Loan		1	Fort Meade Estates MHC	5	L(23),YM1(30),O(7)	777,923	405,624	372,299	1/31/2026	T-12
26	Loan		1	Bender Square	4	L(26),YM1(27),O(7)	3,307,207	1,336,313	1,970,894	1/31/2026	T-12
27	Loan		1	Hilltop MHC	5	L(23),YM1(30),O(7)	484,486	240,282	244,204	12/31/2025	T-12

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	16,397,972	4,016,335	12,381,638	12/31/2025	T-12
1.01	Property		1	Springlake	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	ARC	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	Anderson	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	Palm Shadows	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	North Raleigh	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	Crestview	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	Golden Isles	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	Pecan Grove	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	Lakeview	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	Meadowbrook	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	B&D	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	Countryside	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	Maple Hills	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	Asheboro	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	Hunt Club	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	Spaulding	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	Warrenville	NAV	NAV	NAV	NAV	NAV
1.18	Property		1	Evergreen	NAV	NAV	NAV	NAV	NAV
1.19	Property		1	Sunnyland	NAV	NAV	NAV	NAV	NAV
1.20	Property		1	Morganton	NAV	NAV	NAV	NAV	NAV
1.21	Property		1	Chatham	NAV	NAV	NAV	NAV	NAV
1.22	Property		1	Red Fox	NAV	NAV	NAV	NAV	NAV
1.23	Property		1	Merritt Place	NAV	NAV	NAV	NAV	NAV
1.24	Property		1	Timberview	NAV	NAV	NAV	NAV	NAV
1.25	Property		1	Azalea	NAV	NAV	NAV	NAV	NAV
1.26	Property		1	Hidden Oaks	NAV	NAV	NAV	NAV	NAV
1.27	Property		1	Holly Faye	NAV	NAV	NAV	NAV	NAV
1.28	Property		1	Cooley	NAV	NAV	NAV	NAV	NAV
1.29	Property		1	Statesville	NAV	NAV	NAV	NAV	NAV
1.30	Property		1	Dixie	NAV	NAV	NAV	NAV	NAV
1.31	Property		1	Capital View	NAV	NAV	NAV	NAV	NAV
1.32	Property		1	Solid Rock	NAV	NAV	NAV	NAV	NAV
1.33	Property		1	Driftwood	NAV	NAV	NAV	NAV	NAV
1.34	Property		1	Country Road	NAV	NAV	NAV	NAV	NAV
1.35	Property		1	Mobile Cottage	NAV	NAV	NAV	NAV	NAV
1.36	Property		1	Glynn Acres	NAV	NAV	NAV	NAV	NAV
1.37	Property		1	Northview	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	152,885,913	32,728,989	120,156,924	12/31/2024	T-12
2.01	Property		1	3150 Highway 42	5,583,707	956,882	4,626,825	12/31/2024	T-12
2.02	Property		1	1151 South Graham Road	5,404,741	910,640	4,494,101	12/31/2024	T-12
2.03	Property		1	584 US Highway 130	6,481,138	1,379,778	5,101,361	12/31/2024	T-12
2.04	Property		1	590 Northport Parkway	4,500,545	941,988	3,558,558	12/31/2024	T-12
2.05	Property		1	8341 Industrial Parkway	5,215,559	897,601	4,317,958	12/31/2024	T-12
2.06	Property		1	650 Braselton Parkway	4,185,372	567,203	3,618,169	12/31/2024	T-12
2.07	Property		1	482 Chaney Avenue	3,467,775	661,285	2,806,490	12/31/2024	T-12
2.08	Property		1	5000 North Ridge Trail	2,879,361	393,298	2,486,063	12/31/2024	T-12
2.09	Property		1	5005 Samuell Blvd.	3,872,673	640,330	3,232,343	12/31/2024	T-12
2.10	Property		1	635 Community Drive	3,648,499	566,193	3,082,306	12/31/2024	T-12
2.11	Property		1	6538 & 6526 Judge Adams Road	3,433,918	569,332	2,864,586	12/31/2024	T-12
2.12	Property		1	4350 Fortune Ave NW	3,098,793	702,587	2,396,205	12/31/2024	T-12
2.13	Property		1	6735 Trippel Road	2,437,719	488,833	1,948,886	12/31/2024	T-12
2.14	Property		1	1509 Leestown Road	2,179,913	112,228	2,067,685	12/31/2024	T-12
2.15	Property		1	1601 Brown Road	2,927,614	507,208	2,420,406	12/31/2024	T-12
2.16	Property		1	22525 West 167th Street	3,140,104	570,279	2,569,824	12/31/2024	T-12
2.17	Property		1	1414 South Council Road	2,341,043	552,714	1,788,329	12/31/2024	T-12
2.18	Property		1	4690 Global Avenue NW	2,710,878	601,634	2,109,244	12/31/2024	T-12
2.19	Property		1	3466 Shippers Drive	2,956,909	1,039,098	1,917,811	12/31/2024	T-12
2.20	Property		1	4555 West Highway 146	2,157,069	116,960	2,040,110	12/31/2024	T-12
2.21	Property		1	9780 Mopar Drive	2,565,758	509,104	2,056,654	12/31/2024	T-12
2.22	Property		1	3779 Lake Shore Road	2,631,044	459,101	2,171,943	12/31/2024	T-12
2.23	Property		1	2000 South Walnut Street	2,334,474	536,741	1,797,732	12/31/2024	T-12
2.24	Property		1	3774 Snyder Road	2,177,645	294,584	1,883,060	12/31/2024	T-12
2.25	Property		1	8951 Mirabel Road	2,549,155	964,438	1,584,717	12/31/2024	T-12
2.26	Property		1	8411 Florida Mining Boulevard	2,045,430	527,241	1,518,188	12/31/2024	T-12
2.27	Property		1	900 Hutchinson Place	1,546,554	92,422	1,454,132	12/31/2024	T-12
2.28	Property		1	5440 Haggerty Lane	1,981,193	382,095	1,599,098	12/31/2024	T-12
2.29	Property		1	5703 Mitchell Avenue	2,277,779	720,809	1,556,970	12/31/2024	T-12
2.30	Property		1	1103 Powderhouse Road SE	1,682,479	90,033	1,592,446	12/31/2024	T-12
2.31	Property		1	3200 Rodeo Court	2,151,113	519,746	1,631,366	12/31/2024	T-12
2.32	Property		1	14001 Jetport Loop	1,795,315	467,199	1,328,115	12/31/2024	T-12
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	2,102,602	409,163	1,693,439	12/31/2024	T-12
2.34	Property		1	21200 Spring Plaza Drive	2,347,491	833,110	1,514,381	12/31/2024	T-12
2.35	Property		1	3058 Lakemont Blvd	1,949,097	450,888	1,498,209	12/31/2024	T-12
2.36	Property		1	2000 Luna Road	1,717,860	483,902	1,233,958	12/31/2024	T-12
2.37	Property		1	101 North Campus Drive	1,340,432	101,147	1,239,285	12/31/2024	T-12
2.38	Property		1	4651 Prosper Drive	1,743,106	301,883	1,441,223	12/31/2024	T-12
2.39	Property		1	5025 Tuggle Road	1,393,565	92,356	1,301,209	12/31/2024	T-12

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
2.40	Property		1	450 Northpointe Court	1,583,991	387,765	1,196,226	12/31/2024	T-12
2.41	Property		1	1602 Vincent Drive	1,493,210	182,570	1,310,640	12/31/2024	T-12
2.42	Property		1	8644 Polk Lane	1,574,734	496,255	1,078,478	12/31/2024	T-12
2.43	Property		1	800 Lindale Industrial Parkway	1,384,597	233,577	1,151,020	12/31/2024	T-12
2.44	Property		1	2465 Fontaine Street	1,286,012	77,398	1,208,614	12/31/2024	T-12
2.45	Property		1	1430 South Wolf Road	2,141,320	858,305	1,283,015	12/31/2024	T-12
2.46	Property		1	2552 South 98th Street	2,115,227	782,858	1,332,369	12/31/2024	T-12
2.47	Property		1	1000 Knell Road	0	406,421	(406,421)	12/31/2024	T-12
2.48	Property		1	747 Mill Park Drive	1,184,225	69,001	1,115,224	12/31/2024	T-12
2.49	Property		1	502 West Independence Drive	1,373,509	351,116	1,022,393	12/31/2024	T-12
2.50	Property		1	38401 Amrhein Road	1,291,292	362,157	929,135	12/31/2024	T-12
2.51	Property		1	6101 SW 44th Street	1,165,715	317,297	848,418	12/31/2024	T-12
2.52	Property		1	700 Hudson Road	1,329,016	345,098	983,918	12/31/2024	T-12
2.53	Property		1	685 Alliance Parkway	1,325,463	315,238	1,010,225	12/31/2024	T-12
2.54	Property		1	5101 West Waters Avenue	610,793	66,530	544,263	12/31/2024	T-12
2.55	Property		1	1935 Blue Hills Drive	963,759	197,477	766,281	12/31/2024	T-12
2.56	Property		1	16211 Air Center Boulevard	770,082	98,775	671,307	12/31/2024	T-12
2.57	Property		1	8800 Studley Road	817,793	63,967	753,826	12/31/2024	T-12
2.58	Property		1	6 Konzen Court	2,433,376	573,423	1,859,953	12/31/2024	T-12
2.59	Property		1	5300 International Drive	1,008,327	241,461	766,866	12/31/2024	T-12
2.60	Property		1	1289 Walden Avenue	911,939	223,808	688,131	12/31/2024	T-12
2.61	Property		1	10551 N Congress Avenue	744,714	146,054	598,660	12/31/2024	T-12
2.62	Property		1	3736 Tom Andrews Road	648,937	215,532	433,405	12/31/2024	T-12
2.63	Property		1	2701 South 98th Street	1,180,362	469,844	710,518	12/31/2024	T-12
2.64	Property		1	231 Theater Drive	872,986	209,189	663,797	12/31/2024	T-12
2.65	Property		1	3404 Cragmont Drive	573,733	284,906	288,827	12/31/2024	T-12
2.66	Property		1	4 Liebich Lane	824,190	239,710	584,481	12/31/2024	T-12
2.67	Property		1	4040 Business Park Court	607,816	163,318	444,498	12/31/2024	T-12
2.68	Property		1	1270 North Wilkening	477,750	43,397	434,353	12/31/2024	T-12
2.69	Property		1	4472 Technology Drive	620,591	150,978	469,613	12/31/2024	T-12
2.70	Property		1	28000 Five M Center Drive	428,001	63,405	364,596	12/31/2024	T-12
2.71	Property		1	3383 Spirit Way	645,753	187,974	457,779	12/31/2024	T-12
2.72	Property		1	9667 Inter-Ocean Drive	639,090	155,890	483,200	12/31/2024	T-12
2.73	Property		1	2427 Henry Road NW	578,382	237,749	340,633	12/31/2024	T-12
2.74	Property		1	1115 Regina Graeter Way	431,495	58,041	373,454	12/31/2024	T-12
2.75	Property		1	831 Lone Star Drive	643,833	447,094	196,740	12/31/2024	T-12
2.76	Property		1	4170 Columbia Road	463,514	75,072	388,442	12/31/2024	T-12
2.77	Property		1	6023 Century Oaks Drive	351,475	45,368	306,107	12/31/2024	T-12
2.78	Property		1	2300 Westmoreland Street	434,487	131,212	303,274	12/31/2024	T-12
2.79	Property		1	246 Glasson Drive	614,413	196,972	417,441	12/31/2024	T-12
2.80	Property		1	2759 North Garnett Road	391,175	108,016	283,158	12/31/2024	T-12
2.81	Property		1	1122 Stony Ridge Road	329,238	49,130	280,108	12/31/2024	T-12
2.82	Property		1	5313 Majestic Parkway	438,494	45,469	393,025	12/31/2024	T-12
2.83	Property		1	2901 E Heartland Drive	610,978	254,557	356,421	12/31/2024	T-12
2.84	Property		1	1900 Interstate Boulevard	155,696	39,426	116,270	12/31/2024	T-12
2.85	Property		1	50 Hollow Tree Lane	468,171	174,800	293,371	12/31/2024	T-12
2.86	Property		1	440 US Highway 49 South	37,839	99,287	(61,448)	12/31/2024	T-12
2.87	Property		1	7569 Golf Course Boulevard	312,192	63,982	248,210	12/31/2024	T-12
2.88	Property		1	4401 112th Street	299,644	184,494	115,150	12/31/2024	T-12
2.89	Property		1	105 Business Park Drive	156,182	63,025	93,158	12/31/2024	T-12
2.90	Property		1	7019 High Grove Boulevard	184,982	62,564	122,418	12/31/2024	T-12
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	15,494,509	10,974,721	4,519,788	12/31/2024	T-12
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	7,566,875	2,510,574	5,056,301	12/31/2025	T-12
4.01	Property		1	411 Kelton Avenue	5,266,599	1,879,202	3,387,397	12/31/2025	T-12
4.02	Property		1	415 Gayley Avenue	0	0	0	12/31/2025	T-12
4.03	Property		1	705 Gayley Avenue	1,008,288	255,596	752,692	12/31/2025	T-12
4.04	Property		1	555 Levering Avenue	0	0	0	12/31/2025	T-12
4.05	Property		1	555 Kelton Avenue	0	0	0	12/31/2025	T-12
4.06	Property		1	10954 Roebling Avenue	600,721	188,093	412,628	12/31/2025	T-12
4.07	Property		1	406 Veteran Avenue	0	0	0	12/31/2025	T-12
4.08	Property		1	467 Midvale Avenue	348,242	99,082	249,160	12/31/2025	T-12
4.09	Property		1	461 Midvale Avenue	343,025	88,601	254,424	12/31/2025	T-12
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	8,686,041	3,393,565	5,292,476	12/31/2024	T-12
5.01	Property		1	SOA - Range Road	1,460,771	392,918	1,067,853	12/31/2024	T-12
5.02	Property		1	SOA - Akron Main	1,355,833	345,725	1,010,107	12/31/2024	T-12
5.03	Property		1	SOA - Moline	897,253	336,819	560,434	12/31/2024	T-12
5.04	Property		1	SOA - Gustine	1,150,396	673,791	476,604	12/31/2024	T-12
5.05	Property		1	SOA - Oak Harbor	771,410	276,547	494,863	12/31/2024	T-12
5.06	Property		1	SOA - Dort Hwy	671,850	266,014	405,836	12/31/2024	T-12
5.07	Property		1	SOA - Rock Island	732,014	272,101	459,913	12/31/2024	T-12
5.08	Property		1	SOA - Broadway 1 & 2	611,785	289,080	322,705	12/31/2024	T-12
5.09	Property		1	SOA - Chestnut	596,019	364,174	231,845	12/31/2024	T-12
5.10	Property		1	SOA - Kitridge	438,712	176,395	262,317	12/31/2024	T-12
6	Loan	5, 19	1	The Towers at Cupertino City Center	27,450,680	9,879,297	17,571,384	12/31/2024	T-12
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	77,970,681	61,531,690	16,438,991	12/31/2025	T-12
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAV	NAV	NAV	NAV	NAV
8.01	Property		1	1345 South 52nd Street	NAV	NAV	NAV	NAV	NAV
8.02	Property		1	475 Bond Street	NAV	NAV	NAV	NAV	NAV
8.03	Property		1	402 West Fairmont Drive	NAV	NAV	NAV	NAV	NAV

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAV	NAV	NAV	NAV	NAV
9.01	Property		1	FedEx – Little Rock, AR	NAV	NAV	NAV	NAV	NAV
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAV	NAV	NAV	NAV	NAV
9.03	Property		1	BioLife – Burleson, TX	NAV	NAV	NAV	NAV	NAV
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAV	NAV	NAV	NAV	NAV
9.05	Property		1	Dollar General – Strongsville, OH	NAV	NAV	NAV	NAV	NAV
9.06	Property		1	Dollar General – Adrian, MI	NAV	NAV	NAV	NAV	NAV
10.00	Loan	6	5	COARE Fund I	NAV	NAV	NAV	NAV	NAV
10.01	Property		1	Y Rancho	NAV	NAV	NAV	NAV	NAV
10.02	Property		1	St. Cloud	NAV	NAV	NAV	NAV	NAV
10.03	Property		1	Pines and White Oaks	NAV	NAV	NAV	NAV	NAV
10.04	Property		1	Town & Country	NAV	NAV	NAV	NAV	NAV
10.05	Property		1	HMH MHP	NAV	NAV	NAV	NAV	NAV
11	Loan	43	1	Leighton District	4,294,728	1,617,947	2,676,781	12/31/2024	T-12
12	Loan	28	1	Gardenhouse	3,993,108	2,525,963	1,467,145	12/31/2025	T-12
13	Loan	5, 29	1	Freeway Business Park	4,722,051	2,971,481	1,750,570	12/31/2024	T-12
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	13,082,832	9,697,525	3,385,307	12/31/2025	T-12
15.00	Loan	6	3	Spokane Retail Portfolio	3,092,756	903,339	2,189,418	12/31/2025	T-12
15.01	Property		1	Argonne Village	2,245,455	653,100	1,592,355	12/31/2025	T-12
15.02	Property		1	Pines Square	473,197	133,123	340,074	12/31/2025	T-12
15.03	Property		1	Sullivan Retail Center	374,104	117,115	256,989	12/31/2025	T-12
16	Loan	5, 44	1	1500 Post Oak Boulevard	33,940,299	12,353,736	21,586,564	12/31/2024	T-12
17	Loan	32	1	Home2 Suites Lake Mary	5,551,229	3,211,853	2,339,376	12/31/2025	T-12
18	Loan	45	1	Prime Storage Roselle	2,088,546	765,139	1,323,407	12/31/2025	T-12
19	Loan	33, 34	1	8500 Sunset Blvd	NAV	NAV	NAV	NAV	NAV
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	1,218,884	332,082	886,802	12/31/2025	T-12
20.01	Property		1	Cumberland Station	744,691	186,800	557,891	12/31/2025	T-12
20.02	Property		1	Lighthouse Village	NAV	NAV	NAV	NAV	NAV
20.03	Property		1	Taylorsville Shopping Center	474,193	145,282	328,911	12/31/2025	T-12
21	Loan	37, 38, 39	1	100 Challenger	3,399,276	1,964,448	1,434,828	12/31/2024	T-12
22	Loan	40	1	32 West Apartments	1,735,314	538,920	1,196,394	12/31/2025	T-12
23	Loan	46	1	1283 Kennestone Circle	1,400,179	367,196	1,032,983	12/31/2025	T-12
24	Loan		1	Store it All - Vermont	1,281,296	369,665	911,631	12/31/2025	T-12
25	Loan		1	Fort Meade Estates MHC	743,835	401,131	342,704	12/31/2025	T-12
26	Loan		1	Bender Square	3,296,828	1,309,592	1,987,236	12/31/2025	T-12
27	Loan		1	Hilltop MHC	436,307	242,645	193,663	12/31/2024	T-12

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	15,307,913	4,283,946	11,023,967	12/31/2024	T-12	82.4%
1.01	Property		1	Springlake	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	ARC	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	Anderson	NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	Palm Shadows	NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	North Raleigh	NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	Crestview	NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	Golden Isles	NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	Pecan Grove	NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	Lakeview	NAV	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	Meadowbrook	NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	B&D	NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	Countryside	NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	Maple Hills	NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	Asheboro	NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	Hunt Club	NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	Spaulding	NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	Warrenville	NAV	NAV	NAV	NAV	NAV	NAV
1.18	Property		1	Evergreen	NAV	NAV	NAV	NAV	NAV	NAV
1.19	Property		1	Sunnyland	NAV	NAV	NAV	NAV	NAV	NAV
1.20	Property		1	Morganton	NAV	NAV	NAV	NAV	NAV	NAV
1.21	Property		1	Chatham	NAV	NAV	NAV	NAV	NAV	NAV
1.22	Property		1	Red Fox	NAV	NAV	NAV	NAV	NAV	NAV
1.23	Property		1	Merritt Place	NAV	NAV	NAV	NAV	NAV	NAV
1.24	Property		1	Timberview	NAV	NAV	NAV	NAV	NAV	NAV
1.25	Property		1	Azalea	NAV	NAV	NAV	NAV	NAV	NAV
1.26	Property		1	Hidden Oaks	NAV	NAV	NAV	NAV	NAV	NAV
1.27	Property		1	Holly Faye	NAV	NAV	NAV	NAV	NAV	NAV
1.28	Property		1	Cooley	NAV	NAV	NAV	NAV	NAV	NAV
1.29	Property		1	Statesville	NAV	NAV	NAV	NAV	NAV	NAV
1.30	Property		1	Dixie	NAV	NAV	NAV	NAV	NAV	NAV
1.31	Property		1	Capital View	NAV	NAV	NAV	NAV	NAV	NAV
1.32	Property		1	Solid Rock	NAV	NAV	NAV	NAV	NAV	NAV
1.33	Property		1	Driftwood	NAV	NAV	NAV	NAV	NAV	NAV
1.34	Property		1	Country Road	NAV	NAV	NAV	NAV	NAV	NAV
1.35	Property		1	Mobile Cottage	NAV	NAV	NAV	NAV	NAV	NAV
1.36	Property		1	Glynn Acres	NAV	NAV	NAV	NAV	NAV	NAV
1.37	Property		1	Northview	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	149,902,950	32,347,325	117,555,625	12/31/2023	T-12	96.7%
2.01	Property		1	3150 Highway 42	5,436,695	870,136	4,566,559	12/31/2023	T-12	100.0%
2.02	Property		1	1151 South Graham Road	5,169,334	756,520	4,412,814	12/31/2023	T-12	100.0%
2.03	Property		1	584 US Highway 130	6,408,049	1,263,517	5,144,532	12/31/2023	T-12	100.0%
2.04	Property		1	590 Northport Parkway	4,330,375	855,516	3,474,859	12/31/2023	T-12	100.0%
2.05	Property		1	8341 Industrial Parkway	6,403,719	2,156,254	4,247,465	12/31/2023	T-12	100.0%
2.06	Property		1	650 Braselton Parkway	4,191,617	549,868	3,641,749	12/31/2023	T-12	100.0%
2.07	Property		1	482 Chaney Avenue	4,376,421	1,602,102	2,774,319	12/31/2023	T-12	100.0%
2.08	Property		1	5000 North Ridge Trail	2,869,292	394,494	2,474,798	12/31/2023	T-12	100.0%
2.09	Property		1	5005 Samuell Blvd.	4,335,986	1,004,487	3,331,498	12/31/2023	T-12	100.0%
2.10	Property		1	635 Community Drive	3,618,531	597,206	3,021,325	12/31/2023	T-12	100.0%
2.11	Property		1	6538 & 6526 Judge Adams Road	3,423,389	570,499	2,852,890	12/31/2023	T-12	100.0%
2.12	Property		1	4350 Fortune Ave NW	3,041,208	649,578	2,391,630	12/31/2023	T-12	100.0%
2.13	Property		1	6735 Trippel Road	2,359,623	452,598	1,907,025	12/31/2023	T-12	100.0%
2.14	Property		1	1509 Leestown Road	2,155,770	121,077	2,034,693	12/31/2023	T-12	100.0%
2.15	Property		1	1601 Brown Road	2,911,725	515,341	2,396,384	12/31/2023	T-12	100.0%
2.16	Property		1	22525 West 167th Street	3,235,136	667,076	2,568,060	12/31/2023	T-12	100.0%
2.17	Property		1	1414 South Council Road	2,260,167	416,953	1,843,215	12/31/2023	T-12	100.0%
2.18	Property		1	4690 Global Avenue NW	2,676,838	572,610	2,104,229	12/31/2023	T-12	100.0%
2.19	Property		1	3466 Shippers Drive	2,920,947	927,551	1,993,396	12/31/2023	T-12	100.0%
2.20	Property		1	4555 West Highway 146	2,109,883	144,812	1,965,071	12/31/2023	T-12	100.0%
2.21	Property		1	9780 Mopar Drive	2,552,887	485,788	2,067,100	12/31/2023	T-12	100.0%
2.22	Property		1	3779 Lake Shore Road	2,647,554	594,326	2,053,228	12/31/2023	T-12	100.0%
2.23	Property		1	2000 South Walnut Street	2,317,665	483,644	1,834,021	12/31/2023	T-12	100.0%
2.24	Property		1	3774 Snyder Road	2,348,641	477,476	1,871,165	12/31/2023	T-12	100.0%
2.25	Property		1	8951 Mirabel Road	2,304,447	715,820	1,588,627	12/31/2023	T-12	100.0%
2.26	Property		1	8411 Florida Mining Boulevard	2,021,821	506,628	1,515,193	12/31/2023	T-12	100.0%
2.27	Property		1	900 Hutchinson Place	1,516,038	30,172	1,485,867	12/31/2023	T-12	100.0%
2.28	Property		1	5440 Haggerty Lane	1,912,842	337,410	1,575,432	12/31/2023	T-12	100.0%
2.29	Property		1	5703 Mitchell Avenue	2,083,345	650,479	1,432,867	12/31/2023	T-12	33.1%
2.30	Property		1	1103 Powderhouse Road SE	1,653,542	92,597	1,560,946	12/31/2023	T-12	100.0%
2.31	Property		1	3200 Rodeo Court	2,231,585	619,314	1,612,271	12/31/2023	T-12	100.0%
2.32	Property		1	14001 Jetport Loop	1,790,212	458,502	1,331,710	12/31/2023	T-12	100.0%
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	2,064,737	444,540	1,620,197	12/31/2023	T-12	100.0%
2.34	Property		1	21200 Spring Plaza Drive	2,167,243	690,532	1,476,711	12/31/2023	T-12	100.0%
2.35	Property		1	3058 Lakemont Blvd	1,942,353	438,478	1,503,875	12/31/2023	T-12	100.0%
2.36	Property		1	2000 Luna Road	1,499,797	371,520	1,128,277	12/31/2023	T-12	100.0%
2.37	Property		1	101 North Campus Drive	1,316,436	89,901	1,226,535	12/31/2023	T-12	100.0%
2.38	Property		1	4651 Prosper Drive	1,648,152	238,070	1,410,082	12/31/2023	T-12	100.0%
2.39	Property		1	5025 Tuggle Road	1,394,223	89,798	1,304,426	12/31/2023	T-12	100.0%

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
2.40	Property		1	450 Northpointe Court	1,592,217	378,114	1,214,103	12/31/2023	T-12	100.0%
2.41	Property		1	1602 Vincent Drive	1,499,905	171,795	1,328,110	12/31/2023	T-12	100.0%
2.42	Property		1	8644 Polk Lane	1,419,321	351,379	1,067,942	12/31/2023	T-12	100.0%
2.43	Property		1	800 Lindale Industrial Parkway	1,607,719	277,371	1,330,348	12/31/2023	T-12	100.0%
2.44	Property		1	2465 Fontaine Street	1,261,260	80,411	1,180,849	12/31/2023	T-12	100.0%
2.45	Property		1	1430 South Wolf Road	2,019,704	733,849	1,285,855	12/31/2023	T-12	100.0%
2.46	Property		1	2552 South 98th Street	1,630,004	287,853	1,342,151	12/31/2023	T-12	100.0%
2.47	Property		1	1000 Knell Road	8,347	345,656	(337,309)	12/31/2023	T-12	100.0%
2.48	Property		1	747 Mill Park Drive	1,166,724	70,463	1,096,261	12/31/2023	T-12	100.0%
2.49	Property		1	502 West Independence Drive	1,244,261	233,658	1,010,603	12/31/2023	T-12	100.0%
2.50	Property		1	38401 Amrhein Road	1,379,447	306,903	1,072,544	12/31/2023	T-12	100.0%
2.51	Property		1	6101 SW 44th Street	1,088,943	264,650	824,293	12/31/2023	T-12	100.0%
2.52	Property		1	700 Hudson Road	1,204,770	268,629	936,141	12/31/2023	T-12	0.0%
2.53	Property		1	685 Alliance Parkway	1,363,500	357,347	1,006,153	12/31/2023	T-12	100.0%
2.54	Property		1	5101 West Waters Avenue	603,027	77,125	525,902	12/31/2023	T-12	100.0%
2.55	Property		1	1935 Blue Hills Drive	938,975	197,237	741,738	12/31/2023	T-12	100.0%
2.56	Property		1	16211 Air Center Boulevard	764,475	59,002	705,473	12/31/2023	T-12	100.0%
2.57	Property		1	8800 Studley Road	725,674	63,313	662,360	12/31/2023	T-12	100.0%
2.58	Property		1	6 Konzen Court	102,860	480,953	(378,092)	12/31/2023	T-12	100.0%
2.59	Property		1	5300 International Drive	1,029,295	257,135	772,160	12/31/2023	T-12	100.0%
2.60	Property		1	1289 Walden Avenue	916,132	224,542	691,589	12/31/2023	T-12	100.0%
2.61	Property		1	10551 N Congress Avenue	722,688	96,518	626,170	12/31/2023	T-12	100.0%
2.62	Property		1	3736 Tom Andrews Road	625,012	204,190	420,822	12/31/2023	T-12	100.0%
2.63	Property		1	2701 South 98th Street	819,348	312,806	506,542	12/31/2023	T-12	100.0%
2.64	Property		1	231 Theater Drive	864,061	205,454	658,607	12/31/2023	T-12	100.0%
2.65	Property		1	3404 Cragmont Drive	577,735	296,537	281,198	12/31/2023	T-12	100.0%
2.66	Property		1	4 Liebich Lane	807,139	232,252	574,887	12/31/2023	T-12	100.0%
2.67	Property		1	4040 Business Park Court	580,327	157,044	423,283	12/31/2023	T-12	100.0%
2.68	Property		1	1270 North Wilkening	477,750	55,666	422,084	12/31/2023	T-12	100.0%
2.69	Property		1	4472 Technology Drive	582,130	139,794	442,335	12/31/2023	T-12	100.0%
2.70	Property		1	28000 Five M Center Drive	428,001	50,292	377,709	12/31/2023	T-12	100.0%
2.71	Property		1	3383 Spirit Way	640,210	198,125	442,084	12/31/2023	T-12	100.0%
2.72	Property		1	9667 Inter-Ocean Drive	655,186	155,201	499,985	12/31/2023	T-12	100.0%
2.73	Property		1	2427 Henry Road NW	542,093	196,013	346,079	12/31/2023	T-12	100.0%
2.74	Property		1	1115 Regina Graeter Way	498,256	(9,843)	508,099	12/31/2023	T-12	100.0%
2.75	Property		1	831 Lone Star Drive	633,340	174,286	459,054	12/31/2023	T-12	0.0%
2.76	Property		1	4170 Columbia Road	475,859	76,319	399,540	12/31/2023	T-12	100.0%
2.77	Property		1	6023 Century Oaks Drive	341,238	44,793	296,445	12/31/2023	T-12	100.0%
2.78	Property		1	2300 Westmoreland Street	388,877	122,214	266,662	12/31/2023	T-12	100.0%
2.79	Property		1	246 Glasson Drive	604,076	183,073	421,003	12/31/2023	T-12	100.0%
2.80	Property		1	2759 North Garnett Road	372,622	98,938	273,684	12/31/2023	T-12	100.0%
2.81	Property		1	1122 Stony Ridge Road	328,813	55,921	272,893	12/31/2023	T-12	100.0%
2.82	Property		1	5313 Majestic Parkway	438,494	25,013	413,481	12/31/2023	T-12	100.0%
2.83	Property		1	2901 E Heartland Drive	645,251	298,698	346,553	12/31/2023	T-12	0.0%
2.84	Property		1	1900 Interstate Boulevard	155,352	94,646	60,706	12/31/2023	T-12	100.0%
2.85	Property		1	50 Hollow Tree Lane	434,728	140,941	293,787	12/31/2023	T-12	100.0%
2.86	Property		1	440 US Highway 49 South	120,025	28,343	91,682	12/31/2023	T-12	100.0%
2.87	Property		1	7569 Golf Course Boulevard	341,669	76,973	264,696	12/31/2023	T-12	0.0%
2.88	Property		1	4401 112th Street	269,608	133,735	135,873	12/31/2023	T-12	100.0%
2.89	Property		1	105 Business Park Drive	154,321	80,115	74,205	12/31/2023	T-12	100.0%
2.90	Property		1	7019 High Grove Boulevard	163,954	32,690	131,264	12/31/2023	T-12	100.0%
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	14,621,689	10,217,797	4,403,892	12/31/2023	T-12	78.9%
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	7,502,880	2,410,940	5,091,940	12/31/2024	T-12	94.9%
4.01	Property		1	411 Kelton Avenue	5,246,377	1,837,185	3,409,192	12/31/2024	T-12	94.9%
4.02	Property		1	415 Gayley Avenue	0	0	0	12/31/2024	T-12	0.0%
4.03	Property		1	705 Gayley Avenue	979,303	245,366	733,937	12/31/2024	T-12	95.0%
4.04	Property		1	555 Levering Avenue	0	0	0	12/31/2024	T-12	0.0%
4.05	Property		1	555 Kelton Avenue	0	0	0	12/31/2024	T-12	0.0%
4.06	Property		1	10954 Roebling Avenue	590,300	155,004	435,296	12/31/2024	T-12	95.0%
4.07	Property		1	406 Veteran Avenue	0	0	0	12/31/2024	T-12	95.0%
4.08	Property		1	467 Midvale Avenue	341,996	88,968	253,028	12/31/2024	T-12	95.0%
4.09	Property		1	461 Midvale Avenue	344,904	84,417	260,487	12/31/2024	T-12	95.0%
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	8,093,615	4,021,488	4,072,127	12/31/2023	T-12	69.5%
5.01	Property		1	SOA - Range Road	1,422,607	461,387	961,220	12/31/2023	T-12	78.1%
5.02	Property		1	SOA - Akron Main	1,311,696	387,507	924,189	12/31/2023	T-12	79.5%
5.03	Property		1	SOA - Moline	810,874	384,470	426,404	12/31/2023	T-12	71.2%
5.04	Property		1	SOA - Gustine	1,108,098	795,796	312,301	12/31/2023	T-12	60.6%
5.05	Property		1	SOA - Oak Harbor	660,391	382,084	278,307	12/31/2023	T-12	66.9%
5.06	Property		1	SOA - Dort Hwy	625,703	328,817	296,886	12/31/2023	T-12	70.6%
5.07	Property		1	SOA - Rock Island	655,996	334,807	321,189	12/31/2023	T-12	74.8%
5.08	Property		1	SOA - Broadway 1 & 2	494,520	331,020	163,501	12/31/2023	T-12	76.8%
5.09	Property		1	SOA - Chestnut	567,845	411,285	156,560	12/31/2023	T-12	55.6%
5.10	Property		1	SOA - Kitridge	435,885	204,316	231,570	12/31/2023	T-12	53.8%
6	Loan	5, 19	1	The Towers at Cupertino City Center	23,557,865	7,703,826	15,854,039	12/31/2023	T-12	90.2%
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	74,235,079	56,986,171	17,248,908	12/31/2024	T-12	70.6%
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	95.0%
8.01	Property		1	1345 South 52nd Street	NAV	NAV	NAV	NAV	NAV	95.0%
8.02	Property		1	475 Bond Street	NAV	NAV	NAV	NAV	NAV	95.0%
8.03	Property		1	402 West Fairmont Drive	NAV	NAV	NAV	NAV	NAV	95.0%

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAV	NAV	NAV	NAV	NAV	97.0%
9.01	Property		1	FedEx – Little Rock, AR	NAV	NAV	NAV	NAV	NAV	97.5%
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAV	NAV	NAV	NAV	NAV	95.0%
9.03	Property		1	BioLife – Burleson, TX	NAV	NAV	NAV	NAV	NAV	97.5%
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAV	NAV	NAV	NAV	NAV	97.5%
9.05	Property		1	Dollar General – Strongsville, OH	NAV	NAV	NAV	NAV	NAV	97.5%
9.06	Property		1	Dollar General – Adrian, MI	NAV	NAV	NAV	NAV	NAV	97.5%
10.00	Loan	6	5	COARE Fund I	NAV	NAV	NAV	NAV	NAV	93.9%
10.01	Property		1	Y Rancho	NAV	NAV	NAV	NAV	NAV	98.3%
10.02	Property		1	St. Cloud	NAV	NAV	NAV	NAV	NAV	93.2%
10.03	Property		1	Pines and White Oaks	NAV	NAV	NAV	NAV	NAV	94.5%
10.04	Property		1	Town & Country	NAV	NAV	NAV	NAV	NAV	86.9%
10.05	Property		1	HMH MHP	NAV	NAV	NAV	NAV	NAV	90.4%
11	Loan	43	1	Leighton District	4,057,319	1,256,413	2,800,906	12/31/2023	T-12	92.8%
12	Loan	28	1	Gardenhouse	2,588,456	2,812,532	(224,076)	12/31/2024	T-12	83.7%
13	Loan	5, 29	1	Freeway Business Park	4,591,113	2,693,229	1,897,884	12/31/2023	T-12	90.1%
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	13,451,435	9,715,226	3,736,209	12/31/2024	T-12	64.8%
15.00	Loan	6	3	Spokane Retail Portfolio	2,930,561	705,969	2,224,592	12/31/2024	T-12	94.9%
15.01	Property		1	Argonne Village	2,121,495	485,261	1,636,234	12/31/2024	T-12	95.0%
15.02	Property		1	Pines Square	457,997	110,783	347,214	12/31/2024	T-12	94.6%
15.03	Property		1	Sullivan Retail Center	351,068	109,926	241,143	12/31/2024	T-12	95.0%
16	Loan	5, 44	1	1500 Post Oak Boulevard	33,496,901	11,685,284	21,811,617	12/31/2023	T-12	100.0%
17	Loan	32	1	Home2 Suites Lake Mary	5,481,846	3,139,638	2,342,208	3/31/2025	T-12	89.6%
18	Loan	45	1	Prime Storage Roselle	1,936,462	659,882	1,276,579	12/31/2024	T-12	93.2%
19	Loan	33, 34	1	8500 Sunset Blvd	NAV	NAV	NAV	NAV	NAV	95.0%
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	1,226,794	358,874	867,920	12/31/2024	T-12	94.0%
20.01	Property		1	Cumberland Station	765,925	223,653	542,272	12/31/2024	T-12	92.6%
20.02	Property		1	Lighthouse Village	NAV	NAV	NAV	NAV	NAV	95.0%
20.03	Property		1	Taylorsville Shopping Center	460,870	135,221	325,648	12/31/2024	T-12	95.0%
21	Loan	37, 38, 39	1	100 Challenger	3,470,367	1,964,016	1,506,351	12/31/2023	T-12	81.8%
22	Loan	40	1	32 West Apartments	1,618,109	504,746	1,113,363	12/31/2024	T-12	94.3%
23	Loan	46	1	1283 Kennestone Circle	1,344,219	356,031	988,188	12/31/2024	T-12	92.4%
24	Loan		1	Store it All - Vermont	1,386,114	414,530	971,584	12/31/2024	T-12	78.2%
25	Loan		1	Fort Meade Estates MHC	605,787	383,464	222,324	12/31/2024	T-12	73.1%
26	Loan		1	Bender Square	2,812,697	1,265,012	1,547,685	12/31/2024	T-12	91.2%
27	Loan		1	Hilltop MHC	394,153	251,111	143,042	12/31/2023	T-12	89.5%

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	18,435,375	5,067,626	13,367,748	179,750	0	13,187,998
1.01	Property		1	Springlake	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	ARC	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	Anderson	NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	Palm Shadows	NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	North Raleigh	NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	Crestview	NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	Golden Isles	NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	Pecan Grove	NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	Lakeview	NAV	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	Meadowbrook	NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	B&D	NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	Countryside	NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	Maple Hills	NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	Asheboro	NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	Hunt Club	NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	Spaulding	NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	Warrenville	NAV	NAV	NAV	NAV	NAV	NAV
1.18	Property		1	Evergreen	NAV	NAV	NAV	NAV	NAV	NAV
1.19	Property		1	Sunnyland	NAV	NAV	NAV	NAV	NAV	NAV
1.20	Property		1	Morganton	NAV	NAV	NAV	NAV	NAV	NAV
1.21	Property		1	Chatham	NAV	NAV	NAV	NAV	NAV	NAV
1.22	Property		1	Red Fox	NAV	NAV	NAV	NAV	NAV	NAV
1.23	Property		1	Merritt Place	NAV	NAV	NAV	NAV	NAV	NAV
1.24	Property		1	Timberview	NAV	NAV	NAV	NAV	NAV	NAV
1.25	Property		1	Azalea	NAV	NAV	NAV	NAV	NAV	NAV
1.26	Property		1	Hidden Oaks	NAV	NAV	NAV	NAV	NAV	NAV
1.27	Property		1	Holly Faye	NAV	NAV	NAV	NAV	NAV	NAV
1.28	Property		1	Cooley	NAV	NAV	NAV	NAV	NAV	NAV
1.29	Property		1	Statesville	NAV	NAV	NAV	NAV	NAV	NAV
1.30	Property		1	Dixie	NAV	NAV	NAV	NAV	NAV	NAV
1.31	Property		1	Capital View	NAV	NAV	NAV	NAV	NAV	NAV
1.32	Property		1	Solid Rock	NAV	NAV	NAV	NAV	NAV	NAV
1.33	Property		1	Driftwood	NAV	NAV	NAV	NAV	NAV	NAV
1.34	Property		1	Country Road	NAV	NAV	NAV	NAV	NAV	NAV
1.35	Property		1	Mobile Cottage	NAV	NAV	NAV	NAV	NAV	NAV
1.36	Property		1	Glynn Acres	NAV	NAV	NAV	NAV	NAV	NAV
1.37	Property		1	Northview	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	161,761,456	38,194,125	123,567,331	1,918,961	4,797,403	116,850,967
2.01	Property		1	3150 Highway 42	6,392,234	980,874	5,411,360	65,752	164,380	5,181,228
2.02	Property		1	1151 South Graham Road	6,247,359	1,288,244	4,959,115	61,528	153,821	4,743,766
2.03	Property		1	584 US Highway 130	6,635,536	1,537,629	5,097,907	34,715	86,786	4,976,406
2.04	Property		1	590 Northport Parkway	5,394,145	1,719,619	3,674,525	83,176	207,941	3,383,408
2.05	Property		1	8341 Industrial Parkway	5,259,620	844,450	4,415,170	50,027	125,067	4,240,077
2.06	Property		1	650 Braselton Parkway	4,172,570	551,578	3,620,991	37,375	93,438	3,490,179
2.07	Property		1	482 Chaney Avenue	3,964,842	1,081,271	2,883,571	67,135	167,839	2,648,597
2.08	Property		1	5000 North Ridge Trail	2,927,962	402,004	2,525,958	31,092	77,731	2,417,135
2.09	Property		1	5005 Samuell Blvd.	4,341,250	901,013	3,440,238	35,187	87,969	3,317,082
2.10	Property		1	635 Community Drive	3,678,327	595,620	3,082,707	14,398	35,995	3,032,314
2.11	Property		1	6538 & 6526 Judge Adams Road	3,440,685	570,595	2,870,090	28,628	71,570	2,769,892
2.12	Property		1	4350 Fortune Ave NW	3,090,043	690,331	2,399,712	35,448	88,621	2,275,643
2.13	Property		1	6735 Trippel Road	2,573,539	470,344	2,103,195	36,294	90,736	1,976,165
2.14	Property		1	1509 Leestown Road	2,654,971	408,119	2,246,852	59,984	149,960	2,036,908
2.15	Property		1	1601 Brown Road	2,927,626	483,164	2,444,462	24,563	61,408	2,358,491
2.16	Property		1	22525 West 167th Street	3,370,054	733,981	2,636,073	31,376	78,441	2,526,256
2.17	Property		1	1414 South Council Road	2,495,712	499,811	1,995,901	30,000	75,000	1,890,901
2.18	Property		1	4690 Global Avenue NW	2,726,019	578,386	2,147,634	33,072	82,679	2,031,883
2.19	Property		1	3466 Shippers Drive	2,929,203	919,744	2,009,459	34,348	85,871	1,889,239
2.20	Property		1	4555 West Highway 146	2,546,474	391,347	2,155,127	55,860	139,650	1,959,617
2.21	Property		1	9780 Mopar Drive	2,798,863	539,043	2,259,820	36,806	92,015	2,130,999
2.22	Property		1	3779 Lake Shore Road	3,134,108	906,549	2,227,559	33,858	84,646	2,109,055
2.23	Property		1	2000 South Walnut Street	2,302,111	454,745	1,847,366	21,045	52,611	1,773,710
2.24	Property		1	3774 Snyder Road	2,176,289	293,086	1,883,203	25,905	64,763	1,792,535
2.25	Property		1	8951 Mirabel Road	2,391,959	784,531	1,607,429	32,782	81,956	1,492,691
2.26	Property		1	8411 Florida Mining Boulevard	2,147,255	512,525	1,634,731	17,173	42,934	1,574,624
2.27	Property		1	900 Hutchinson Place	1,761,369	224,665	1,536,704	38,124	95,310	1,403,270
2.28	Property		1	5440 Haggerty Lane	2,076,990	387,193	1,689,797	35,042	87,605	1,567,151
2.29	Property		1	5703 Mitchell Avenue	830,038	641,412	188,626	38,288	95,720	54,618
2.30	Property		1	1103 Powderhouse Road SE	2,036,408	379,301	1,657,107	31,556	78,890	1,546,661
2.31	Property		1	3200 Rodeo Court	1,917,395	275,572	1,641,823	29,088	72,720	1,540,015
2.32	Property		1	14001 Jetport Loop	1,887,777	460,921	1,426,855	21,367	53,418	1,352,070
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	2,040,153	336,798	1,703,356	12,652	31,630	1,659,074
2.34	Property		1	21200 Spring Plaza Drive	2,388,912	808,193	1,580,719	18,118	45,294	1,517,307
2.35	Property		1	3058 Lakemont Blvd	1,951,675	442,290	1,509,385	17,694	44,235	1,447,456
2.36	Property		1	2000 Luna Road	2,199,026	496,301	1,702,725	18,432	46,079	1,638,214
2.37	Property		1	101 North Campus Drive	1,672,638	321,322	1,351,316	12,586	31,465	1,307,265
2.38	Property		1	4651 Prosper Drive	2,023,134	536,840	1,486,294	21,977	54,941	1,409,376
2.39	Property		1	5025 Tuggle Road	1,913,747	617,876	1,295,871	44,990	112,475	1,138,406

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
2.40	Property		1	450 Northpointe Court	1,603,535	377,306	1,226,229	17,532	43,829	1,164,869
2.41	Property		1	1602 Vincent Drive	2,009,897	676,577	1,333,320	19,873	49,682	1,263,765
2.42	Property		1	8644 Polk Lane	1,601,645	424,601	1,177,043	23,466	58,665	1,094,912
2.43	Property		1	800 Lindale Industrial Parkway	1,461,137	270,082	1,191,055	16,338	40,846	1,133,871
2.44	Property		1	2465 Fontaine Street	1,578,976	301,916	1,277,060	29,847	74,618	1,172,595
2.45	Property		1	1430 South Wolf Road	2,201,436	914,149	1,287,287	12,300	30,750	1,244,237
2.46	Property		1	2552 South 98th Street	2,207,258	770,514	1,436,744	28,002	70,005	1,338,738
2.47	Property		1	1000 Knell Road	1,598,685	512,408	1,086,277	17,123	42,808	1,026,347
2.48	Property		1	747 Mill Park Drive	1,274,340	89,862	1,184,478	15,300	38,249	1,130,930
2.49	Property		1	502 West Independence Drive	1,432,395	306,946	1,125,450	16,421	41,052	1,067,977
2.50	Property		1	38401 Amrhein Road	1,392,821	357,969	1,034,852	17,267	43,167	974,419
2.51	Property		1	6101 SW 44th Street	1,241,299	325,548	915,751	12,078	30,195	873,478
2.52	Property		1	700 Hudson Road	0	272,695	(272,695)	21,812	54,530	(349,037)
2.53	Property		1	685 Alliance Parkway	1,470,338	352,070	1,118,268	15,071	37,678	1,065,519
2.54	Property		1	5101 West Waters Avenue	804,324	255,170	549,154	9,566	23,916	515,672
2.55	Property		1	1935 Blue Hills Drive	971,568	196,403	775,165	10,358	25,895	738,912
2.56	Property		1	16211 Air Center Boulevard	964,421	232,544	731,877	9,130	22,824	699,924
2.57	Property		1	8800 Studley Road	883,852	125,043	758,809	11,280	28,200	719,330
2.58	Property		1	6 Konzen Court	1,460,496	540,094	920,402	18,480	46,200	855,722
2.59	Property		1	5300 International Drive	1,021,627	264,997	756,630	13,956	34,891	707,783
2.60	Property		1	1289 Walden Avenue	950,294	219,128	731,166	10,507	26,268	694,391
2.61	Property		1	10551 N Congress Avenue	1,127,381	287,664	839,717	15,842	39,604	784,271
2.62	Property		1	3736 Tom Andrews Road	763,215	170,910	592,305	8,300	20,750	563,255
2.63	Property		1	2701 South 98th Street	1,249,510	471,995	777,514	17,928	44,820	714,766
2.64	Property		1	231 Theater Drive	879,576	212,566	667,009	12,252	30,631	624,127
2.65	Property		1	3404 Cragmont Drive	595,833	234,627	361,206	6,839	17,096	337,271
2.66	Property		1	4 Liebich Lane	835,905	191,191	644,714	7,500	18,750	618,464
2.67	Property		1	4040 Business Park Court	747,477	161,176	586,300	10,651	26,627	549,023
2.68	Property		1	1270 North Wilkening	790,158	365,388	424,769	7,350	18,375	399,044
2.69	Property		1	4472 Technology Drive	626,397	138,412	487,985	6,639	16,597	464,749
2.70	Property		1	28000 Five M Center Drive	650,401	158,213	492,188	7,193	17,983	467,011
2.71	Property		1	3383 Spirit Way	685,967	206,979	478,988	9,910	24,776	444,302
2.72	Property		1	9667 Inter-Ocean Drive	639,927	147,504	492,424	10,382	25,955	456,087
2.73	Property		1	2427 Henry Road NW	576,325	205,804	370,521	6,037	15,093	349,391
2.74	Property		1	1115 Regina Graeter Way	726,053	254,309	471,744	6,384	15,960	449,400
2.75	Property		1	831 Lone Star Drive	0	163,617	(163,617)	10,214	25,534	(199,364)
2.76	Property		1	4170 Columbia Road	548,148	66,097	482,051	5,113	12,783	464,155
2.77	Property		1	6023 Century Oaks Drive	499,019	167,664	331,355	6,064	15,159	310,132
2.78	Property		1	2300 Westmoreland Street	462,900	106,257	356,643	6,000	15,000	335,643
2.79	Property		1	246 Glasson Drive	649,431	208,740	440,691	4,625	11,563	424,502
2.80	Property		1	2759 North Garnett Road	505,950	106,081	399,870	4,624	11,560	383,686
2.81	Property		1	1122 Stony Ridge Road	380,470	87,357	293,113	4,806	12,016	276,291
2.82	Property		1	5313 Majestic Parkway	666,141	272,127	394,014	8,227	20,567	365,219
2.83	Property		1	2901 E Heartland Drive	0	227,257	(227,257)	9,669	24,172	(261,097)
2.84	Property		1	1900 Interstate Boulevard	195,046	77,733	117,313	3,211	8,026	106,076
2.85	Property		1	50 Hollow Tree Lane	461,985	152,209	309,776	5,481	13,703	290,592
2.86	Property		1	440 US Highway 49 South	262,122	103,233	158,889	3,600	9,000	146,289
2.87	Property		1	7569 Golf Course Boulevard	0	118,633	(118,633)	3,462	8,656	(130,751)
2.88	Property		1	4401 112th Street	313,714	160,100	153,614	3,627	9,068	140,919
2.89	Property		1	105 Business Park Drive	184,783	58,423	126,361	2,634	6,585	117,142
2.90	Property		1	7019 High Grove Boulevard	189,264	58,553	130,711	1,250	3,125	126,336
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	22,683,265	11,489,429	11,193,836	143,187	335,232	10,715,418
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	8,022,011	2,492,314	5,529,697	60,000	0	5,469,697
4.01	Property		1	411 Kelton Avenue	5,262,641	1,726,950	3,535,691	45,900	0	3,489,791
4.02	Property		1	415 Gayley Avenue	0	0	0	0	0	0
4.03	Property		1	705 Gayley Avenue	967,835	255,562	712,273	3,600	0	708,673
4.04	Property		1	555 Levering Avenue	0	0	0	0	0	0
4.05	Property		1	555 Kelton Avenue	0	0	0	0	0	0
4.06	Property		1	10954 Roebling Avenue	583,964	175,429	408,535	2,400	0	406,135
4.07	Property		1	406 Veteran Avenue	536,796	160,262	376,535	4,500	0	372,035
4.08	Property		1	467 Midvale Avenue	336,563	92,376	244,187	1,800	0	242,387
4.09	Property		1	461 Midvale Avenue	334,212	81,735	252,477	1,800	0	250,677
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	8,769,587	3,685,012	5,084,575	133,604	0	4,950,971
5.01	Property		1	SOA - Range Road	1,409,784	383,891	1,025,892	11,815	0	1,014,077
5.02	Property		1	SOA - Akron Main	1,337,777	487,912	849,865	11,104	0	838,761
5.03	Property		1	SOA - Moline	980,323	341,554	638,769	9,535	0	629,234
5.04	Property		1	SOA - Gustine	1,164,416	673,586	490,830	53,272	0	437,558
5.05	Property		1	SOA - Oak Harbor	849,319	322,938	526,381	9,832	0	516,549
5.06	Property		1	SOA - Dort Hwy	627,842	243,972	383,869	6,888	0	376,982
5.07	Property		1	SOA - Rock Island	713,440	290,536	422,904	11,121	0	411,783
5.08	Property		1	SOA - Broadway 1 & 2	690,982	312,368	378,614	7,071	0	371,543
5.09	Property		1	SOA - Chestnut	567,563	400,347	167,216	7,315	0	159,900
5.10	Property		1	SOA - Kitridge	428,140	227,906	200,234	5,651	0	194,583
6	Loan	5, 19	1	The Towers at Cupertino City Center	25,303,526	8,897,312	16,406,214	71,568	336,757	15,997,889
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	78,052,682	60,879,324	17,173,358	3,122,107	0	14,051,251
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	5,304,723	1,122,705	4,182,018	36,624	235,583	3,909,811
8.01	Property		1	1345 South 52nd Street	1,996,078	444,710	1,551,368	11,230	72,238	1,467,900
8.02	Property		1	475 Bond Street	2,842,599	584,855	2,257,745	22,394	144,051	2,091,299
8.03	Property		1	402 West Fairmont Drive	466,045	93,140	372,905	3,000	19,295	350,611

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	4,954,551	494,145	4,460,407	66,776	0	4,393,631
9.01	Property		1	FedEx – Little Rock, AR	2,552,931	422,096	2,130,835	45,539	0	2,085,296
9.02	Property		1	Hobby Lobby – East Hanover, NJ	946,351	28,391	917,961	8,196	0	909,765
9.03	Property		1	BioLife – Burleson, TX	659,417	19,783	639,635	3,339	0	636,296
9.04	Property		1	Tractor Supply – Villa Rica, GA	485,697	14,571	471,126	6,695	0	464,431
9.05	Property		1	Dollar General – Strongsville, OH	165,944	4,978	160,966	1,396	0	159,570
9.06	Property		1	Dollar General – Adrian, MI	144,210	4,326	139,883	1,610	0	138,273
10.00	Loan	6	5	COARE Fund I	3,930,039	1,094,352	2,835,687	25,300	0	2,810,387
10.01	Property		1	Y Rancho	1,214,864	309,370	905,493	5,650	0	899,843
10.02	Property		1	St. Cloud	1,211,427	399,560	811,867	7,300	0	804,567
10.03	Property		1	Pines and White Oaks	757,233	178,745	578,489	4,800	0	573,689
10.04	Property		1	Town & Country	439,759	106,160	333,598	5,200	0	328,398
10.05	Property		1	HMH MHP	306,757	100,517	206,240	2,350	0	203,890
11	Loan	43	1	Leighton District	4,329,255	1,658,886	2,670,369	60,945	0	2,609,425
12	Loan	28	1	Gardenhouse	4,470,975	2,491,663	1,979,312	9,993	46,195	1,923,123
13	Loan	5, 29	1	Freeway Business Park	16,094,135	4,156,758	11,937,377	123,514	266,597	11,547,266
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	13,257,548	9,783,627	3,473,921	662,877	0	2,811,044
15.00	Loan	6	3	Spokane Retail Portfolio	3,051,252	912,744	2,138,508	23,697	118,484	1,996,328
15.01	Property		1	Argonne Village	2,172,587	656,117	1,516,470	18,406	92,031	1,406,033
15.02	Property		1	Pines Square	503,101	140,054	363,047	2,611	13,054	347,382
15.03	Property		1	Sullivan Retail Center	375,564	116,573	258,991	2,680	13,399	242,912
16	Loan	5, 44	1	1500 Post Oak Boulevard	37,429,617	13,124,385	24,305,232	120,636	1,206,358	22,978,239
17	Loan	32	1	Home2 Suites Lake Mary	5,638,369	3,423,275	2,215,094	225,535	0	1,989,559
18	Loan	45	1	Prime Storage Roselle	2,136,928	815,254	1,321,674	8,597	0	1,313,077
19	Loan	33, 34	1	8500 Sunset Blvd	1,858,039	614,225	1,243,814	3,362	22,415	1,218,037
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	1,860,886	447,605	1,413,281	23,468	58,670	1,331,144
20.01	Property		1	Cumberland Station	766,430	174,803	591,626	8,750	21,875	561,001
20.02	Property		1	Lighthouse Village	638,880	188,562	450,318	5,252	13,130	431,936
20.03	Property		1	Taylorsville Shopping Center	455,577	84,239	371,337	9,466	23,665	338,207
21	Loan	37, 38, 39	1	100 Challenger	3,741,760	1,970,090	1,771,670	29,032	72,581	1,670,057
22	Loan	40	1	32 West Apartments	1,696,116	571,912	1,124,204	15,500	0	1,108,704
23	Loan	46	1	1283 Kennestone Circle	1,452,512	346,658	1,105,854	14,048	41,850	1,049,956
24	Loan		1	Store it All - Vermont	1,261,316	392,669	868,647	15,306	0	853,341
25	Loan		1	Fort Meade Estates MHC	1,135,357	398,116	737,241	11,500	0	725,741
26	Loan		1	Bender Square	3,369,054	1,192,554	2,176,500	44,016	200,071	1,932,413
27	Loan		1	Hilltop MHC	536,355	231,601	304,754	5,700	0	299,054

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	1.33	1.31	8.1%	8.0%	243,000,000	As Portfolio
1.01	Property		1	Springlake					18,075,000	As Is
1.02	Property		1	ARC					15,075,000	As Is
1.03	Property		1	Anderson					14,850,000	As Is
1.04	Property		1	Palm Shadows					12,600,000	As Is
1.05	Property		1	North Raleigh					10,775,000	As Is
1.06	Property		1	Crestview					10,250,000	As Is
1.07	Property		1	Golden Isles					9,475,000	As Is
1.08	Property		1	Pecan Grove					8,800,000	As Is
1.09	Property		1	Lakeview					8,675,000	As Is
1.10	Property		1	Meadowbrook					8,550,000	As Is
1.11	Property		1	B&D					8,175,000	As Is
1.12	Property		1	Countryside					7,800,000	As Is
1.13	Property		1	Maple Hills					6,950,000	As Is
1.14	Property		1	Asheboro					6,625,000	As Is
1.15	Property		1	Hunt Club					6,200,000	As Is
1.16	Property		1	Spaulding					5,900,000	As Is
1.17	Property		1	Warrenville					5,850,000	As Is
1.18	Property		1	Evergreen					5,700,000	As Is
1.19	Property		1	Sunnyland					5,375,000	As Is
1.20	Property		1	Morganton					4,975,000	As Is
1.21	Property		1	Chatham					4,800,000	As Is
1.22	Property		1	Red Fox					4,575,000	As Is
1.23	Property		1	Merritt Place					4,350,000	As Is
1.24	Property		1	Timberview					3,650,000	As Is
1.25	Property		1	Azalea					3,600,000	As Is
1.26	Property		1	Hidden Oaks					3,500,000	As Is
1.27	Property		1	Holly Faye					3,425,000	As Is
1.28	Property		1	Cooley					3,275,000	As Is
1.29	Property		1	Statesville					3,175,000	As Is
1.30	Property		1	Dixie					3,175,000	As Is
1.31	Property		1	Capital View					2,725,000	As Is
1.32	Property		1	Solid Rock					2,550,000	As Is
1.33	Property		1	Driftwood					2,325,000	As Is
1.34	Property		1	Country Road					2,000,000	As Is
1.35	Property		1	Mobile Cottage					1,725,000	As Is
1.36	Property		1	Glynn Acres					1,700,000	As Is
1.37	Property		1	Northview					1,600,000	As Is
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	2.04	1.93	10.6%	10.0%	2,350,000,000	As Portfolio
2.01	Property		1	3150 Highway 42					93,100,000	As Is
2.02	Property		1	1151 South Graham Road					90,700,000	As Is
2.03	Property		1	584 US Highway 130					90,000,000	As Is
2.04	Property		1	590 Northport Parkway					74,150,000	As Is
2.05	Property		1	8341 Industrial Parkway					69,600,000	As Is
2.06	Property		1	650 Braselton Parkway					65,100,000	As Is
2.07	Property		1	482 Chaney Avenue					47,800,000	As Is
2.08	Property		1	5000 North Ridge Trail					47,600,000	As Is
2.09	Property		1	5005 Samuell Blvd.					45,000,000	As Is
2.10	Property		1	635 Community Drive					37,200,000	As Is
2.11	Property		1	6538 & 6526 Judge Adams Road					40,200,000	As Is
2.12	Property		1	4350 Fortune Ave NW					39,500,000	As Is
2.13	Property		1	6735 Trippel Road					38,800,000	As Is
2.14	Property		1	1509 Leestown Road					38,700,000	As Is
2.15	Property		1	1601 Brown Road					38,500,000	As Is
2.16	Property		1	22525 West 167th Street					37,900,000	As Is
2.17	Property		1	1414 South Council Road					37,250,000	As Is
2.18	Property		1	4690 Global Avenue NW					37,100,000	As Is
2.19	Property		1	3466 Shippers Drive					36,600,000	As Is
2.20	Property		1	4555 West Highway 146					35,100,000	As Is
2.21	Property		1	9780 Mopar Drive					34,600,000	As Is
2.22	Property		1	3779 Lake Shore Road					34,000,000	As Is
2.23	Property		1	2000 South Walnut Street					31,500,000	As Is
2.24	Property		1	3774 Snyder Road					31,500,000	As Is
2.25	Property		1	8951 Mirabel Road					30,700,000	As Is
2.26	Property		1	8411 Florida Mining Boulevard					30,100,000	As Is
2.27	Property		1	900 Hutchinson Place					30,090,000	As Is
2.28	Property		1	5440 Haggerty Lane					30,000,000	As Is
2.29	Property		1	5703 Mitchell Avenue					29,500,000	As Is
2.30	Property		1	1103 Powderhouse Road SE					28,800,000	As Is
2.31	Property		1	3200 Rodeo Court					28,200,000	As Is
2.32	Property		1	14001 Jetport Loop					27,950,000	As Is
2.33	Property		1	505 Morgan Lakes Industrial Blvd.					27,900,000	As Is
2.34	Property		1	21200 Spring Plaza Drive					27,700,000	As Is
2.35	Property		1	3058 Lakemont Blvd					27,000,000	As Is
2.36	Property		1	2000 Luna Road					26,550,000	As Is
2.37	Property		1	101 North Campus Drive					22,000,000	As Is
2.38	Property		1	4651 Prosper Drive					22,000,000	As Is
2.39	Property		1	5025 Tuggle Road					21,870,000	As Is

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
2.40	Property		1	450 Northpointe Court					20,700,000	As Is
2.41	Property		1	1602 Vincent Drive					20,300,000	As Is
2.42	Property		1	8644 Polk Lane					20,230,000	As Is
2.43	Property		1	800 Lindale Industrial Parkway					20,000,000	As Is
2.44	Property		1	2465 Fontaine Street					19,700,000	As Is
2.45	Property		1	1430 South Wolf Road					19,700,000	As Is
2.46	Property		1	2552 South 98th Street					19,600,000	As Is
2.47	Property		1	1000 Knell Road					18,600,000	As Is
2.48	Property		1	747 Mill Park Drive					18,500,000	As Is
2.49	Property		1	502 West Independence Drive					18,400,000	As Is
2.50	Property		1	38401 Amrhein Road					18,300,000	As Is
2.51	Property		1	6101 SW 44th Street					16,020,000	As Is
2.52	Property		1	700 Hudson Road					15,500,000	As Is
2.53	Property		1	685 Alliance Parkway					15,010,000	As Is
2.54	Property		1	5101 West Waters Avenue					14,800,000	As Is
2.55	Property		1	1935 Blue Hills Drive					14,600,000	As Is
2.56	Property		1	16211 Air Center Boulevard					14,400,000	As Is
2.57	Property		1	8800 Studley Road					13,100,000	As Is
2.58	Property		1	6 Konzen Court					12,710,000	As Is
2.59	Property		1	5300 International Drive					12,630,000	As Is
2.60	Property		1	1289 Walden Avenue					12,500,000	As Is
2.61	Property		1	10551 N Congress Avenue					12,500,000	As Is
2.62	Property		1	3736 Tom Andrews Road					11,500,000	As Is
2.63	Property		1	2701 South 98th Street					11,300,000	As Is
2.64	Property		1	231 Theater Drive					11,250,000	As Is
2.65	Property		1	3404 Cragmont Drive					10,700,000	As Is
2.66	Property		1	4 Liebich Lane					10,200,000	As Is
2.67	Property		1	4040 Business Park Court					9,700,000	As Is
2.68	Property		1	1270 North Wilkening					9,100,000	As Is
2.69	Property		1	4472 Technology Drive					8,230,000	As Is
2.70	Property		1	28000 Five M Center Drive					8,200,000	As Is
2.71	Property		1	3383 Spirit Way					7,980,000	As Is
2.72	Property		1	9667 Inter-Ocean Drive					7,600,000	As Is
2.73	Property		1	2427 Henry Road NW					7,100,000	As Is
2.74	Property		1	1115 Regina Graeter Way					7,000,000	As Is
2.75	Property		1	831 Lone Star Drive					9,300,000	As Is
2.76	Property		1	4170 Columbia Road					6,600,000	As Is
2.77	Property		1	6023 Century Oaks Drive					6,580,000	As Is
2.78	Property		1	2300 Westmoreland Street					6,500,000	As Is
2.79	Property		1	246 Glasson Drive					6,400,000	As Is
2.80	Property		1	2759 North Garnett Road					6,130,000	As Is
2.81	Property		1	1122 Stony Ridge Road					5,900,000	As Is
2.82	Property		1	5313 Majestic Parkway					5,850,000	As Is
2.83	Property		1	2901 E Heartland Drive					6,470,000	As Is
2.84	Property		1	1900 Interstate Boulevard					4,500,000	As Is
2.85	Property		1	50 Hollow Tree Lane					4,500,000	As Is
2.86	Property		1	440 US Highway 49 South					3,260,000	As Is
2.87	Property		1	7569 Golf Course Boulevard					3,250,000	As Is
2.88	Property		1	4401 112th Street					2,790,000	As Is
2.89	Property		1	105 Business Park Drive					2,350,000	As Is
2.90	Property		1	7019 High Grove Boulevard					2,170,000	As Is
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	1.48	1.42	10.6%	10.1%	188,000,000	Prospective Market Value Upon Funded Reserve Account
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	1.33	1.31	8.5%	8.4%	103,750,000	As Is
4.01	Property		1	411 Kelton Avenue					23,500,000	As Is
4.02	Property		1	415 Gayley Avenue					20,100,000	As Is
4.03	Property		1	705 Gayley Avenue					14,000,000	As Is
4.04	Property		1	555 Levering Avenue					12,000,000	As Is
4.05	Property		1	555 Kelton Avenue					9,300,000	As Is
4.06	Property		1	10954 Roebling Avenue					8,400,000	As Is
4.07	Property		1	406 Veteran Avenue					7,600,000	As Is
4.08	Property		1	467 Midvale Avenue					4,450,000	As Is
4.09	Property		1	461 Midvale Avenue					4,400,000	As Is
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	1.31	1.28	8.0%	7.8%	92,610,000	As Is
5.01	Property		1	SOA - Range Road					17,200,000	As Is
5.02	Property		1	SOA - Akron Main					12,800,000	As Is
5.03	Property		1	SOA - Moline					10,910,000	As Is
5.04	Property		1	SOA - Gustine					10,750,000	As Is
5.05	Property		1	SOA - Oak Harbor					9,230,000	As Is
5.06	Property		1	SOA - Dort Hwy					7,050,000	As Is
5.07	Property		1	SOA - Rock Island					6,690,000	As Is
5.08	Property		1	SOA - Broadway 1 & 2					6,370,000	As Is
5.09	Property		1	SOA - Chestnut					6,540,000	As Is
5.10	Property		1	SOA - Kitridge					5,070,000	As Is
6	Loan	5, 19	1	The Towers at Cupertino City Center	1.73	1.69	11.3%	11.0%	228,000,000	As Is
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	2.18	1.79	13.5%	11.1%	219,000,000	As Is
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	1.46	1.37	10.6%	9.9%	63,200,000	Various
8.01	Property		1	1345 South 52nd Street					32,050,000	Prospective Market Value Upon Completion
8.02	Property		1	475 Bond Street					23,000,000	As Is
8.03	Property		1	402 West Fairmont Drive					8,150,000	As Is

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
9.00	Loan	6, 7, 27	6	ExchangeRight 75	2.30	2.27	11.9%	11.8%	74,660,000	As Is
9.01	Property		1	FedEx – Little Rock, AR					36,150,000	As Is
9.02	Property		1	Hobby Lobby – East Hanover, NJ					15,800,000	As Is
9.03	Property		1	BioLife – Burleson, TX					10,500,000	As Is
9.04	Property		1	Tractor Supply – Villa Rica, GA					7,700,000	As Is
9.05	Property		1	Dollar General – Strongsville, OH					2,410,000	As Is
9.06	Property		1	Dollar General – Adrian, MI					2,100,000	As Is
10.00	Loan	6	5	COARE Fund I	1.37	1.36	8.6%	8.6%	51,600,000	As Is
10.01	Property		1	Y Rancho					16,300,000	As Is
10.02	Property		1	St. Cloud					15,700,000	As Is
10.03	Property		1	Pines and White Oaks					10,200,000	As Is
10.04	Property		1	Town & Country					6,200,000	As Is
10.05	Property		1	HMH MHP					3,200,000	As Is
11	Loan	43	1	Leighton District	1.33	1.30	8.4%	8.3%	46,400,000	As Is
12	Loan	28	1	Gardenhouse	1.34	1.30	6.4%	6.2%	58,580,000	As Is
13	Loan	5, 29	1	Freeway Business Park	2.06	1.99	12.6%	12.2%	157,000,000	As Complete
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	1.71	1.38	15.1%	12.2%	38,500,000	As Is (Funded PIP)
15.00	Loan	6	3	Spokane Retail Portfolio	1.54	1.44	10.3%	9.6%	30,600,000	As Is
15.01	Property		1	Argonne Village					22,000,000	As Is
15.02	Property		1	Pines Square					5,000,000	As Is
15.03	Property		1	Sullivan Retail Center					3,600,000	As Is
16	Loan	5, 44	1	1500 Post Oak Boulevard	2.54	2.40	17.4%	16.4%	275,400,000	As Is
17	Loan	32	1	Home2 Suites Lake Mary	1.81	1.63	13.0%	11.7%	26,200,000	As Is
18	Loan	45	1	Prime Storage Roselle	1.57	1.56	9.0%	8.9%	23,600,000	As Is
19	Loan	33, 34	1	8500 Sunset Blvd	1.32	1.30	9.6%	9.4%	24,009,100	Prospective Market Value with a Funded Reserve Account
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	1.74	1.64	11.4%	10.8%	19,480,000	As Is
20.01	Property		1	Cumberland Station					7,580,000	As Is
20.02	Property		1	Lighthouse Village					6,400,000	As Is
20.03	Property		1	Taylorsville Shopping Center					5,500,000	As Is
21	Loan	37, 38, 39	1	100 Challenger	1.90	1.80	15.3%	14.4%	24,700,000	As Is
22	Loan	40	1	32 West Apartments	1.51	1.49	10.8%	10.7%	16,400,000	As Is (Inclusive of Tax Abatement)
23	Loan	46	1	1283 Kennestone Circle	1.69	1.60	11.3%	10.7%	16,500,000	As Is
24	Loan		1	Store it All - Vermont	1.34	1.31	9.2%	9.0%	13,800,000	As Is
25	Loan		1	Fort Meade Estates MHC	1.33	1.31	8.1%	8.0%	14,200,000	As Is
26	Loan		1	Bender Square	4.15	3.68	25.6%	22.7%	32,900,000	As Is
27	Loan		1	Hilltop MHC	1.32	1.30	9.1%	9.0%	5,100,000	As Is

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	2/1/2026	67.9%	67.9%	81.7%	4/1/2026
1.01	Property		1	Springlake	1/9/2026			72.0%	4/1/2026	NAP	NAP
1.02	Property		1	ARC	1/24/2026			90.8%	4/1/2026	NAP	NAP
1.03	Property		1	Anderson	1/10/2026			94.5%	4/1/2026	NAP	NAP
1.04	Property		1	Palm Shadows	1/26/2026			54.2%	4/1/2026	NAP	NAP
1.05	Property		1	North Raleigh	1/29/2026			90.6%	4/1/2026	NAP	NAP
1.06	Property		1	Crestview	1/10/2026			99.1%	4/1/2026	NAP	NAP
1.07	Property		1	Golden Isles	1/10/2026			81.9%	4/1/2026	NAP	NAP
1.08	Property		1	Pecan Grove	1/30/2026			100.0%	4/1/2026	NAP	NAP
1.09	Property		1	Lakeview	1/10/2026			82.4%	4/1/2026	NAP	NAP
1.10	Property		1	Meadowbrook	1/10/2026			51.1%	4/1/2026	NAP	NAP
1.11	Property		1	B&D	1/10/2026			98.9%	4/1/2026	NAP	NAP
1.12	Property		1	Countryside	1/10/2026			85.5%	4/1/2026	NAP	NAP
1.13	Property		1	Maple Hills	1/28/2026			98.6%	4/1/2026	NAP	NAP
1.14	Property		1	Asheboro	1/29/2026			93.1%	4/1/2026	NAP	NAP
1.15	Property		1	Hunt Club	1/9/2026			92.3%	4/1/2026	NAP	NAP
1.16	Property		1	Spaulding	1/8/2026			54.3%	4/1/2026	NAP	NAP
1.17	Property		1	Warrenville	1/10/2026			64.6%	4/1/2026	NAP	NAP
1.18	Property		1	Evergreen	1/7/2026			95.3%	4/1/2026	NAP	NAP
1.19	Property		1	Sunnyland	1/9/2026			77.8%	4/1/2026	NAP	NAP
1.20	Property		1	Morganton	1/10/2026			100.0%	4/1/2026	NAP	NAP
1.21	Property		1	Chatham	1/28/2026			98.0%	4/1/2026	NAP	NAP
1.22	Property		1	Red Fox	1/28/2026			88.5%	4/1/2026	NAP	NAP
1.23	Property		1	Merritt Place	1/8/2026			65.5%	4/1/2026	NAP	NAP
1.24	Property		1	Timberview	1/10/2026			72.7%	4/1/2026	NAP	NAP
1.25	Property		1	Azalea	1/28/2026			100.0%	4/1/2026	NAP	NAP
1.26	Property		1	Hidden Oaks	1/9/2026			77.3%	4/1/2026	NAP	NAP
1.27	Property		1	Holly Faye	1/28/2026			94.3%	4/1/2026	NAP	NAP
1.28	Property		1	Cooley	1/10/2026			100.0%	4/1/2026	NAP	NAP
1.29	Property		1	Statesville	1/28/2026			84.1%	4/1/2026	NAP	NAP
1.30	Property		1	Dixie	1/28/2026			83.8%	4/1/2026	NAP	NAP
1.31	Property		1	Capital View	1/10/2026			100.0%	4/1/2026	NAP	NAP
1.32	Property		1	Solid Rock	1/10/2026			89.7%	4/1/2026	NAP	NAP
1.33	Property		1	Driftwood	1/28/2026			96.2%	4/1/2026	NAP	NAP
1.34	Property		1	Country Road	1/10/2026			100.0%	4/1/2026	NAP	NAP
1.35	Property		1	Mobile Cottage	1/29/2026			82.6%	4/1/2026	NAP	NAP
1.36	Property		1	Glynn Acres	1/8/2026			100.0%	4/1/2026	NAP	NAP
1.37	Property		1	Northview	1/29/2026			87.0%	4/1/2026	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	2/11/2026	49.8%	49.8%	96.3%	Various
2.01	Property		1	3150 Highway 42	2/6/2026			100.0%	6/11/2026	Yes	Home Depot U.S.A., Inc.
2.02	Property		1	1151 South Graham Road	2/10/2026			100.0%	6/11/2026	Yes	Amazon.com Services, LLC
2.03	Property		1	584 US Highway 130	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.04	Property		1	590 Northport Parkway	2/5/2026			100.0%	6/11/2026	Yes	Shaw Industries, Inc.
2.05	Property		1	8341 Industrial Parkway	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.06	Property		1	650 Braselton Parkway	2/3/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.07	Property		1	482 Chaney Avenue	2/10/2026			100.0%	6/11/2026	Yes	ULTA Beauty Distribution, LLC
2.08	Property		1	5000 North Ridge Trail	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.09	Property		1	5005 Samuell Blvd.	2/4/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.10	Property		1	635 Community Drive	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.11	Property		1	6538 & 6526 Judge Adams Road	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.12	Property		1	4350 Fortune Ave NW	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.13	Property		1	6735 Trippel Road	2/5/2026			100.0%	6/11/2026	Yes	Amazon.com Services, LLC
2.14	Property		1	1509 Leestown Road	2/4/2026			100.0%	6/11/2026	Yes	Jim Beam Brands Co.
2.15	Property		1	1601 Brown Road	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.16	Property		1	22525 West 167th Street	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.17	Property		1	1414 South Council Road	2/6/2026			100.0%	6/11/2026	Yes	Amazon.com Services, LLC
2.18	Property		1	4690 Global Avenue NW	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.19	Property		1	3466 Shippers Drive	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.20	Property		1	4555 West Highway 146	2/4/2026			100.0%	6/11/2026	Yes	Winland Foods, Inc.
2.21	Property		1	9780 Mopar Drive	2/6/2026			100.0%	6/11/2026	Yes	DSV Solutions, LLC
2.22	Property		1	3779 Lake Shore Road	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.23	Property		1	2000 South Walnut Street	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.24	Property		1	3774 Snyder Road	2/10/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.25	Property		1	8951 Mirabel Road	2/10/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.26	Property		1	8411 Florida Mining Boulevard	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.27	Property		1	900 Hutchinson Place	2/10/2026			100.0%	6/11/2026	Yes	CBOCS Distribution, Inc.
2.28	Property		1	5440 Haggerty Lane	2/11/2026			100.0%	6/11/2026	Yes	Toyota Tsusho America, Inc.
2.29	Property		1	5703 Mitchell Avenue	2/9/2026			33.1%	3/1/2026	No	Altec Industries, Inc.
2.30	Property		1	1103 Powderhouse Road SE	2/3/2026			100.0%	6/11/2026	Yes	Autoneum North America, Inc.
2.31	Property		1	3200 Rodeo Court	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.32	Property		1	14001 Jetport Loop	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.34	Property		1	21200 Spring Plaza Drive	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.35	Property		1	3058 Lakemont Blvd	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.36	Property		1	2000 Luna Road	2/6/2026			100.0%	6/11/2026	Yes	Carrier Enterprises, LLC
2.37	Property		1	101 North Campus Drive	2/5/2026			100.0%	6/11/2026	Yes	General Electric Company
2.38	Property		1	4651 Prosper Drive	2/6/2026			100.0%	6/11/2026	Yes	Max-Trac Tire Co., Inc.
2.39	Property		1	5025 Tuggle Road	2/11/2026			100.0%	6/11/2026	Yes	Federal Express Corporation

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
2.40	Property		1	450 Northpointe Court	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.41	Property		1	1602 Vincent Drive	2/10/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.42	Property		1	8644 Polk Lane	2/11/2026			100.0%	6/11/2026	Yes	Anda Pharmaceuticals, Inc.
2.43	Property		1	800 Lindale Industrial Parkway	2/3/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.44	Property		1	2465 Fontaine Street	2/6/2026			100.0%	6/11/2026	Yes	Graphic Packaging International, LLC
2.45	Property		1	1430 South Wolf Road	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.46	Property		1	2552 South 98th Street	2/5/2026			100.0%	6/11/2026	Yes	Veritiv Operating Company
2.47	Property		1	1000 Knell Road	2/10/2026			100.0%	6/11/2026	Yes	Peco Pallet, Inc.
2.48	Property		1	747 Mill Park Drive	2/9/2026			100.0%	6/11/2026	Yes	Magna Seating of America, Inc.
2.49	Property		1	502 West Independence Drive	2/4/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.50	Property		1	38401 Amrhein Road	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.51	Property		1	6101 SW 44th Street	2/6/2026			100.0%	6/11/2026	Yes	Amazon.com Services, LLC
2.52	Property		1	700 Hudson Road	2/6/2026			0.0%	3/1/2026	No	NAP
2.53	Property		1	685 Alliance Parkway	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.54	Property		1	5101 West Waters Avenue	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.55	Property		1	1935 Blue Hills Drive	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.56	Property		1	16211 Air Center Boulevard	2/5/2026			100.0%	6/11/2026	Yes	National Oilwell DHT, L.P.
2.57	Property		1	8800 Studley Road	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.58	Property		1	6 Konzen Court	2/10/2026			100.0%	6/11/2026	Yes	Reinhardt Lease LLC
2.59	Property		1	5300 International Drive	2/10/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.60	Property		1	1289 Walden Avenue	2/5/2026			100.0%	6/11/2026	Yes	United Parcel Service, Inc.
2.61	Property		1	10551 N Congress Avenue	2/6/2026			100.0%	6/11/2026	Yes	Bunzl Distribution Midcentral, Inc.
2.62	Property		1	3736 Tom Andrews Road	2/6/2026			100.0%	6/11/2026	Yes	Chep USA
2.63	Property		1	2701 South 98th Street	2/5/2026			100.0%	6/11/2026	Yes	The Carlstar Group, LLC
2.64	Property		1	231 Theater Drive	2/10/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.65	Property		1	3404 Cragmont Drive	2/5/2026			100.0%	6/11/2026	Yes	K1 Speed, Inc.
2.66	Property		1	4 Liebich Lane	2/5/2026			100.0%	6/11/2026	Yes	United Parcel Service, Inc.
2.67	Property		1	4040 Business Park Court	2/5/2026			100.0%	6/11/2026	Yes	Style Crest, Inc.
2.68	Property		1	1270 North Wilkening	2/11/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.69	Property		1	4472 Technology Drive	2/10/2026			100.0%	6/11/2026	Yes	The Sherwin-Williams Company
2.70	Property		1	28000 Five M Center Drive	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.71	Property		1	3383 Spirit Way	2/10/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.72	Property		1	9667 Inter-Ocean Drive	2/4/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.73	Property		1	2427 Henry Road NW	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.74	Property		1	1115 Regina Graeter Way	2/4/2026			100.0%	6/11/2026	Yes	The American Bottling Company
2.75	Property		1	831 Lone Star Drive	2/9/2026			0.0%	3/1/2026	No	NAP
2.76	Property		1	4170 Columbia Road	2/4/2026			100.0%	6/11/2026	Yes	Siemens Real Estate
2.77	Property		1	6023 Century Oaks Drive	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.78	Property		1	2300 Westmoreland Street	2/5/2026			100.0%	6/11/2026	Yes	Locke Supply Co.
2.79	Property		1	246 Glasson Drive	2/4/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.80	Property		1	2759 North Garnett Road	2/5/2026			100.0%	6/11/2026	Yes	The American Bottling Company
2.81	Property		1	1122 Stony Ridge Road	2/5/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.82	Property		1	5313 Majestic Parkway	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.83	Property		1	2901 E Heartland Drive	2/6/2026			0.0%	3/1/2026	No	NAP
2.84	Property		1	1900 Interstate Boulevard	2/6/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
2.85	Property		1	50 Hollow Tree Lane	2/10/2026			100.0%	6/11/2026	Yes	Hartford Healthcare Corporation
2.86	Property		1	440 US Highway 49 South	2/4/2026			100.0%	6/11/2026	Yes	Conklin Metal Industries, Inc.
2.87	Property		1	7569 Golf Course Boulevard	2/5/2026			0.0%	3/1/2026	No	NAP
2.88	Property		1	4401 112th Street	2/6/2026			100.0%	6/11/2026	Yes	Foundation Building Materials, LLC
2.89	Property		1	105 Business Park Drive	2/4/2026			100.0%	6/11/2026	Yes	Graybar Electric Company, Inc.
2.90	Property		1	7019 High Grove Boulevard	2/10/2026			100.0%	6/11/2026	Yes	The Sherwin-Williams Company
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	3/27/2026	56.4%	56.4%	78.8%	2/28/2026	No	Technip
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	1/27/2026	62.7%	62.7%	97.0%	Various
4.01	Property		1	411 Kelton Avenue	1/27/2026			100.0%	3/9/2026	NAP	NAP
4.02	Property		1	415 Gayley Avenue	1/27/2026			95.2%	3/9/2026	NAP	NAP
4.03	Property		1	705 Gayley Avenue	1/27/2026			83.3%	3/6/2026	NAP	NAP
4.04	Property		1	555 Levering Avenue	1/27/2026			100.0%	3/9/2026	NAP	NAP
4.05	Property		1	555 Kelton Avenue	1/27/2026			100.0%	3/9/2026	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	1/27/2026			100.0%	3/6/2026	NAP	NAP
4.07	Property		1	406 Veteran Avenue	1/27/2026			86.7%	3/6/2026	NAP	NAP
4.08	Property		1	467 Midvale Avenue	1/27/2026			100.0%	3/6/2026	NAP	NAP
4.09	Property		1	461 Midvale Avenue	1/27/2026			100.0%	3/6/2026	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	Various	68.6%	68.6%	57.3%	Various
5.01	Property		1	SOA - Range Road	11/18/2025			80.8%	12/31/2025	NAP	NAP
5.02	Property		1	SOA - Akron Main	11/13/2025			80.2%	12/31/2025	NAP	NAP
5.03	Property		1	SOA - Moline	11/21/2025			71.8%	12/31/2025	NAP	NAP
5.04	Property		1	SOA - Gustine	1/27/2026			30.7%	1/27/2026	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	11/13/2025			66.2%	12/31/2025	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	11/18/2025			68.0%	12/31/2025	NAP	NAP
5.07	Property		1	SOA - Rock Island	11/21/2025			90.2%	12/31/2025	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	11/13/2025			88.5%	12/31/2025	NAP	NAP
5.09	Property		1	SOA - Chestnut	11/13/2025			60.2%	12/31/2025	NAP	NAP
5.10	Property		1	SOA - Kitridge	11/13/2025			54.2%	12/31/2025	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	1/13/2026	63.6%	63.6%	89.8%	2/11/2026	No	Apple
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	1/28/2026	58.0%	58.0%	70.6%	1/31/2026	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	Various	62.5%	62.5%	100.0%	6/1/2026
8.01	Property		1	1345 South 52nd Street	4/3/2026			100.0%	6/1/2026	Yes	Setnix LLC
8.02	Property		1	475 Bond Street	2/3/2026			100.0%	6/1/2026	Yes	Setna iO LLC
8.03	Property		1	402 West Fairmont Drive	2/3/2026			100.0%	6/1/2026	Yes	Setnix LLC

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
9.00	Loan	6, 7, 27	6	ExchangeRight 75	Various	50.0%	50.0%	100.0%	6/11/2026
9.01	Property		1	FedEx – Little Rock, AR	4/8/2026			100.0%	6/11/2026	Yes	Federal Express Corporation
9.02	Property		1	Hobby Lobby – East Hanover, NJ	4/1/2026			100.0%	6/11/2026	Yes	Hobby Lobby
9.03	Property		1	BioLife – Burleson, TX	4/6/2026			100.0%	6/11/2026	Yes	BioLife Plasma Services
9.04	Property		1	Tractor Supply – Villa Rica, GA	4/1/2026			100.0%	6/11/2026	Yes	Tractor Supply
9.05	Property		1	Dollar General – Strongsville, OH	4/9/2026			100.0%	6/11/2026	Yes	Dollar General
9.06	Property		1	Dollar General – Adrian, MI	4/9/2026			100.0%	6/11/2026	Yes	Dollar General
10.00	Loan	6	5	COARE Fund I	Various	63.6%	63.6%	95.4%	3/5/2026
10.01	Property		1	Y Rancho	9/25/2025			99.1%	3/5/2026	NAP	NAP
10.02	Property		1	St. Cloud	9/16/2025			94.6%	3/5/2026	NAP	NAP
10.03	Property		1	Pines and White Oaks	9/17/2025			96.9%	3/5/2026	NAP	NAP
10.04	Property		1	Town & Country	9/24/2025			91.4%	3/5/2026	NAP	NAP
10.05	Property		1	HMH MHP	9/23/2025			94.9%	3/5/2026	NAP	NAP
11	Loan	43	1	Leighton District	12/12/2025	68.1%	68.1%	94.0%	1/31/2026	NAP	NAP
12	Loan	28	1	Gardenhouse	12/22/2025	52.9%	52.9%	88.9%	4/30/2026	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	4/1/2026	60.5%	60.5%	89.9%	2/1/2026	No	County of LA - DPSS
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	2/2/2026	59.7%	57.9%	64.8%	3/31/2026	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio	12/8/2025	68.0%	68.0%	98.5%	4/1/2026
15.01	Property		1	Argonne Village	12/8/2025			99.0%	4/1/2026	No	Yoke's Fresh Market
15.02	Property		1	Pines Square	12/8/2025			93.1%	4/1/2026	No	Jack in the Box
15.03	Property		1	Sullivan Retail Center	12/8/2025			100.0%	4/1/2026	No	Sherwin-Williams
16	Loan	5, 44	1	1500 Post Oak Boulevard	10/28/2025	50.8%	50.8%	100.0%	6/6/2026	Yes	Woodside Energy
17	Loan	32	1	Home2 Suites Lake Mary	2/12/2026	64.9%	64.9%	89.6%	2/28/2026	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	11/26/2025	62.3%	62.3%	94.3%	4/29/2026	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	3/18/2026	54.1%	54.1%	100.0%	6/1/2026	Yes	Kith
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	Various	63.4%	63.4%	97.9%	4/1/2026
20.01	Property		1	Cumberland Station	3/18/2026			94.5%	4/1/2026	No	Pet Supplies Plus
20.02	Property		1	Lighthouse Village	3/18/2026			100.0%	4/1/2026	No	Pet Supplies Plus
20.03	Property		1	Taylorsville Shopping Center	3/19/2026			100.0%	4/1/2026	No	Bealls
21	Loan	37, 38, 39	1	100 Challenger	11/14/2025	46.9%	42.8%	81.7%	12/1/2025	No	Samsung SDS America Inc
22	Loan	40	1	32 West Apartments	11/18/2025	63.4%	63.4%	96.8%	3/1/2026	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	3/18/2026	59.4%	59.4%	92.8%	2/19/2026	No	NAMSA
24	Loan		1	Store it All - Vermont	3/6/2026	68.5%	68.5%	73.3%	4/13/2026	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	1/15/2026	63.9%	63.9%	72.2%	3/16/2026	NAP	NAP
26	Loan		1	Bender Square	2/9/2026	25.8%	25.8%	91.8%	2/1/2026	No	Gordon Food Service Store LLC
27	Loan		1	Hilltop MHC	2/18/2026	65.4%	65.4%	91.2%	3/16/2026	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio
2.01	Property		1	3150 Highway 42	657,518	100.0%	11/30/2040	NAP
2.02	Property		1	1151 South Graham Road	615,284	100.0%	8/31/2034	NAP
2.03	Property		1	584 US Highway 130	347,145	100.0%	6/30/2032	NAP
2.04	Property		1	590 Northport Parkway	831,764	100.0%	9/30/2027	NAP
2.05	Property		1	8341 Industrial Parkway	500,268	100.0%	9/30/2035	NAP
2.06	Property		1	650 Braselton Parkway	373,750	100.0%	2/28/2033	NAP
2.07	Property		1	482 Chaney Avenue	671,354	100.0%	7/31/2030	NAP
2.08	Property		1	5000 North Ridge Trail	310,922	100.0%	4/30/2031	NAP
2.09	Property		1	5005 Samuell Blvd.	351,874	100.0%	6/30/2037	NAP
2.10	Property		1	635 Community Drive	143,979	100.0%	5/31/2036	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	286,281	100.0%	4/30/2035	NAP
2.12	Property		1	4350 Fortune Ave NW	354,482	100.0%	5/31/2032	NAP
2.13	Property		1	6735 Trippel Road	362,942	100.0%	11/30/2028	NAP
2.14	Property		1	1509 Leestown Road	599,840	100.0%	1/31/2030	NAP
2.15	Property		1	1601 Brown Road	245,633	100.0%	10/31/2031	NAP
2.16	Property		1	22525 West 167th Street	313,763	100.0%	5/31/2036	NAP
2.17	Property		1	1414 South Council Road	300,000	100.0%	6/30/2033	NAP
2.18	Property		1	4690 Global Avenue NW	330,717	100.0%	7/31/2030	NAP
2.19	Property		1	3466 Shippers Drive	343,483	100.0%	1/31/2032	NAP
2.20	Property		1	4555 West Highway 146	558,600	100.0%	10/31/2033	NAP
2.21	Property		1	9780 Mopar Drive	368,060	100.0%	10/31/2027	NAP
2.22	Property		1	3779 Lake Shore Road	338,584	100.0%	3/31/2031	NAP
2.23	Property		1	2000 South Walnut Street	210,445	100.0%	8/31/2030	NAP
2.24	Property		1	3774 Snyder Road	259,053	100.0%	5/31/2036	NAP
2.25	Property		1	8951 Mirabel Road	327,822	100.0%	10/31/2027	NAP
2.26	Property		1	8411 Florida Mining Boulevard	171,734	100.0%	7/31/2031	NAP
2.27	Property		1	900 Hutchinson Place	381,240	100.0%	6/30/2029	NAP
2.28	Property		1	5440 Haggerty Lane	350,418	100.0%	6/30/2029	NAP
2.29	Property		1	5703 Mitchell Avenue	126,880	33.1%	2/29/2028	NAP
2.30	Property		1	1103 Powderhouse Road SE	315,560	100.0%	4/30/2032	NAP
2.31	Property		1	3200 Rodeo Court	290,879	100.0%	7/31/2036	NAP
2.32	Property		1	14001 Jetport Loop	213,672	100.0%	8/31/2032	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	126,520	100.0%	10/31/2028	NAP
2.34	Property		1	21200 Spring Plaza Drive	181,176	100.0%	9/30/2029	NAP
2.35	Property		1	3058 Lakemont Blvd	176,939	100.0%	8/31/2028	NAP
2.36	Property		1	2000 Luna Road	184,317	100.0%	3/31/2029	NAP
2.37	Property		1	101 North Campus Drive	125,860	100.0%	12/31/2030	NAP
2.38	Property		1	4651 Prosper Drive	219,765	100.0%	8/31/2027	NAP
2.39	Property		1	5025 Tuggle Road	449,900	100.0%	5/31/2029	NAP

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant
2.40	Property		1	450 Northpointe Court	175,315	100.0%	6/30/2032	NAP
2.41	Property		1	1602 Vincent Drive	198,729	100.0%	8/31/2035	NAP
2.42	Property		1	8644 Polk Lane	234,660	100.0%	7/31/2034	NAP
2.43	Property		1	800 Lindale Industrial Parkway	163,383	100.0%	10/31/2031	NAP
2.44	Property		1	2465 Fontaine Street	298,472	100.0%	8/31/2027	NAP
2.45	Property		1	1430 South Wolf Road	123,000	100.0%	8/31/2031	NAP
2.46	Property		1	2552 South 98th Street	280,019	100.0%	8/31/2026	NAP
2.47	Property		1	1000 Knell Road	171,230	100.0%	3/31/2032	NAP
2.48	Property		1	747 Mill Park Drive	152,995	100.0%	1/31/2030	NAP
2.49	Property		1	502 West Independence Drive	164,207	100.0%	9/30/2031	NAP
2.50	Property		1	38401 Amrhein Road	172,668	100.0%	10/31/2028	NAP
2.51	Property		1	6101 SW 44th Street	120,780	100.0%	8/31/2030	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	150,710	100.0%	8/31/2030	NAP
2.54	Property		1	5101 West Waters Avenue	95,662	100.0%	11/30/2027	NAP
2.55	Property		1	1935 Blue Hills Drive	103,580	100.0%	4/30/2028	NAP
2.56	Property		1	16211 Air Center Boulevard	91,295	100.0%	9/30/2029	NAP
2.57	Property		1	8800 Studley Road	112,799	100.0%	4/30/2028	NAP
2.58	Property		1	6 Konzen Court	184,800	100.0%	9/30/2030	NAP
2.59	Property		1	5300 International Drive	139,564	100.0%	6/30/2027	NAP
2.60	Property		1	1289 Walden Avenue	105,073	100.0%	1/31/2029	NAP
2.61	Property		1	10551 N Congress Avenue	158,417	100.0%	9/30/2031	NAP
2.62	Property		1	3736 Tom Andrews Road	83,000	100.0%	2/28/2030	NAP
2.63	Property		1	2701 South 98th Street	179,280	100.0%	10/31/2030	NAP
2.64	Property		1	231 Theater Drive	122,522	100.0%	8/31/2028	NAP
2.65	Property		1	3404 Cragmont Drive	68,385	100.0%	9/30/2027	NAP
2.66	Property		1	4 Liebich Lane	75,000	100.0%	3/31/2031	NAP
2.67	Property		1	4040 Business Park Court	106,507	100.0%	4/30/2031	NAP
2.68	Property		1	1270 North Wilkening	73,500	100.0%	3/31/2027	NAP
2.69	Property		1	4472 Technology Drive	66,387	100.0%	12/31/2029	NAP
2.70	Property		1	28000 Five M Center Drive	71,933	100.0%	5/31/2031	NAP
2.71	Property		1	3383 Spirit Way	99,102	100.0%	5/31/2033	NAP
2.72	Property		1	9667 Inter-Ocean Drive	103,818	100.0%	8/31/2028	NAP
2.73	Property		1	2427 Henry Road NW	60,370	100.0%	5/31/2028	NAP
2.74	Property		1	1115 Regina Graeter Way	63,840	100.0%	9/30/2029	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	51,130	100.0%	5/31/2029	NAP
2.77	Property		1	6023 Century Oaks Drive	60,637	100.0%	10/31/2027	NAP
2.78	Property		1	2300 Westmoreland Street	60,000	100.0%	4/30/2032	NAP
2.79	Property		1	246 Glasson Drive	46,253	100.0%	8/31/2031	NAP
2.80	Property		1	2759 North Garnett Road	46,240	100.0%	8/31/2028	NAP
2.81	Property		1	1122 Stony Ridge Road	48,064	100.0%	8/31/2027	NAP
2.82	Property		1	5313 Majestic Parkway	82,269	100.0%	8/31/2028	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	32,105	100.0%	11/30/2027	NAP
2.85	Property		1	50 Hollow Tree Lane	54,812	100.0%	4/30/2031	NAP
2.86	Property		1	440 US Highway 49 South	36,000	100.0%	1/31/2033	NAP
2.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP
2.88	Property		1	4401 112th Street	36,270	100.0%	12/31/2027	NAP
2.89	Property		1	105 Business Park Drive	26,340	100.0%	8/31/2030	NAP
2.90	Property		1	7019 High Grove Boulevard	12,500	100.0%	10/31/2032	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	171,600	24.0%	5/31/2036	MODEC
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	121,351	33.9%	4/30/2032	Amazon
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio
8.01	Property		1	1345 South 52nd Street	112,300	100.0%	12/31/2036	NAP
8.02	Property		1	475 Bond Street	223,940	100.0%	12/31/2036	NAP
8.03	Property		1	402 West Fairmont Drive	29,995	100.0%	12/31/2036	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant
9.00	Loan	6, 7, 27	6	ExchangeRight 75
9.01	Property		1	FedEx – Little Rock, AR	303,596	100.0%	2/28/2036	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	54,640	100.0%	9/30/2036	NAP
9.03	Property		1	BioLife – Burleson, TX	16,694	100.0%	6/30/2039	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	22,017	100.0%	1/31/2046	NAP
9.05	Property		1	Dollar General – Strongsville, OH	9,306	100.0%	2/28/2041	NAP
9.06	Property		1	Dollar General – Adrian, MI	10,734	100.0%	3/31/2041	NAP
10.00	Loan	6	5	COARE Fund I
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	207,289	42.0%	12/31/2039	County of LA - DCFS
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	NAP	NAP	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio
15.01	Property		1	Argonne Village	54,744	44.6%	7/31/2032	TV @ AV
15.02	Property		1	Pines Square	2,800	16.1%	7/12/2027	Rumors Hair Salon
15.03	Property		1	Sullivan Retail Center	5,040	28.2%	8/31/2029	Toro Sushi & Grill
16	Loan	5, 44	1	1500 Post Oak Boulevard	603,179	100.0%	10/31/2031	NAP
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	22,415	100.0%	1/31/2041	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station	9,577	21.9%	3/31/2029	Hibbett Sports
20.02	Property		1	Lighthouse Village	7,500	28.6%	2/28/2029	Skechers USA
20.03	Property		1	Taylorsville Shopping Center	18,923	40.0%	1/31/2032	Dollar Tree
21	Loan	37, 38, 39	1	100 Challenger	58,567	40.3%	12/31/2032	Walnut Court Capital
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	22,200	26.5%	1/31/2029	National Medical Care, Inc.
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	34,160	17.1%	11/1/2033	Golden Palace LLC (Cafe East)
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio
2.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
2.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP
2.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP
2.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP
2.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP
2.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP
2.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP
2.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP
2.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP
2.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP
2.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP
2.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP
2.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP
2.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP
2.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP
2.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP
2.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP
2.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP
2.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP
2.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP
2.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP
2.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP
2.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP
2.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP
2.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP
2.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP
2.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP
2.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP
2.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP
2.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP
2.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP
2.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP
2.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP
2.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	116,160	16.2%	5/31/2036	BP America	91,343
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	112,300	31.4%	1/31/2029 (72,461 SF); 4/30/2027 (39,839 SF)	Morgan Stanley	22,775
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio
8.01	Property		1	1345 South 52nd Street	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	475 Bond Street	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	402 West Fairmont Drive	NAP	NAP	NAP	NAP	NAP

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
9.00	Loan	6, 7, 27	6	ExchangeRight 75
9.01	Property		1	FedEx – Little Rock, AR	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife – Burleson, TX	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Dollar General – Strongsville, OH	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Dollar General – Adrian, MI	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6	5	COARE Fund I
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	89,895	18.2%	6/30/2041	Housing Authority of the City of Long Beach	46,915
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	NAP	NAP	NAP	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio
15.01	Property		1	Argonne Village	22,000	17.9%	12/31/2032	Dollar Tree	10,700
15.02	Property		1	Pines Square	2,376	13.7%	5/31/2033	Qdoba	2,348
15.03	Property		1	Sullivan Retail Center	5,040	28.2%	6/30/2029	Rule Number One LLC (Steady Flow Growler House)	1,340
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station	7,200	16.5%	9/30/2030	Cumberland Endodontics	4,951
20.02	Property		1	Lighthouse Village	5,000	19.0%	10/31/2029	California Nails	4,500
20.03	Property		1	Taylorsville Shopping Center	10,500	22.2%	1/31/2036	Goodwill	8,537
21	Loan	37, 38, 39	1	100 Challenger	14,105	9.7%	1/31/2028 (9,305 SF); 5/4/2031 (4,800 SF)	Hussain & Khan	6,718
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	16,147	19.3%	6/30/2031	Ecs Southeast, LLP	15,046
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	15,133	7.6%	8/31/2030	Harbor Freight Tools USA, Inc.	15,050
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio
2.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
2.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP
2.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP
2.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP
2.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP
2.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP
2.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP
2.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP
2.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP
2.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP
2.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP
2.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP
2.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP
2.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP
2.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP
2.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP
2.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP
2.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP
2.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP
2.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP
2.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP
2.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP
2.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP
2.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP
2.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP
2.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP
2.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP
2.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP
2.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP
2.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP
2.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP
2.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP
2.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP
2.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	12.8%	9/30/2029	CBRE, Inc.	57,200	8.0%
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	6.4%	2/28/2033	Aptiv Services US, LLC	14,488	4.0%
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio
8.01	Property		1	1345 South 52nd Street	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	475 Bond Street	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	402 West Fairmont Drive	NAP	NAP	NAP	NAP	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
9.00	Loan	6, 7, 27	6	ExchangeRight 75
9.01	Property		1	FedEx – Little Rock, AR	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife – Burleson, TX	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Dollar General – Strongsville, OH	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Dollar General – Adrian, MI	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6	5	COARE Fund I
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	9.5%	12/31/2034	State of California Department of Industrial Relations	37,294	7.5%
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	NAP	NAP	NAP	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio
15.01	Property		1	Argonne Village	8.7%	8/31/2028	AutoZone	7,636	6.2%
15.02	Property		1	Pines Square	13.5%	4/15/2031	Super Nails and Waxing	1,986	11.4%
15.03	Property		1	Sullivan Retail Center	7.5%	MTM	Spokane Math, LLC (Mathnasium)	1,333	7.5%
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station	11.3%	3/31/2033	Shoe Sensation	4,600	10.5%
20.02	Property		1	Lighthouse Village	17.1%	9/30/2032	The Original Mattress	3,000	11.4%
20.03	Property		1	Taylorsville Shopping Center	18.0%	4/30/2027	Nikki Japanese Restaurant	2,800	5.9%
21	Loan	37, 38, 39	1	100 Challenger	4.6%	12/8/2030	Samsung Biologics America	5,584	3.8%
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	18.0%	6/30/2027	Technical & Scientific Application, Inc.	10,541	12.6%
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	7.5%	4/15/2028	Humble Bingo	12,054	6.0%
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio
2.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
2.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP
2.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP
2.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP
2.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP
2.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP
2.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP
2.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP
2.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP
2.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP
2.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP
2.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP
2.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP
2.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP
2.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP
2.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP
2.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP
2.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP
2.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP
2.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP
2.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP
2.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP
2.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP
2.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP
2.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP
2.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP
2.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP
2.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP
2.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP
2.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP
2.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP
2.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP
2.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP
2.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	8/31/2035	Nvent	28,718	4.0%	12/31/2027
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	5/31/2031 (11,778 SF); 2/28/2031 (2,710 SF)	Gridmatic	12,096	3.4%	12/31/2027
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio
8.01	Property		1	1345 South 52nd Street	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	475 Bond Street	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	402 West Fairmont Drive	NAP	NAP	NAP	NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
9.00	Loan	6, 7, 27	6	ExchangeRight 75
9.01	Property		1	FedEx – Little Rock, AR	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife – Burleson, TX	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Dollar General – Strongsville, OH	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Dollar General – Adrian, MI	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6	5	COARE Fund I
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	10/31/2028	Altamed Health Services Corporation	25,317	5.1%	10/31/2030
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	NAP	NAP	NAP	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio
15.01	Property		1	Argonne Village	9/30/2030	Snap Fitness (Avery Fitness)	4,200	3.4%	3/31/2028
15.02	Property		1	Pines Square	9/30/2031	Vapor Lounge	1,733	10.0%	5/31/2028
15.03	Property		1	Sullivan Retail Center	6/30/2028	Department of Licensing	1,320	7.4%	8/31/2030
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station	7/31/2027	Buddy's Home Furnishings	4,200	9.6%	9/30/2028
20.02	Property		1	Lighthouse Village	3/31/2027	Alliance Mobile, Inc	1,744	6.6%	9/30/2030
20.03	Property		1	Taylorsville Shopping Center	11/30/2027	Subway	1,560	3.3%	11/30/2027
21	Loan	37, 38, 39	1	100 Challenger	8/31/2029	PAV M&E LLC	5,207	3.6%	9/30/2032
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	2/28/2029	Nou Systems, Inc.	6,086	7.3%	5/31/2027
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	12/31/2029	BioMat USA	11,300	5.6%	7/31/2028
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio
1.01	Property		1	Springlake	2/5/2026	NAP	2/4/2026	NAP	NAP	Yes - AE	Fee
1.02	Property		1	ARC	1/26/2026; 2/3/2026	NAP	2/3/2026; 2/6/2026	NAP	NAP	No	Fee
1.03	Property		1	Anderson	1/20/2026; 1/27/2026; 2/5/2026; 2/6/2026	NAP	2/5/2026; 2/6/2026; 2/9/2026	NAP	NAP	No	Fee
1.04	Property		1	Palm Shadows	2/2/2026	NAP	2/4/2026	NAP	NAP	No	Fee
1.05	Property		1	North Raleigh	1/30/2026; 2/2/2026	NAP	2/4/2026; 2/6/2026; 2/9/2026	NAP	NAP	No	Fee
1.06	Property		1	Crestview	1/26/2026	NAP	2/5/2026	NAP	NAP	No	Fee
1.07	Property		1	Golden Isles	1/26/2026	NAP	1/28/2026	NAP	NAP	Yes - AE	Fee
1.08	Property		1	Pecan Grove	2/2/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.09	Property		1	Lakeview	1/29/2026	NAP	2/5/2026	NAP	NAP	No	Fee
1.10	Property		1	Meadowbrook	1/28/2026	NAP	1/29/2026	NAP	NAP	No	Fee
1.11	Property		1	B&D	1/21/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.12	Property		1	Countryside	1/30/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.13	Property		1	Maple Hills	1/29/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.14	Property		1	Asheboro	1/26/2026; 2/9/2026	NAP	1/26/2026; 2/6/2026	NAP	NAP	No	Fee
1.15	Property		1	Hunt Club	2/6/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.16	Property		1	Spaulding	2/6/2026	NAP	1/30/2026	NAP	NAP	No	Fee
1.17	Property		1	Warrenville	2/6/2026	NAP	2/6/2026	NAP	NAP	No	Fee
1.18	Property		1	Evergreen	2/6/2026	NAP	2/4/2026	NAP	NAP	No	Fee
1.19	Property		1	Sunnyland	2/5/2026	NAP	2/5/2026	NAP	NAP	No	Fee
1.20	Property		1	Morganton	1/21/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.21	Property		1	Chatham	1/23/2026	NAP	2/3/2026	NAP	NAP	No	Fee
1.22	Property		1	Red Fox	2/9/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.23	Property		1	Merritt Place	1/30/2026	NAP	1/28/2026	NAP	NAP	No	Fee
1.24	Property		1	Timberview	1/22/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.25	Property		1	Azalea	1/20/2026	NAP	2/9/2026	NAP	NAP	No	Fee
1.26	Property		1	Hidden Oaks	1/29/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.27	Property		1	Holly Faye	1/21/2026	NAP	2/9/2026	NAP	NAP	No	Fee
1.28	Property		1	Cooley	1/21/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.29	Property		1	Statesville	2/4/2026	NAP	2/5/2026	NAP	NAP	No	Fee
1.30	Property		1	Dixie	1/26/2026	NAP	2/2/2026	NAP	NAP	No	Fee
1.31	Property		1	Capital View	2/6/2026	NAP	2/3/2026	NAP	NAP	No	Fee
1.32	Property		1	Solid Rock	2/4/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.33	Property		1	Driftwood	1/26/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.34	Property		1	Country Road	1/20/2026	NAP	2/3/2026	NAP	NAP	No	Fee
1.35	Property		1	Mobile Cottage	1/26/2026	NAP	1/26/2026	NAP	NAP	No	Fee
1.36	Property		1	Glynn Acres	1/29/2026	NAP	1/29/2026	NAP	NAP	No	Fee
1.37	Property		1	Northview	1/22/2026	NAP	1/26/2026	NAP	NAP	No	Fee
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio
2.01	Property		1	3150 Highway 42	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.02	Property		1	1151 South Graham Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.03	Property		1	584 US Highway 130	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.04	Property		1	590 Northport Parkway	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.05	Property		1	8341 Industrial Parkway	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.06	Property		1	650 Braselton Parkway	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.07	Property		1	482 Chaney Avenue	2/19/2026	NAP	2/18/2026	NAP	NAP	No	Fee
2.08	Property		1	5000 North Ridge Trail	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.09	Property		1	5005 Samuell Blvd.	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.10	Property		1	635 Community Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - A	Fee
2.11	Property		1	6538 & 6526 Judge Adams Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.12	Property		1	4350 Fortune Ave NW	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.13	Property		1	6735 Trippel Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.14	Property		1	1509 Leestown Road	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - A	Fee
2.15	Property		1	1601 Brown Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.16	Property		1	22525 West 167th Street	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.17	Property		1	1414 South Council Road	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.18	Property		1	4690 Global Avenue NW	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.19	Property		1	3466 Shippers Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.20	Property		1	4555 West Highway 146	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.21	Property		1	9780 Mopar Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.22	Property		1	3779 Lake Shore Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.23	Property		1	2000 South Walnut Street	2/19/2026	NAP	2/19/2026	2/13/2026	5%	Yes - A7	Fee
2.24	Property		1	3774 Snyder Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.25	Property		1	8951 Mirabel Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.26	Property		1	8411 Florida Mining Boulevard	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.27	Property		1	900 Hutchinson Place	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.28	Property		1	5440 Haggerty Lane	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.29	Property		1	5703 Mitchell Avenue	2/20/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.30	Property		1	1103 Powderhouse Road SE	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.31	Property		1	3200 Rodeo Court	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.32	Property		1	14001 Jetport Loop	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.34	Property		1	21200 Spring Plaza Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.35	Property		1	3058 Lakemont Blvd	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.36	Property		1	2000 Luna Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.37	Property		1	101 North Campus Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.38	Property		1	4651 Prosper Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.39	Property		1	5025 Tuggle Road	2/19/2026	NAP	2/19/2026	2/18/2026	11%	No	Fee

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
2.40	Property		1	450 Northpointe Court	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - A	Fee
2.41	Property		1	1602 Vincent Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.42	Property		1	8644 Polk Lane	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.43	Property		1	800 Lindale Industrial Parkway	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.44	Property		1	2465 Fontaine Street	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.45	Property		1	1430 South Wolf Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.46	Property		1	2552 South 98th Street	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.47	Property		1	1000 Knell Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.48	Property		1	747 Mill Park Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.49	Property		1	502 West Independence Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.50	Property		1	38401 Amrhein Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.51	Property		1	6101 SW 44th Street	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.52	Property		1	700 Hudson Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.53	Property		1	685 Alliance Parkway	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.54	Property		1	5101 West Waters Avenue	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.55	Property		1	1935 Blue Hills Drive	2/18/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.56	Property		1	16211 Air Center Boulevard	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.57	Property		1	8800 Studley Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.58	Property		1	6 Konzen Court	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.59	Property		1	5300 International Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.60	Property		1	1289 Walden Avenue	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.61	Property		1	10551 N Congress Avenue	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.62	Property		1	3736 Tom Andrews Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.63	Property		1	2701 South 98th Street	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.64	Property		1	231 Theater Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.65	Property		1	3404 Cragmont Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.66	Property		1	4 Liebich Lane	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.67	Property		1	4040 Business Park Court	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.68	Property		1	1270 North Wilkening	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.69	Property		1	4472 Technology Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.70	Property		1	28000 Five M Center Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.71	Property		1	3383 Spirit Way	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.72	Property		1	9667 Inter-Ocean Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.73	Property		1	2427 Henry Road NW	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.74	Property		1	1115 Regina Graeter Way	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.75	Property		1	831 Lone Star Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.76	Property		1	4170 Columbia Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.77	Property		1	6023 Century Oaks Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.78	Property		1	2300 Westmoreland Street	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.79	Property		1	246 Glasson Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Leasehold
2.80	Property		1	2759 North Garnett Road	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.81	Property		1	1122 Stony Ridge Road	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.82	Property		1	5313 Majestic Parkway	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.83	Property		1	2901 E Heartland Drive	2/20/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.84	Property		1	1900 Interstate Boulevard	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.85	Property		1	50 Hollow Tree Lane	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.86	Property		1	440 US Highway 49 South	2/19/2026	NAP	2/19/2026	NAP	NAP	Yes - AE	Fee
2.87	Property		1	7569 Golf Course Boulevard	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Leasehold
2.88	Property		1	4401 112th Street	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.89	Property		1	105 Business Park Drive	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
2.90	Property		1	7019 High Grove Boulevard	2/19/2026	NAP	2/19/2026	NAP	NAP	No	Fee
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	3/5/2026	NAP	3/2/2026	NAP	NAP	No	Fee
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio
4.01	Property		1	411 Kelton Avenue	2/4/2026	NAP	2/4/2026	2/4/2026	14%	No	Fee
4.02	Property		1	415 Gayley Avenue	2/4/2026	NAP	2/5/2026	2/4/2026	14%	No	Fee
4.03	Property		1	705 Gayley Avenue	2/4/2026	NAP	2/4/2026	2/4/2026	8%	No	Fee
4.04	Property		1	555 Levering Avenue	2/5/2026	NAP	2/5/2026	2/4/2026	14%	No	Fee
4.05	Property		1	555 Kelton Avenue	2/5/2026	NAP	2/5/2026	2/4/2026	18%	No	Fee
4.06	Property		1	10954 Roebling Avenue	2/4/2026	NAP	2/4/2026	2/4/2026	17%	No	Fee
4.07	Property		1	406 Veteran Avenue	2/5/2026	NAP	2/5/2026	2/4/2026	11%	No	Fee
4.08	Property		1	467 Midvale Avenue	2/4/2026	NAP	2/4/2026	2/4/2026	17%	No	Fee
4.09	Property		1	461 Midvale Avenue	2/4/2026	NAP	2/4/2026	2/4/2026	17%	No	Fee
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2
5.01	Property		1	SOA - Range Road	11/21/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.02	Property		1	SOA - Akron Main	12/4/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.03	Property		1	SOA - Moline	12/9/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.04	Property		1	SOA - Gustine	12/8/2025	NAP	12/11/2025	NAP	NAP	No	Fee
5.05	Property		1	SOA - Oak Harbor	12/5/2025	NAP	12/5/2025	NAP	NAP	No	Fee
5.06	Property		1	SOA - Dort Hwy	12/2/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.07	Property		1	SOA - Rock Island	12/11/2025	NAP	12/5/2025	NAP	NAP	No	Fee
5.08	Property		1	SOA - Broadway 1 & 2	12/4/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.09	Property		1	SOA - Chestnut	11/21/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.10	Property		1	SOA - Kitridge	12/2/2025	NAP	12/4/2025	NAP	NAP	No	Fee
6	Loan	5, 19	1	The Towers at Cupertino City Center	1/21/2026	NAP	1/21/2026	1/21/2026	16%	No	Fee
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	2/11/2026	NAP	2/9/2026	2/5/2026	12%	No	Fee
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio
8.01	Property		1	1345 South 52nd Street	2/12/2026	NAP	2/12/2026	NAP	NAP	No	Fee
8.02	Property		1	475 Bond Street	2/10/2026	NAP	2/12/2026	NAP	NAP	No	Fee
8.03	Property		1	402 West Fairmont Drive	2/12/2026	NAP	2/12/2026	NAP	NAP	No	Fee

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
9.00	Loan	6, 7, 27	6	ExchangeRight 75
9.01	Property		1	FedEx – Little Rock, AR	4/8/2026	NAP	4/8/2026	NAP	NAP	No	Fee
9.02	Property		1	Hobby Lobby – East Hanover, NJ	4/10/2026	NAP	4/2/2026	NAP	NAP	No	Fee
9.03	Property		1	BioLife – Burleson, TX	4/14/2026	NAP	4/14/2026	NAP	NAP	No	Fee
9.04	Property		1	Tractor Supply – Villa Rica, GA	3/24/2026	NAP	3/24/2026	NAP	NAP	No	Fee
9.05	Property		1	Dollar General – Strongsville, OH	2/25/2026	NAP	2/24/2026	NAP	NAP	No	Fee
9.06	Property		1	Dollar General – Adrian, MI	3/16/2026	NAP	3/16/2026	NAP	NAP	No	Fee
10.00	Loan	6	5	COARE Fund I
10.01	Property		1	Y Rancho	9/19/2025	NAP	9/23/2025	10/22/2025	9%	No	Fee
10.02	Property		1	St. Cloud	9/23/2025	NAP	9/25/2025	NAP	NAP	No	Fee
10.03	Property		1	Pines and White Oaks	9/23/2025	NAP	9/23/2025	NAP	NAP	No	Fee
10.04	Property		1	Town & Country	9/23/2025	NAP	9/18/2025	NAP	NAP	No	Fee
10.05	Property		1	HMH MHP	9/19/2025	NAP	9/25/2025	NAP	NAP	No	Fee
11	Loan	43	1	Leighton District	12/17/2025	NAP	12/15/2025	NAP	NAP	Yes - AE	Fee
12	Loan	28	1	Gardenhouse	11/10/2025	NAP	11/6/2025	11/6/2025	12%	No	Fee
13	Loan	5, 29	1	Freeway Business Park	1/26/2026	NAP	1/26/2026	1/26/2026	15%	No	Fee
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	2/13/2026	NAP	2/13/2026	NAP	NAP	No	Leasehold
15.00	Loan	6	3	Spokane Retail Portfolio
15.01	Property		1	Argonne Village	3/4/2026	NAP	2/10/2026	NAP	NAP	No	Fee
15.02	Property		1	Pines Square	3/6/2026	NAP	2/11/2026	NAP	NAP	No	Fee
15.03	Property		1	Sullivan Retail Center	3/4/2026	NAP	2/11/2026	NAP	NAP	No	Fee
16	Loan	5, 44	1	1500 Post Oak Boulevard	11/3/2025	NAP	11/4/2025	NAP	NAP	No	Fee
17	Loan	32	1	Home2 Suites Lake Mary	2/23/2026	NAP	2/23/2026	NAP	NAP	No	Fee
18	Loan	45	1	Prime Storage Roselle	1/13/2026	NAP	10/29/2025	NAP	NAP	No	Fee
19	Loan	33, 34	1	8500 Sunset Blvd	2/17/2026	NAP	2/17/2026	2/18/2026	11%	No	Fee
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station	3/25/2026	NAP	3/25/2026	NAP	NAP	No	Fee
20.02	Property		1	Lighthouse Village	3/25/2026	NAP	3/25/2026	NAP	NAP	No	Fee
20.03	Property		1	Taylorsville Shopping Center	3/25/2026	NAP	3/25/2026	NAP	NAP	No	Fee
21	Loan	37, 38, 39	1	100 Challenger	12/10/2025	NAP	12/4/2025	NAP	NAP	Yes - AE	Fee
22	Loan	40	1	32 West Apartments	11/13/2025	NAP	11/13/2025	NAP	NAP	No	Fee
23	Loan	46	1	1283 Kennestone Circle	3/23/2026	NAP	3/23/2026	NAP	NAP	No	Fee
24	Loan		1	Store it All - Vermont	3/23/2026	NAP	3/23/2026	NAP	NAP	No	Fee
25	Loan		1	Fort Meade Estates MHC	1/28/2026	NAP	1/28/2026	NAP	NAP	No	Fee
26	Loan		1	Bender Square	2/19/2026	NAP	3/10/2026	NAP	NAP	No	Fee
27	Loan		1	Hilltop MHC	2/20/2026	NAP	2/20/2026	NAP	NAP	No	Fee

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio					275,160
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio					0
2.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP
2.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP
2.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP
2.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP
2.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP
2.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP
2.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP
2.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP
2.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP
2.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP
2.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP
2.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP
2.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP
2.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP
2.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP
2.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP
2.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP
2.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP
2.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP
2.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP
2.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP
2.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP
2.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP
2.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP
2.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP
2.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP
2.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP
2.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP
2.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP
2.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP
2.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP
2.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP
2.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP
2.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP
2.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP
2.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP
2.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
2.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP
2.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP
2.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP
2.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP
2.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP
2.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP
2.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP
2.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP
2.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP
2.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP
2.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP
2.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP
2.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP
2.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP
2.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP
2.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP
2.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP
2.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP
2.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP
2.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP
2.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP
2.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP
2.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP
2.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP
2.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP
2.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP
2.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP
2.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP
2.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP
2.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP
2.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP
2.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP
2.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP
2.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP
2.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP
2.79	Property		1	246 Glasson Drive	12/11/2040	2, 10-year extension options	34,022	Yes
2.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP
2.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP
2.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP
2.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP
2.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP
2.87	Property		1	7569 Golf Course Boulevard	6/30/2037	3, 10-year extension options	67,466	Yes
2.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP
2.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP
2.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	NAP	NAP	NAP	NAP	1,369,372
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio					204,965
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2					238,147
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	NAP	NAP	NAP	NAP	273,252
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	0
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio					213,560
8.01	Property		1	1345 South 52nd Street	NAP	NAP	NAP	NAP
8.02	Property		1	475 Bond Street	NAP	NAP	NAP	NAP
8.03	Property		1	402 West Fairmont Drive	NAP	NAP	NAP	NAP

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75					86,170
9.01	Property		1	FedEx – Little Rock, AR	NAP	NAP	NAP	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife – Burleson, TX	NAP	NAP	NAP	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAP	NAP	NAP	NAP
9.05	Property		1	Dollar General – Strongsville, OH	NAP	NAP	NAP	NAP
9.06	Property		1	Dollar General – Adrian, MI	NAP	NAP	NAP	NAP
10.00	Loan	6	5	COARE Fund I					41,120
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	141,309
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	180,045
13	Loan	5, 29	1	Freeway Business Park	NAP	NAP	NAP	NAP	0
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	12/31/2064	None	$337,665.24 plus the sum of 4.0% of annual gross room sales, 2.5% of annual gross alcoholic beverage sales and 1.25% of annual gross food sales.	No	133,206
15.00	Loan	6	3	Spokane Retail Portfolio					0
15.01	Property		1	Argonne Village	NAP	NAP	NAP	NAP
15.02	Property		1	Pines Square	NAP	NAP	NAP	NAP
15.03	Property		1	Sullivan Retail Center	NAP	NAP	NAP	NAP
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	0
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP	36,380
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	26,425
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	0
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio					51,117
20.01	Property		1	Cumberland Station	NAP	NAP	NAP	NAP
20.02	Property		1	Lighthouse Village	NAP	NAP	NAP	NAP
20.03	Property		1	Taylorsville Shopping Center	NAP	NAP	NAP	NAP
21	Loan	37, 38, 39	1	100 Challenger	NAP	NAP	NAP	NAP	43,879
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	0
23	Loan	46	1	1283 Kennestone Circle	NAP	NAP	NAP	NAP	70,456
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	30,851
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	48,203
26	Loan		1	Bender Square	NAP	NAP	NAP	NAP	160,680
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	38,023

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	53,341	0	Springing	170,776	Springing	170,776	0
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Springing	0	Springing	0	Springing	0	0
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	282,091	143,096	Springing	11,932	11,932	0	5,149,153
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	102,482	23,429	23,429	0	5,000	0	0
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	64,575	108,561	37,290	2,900,000	11,134	0	0
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	273,252	0	Springing	171,433	5,962	214,632	2,000,000
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	163,398	1,272,443	127,244	0	260,176	0	0
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	49,988	0	Springing	0	0	0	0
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	36,491	0	Springing	0	Springing	156,636	500,000
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	10,280	40,317	10,079	0	4,017	0	0
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	47,103	162,215	14,194	0	5,079	0	0
12	Loan	28	1	Gardenhouse	60,015	56,166	14,041	0	860	0	0
13	Loan	5, 29	1	Freeway Business Park	101,204	0	Springing	240,000	10,293	0	0
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	22,201	0	Springing	0	The greater of (i) 1/12 of 5% of the annual gross revenues for the hotel related operations at the Property for the immediately preceding calendar year as reasonably determined by Lender and (ii) the amount required by the Franchisor on account of FF&E under the Franchise Agreement.	0	0
15.00	Loan	6	3	Spokane Retail Portfolio	22,453	0	Springing	0	1,975	0	0
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	Springing	0	Springing	0	Springing	0	0
17	Loan	32	1	Home2 Suites Lake Mary	2,276	12,313	12,313	0	18,795	0	0
18	Loan	45	1	Prime Storage Roselle	26,425	0	Springing	0	716	0	0
19	Loan	33, 34	1	8500 Sunset Blvd	25,218	571	571	280	280	0	1,868
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	14,225	0	Springing	35,749	1,956	0	0
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	43,879	0	Springing	2,419	2,419	0	12,097
22	Loan	40	1	32 West Apartments	2,383	0	Springing	0	1,292	0	0
23	Loan	46	1	1283 Kennestone Circle	8,807	0	Springing	0	1,171	0	0
24	Loan		1	Store it All - Vermont	7,713	4,392	2,196	0	1,836	0	0
25	Loan		1	Fort Meade Estates MHC	12,051	16,971	3,394	41,900	958	0	0
26	Loan		1	Bender Square	40,170	0	Springing	0	3,668	0	0
27	Loan		1	Hilltop MHC	7,605	4,174	1,043	0	475	0	0

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	0	0	0	0	0	582,579	0
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Springing	0	0	0	0	0	3,530,579
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	149,153	0	0	0	0	62,215	0
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	0	0	0	0	0	0	0
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	0	0	0	0	0	275,121	0
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	59,615	3,000,000	0	0	0	0	3,735,219
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	0	0	0	0	0	0	0
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	30,520	1,831,175	0	0	0	0	0
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	Springing	0	0	0	0	0	705,054
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	0	0	0	0	0	81,153	45,000
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	0	0	0	0	0	0	927,315
12	Loan	28	1	Gardenhouse	0	0	500,000	Springing	500,000	0	21,000
13	Loan	5, 29	1	Freeway Business Park	41,171	1,482,165	0	0	0	0	18,234,780
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	0	0	0	0	0	0	2,139,031
15.00	Loan	6	3	Spokane Retail Portfolio	9,874	0	0	0	0	0	0
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	Springing	0	0	0	0	0	0
17	Loan	32	1	Home2 Suites Lake Mary	0	0	0	0	0	0	0
18	Loan	45	1	Prime Storage Roselle	0	0	0	0	0	98,032	0
19	Loan	33, 34	1	8500 Sunset Blvd	1,868	44,830	0	0	0	0	200,910
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	9,778	400,000	0	0	0	0	142,675
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	12,097	0	0	0	0	0	0
22	Loan	40	1	32 West Apartments	0	0	0	0	0	0	0
23	Loan	46	1	1283 Kennestone Circle	3,487	0	0	0	0	85,563	0
24	Loan		1	Store it All - Vermont	0	0	0	0	0	63,986	0
25	Loan		1	Fort Meade Estates MHC	0	0	0	0	0	25,875	0
26	Loan		1	Bender Square	16,673	0	0	0	0	0	0
27	Loan		1	Hilltop MHC	0	0	0	0	0	0	0

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	0	NAP	0
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Springing	Ground Lease Reserve (Monthly: Springing); Unfunded Obligations Reserve (Upfront: $3,530,579)	0
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	317,584	Accretive Leasing Reserve	0
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	0	NAP	0
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	0	NAP	0
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	0	Rent Concession Reserve ($665,801); Existing TI/LC Obligations Reserve ($3,069,418)	0
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	0	PIP Reserve	0
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	0	NAP	0
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	0	Specified Tenant Reserve	0
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	0	Litigation Reserve	0
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	Springing	Springing DSCR Trigger Event Reserve (Monthly: Springing); Rent Concession Reserve (Upfront: $42,315); Existing TI/LC Reserve (Upfront: $885,000)	0
12	Loan	28	1	Gardenhouse	Springing	Pre-Paid Rent Reserve (Monthly: Springing); Free Rent Reserve (Upfront: $21,000)	0
13	Loan	5, 29	1	Freeway Business Park	0	Landlord Obligation Reserve ($16,666,339); Free Rent Reserve ($1,568,441)	0
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	PIP Reserve: Springing; Ground Rent Reserve: $39,031; Key Money Reserve: Springing	PIP Reserve (Upfront: $2,000,000, Monthly: Springing); Ground Rent Reserve (Upfront: $139,031, Monthly: $39,031); Key Money Reserve (Monthly: Springing)	0
15.00	Loan	6	3	Spokane Retail Portfolio	0	NAP	0
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	0	NAP	0
17	Loan	32	1	Home2 Suites Lake Mary	0	NAP	0
18	Loan	45	1	Prime Storage Roselle	0	NAP	0
19	Loan	33, 34	1	8500 Sunset Blvd	Springing	Outstanding TI Reserve (Upfront: $200,910); Condominium Assessments Reserve (Monthly: Springing)	16,852
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	0	Existing TI/LC Reserve ($110,805); Rent Concession Reserve ($31,870)	0
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	Excess Cash Flow	Outstanding TI Reserve	302,240
22	Loan	40	1	32 West Apartments	0	NAP	0
23	Loan	46	1	1283 Kennestone Circle	0	NAP	0
24	Loan		1	Store it All - Vermont	0	NAP	0
25	Loan		1	Fort Meade Estates MHC	0	NAP	0
26	Loan		1	Bender Square	0	NAP	0
27	Loan		1	Hilltop MHC	0	NAP	0

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	$0	NAP	Springing	Springing	Yes	No
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	$0	NAP	Hard	Springing	Yes	No
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	$0	NAP	Hard	Springing	Yes	Yes
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	$0	NAP	Soft	Springing	Yes	No
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	$0	NAP	Springing	Springing	Yes	No
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	$0	NAP	Hard	Springing	Yes	Yes
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	$0	NAP	Hard	Springing	Yes	No
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAP	NAP	Hard	Springing	Yes	Yes
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-68

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	$0	NAP	Hard	Springing	Yes	No
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	$0	NAP	Springing	Springing	Yes	No
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	$0	NAP	Soft	In Place	Yes	No
12	Loan	28	1	Gardenhouse	$0	NAP	Soft	Springing	Yes	No
13	Loan	5, 29	1	Freeway Business Park	$0	NAP	Hard	Springing	Yes	Yes
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	$0	NAP	Hard	In Place	Yes	No
15.00	Loan	6	3	Spokane Retail Portfolio	$0	NAP	Hard	Springing	Yes	Yes
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	$0	NAP	Hard	Springing	No	Yes
17	Loan	32	1	Home2 Suites Lake Mary	$0	NAP	Springing	Springing	Yes	No
18	Loan	45	1	Prime Storage Roselle	$0	NAP	Springing	Springing	Yes	No
19	Loan	33, 34	1	8500 Sunset Blvd	$0	NAP	Hard	Springing	Yes	Yes
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	$0	NAP	Springing	Springing	No	No
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	$0	NAP	Hard	In Place	Yes	Yes
22	Loan	40	1	32 West Apartments	$0	NAP	Springing	Springing	Yes	No
23	Loan	46	1	1283 Kennestone Circle	$0	NAP	Soft	Springing	Yes	Yes
24	Loan		1	Store it All - Vermont	$0	NAP	Springing	Springing	Yes	No
25	Loan		1	Fort Meade Estates MHC	$0	NAP	Springing	Springing	Yes	No
26	Loan		1	Bender Square	$0	NAP	Springing	Springing	Yes	No
27	Loan		1	Hilltop MHC	$0	NAP	Springing	Springing	Yes	No

A-1-69

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	Yes	Yes	85,000,000	80,000,000	406,907.41
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Yes	No	81,500,000	1,087,900,000	4,684,820.11
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-70

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	Yes	Yes	65,000,000	41,000,000	243,700.87
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	No	NAP	NAP	NAP	NAP
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	No	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	Yes	Yes	60,000,000	85,000,000	462,645.95
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	Yes	No	47,000,000	80,000,000	412,787.96
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	No	NAP	NAP	NAP	NAP
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-71

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	No	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	No	NAP	NAP	NAP	NAP
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	No	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	No	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	Yes	No	30,000,000	65,000,000	330,831.94
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	No	NAP	NAP	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio	No	NAP	NAP	NAP	NAP
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	Yes	No	20,000,000	120,000,000	684,070.83
17	Loan	32	1	Home2 Suites Lake Mary	No	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	No	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	No	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	No	NAP	NAP	NAP	NAP
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	No	NAP	NAP	NAP	NAP
22	Loan	40	1	32 West Apartments	No	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	No	NAP	NAP	NAP	NAP
24	Loan		1	Store it All - Vermont	No	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	No	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	No	NAP	NAP	NAP	NAP
27	Loan		1	Hilltop MHC	No	NAP	NAP	NAP	NAP

A-1-72

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	839,246.53	NAP	NAP	165,000,000	839,246.53	67.9%
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	5,035,783.29	450,600,000	7.291555666%	1,620,000,000	7,811,789.93	68.9%
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-73

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	630,055.90	NAP	NAP	106,000,000	630,055.90	56.4%
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	789,219.56	NAP	NAP	145,000,000	789,219.56	63.6%
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	655,300.89	NAP	NAP	127,000,000	655,300.89	58.0%
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-74

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	483,523.61	NAP	NAP	95,000,000	483,523.61	60.5%
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	6	3	Spokane Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	798,082.64	NAP	NAP	140,000,000	798,082.64	50.8%
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-75

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	1.31	8.1%	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	1.25	7.6%	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-76

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	1.42	10.6%	NAP	NAP	NAP	NAP	NAP
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	1.69	11.3%	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	1.79	13.5%	NAP	NAP	NAP	NAP	NAP
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-77

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	7,000,000	10.90000%	38,000,000	187,501.85	64.9%
13	Loan	5, 29	1	Freeway Business Park	1.99	12.6%	NAP	NAP	NAP	NAP	NAP
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	NAP	NAP	3,500,000	11.23000%	26,500,000	202,532.46	68.8%
15.00	Loan	6	3	Spokane Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	2.40	17.4%	NAP	NAP	NAP	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-78

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	NAP	NAP	No	NAP	Manufactured Housing Properties, Inc.
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	NAP	NAP	No	NAP	Industrial Logistics Properties Trust
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-79

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	NAP	NAP	No	NAP	Joint Venture between Fuller Realty Interests, LLC and PCCP, LLC
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	NAP	NAP	No	NAP	Dr. Jason Roostaeian, MD and Linda Roostaeian
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	NAP	NAP	No	NAP	Storage of America
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	NAP	NAP	No	NAP	Prometheus Real Estate Group, Inc.
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	NAP	NAP	No	NAP	The Mayer Corporation
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAP	NAP	No	NAP	Setna iO LLC
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-80

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAP	NAP	No	NAP	David Fisher, Joshua Ungerecht and Warren Thomas
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	NAP	NAP	No	NAP	COARE Communities LLC
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	NAP	NAP	No	NAP	Christopher L. Erickson
12	Loan	28	1	Gardenhouse	0.85	5.2%	No	NAP	Palisades Capital Partners LLC
13	Loan	5, 29	1	Freeway Business Park	NAP	NAP	No	NAP	Omninet Capital, LLC
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	1.16	13.1%	No	NAP	Hospitality Ventures Management Group
15.00	Loan	6	3	Spokane Retail Portfolio	NAP	NAP	No	NAP	Robert A. Rosier
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	No	NAP	Nuveen Real Estate and PIMCO Prime Real Estate
17	Loan	32	1	Home2 Suites Lake Mary	NAP	NAP	No	NAP	Jim Zhang
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	No	NAP	Robert J. Moser
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	No	NAP	Regal Ventures
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	NAP	NAP	No	NAP	Stanley Werb and Jonathan Gaines
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	NAP	NAP	No	NAP	KABR Group
22	Loan	40	1	32 West Apartments	NAP	NAP	No	NAP	Chad Kertesz, Abraham Israel and Amir Wasiullah
23	Loan	46	1	1283 Kennestone Circle	NAP	NAP	No	NAP	Michael Godin and Jason Chaliff
24	Loan		1	Store it All - Vermont	NAP	NAP	No	NAP	Daniel A. Myers
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	No	NAP	Karen Fan
26	Loan		1	Bender Square	NAP	NAP	No	NAP	David Z. Mafrige
27	Loan		1	Hilltop MHC	NAP	NAP	No	NAP	Jason A. Merker

A-1-81

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	Raymond M. Gee, Gee Family Dynasty Trust, Raymond M. Gee Irrevocable Trust Dated December 15, 2017, Mariana Vega Ortega Irrevocable
					Trust, Leonardo Gee Irrevocable Trust and Alexander Gee Irrevocable Trust	No	No	Refinance
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	Industrial Logistics Properties Trust	No	No	Refinance
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-82

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton	No	No	Refinance
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	Dr. Jason Roostaeian, MD and Linda Roostaeian	No	No	Acquisition/Refinance
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	Robert B. Walker	No	No	Refinance
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center	DNS Real Estate, LLC	No	No	Refinance
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust	No	No	Refinance
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	David Chaimovitz	No	No	Refinance
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-83

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
9.00	Loan	6, 7, 27	6	ExchangeRight 75	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No	Acquisition
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I	Hansel Rodriguez	No	No	Refinance
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District	Christopher L. Erickson	No	No	Refinance
12	Loan	28	1	Gardenhouse	David Orenstein and Hongdong Wang	No	No	Refinance
13	Loan	5, 29	1	Freeway Business Park	Benjamin Nazarian and Neil Kadisha	No	No	Refinance
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	Robert S. Cole	No	No	Refinance
15.00	Loan	6	3	Spokane Retail Portfolio	Robert A. Rosier	No	No	Refinance
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	No	No	Refinance
17	Loan	32	1	Home2 Suites Lake Mary	Jim Zhang	No	No	Acquisition
18	Loan	45	1	Prime Storage Roselle	Prime Storage Fund III, LP	No	No	Acquisition
19	Loan	33, 34	1	8500 Sunset Blvd	Sean Dainese, Alexander Smith, Joey Cohen and Elyahu Cohen	No	No	Refinance
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	Ironshore Partners, LLC	No	No	Refinance
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger	KABR Real Estate Investment Partners III, LLC	No	No	Refinance
22	Loan	40	1	32 West Apartments	Chad Kertesz, Abraham Israel and Amir Wasiullah	No	No	Refinance
23	Loan	46	1	1283 Kennestone Circle	Michael Godin and Jason Chaliff	No	No	Refinance
24	Loan		1	Store it All - Vermont	Daniel A. Myers	No	No	Recapitalization
25	Loan		1	Fort Meade Estates MHC	Karen Fan	No	No	Refinance
26	Loan		1	Bender Square	David Z. Mafrige	No	No	Refinance
27	Loan		1	Hilltop MHC	Jason A. Merker	No	No	Refinance

A-1-84

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio		165,000,000	0	0	0	165,000,000	101,604,638
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio		1,169,400,000	17,698,413	450,600,000	0	1,637,698,413	1,614,813,143
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-85

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place		106,000,000	0	0	0	106,000,000	97,643,742
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio		65,000,000	0	0	0	65,000,000	10,460,810
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2		63,500,000	0	0	0	63,500,000	54,293,886
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center		145,000,000	0	0	0	145,000,000	117,743,428
7	Loan	5, 20	1	Hilton Waterfront Beach Resort		127,000,000	0	0	0	127,000,000	123,853,007
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio		39,500,000	0	0	0	39,500,000	38,789,588
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

A-1-86

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75		37,330,000	40,359,569	0	0	77,689,569	0
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I		32,800,000	0	0	0	32,800,000	16,294,578
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District		31,610,000	1,449,256	0	4,100,000	37,159,256	34,244,900
12	Loan	28	1	Gardenhouse		31,000,000	3,340,445	7,000,000	0	41,340,445	36,513,972
13	Loan	5, 29	1	Freeway Business Park		95,000,000	0	0	0	95,000,000	63,338,236
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport		23,000,000	309,683	3,500,000	0	26,809,683	23,246,722
15.00	Loan	6	3	Spokane Retail Portfolio		20,800,000	0	0	0	20,800,000	13,380,592
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard
17	Loan	32	1	Home2 Suites Lake Mary
18	Loan	45	1	Prime Storage Roselle
19	Loan	33, 34	1	8500 Sunset Blvd
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger
22	Loan	40	1	32 West Apartments
23	Loan	46	1	1283 Kennestone Circle
24	Loan		1	Store it All - Vermont
25	Loan		1	Fort Meade Estates MHC
26	Loan		1	Bender Square
27	Loan		1	Hilltop MHC

A-1-87

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	0	8,268,689	1,028,515	13,657,246	40,440,912	165,000,000	NAP
1.01	Property		1	Springlake							NAP
1.02	Property		1	ARC							NAP
1.03	Property		1	Anderson							NAP
1.04	Property		1	Palm Shadows							NAP
1.05	Property		1	North Raleigh							NAP
1.06	Property		1	Crestview							NAP
1.07	Property		1	Golden Isles							NAP
1.08	Property		1	Pecan Grove							NAP
1.09	Property		1	Lakeview							NAP
1.10	Property		1	Meadowbrook							NAP
1.11	Property		1	B&D							NAP
1.12	Property		1	Countryside							NAP
1.13	Property		1	Maple Hills							NAP
1.14	Property		1	Asheboro							NAP
1.15	Property		1	Hunt Club							NAP
1.16	Property		1	Spaulding							NAP
1.17	Property		1	Warrenville							NAP
1.18	Property		1	Evergreen							NAP
1.19	Property		1	Sunnyland							NAP
1.20	Property		1	Morganton							NAP
1.21	Property		1	Chatham							NAP
1.22	Property		1	Red Fox							NAP
1.23	Property		1	Merritt Place							NAP
1.24	Property		1	Timberview							NAP
1.25	Property		1	Azalea							NAP
1.26	Property		1	Hidden Oaks							NAP
1.27	Property		1	Holly Faye							NAP
1.28	Property		1	Cooley							NAP
1.29	Property		1	Statesville							NAP
1.30	Property		1	Dixie							NAP
1.31	Property		1	Capital View							NAP
1.32	Property		1	Solid Rock							NAP
1.33	Property		1	Driftwood							NAP
1.34	Property		1	Country Road							NAP
1.35	Property		1	Mobile Cottage							NAP
1.36	Property		1	Glynn Acres							NAP
1.37	Property		1	Northview							NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	0	19,354,691	3,530,579	0	0	1,637,698,413	NAP
2.01	Property		1	3150 Highway 42							NAP
2.02	Property		1	1151 South Graham Road							NAP
2.03	Property		1	584 US Highway 130							NAP
2.04	Property		1	590 Northport Parkway							NAP
2.05	Property		1	8341 Industrial Parkway							NAP
2.06	Property		1	650 Braselton Parkway							NAP
2.07	Property		1	482 Chaney Avenue							NAP
2.08	Property		1	5000 North Ridge Trail							NAP
2.09	Property		1	5005 Samuell Blvd.							NAP
2.10	Property		1	635 Community Drive							NAP
2.11	Property		1	6538 & 6526 Judge Adams Road							NAP
2.12	Property		1	4350 Fortune Ave NW							NAP
2.13	Property		1	6735 Trippel Road							NAP
2.14	Property		1	1509 Leestown Road							NAP
2.15	Property		1	1601 Brown Road							NAP
2.16	Property		1	22525 West 167th Street							NAP
2.17	Property		1	1414 South Council Road							NAP
2.18	Property		1	4690 Global Avenue NW							NAP
2.19	Property		1	3466 Shippers Drive							NAP
2.20	Property		1	4555 West Highway 146							NAP
2.21	Property		1	9780 Mopar Drive							NAP
2.22	Property		1	3779 Lake Shore Road							NAP
2.23	Property		1	2000 South Walnut Street							NAP
2.24	Property		1	3774 Snyder Road							NAP
2.25	Property		1	8951 Mirabel Road							NAP
2.26	Property		1	8411 Florida Mining Boulevard							NAP
2.27	Property		1	900 Hutchinson Place							NAP
2.28	Property		1	5440 Haggerty Lane							NAP
2.29	Property		1	5703 Mitchell Avenue							NAP
2.30	Property		1	1103 Powderhouse Road SE							NAP
2.31	Property		1	3200 Rodeo Court							NAP
2.32	Property		1	14001 Jetport Loop							NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.							NAP
2.34	Property		1	21200 Spring Plaza Drive							NAP
2.35	Property		1	3058 Lakemont Blvd							NAP
2.36	Property		1	2000 Luna Road							NAP
2.37	Property		1	101 North Campus Drive							NAP
2.38	Property		1	4651 Prosper Drive							NAP
2.39	Property		1	5025 Tuggle Road							NAP

A-1-88

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
2.40	Property		1	450 Northpointe Court							NAP
2.41	Property		1	1602 Vincent Drive							NAP
2.42	Property		1	8644 Polk Lane							NAP
2.43	Property		1	800 Lindale Industrial Parkway							NAP
2.44	Property		1	2465 Fontaine Street							NAP
2.45	Property		1	1430 South Wolf Road							NAP
2.46	Property		1	2552 South 98th Street							NAP
2.47	Property		1	1000 Knell Road							NAP
2.48	Property		1	747 Mill Park Drive							NAP
2.49	Property		1	502 West Independence Drive							NAP
2.50	Property		1	38401 Amrhein Road							NAP
2.51	Property		1	6101 SW 44th Street							NAP
2.52	Property		1	700 Hudson Road							NAP
2.53	Property		1	685 Alliance Parkway							NAP
2.54	Property		1	5101 West Waters Avenue							NAP
2.55	Property		1	1935 Blue Hills Drive							NAP
2.56	Property		1	16211 Air Center Boulevard							NAP
2.57	Property		1	8800 Studley Road							NAP
2.58	Property		1	6 Konzen Court							NAP
2.59	Property		1	5300 International Drive							NAP
2.60	Property		1	1289 Walden Avenue							NAP
2.61	Property		1	10551 N Congress Avenue							NAP
2.62	Property		1	3736 Tom Andrews Road							NAP
2.63	Property		1	2701 South 98th Street							NAP
2.64	Property		1	231 Theater Drive							NAP
2.65	Property		1	3404 Cragmont Drive							NAP
2.66	Property		1	4 Liebich Lane							NAP
2.67	Property		1	4040 Business Park Court							NAP
2.68	Property		1	1270 North Wilkening							NAP
2.69	Property		1	4472 Technology Drive							NAP
2.70	Property		1	28000 Five M Center Drive							NAP
2.71	Property		1	3383 Spirit Way							NAP
2.72	Property		1	9667 Inter-Ocean Drive							NAP
2.73	Property		1	2427 Henry Road NW							NAP
2.74	Property		1	1115 Regina Graeter Way							NAP
2.75	Property		1	831 Lone Star Drive							NAP
2.76	Property		1	4170 Columbia Road							NAP
2.77	Property		1	6023 Century Oaks Drive							NAP
2.78	Property		1	2300 Westmoreland Street							NAP
2.79	Property		1	246 Glasson Drive							NAP
2.80	Property		1	2759 North Garnett Road							NAP
2.81	Property		1	1122 Stony Ridge Road							NAP
2.82	Property		1	5313 Majestic Parkway							NAP
2.83	Property		1	2901 E Heartland Drive							NAP
2.84	Property		1	1900 Interstate Boulevard							NAP
2.85	Property		1	50 Hollow Tree Lane							NAP
2.86	Property		1	440 US Highway 49 South							NAP
2.87	Property		1	7569 Golf Course Boulevard							NAP
2.88	Property		1	4401 112th Street							NAP
2.89	Property		1	105 Business Park Drive							NAP
2.90	Property		1	7019 High Grove Boulevard							NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	0	1,620,490	6,735,769	0	0	106,000,000	NAP
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	51,801,428	2,354,982	228,394	154,387	0	65,000,000	NAP
4.01	Property		1	411 Kelton Avenue							NAP
4.02	Property		1	415 Gayley Avenue							NAP
4.03	Property		1	705 Gayley Avenue							NAP
4.04	Property		1	555 Levering Avenue							NAP
4.05	Property		1	555 Kelton Avenue							NAP
4.06	Property		1	10954 Roebling Avenue							NAP
4.07	Property		1	406 Veteran Avenue							NAP
4.08	Property		1	467 Midvale Avenue							NAP
4.09	Property		1	461 Midvale Avenue							NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	0	1,222,535	3,521,828	4,461,750	0	63,500,000	NAP
5.01	Property		1	SOA - Range Road							NAP
5.02	Property		1	SOA - Akron Main							NAP
5.03	Property		1	SOA - Moline							NAP
5.04	Property		1	SOA - Gustine							NAP
5.05	Property		1	SOA - Oak Harbor							NAP
5.06	Property		1	SOA - Dort Hwy							NAP
5.07	Property		1	SOA - Rock Island							NAP
5.08	Property		1	SOA - Broadway 1 & 2							NAP
5.09	Property		1	SOA - Chestnut							NAP
5.10	Property		1	SOA - Kitridge							NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	0	3,413,431	6,179,904	17,663,238	0	145,000,000	NAP
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	0	1,371,652	1,272,443	502,898	0	127,000,000	7/31/2030
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	0	386,579	213,560	110,274	0	39,500,000	NAP
8.01	Property		1	1345 South 52nd Street							NAP
8.02	Property		1	475 Bond Street							NAP
8.03	Property		1	402 West Fairmont Drive							NAP

A-1-89

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
9.00	Loan	6, 7, 27	6	ExchangeRight 75	74,231,177	2,167,168	1,291,224	0	0	77,689,569	NAP
9.01	Property		1	FedEx – Little Rock, AR							NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ							NAP
9.03	Property		1	BioLife – Burleson, TX							NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA							NAP
9.05	Property		1	Dollar General – Strongsville, OH							NAP
9.06	Property		1	Dollar General – Adrian, MI							NAP
10.00	Loan	6	5	COARE Fund I	0	1,549,964	207,589	14,747,869	0	32,800,000	NAP
10.01	Property		1	Y Rancho							NAP
10.02	Property		1	St. Cloud							NAP
10.03	Property		1	Pines and White Oaks							NAP
10.04	Property		1	Town & Country							NAP
10.05	Property		1	HMH MHP							NAP
11	Loan	43	1	Leighton District	0	1,683,518	1,230,839	0	0	37,159,256	NAP
12	Loan	28	1	Gardenhouse	0	4,069,262	757,211	0	0	41,340,445	NAP
13	Loan	5, 29	1	Freeway Business Park	0	898,056	18,474,780	12,288,928	0	95,000,000	NAP
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	0	1,290,723	2,272,237	0	0	26,809,683	12/11/2050
15.00	Loan	6	3	Spokane Retail Portfolio	0	135,450	0	7,283,958	0	20,800,000	NAP
15.01	Property		1	Argonne Village							NAP
15.02	Property		1	Pines Square							NAP
15.03	Property		1	Sullivan Retail Center							NAP
16	Loan	5, 44	1	1500 Post Oak Boulevard							NAP
17	Loan	32	1	Home2 Suites Lake Mary							3/31/2046
18	Loan	45	1	Prime Storage Roselle							NAP
19	Loan	33, 34	1	8500 Sunset Blvd							NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio							NAP
20.01	Property		1	Cumberland Station							NAP
20.02	Property		1	Lighthouse Village							NAP
20.03	Property		1	Taylorsville Shopping Center							NAP
21	Loan	37, 38, 39	1	100 Challenger							NAP
22	Loan	40	1	32 West Apartments							NAP
23	Loan	46	1	1283 Kennestone Circle							NAP
24	Loan		1	Store it All - Vermont							NAP
25	Loan		1	Fort Meade Estates MHC							NAP
26	Loan		1	Bender Square							NAP
27	Loan		1	Hilltop MHC							NAP

A-1-90

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-91

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
2.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	351.22	248.07	70.6%	351.53	248.08	70.6%	350.63
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	1345 South 52nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	475 Bond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	402 West Fairmont Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-92

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx – Little Rock, AR	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife – Burleson, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Dollar General – Strongsville, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Dollar General – Adrian, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6	5	COARE Fund I	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	141.76	91.91	64.8%	141.76	91.91	64.8%	141.64
15.00	Loan	6	3	Spokane Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Argonne Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Pines Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Sullivan Retail Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	135.50	121.40	89.6%	135.50	121.40	89.6%	136.55
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Cumberland Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Lighthouse Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Taylorsville Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	37, 38, 39	1	100 Challenger	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-93

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Springlake	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	ARC	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Anderson	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Shadows	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	North Raleigh	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Crestview	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Golden Isles	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Pecan Grove	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Lakeview	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Meadowbrook	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	B&D	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Countryside	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Maple Hills	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Asheboro	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	Hunt Club	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	Spaulding	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Warrenville	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	Sunnyland	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Morganton	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Chatham	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Red Fox	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Merritt Place	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	Timberview	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Azalea	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Hidden Oaks	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Holly Faye	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	Cooley	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	Statesville	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Dixie	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Capital View	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Solid Rock	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	Driftwood	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Country Road	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	Mobile Cottage	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	Glynn Acres	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Northview	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	3150 Highway 42	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	1151 South Graham Road	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	584 US Highway 130	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	590 Northport Parkway	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	8341 Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	650 Braselton Parkway	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	482 Chaney Avenue	NAP	NAP	NAP	NAP	NAP
2.08	Property		1	5000 North Ridge Trail	NAP	NAP	NAP	NAP	NAP
2.09	Property		1	5005 Samuell Blvd.	NAP	NAP	NAP	NAP	NAP
2.10	Property		1	635 Community Drive	NAP	NAP	NAP	NAP	NAP
2.11	Property		1	6538 & 6526 Judge Adams Road	NAP	NAP	NAP	NAP	NAP
2.12	Property		1	4350 Fortune Ave NW	NAP	NAP	NAP	NAP	NAP
2.13	Property		1	6735 Trippel Road	NAP	NAP	NAP	NAP	NAP
2.14	Property		1	1509 Leestown Road	NAP	NAP	NAP	NAP	NAP
2.15	Property		1	1601 Brown Road	NAP	NAP	NAP	NAP	NAP
2.16	Property		1	22525 West 167th Street	NAP	NAP	NAP	NAP	NAP
2.17	Property		1	1414 South Council Road	NAP	NAP	NAP	NAP	NAP
2.18	Property		1	4690 Global Avenue NW	NAP	NAP	NAP	NAP	NAP
2.19	Property		1	3466 Shippers Drive	NAP	NAP	NAP	NAP	NAP
2.20	Property		1	4555 West Highway 146	NAP	NAP	NAP	NAP	NAP
2.21	Property		1	9780 Mopar Drive	NAP	NAP	NAP	NAP	NAP
2.22	Property		1	3779 Lake Shore Road	NAP	NAP	NAP	NAP	NAP
2.23	Property		1	2000 South Walnut Street	NAP	NAP	NAP	NAP	NAP
2.24	Property		1	3774 Snyder Road	NAP	NAP	NAP	NAP	NAP
2.25	Property		1	8951 Mirabel Road	NAP	NAP	NAP	NAP	NAP
2.26	Property		1	8411 Florida Mining Boulevard	NAP	NAP	NAP	NAP	NAP
2.27	Property		1	900 Hutchinson Place	NAP	NAP	NAP	NAP	NAP
2.28	Property		1	5440 Haggerty Lane	NAP	NAP	NAP	NAP	NAP
2.29	Property		1	5703 Mitchell Avenue	NAP	NAP	NAP	NAP	NAP
2.30	Property		1	1103 Powderhouse Road SE	NAP	NAP	NAP	NAP	NAP
2.31	Property		1	3200 Rodeo Court	NAP	NAP	NAP	NAP	NAP
2.32	Property		1	14001 Jetport Loop	NAP	NAP	NAP	NAP	NAP
2.33	Property		1	505 Morgan Lakes Industrial Blvd.	NAP	NAP	NAP	NAP	NAP
2.34	Property		1	21200 Spring Plaza Drive	NAP	NAP	NAP	NAP	NAP
2.35	Property		1	3058 Lakemont Blvd	NAP	NAP	NAP	NAP	NAP
2.36	Property		1	2000 Luna Road	NAP	NAP	NAP	NAP	NAP
2.37	Property		1	101 North Campus Drive	NAP	NAP	NAP	NAP	NAP
2.38	Property		1	4651 Prosper Drive	NAP	NAP	NAP	NAP	NAP
2.39	Property		1	5025 Tuggle Road	NAP	NAP	NAP	NAP	NAP

A-1-94

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
2.40	Property		1	450 Northpointe Court	NAP	NAP	NAP	NAP	NAP
2.41	Property		1	1602 Vincent Drive	NAP	NAP	NAP	NAP	NAP
2.42	Property		1	8644 Polk Lane	NAP	NAP	NAP	NAP	NAP
2.43	Property		1	800 Lindale Industrial Parkway	NAP	NAP	NAP	NAP	NAP
2.44	Property		1	2465 Fontaine Street	NAP	NAP	NAP	NAP	NAP
2.45	Property		1	1430 South Wolf Road	NAP	NAP	NAP	NAP	NAP
2.46	Property		1	2552 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.47	Property		1	1000 Knell Road	NAP	NAP	NAP	NAP	NAP
2.48	Property		1	747 Mill Park Drive	NAP	NAP	NAP	NAP	NAP
2.49	Property		1	502 West Independence Drive	NAP	NAP	NAP	NAP	NAP
2.50	Property		1	38401 Amrhein Road	NAP	NAP	NAP	NAP	NAP
2.51	Property		1	6101 SW 44th Street	NAP	NAP	NAP	NAP	NAP
2.52	Property		1	700 Hudson Road	NAP	NAP	NAP	NAP	NAP
2.53	Property		1	685 Alliance Parkway	NAP	NAP	NAP	NAP	NAP
2.54	Property		1	5101 West Waters Avenue	NAP	NAP	NAP	NAP	NAP
2.55	Property		1	1935 Blue Hills Drive	NAP	NAP	NAP	NAP	NAP
2.56	Property		1	16211 Air Center Boulevard	NAP	NAP	NAP	NAP	NAP
2.57	Property		1	8800 Studley Road	NAP	NAP	NAP	NAP	NAP
2.58	Property		1	6 Konzen Court	NAP	NAP	NAP	NAP	NAP
2.59	Property		1	5300 International Drive	NAP	NAP	NAP	NAP	NAP
2.60	Property		1	1289 Walden Avenue	NAP	NAP	NAP	NAP	NAP
2.61	Property		1	10551 N Congress Avenue	NAP	NAP	NAP	NAP	NAP
2.62	Property		1	3736 Tom Andrews Road	NAP	NAP	NAP	NAP	NAP
2.63	Property		1	2701 South 98th Street	NAP	NAP	NAP	NAP	NAP
2.64	Property		1	231 Theater Drive	NAP	NAP	NAP	NAP	NAP
2.65	Property		1	3404 Cragmont Drive	NAP	NAP	NAP	NAP	NAP
2.66	Property		1	4 Liebich Lane	NAP	NAP	NAP	NAP	NAP
2.67	Property		1	4040 Business Park Court	NAP	NAP	NAP	NAP	NAP
2.68	Property		1	1270 North Wilkening	NAP	NAP	NAP	NAP	NAP
2.69	Property		1	4472 Technology Drive	NAP	NAP	NAP	NAP	NAP
2.70	Property		1	28000 Five M Center Drive	NAP	NAP	NAP	NAP	NAP
2.71	Property		1	3383 Spirit Way	NAP	NAP	NAP	NAP	NAP
2.72	Property		1	9667 Inter-Ocean Drive	NAP	NAP	NAP	NAP	NAP
2.73	Property		1	2427 Henry Road NW	NAP	NAP	NAP	NAP	NAP
2.74	Property		1	1115 Regina Graeter Way	NAP	NAP	NAP	NAP	NAP
2.75	Property		1	831 Lone Star Drive	NAP	NAP	NAP	NAP	NAP
2.76	Property		1	4170 Columbia Road	NAP	NAP	NAP	NAP	NAP
2.77	Property		1	6023 Century Oaks Drive	NAP	NAP	NAP	NAP	NAP
2.78	Property		1	2300 Westmoreland Street	NAP	NAP	NAP	NAP	NAP
2.79	Property		1	246 Glasson Drive	NAP	NAP	NAP	NAP	NAP
2.80	Property		1	2759 North Garnett Road	NAP	NAP	NAP	NAP	NAP
2.81	Property		1	1122 Stony Ridge Road	NAP	NAP	NAP	NAP	NAP
2.82	Property		1	5313 Majestic Parkway	NAP	NAP	NAP	NAP	NAP
2.83	Property		1	2901 E Heartland Drive	NAP	NAP	NAP	NAP	NAP
2.84	Property		1	1900 Interstate Boulevard	NAP	NAP	NAP	NAP	NAP
2.85	Property		1	50 Hollow Tree Lane	NAP	NAP	NAP	NAP	NAP
2.86	Property		1	440 US Highway 49 South	NAP	NAP	NAP	NAP	NAP
2.87	Property		1	7569 Golf Course Boulevard	NAP	NAP	NAP	NAP	NAP
2.88	Property		1	4401 112th Street	NAP	NAP	NAP	NAP	NAP
2.89	Property		1	105 Business Park Drive	NAP	NAP	NAP	NAP	NAP
2.90	Property		1	7019 High Grove Boulevard	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place	NAP	NAP	NAP	NAP	NAP
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	411 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	415 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	705 Gayley Avenue	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	555 Levering Avenue	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	555 Kelton Avenue	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	10954 Roebling Avenue	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	406 Veteran Avenue	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	467 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	461 Midvale Avenue	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - Range Road	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Akron Main	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - Moline	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gustine	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - Oak Harbor	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Dort Hwy	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Rock Island	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Broadway 1 & 2	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Chestnut	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - Kitridge	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	The Towers at Cupertino City Center	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 20	1	Hilton Waterfront Beach Resort	247.66	70.6%	355.24	240.73	67.8%
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	1345 South 52nd Street	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	475 Bond Street	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	402 West Fairmont Drive	NAP	NAP	NAP	NAP	NAP

A-1-95

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value
9.00	Loan	6, 7, 27	6	ExchangeRight 75	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	FedEx – Little Rock, AR	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Hobby Lobby – East Hanover, NJ	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	BioLife – Burleson, TX	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Tractor Supply – Villa Rica, GA	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Dollar General – Strongsville, OH	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Dollar General – Adrian, MI	NAP	NAP	NAP	NAP	NAP
10.00	Loan	6	5	COARE Fund I	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Y Rancho	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	St. Cloud	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Pines and White Oaks	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Town & Country	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	HMH MHP	NAP	NAP	NAP	NAP	NAP
11	Loan	43	1	Leighton District	NAP	NAP	NAP	NAP	NAP
12	Loan	28	1	Gardenhouse	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 29	1	Freeway Business Park	NAP	NAP	NAP	NAP	NAP
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport	91.37	64.5%	145.11	91.34	62.9%
15.00	Loan	6	3	Spokane Retail Portfolio	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Argonne Village	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Pines Square	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Sullivan Retail Center	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 44	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP
17	Loan	32	1	Home2 Suites Lake Mary	120.31	88.1%	144.86	119.46	82.5%
18	Loan	45	1	Prime Storage Roselle	NAP	NAP	NAP	NAP	NAP
19	Loan	33, 34	1	8500 Sunset Blvd	NAP	NAP	NAP	NAP	NAP
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Cumberland Station	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Lighthouse Village	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Taylorsville Shopping Center	NAP	NAP	NAP	NAP	NAP
21	Loan	37, 38, 39	1	100 Challenger	NAP	NAP	NAP	NAP	NAP
22	Loan	40	1	32 West Apartments	NAP	NAP	NAP	NAP	NAP
23	Loan	46	1	1283 Kennestone Circle	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Store it All - Vermont	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Fort Meade Estates MHC	NAP	NAP	NAP	NAP	NAP
26	Loan		1	Bender Square	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP

A-1-96

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 6, 8, 9	37	Southeast MHP Portfolio
1.01	Property		1	Springlake
1.02	Property		1	ARC
1.03	Property		1	Anderson
1.04	Property		1	Palm Shadows
1.05	Property		1	North Raleigh
1.06	Property		1	Crestview
1.07	Property		1	Golden Isles
1.08	Property		1	Pecan Grove
1.09	Property		1	Lakeview
1.10	Property		1	Meadowbrook
1.11	Property		1	B&D
1.12	Property		1	Countryside
1.13	Property		1	Maple Hills
1.14	Property		1	Asheboro
1.15	Property		1	Hunt Club
1.16	Property		1	Spaulding
1.17	Property		1	Warrenville
1.18	Property		1	Evergreen
1.19	Property		1	Sunnyland
1.20	Property		1	Morganton
1.21	Property		1	Chatham
1.22	Property		1	Red Fox
1.23	Property		1	Merritt Place
1.24	Property		1	Timberview
1.25	Property		1	Azalea
1.26	Property		1	Hidden Oaks
1.27	Property		1	Holly Faye
1.28	Property		1	Cooley
1.29	Property		1	Statesville
1.30	Property		1	Dixie
1.31	Property		1	Capital View
1.32	Property		1	Solid Rock
1.33	Property		1	Driftwood
1.34	Property		1	Country Road
1.35	Property		1	Mobile Cottage
1.36	Property		1	Glynn Acres
1.37	Property		1	Northview
2.00	Loan	5, 6, 7, 10, 11, 41	90	Mountain Industrial Portfolio
2.01	Property		1	3150 Highway 42
2.02	Property		1	1151 South Graham Road
2.03	Property		1	584 US Highway 130
2.04	Property		1	590 Northport Parkway
2.05	Property		1	8341 Industrial Parkway
2.06	Property		1	650 Braselton Parkway
2.07	Property		1	482 Chaney Avenue
2.08	Property		1	5000 North Ridge Trail
2.09	Property		1	5005 Samuell Blvd.
2.10	Property		1	635 Community Drive
2.11	Property		1	6538 & 6526 Judge Adams Road
2.12	Property		1	4350 Fortune Ave NW
2.13	Property		1	6735 Trippel Road
2.14	Property		1	1509 Leestown Road
2.15	Property		1	1601 Brown Road
2.16	Property		1	22525 West 167th Street
2.17	Property		1	1414 South Council Road
2.18	Property		1	4690 Global Avenue NW
2.19	Property		1	3466 Shippers Drive
2.20	Property		1	4555 West Highway 146
2.21	Property		1	9780 Mopar Drive
2.22	Property		1	3779 Lake Shore Road
2.23	Property		1	2000 South Walnut Street
2.24	Property		1	3774 Snyder Road
2.25	Property		1	8951 Mirabel Road
2.26	Property		1	8411 Florida Mining Boulevard
2.27	Property		1	900 Hutchinson Place
2.28	Property		1	5440 Haggerty Lane
2.29	Property		1	5703 Mitchell Avenue
2.30	Property		1	1103 Powderhouse Road SE
2.31	Property		1	3200 Rodeo Court
2.32	Property		1	14001 Jetport Loop
2.33	Property		1	505 Morgan Lakes Industrial Blvd.
2.34	Property		1	21200 Spring Plaza Drive
2.35	Property		1	3058 Lakemont Blvd
2.36	Property		1	2000 Luna Road
2.37	Property		1	101 North Campus Drive
2.38	Property		1	4651 Prosper Drive
2.39	Property		1	5025 Tuggle Road

A-1-97

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
2.40	Property		1	450 Northpointe Court
2.41	Property		1	1602 Vincent Drive
2.42	Property		1	8644 Polk Lane
2.43	Property		1	800 Lindale Industrial Parkway
2.44	Property		1	2465 Fontaine Street
2.45	Property		1	1430 South Wolf Road
2.46	Property		1	2552 South 98th Street
2.47	Property		1	1000 Knell Road
2.48	Property		1	747 Mill Park Drive
2.49	Property		1	502 West Independence Drive
2.50	Property		1	38401 Amrhein Road
2.51	Property		1	6101 SW 44th Street
2.52	Property		1	700 Hudson Road
2.53	Property		1	685 Alliance Parkway
2.54	Property		1	5101 West Waters Avenue
2.55	Property		1	1935 Blue Hills Drive
2.56	Property		1	16211 Air Center Boulevard
2.57	Property		1	8800 Studley Road
2.58	Property		1	6 Konzen Court
2.59	Property		1	5300 International Drive
2.60	Property		1	1289 Walden Avenue
2.61	Property		1	10551 N Congress Avenue
2.62	Property		1	3736 Tom Andrews Road
2.63	Property		1	2701 South 98th Street
2.64	Property		1	231 Theater Drive
2.65	Property		1	3404 Cragmont Drive
2.66	Property		1	4 Liebich Lane
2.67	Property		1	4040 Business Park Court
2.68	Property		1	1270 North Wilkening
2.69	Property		1	4472 Technology Drive
2.70	Property		1	28000 Five M Center Drive
2.71	Property		1	3383 Spirit Way
2.72	Property		1	9667 Inter-Ocean Drive
2.73	Property		1	2427 Henry Road NW
2.74	Property		1	1115 Regina Graeter Way
2.75	Property		1	831 Lone Star Drive
2.76	Property		1	4170 Columbia Road
2.77	Property		1	6023 Century Oaks Drive
2.78	Property		1	2300 Westmoreland Street
2.79	Property		1	246 Glasson Drive
2.80	Property		1	2759 North Garnett Road
2.81	Property		1	1122 Stony Ridge Road
2.82	Property		1	5313 Majestic Parkway
2.83	Property		1	2901 E Heartland Drive
2.84	Property		1	1900 Interstate Boulevard
2.85	Property		1	50 Hollow Tree Lane
2.86	Property		1	440 US Highway 49 South
2.87	Property		1	7569 Golf Course Boulevard
2.88	Property		1	4401 112th Street
2.89	Property		1	105 Business Park Drive
2.90	Property		1	7019 High Grove Boulevard
3	Loan	5, 12, 13, 14, 42	1	West Memorial Place
4.00	Loan	6, 15, 16, 17	9	Westwood Multifamily Portfolio
4.01	Property		1	411 Kelton Avenue
4.02	Property		1	415 Gayley Avenue
4.03	Property		1	705 Gayley Avenue
4.04	Property		1	555 Levering Avenue
4.05	Property		1	555 Kelton Avenue
4.06	Property		1	10954 Roebling Avenue
4.07	Property		1	406 Veteran Avenue
4.08	Property		1	467 Midvale Avenue
4.09	Property		1	461 Midvale Avenue
5.00	Loan	6, 7, 18	10	Storage of America Portfolio 2
5.01	Property		1	SOA - Range Road
5.02	Property		1	SOA - Akron Main
5.03	Property		1	SOA - Moline
5.04	Property		1	SOA - Gustine
5.05	Property		1	SOA - Oak Harbor
5.06	Property		1	SOA - Dort Hwy
5.07	Property		1	SOA - Rock Island
5.08	Property		1	SOA - Broadway 1 & 2
5.09	Property		1	SOA - Chestnut
5.10	Property		1	SOA - Kitridge
6	Loan	5, 19	1	The Towers at Cupertino City Center
7	Loan	5, 20	1	Hilton Waterfront Beach Resort
8.00	Loan	6, 21, 22, 23, 24, 25, 26	3	Setna Industrial Portfolio
8.01	Property		1	1345 South 52nd Street
8.02	Property		1	475 Bond Street
8.03	Property		1	402 West Fairmont Drive

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
9.00	Loan	6, 7, 27	6	ExchangeRight 75
9.01	Property		1	FedEx – Little Rock, AR
9.02	Property		1	Hobby Lobby – East Hanover, NJ
9.03	Property		1	BioLife – Burleson, TX
9.04	Property		1	Tractor Supply – Villa Rica, GA
9.05	Property		1	Dollar General – Strongsville, OH
9.06	Property		1	Dollar General – Adrian, MI
10.00	Loan	6	5	COARE Fund I
10.01	Property		1	Y Rancho
10.02	Property		1	St. Cloud
10.03	Property		1	Pines and White Oaks
10.04	Property		1	Town & Country
10.05	Property		1	HMH MHP
11	Loan	43	1	Leighton District
12	Loan	28	1	Gardenhouse
13	Loan	5, 29	1	Freeway Business Park
14	Loan	30, 31	1	Greensboro-High Point Marriott Airport
15.00	Loan	6	3	Spokane Retail Portfolio
15.01	Property		1	Argonne Village
15.02	Property		1	Pines Square
15.03	Property		1	Sullivan Retail Center
16	Loan	5, 44	1	1500 Post Oak Boulevard
17	Loan	32	1	Home2 Suites Lake Mary
18	Loan	45	1	Prime Storage Roselle
19	Loan	33, 34	1	8500 Sunset Blvd
20.00	Loan	6, 35, 36	3	Rivercrest WMX Portfolio
20.01	Property		1	Cumberland Station
20.02	Property		1	Lighthouse Village
20.03	Property		1	Taylorsville Shopping Center
21	Loan	37, 38, 39	1	100 Challenger
22	Loan	40	1	32 West Apartments
23	Loan	46	1	1283 Kennestone Circle
24	Loan		1	Store it All - Vermont
25	Loan		1	Fort Meade Estates MHC
26	Loan		1	Bender Square
27	Loan		1	Hilltop MHC

A-1-99

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "BANA" denotes Bank of America, National Association, "MSBNA" denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “JPMCB” denotes JPMorgan Chase Bank, National Association.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Southeast MHP Portfolio, Mortgage Loan No. 2, Mountain Industrial Portfolio, Mortgage Loan No. 3, West Memorial Place, Mortgage Loan No. 6, The Towers at Cupertino City Center, Mortgage Loan No. 7, Hilton Waterfront Beach Resort, Mortgage Loan No. 13, Freeway Business Park, and Mortgage loan No. 16, 1500 Post Oak Boulevard, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “The Non-Serviced AB Whole Loans—The Mountain Industrial Portfolio AB Whole Loan” and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Southeast MHP Portfolio, Mortgage Loan No. 2, Mountain Industrial Portfolio, Mortgage Loan No. 4, Westwood Multifamily Portfolio, Mortgage Loan No. 5, Storage of American Portfolio 2, Mortgage Loan No. 8, Setna Industrial Portfolio, Mortgage Loan No. 9, ExchangeRight 75, Mortgage Loan No. 10, COARE Fund I, Mortgage Loan No. 15, Spokane Retail Portfolio and Mortgage Loan No. 20, Rivercrest WMX Portfolio, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, Mountain Industrial Portfolio, Mortgage Loan No. 5, Storage of America Portfolio 2 and Mortgage Loan No. 9, ExchangeRight 75, the related Mortgage Loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related Mortgage Loan, or in certain cases, in connection with a free release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

A-1-100

(8)	With respect to Mortgage Loan No. 1, Southeast MHP Portfolio, in the event of a casualty to a legal non-conforming property and the property cannot be restored so that (A) the property includes no less than the number of mobile home pads existing as of the origination date of the Southeast MHP Portfolio Whole Loan, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date of the Southeast MHP Portfolio Whole Loan and (C) the use of the property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay (without any prepayment fee or yield maintenance premium) the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. Upon such prepayment, the related property is required to be released to the borrower.

(9)	With respect to Mortgage Loan No. 1, Southeast MHP Portfolio, Appraised Value ($), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Whole Loan Cut-off Date LTV Ratio (%) are based on the “As Portfolio” appraised value of $243,000,000 as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) of $232,825,000, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Whole Loan Cut-off Date LTV Ratio (%) for the Southeast MHP Portfolio Whole Loan are equal to 70.9%. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.

(10)	With respect to Mortgage Loan No. 2, Mountain Industrial Portfolio, the Interest Rate % represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and the Mortgage Rate of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents.

(11)	With respect to Mortgage Loan No. 2, Mountain Industrial Portfolio, the appraised value of $2,350,000,000, as of February 11, 2026, is inclusive of a 9.2% portfolio premium, and reflects the “As Is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate of the individual “As Is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio (%) and the LTV at Maturity / ARD (%) for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraisals were completed on various dates between February 3, 2026, and February 11, 2026.

(12)	With respect to Mortgage Loan No. 3, West Memorial Place, the Appraised Value ($) represents the “Prospective Market Value Upon Funded Reserve Account” value as of March 27, 2026 of $188,000,000, which assumes that a reserve was fully funded at loan origination to cover capital expenditures as well as speculative lease-up costs such as tenant improvements and leasing commissions (“TI/LC”). At loan origination, the borrower deposited $5,149,153 into a rollover reserve for TI/LCs for speculative leasing. The “As Is” appraised value as of February 27, 2026, is $185,000,000, which results in Cut-off Date LTV Ratio (%) and the LTV at Maturity / ARD (%), respectively, of 57.3% and 57.3%.

(13)	With respect to Mortgage Loan No. 3, West Memorial Place, the related Mortgaged Property is comprised of (i) 682,395 SF of office space (approximately 95.3% of the net rentable area) and (ii) 33,540 SF of restaurant and amenity space (approximately 4.7% of the net rentable area) for which no rental income is underwritten.

A-1-101

(14)	With respect to Mortgage Loan No. 3, West Memorial Place, in connection with the space demised to Petroleum Geo-Services (“PGS”), which is currently dark, on each Payment Due Date through and including the Payment Due Date occurring in December 2027, the borrower is required to make a deposit equal to $2.54 multiplied by the square footage attributable to the space demised to PGS, as reduced from time to time by the square footage of any replacement lease for any portion of the PGS Space (the “PGS Space”), resulting in an initial deposit of approximately $317,584, for tenant improvements and leasing commissions outstanding associated with any replacement lease for all or a portion of the PGS Space. PGS has been marked vacant for purposes of lender underwriting.

(15)	With respect to Mortgage Loan No. 4, Westwood Multifamily Portfolio, the borrower sponsors are refinancing five out of the nine Westwood Multifamily Portfolio properties (406 Veteran Avenue, 461 Midvale Avenue, 467 Midvale Avenue, 705 Gayley Avenue and 10954 Roebling Avenue) and acquiring the remaining four Westwood Multifamily Portfolio properties (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue and 555 Kelton Avenue).

(16)	With respect to Mortgage Loan No. 4, Westwood Multifamily Portfolio, the financial information shown for 411 Kelton Avenue includes the income and expenses for all four of the properties being acquired (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue, and 555 Kelton Avenue).

(17)	With respect to Mortgage Loan No. 4, Westwood Multifamily Portfolio, the properties operate as conventional multifamily assets with leases structured by the apartment unit rather than by the bed. Given the proximity to University of California, Los Angeles, the Westwood Multifamily Portfolio Properties are mostly leased to UCLA students on a per-unit basis.

(18)	With respect to Mortgage Loan No. 5, Storage of America Portfolio 2, the SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

(19)	With respect to Mortgage Loan No. 6, The Towers at Cupertino City Center, historical financial information prior to 2023 is unavailable due to a tax reassessment as a result of the death of the principal’s father and the subsequent transfer of the controlling interest to her.

(20)	With respect to Mortgage Loan No. 7, Hilton Waterfront Beach Resort, the borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

(21)	With respect to Mortgage Loan No. 8, Setna Industrial Portfolio, partial releases are not permitted under the Mortgage Loan documents and, therefore, allocated loan amounts are not assigned to the individual Mortgaged Properties in the Mortgage Loan documents. The loan amounts allocated to the Setna Industrial Portfolio Properties are calculated pro rata based on the individual Appraised Value ($) for each of the related Mortgaged Properties for illustrative purposes only.

(22)	With respect to Mortgage Loan No. 8, Setna Industrial Portfolio, the Underwritten Economic Occupancy (%) is 95.0%. The actual occupancy as of June 1, 2026, for the Mortgaged Properties was 100.0%.

(23)	With respect to Mortgage Loan No. 8, Setna Industrial Portfolio, the Appraised Value ($) with respect to the 1345 South 52nd Street individual Mortgaged Property is based on the “prospective market value upon completion”, which assumes there remains no renovation and thus no remaining

A-1-102

renovation costs to be deducted from the appraised value. At origination, the renovation was completed. The “As Is” appraised value as of February 3, 2026, is $29,650,000, which results in Cut-off Date LTV Ratio and LTV Ratio at Maturity, respectively, of 65.0% and 65.0%.

(24)	With respect to Mortgage Loan No. 8, Setna Industrial Portfolio, (i) Setnix LLC, the sole tenant at the 1345 South 52nd Street and 402 West Fairmont Drive individual Mortgaged Properties, and (ii) Setna iO LLC, the sole tenant at the 475 Bond Street individual Mortgaged Property (collectively, the “Setna Tenants”) are affiliated with the borrower sponsor.

(25)	With respect to Mortgage Loan No. 8, Setna Industrial Portfolio, approximately 13.5% of the net rentable area at the entire Mortgaged Properties is used as office space. In addition and separately from the foregoing, the second floor of the 475 Bond Street individual Mortgaged Property, consisting of approximately 25,000 square feet, is intended to be used as office space but is currently in shell condition.

(26)	With respect to Mortgage Loan No. 8, Setna Industrial Portfolio, each of the borrowers and the Setna Tenants are subject to certain unsecured intercompany loans in the aggregate amount of $26,331,121.31 (collectively, the “Intercompany Loan”). The lender under the Mortgage Loan and each lender under each Subordinate Loan have executed a subordination and standstill agreement pursuant to which each Subordinate Loan is required to remain unsecured and fully subordinated to the Mortgage Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the prospectus for additional information.

(27)	With respect to Mortgage Loan No. 9, ExchangeRight 75, historical financial information is unavailable as a result of acquisition financing.

(28)	With respect to Mortgage Loan No. 12, Gardenhouse, there is a $500,000 debt service reserve, which may be used for shortfalls on either the Gardenhouse Mortgage Loan or the Gardenhouse mezzanine loan. If the amount on deposit in the debt service reserve is below $250,000, the borrower must deposit an amount equal to the difference of the amount on deposit in the account and $500,000. As a result of the aggregate debt service coverage ratio being below 1.00x, a cash management trigger may be in effect for the Gardenhouse Mortgage Loan.

(29)	With respect to Mortgage Loan No. 13, Freeway Business Park, the Appraised Value ($) represents the "As Complete" value of $157,000,00 as of April 1, 2026, which assumes all leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire outstanding amount for tenant improvement and leasing commissions of $16,666,339 was reserved at origination. The appraisal concluded an "As Is" appraised value of $148,000,000 resulting in a Cut-off Date LTV Ratio (%) and the LTV at Maturity / ARD (%) of 64.2%.

(30)	With respect to Mortgage Loan No. 14, Greensboro-High Point Marriott Airport, Appraised Value ($), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Total Debt Cut-off Date LTV Ratio (%) are based on the “As Is (Funded PIP)” appraised value as of February 2, 2026, which assumes that there is $2.0 million reserved for a property improvement plan (“PIP”). At origination, the borrower reserved $2,000,000 for a franchisor-required PIP. The appraisal concluded to an “As Is” appraised value of $36,500,000 as of February 2, 2026, resulting in a Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), and Total Debt Cut-off Date LTV Ratio (%) of 63.0% 61.1%, and 72.6%, respectively.

(31)	With respect to Mortgage Loan No. 14, Greensboro-High Point Marriott Airport, the Monthly Other Reserve ($) represents the estimated monthly ground rent payment currently due. The ground rent payment due under the ground lease is equal to minimum annual ground rent of $337,665.24, payable monthly, plus any excess of monthly percentage rent over monthly minimum ground rent. The monthly percentage rent is equal to 4.0% (on or after January 1, 2029, 5%) of annual gross room rental revenues, 1.25% of annual gross food and non-alcoholic beverage revenues and 2.5% of annual gross alcoholic beverage revenues.

(32)	With respect to Mortgage Loan No. 17, Home 2 Suites Lake Mary, historical financial information is unavailable as the property was recently constructed in 2024.

(33)	With respect to Mortgage Loan No. 19, 8500 Sunset Blvd, the Appraised Value ($) represents the “Prospective Market Value with a Funded Reserve Account” value as of March 18, 2026, which

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assumes that a tenant improvement allowance of $2,009,100 for Kith, the sole tenant at the related Mortgaged Property, was funded at loan origination. The sponsor provided Kith with $1,808,190 in tenant improvement allowance prior to loan origination and the borrower deposited the remaining $200,910 at loan origination. The “As Is” appraised value as of February 12, 2026, is $22,000,000, which results in Cut-off Date LTV Ratio (%) and the LTV at Maturity / ARD (%), respectively, of 59.1% and 59.1%.

(34)	With respect to Mortgage Loan No. 19, 8500 Sunset Blvd, the Underwritten Economic Occupancy (%) is 95.0%. The actual occupancy as of June 1, 2026, for the Mortgaged Property was 100.0%.

(35)	With respect to Mortgage Loan No. 20, Rivercrest WMX Portfolio, Most Recent NOI ($) as of March 31, 2026 reflects the sum of (i) March 31, 2026 trailing twelve month net operating income with respect to the Cumberland Station and Taylorsville Shopping Center Mortgaged Properties (having an aggregate allocated loan amount equal to 67.6% of the Mortgage Loan’s original principal balance) and (ii) March 31, 2026 trailing three month annualized net operating income with respect to the Lighthouse Village Mortgaged Property (having an allocated loan amount equal to 32.4% of the Mortgage Loan’s original principal balance). Trailing twelve month, 2025 and 2024 net operating income data for the Lighthouse Village Mortgaged Property is unavailable due to the Mortgaged Property being acquired by the borrower sponsor in December 2025.

(36)	With respect to Mortgage Loan No. 20, Rivercrest WMX Portfolio, with respect to The Lighthouse Village Mortgaged Property historical financial information is unavailable due to the Mortgaged Property being acquired by the borrower sponsor in December 2025.

(37)	With respect to Mortgage Loan No. 21, 100 Challenger, the Second Largest Tenant, Walnut Court Capital, has two separate leases, one of which expires in May 2031 while the remaining lease expires in January 2028.

(38)	With respect to Mortgage Loan No. 21, 100 Challenger, the Fourth Largest Tenant, Samsung Biologics America, whose lease term expires in August 2029, has notified the borrower of its intention to move to another location. Samsung SDS America Inc, the Largest Tenant, is currently negotiating a sublease arrangement with Samsung Biologics America.

(39)	With respect to Mortgage Loan No. 21, 100 Challenger, the Largest Tenant, Samsung SDS America Inc, is entitled to a tenant improvement allowance of $302,240.18 (the “Samsung Deposit Amount”), which was not reserved for at loan origination. All excess cash flow in the cash management account is required to be deposited with the lender until the amount on deposit equals the Samsung Deposit Amount, and any amount pursuant to Samsung SDS America Inc’s request of any tenant improvement allowance, leasing commission or free rent due under its lease in excess of the Samsung Deposit Amount is required to be promptly paid by the borrower.

(40)	With respect to Mortgage Loan No. 22, 32 West Apartments, the appraised value represents the "As Is (Inclusive of Tax Abatement)" value. In January 2015, the mortgaged property was awarded a Community Revitalization Act ("CRA") Tax Abatement, which abates 100% of the assessed value of new improvements over and above the mortgaged property’s current assessed value for a period of 15 years. The tax abatement is scheduled to end on December 31, 2029. The appraiser estimated a "As Is of CRA Tax Abatement" value of $1,300,000 as of November 18, 2025.

(41)	With respect to Mortgage Loan No. 2, Mountain Industrial Portfolio, “Yield Maintenance Premium” means, with respect to each Component, an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount of such Component to be prepaid; and (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required, calculated by discounting such payments from the respective dates each such payment was due under the Loan Agreement (or, with respect to the payment required on the Open Prepayment Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Prepayment Date), from the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield exceeds the outstanding principal balance on such Component of the Whole Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of such Component of the Whole Loan as of the prepayment date; provided, with respect to any prepayment of any portion of the Whole Loan

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which is made after the Payment Date in October 2030 but prior to the Open Prepayment Date, the Yield Maintenance Premium will be zero.

(42)	With respect to Mortgage Loan No. 3, West Memorial Place, “Yield Maintenance Premium” means, with respect to each Note, an amount equal to the greater of (a) one percent (1.0%) of the outstanding principal amount of such Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such Note is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (ii) the principal amount being prepaid.

(43)	With respect to Mortgage Loan No. 11, Leighton District, “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

(44)	With respect to Mortgage Loan No. 16, 1500 Post Oak Boulevard, “Yield Maintenance Premium” means, an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Component being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the applicable Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by the lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. The lender will notify the borrower of the amount and the basis of determination of the required

A-1-105

prepayment consideration. The amount of the Yield Maintenance Premium will be calculated by the lender in its reasonable discretion and will be conclusive absent manifest error.

(45)	With respect to Mortgage Loan No. 18, Prime Storage Roselle , “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

(46)	With respect to Mortgage Loan No. 23, 1283 Kennestone Circle , “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

A-1-106

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

BANK5 2026-5YR22

Annex A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average

Loan Seller	Number of Mortgage Loans	Number of Mortgage Properties	Aggregate Cut-off Date Balance ($)	Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (Mos.)	Remaining Amortization Term (Mos.)		NCF DSCR (x)		NOI Debt Yield (%)	NCF Debt Yield (%)	Cut-off Date LTV (%)
Wells Fargo Bank, National Association	9	18	$223,590,000	26.2%	6.2453%	58	0		1.75	x	11.4%	11.0%	61.0%
Bank of America, National Association	6	23	224,400,000	26.3	6.1757	58	0		1.59		10.7	10.0	61.7
Morgan Stanley Mortgage Capital Holdings LLC	7	47	193,665,000	22.7	6.1020	59	330		1.33		8.8	8.4	63.6
JPMorgan Chase Bank, National Association	4	6	129,086,292	15.1	7.0200	59	299		1.43		10.9	10.4	57.2
Wells Fargo Bank, National Association / Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	90	81,500,000	9.6	5.0968	59	0		1.93		10.6	10.0	49.8
Total/Weighted Average:	27	184	$852,241,292	100.0%	6.2019%	58	320		1.58	x	10.5%	9.9%	60.1%

Mortgaged Properties by Property Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI		U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt		Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)		Yield (%)	LTV (%)	LTV (%)
Office	6	$191,919,635	22.5%	6.5692%	58	299	1.74	x	12.2%		11.7%	58.0%	57.7%
Suburban	4	166,586,292	19.5	6.5943	58	299	1.65		11.5		11.1	59.1	58.8
CBD	1	20,000,000	2.3	6.7470	57	0	2.40		17.4		16.4	50.8	50.8
Medical	1	5,333,343	0.6	5.1200	59	0	2.27		11.9		11.8	50.0	50.0
Industrial	95	148,790,949	17.5	5.7429	59	0	1.80		10.8		10.2	53.8	53.8
Warehouse/Distribution	85	96,067,097	11.3	5.1011	59	0	1.99		10.8		10.3	49.8	49.8
Warehouse	3	39,500,000	4.6	7.1470	58	0	1.37		10.6		9.9	62.5	62.5
Flex	1	9,800,000	1.1	6.6010	59	0	1.60		11.3		10.7	59.4	59.4
Manufacturing/Distribution	5	3,018,638	0.4	5.0968	59	0	1.93		10.6		10.0	49.8	49.8
Storage/Warehouse	1	405,215	0.0	5.0968	59	0	1.93		10.6		10.0	49.8	49.8
Multifamily	12	138,010,000	16.2	6.0070	59	0	1.32		8.2		8.1	61.8	61.8
Mid Rise	3	73,010,000	8.6	5.7176	58	0	1.33		7.9		7.8	61.0	61.0
Student Housing	9	65,000,000	7.6	6.3320	59	0	1.31		8.5		8.4	62.7	62.7
Manufactured Housing	44	130,207,000	15.3	6.0897	59	0	1.32		8.3		8.2	66.5	66.5
Manufactured Housing	43	125,638,687	14.7	6.0922	59	0	1.32		8.3		8.2	66.4	66.4
Manufactured Housing/RV Park	1	4,568,313	0.5	6.0200	59	0	1.31		8.1		8.0	67.9	67.9
Self Storage	12	87,658,000	10.3	6.0279	58	0	1.33		8.3		8.1	67.5	67.5
Self Storage	12	87,658,000	10.3	6.0279	58	0	1.33		8.3		8.1	67.5	67.5
Hospitality	3	87,000,000	10.2	6.7452	58	330	1.65		13.8		11.5	59.8	59.3
Full Service	2	70,000,000	8.2	6.6600	58	330	1.66		14.0		11.5	58.6	58.0
Extended Stay	1	17,000,000	2.0	7.0960	58	0	1.63		13.0		11.7	64.9	64.9
Retail	12	68,655,708	8.1	6.3082	59	0	1.90		12.6		11.8	55.6	55.6
Single Tenant	5	27,005,708	3.2	6.0842	59	0	1.80		10.8		10.6	52.0	52.0
Anchored	2	23,117,443	2.7	6.3972	59	0	2.26		15.9		14.4	52.5	52.5
Unanchored	3	10,184,008	1.2	6.5456	59	0	1.52		10.7		10.1	66.2	66.2
Shadow Anchored	2	8,348,549	1.0	6.4970	59	0	1.64		11.4		10.8	63.4	63.4
Total/Weighted Average:	184	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%		9.9%	60.1%	60.0%

A-2-1

BANK5 2026-5YR22

Annex A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	14	$246,000,000	28.9%	6.1141%	58	0	1.58	x	10.4%	9.8%	60.1%	60.1%
Southern California	13	186,000,000	21.8	6.0083	58	0	1.54		10.2	9.4	58.9	58.9
Northern California	1	60,000,000	7.0	6.4420	57	0	1.69		11.3	11.0	63.6	63.6
Texas	13	109,970,675	12.9	6.6586	59	0	1.84		13.0	12.2	52.8	52.8
North Carolina	25	68,856,832	8.1	6.5883	59	330	1.40		10.8	9.7	63.3	62.7
Georgia	14	44,376,820	5.2	5.8693	59	0	1.61		9.8	9.5	59.8	59.8
Florida	11	43,115,215	5.1	6.3842	58	0	1.53		10.5	9.9	62.5	62.5
Ohio	15	41,398,313	4.9	6.1305	58	0	1.51		9.6	9.3	62.9	62.9
New Jersey	4	37,527,345	4.4	5.7132	59	299	1.82		11.7	11.3	53.8	52.6
South Carolina	13	32,821,611	3.9	5.9606	59	0	1.35		8.3	8.1	66.7	66.7
Nebraska	1	31,610,000	3.7	6.2800	58	0	1.30		8.4	8.3	68.1	68.1
Illinois	10	30,914,022	3.6	6.4358	58	0	1.39		9.5	9.0	63.7	63.7
Arizona	2	25,125,000	2.9	7.1470	58	0	1.37		10.6	9.9	62.5	62.5
Michigan	7	22,327,413	2.6	5.8082	58	0	1.44		8.6	8.4	64.5	64.5
Washington	4	21,992,921	2.6	6.4967	59	0	1.47		10.3	9.6	67.0	67.0
Arkansas	1	17,990,949	2.1	5.1200	59	0	2.27		11.9	11.8	50.0	50.0
Indiana	6	15,493,807	1.8	5.5638	58	0	1.60		9.3	8.9	59.4	59.4
Vermont	2	11,001,162	1.3	6.5353	60	0	1.40		9.4	9.1	65.9	65.9
Tennessee	6	10,688,104	1.3	5.9572	59	0	1.67		10.5	10.0	59.9	59.9
Nevada	1	10,505,000	1.2	6.2200	58	0	1.36		8.6	8.6	63.6	63.6
Missouri	5	8,553,401	1.0	5.7885	58	0	1.44		8.6	8.3	64.1	64.1
New York	4	5,484,258	0.6	6.1331	59	0	1.55		9.7	9.4	59.3	59.3
Kentucky	2	2,794,844	0.3	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Kansas	3	2,605,491	0.3	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Alabama	2	2,537,325	0.3	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Oklahoma	3	2,249,509	0.3	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Virginia	5	1,954,119	0.2	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Pennsylvania	2	1,259,195	0.1	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Mississippi	3	978,574	0.1	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Louisiana	1	783,920	0.1	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Wisconsin	2	780,511	0.1	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Minnesota	1	268,881	0.0	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Connecticut	1	170,417	0.0	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Iowa	1	105,659	0.0	5.0968	59	0	1.93		10.6	10.0	49.8	49.8
Total/Weighted Average:	184	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3,337,000 - 8,000,000	1	$3,337,000	0.4%	6.8000%	59	0	1.30	x	9.1%	9.0%	65.4%	65.4%
8,000,001 - 10,000,000	4	36,828,000	4.3	6.3804	59	0	1.93		13.3	12.4	55.1	55.1
10,000,001 - 15,000,000	5	62,036,292	7.3	6.4973	59	299	1.55		11.1	10.7	58.1	57.3
15,000,001 - 25,000,000	4	80,800,000	9.5	7.0736	59	330	1.70		14.0	12.5	60.7	60.2
25,000,001 - 45,000,000	6	202,240,000	23.7	5.9449	58	0	1.60		9.8	9.6	59.5	59.5
45,000,001 - 85,000,000	7	467,000,000	54.8	6.1048	58	0	1.53		9.9	9.4	61.0	61.0
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

A-2-2

BANK5 2026-5YR22

Annex A-2

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

Weighted Average
Percent by
Number of	Aggregate	Remaining	Remaining	U/W NOI	U/W NCF
Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.28 - 1.30	5	$142,447,000	16.7%	5.9030%	58	0	1.29	x	7.9%	7.7%	63.7%	63.7%
1.31 - 1.40	7	263,828,000	31.0	6.4713	59	330	1.33	9.3	8.9	64.4	64.3
1.41 - 1.50	3	96,200,000	11.3	6.9375	59	0	1.43	10.6	10.1	59.7	59.7
1.51 - 1.60	2	24,500,000	2.9	6.0250	59	0	1.58	9.9	9.	6	61.1	61.1
1.61 - 2.00	7	259,436,292	30.4	5.9534	58	299	1.82	11.9	11.	0	57.2	57.0
2.01 - 3.68	3	65,830,000	7.7	5.7393	58	0	2.49	15.3	14.	6	47.1	47.1
27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Range of Underwritten Net Operating Income Debt Yields

Weighted Average
Percent by
Number of	Aggregate	Remaining	Remaining	U/W NOI	U/W NCF
Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.4 - 9.0	8	$332,680,000	39.0%	5.9826%	59	0	1.32	x	8.1%	8.0%	64.9%	64.9%
9.1 - 10.0	3	25,795,000	3.0	6.9518	59	0	1.30	9.4	9.2	60.8	60.8
10.1 - 11.0	5	217,200,000	25.5	6.2849	59	0	1.61	10.6	10.0	56.5	56.5
11.1 - 12.0	4	119,480,000	14.0	6.0477	58	0	1.86	11.5	11.2	59.0	59.0
12.1 - 16.0	5	128,586,292	15.1	6.5447	58	320	1.74	13.7	11.9	58.8	58.1
16.1 - 25.6	2	28,500,000	3.3	6.5505	57	0	2.78	19.8	18.3	43.3	43.3
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Range of Underwritten Net Cash Flow Debt Yields

Weighted Average
Percent by
Number of	Aggregate	Remaining	Remaining	U/W NOI	U/W NCF
Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.2 - 9.0	10	$345,475,000	40.5%	6.0121%	59	0	1.32	x	8.2%	8.0%	65.0%	65.0%
9.1 - 10.0	4	154,800,000	18.2	5.9890	59	0	1.67	10.5	9.9	55.8	55.8
10.1 - 12.0	8	258,880,000	30.4	6.4154	58	0	1.71	11.7	10.9	58.7	58.7
12.1 - 14.0	2	53,000,000	6.2	6.7904	58	330	1.73	13.7	12.2	60.2	59.4
14.1 - 16.0	1	11,586,292	1.4	6.3870	59	299	1.80	15.3	14.4	46.9	42.8
16.1 - 22.7	2	28,500,000	3.3	6.5505	57	0	2.78	19.8	18.3	43.3	43.3
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Range of Loan-to-Value Ratios as of the Cut-off Date

Weighted Average
Percent by
Number of	Aggregate	Remaining	Remaining	U/W NOI	U/W NCF
Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
25.8 - 40.0	1	$8,500,000	1.0%	6.0880%	58	0	3.68	x	25.6%	22.7%	25.8%	25.8%
40.1 - 55.0	6	194,416,292	22.8	5.4197	59	299	1.89	11.1	10.6	50.6	50.3
55.1 - 60.0	4	144,800,000	17.0	6.8243	59	330	1.55	12.3	10.8	57.6	57.4
60.1 - 65.0	10	290,820,000	34.1	6.4533	58	0	1.52	10.3	9.9	62.9	62.9
65.1 - 68.6	6	213,705,000	25.1	6.1542	59	0	1.31	8.4	8.2	68.1	68.1
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

A-2-3

BANK5 2026-5YR22

Annex A-2

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
25.8 - 40.0	1	$8,500,000	1.0%	6.0880%	58	0	3.68	x	25.6%	22.7%	25.8%	25.8%
40.1 - 55.0	6	194,416,292	22.8	5.4197	59	299	1.89		11.1	10.6	50.6	50.3
55.1 - 60.0	4	144,800,000	17.0	6.8243	59	330	1.55		12.3	10.8	57.6	57.4
60.1 - 65.0	10	290,820,000	34.1	6.4533	58	0	1.52		10.3	9.9	62.9	62.9
65.1 - 68.6	6	213,705,000	25.1	6.1542	59	0	1.31		8.4	8.2	68.1	68.1
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Range of Mortgage Rates
				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.697419 - 6.0000	4	$164,530,000	19.3%	5.0754%	59	0	1.86	x	10.0%	9.6%	51.5%	51.5%
6.0001 - 6.2500	7	275,870,000	32.4	6.0578	58	0	1.54		10.1	9.5	63.6	63.6
6.2501 - 6.5000	5	180,546,292	21.2	6.3743	58	299	1.49		10.0	9.8	63.0	62.7
6.5001 - 6.7500	3	50,600,000	5.9	6.6488	58	0	1.85		13.3	12.5	59.5	59.5
6.7501 - 7.0000	2	12,795,000	1.5	6.7778	60	0	1.31		9.2	9.0	67.7	67.7
7.0001 - 7.2500	5	144,900,000	17.0	7.0816	59	0	1.43		10.8	10.2	59.4	59.4
7.2501 - 7.7900	1	23,000,000	2.7	7.7900	60	330	1.38		15.1	12.2	59.7	57.9
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	25	$817,655,000	95.9%	6.1546%	58	0	1.58	x	10.3%	9.8%	60.3%	60.3%
300	1	11,586,292	1.4	6.3870	59	299	1.80		15.3	14.4	46.9	42.8
330	1	23,000,000	2.7	7.7900	60	330	1.38		15.1	12.2	59.7	57.9
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

A-2-4

BANK5 2026-5YR22

Annex A-2

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	25	$817,655,000	95.9%	6.1546%	58	0	1.58	x	10.3%	9.8%	60.3%	60.3%
299 - 330	2	34,586,292	4.1	7.3200	60	320	1.52		15.2	12.9	55.4	52.8
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	25	$817,655,000	95.9%	6.1546%	58	0	1.58	x	10.3%	9.8%	60.3%	60.3%
Interest Only, Amortizing Balloon	1	23,000,000	2.7	7.7900	60	330	1.38		15.1	12.2	59.7	57.9
Amortizing Balloon	1	11,586,292	1.4	6.3870	59	299	1.80		15.3	14.4	46.9	42.8
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	22	$708,753,292	83.2%	6.2296%	58	320	1.57	x	10.6%	10.0%	60.2%	60.0%
Acquisition	3	69,030,000	8.1	5.7176	59	0	1.96		11.6	11.2	56.3	56.3
Acquisition/Refinance	1	65,000,000	7.6	6.3320	59	0	1.31		8.5	8.4	62.7	62.7
Recapitalization	1	9,458,000	1.1	6.7700	60	0	1.31		9.2	9.0	68.5	68.5
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard	12	$448,716,292	52.7%	6.2799%	58	320	1.74	x	11.9%	11.0%	56.8%	56.6%
Springing	11	266,115,000	31.2	6.1900	59	0	1.44		9.4	9.1	65.2	65.2
Soft	4	137,410,000	16.1	5.9705	59	0	1.33		8.2	8.0	61.5	61.5
Total/Weighted Average:	27	$852,241,292	100.0%	6.2019%	58	320	1.58	x	10.5%	9.9%	60.1%	60.0%

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance
Tax Escrow	20	$629,541,292	73.9%	25	$750,741,292	88.1%	2	$101,500,000	11.9%
Insurance Escrow	12	$387,775,000	45.5%	11	$322,775,000	37.9%	16	$529,466,292	62.1%
Replacement Reserve	9	$349,506,292	41.0%	22	$588,911,292	69.1%	4	$223,830,000	26.3%
TI/LC Reserve	5	$186,916,292	45.7%	10	$270,536,292	66.1%	3	$138,830,000	33.9%

A-2-5

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A-3-1

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

KENTUCKY
VIRGINIA
Bristol
Kingsport
Johnson City
APPALACHIAN MOUNTAINS
TENNESSEE
Morristown
Greeneville
Boone
KNOXVILLE
Oak Ridge
Dandridge
Newport
Seymour
Pigeon Forge
NORTH CAROLINA
Lenoir
Hickory
Maryville
Gatlinburg
Morganton
Marion
Asheville
Candler
Forest City
Bessemer City
Mills River
Etowah
Shelby
Gastonia
East Flat Rock
Greer
York
Spartanburg
Greenville
Clemson
SOUTH CAROLINA
GEORGIA
Toccoa
Anderson
Laurens
Clinton
Gainesville

Blacksburg
Roanoke
VIRGINIA
Martinsville
Danville
Kingsport
Bristol
Johnson City
TENN
Boone
NORTH CAROLINA
Lenoir
Winston-Salem
Greensboro
High Point
Durham
Statesville
Chapel Hill
Cary
RALEIGH
Hickory
Asheville
Mooresville
Asheboro
Gastonia
Concord
Pinehurst
CHARLOTTE
Spartanburg
Rock Hill
Monroe
Fayetteville
Greenville
Rockingham
Laurinburg
Cheraw
SOUTH CAROLINA
Greenwood
Columbia
Florence
Sumter
Conway
Myrtle Beach
GA

CHATTANOOGA
Spartanburg
CHARLOTTE
NC
Dalton
Greenville
Clemson
Rock Hill
Dawsonville
Anderson
Gainesville
Rome
Greenwood
Canton
Roswell
ATLANTA
Athens
COLUMBIA
Sumter
Anniston
Decatur
Union City
Morrow
North Augusta
Orangeburg
Griffin
AUGUSTA
SOUTH CAROLINA
LaGrange
Jackson
Milledgeville
AL
MACON
Warner Robins
Auburn
Dublin
Statesboro
COLUMBUS
Byron
Beaufort
Phenix City
Centerville
Port Wentworth
Hilton Head Island
Montezuma
GEORGIA
Vidalia
Hinesville
SAVANNAH
Eufaula
Albany
Tifton
Douglas
Ozark
Moultrie
Waycross
Dothan
Brunswick
Bainbridge
Thomasville
Valdosta
Kingsland
St. Marys
FLORIDA
TALLAHASSEE
JACKSONVILLE

Edinburg
San Carlos
Elsa
Nurillo
MCALLEN
San Juan
Olivarez
Pharr
Alamo
Donna
Weslaco
Hidalgo
Scissors
Villa Verde
TEXAS
MEXICO

Southeast MHP Portfolio		
1	Springlake	Centerville; Warner Robins, GA
2	ARC	Lexington; West Columbia, SC
3	Anderson	Williamston; Anderson; Belton; Pendleton; Starr, SC
4	Palm Shadows	Donna, TX
5	North Raleigh	Youngsville; Oxford; Franklinton, NC
6	Crestview	East Flat Rock, NC
7	Golden Isles	Brunswick, GA
8	Pecan Grove	Charlotte, NC
9	Lakeview	Spartanburg, SC
10	Meadowbrook	York, SC
11	B&D	Chester, SC
12	Countryside	Lancaster, SC
13	Maple Hills	Mills River, NC
14	Asheboro	Asheboro, NC
15	Hunt Club	Columbia, SC
16	Spaulding	Brunswick, GA
17	Warrenville	Warrenville, SC
18	Evergreen	Dandridge, TN
19	Sunnyland	Byron, GA
20	Morganton	Morganton, NC
21	Chatham	Chapel Hill, NC
22	Red Fox	Clyde, NC
23	Merritt Place	Brunswick, GA
24	Timberview	Trinity, NC
25	Azalea	Gastonia, NC
26	Hidden Oaks	West Columbia, SC
27	Holly Faye	Gastonia, NC
28	Cooley	Youngsville, NC
29	Dixie	Kings Mountain, NC
30	Statesville	Statesville, NC
31	Capital View	Gaston, SC
32	Solid Rock	Batesburg-Leesville, SC
33	Driftwood	Charlotte, NC
34	Country Road	Franklinton, NC
35	Mobile Cottage	Morganton, NC
36	Glynn Acres	Brunswick, GA
37	Northview	Thomasville, NC

Asheville
NORTH CAROLINA
Huntersville
Kannapolis
Concord
Hendersonville
Forest City
Gastonia
CHARLOTTE
Brevard
Etowah
Shelby
Gaffney
Monroe
Rock Hill
Fort Mill
Waxhaw
Greer
Spartanburg
York
Greenville
Chester
Lancaster
Clemson
Simpsonville
Union
Anderson
Laurens
Clinton
Winnsboro
Hartwell
SOUTH CAROLINA
Newberry
Lugoff
Greenwood
Elberton
West Columbia
Columbia
Lexington
GEORGIA
Sumter
Washington
North Augusta
Aiken
Augusta
Orangeburg

A-3-2

Mortgage Loan No. 1 – Southeast MHP Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$85,000,000			Location(3):	Various, Various
Cut-off Date Balance(1):	$85,000,000			General Property Type:	Manufactured Housing
% of Initial Pool Balance:	9.97%			Detailed Property Type(3):	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Manufactured Housing Properties, Inc.			Year Built/Renovated(3):	Various/NAP
Guarantors:	Raymond M. Gee, Gee Family Dynasty			Size:	3,019 Pads
	Trust, Raymond M. Gee Irrevocable			Cut-off Date Balance per Pad(1):	$54,654
	Trust Dated December 15, 2017,			Maturity Date Balance per Pad(1):	$54,654
	Mariana Vega Ortega Irrevocable Trust,			Property Manager:	Valleo Residential LLC
	Leonardo Gee Irrevocable Trust and				(borrower-affiliated)
	Alexander Gee Irrevocable Trust
Mortgage Rate:	6.0200%
Note Date:	4/30/2026
Maturity Date:	5/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$13,367,748
Amortization Term:	0 months			UW NCF:	$13,187,998
IO Period:	60 months			UW NOI Debt Yield(1):	8.1%
Seasoning:	1 month			UW NCF Debt Yield(1):	8.0%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield at Maturity(1):	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.31x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$13,065,373 (3/31/2026 TTM)
Additional Debt Balance(1):	$80,000,000			2nd Most Recent NOI:	$12,381,638 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$11,023,967 (12/31/2024)
				Most Recent Occupancy:	81.7% (4/1/2026)
Reserves(2)				2nd Most Recent Occupancy:	79.9% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.6% (12/31/2024)
RE Taxes:	$275,160	$53,341	NAP	Appraised Value (as of)(4):	$243,000,000 (2/1/2026)
Insurance:	$0	Springing	NAP	Appraised Value per Pad(4):	$80,490
Deferred Maintenance:	$582,579	$0	NAP	Cut-off Date LTV Ratio(1)(4):	67.9%
Replacement Reserve:	$170,776	Springing	$170,776	Maturity Date LTV Ratio(1)(4):	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$101,604,638	61.6%
			Preferred Equity Payoff:	$40,440,912	24.5%
			Return of Equity:	$13,657,246	8.3%
			Closing Costs:	$8,268,689	5.0%
			Reserves:	$1,028,515	0.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The Southeast MHP Portfolio Mortgage Loan (as defined below) is part of the Southeast MHP Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $165,000,000. The Cut-off Date Balance per Pad, Maturity Date Balance per Pad, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Southeast MHP Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” for an overview of the Southeast MHP Portfolio Properties (as defined below).
(4)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) of $232,825,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Southeast MHP Portfolio Whole Loan are both equal to 70.9%. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.

The Mortgage Loan. The largest mortgage loan (the “Southeast MHP Portfolio Mortgage Loan”) is part of a whole loan (the “Southeast MHP Portfolio Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal amount $165,000,000. The Southeast MHP Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interests in 37 manufactured housing properties totaling 3,019 pads located across five states (collectively the “Southeast MHP Portfolio Properties”). The Southeast MHP Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 and Note A-7, with an aggregate original principal balance of $85,000,000. The Southeast MHP Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-3

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The table below summarizes the promissory notes that comprise the Southeast MHP Portfolio Whole Loan.

Southeast MHP Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-2(1)	$50,000,000	$50,000,000	MSBNA	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR22	No
A-4(1)	$10,000,000	$10,000,000	MSBNA	No
A-5(1)	$10,000,000	$10,000,000	MSBNA	No
A-6(1)	$10,000,000	$10,000,000	MSBNA	No
A-7	$5,000,000	$5,000,000	BANK5 2026-5YR22	No
Total	$165,000,000	$165,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Southeast MHP Portfolio Whole Loan are Glynn Acres MHP LLC, Golden Isles MHP LLC, Merritt Place MHP LLC, Spaulding MHP LLC, Springlake MHP LLC, Sunnyland MHP LLC, Azalea MHP LLC, Carolinas 4 MHP LLC, Charlotte 3 Park MHP LLC, Chatham Pines MHP LLC, Crestview MHP LLC, Holly Faye MHP LLC, Maple Hills MHP LLC, Mobile Cottage MHP LLC, North Raleigh MHP LLC, Northview MHP LLC, Pecan Grove MHP LLC, Red Fox MHP LLC, Statesville MHP LLC, Timberview MHP LLC, Ron-Ran Enterprises L.L.C., Macral Properties LLC, Anderson MHP LLC, Arc MHP LLC, B&D MHP LLC, Capital View MHP LLC, Countryside MHP LLC, Hidden Oaks MHP LLC, Hunt Club MHP LLC, Lakeview MHP LLC, Meadowbrook MHP, LLC, Solid Rock MHP LLC, Warrenville MHP LLC, Evergreen MHP LLC and Palm Shadows MHP LLC, each a single-purpose limited liability company organized under the laws of either Georgia, North Carolina, South Carolina, Tennessee, or Texas, with one independent director in its organizational structure.

The non-recourse carve-out guarantors for the Southeast MHP Portfolio Whole Loan are Raymond M. Gee, the Gee Family Dynasty Trust, a Florida irrevocable trust, the Raymond M. Gee Irrevocable Trust Dated December 15, 2017, a North Carolina irrevocable trust, the Mariana Vega Ortega Irrevocable Trust, a Florida irrevocable trust, the Leonardo Gee Irrevocable Trust, a Florida irrevocable trust and the Alexander Gee Irrevocable Trust, a Florida irrevocable trust. The borrower sponsor for the Southeast MHP Portfolio Whole Loan is Manufactured Housing Properties, Inc. (“MHPI”). Raymond M. Gee is an experienced manufactured housing property investor with over 30 years of experience in commercial real estate and structured finance. Mr. Gee is the chief executive officer and founder of Gvest Capital, a family-owned real estate investment management firm. Mr. Gee is responsible for day-to-day and long-term strategy and operations of the firm. Gvest Capital is the parent company of MHPI, a firm that acquires, owns, and operated manufactured housing communities. MHPI currently owns and manages approximately 58 manufactured housing assets, including the Southeast MHP Portfolio Properties.

The Properties. The Southeast MHP Portfolio Properties comprise 37 manufactured housing properties totaling 3,019 pads located across five states. The Southeast MHP Portfolio Properties are located in South Carolina (11 properties, 33.6% of pads), North Carolina (18 properties, 33.0% of pads), Georgia (six properties, 18.0% of pads), Texas (one property, 13.4% of pads) and Tennessee (one property, 2.1% of pads). The Southeast MHP Portfolio Properties include 2,775 manufactured housing (“MH”) pads, 203 recreational vehicle (“RV”) sites and 41 apartment units. Of the 2,775 MH pads, 2,040 pads (73.5% of MH pads and 67.6% of total units) are occupied by tenant owned homes, 458 pads (16.5% of MH pads and 15.2% of total units) are occupied by park owned homes (“POHs”) and 277 pads (10.0% of MH pads, 9.2% of total units) are occupied by rent to own homes (“RTOs”). POHs are manufactured homes owned by either the related borrower or an affiliate. As of the origination date of the Southeast MHP Portfolio Whole Loan, the total POHs count included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home. Such 103 POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten. RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

The borrower sponsor purchased the Southeast MHP Portfolio Properties between 2016 and 2023 for a total acquisition cost of approximately $99.5 million. Since acquisition, the borrower sponsor has invested approximately $18.5 million in capital improvements and incurred $7.4 million in financing costs, for a total cost basis of approximately $125.5 million.

A-3-4

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table contains certain information about the individual Southeast MHP Portfolio Properties.

Portfolio Summary
Property Name	City, State	Pads(1)	% of Pads	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance(2)	% of Allocated Loan Cut-off Date Balance	Appraised Value(3)	% of Appraised Value
Springlake	Various, GA(4)	218	7.2%	Various / NAP(4)	72.0%	$6,628,601	7.8%	$18,075,000	7.8%
ARC	Various, SC(5)	185	6.1%	Various / NAP(5)	90.8%	$5,516,255	6.5%	$15,075,000	6.5%
Anderson	Various, SC(6)	165	5.5%	Various / NAP(6)	94.5%	$5,435,803	6.4%	$14,850,000	6.4%
Palm Shadows	Donna, TX	404	13.4%	1977 / NAP	54.2%	$4,568,313	5.4%	$12,600,000	5.4%
North Raleigh	Various, NC(7)	138	4.6%	Various / NAP(7)	90.6%	$3,914,197	4.6%	$10,775,000	4.6%
Crestview	East Flat Rock, NC	113	3.7%	1985 / NAP	99.1%	$3,749,794	4.4%	$10,250,000	4.4%
Golden Isles	Brunswick, GA	105	3.5%	1960 / NAP	81.9%	$3,462,963	4.1%	$9,475,000	4.1%
Pecan Grove	Charlotte, NC	83	2.7%	1900 / NAP	100.0%	$3,204,115	3.8%	$8,800,000	3.8%
Lakeview	Spartanburg, SC	91	3.0%	1965 / NAP	82.4%	$3,172,634	3.7%	$8,675,000	3.7%
Meadowbrook	York, SC	92	3.0%	1970 / NAP	51.1%	$3,130,658	3.7%	$8,550,000	3.7%
B&D	Chester, SC	95	3.1%	2005 / NAP	98.9%	$2,990,741	3.5%	$8,175,000	3.5%
Countryside	Lancaster, SC	110	3.6%	1972 / NAP	85.5%	$2,847,325	3.3%	$7,800,000	3.4%
Maple Hills	Mills River, NC	73	2.4%	1948 / NAP	98.6%	$2,550,000	3.0%	$6,950,000	3.0%
Asheboro	Asheboro, NC	72	2.4%	1969 / NAP	93.1%	$2,403,087	2.8%	$6,625,000	2.8%
Hunt Club	Columbia, SC	78	2.6%	1970 / NAP	92.3%	$2,263,169	2.7%	$6,200,000	2.7%
Spaulding	Brunswick, GA	70	2.3%	1980 / NAP	54.3%	$2,147,737	2.5%	$5,900,000	2.5%
Warrenville	Warrenville, SC	82	2.7%	1973 / NAP	64.6%	$2,140,741	2.5%	$5,850,000	2.5%
Evergreen	Dandridge, TN	64	2.1%	1999 / NAP	95.3%	$2,084,774	2.5%	$5,700,000	2.4%
Sunnyland	Byron, GA	72	2.4%	1985 / NAP	77.8%	$1,962,346	2.3%	$5,375,000	2.3%
Morganton	Morganton, NC	61	2.0%	1997 / NAP	100.0%	$1,811,934	2.1%	$4,975,000	2.1%
Chatham	Chapel Hill, NC	49	1.6%	2003 / NAP	98.0%	$1,748,971	2.1%	$4,800,000	2.1%
Red Fox	Clyde, NC	52	1.7%	1997 / NAP	88.5%	$1,668,519	2.0%	$4,575,000	2.0%
Merritt Place	Brunswick, GA	55	1.8%	1970 / NAP	65.5%	$1,588,066	1.9%	$4,350,000	1.9%
Timberview	Trinity, NC	55	1.8%	1980 / NAP	72.7%	$1,332,716	1.6%	$3,650,000	1.6%
Azalea	Gastonia, NC	40	1.3%	1970 / NAP	100.0%	$1,311,728	1.5%	$3,600,000	1.5%
Hidden Oaks	West Columbia, SC	44	1.5%	1987 / NAP	77.3%	$1,280,247	1.5%	$3,500,000	1.5%
Holly Faye	Gastonia, NC	35	1.2%	1972 / NAP	94.3%	$1,248,765	1.5%	$3,425,000	1.5%
Cooley	Youngsville, NC	44	1.5%	1940 / NAP	100.0%	$1,189,300	1.4%	$3,275,000	1.4%
Statesville	Statesville, NC	44	1.5%	1974 / NAP	84.1%	$1,154,321	1.4%	$3,175,000	1.4%
Dixie	Kings Mountain, NC	37	1.2%	1970 / NAP	83.8%	$1,154,321	1.4%	$3,175,000	1.4%
Capital View	Gaston, SC	32	1.1%	2004 / NAP	100.0%	$996,913	1.2%	$2,725,000	1.2%
Solid Rock	Batesburg-Leesville, SC	39	1.3%	1993 / NAP	89.7%	$933,951	1.1%	$2,550,000	1.1%
Driftwood	Charlotte, NC	26	0.9%	1980 / NAP	96.2%	$846,502	1.0%	$2,325,000	1.0%
Country Road	Franklinton, NC	28	0.9%	2004 / NAP	100.0%	$727,572	0.9%	$2,000,000	0.9%
Mobile Cottage	Morganton, NC	23	0.8%	1999 / NAP	82.6%	$629,630	0.7%	$1,725,000	0.7%
Glynn Acres	Brunswick, GA	22	0.7%	1960 / NAP	100.0%	$622,634	0.7%	$1,700,000	0.7%
Northview	Thomasville, NC	23	0.8%	1964 / NAP	87.0%	$580,658	0.7%	$1,600,000	0.7%
Total/Wtd. Avg.		3,019	100.0%		81.7%	$85,000,000	100.0%	$232,825,000	100.0%

Source: Appraisals, unless otherwise noted

(1)	Pads and Occupancy are based on the underwritten rent roll dated April 1, 2026. Includes the land on which the 41 apartment units are located.
(2)	Based on the Southeast MHP Portfolio Whole Loan.
(3)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.
(4)	The Springlake property consists of three manufactured housing communities that operate as one economic unit. The three communities are located in Centerville, Georgia and Warner Robins, Georgia. The communities were built in 1984 and 1989.
(5)	The ARC property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Lexington, South Carolina and West Columbia, South Carolina. The communities were built in 1971, 1980, 1981, and 1994.
(6)	The Anderson property consists of nine manufactured housing communities that operate as one economic unit. The nine communities are located in Williamston, South Carolina, Anderson, South Carolina, Belton, South Carolina, Pendleton, South Carolina, and Starr, South Carolina. The communities were built in 1940, 1959, 1965, 1970, 1975, 1977, and 1989.
(7)	The North Raleigh property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Youngsville, North Carolina, Oxford, North Carolina, and Franklinton, North Carolina. The communities were built in 1971, 1975, 1980, 1987, and 1993.
A-3-5

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table contains certain information about the unit mix of the Southeast MHP Portfolio Properties.

Portfolio Unit Mix(1)
Property Name	Total Pads(2)	Tenant Owned Homes	POHs(3)	RTOs(4)	Apartment Units	RV Sites
Springlake	218	149	67	2	0	0
ARC	185	135	12	38	0	0
Anderson	165	96	21	44	4	0
Palm Shadows	404	189	0	0	24	191
North Raleigh	138	63	66	4	5	0
Crestview	113	81	3	29	0	0
Golden Isles	105	71	22	6	0	6
Pecan Grove	83	83	0	0	0	0
Lakeview	91	88	3	0	0	0
Meadowbrook	92	81	3	8	0	0
B&D	95	60	4	31	0	0
Countryside	110	76	20	14	0	0
Maple Hills	73	51	1	21	0	0
Asheboro	72	45	21	6	0	0
Hunt Club	78	73	5	0	0	0
Spaulding	70	53	13	0	2	2
Warrenville	82	41	25	16	0	0
Evergreen	64	63	1	0	0	0
Sunnyland	72	38	31	3	0	0
Morganton	61	42	1	18	0	0
Chatham	49	49	0	0	0	0
Red Fox	52	1	51	0	0	0
Merritt Place	55	32	21	2	0	0
Timberview	55	37	17	1	0	0
Azalea	40	40	0	0	0	0
Hidden Oaks	44	33	3	8	0	0
Holly Faye	35	33	2	0	0	0
Cooley	44	34	10	0	0	0
Statesville	44	37	0	1	2	4
Dixie	37	36	0	1	0	0
Capital View	32	25	1	6	0	0
Solid Rock	39	17	12	10	0	0
Driftwood	26	25	1	0	0	0
Country Road	28	12	11	5	0	0
Mobile Cottage	23	18	2	3	0	0
Glynn Acres	22	15	6	0	1	0
Northview	23	18	2	0	3	0
Total/Wtd. Avg.	3,019	2,040	458	277	41	203

(1)	Information is based on the underwritten rent roll dated April 1, 2026.
(2)	Includes the land on which the 41 apartment units are located.
(3)	As of the origination date of the Southeast MHP Portfolio Whole Loan, POHs included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home to the borrower. Such POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten.
(4)	RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

Appraisals. According to the appraisals, the Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000 as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. According to the appraisals the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026, and January 30, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between January 20, 2026 and February 9, 2026, there was no evidence of any recognized environmental conditions at the Southeast MHP Portfolio Properties.

A-3-6

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Southeast MHP Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	3/31/2026 T-3 Ann.	UW	UW Per Pad
Gross Potential Rent(1)	$12,975,518	$14,489,314	$15,568,495	$16,301,041	$18,005,101	$21,358,716	$7,074.77
Reimbursements	$412,782	$627,567	$662,917	$697,228	$844,778	$697,228	$230.95
Discounts Concessions	($487,212)	($480,531)	($370,952)	($334,369)	($402,038)	($358,150)	($118.63)
Other Income	$599,123	$671,563	$537,512	$488,691	$669,291	$488,691	$161.87
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,751,111)	($1,242.50)
Effective Gross Income	$13,500,211	$15,307,913	$16,397,972	$17,152,592	$19,117,132	$18,435,375	$6,106.45

Real Estate Taxes	$584,741	$609,010	$630,066	$637,114	$655,259	$691,729	$229.13
Insurance	$348,241	$400,469	$371,782	$389,095	$394,866	$534,351	$177.00
Other Operating Expenses	$3,498,217	$3,274,467	$3,014,487	$3,061,009	$3,390,352	$3,841,546	$1,272.46
Total Operating Expenses	$4,431,200	$4,283,946	$4,016,335	$4,087,218	$4,440,477	$5,067,626	$1,678.58

Net Operating Income	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,367,748	$4,427.87
Replacement Reserves	$0	$0	$0	$0	$0	$179,750	$59.54
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,187,998	$4,368.33

Occupancy (%)(2)	73.6%	79.6%	79.9%	81.7%	81.7%	82.4%
NOI DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.33x
NCF DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.31x
NOI Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.1%
NCF Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 1, 2026.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 3/31/2026 TTM Occupancy (%) and 3/31/2026 T-3 Ann. Occupancy (%) are based on the underwritten rent roll dated April 1, 2026.
(3)	Based on the Southeast MHP Portfolio Whole Loan.

Escrows and Reserves. At origination of the Southeast MHP Portfolio Whole Loan, the borrowers were required to deposit into escrow (i) approximately $275,160 for real estate taxes, (ii) $170,776 for capital expenditures and (iii) approximately $582,579 for required repairs.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $53,341 monthly).

Insurance Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the Southeast MHP Portfolio Properties unless (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies covering the Southeast MHP Portfolio Properties are part of a blanket or umbrella policy, and (iii) the borrowers provide the lender evidence of renewal of the policies and receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to deposit into the capital expenditures reserve approximately $14,946 for annual capital expenditures approved by the lender to the extent the amount in such reserve is less than $170,776.

Lockbox and Cash Management. The Southeast MHP Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account and deposit, or cause to be deposited, all rents from the Southeast MHP Portfolio Properties into such lockbox account and (ii) establish a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into the cash management account on each business day and disbursed (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Southeast MHP Portfolio Whole Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, if any, as described under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Southeast MHP Portfolio Whole Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

A-3-7

Manufactured Housing – Various	Loan #1	Cut-off Date Balance:	$85,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A “Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.15x as of the end of a calendar quarter (a “DSCR Cash Sweep Event”); and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for the immediately preceding two consecutive calendar quarters. Notwithstanding the foregoing, the borrowers may avoid a DSCR Cash Sweep Event by delivering to the lender cash or a letter of credit in an amount, or by prepaying the Southeast MHP Portfolio Whole Loan in an amount, which, if applied to the balance of the Southeast MHP Portfolio Whole Loan would result in a debt service coverage ratio of at least 1.15x for the immediately preceding calendar quarter, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.0% of the amount prepaid. Any such cash or letter of credit is required to be returned to the borrowers if the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters without giving effect to such cash or letter of credit.

Partial Release. In the event of a casualty to a legal non-conforming property and the property cannot be restored so that (A) the property includes no less than the number of mobile home pads existing as of the origination date of the Southeast MHP Portfolio Whole Loan, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date of the Southeast MHP Portfolio Whole Loan and (C) the use of the property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. No prepayment fee or yield maintenance premium is required in connection with such prepayment. Upon such prepayment, the related property is required to be released to the related borrower.

Terrorism Insurance. The Southeast MHP Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 12 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-8

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

A-3-9

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

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A-3-10

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

A-3-11

Mortgage Loan No. 2 – Mountain Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/BANA/MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$81,500,000			Location(5):	Various, Various
Cut-off Date Balance(1):	$81,500,000			General Property Type(5):	Industrial
% of Initial Pool Balance:	9.6%			Detailed Property Type(5):	Various
Loan Purpose:	Refinance			Title Vesting(6):	Fee/Leasehold
Borrower Sponsor:	Industrial Logistics Properties Trust			Year Built/Renovated(5):	Various/Various
Guarantor:	Industrial Logistics Properties Trust			Size:	19,189,611 SF
Mortgage Rate(2):	5.096767533%			Cut-off Date Balance per SF(1):	$61
Note Date:	5/8/2026			Maturity Date Balance per SF(1):	$61
Maturity Date:	5/11/2031			Property Manager:	The RMR Group LLC (borrower-
Term to Maturity:	60 months				related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$123,567,331
Seasoning:	1 month			UW NCF	$116,850,967
Prepayment Provisions(3):	L(23),YM1(2),DorYM1(28),O(7)			UW NOI Debt Yield(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	10.0%
Additional Debt Type(1):	Pari Passu/B-Note			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Balance(1):	$1,087,900,000/$450,600,000			UW NCF DSCR(1):	1.93x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$122,186,205 (9/30/2025 TTM)
				2nd Most Recent NOI:	$120,156,924 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$117,555,625 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	96.3% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.9% (12/31/2023)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(8):	$2,350,000,000 (2/11/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value per SF(8):	$122
Ground Lease Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	49.8%
Unfunded Obligations Reserve:	$3,530,579	$0	NAP	Maturity Date LTV Ratio(1)(8):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,169,400,000	71.4%	Loan Payoff:	$1,614,813,143	98.6%
Subordinate Loan Amount(1):	$450,600,000	27.5%	Closing Costs:	$19,354,691	1.2%
Borrower Sponsor Equity:	$17,698,413	1.1%	Upfront Reserves:	$3,530,579	0.2%
Total Sources:	$1,637,698,413	100.0%	Total Uses:	$1,637,698,413	100.0%

(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 34 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Senior Loan (as defined below). Based on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Whole Loan, the Cut-off Date Balance per SF is $84, Maturity Date Balance per SF is $84, UW NOI Debt Yield is 7.6%, UW NCF Debt Yield is 7.2%, UW NOI Debt Yield at Maturity is 7.6%, UW NCF DSCR is 1.25x, Cut-off Date LTV Ratio is 68.9% and Maturity Date LTV Ratio is 68.9%.
(2)	Mortgage Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The Mountain Industrial Portfolio Junior Notes (as defined below) bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(3)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2026-5YR22 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.
(6)	Two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leaseholds. See “Ground Leases”, below.
(7)	As of either March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property (as defined below).
(8)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Mortgage Loan. The second largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 34 pari passu senior promissory notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). Among the Mountain Industrial Portfolio Senior Notes are the non-controlling Notes A-3-1-1-2, A-4-1-1-2, A-3-2-2, A-4-2-2, A-3-2-3, A-4-2-3, A-3-5-1 and A-4-5-1, with an aggregate initial principal balance of $81,500,000 which evidence the Mountain Industrial Portfolio Mortgage Loan and will be contributed to the BANK5 2026-5YR22 securitization trust. The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes. The Mountain Industrial Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc., Bank of America, National Association (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. and Bank of Montreal (“BMO”). The

A-3-12

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Mountain Industrial Portfolio Mortgage Loan will be contributed by WFB (as to Notes A-3-1-1-2 and A-4-1-1-2), BANA (as to Notes A-3-2-2, A-4-2-2, A-3-2-3 and A-4-2-3) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) (as to Notes A-3-5-1 and A-4-5-1). The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee and/or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the MTN 2026-LPFX securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Mountain Industrial Portfolio AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX	Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX	No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-3-1-1-1 and A-4-1-1-1(2)	$67,000,000	$67,000,000	WFB	No
A-3-1-1-2 and A-4-1-1-2	$43,000,000	$43,000,000	BANK5 2026-5YR22	No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-3-2-1 and A-4-2-1(2)	$14,500,000	$14,500,000	BANA	No
A-3-2-2 and A-4-2-2	$14,500,000	$14,500,000	BANK5 2026-5YR22	No
A-3-2-3 and A-4-2-3	$4,750,000	$4,750,000	BANK5 2026-5YR22	No
A-3-3 and A-4-3(2)	$33,750,000	$33,750,000	BMO	No
A-3-4 and A-4-4	$67,500,000	$67,500,000	BMARK 2026-V22	No
A-3-5-1 and A-4-5-1	$19,250,000	$19,250,000	BANK5 2026-5YR22	No
A-3-5-2 and A-4-5-2(2)	$14,500,000	$14,500,000	MSMCH	No
A-3-6 and A-4-6(2)	$33,750,000	$33,750,000	UBS AG	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(3)	$180,240,000	$180,240,000	MTN 2026-LPFX	No
B-1-2 and B-2-2(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-3 and B-2-3(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-4 and B-2-4(3)	$90,120,000	$90,120,000	MTN 2026-LPFX	No
B-1-5 and B-2-5(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-6 and B-2-6(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000

(1)	The Florida notes (which have designations that begin with A-1, A-3 and B-1) are secured solely by mortgages on the Properties located in Florida, and the non-Florida notes (the remaining notes) are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.

The Borrowers and the Borrower Sponsor. The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor. Each borrower has at least one independent director in its organizational structure. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Mountain Industrial Portfolio Whole Loan.

ILPT is a real estate investment trust focused on owning and leasing industrial and logistics properties. As of March 31, 2026, ILPT owned 409 industrial and logistics properties totaling approximately 59.6 million rentable SF, which were 94.6% leased to approximately 300 unique tenants with a weighted average remaining lease term of 7.4 years.

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% of underwritten net operating income (“UW NOI”); 11.5% of net rentable area (“NRA”)), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis, Indiana (three properties, 7.6% UW NOI), Columbus, Ohio (three properties, 5.6% UW NOI) and Charlotte, North Carolina (three properties, 4.9% UW NOI). The Mountain Industrial Portfolio Properties are granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of UW NOI.

A-3-13

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of NRA, with a limited office component comprising just 5.2% of NRA.

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties that are leased are 100% leased to a single tenant, other than the Property located at 5703 Mitchell Avenue in St. Joseph, Missouri, which has only one tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents a summary of the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)(3)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.5	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	6.1	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.2	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.3	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.3	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.7	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	11.1	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	10.0	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.1	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	8.9	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	10.0	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	4.9	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.4	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	6.0	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.4	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.6	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.8	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.4	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.1	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.5	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.3	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.2	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.2	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.
(3)	UW Base Rent PSF is inclusive of contractual rent steps underwritten through March 2027.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of UW rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. Federal Express Corporation provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee. The Federal Express Corporation leases expire between March 2027 and June 2037, have no termination options, and have various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of UW rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. Amazon.com Services, LLC is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, with each of its leases starting in February 2022. Amazon.com Services, LLC’s global headquarters is located in Seattle, Washington. The Amazon.com Services, LLC leases expire between November 2028 and August 2034, have no termination options and have various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.

Home Depot U.S.A., Inc (657,518 SF; 3.4% of NRA; 3.9% of UW rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot, a large home improvement specialty retailer. Home Depot U.S.A., Inc. operates retail stores and supply chain facilities focused on serving homeowners,

A-3-14

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc’s lease began in February 2022 and expires in November 2040 with four five-year renewal options and no termination options. Home Depot U.S.A., Inc.’s headquarters is located in Atlanta, Georgia.

The following table presents certain information relating to the top 10 tenants by annual UW rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 years
Shaw Industries, Inc.(6)	A+/Aa2/AA	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 years
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 years
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 years
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 years
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 years
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 years
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 years
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04
Vacant Space		707,566	3.7%
Total		19,189,611	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation’s leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC’s leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination of the Mountain Industrial Portfolio Whole Loan.
(7)	Winland Foods, Inc., the tenant at the 4555 West Highway 146, Buckner, Kentucky property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(3)
MTM/2026	1	280,019	1.5%	1.5%	$1,534,504	1.2%	1.2%	$5.48
2027	13	2,600,070	13.5%	15.0%	$14,066,421	10.8%	12.0%	$5.41
2028	12	1,597,547	8.3%	23.3%	$11,341,608	8.7%	20.7%	$7.10
2029	10	1,924,776	10.0%	33.4%	$11,301,147	8.7%	29.4%	$5.87
2030	12	2,836,121	14.8%	48.1%	$16,925,802	13.0%	42.4%	$5.97
2031	13	2,030,385	10.6%	58.7%	$16,634,755	12.8%	55.2%	$8.19
2032	9	1,993,387	10.4%	69.1%	$16,093,501	12.4%	67.6%	$8.07
2033	5	1,367,452	7.1%	76.2%	$8,898,538	6.8%	74.4%	$6.51
2034	2	849,944	4.4%	80.7%	$6,143,964	4.7%	79.1%	$7.23
2035	3	985,278	5.1%	85.8%	$8,890,793	6.8%	86.0%	$9.02
2036	4	1,007,674	5.3%	91.1%	$9,718,797	7.5%	93.4%	$9.64
2037 & Thereafter	2	1,009,392	5.3%	96.3%	$8,555,148	6.6%	100.0%	$8.48
Vacant	0	707,566	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	86	19,189,611	100.0%		$130,104,978	100.0%		$7.04

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through March 2027.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
A-3-15

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)(3)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.1	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.9	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.5	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.2	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.4	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.2	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.5	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	6.1	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.3	29'	$8.41	3.2%
Akron, Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.3	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.7	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	10.0	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.3	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.7	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.2	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	8.9	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.6	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.3	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.7	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.3	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.6	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.4	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.5	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.9	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.6	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.4	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.6	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.2	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.
(3)	UW Base Rent PSF is inclusive of contractual rent steps underwritten through March 2027.

Appraisals. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-16

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mountain Industrial Portfolio Properties:

Cash Flow Analysis
	2022 (10 Months)	2023	2024	9/30/2025 TTM	UW	UW PSF
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999	$133,088,511	$6.94
Rent Steps(1)	$0	$0	$0	$0	$1,925,769	$0.10
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984	$30,669,025	$1.60
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$165,683,305	$8.63
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($5,432,032)	($0.28)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$160,251,272	8.35
Straight-line Rent	$0	$0	$0	$0	$1,510,184	$0.08
Other Income	$57,789	$43,300	$654,559	$47,256	$0	$0.00
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238	$161,761,456	$8.43

Real Estate Taxes(2)	$14,608,156	$20,420,511	$19,926,115	$19,975,521	$26,256,056	$1.37
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496	$2,941,326	$0.15
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017	$8,996,744	$0.47
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033	$38,194,125	$1.99

Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$123,567,331	$6.44
Capital Reserves	$0	$0	$0	$0	$1,918,961	$0.10
TI/LC	$0	$0	$0	$0	$4,797,403	$0.25
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$116,850,967	$6.09

Occupancy (%)	98.6%	98.9%	99.0%	96.3%(3)	96.7%(3)
NOI DSCR(4)	1.63x	1.95x	1.99x	2.02x	2.04x
NCF DSCR(4)	1.63x	1.95x	1.99x	2.02x	1.93x
NOI Debt Yield(4)	8.4%	10.1%	10.3%	10.4%	10.6%
NCF Debt Yield(4)	8.4%	10.1%	10.3%	10.4%	10.0%

(1)	UW Rent Steps taken through March 2027.
(2)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.
(3)	9/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 1, 2026. UW Occupancy (%) is based on underwritten economic occupancy.
(4)	Based on the Mountain Industrial Portfolio Senior Loan. Including the Mountain Industrial Portfolio Junior Notes, UW NCF DSCR is 1.25x and UW NOI Debt Yield is 7.6%.

Escrows and Reserves.

RE Taxes – During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Insurance – During a Trigger Period, if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents). At origination of the Mountain Industrial Portfolio Whole Loan one or more acceptable blanket policies were in place.

Replacements Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves (equal to approximately $0.20 PSF annually).

Leasing Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions (equal to approximately $0.15 PSF annually).

Unfunded Obligations Reserve – The Mountain Industrial Portfolio Whole Loan documents require an upfront deposit of $3,530,579 for tenant improvement allowances, landlord work, leasing commissions and rent concessions outstanding as of the Mountain Industrial Portfolio Whole Loan origination date.

Ground Lease Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each Ground Lease (as defined below) during the next ensuing 12 months and at least 30 days prior to the respective due dates.

A-3-17

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The Mountain Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Mountain Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be immediately deposited into such lockbox account upon receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period. Upon the occurrence and during the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Mountain Industrial Portfolio Whole Loan documents. During the continuance of a Trigger Period, all available cash remaining after the required applications and disbursements is required to be held in a lender-controlled subaccount.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters;

A Trigger Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure or waiver of such event of default; or
●	with respect to clause (ii) above, the date that (a) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (c) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.

Subordinate and Mezzanine Debt. The Mountain Industrial Portfolio Whole Loan also includes the Mountain Industrial Portfolio Junior Notes. The Mountain Industrial Portfolio Junior Notes bear interest at the weighted average interest rate of 7.291555666% per annum. Payments on the Mountain Industrial Portfolio Junior Notes are generally subordinate to payments on the Mountain Industrial Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Mountain Industrial Portfolio AB Whole Loan” in the prospectus.

Mountain Industrial Portfolio Whole Loan Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mountain Industrial Portfolio Senior Loan	$1,169,400,000	5.096767533%	60	0	60	1.93x	10.6%	49.8%
Mountain Industrial Portfolio Junior Notes	$450,600,000	7.291555666%	60	0	60	1.25x	7.6%	68.9%
Total/Wtd. Avg.	$1,620,000,000	5.707243788%

Partial Release. The borrowers have the right, on or after the May 11, 2028 payment date, to obtain the release of any of the Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan and (b) an amount equal to the allocated loan amount for such Property multiplied by (1) 105% until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, 110% together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.55% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the Mountain Industrial Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right on or after the May 11, 2028 payment date to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the Mountain Industrial Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Leases. The Mountain Industrial Portfolio Property located at 7569 Golf Course Boulevard in Punta Gorda, Florida (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Punta Gorda Ground Lease”). The initial term of the Punta Gorda Ground Lease commenced on June 28, 2007 and will expire on June 30, 2037. The term of the Punta Gorda Ground Lease may be extended for three additional 10-year periods. The current base rent payable under the Punta Gorda Ground Lease is approximately $67,466 per annum and will be in effect until June 30, 2027 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

The Mountain Industrial Portfolio Property located at 246 Glasson Drive in Corpus Christi, Texas (0.3% of the allocated loan amount) is ground leased by the related borrower (the “Corpus Christi Ground Lease,” and together with the Punta Gorda Ground Lease, the “Ground Leases”). The initial term of the Corpus Christi Ground Lease commenced on December 12, 2010 and will expire on December 11, 2040. The term of the Corpus Christi Ground Lease may be extended for two additional 10-year periods. The current base rent payable under the Corpus Christi Ground Lease is approximately $34,022 per annum and will be in effect until August 31, 2026 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

Right of First Refusal/Purchase Options. Various Mountain Industrial Portfolio Properties are subject to a right of first refusal or right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus for additional information.

A-3-18

Industrial – Various	Loan #2	Cut-off Date Balance:	$81,500,000
Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
Various, Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Terrorism Insurance. The Mountain Industrial Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost for each individual Property and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-19

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

A-3-20

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

A-3-21

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

West Memorial Place
15375 and 15377 Memorial Drive
Houston, TX 77079
HOUSTON
Energy Corridor
Bear Creek Village
Bear Creek Pioneers Park
Northwest Houston
HARRIS COUNTY
George Bush Park
Westside
Memorial
Briarforest
Westchase
Mission Bend
Lakes of Bellaire
FORT BEND COUNTY
George Bush Intctl. Airport 22 miles
Downtown Houston 14 miles
Little York Rd
Tanner Rd
Clay Rd
Patterson Rd
Park Row
Katy Frwy
Memorial Dr
Briar Forest Dr
Westheimer Rd
Westheimer Pkwy
Richmond Ave
Westpark Dr
Westpark Tollway
Bellaire Blvd
Kempwood Dr
Hammerly Blvd
Eldridge Pkwy
Dairy Ashford Rd
Synott Rd
Wilcrest Dr
Kirkwood Rd
Addicks Clodine Rd
Brittmoore Rd
Sam Houston Tollway
Buffalo Bayou
Toshiba Intl. Corp.
Brittmoore Business Park
Empower Pharma
Clara Road Business Park
Chamberlain University - Houston
West Belt Business Park
Westview Business Park
Wapiti Energy
Houston Comm. College - Spring Branch Campus
CITY CENTRE
Town & Country Village
Texas Children's Hospital West Campus
MD Anderson Cancer Center West Houston
Shell Woodcreek Complex
BP Energy
ConocoPhillips World HQ
Darrell Tully Stadium
Don Coleman Coliseum
Calliope Shopping Center
Lakeside Country Club
BMC Software
Phillips 66
Carillon Shopping Center
Village Shops at Shadowbriar
Westheimer Commons
Houston City College - Alief Hayes Campus
Westchase Shopping Center
West Oaks Mall
Market Square
Shell Technology Center
HCA Houston Healthcare West
Westchase Corporate Center
Royal Oaks CC
CGG
Jacobs Engineering
DataVox
Alief Amity Park
Presidio Square
Mission Bend Shopping Center
Pavilion Village
Hong Kong City Mall
Arthur Storey Park
Plaza 88
Conroe
The Woodlands
Spring
Atascocita
Humble
Cypress
Katy
Sugar Land
Missouri City
Pearland
Pasadena
Baytown
Rosenberg
Friendswood
League City
Texas City
Galveston Bay

A-3-22

Mortgage Loan No. 3 – West Memorial Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$65,000,000			Location:	Houston, TX 77079
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Joint Venture between Fuller			Year Built/Renovated:	2015-2016/2024
	Realty Interests, LLC and PCCP,			Size:	715,935 SF
	LLC			Cut-off Date Balance PSF(1):	$148
Guarantors:	Various(2)			Maturity Date Balance PSF(1):	$148
Mortgage Rate:	7.03500%			Property Manager:	Fuller Realty Interests, LLC
Note Date:	4/9/2026				(borrower sponsor affiliate)
Maturity Date:	5/1/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$11,193,836
Seasoning:	1 month			UW NCF:	$10,715,418
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NOI Debt Yield(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	10.1%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Balance(1):	$41,000,000			UW NCF DSCR(1):	1.42x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$11,174,811 (12/31/2025)
				2nd Most Recent NOI(5):	$4,519,788 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$4,403,892 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	78.8% (2/28/2026)
RE Taxes:	$1,369,372	$282,091	NAP	2nd Most Recent Occupancy(5):	94.5% (12/31/2024)
Insurance:	$143,096	Springing	NAP	3rd Most Recent Occupancy(5):	46.3% (12/31/2023)
Required Repairs Reserve:	$62,215	$0	NAP	Appraised Value (as of)(7):	$188,000,000 (3/27/2026)
Replacement Reserve:	$11,932	$11,932	NAP	Appraised Value PSF(7):	$263
Rollover Reserve:	$5,149,153	$149,153	NAP	Cut-off Date LTV Ratio(1)(7):	56.4%
Accretive Leasing Reserve(4):	$0	$317,584	NAP	Maturity Date LTV Ratio(1)(7):	56.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$106,000,000	100.0%	Loan Payoff:	$97,643,742	92.1%
			Upfront Reserves:	$6,735,769	6.4%
			Closing Costs:	$1,620,490	1.5%

Total Sources:	$106,000,000	100.0%	Total Uses:	$106,000,000	100.0%

(1)	The West Memorial Place Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $106,000,000 (the “West Memorial Place Whole Loan”). Underwriting and Financial Information above reflect the West Memorial Place Whole Loan.
(2)	The Guarantors are PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton.
(3)	See “Escrows and Reserves”.
(4)	Payments into the Accretive Leasing Reserve will end on the payment date occurring in December 2027, resulting in total collections of $6,034,093 ($62.65 PSF with respect to the Petroleum Geo-Services (“PGS”) leased SF).
(5)	The increase in Most Recent NOI from 2nd Most Recent NOI and the increase in 2nd Most Recent Occupancy from 3rd Most Recent Occupancy is primarily attributed to lease-up of the West Memorial Place Property (as defined below) with CBRE, Inc., MODEC and Technip leases having been executed in September and December 2024 (collectively, 62.1% of UW Base Rent).
(6)	As of February 28, 2026, the West Memorial Place Property was 92.3% leased. Physical occupancy has been adjusted to account for PGS (96,315 SF), which is currently dark though continuing to pay contractual rents through December 2027. Rents attributable to the PGS leased space are intended to be deposited into the Accretive Leasing Reserve.
(7)	The Appraised Value for the West Memorial Place Property represents the “Prospective Market Value Upon Funded Reserve Account”, which assumes that a reserve is fully funded by the borrower sponsor at origination of the West Memorial Place Whole Loan to cover capital expenditures as well as speculative lease-up costs such as tenant improvement and leasing commissions. At origination of the West Memorial Place Whole Loan, $5,149,153 was reserved for speculative leasing. Based on the “as-is” appraised value of $185,000,000, the West Memorial Place Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.3%.

The Mortgage Loan. The third largest mortgage loan (the “West Memorial Place Mortgage Loan”) is part of the West Memorial Place Whole Loan secured by the borrower’s fee simple interest in a 715,935 SF, Class A office campus, located in Houston, Texas (the “West Memorial Place Property”). The West Memorial Place Whole Loan is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance of $106,000,000 as of the Cut-off Date. The West Memorial Place Mortgage Loan is evidenced by the controlling note A-1 with an original principal balance of $65,000,000. The West Memorial Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR22 transaction. The relationship between the holders of the West Memorial Place Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the prospectus.

A-3-23

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

The promissory notes comprising the West Memorial Place Whole Loan are summarized in the below table.

West Memorial Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2026-5YR22	Yes
A-2(1)	$30,000,000	$30,000,000	JPMCB	No
A-3(1)	$11,000,000	$11,000,000	JPMCB	No
Whole Loan	$106,000,000	$106,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the West Memorial Place Whole Loan is West Memorial Place Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are PCCP Equity IX, LP, PCCP Equity IX (PF), LP, PCCP Equity IX (QF), LP, Stephen Gregory Darnall, W. Stewart Smith and Paul R. Moreton. The borrower sponsor is a joint venture between Fuller Realty Interests, LLC (“Fuller”) and PCCP, LLC (“PCCP”).

Established in 1979, Fuller and its affiliated companies act as a privately owned, full-service commercial real estate firm based in Houston, Texas, offering leasing, property management and investment services. Fuller aims to identify and enhance the potential of value-add and opportunistic office and industrial assets through effective management, strategic leasing and comprehensive improvement programs. The majority of Fuller’s current principals have operated as partners since 1994, collectively possessing 95 years of experience in the commercial real estate landscape. PCCP is an established investment manager for its global investors with offices in New York, San Francisco, Atlanta and Los Angles. With $29.2 billion in assets under management, PCCP provides commercial real estate debt and equity capital solutions in the United States and invests across the capital stack, from joint venture equity to senior and mezzanine debt. Since inception in 1998, PCCP’s investment management team has raised, invested or managed over $46.6 billion of institutional capital.

The Property. The West Memorial Place Property is a Class A, trophy office campus, offering 715,935 SF of NRA. Situated on a 12-acre site, the West Memorial Place Property consists of two, 12- and 14-story adjacent towers that were built in 2015 and 2016, respectively. The West Memorial Place Property is located within Houston’s 2,000 acre Energy Corridor, a centrally located business hub in Houston, home to some of the world’s largest corporations, more than 26,000 acres of parks and open space, diverse housing options and 3.5 million SF of dining and retail offerings. Additionally, the West Memorial Place Property offers various amenities, including full-service dining options, state-of-the-art fitness facilities, outdoor patio spaces, an expansive green space in the center of the West Memorial Place Property for large events, an outdoor dining area featuring a bocce ball court and an exclusive tenant bike share with the adjacent Terry Hershey Park, offering over 50 miles of hike and bike trails. Tenants at the West Memorial Place Property benefit from 2,610 parking spaces across two on-site, covered parking garages, resulting in a parking ratio of 3.6 spaces per 1,000 SF.

As of February 28, 2026, the West Memorial Place Property was 78.8% occupied and 92.3% leased to a diverse tenant mix spanning technology, financial services and energy tenants. Physical occupancy and lender underwriting have been adjusted to account for PGS (96,315 SF), which is currently dark though continuing to pay contractual rents through December 2027. All PGS rents are intended to be deposited to the accretive leasing reserve. Beyond PGS, the West Memorial Place Property is expected to experience minimal lease rollover during the West Memorial Place Whole Loan term, with a weighted average remaining lease term of 7.4 years. The West Memorial Place Property benefits from a rent roll with approximately 67.2% of NRA and 90.2% of UW Base Rent attributable to investment-grade rated tenants. According to the borrower sponsor, the two largest tenants, Technip (M/S/F: Baa3/BBB-/BBB-) and MODEC (M/S/F: NR/NR/BBB), have demonstrated commitment to the West Memorial Place Property through significant tenant-funded capital expenditures, with Technip contributing approximately $12.6 million ($74 PSF) into its buildout and MODEC investing approximately $1.5 million into its space ($12 PSF).

The West Memorial Place Property was acquired by the borrower sponsor in February 2022 for a purchase price of $147.0 million ($205 PSF) with the borrower sponsor subsequently investing approximately $37.1 million ($52 PSF) across both tenant improvements and capital improvements at the West Memorial Place Property. Since acquisition, the borrower sponsor constructed an approximately 15,000 SF conference facility offering options from small huddle rooms to a 250-person training center, created a coffee bar and lounge, updated and added a new deli operator and added outdoor seating options between the two buildings. At the time of acquisition, the West Memorial Place Property was approximately 62% occupied, with the borrower sponsor subsequently negotiating early lease terminations with Siemens and IHI E&C International, resulting in a trough occupancy of 46% in 2023. These terminations were negotiated subject to a total termination fee of approximately $28.7 million, all of which was reinvested into the West Memorial Place Property to fund new leasing and renovations. In recent years, the West Memorial Place Property has achieved significant leasing velocity with the borrower sponsor leasing over 340,000 SF of space since acquisition, including three leases commencing in 2024 accounting for 48.2% of NRA and 62.1% of UW Base Rent. These leases include Technip (24.0% of NRA; 30.4% of UW Base Rent; M/S/F: Baa3/BBB-/BBB-), the largest tenant at the West Memorial Place Property and a global leader in energy projects, technologies, systems and services, MODEC (16.2% of NRA; 20.5% of UW Base Rent; M/S/F: NR/NR/BBB), the second largest tenant at the West Memorial Place Property and a leading provider of solutions to the floating offshore oil and gas market and CBRE, Inc. (8.0% of NRA; 11.2% of UW Base Rent; M/S/F: NR/BBB+/BBB+), the fourth largest tenant at the West Memorial Place Property and a global leader in commercial real estate services and investment.

Major Tenants.

Technip (171,600 SF; 24.0% of NRA; 30.4% of UW Base Rent) (NYSE: FTI) is a leading engineering and technology company that provides services for the energy industry, formed by the merger of GMC Technologies of the United States and Technip of France. Technip’s operations are organized into three distinct segments, subsea, offshore/onshore and surface projects. Technip has approximately 21,000 employees from 117 nationalities and operates in 38 countries. Technip utilizes its leased space at the West Memorial Place Property as its operational headquarters. Technip has a lease expiration in May 2036 and the right to extend its lease for one, 10-year term or two, five-year terms. Technip’s lease also contains the right to contract up to a maximum of two full floors (approximately 57,200 SF) after May 31, 2032, subject to nine months’ written notice and payment of the unamortized portion of associated leasing costs.

A-3-24

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

MODEC (116,160 SF; 16.2% of NRA; 20.5% of UW Base Rent) is a global supplier and operator of offshore floating platforms, providing solutions to the floating offshore oil and gas market for over 50 years. Founded in 1968, MODEC is headquartered in Tokyo, Japan and has delivered over 50 floating production systems to customers around the world for oil and gas developments. MODEC’s operations include engineering, procurement, construction and installation of floating production systems and have delivered high performance operations and maintenance services to clients since 1998. MODEC utilizes its leased space at the West Memorial Place Property as its United States headquarters. MODEC has occupied its leased space at the West Memorial Place Property since December 2024, with a lease expiration in May 2036 and the right to extend its lease for one, 10-year term or two, five-year terms. MODEC’s lease also contains the right to contract one full floor (approximately 28,717 SF) on (i) May 31, 2031 or (ii) May 31, 2033, subject to 12 months’ written notice and payment of (i) if exercised on May 31, 2033, the unamortized portion of any rent abatement and associated leasing costs; or (ii) if exercised on May 31, 2031, four months of base rent and MODEC’s proportional share of operating expenses, plus the unamortized portion of any rent abatement and associated leasing costs.

BP America (91,343 SF; 12.8% of NRA; 18.5% of UW Base Rent) is a subsidiary of BP, a British multinational oil and gas company. BP America is one of the largest energy companies in the United States, has operations in 46 states, employs over 30,000 people and supports more than a quarter-million jobs. BP America has its largest economic footprint in the United States as compared to anywhere else in the world. BP America’s operations include oil and gas production, serving as one of the largest oil producers in the Gulf of America. BP America has occupied its leased space since August 2018, with a lease expiration in September 2029 and the right to renew its lease for 15 years, in five or 10 year increments. BP America’s lease also contains an option to contract approximately 5,544 SF, effective January 31, 2027, subject to payment of unamortized leasing costs.

The following table presents certain information relating to the tenancy at the West Memorial Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Technip(3)	Baa3/BBB-/BBB-	171,600	24.0%	$4,162,398	30.4%	$24.26	5/31/2036	1 x 10 year(4)	Y(6)
MODEC(3)	NR/NR/BBB	116,160	16.2%	$2,817,624	20.5%	$24.26	5/31/2036	1 x 10 year(4)	Y(7)
BP America	NR/A-/NR	91,343	12.8%	$2,535,381	18.5%	$27.76	9/30/2029	3 x 5 year(5)	Y(8)
CBRE, Inc.	NR/BBB+/BBB+	57,200	8.0%	$1,536,100	11.2%	$26.85	8/31/2035	2 x 5 Year	Y(9)
Nvent(10)	NR/BBB-/BBB	28,718	4.0%	$875,899	6.4%	$30.50	12/31/2027	NAP	N
OXEA Corporation	NR/NR/NR	20,644	2.9%	$557,388	4.1%	$27.00	7/31/2030	1 x 5 Year	N
American Petroleum	NR/NR/NR	10,403	1.5%	$275,680	2.0%	$26.50	5/31/2028	1 x 5 Year	N
Merrill Lynch	A1/A-/AA-	9,295	1.3%	$262,331	1.9%	$28.22	10/31/2031	2 x 5 Year	Y(11)
Competentia(12)	NR/NR/NR	6,914	1.0%	$183,221	1.3%	$26.50	1/31/2028	1 x 5 year	N
Raymond James	A3/A-/A-	6,662	0.9%	$179,874	1.3%	$27.00	6/30/2027	1 x 5 Year	Y(13)
Top 10 Tenants Total/Wtd. Avg.		518,939	72.5%	$13,385,896	97.6%	$25.79
Other Occupied(14)		45,417	6.3%	$326,389	2.4%	$7.19
Occupied Total/Wtd. Avg.		564,356	78.8%	$13,712,285	100.0%	$24.30
Vacant		151,579	21.2%
Total		715,935	100.0%

(1)	Based on the underwritten rent roll as of February 28, 2026, inclusive of contractual rent steps through April 2027 and straightline rent for investment grade rated tenants through the lesser of the West Memorial Place Whole Loan term and lease term.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Technip and MODEC are each currently in occupancy of their leased space but entitled to free rent through May 31, 2026.
(4)	Technip and MODEC have the right to extend its respective lease for either (i) one period of 10 years or (ii) two periods of five years.
(5)	BP America has the right to extend its lease for 15 years in increments of five or 10 years.
(6)	Technip has the right to contract up to a maximum of two full floors (approximately 57,200 SF) after May 31, 2032, subject to nine months’ written notice and payment of the unamortized portion of associated leasing costs.
(7)	MODEC has the right to contract one full floor (approximately 28,717 SF) on (i) May 31, 2031 or (ii) May 31, 2033, subject to 12 months’ written notice and payment of (i) if exercised on May 31, 2033, the unamortized portion of associated leasing costs; or (ii) if exercised on May 31, 2031, four months of base rent and MODEC’s proportional share of operating expenses, plus the unamortized portion of any rent abatement and associated leasing costs.
(8)	BP America has the right to contract approximately 5,544 SF after January 31, 2027, subject to payment of unamortized leasing costs.
(9)	CBRE, Inc. has the right to contract up to a maximum of one full floor (approximately 28,600 SF) after August 31, 2033, subject to 12 months’ written notice and payment of three months of base rent and proportional share of operating expenses plus the unamortized portion of any rent abatement and associated leasing costs.
(10)	Nvent subleases 28,718 SF from PGS (125,033 total SF) which is dark with respect to the remainder of its space, though continuing to pay contractual rents through December 2027.
(11)	Merrill Lynch’s lease is structured with a termination option effective as of October 31, 2028, subject to 12 months’ written notice and payment of the sum of the following: (i) all rent due by Merrill Lynch under the lease through and including the termination date and (ii) the unamortized cost as of the termination date of all out-of-pocket sums including but not limited to $75 PSF for constructing Merrill Lynch’s work, $0.12 PSF to Merrill Lynch’s architect and any other tenant improvement allowances, all rent abatement and all leasing commissions paid or incurred by the landlord.
(12)	Competentia assigned its lease to an affiliate, Swift Technical Services, LLC, on October 14, 2021. Swift Technical Services, LLC then subleased the entire premises to HUDDL3 Group under a sublease with a co-terminus expiration date.
(13)	Raymond James’ lease is structured with a termination option effective as of June 30, 2025, subject to 12 months’ prior notice and payment of the sum of the unamortized cost of all tenant improvement allowances, out-of-pocket leasing commissions, rental abatement and attorneys' fees actually paid or provided by the landlord in connection with Raymond James’ lease.
(14)	Includes 29,480 SF of amenity space and 4,060 SF of management office space with no attributable UW Rent.

A-3-25

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%
The following table presents certain information relating to the lease rollover schedule at the West Memorial Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	3	41,614	5.8%	5.8%	$1,230,325	9.0%	9.0%	$29.57
2028	3	20,903	2.9%	8.7%	$557,516	4.1%	13.0%	$26.67
2029	2	93,400	13.0%	21.8%	$2,588,603	18.9%	31.9%	$27.72
2030	1	20,644	2.9%	24.7%	$557,388	4.1%	36.0%	$27.00
2031(3)	2	12,436	1.7%	26.4%	$262,331	1.9%	37.9%	$21.09
2032	0	0	0.0%	26.4%	$0	0.0%	37.9%	$0.00
2033	0	0	0.0%	26.4%	$0	0.0%	37.9%	$0.00
2034(3)	0	0	0.0%	26.4%	$0	0.0%	37.9%	$0.00
2035	1	57,200	8.0%	34.4%	$1,536,100	11.2%	49.1%	$26.85
2036 & Thereafter(4)	6	318,159	44.4%	78.8%	$6,980,022	50.9%	100.0%	$21.94
Vacant	0	151,579	21.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	18	715,935	100.0%		$13,712,285	100.0%		$24.30

(1)	Based on the underwritten rent roll as of February 28, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Includes 3,141 SF attributable to District 7 Grill with no attributable UW Base Rent.
(4)	Includes 30,399 SF of amenity space with no attributable UW Rent.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The West Memorial Place Property is situated in the Katy Freeway West office submarket, within the broader Houston office market. The Katy Freeway West office submarket includes the Energy Corridor and rapidly revitalizing areas, such as Spring Branch, and benefits from a prime location and a dense concentration of high-quality office buildings. The Energy Corridor is a business district located on the west side of Houston. Most energy sector companies have major operations in the energy corridor, including BP America (at the West Memorial Place Property), Citgo, ConocoPhillips, Nouryon, Shell Oil Company and Sysco. Energy industry corporations began moving to west Houston in the 1970s, seeking land for suburban office campuses and proximity to new housing developments. Fueled by the shale-driven construction boom of 2014-2015, the Katy Freeway West office submarket contains the second-largest inventory of the four and five star office spaces in Houston, trailing only the Central Business District, according to a third party research report. Further, rents remain well below those in the top-tier areas of Houston, such as Galleria/Uptown and Post Oak Park. The Energy Corridor contains over 26 million SF of office space with an employment capacity of over 105,000. The Energy Corridor contains the third largest employment center in the Houston area with more than 91,000 employees and over 300 companies, with a focus on energy.

The Katy Freeway West office submarket is in proximity to fast-growing western suburbs of Houston, such as Katy and Cinco Ranch, which has become increasingly valuable as employers tighten office-attendance policies and seek locations closer to their workforce. Over the past 2.5 years, a wave of notable move-ins has driven vacancy to a 10-year low as of the first quarter of 2026. The vacancy in the Katy Freeway West office submarket stands at 19.3% with an inventory of approximately 28.1 million SF. Of note, there are currently no properties under construction in the Katy Freeway West office submarket, according to a third party research report. Demand for modern space continues to be strong within the Katy Freeway West office submarket, with properties delivered since 2015 seeing an average vacancy of less than 5.0%.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the West Memorial Place Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term	Lease Type	Escalations
Office	$27.00	91 Months	NNN	$0.50 PSF per year

(1)	Source: Appraisal.

A-3-26

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to comparable office leases for the West Memorial Place Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Lease Type	Rent PSF
West Memorial Place Houston, TX	2015-2016 / 2024		20,416(2)(3)		11.2(2)(4)		$25.83(2)(5)
Energy Center V Houston, TX	2016 / NAP	OneSubsea	99,501	Jun-24	12	NNN	$25.50
Energy Center I Houston, TX	2007 / NAP	Confidential	7,265	Jul-24	7	NNN	$26.00
Energy Center II Houston, TX	2008 / NAP	Confidential	4,474	Dec-25	5	NNN	$28.50
Energy Crossing II Houston, TX	2012 / NAP	Undisclosed	23,402	Jan-26	7	NNN	$24.00
Two Eldridge Place Houston, TX	1986 / 2021	Confidential	3,148	Feb-26	5	NNN	$30.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of February 28, 2026.
(3)	Represents the average SF of all occupied office tenants.
(4)	Represents the weighted average lease term of all occupied office tenants based on UW Base Rent.
(5)	Represents the weighted average rent PSF of all occupied office tenants.

Appraisal. The appraisal concluded to an “Prospective Market Value Upon Funded Reserve Account” value for the West Memorial Place Property of $188,000,000 as of March 27, 2026, which assumes that a reserve is fully funded by the borrower sponsor at origination of the West Memorial Place Whole Loan to cover capital expenditures as well as speculative lease-up costs such as tenant improvement and leasing commissions. At origination of the West Memorial Place Whole Loan, $5,149,153 was reserved for speculative leasing costs. The “as-is” appraised value of the West Memorial Place Property, as of February 27, 2026, is $185,000,000.

Environmental Matters. The Phase I environmental site assessment dated March 5, 2026 did not identify any recognized environmental conditions at the West Memorial Place Property.

A-3-27

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the West Memorial Place Property:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW PSF
Rents in Place	$8,953,388	$9,622,403	$16,668,494	$13,712,285	$19.15
Vacant Income	$0	$0	$0	$3,658,500	$5.11
Gross Potential Rent	$8,953,388	$9,622,403	$16,668,494	$17,370,785	$24.26
Total Reimbursements	$5,668,301	$5,806,520	$5,464,943	$11,242,641	$15.70
Gross Potential Income	$14,621,689	$15,428,923	$22,133,437	$28,613,427	$39.97
Vacancy	$0	$0	$0	($6,026,338)	($8.42)
Other Income	$0	$65,586	$77,984	$96,177	$0.13
Effective Gross Income	$14,621,689	$15,494,509	$22,211,421	$22,683,265	$31.68

Real Estate Taxes	$3,465,858	$3,096,881	$3,077,926	$3,030,252	$4.23
Insurance	$1,087,550	$988,752	$753,939	$716,643	$1.00
Other Operating Expenses	$5,664,388	$6,889,088	$7,204,745	$7,742,534	$10.81
Total Expenses	$10,217,797	$10,974,721	$11,036,610	$11,489,429	$16.05

Net Operating Income(2)	$4,403,892	$4,519,788	$11,174,811	$11,193,836	$15.64
TI/LC(3)	$0	$0	$0	$335,232	$0.47
Replacement Reserves	$0	$0	$0	$143,187	$0.20
Net Cash Flow	$4,403,892	$4,519,788	$11,174,811	$10,715,418	$14.97

Occupancy %(4)	46.3%	94.5%	78.8%	78.9%
NOI DSCR(5)	0.58x	0.60x	1.48x	1.48x
NCF DSCR(5)	0.58x	0.60x	1.48x	1.42x
NOI Debt Yield(5)	4.2%	4.3%	10.5%	10.6%
NCF Debt Yield(5)	4.2%	4.3%	10.5%	10.1%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cash flow.
(2)	The increase in 2025 Net Operating Income from 2024 Net Operating Income is primarily attributed to lease-up of the West Memorial Place Property (CBRE, Inc., MODEC and Technip leases commenced in September and December 2024 (62.1% of UW Base Rent)).
(3)	UW TI/LC is inclusive of a $500,000 offset to underwritten TI/LC expenditures based on the upfront TI/LC reserve for future leasing in the amount of $5,149,153.
(4)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy. 2025 Occupancy % is based on the underwritten rent roll dated February 28, 2026. PGS has been marked vacant for purposes of UW and 2025 occupancy.
(5)	Based on the West Memorial Place Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $1,369,372 into a tax reserve account. On each payment date, the borrower is required to deposit 1/12th of the property taxes that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be $282,091).

Insurance – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $143,096 into an insurance reserve account. The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage; provided, however, such monthly reserves for insurance premiums will not be required as long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the West Memorial Place Property is included in a blanket policy approved by the lender in its reasonable discretion.

Required Repairs Reserve – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $62,215 into a required repairs reserve for certain improvements to be completed within 45 to 180 days of origination of the West Memorial Place Whole Loan.

Replacement Reserve – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $11,932 into a replacement reserve. The borrower is required to make monthly deposits into a replacement reserve in an amount equal to approximately $11,932 ($0.20 PSF per year).

Rollover Reserve – At origination of the West Memorial Place Whole Loan, the borrower was required to make an upfront deposit of approximately $5,149,153 ($7.19 PSF) to be used for future tenant improvement and leasing commission obligations. The borrower is required to make monthly deposits into the rollover reserve in an amount equal to approximately $149,153 ($2.50 PSF annually).

Accretive Leasing Reserve – On each payment date through and including the payment date occurring in December 2027, the borrower is required to deposit approximately $317,584 (which amount will be reduced over time in connection with new accretive leases in the PGS space) for tenant improvements and leasing commissions associated with any replacement lease for all or a portion of the PGS space.

A-3-28

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The West Memorial Place Whole Loan is structured with two hard lockboxes, one for each building, and springing cash management. On or shortly after the origination of the West Memorial Place Whole Loan, the borrower or property manager was required to deliver letters to all tenants directing such tenants to deliver all rents payable with respect to the applicable building comprising the West Memorial Place Property directly into the lockbox account designated for such building and controlled by the lender. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox accounts will be swept each business day into an account controlled by the borrower. If a Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept to a lender-controlled cash management account once every business day and applied in accordance with the West Memorial Place Whole Loan documents. Provided that a Cash Sweep Period is continuing in accordance with the West Memorial Place Whole Loan documents, funds on deposit in the excess cash flow reserve account will be held as additional security for the West Memorial Place Whole Loan as set forth in the West Memorial Place Whole Loan documents. All sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower upon payment in full of the West Memorial Place Whole Loan.

A “Cash Sweep Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) any bankruptcy action of the property manager, (iv) the debt service coverage ratio being less than 1.25x or (v) the commencement of a Lease Sweep Period (as defined below); and expiring upon the payment date next occurring following (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, solely with respect to an involuntary bankruptcy petition against the borrower (provided such bankruptcy action was not the result of the borrower (x) colluding, soliciting or causing to be solicited petitioning creditors, (y) filing an answer consenting to or otherwise acquiescing in, or joining in, or (z) failing to oppose (each of (x), (y), and (z) a “Collusive Involuntary Bankruptcy Proceeding”)), the discharge or dismissal of such involuntary petition against borrower within 90 days of the commencement of such involuntary petition, provided that the filing of such involuntary petition against the borrower, or the discharge or dismissal thereof, does not have a material adverse effect on the West Memorial Place Whole Loan or the West Memorial Place Property, (c) with respect to clause (iii) above, (I) the borrower replacing the property manager with a qualified property manager under a replacement management agreement or (II) if the Cash Sweep Period commenced as a result of the filing of an involuntary bankruptcy petition against the property manager that is not a Collusive Involuntary Bankruptcy Proceeding, the discharge or dismissal of such involuntary petition against the property manager, provided that the filing of such involuntary petition against the property manager, or the discharge or dismissal thereof, does not have a material adverse effect on the West Memorial Place Whole Loan or the West Memorial Place Property, (d) with respect to clause (iv) above, the achievement of a debt service coverage ratio of 1.25x, or greater for two consecutive calendar quarters, (e) with respect to clause (v) above, the Lease Sweep Period has ended. A Cash Sweep Period which commenced with respect to clause (i), (ii), or (iii) above cannot be cured more than a total of four times in the aggregate during the term of the West Memorial Place Whole Loan.

A “Lease Sweep Period” means a period commencing upon the first payment date following the occurrence of (i) with respect to each Lease Sweep Lease (as defined below), the date that any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of a written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease, (ii) the date that any tenant under a Lease Sweep Lease discontinues its business at the Lease Sweep Space (as defined below), or vacates or abandons its Lease Sweep Space or gives written notice that it intends to discontinue its business at its Lease Sweep Space at the West Memorial Place Property (or any material portion thereof), or vacate or abandon its Lease Sweep Space, (iii) upon any monetary default or other material, non-monetary default (in either case, after giving effect to any applicable notice and cure periods set forth in the applicable lease) under a Lease Sweep Lease by the tenant thereunder, (iv) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below); or (v) the tenant either (a) lists for subleasing or actually sublets, in either case, 50% or more of its Lease Sweep Space or (b) gives notice that it intends to list for subleasing or intends to sublet 50% or more of its Lease Sweep Space.

A Lease Sweep Period will expire upon the first to occur of (a) the entirety of the applicable Lease Sweep Space is leased pursuant to an acceptable replacement lease and, subject to the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free rent periods and/or rent abatement periods as well as any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under an acceptable replacement lease, (b) if the Lease Sweep Period is caused solely by the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to effect any of the events or actions described in clauses (i) through (v) above, the lender receives evidence that the related tenant rescinded in writing such previous notice, (c) with respect to a Lease Sweep Period caused solely by clause (ii) above (other than giving notice of such events), the tenant under the Lease Sweep Lease resumes actual physical occupancy and operation of business in all or substantially all of its Lease Sweep Space, (d) with respect to a Lease Sweep Period caused solely by clause (iii) above, the date on which the subject default has been cured, (e) with respect to a Lease Sweep Period caused solely by clause (iv) above either (I) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated prior to any rejection of the Lease Sweep Lease (or the related guaranty, as applicable) and/or the applicable Lease Sweep Lease (or the related guaranty, as applicable) has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (II) the applicable Lease Sweep Lease (or the related guaranty, as applicable) has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (f) with respect to a Lease Sweep Period caused solely by clause (v) above, the tenant under the Lease Sweep Lease delivers evidence to the lender that the applicable sublease has been terminated.

A “Lease Sweep Lease” means (i) the Technip lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers all or substantially all of the initial Lease Sweep Space.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (a) the admission in writing by any Lease Sweep Tenant Party (as defined below) of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by the Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law, (b) the instituting of any proceeding against or with respect to any applicable party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing or (c) any Lease Sweep Tenant Party is the subject of a bankruptcy action.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease or any guarantor of any Lease Sweep Lease.

A-3-29

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
15375 and 15377 Memorial Drive	West Memorial Place	Cut-off Date LTV:	56.4%
Houston, TX 77079		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.6%

Release of Property. None.

Terrorism and Windstorm Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Additionally, at origination of the West Memorial Place Whole Loan, the borrower’s existing blanket coverage provides for a named windstorm sublimit of $100,000,000, which is less than the original principal balance of the West Memorial Place Whole Loan and the total insurable value of the West Memorial Place Property. Under the West Memorial Place Whole Loan documents, the borrower is required to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) 60 days following closing of the West Memorial Place Whole Loan, (a) deliver or cause to be delivered to lender and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to lender and the rating agencies, each in its sole discretion and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the probable maximum loss for the 10,000 year return period based on the Portfolio Report or the Standalone Report. The borrower’s failure to comply with the foregoing requirements results in an event of default and until the required named windstorm coverage is obtained, the West Memorial Place Whole Loan documents provide for a loss carveout for any amounts incurred after the occurrence of a named windstorm event in excess of any in-place insurance policy sublimit. See “Description of the Mortgage Pool—Insurance Considerations” in the prospectus.

A-3-30

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

A-3-31

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Westwood Multifamily Portfolio
1 411 Kelton Avenue Los Angeles, CA
2 415 Gayley Avenue Los Angeles, CA
3 705 Gayley Avenue Los Angeles, CA
4 555 Levering Avenue Los Angeles, CA
5 555 Kelton Avenue Los Angeles, CA
6 10954 Roebling Avenue Los Angeles, CA
7 406 Veteran Avenue Los Angeles, CA
8 467 Midvale Avenue Los Angeles, CA
9 461 Midvale Avenue Los Angeles, CA
SANTA MONICA MTS.
Bel Air
Bel-Air Country Club
Holmby Hills
Sunset Blvd
Spieker Aquatic Center
Wallis Annenberg Stadium
The Fowler Museum
Royce Hall
UCLA School of Law
Drake Stadium
University of California - Los Angeles
Schoenberg Hall
Pauley Pavilion
UCLA Planetarium
Southern Reg. Library Facility
LOS ANGELES
Luxe Sunset Blvd. Hotel
Montana Ave
Landfair Ave
Gayley Ave
Veteran Ave
Hilgard Ave
Charles E. Young Dr.
Westwood
Brentwood Glen
David Geffen School of Medicine at UCLA
Mildred E. Mathias Botanical Garden
Ronald Reagan UCLA Med. Center
Kelton Ave
Levering Ave
Le Conte Ave
W. Los Angeles-West Beverly Hills
Geffen Playhouse
San Diego Fwy
LOS ANGELES NATIONAL CEMETERY
Westwood Blvd
WESTWOOD VILLAGE
Lindbrook Dr
METRO D LINE
Kimpton Hotel Palomar LA-Beverly Hills
Jackie Robinson Stadium
Hammer Museum
Westwood Village Square
WESTWOOD/ UCLA
Wilshire Blvd
Veterans Welcome Center
Consulate General of the Czech Republic
LOS ANGELES COUNTY
Federal Building
Brentwood Gardens Plaza
Wadsworth Theatre
METRO
Westwood Center
San Vicente Blvd
WESTWOOD VA HOSPITAL
Westwood Park
Barrington Ave
West Los Angeles VA Medical Center
Sepulveda Blvd
Ohio Ave
West Los Angeles
Brentwood
Plaza West
Santa Monica Blvd
Westwood Court
Wilshire Blvd
Landmark's Nuart Theatre
405
2
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Alhambra
El Monte
Santa Monica
Monterey Park
Montebello
Florence
Pico Rivera
South Gate
Whittier
Inglewood
Lynwood
Downey
Santa Fe Springs
Hawthorne
Norwalk
Gardena
Compton
Paramount
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach

A-3-32

Mortgage Loan No. 4 – Westwood Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Portfolio
Original Balance:		$65,000,000		Location:	Los Angeles, CA 90024
Cut-off Date Balance:		$65,000,000		General Property Type:	Multifamily
% of Initial Pool Balance:		7.6%		Detailed Property Type(3):	Student Housing
Loan Purpose(1):		Acquisition/Refinance		Title Vesting:	Fee
Borrower Sponsors:		Dr. Jason Roostaeian, MD and		Year Built/Renovated(5):	Various/Various
		Linda Roostaeian		Size(3)(5):	200 Units
Guarantors:		Dr. Jason Roostaeian, MD and		Cut-off Date Balance per Unit:	$325,000
		Linda Roostaeian		Maturity Date Balance per Unit:	$325,000
Mortgage Rate:		6.3320%		Property Manager:	ARRT LLC
Note Date:		4/7/2026			(borrower-related)
Maturity Date:		5/1/2031		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$5,529,697
Amortization Term:		0 months		UW NCF:	$5,469,697
IO Period:		60 months		UW NOI Debt Yield:	8.5%
Seasoning:		1 month		UW NCF Debt Yield:	8.4%
Prepayment Provisions:		L(25),D(30),O(5)		UW NOI Debt Yield at Maturity:	8.5%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NCF DSCR:	1.31x
Additional Debt Type:		NAP		Most Recent NOI(4):	$5,051,727 (1/31/2026 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI(4):	$5,056,301 (12/31/2025)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(4):	$5,091,940 (12/31/2024)
				Most Recent Occupancy(5):	97.0% (Various)
				2nd Most Recent Occupancy:	96.8% (12/31/2025)
Reserves(2)				3rd Most Recent Occupancy:	94.6% (12/31/2024)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$103,750,000 (1/27/2026)
RE Taxes:	$204,965	$102,482	NAP	Appraised Value per Unit:	$518,750
Insurance:	$23,429	$23,429	NAP	Cut-off Date LTV Ratio:	62.7%
Replacement Reserve:	$0	$5,000	NAP	Maturity Date LTV Ratio:	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$65,000,000	100.0%	Purchase Price(1):	$51,801,428	79.7%
			Loan Payoff(1):	$10,460,810	16.1%
			Closing Costs(7):	$2,354,982	3.6%
			Upfront Reserves:	$228,394	0.4%
			Return of Equity:	$154,387	0.2%
Total Sources:	$65,000,000	100.0%	Total Uses:	$65,000,000	100.0%

(1)	The borrower sponsors are refinancing five out of the nine Westwood Multifamily Portfolio Properties (as defined below) (406 Veteran Avenue, 461 Midvale Avenue, 467 Midvale Avenue, 705 Gayley Avenue and 10954 Roebling Avenue) and acquiring the remaining four Westwood Multifamily Portfolio Properties (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue and 555 Kelton Avenue).
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The Westwood Multifamily Portfolio Properties operate as conventional multifamily assets with leases structured by the apartment unit rather than by the bed. Given the proximity to University of California, Los Angeles (“UCLA”), the Westwood Multifamily Portfolio Properties are mostly leased to UCLA students on a per-unit basis.
(4)	Historical financials exclude 406 Veteran Avenue as the property was acquired in September 2025.
(5)	See “The Properties” section below.
(6)	The appraisals for the Westwood Multifamily Portfolio Properties also concluded a land value of $58,700,000, which would result in a Cut-off Date loan to land value ratio of 110.7%.
(7)	Closing costs include $1,625,000 of rate buy down costs.

The Mortgage Loan. The fourth largest mortgage loan (the “Westwood Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $65,000,000 and secured by the fee interests in nine multifamily properties located in Los Angeles, California (the “Westwood Multifamily Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are 411 Kelton Apts LP, 415 Gayley Apts LP, 467 Midvale Apts LP, 555 Kelton Apts LP, 555 Levering Apts LP, Gayley Investments, L.P., Midvale Apts LP, Roebling Investments LP and Veteran Apts LLC, each a California limited liability company or limited partnership and single purpose entity. The borrower sponsors and non-recourse carveout guarantors are Dr. Jason Roostaeian, MD and Linda Roostaeian.

A-3-33

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Dr. Jason Roostaeian is a board-certified plastic surgeon and clinical professor at UCLA, where he maintains a full-time clinical and academic practice. In addition to his medical career, Dr. Roostaeian is involved in real estate investment and management, participating in a family-owned multifamily portfolio located in the North Village/Westwood area of Los Angeles. Dr. Roostaeian's involvement includes acquisition support, redevelopment planning, and ongoing oversight in coordination with family members.

Linda Roostaeian has over 21 years of experience managing multifamily properties in North Village Westwood. Mrs. Roostaeian oversees a family-run portfolio, handling all aspects of the day-to-day operations. Mrs. Roostaeian actively participates in UCLA's annual housing fair and maintains regular engagement with UCLA Board of Regents. Mrs. Roostaeian has been a member of Apartment Association of Greater Los Angeles for two decades and specializes in high-demand, campus-adjacent housing, consistently attracting tenants through strong relationships with UCLA students, including fraternity and sorority networks. The portfolio for the borrower sponsors includes 13 properties with an estimated market value of approximately $106 million and real estate equity of approximately $64 million.

The Properties. The Westwood Multifamily Portfolio Properties consist of a total of 200 units across nine multifamily properties, located within the Westwood neighborhood of Los Angeles, California, all within two miles of each other and directly adjacent to UCLA. The Westwood Multifamily Portfolio Properties were built between 1941 to 2020 and are 97.0% occupied as of March 2026, with average in-place rents of $3,336 per unit. The Westwood Multifamily Portfolio Properties operate as conventional multifamily assets with leases structured by the apartment unit rather than by the bed. Given the proximity to UCLA, the Westwood Multifamily Portfolio Properties are mostly leased to UCLA students on a per-unit basis. The borrower sponsors have income and credit score tenant screening requirements. Parental guarantees are required on all leases.

The borrower sponsors currently own five properties (406 Veteran Avenue, 461 Midvale Avenue, 467 Midvale Avenue, 705 Gayley Avenue and 10954 Roebling Avenue) that were acquired between 2003 and 2025 for a total purchase price of approximately $22.3 million. In conjunction with the Westwood Multifamily Portfolio Mortgage Loan, the borrower sponsors acquired four properties (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue and 555 Kelton Avenue) at a combined purchase price of $51.8 million. Each of the Westwood Multifamily Portfolio Properties has been renovated over the years.

The unit mix across the Westwood Multifamily Portfolio Properties is comprised of studio, one-bedroom, two-bedroom, three-bedroom and four-bedroom units. The number of units at each individual property ranges from six units (856 avg. SF) to 56 units (683 avg. SF), with an average of 22 units (786 avg. SF). Amenities across the Westwood Multifamily Portfolio Properties include BBQ grills, swimming pool, elevator and onsite laundry. Unit amenities include stainless steel appliances, quartz countertops, air conditioning and dual pane windows. Select units have patios/balconies, ceiling fan, fireplace and/or vaulted ceilings. Some units can be leased on a furnished basis. The Westwood Multifamily Portfolio Properties include a total of 239 parking spaces, resulting in a parking ratio of 1.2 spaces per unit. The Westwood Multifamily Portfolio Mortgage Loan does not allow for any property releases.

The following table presents certain information relating to the Westwood Multifamily Portfolio Properties, which are presented in descending order of their Appraised Value:

Portfolio Summary
Property Name Address	Year Built / Renovated	# of Units(1)	Avg SF(1)	% Occupied(1)	Average In-Place Rent(1)(2)	Appraised Value(3)	% of Portfolio Appraised Value	UW NCF(4)	% of Portfolio UW NCF(4)	Year Acquired(3)
411 Kelton Avenue 411 Kelton Avenue	1967/2005	56	683	100.0%	$2,755	$23,500,000	22.7%	$3,489,791	63.8%	2026
415 Gayley Avenue 415 Gayley Avenue	1963/NAP	42	786	95.2%	$2,900	$20,100,000	19.4%	$0	0.0%	2026
705 Gayley Avenue(5) 705 Gayley Avenue	2020/NAP	12	1,148	83.3%	$8,255	$14,000,000	13.5%	$708,673	13.0%	2003
555 Levering Avenue 555 Levering Avenue	1962/NAP	33	690	100.0%	$2,510	$12,000,000	11.6%	$0	0.0%	2026
555 Kelton Avenue 555 Kelton Avenue	1962/NAP	22	753	100.0%	$2,877	$9,300,000	9.0%	$0	0.0%	2026
10954 Roebling Avenue 10954 Roebling Avenue	1941/NAP	8	1,325	100.0%	$6,396	$8,400,000	8.1%	$406,135	7.4%	2015
406 Veteran Avenue 406 Veteran Avenue	1963/NAP	15	785	86.7%	$2,946	$7,600,000	7.3%	$372,035	6.8%	2025
467 Midvale Avenue 467 Midvale Avenue	1947/NAP	6	856	100.0%	$4,917	$4,450,000	4.3%	$242,387	4.4%	2021
461 Midvale Avenue 461 Midvale Avenue	1947/NAP	6	893	100.0%	$4,883	$4,400,000	4.2%	$250,677	4.6%	2021
Total/Wtd. Avg.		200	786	97.0%	$3,336	$103,750,000	100.0%	$5,469,697	100.0%

(1)	Based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.
(2)	Average In-Place Rent is based on occupied units.
(3)	Source: Appraisals.
(4)	411 Kelton Avenue UW NCF includes the total income and expenses for all four of the properties being acquired (411 Kelton Avenue, 415 Gayley Avenue, 555 Levering Avenue, and 555 Kelton Avenue).
(5)	At 705 Gayley Avenue, two of the twelve units are restricted to leases to low income tenants. The two units are currently vacant.

A-3-34

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the unit mix at the Westwood Multifamily Portfolio Properties:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	24	24	100.0%	506	12,150	$2,270	$2,281
1 BR	114	112	98.2%	706	80,524	$2,661	$2,711
2 BR	40	38	95.0%	952	38,060	$3,892	$4,068
3 BR	13	11	84.6%	1,131	14,701	$6,520	$6,033
4 BR	9	9	100.0%	1,313	11,815	$8,339	$8,394
Total/Wtd. Avg.	200	194	97.0%	786	157,250	$3,336	$3,402

(1)	Based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisals.

The Market. The Westwood Multifamily Portfolio Properties are located in the Westwood neighborhood of Los Angeles, California within the Los Angeles-Long Beach-Anaheim metropolitan statistical area. The Westwood Multifamily Portfolio Properties are situated adjacent to UCLA and are proximate to Interstate 10 and Interstate 405. The Westwood neighborhood lies approximately 10 miles west of Downtown Los Angeles and is bounded by Sunset Boulevard to the north, Beverly Hills to the east, Santa Monica Boulevard to the south, and Sepulveda Boulevard to the west. Major employers in the region include Los Angeles International Airport (45,000 employees), UCLA Health System (35,543 employees), UCLA Community Based Learning (30,000 employees), UCLA (27,489 employees) and the National Institutes of Health (20,000 employees).

UCLA is a primary economic and demand driver for the immediate area. UCLA reported total enrollment of approximately 49,000 students for the 2025–2026 academic year, with approximately 40% of students residing off campus, creating consistent demand for nearby rental housing. The university plans to increase enrollment by approximately 6.3% by 2029. The Westwood Multifamily Portfolio Properties are located within the Los Angeles multifamily market and the Beverly Hills/Century City/UCLA multifamily submarket. As of the first quarter of 2026, the Los Angeles multifamily market had a total inventory of approximately 1.06 million units, a vacancy rate of 5.7% and average asking rental rate of $2,326 per unit. As of the first quarter of 2026, the Beverly Hills/Century City/UCLA multifamily submarket had a total inventory of 42,267 units, a vacancy rate of 7.0% and an average asking rental rate of $3,392 per unit. According to the borrower sponsor, there is one multifamily project currently in lease-up and one additional development in the pipeline, together expected to deliver approximately 711 beds over the next three years.

According to the 411 Kelton Avenue appraisal, the 2025 population within a one-, three- and five-mile radius of the Westwood Multifamily Portfolio Properties was 33,614, 181,675 and 479,089, respectively. The 2025 median household income within the same radii was $63,870, $128,861, and $122,937, respectively.

The following table presents information regarding certain competitive properties to the Westwood Multifamily Portfolio Properties:

Competitive Rental Properties Summary
Property Name/Location	Year Built / Renovated	Avg. SF	Total Occupancy	Number of Units	Rental Rate Range	Distance to Subject
Westwood Multifamily Portfolio Various Los Angeles, CA	Various / Various	786(1)	97.0%(1)	200(1)	Studio - $2,270(1) 1BR - $2,661(1) 2BR - $3,892(1) 3BR - $6,520(1) 4BR - $8,339(1)	-
520 Kelton Avenue Los Angeles, CA	1972 / NAP	1BR - 674	98.0%	54	1BR - $2,795	< 10.0 miles
508 Midvale Avenue Los Angeles, CA	1952 / NAP	1,000	93.0%	14	2BR - $3,700	< 10.0 miles
440 Veteran Avenue Los Angeles, CA	1970 / NAP	1,063	97.0%	31	2BR - $4,000	< 10.0 miles
11028 Strathmore Drive Los Angeles, CA	1953 / NAP	550	93.0%	14	2BR - $3,550	< 10.0 miles
445 Landfair Avenue Los Angeles, CA	1988 / NAP	750	95.0%	22	1BR - $2,695	< 10.0 miles
628-638 Levering Avenue Los Angeles, CA	1963 / NAP	600	92.0%	12	1BR - $2,550	< 10.0 miles

Source: Appraisals.

(1)	Based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.

Appraisals. According to the individual appraisals with a valuation as-of date of January 27, 2026, the Westwood Multifamily Portfolio Properties had an aggregate “as-is” value of $103,750,000.

A-3-35

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Environmental Matters. According to the Phase I environmental site assessments dated February 4, 2026 and February 5, 2026, there was no evidence of any recognized environmental conditions at the Westwood Multifamily Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westwood Multifamily Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	1/31/2026 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$7,432,826	$7,426,240	$7,371,953	$7,374,452	$7,966,680	$39,833
Concessions	($275,716)	($67,370)	($109,754)	($109,754)	($109,754)	($549)
Vacancy/Credit Loss	($482,671)	($388,202)	($259,484)	($265,414)	($398,334)	($1,992)
Other Income	$533,036	$532,212	$564,160	$561,237	$563,419	$2,817
Effective Gross Income	$7,207,475	$7,502,880	$7,566,875	$7,560,521	$8,022,011	$40,110

Real Estate Taxes	$1,092,568	$1,123,950	$1,141,754	$1,142,660	$1,212,606	$6,063
Insurance	$128,810	$138,678	$143,937	$143,574	$255,590	$1,278
Other Operating Expenses	$1,254,173	$1,148,312	$1,224,883	$1,222,560	$1,024,117	$5,121
Total Operating Expenses	$2,475,551	$2,410,940	$2,510,574	$2,508,794	$2,492,314	$12,462

Net Operating Income	$4,731,924	$5,091,940	$5,056,301	$5,051,727	$5,529,697	$27,648
Replacement Reserves	$0	$0	$0	$0	$60,000	$300
Net Cash Flow	$4,731,924	$5,091,940	$5,056,301	$5,051,727	$5,469,697	$27,348

Occupancy	93.4%	94.6%	96.8%	97.0%(2)	94.9%(3)
NOI DSCR	1.13x	1.22x	1.21x	1.21x	1.33x
NCF DSCR	1.13x	1.22x	1.21x	1.21x	1.31x
NOI Debt Yield	7.3%	7.8%	7.8%	7.8%	8.5%
NCF Debt Yield	7.3%	7.8%	7.8%	7.8%	8.4%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated between January 2026 and February 2026. Historical financials exclude 406 Veteran Avenue as the property was acquired in September 2025.
(2)	Represents occupancy based on the borrower rent rolls dated March 6, 2026 and March 9, 2026.
(3)	Based on an economic vacancy of 5.1%.

Escrows and Reserves. At origination of the Westwood Multifamily Portfolio Mortgage Loan, the borrowers deposited into escrow (i) approximately $204,965 for real estate taxes and (ii) approximately $23,429 for insurance.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $102,482.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $23,429. A blanket policy was not in place at origination of the Westwood Multifamily Portfolio Mortgage Loan.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $5,000 for replacement reserves.

Lockbox and Cash Management. The Westwood Multifamily Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Westwood Multifamily Portfolio Properties are required to be deposited by the borrowers or property manager within one business day of receipt. During a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Westwood Multifamily Portfolio Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Westwood Multifamily Portfolio Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Westwood Multifamily Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio for the Westwood Multifamily Portfolio Mortgage Loan for any calendar quarter being less than 1.15x or (iii) beginning with June 30, 2027, the pre-leasing for the upcoming school year is less than 85% as of June 30 of such year and will be cured when (A) with regard to clause (i) above, upon the cure of such event of default, (B) with regard to clause (ii) above, upon the debt service coverage ratio for the Westwood Multifamily Portfolio Mortgage Loan being greater than or equal to 1.15x for two consecutive calendar quarters and (C) with regard to clause (iii) above, upon such time as the actual leased occupancy percentage is at least 85% for two consecutive months.

A-3-36

Multifamily – Student Housing	Loan #4	Cut-off Date Balance:	$65,000,000
Various	Westwood Multifamily Portfolio	Cut-off Date LTV:	62.7%
Los Angeles, CA 90024		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	8.5%

Release of Property. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Westwood Multifamily Portfolio Properties and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-37

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

A-3-38

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

Storage of America Portfolio 2
1 SOA - Range Road Kimball, MI
2 SOA - Akron Main Akron, OH
3 SOA - Moline Moline, IL
4 SOA - Gustine St. Louis, MO
5 SOA - Oak Harbor Fremont, OH
6 SOA - Dort Hwy Flint, MI
7 SOA - Rock Island Rock Island, IL
8 SOA - Broadway 1 & 2 Anderson, IN
9 SOA - Chestnut Anderson, IN
10 SOA - Kitridge Dayton, OH
DAVENPORT
Bettendorf
IOWA
Rock Island
Moline
East Moline
Silvis
Buffalo
Eldridge
ILLINOIS
Milan
Coal Valley
ROCK ISLAND COUNTY
Midland
Bay City
Saginaw
Flint
Burton
Lapeer
Port Huron
Kimball
Lansing
East Lansing
Rochester Hills
Pontiac
Troy
Sterling Hts.
Southfield
Novi
Livonia
Ann Arbor
DETROIT
Dearborn
WINDSOR
ONTARIO
Jackson
Trenton
Dundee
Lake Huron
Lake St. Clair
Lake Erie
Windfall City
Summitville
Elwood
Alexandria
Frankton
Yorktown
Muncie
Anderson
Daleville
Middletown
Noblesville
Pendleton
Fishers
INDIANAPOLIS
Lawrence
Florissant
Ferguson
University City
ST. LOUIS
Clayton
East St. Louis
Granite City
Edwardsville
Collinsville
ILLINOIS
MISSOURI
Cahokia
Sauget
Belleville
Oakville
Arnold
MICHIGAN
TOLEDO
Fremont
CLEVELAND
AKRON
Youngstown
FORT WAYNE
Findlay
Lima
Mansfield
OHIO
PITTSBURGH
COLUMBUS
DAYTON
Fairborn
CINCINNATI
KENTUCKY
WEST VIRGINIA

A-3-39

Mortgage Loan No. 5 – Storage of America Portfolio 2

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$63,500,000			Location(2):	Various, Various
Cut-off Date Balance:	$63,500,000			General Property Type:	Self Storage
% of Initial Pool Balance:	7.5%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Storage of America			Year Built/Renovated(2):	Various/Various
Guarantor:	Robert B. Walker			Size(2):	1,335,997 SF
Mortgage Rate:	6.0070%			Cut-off Date Balance PSF:	$48
Note Date:	3/12/2026			Maturity Date Balance PSF:	$48
Maturity Date:	4/1/2031			Property Manager:	Storage of America LLC (borrower-
Term to Maturity:	60 months				related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,084,575
Seasoning:	2 months			UW NCF:	$4,950,971
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield:	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	7.8%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.28x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$5,160,650 (12/31/2025)
				2nd Most Recent NOI:	$5,292,476 (12/31/2024)
				3rd Most Recent NOI:	$4,072,127 (12/31/2023)
				Most Recent Occupancy(3):	57.3% (Various)
Reserves(1)				2nd Most Recent Occupancy:	78.4% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.4% (12/31/2024)
RE Taxes:	$238,147	$64,575	NAP	Appraised Value (as of)(4):	$92,610,000 (Various)
Insurance:	$108,561	$37,290	NAP	Appraised Value PSF:	$69
Replacement Reserve:	$2,900,000	$11,134	NAP	Cut-off Date LTV Ratio:	68.6%
Immediate Repairs Reserve:	$275,121	$0	NAP	Maturity Date LTV Ratio:	68.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$63,500,000	100.0%	Existing Debt:	$54,293,886	85.5%
			Equity Recapture:	$4,461,750	7.0%
			Upfront Reserves:	$3,521,828	5.5%
			Closing Costs:	$1,222,535	1.9%
Total Sources:	$63,500,000	100.0%	Total Uses:	$63,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve information.
(2)	See “The Properties” section below for additional details for the Storage of America Portfolio 2 Properties (as defined below).
(3)	The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.
(4)	Individual appraisal dates for the Storage of America Portfolio 2 Properties range from November 13, 2025 to January 27, 2026.

The Mortgage Loan. The fifth largest mortgage loan (the “Storage of America Portfolio 2 Mortgage Loan”) is evidenced by three promissory notes in the aggregate principal amount of $63,500,000 and secured by a first priority mortgage encumbering the fee interests in 10 self storage properties located in Ohio, Michigan, Illinois, Indiana and Missouri (the “Storage of America Portfolio 2 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are SOA Broadway LLC and SOA Chestnut LLC, each an Indiana limited liability company, SOA Akron Main LLC, SOA Dort LLC, SOA Gustine LLC, SOA Kitridge LLC, SOA Port Huron, LLC, SOA Rock Island LLC and SOA Broadway 2 LLC, each a Utah limited liability company, SOA Moline LLC, an Illinois limited liability company, and SOA Oak Harbor LLC, an Ohio limited liability company. Each borrower is a single purpose entity with two independent directors. The non-recourse carveout guarantor is Robert B. Walker and the borrower sponsor is Storage of America.

Robert B. Walker founded Storage of America in 2003 and is a self-storage developer and operator based in Salt Lake City, Utah. Mr. Walker’s previous real estate experience includes establishing Walker International Capital in 1990, a privately held real estate firm, for the purpose of acquiring distressed commercial real estate from major financial and government institutions. Since 1990, Walker International Capital and related entities have acquired more than 700 properties. Storage of America’s current portfolio value is approximately $250 million across more than 30 projects and 20 sites under development, representing approximately three million SF and 17,000 storage units. Storage of America properties are located across the Midwest states of Illinois, Indiana, Michigan, Ohio, and Missouri.

A-3-40

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

The Properties. The Storage of America Portfolio 2 Properties are comprised of 10 self storage properties, totaling 1,335,997 SF, located in Missouri (one property, 39.9% of NRA), Ohio (three properties, 19.9% of NRA), Illinois (two properties, 15.5% of NRA), Michigan (two properties, 14.0% of NRA) and Indiana (two properties, 10.8% of NRA). Built between 1904 and 1993, the Storage of America Portfolio 2 Properties range in size from 56,511 SF to 532,724 SF. The Storage of America Portfolio 2 Properties consist of 7,886 units comprised of 7,462 self storage units (823,200 SF), 351 parking units, and 73 office/commercial units (484,697 SF). Amenities at the Storage of America Portfolio 2 Properties include exterior lighting, keypad entry, perimeter fencing, individual door alarms, on-site manager, video cameras, electronic gates, and a loading bay. The borrower sponsor acquired each of the Storage of America Portfolio 2 Properties between 2016 and 2019. Nine of the 10 Storage of America Portfolio 2 Properties were converted from their original use to their existing use as self storage facilities.

As of December 31, 2025 and January 27, 2026, the Storage of America Portfolio 2 Properties were 57.3% occupied by SF. The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

The following table presents certain information relating to the Storage of America Portfolio 2 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
SOA - Range Road 1661 Range Road Kimball, MI 48074	1992/2016	$12,325,000	19.4%	$17,200,000	18.6%	$1,014,077	20.5%
SOA - Akron Main 1977 Buchholzer Boulevard Akron, OH 44310	1966/2019	$9,400,000	14.8%	$12,800,000	13.8%	$838,761	16.9%
SOA - Moline 2000 and 2200 36th Avenue Moline, IL 61265	1963/2018	$8,100,000	12.8%	$10,910,000	11.8%	$629,234	12.7%
SOA - Gustine 4327 Gustine Avenue St. Louis, MO 63116	1954/2018	$6,500,000	10.2%	$10,750,000	11.6%	$437,558	8.8%
SOA - Oak Harbor 1825 Oak Harbor Road Fremont, OH 43420	1993/2020	$6,325,000	10.0%	$9,230,000	10.0%	$516,549	10.4%
SOA - Dort Hwy 4002 South Dort Highway Flint, MI 48507	1963/2020	$5,100,000	8.0%	$7,050,000	7.6%	$376,982	7.6%
SOA - Rock Island 2832 5th Street Rock Island, IL 61201	1966/2018	$5,000,000	7.9%	$6,690,000	7.2%	$411,783	8.3%
SOA - Broadway 1 & 2 2828 and 2940 Broadway Street Anderson, IN 46012	1980/2019	$4,850,000	7.6%	$6,370,000	6.9%	$371,543	7.5%
SOA - Chestnut 1201 East 5th Street Anderson, IN 46012	1904/2018	$3,100,000	4.9%	$6,540,000	7.1%	$159,900	3.2%
SOA - Kitridge 5041 Kitridge Road Dayton, OH 45424	1956/2020, 2023-2024	$2,800,000	4.4%	$5,070,000	5.5%	$194,583	3.9%
Total		$63,500,000	100.0%	$92,610,000	100.0%	$4,950,971	100.0%

(1)	Information obtained from the appraisals. Individual appraisal dates for the Storage of America Portfolio 2 Properties range from November 13, 2025 to January 27, 2026.

A-3-41

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

The following table presents certain information relating to the units at the Storage of America Portfolio 2 Properties:

Portfolio Unit Summary(1)
Property Name	SF(2)	% of SF	Occ%(3)	Total # of Units	# Climate Controlled Storage Units	# Non-climate Controlled Storage Units	# Parking Units	# Commercial/ Office Units(4)	Average Storage Unit Size (SF)(5)	Wtd. Avg. Storage Rent / Unit(5)	Market Storage Rent / Unit(5)(6)
SOA - Range Road	118,154	8.8%	80.8%	1,257	1,042	0	215	0	113	$125	$121
SOA - Akron Main	111,038	8.3%	80.2%	1,101	1,083	0	18	0	98	$114	$116
SOA - Moline	95,350	7.1%	71.8%	830	803	27	0	0	115	$127	$127
SOA - Gustine(7)	532,724	39.9%	30.7%	832	712	0	102	18	148	$136	$131
SOA - Oak Harbor	98,323	7.4%	66.2%	867	867	0	0	0	113	$110	$108
SOA - Dort Hwy	68,877	5.2%	68.0%	655	654	0	1	0	105	$103	$98
SOA - Rock Island	111,162	8.3%	90.2%	537	524	0	11	2	93	$94	$95
SOA - Broadway 1 & 2	70,707	5.3%	88.5%	657	656	0	1	0	108	$98	$101
SOA - Chestnut	73,151	5.5%	60.2%	704	648	0	3	53	85	$94	$80
SOA - Kitridge	56,511	4.2%	54.2%	446	446	0	0	0	127	$126	$139
Total/Weighted Average	1,335,997	100.0%	57.3%	7,886	7,435	27	351	73	110	$114	$112

(1)	Based on borrower rent rolls dated December 31, 2025 for nine Storage of America Portfolio 2 Properties and January 27, 2026 for the SOA - Gustine property.
(2)	SF includes 28,100 SF for covered/vehicle parking units. No SF was assigned to uncovered parking units.
(3)	Occ% is calculated on SF.
(4)	Commercial/Office units represent 403,939 SF at the SOA - Gustine property, 62,430 SF at the SOA - Rock Island property, and 18,328 SF at the SOA - Chestnut property.
(5)	Average Storage Unit Size (SF), Wtd. Avg. Storage Rent / Unit and Market Storage Rent / Unit exclude parking and commercial/office units.
(6)	Information based on the appraisals.
(7)	The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

The following table presents certain information with respect to the unit mix of the Storage of America Portfolio 2 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	% of Rent	Weighted Average Rent / Unit
Self Storage – Climate Controlled	7,435	813,572	60.9%	73.5%	88.9%	$113
Parking(3)	351	28,100	2.1%	55.6%	2.7%	$94
Commercial/Office	73	484,697	36.3%	28.4%	7.3%	$1,295
Self Storage – Non Climate Controlled	27	9,628	0.7%	81.8%	1.1%	$322
Total/Weighted Average	7,886	1,335,997	100.0%	57.3%	100.0%	$121

(1)	Based on borrower rent rolls dated December 31, 2025 for nine Storage of America Portfolio 2 Properties and January 27, 2026 for the SOA - Gustine property.
(2)	Occ% is calculated on SF for Climate Controlled, Non Climate Controlled and Commercial/Office. Occ% is calculated on units for parking. Total occupancy is based on SF.
(3)	No SF was assigned to uncovered parking units. 28,100 SF was assigned to covered/vehicle parking units.

The Markets. The Storage of America Portfolio 2 Properties are located in five states: Missouri (one property, 39.9% of NRA), Ohio (three properties, 19.9% of NRA), Illinois (two properties, 15.5% of NRA), Michigan (two properties, 14.0% of NRA) and Indiana (two properties, 10.8% of NRA).

A-3-42

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

The following table presents certain local demographic data related to the Storage of America Portfolio 2 Properties:

Market Summary(1)
Property Name City, State Zip Code	MSA	Appraiser’s Market Vacancy	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
SOA - Range Road Kimball, MI 48074	Detroit–Warren–Dearborn, MI	15.0%	1,889 / 20,201 / 58,079	$59,519 / $76,506 / $79,057
SOA - Akron Main Akron, OH 44310	Akron, OH	10.0%	11,421 / 87,939 / 204,870	$65,324 / $80,732 / $84,354
SOA - Moline Moline, IL 61265	Davenport–Moline–Rock Island, IA–IL	12.0%	6,213 / 55,424 / 130,368	$99,616 / $86,152 / $84,810
SOA - Gustine St. Louis, MO 63116	St. Louis, MO–IL	12.0%	27,626 / 144,107 / 302,860	$69,014 / $95,046 / $96,565
SOA - Oak Harbor Fremont, OH 43420	Fremont, OH	12.0%	2,959 / 20,010 / 26,444	$61,219 / $71,915 / $76,575
SOA - Dort Hwy Flint, MI 48507	Flint, MI	15.0%	7,176 / 55,744 / 133,396	$55,835 / $60,823 / $69,607
SOA - Rock Island Rock Island, IL 61201	Davenport–Moline–Rock Island, IA-IL	12.0%	6,062 / 44,253 / 121,132	$55,922 / $72,622 / $79,376
SOA - Broadway 1 & 2 Anderson, IN 46012	Indianapolis–Carmel–Greenwood, IN	12.0%	2,903 / 23,672 / 57,453	$68,072 / $73,946 / $72,205
SOA - Chestnut Anderson, IN 46012	Indianapolis-Carmel-Greenwood, IN	15.0%	7,932 / 46,958 / 71,682	$55,795 / $64,709 / $72,466
SOA - Kitridge Dayton, OH 45424	Dayton–Kettering–Beavercreek, OH	10.0%	11,688 / 45,292 / 120,947	$114,136 / $96,971 / $82,823

(1)        Source: Appraisals.

Appraisals. According to the individual appraisals with valuation dates ranging from November 13, 2025 to January 27, 2026, the Storage of America Portfolio 2 Properties had an aggregate “as-is” value of $92,610,000.

Environmental Matters. According to the Phase I environmental site assessments dated between November 21, 2025 and December 11, 2025, there were recognized environmental conditions at three of the Storage of America Portfolio 2 Properties: SOA - Gustine, SOA - Rock Island and SOA – Kitridge. There was a historical recognized environmental condition identified in Phase I environmental report for the SOA - Dort Hwy property which revealed that a former underground storage tank that was removed but lacks a regulatory closure. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the four Storage of America Portfolio 2 Properties. The OPC provided a reasonable probable cost estimate of $1,993,013 ($797,750 for SOA – Gustine, $496,290 for SOA - Dort Hwy, $184,800 for SOA - Rock Island and $514,173 for SOA - Kitridge). The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) that provides a $5,000,000 policy limit per incident and in the aggregate for an eight year term (three years past Storage of America Portfolio 2 Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-43

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Storage of America Portfolio 2 Properties:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$7,304,124	$7,331,057	$7,880,658	$7,904,707	$11,466,689	$8.58
Other Income(2)	$745,227	$762,558	$805,383	$803,060	$803,060	$0.60
(Vacancy & Credit Loss)(3)	$0	$0	$0	$0	($3,500,162)	($2.62)
Effective Gross Income	$8,049,350	$8,093,615	$8,686,041	$8,707,767	$8,769,587	$6.56

Real Estate Taxes	$727,517	$733,331	$771,707	$768,942	$969,545	$0.73
Insurance	$337,524	$414,902	$347,175	$444,663	$467,178	$0.35
Management Fee	$321,974	$323,745	$347,442	$348,311	$263,088	$0.20
Other operating expenses	$2,881,086	$2,549,510	$1,927,242	$1,985,201	$1,985,201	$1.49
Total Operating Expenses	$4,268,101	$4,021,488	$3,393,565	$3,547,117	$3,685,012	$2.76

Net Operating Income	$3,781,249	$4,072,127	$5,292,476	$5,160,650	$5,084,575	$3.81
Replacement Reserves	$0	$0	$0	$0	$133,604	$0.10
Net Cash Flow	$3,781,249	$4,072,127	$5,292,476	$5,160,650	$4,950,971	$3.71

Occupancy %	75.7%	85.1%	80.4%	57.3%(4)	69.5%(3)
NOI DSCR	0.98x	1.05x	1.37x	1.33x	1.31x
NCF DSCR	0.98x	1.05x	1.37x	1.33x	1.28x
NOI Debt Yield	6.0%	6.4%	8.3%	8.1%	8.0%
NCF Debt Yield	6.0%	6.4%	8.3%	8.1%	7.8%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Based on economic vacancy of 30.5%.
(4)	Based on borrower rent rolls dated December 31, 2025 for nine Storage of America Portfolio 2 Properties and January 27, 2026 for the SOA - Gustine property. The SOA - Gustine property includes 105,185 SF of self storage space, 23,600 SF of covered parking space and 403,939 SF of commercial space and is 30.7% occupied on all spaces. The SOA - Gustine property has an occupancy of 72.4% for the total self storage and parking spaces (128,785 SF) and an occupancy of 17.4% for the commercial space (403,939 SF). There is approximately 242,605 SF of industrial commercial warehouse space on the third floor of the SOA - Gustine property which was partially occupied until 2024. According to the borrower sponsor, the space is currently under lease negotiations. The occupancy for the Storage of America Portfolio 2 Properties, excluding the commercial space for the SOA - Gustine property, is 74.6%.

Escrows and Reserves. At origination of the Storage of America Portfolio 2 Mortgage Loan, the borrowers deposited into escrow approximately (i) $238,147 into a real estate tax reserve account, (ii) $108,561 into an insurance reserve account, (iii) $2,900,000 into a replacement reserve account and (iv) $275,121 into a deferred maintenance reserve account.

Real Estate Taxes – The borrowers are required to deposit monthly 1/12th of the estimated annual real estate taxes for the Storage of America Portfolio 2 Properties (currently approximately $64,575).

Insurance – On each monthly payment date if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $37,290. As of the origination date of the Storage of America Portfolio 2 Mortgage Loan, a blanket policy was not in place.

Replacement Reserve – The borrowers are required on each monthly payment date to deposit approximately $11,134 into a replacement reserve account.

Lockbox and Cash Management. The Storage of America Portfolio 2 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Storage of America Portfolio 2 Properties are required to be deposited by the borrowers and/or manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Storage of America Portfolio 2 Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Storage of America Portfolio 2 Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.15x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters or (ii) the borrowers depositing with the lender an amount, which may be in the form of a letter of credit, as determined pursuant to the Storage of America Portfolio 2 Mortgage Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.20x for two consecutive calendar quarters.

A-3-44

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$63,500,000
Various	Storage of America Portfolio 2	Cut-off Date LTV:	68.6%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.0%

Release of Property. On any business day 60 days after the securitization of the Storage of America Portfolio 2 Mortgage Loan, the borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 2 Properties in connection with a bona fide third party sale of such Storage of America Portfolio 2 Properties, subject to a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 2 Property together with any applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 2 Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 2 Properties is equal to or greater than the greater of the debt yield immediately preceding the release and 7.80%, (iii) after giving effect to such release, the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 68.6%, (iv) satisfaction of REMIC related conditions and (v) rating agency confirmation.

Outparcel Release. On any business day 60 days after the securitization of the Storage of America Portfolio 2 Mortgage Loan, the borrowers have the right to obtain the release of one or more outparcels, from nine of the Storage of America Portfolio 2 Properties including: SOA - Range Road (31.0 acres), SOA - Akron Main (4.54 acres), SOA – Moline (5.92 acres), SOA - Oak Harbor (9.26 acres), SOA - Dort Hwy (8.34 acres), SOA - Rock Island (1.76 acres), SOA - Broadway 1 & 2 (5.11 acres), SOA – Chestnut (3.601 acres), and SOA – Kitridge (8.008 acres), so long as the borrowers satisfy the conditions set forth in the Storage of America Portfolio 2 Mortgage Loan documents. The appraiser(s) assigned a combined “Hypothetical Land Value” of $4,770,000 (77.539 acres) however noted that the release of such parcel(s) will not alter or otherwise diminish the aggregate “as-is” value of the individual properties.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-45

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

A-3-46

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Mountain View
Los Altos
Sunnyvale
Santa Clara
Cupertino
SANTA CLARA COUNTY
Rainbow
SAN JOSE
West Valley
Saratoga
DOWNTOWN SUNNYVALE
Northrop Grumman Marine Systems
Qualcomm
Kifer Rd.
Intuitive Surgical
CALTRAIN
LAWRENCE
Evelyn Ave.
Monroe St.
Old San Francisco Rd.
El Camino Real
Cherry Chase Shopping Center
Civic Square Shopping Mall
Sunnyvale Center
Las Palmas Park
Pavlina Plaza Shopping Center
Hacienda Shopping Center
Sunken Gardens Golf Course
Lawrence Expressway Plaza
Lawrence Square Shopping Center
Remington Dr.
Fremont Ave.
Homestead Rd.
Benton St.
Serra Park
Ortega Park
Raynor Park
San Francisco Intl. Airport 35 miles
Foothill Expwy.
Grant Rd.
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
S. Sunnyvale Ave.
Fair Oaks Ave.
Hollenbeck Ave.
DeAnza Blvd.
Wolfe Rd.
Lawrence Expwy.
Pomeroy Ave.
Cupertino Village
Apple Park
Kaiser Permanente Santa Clara Medical Center
Infinite Loop 1
Original Apple Campus
Steve Jobs Theater
Agilent Technologies
Main Street Cupertino
Portal Plaza
Blaney Ave.
Stevens Creek Blvd.
De Anza College
De Anza College Planetarium
The Crossroads
The Towers at Cupertino City Center
20400 & 20450 Stevens Creek Boulevard
Cupertino, CA 95014
Villa Shopping Center
San Jose Intl. Airport 10 miles
Cupertino Civic Center
McClellan Rd.
Foothill Blvd.
Bubb Rd.
Stelling Rd.
Tatum Ave.
Bollinger Rd.
Williams Rd.
Deep Cliff Golf Course
Orchard Farms Shopping Center
Miller Ave.
De Anza/85 Shopping Ctr.
Doyle Rd.
Saratoga Plaza Shopping Center
Prospect Rd.
Westgate West
Westgate Center
El Paseo de Saratoga
Saratoga Ave.
Saratoga-Sunnyvale Rd.
Cox Ave.
Argonaut Shopping Center
Quito Rd.
280
85
82
Fremont
Newark
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Milpitas
Santa Clara
Alum Rock
Cupertino
West Valley
SAN JOSE
Campbell
Saratoga
Los Gatos
Almaden

A-3-47

Mortgage Loan No. 6 – The Towers at Cupertino City Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$60,000,000		Location:	Cupertino, CA 95014
Cut-off Date Balance(1):		$60,000,000		General Property Type:	Office
% of Initial Pool Balance:		7.0%		Detailed Property Type:	Suburban
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Prometheus Real Estate Group, Inc.		Year Built/Renovated:	1987/2024
Guarantor:		DNS Real Estate, LLC		Size:	357,838 SF
Mortgage Rate:		6.4420%		Cut-off Date Balance PSF(1):	$405
Note Date:		2/20/2026		Maturity Date Balance PSF(1):	$405
Maturity Date:		3/11/2031		Property Manager:	Prometheus Real Estate Group,
Term to Maturity:		60 months			Inc. (borrower-related)
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$16,406,214
Seasoning:		3 months		UW NCF:	$15,997,889
Prepayment Provisions(2):		L(27),D(31),O(2)		UW NOI Debt Yield(1):	11.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(1):	11.0%
Additional Debt Type(1):		Pari Passu		UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Balance(1):		$85,000,000		UW NCF DSCR(1):	1.69x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$16,942,082 (12/31/2025)
				2nd Most Recent NOI:	$17,571,384 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$15,854,039 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.8% (2/11/2026)
RE Taxes:	$273,252	$273,252	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.8% (12/31/2023)
Replacement Reserve:	$171,433	$5,962	$214,632	Appraised Value (as of):	$228,000,000 (1/13/2026)
Leasing Reserve:	$2,000,000	$59,615	$3,000,000	Appraised Value PSF:	$637
Existing TI/LC Reserve:	$3,069,418	$0	NAP	Cut-off Date LTV Ratio(1):	63.6%
Rent Concession Reserve:	$665,801	$0	NAP	Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$145,000,000	100.0%	Loan Payoff:	$117,743,428	81.2%
			Return of Equity:	$17,663,238	12.2%
			Upfront Reserves:	$6,179,904	4.3%
			Closing Costs:	$3,413,431	2.4%
Total Sources:	$145,000,000	100.0%	Total Uses:	$145,000,000	100.0%

(1)	The Towers at Cupertino City Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $145,000,000. The information presented above is based on The Towers at Cupertino City Center Whole Loan (as defined below).
(2)	Defeasance of The Towers at Cupertino City Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Towers at Cupertino City Center Whole Loan to be securitized and (b) February 20, 2029. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BANK5 2026-5YR22 securitization in June 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (“The Towers at Cupertino City Center Mortgage Loan”) is part of a whole loan (“The Towers at Cupertino City Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $145,000,000. The Towers at Cupertino City Center Whole Loan is secured by the borrower’s fee interest in a suburban office property totaling 357,838 SF located in Cupertino, California (“The Towers at Cupertino City Center Property”).

The Towers at Cupertino City Center Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). The Towers at Cupertino City Center Mortgage Loan is evidenced by the controlling Note A-1-1 of The Towers at Cupertino City Center Whole Loan, with an original principal balance of $60,000,000. The Towers at Cupertino City Center Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-48

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

The following table identifies the promissory notes that comprise The Towers at Cupertino City Center Whole Loan:

The Towers at Cupertino City Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-1-2	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-1-3	$20,000,000	$20,000,000	WFCM 2026-5C9	No
A-2-1(1)	$40,000,000	$40,000,000	WFB	No
A-2-2	$5,000,000	$5,000,000	WFCM 2026-5C9	No
Total	$145,000,000	$145,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is CCC Buildings, LP, a California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Towers at Cupertino City Center Whole Loan. The borrower sponsor is Prometheus Real Estate Group, Inc. and the non-recourse carveout guarantor is DNS Real Estate, LLC.

Headquartered in San Mateo, California, Prometheus Real Estate Group, Inc. (“Prometheus”) has focused on the acquisition, development, and management of high-quality residential, office and retail properties since its founding by Sanford Diller in 1965. Over more than six decades, Prometheus has grown to manage 13,600 apartments and over 25 office and retail properties, representing over one million SF, across the San Francisco Bay Area, Portland, Oregon and Seattle, Washington. Prometheus currently has 2,100 apartments in its development pipeline, and its portfolio spans 52 distinct neighborhoods.

The Property. The Towers at Cupertino City Center Property is a Class A multi-tenant, suburban office property consisting of two, eight-story office buildings, each featuring a subterranean garage, totaling 357,838 SF, located in Cupertino, California. Built in 1987 and most recently renovated in 2024, The Towers at Cupertino City Center Property is constructed on an approximately 3.22-acre site and contains 1,102 parking spaces (approximately 3.1 spaces per 1,000 SF). As of February 11, 2026, The Towers at Cupertino City Center Property was 89.8% leased to 13 unique tenants and has a weighted-average remaining lease term of 4.1 years.

Major Tenants.

Apple (121,351 SF; 33.9% of NRA; 34.7% of UW rent). Apple is a public technology company headquartered in Cupertino, California, known for creating consumer electronics, software platforms, and digital services. Apple’s ecosystem spans hardware (iPhone, Mac, iPad, Apple Watch, AirPods), software (iOS, macOS, watchOS), and services (Apple Music, iCloud, App Store, Apple TV+). Apple has been at The Towers at Cupertino City Center Property since 2014, has a lease expiration date in April 2032, has two, five-year renewal options and has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. The termination option requires Apple to pay a termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.

Amazon (112,300 SF; 31.4% of NRA; 36.1% of UW rent). Each of Amazon Web Services, Inc. (72,461 SF; 20.2% of NRA; 25.0% of UW rent) (“Amazon AWS”) and Amazon.com (39,839 SF; 11.1% of NRA; 11.1% of UW rent) (“Amazon.com”, and together with Amazon AWS, “Amazon”) lease a space at The Towers at Cupertino City Center Property. Amazon AWS provides cloud computing services. Amazon AWS has been located at The Towers at Cupertino City Center Property since 2018 and has a lease expiration date of January 31, 2029, with two five-year renewal options and no termination option. Amazon.com has been located at The Towers at Cupertino City Center Property since 2007 and has a lease expiration date of April 30, 2027, with two five-year renewal options and no termination option.

Morgan Stanley (22,775 SF; 6.4% of NRA; 8.1% of UW rent). Founded in 1935 and headquartered in New York City, Morgan Stanley is a global financial services firm employing over 80,000 people and operating across over 40 countries. Morgan Stanley has been located at The Towers at Cupertino City Center Property since 1998 and has a lease expiration date of February 28, 2033, with two, five-year renewal options and has the one time right to terminate its lease on November 30, 2030 by providing a notice prior to January 31, 2030 and subject to a termination fee of approximately $1,134,332.

A-3-49

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at The Towers at Cupertino City Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
Apple	Aaa/NR/AA+	121,351	33.9%	$5,947,662	34.7%	$49.01	4/30/2032	2 x 5 Yr	Y(3)
Amazon	A1/AA-/AA	112,300	31.4%	$6,182,671	36.1%	$55.05	Various(4)	2 x 5 Yr	N
Morgan Stanley	A1/A+/A-	22,775	6.4%	$1,386,942	8.1%	$60.90	2/28/2033	2 x 5 Yr	Y(5)
Aptiv Services US, LLC	Baa2/BBB/BBB	14,488	4.0%	$752,101	4.4%	$51.91	Various(6)	1 x 5 Yr	N
Gridmatic	NR/NR/NR	12,096	3.4%	$657,539	3.8%	$54.36	12/31/2027	1 x 3 Yr	N
Major Tenants Subtotal/Wtd. Avg.		283,010	79.1%	$14,926,915	87.1%	$52.74
Other Tenants		38,209	10.7%	$2,203,807	12.9%	$57.68
Occupied Subtotal/Wtd. Avg.		321,219	89.8%	$17,130,722	100.0%	$53.33
Vacant Space		36,619	10.2%
Total/Wtd. Avg.		357,838	100.0%

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Apple has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. Apple will be required to pay a termination fee equal to three months of base rent, plus unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.
(4)	Amazon has multiple leases, with the Amazon.com lease expiring April 30, 2027 (39,839 SF) and the Amazon AWS lease expiring January 31, 2029 (72,461 SF).
(5)	Morgan Stanley has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of approximately $1,134,332.
(6)	Aptiv Services US, LLC has multiple leases which are set to expire February 28, 2031 (2,710 SF) and May 31, 2031 (11,778 SF).

The following table presents certain information relating to the lease rollover schedule at The Towers at Cupertino City Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	61,474	17.2%	17.2%	$3,158,646	18.4%	18.4%	$51.38
2028	2	13,071	3.7%	20.8%	$799,947	4.7%	23.1%	$61.20
2029	1	72,461	20.2%	41.1%	$4,275,666	25.0%	48.1%	$59.01
2030	0	0	0.0%	41.1%	$0	0.0%	48.1%	$0.00
2031	4	25,200	7.0%	48.1%	$1,340,658	7.8%	55.9%	$53.20
2032	1	121,351	33.9%	82.0%	$5,947,662	34.7%	90.6%	$49.01
2033	1	22,775	6.4%	88.4%	$1,386,942	8.1%	98.7%	$60.90
2034	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2035	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2036	2	4,887	1.4%	89.8%	$221,201	1.3%	100.0%	$45.26
2037 & Thereafter	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
Vacant	0	36,619	10.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	357,838	100.0%		$17,130,722	100.0%		$53.33(2)

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers at Cupertino City Center Property is a two-building, eight-story, Class A suburban office complex located in Cupertino, California, and within the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area. The Santa Clara Valley is characterized as a highly urbanized area and is known as Silicon Valley, home to many of the world’s largest high-technology corporations. Positioned along Stevens Creek Boulevard, a six-lane major highway with full urban improvements, The Towers at Cupertino City Center Property benefits from strong visibility and drive-by exposure in a central part of Cupertino, with I-280 and SR-85 providing regional connectivity across Santa Clara County and adjacent employment nodes. The immediate land-use pattern around The Towers at Cupertino City Center Property is mixed, with a concentration of office and multifamily units supported by retail and industrial developments. Retail amenities such as Target and Whole Foods, and other retail centers are within close proximity (less than approximately one mile) along Steven Creek Boulevard, providing dining and convenience options. Demand is reinforced by proximity to major technology employers such as the Apple Campus and the broader Silicon Valley technology/research and development base.

A-3-50

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

According to the appraisal, The Towers at Cupertino City Center Property is located within the Cupertino office submarket of the Santa Clara County office market. As of the fourth quarter of 2025, the Cupertino office submarket had an inventory of approximately 7,567,340 SF with a vacancy rate of 2.4% and asking rent of $57.38 PSF. The appraiser concluded a market rent of $51.00 for The Towers at Cupertino City Center Property.

According to a third party research report, the 2025 population within a one-, three- and five-mile radius of The Towers at Cupertino City Center Property was 22,146, 197,935 and 479,618, respectively. The median household income within the same radii, as of 2025, was $209,161, $203,120 and $184,522, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Towers at Cupertino City Center Property:

Market Rent Summary
Market Rent (PSF)	$51.00
Lease Term (Years)	5.3
Lease Type	Triple Net
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$50 / $20
Leasing Commissions (New/Renewal)	$23 / $18
Free Rent (Months) (New/Renewal)	4 / 2

Source: Appraisal.

The table below presents certain information relating to comparable office leases with respect to The Towers at Cupertino City Center Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
The Towers at Cupertino City Center 20400 & 20450 Stevens Creek Boulevard Cupertino, CA 95014	1987/2024	89.8%(1)	357,838(1)	-	-	-	-
Century Plaza I 550 S. Winchester Blvd San Jose, CA 95128	1986/NAV	96.7%	105,673	BMC Software	Feb-26 / 4.0	9,826	$66.00
One Santana West 3155 Olsen Drive San Jose, CA 95117	2022/NAV	88.4%	365,968	Etched.AI	Jan-26 / 4.6	15,197	$53.16
Santa Clara Square 2755 Augustine Drive Santa Clara, CA 95054	2015/NAV	100.0%	244,062	REEVO	Oct-25 / 3.3	11,922	$55.80
Mountain View Gateway 800 W El Camino Real Mountain View, CA 94040	1988/NAV	86.9%	118,457	Otter.ai	Jul-25 / 2.3	35,053	$77.76
Techmart Commerce Center 5201 Great America Pkwy Santa Clara, CA 95054	1986/NAV	86.0%	284,418	Regus	May-25 / 5.0	27,369	$68.52

Source: Appraisal.

(1)	Based on the underwritten rent roll dated February 11, 2026.

Appraisal. According to the appraisal as of January 13, 2026, The Towers at Cupertino City Center Property had an “as-is” appraised value of $228,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2026, there was no evidence of any recognized environmental conditions at The Towers at Cupertino City Center Property.

A-3-51

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Towers at Cupertino City Center Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Base Rent(1)	$17,362,021	$17,938,745	$17,708,109	$17,130,722	$47.87
Straight-Line Rent(2)	$0	$0	$0	$146,727	$0.41
Grossed Up Vacant Space	$1,206,660	$825,456	$1,094,985	$1,867,569	$5.22
Gross Potential Rent	$18,568,681	$18,764,201	$18,803,094	$19,145,018	$53.50
Vacancy/Credit Loss	($1,209,735)	($825,456)	($1,094,985)	($1,867,569)	($5.22)
Free Rent Adjustment	($82,192)	($1,112,607)	($457,891)	$0	$0.00
Net Rental Income	$17,276,754	$16,826,138	$17,250,218	$17,277,449	$48.28
CAM Reimbursements	$6,277,436	$10,620,242	$9,283,630	$8,022,689	$22.42
Other Income	$3,675	$4,300	$3,388	$3,388	$0.01
Effective Gross Income	$23,557,865	$27,450,680	$26,537,236	$25,303,526	$70.71

Real Estate Taxes	$2,314,687	$3,426,914	$3,473,722	$3,049,689	$8.52
Insurance	$493,246	$637,136	$666,420	$435,791	$1.22
Management Fee	$810,820	$963,557	$928,803	$885,623	$2.47
Other Operating Expenses	$4,085,073	$4,851,690	$4,526,209	$4,526,209	$12.65
Total Expenses	$7,703,826	$9,879,297	$9,595,154	$8,897,312	$24.86

Net Operating Income(3)	$15,854,039	$17,571,384	$16,942,082	$16,406,214	$45.85
Replacement Reserves	$0	$0	$0	$71,568	$0.20
TI/LC	$0	$0	$0	$336,757	$0.94
Net Cash Flow	$15,854,039	$17,571,384	$16,942,082	$15,997,889	$44.71

Occupancy (%)(4)	95.8%	91.0%	89.8%	90.2%
NOI DSCR(5)	1.67x	1.86x	1.79x	1.73x
NCF DSCR(5)	1.67x	1.86x	1.79x	1.69x
NOI Debt Yield(5)	10.9%	12.1%	11.7%	11.3%
NCF Debt Yield(5)	10.9%	12.1%	11.7%	11.0%

(1)	UW Base Rent includes contractual rent steps taken through February 2027.
(2)	Straight-Line Rent represents straight line rent averaging for investment grade tenants.
(3)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 common area maintenance billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. 2025 Occupancy (%) is based on the underwritten rent roll as of February 11, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(5)	Figures based on The Towers at Cupertino City Center Whole Loan.

Escrows and Reserves.

Tax Escrows – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $273,252 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially $273,252).

Insurance Escrows – The Towers at Cupertino City Center Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) The Towers at Cupertino City Center Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies.

Replacement Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $171,433 for replacement reserves and ongoing monthly replacement reserve deposits of $5,962, capped at $214,632.

Leasing Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit for tenant improvements and leasing commissions (“TI/LC”) in the amount of $2,000,000 and ongoing monthly deposits of $59,615 for future TI/LC expenses, provided, that the borrower must fund the account only to the extent that the balance of the leasing reserve is less than $3,000,000.

A-3-52

Office - Suburban	Loan #6	Cut-off Date Balance:	$60,000,000
20400 & 20450 Stevens Creek	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Boulevard		UW NCF DSCR:	1.69x
Cupertino, CA 95014		UW NOI Debt Yield:	11.3%

Existing TI/LC Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $3,069,418 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Amazon ($813,510), Apple ($100,000), Aptiv Services US, LLC ($948,415), Keyence Corporation of America ($172,761) and Morgan Stanley’s ($1,034,732) leases at The Towers at Cupertino City Center Property.

Rent Concession Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $665,801 for outstanding free rent or abatements at the origination of The Towers at Cupertino City Center Whole Loan related to the Apple ($61,302), Aptiv Services US, LLC ($418,826), Keyence Corporation of America ($73,223) and Morgan Stanley ($112,450) leases at The Towers at Cupertino City Center Property.

Lockbox and Cash Management. The Towers at Cupertino City Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit rents if received into such lockbox account within three business days of receipt. Upon the occurrence and during the continuation of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Towers at Cupertino City Center Whole Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in The Towers at Cupertino City Center Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Towers at Cupertino City Center Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Deposit” means the deposit of an amount equal to $50 PSF of the applicable leased premises to which the Cash Trap Event Period applies.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), falling below 1.15x (amortizing);
(iii)	Amazon or Apple goes dark, vacates or otherwise fails to occupy at least 50% or more of its space;
(iv)	Amazon fails to exercise its extension option on 50% or more of its leased premises at the earlier of (a) nine-months prior to its then current expiration date and (b) the date on which it is required to provide its notice exercising its extension option (which, for the avoidance of doubt, is 15 months prior to its lease expiration with respect to the leased premises occupied by Amazon AWS);
(v)	Amazon or Apple is in monetary default pursuant to the terms of its lease; or
(vi)	Amazon or Apple, as a debtor, files a voluntary petition under the bankruptcy code or any other creditors rights laws.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.20x for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, Amazon or Apple, as applicable, has resumed occupancy of, and resumed its normal business operations in, such tenant space for a period of no less than 45 consecutive days;
(iv)	with regard to clauses (iii), (iv) and (v) above, a Replacement Tenant Event (as defined below) has occurred;
(v)	with regard to clause (iv) above, the lender receives satisfactory evidence and a tenant estoppel certificate in form and substance acceptable to the lender that the Amazon has exercised its renewal or extension option under at least 50% or more of its leased premises to the terms and conditions reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, Amazon and/or Apple, as applicable, has cured all monetary defaults; or
(vii)	with regard to clause (vi) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender.

Additionally, with regard to clause (iii), (iv), (v), and/or (vi) above, then in lieu of satisfying the cure requirements set forth above with respect to clauses (iii), (iv), (v) and/or (vi), as applicable, the borrower will be required to make a Cash Trap Deposit with respect to the applicable leased premises to which a Cash Trap Event Period applies, which Cash Trap Deposit will be held by the lender as leasing reserve funds, provided, however, such Cash Trap Deposit (less any portion of the Cash Trap Deposit already disbursed to the borrower pursuant to The Towers at Cupertino City Center Whole Loan documents) will be disbursed to the borrower promptly upon a cure of such Cash Trap Event Period pursuant to another clause.

A “Replacement Tenant Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by Amazon or Apple, as applicable, has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Terrorism Insurance. The Towers at Cupertino City Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of The Towers at Cupertino City Center Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-53

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

A-3-54

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Seal Beach Naval Weapons Station
Los Angeles Intl. Airport 30 miles
Westminster Mall
405
39
Westminster
Garden Grove
Willowick Golf Course
SANTA ANA
Bolsa Ave.
Bolsa Chica St.
Springdale St.
Edwards St.
Beach Blvd.
Newland St.
Magnolia St.
Asian Garden Mall
LITTLE SAIGON
Brookhurst St.
Euclid St.
Harbor Blvd.
Santa Ana River
Fairview St.
Golden West College
Bella Terra Mall
Edinger Ave.
San Diego Fwy
Mile Square Regional Park
Centennial Regional Park
Pavilions Place
Meadowlark Golf Course
Goldenwest
Mile Square Golf Course
Warner Ave.
Green Valley
UCI Health Fountain Valley
ORANGE COUNTY
Huntington Beach Hospital
Fountain Valley
Segerstrom Ave.
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Talbert Ave.
Bolsa Chica Ecological Reserve
SoCo Shopping Center
Five Points Plaza
Goldenwest St.
Fountain Valley Promenade Shopping Center
Sunflower Ave.
Ellis Ave.
LA Chargers Performance Center
1
Harriett Wieder Reg. Park
Garfield Ave.
Sunset Beach
John Wayne Airport 5 miles
Ward St.
Mesa Verde Country Club
Seacliff Village
Huntington Beach Civic Center
Yorktown Ave.
Seacliff Country Club
Newland House Museum
Huntington Beach
Adams Ave.
Orange Coast College
Orange County Fairgrounds
Orange Ave.
Pacific Coast Hwy
International Surfing Museum
Bushard St.
Fairview Park
Costa Mesa Golf and Country Club
55
Atlanta Ave.
Costa Mesa
Huntington Beach Pier
Pierside Pavilion
Beach Promenade
Victoria St.
Costa Mesa Fwy
Santiago Dr.
Hilton Waterfront Beach Resort
21100 Pacific Coast Highway
Huntington Beach, CA 92648
Hamilton Ave.
Victoria Square
Placentia Ave.
19th St.
Santa Ana Ave.
Newport 17th Plaza
Irvine Ave.
Huntington State Beach
Talbert Regional Park
Coastline College Newport Beach
Hoag Hospital Newport Beach
Newport Beach
Via Lido Plaza
Pacific Ocean
Balboa Blvd.
Newport Beach Pier
Newport Beach
Balboa Pier
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Fullerton
Torrance
ANAHEIM
Corona
LONG BEACH
Orange
SANTA ANA
Huntington Beach
IRVINE

A-3-55

Mortgage Loan No. 7 – Hilton Waterfront Beach Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$47,000,000			Location:	Huntington Beach, CA 92648
Cut-off Date Balance(1):	$47,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	5.5%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	The Mayer Corporation			Year Built/Renovated:	1990/2018-2020
Guarantors:	Robert L. Mayer, Jr. and Robert L.			Size:	437 Rooms
	Mayer, Jr. as trustee of the Robert L.			Cut-off Date Balance Per Room(1):	$290,618
	Mayer, Jr. Separate Property Trust			Maturity Date Balance Per Room(1):	$290,618
Mortgage Rate:	6.1070%			Property Manager:	Mayer Hospitality Group, LLC
Note Date:	2/27/2026				(borrower-related)
Maturity Date:	3/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$17,173,358
Amortization Term:	0 months			UW NCF:	$14,051,251
IO Period:	60 months			UW NOI Debt Yield(1):	13.5%
Seasoning:	3 months			UW NCF Debt Yield(1):	11.1%
Prepayment Provisions:	L(27),D(26),O(7)			UW NOI Debt Yield at Maturity(1):	13.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.79x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,373,418 (1/31/2026 TTM)
Additional Debt Balance(1):	$80,000,000			2nd Most Recent NOI:	$17,248,908 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$17,410,643 (12/31/2023)
				Most Recent Occupancy:	70.6% (1/31/2026)
Reserves(2)				2nd Most Recent Occupancy:	67.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.8% (12/31/2023)
RE Taxes:	$0	$163,398	NAP	Appraised Value (as of):	$219,000,000 (1/28/2026)
Insurance:	$1,272,443	$127,244	NAP	Appraised Value Per Room:	$501,144
FF&E Reserve:	$0	$260,176	NAP	Cut-off Date LTV Ratio(1):	58.0%
PIP Reserve(2):	$0	$0	NAP	Maturity Date LTV Ratio(1):	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$127,000,000	100.0%	Loan Payoff:	$123,853,007	97.5%
			Closing Costs:	$1,371,652	1.1%
			Upfront Reserves:	$1,272,443	1.0%
			Return of Equity:	$502,898	0.4%
Total Sources:	$127,000,000	100.0%	Total Uses:	$127,000,000	100.0%

(1)	The Hilton Waterfront Beach Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $127,000,000. The information presented is based on the Hilton Waterfront Beach Resort Whole Loan (as defined below).
(2)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The seventh largest mortgage loan (the “Hilton Waterfront Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Waterfront Beach Resort Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $127,000,000 and secured by a first mortgage encumbering the fee interest in a 437-room full-service hotel located in Huntington Beach, California (the “Hilton Waterfront Beach Resort Property”).

The Hilton Waterfront Beach Resort Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $47,000,000. The Hilton Waterfront Beach Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below identifies the promissory notes that comprise the Hilton Waterfront Beach Resort Whole Loan:

Hilton Waterfront Beach Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2026-5YR21	Yes
A-2	$47,000,000	$47,000,000	BANK5 2026-5YR22	No
Total	$127,000,000	$127,000,000

The Borrower and the Borrower Sponsor. The borrower is The Waterfront Hotel, LLC, a single-purpose, Delaware limited liability company with two independent directors. The borrower sponsor is The Mayer Corporation and the non-recourse carveout guarantors are Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust.

A-3-56

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The Mayer Corporation was founded over 50 years ago by Robert L. Mayer Sr. and is currently managed by his son, Robert L. Mayer Jr. The Mayer Corporation is a team of real estate development professionals based in Irvine, California with expertise in land acquisition and construction, management and operation of assets. The Mayer Corporation has constructed over 25,000 residences, hotels, and mixed-use complexes, with current holdings throughout California including two full-service hotels in Huntington Beach, two residential complexes and one mixed-use commercial development.

The Property. The Hilton Waterfront Beach Resort Property is a 437-room full-service hotel located in Huntington Beach, California. The improvements are located on a 7.15-acre site and are comprised of one 12-story tower (the “Huntington Tower”), one nine-story tower (the “Twin Dolphin Tower”), and a two-level subterranean parking structure totaling approximately 645,970 SF. Parking at the Hilton Waterfront Beach Resort Property is valet-only with all parking managed by the hotel.

The borrower sponsor developed the Hilton Waterfront Beach Resort Property in 1990 with the construction of the original Huntington Tower (285 rooms). In 2018, the borrower sponsor constructed the Twin Dolphin Tower (152 rooms) at an approximate cost of $125 million. Additionally, in 2021, the borrower sponsor completed the renovations to the Huntington Tower guest rooms to meet the latest brand standards, at an approximate cost of $8 million. Since the expansion in 2018, the Hilton Waterfront Beach Resort Property underwent additional renovations to launch the Cabo Wabo Beach Club restaurant, renovations to the rooftop lounge, upgrades to the communal areas including the lobby, improvements to landscaping, upgrades to event spaces and ball rooms, renovations to the pools, and upgrades to elevators and roofs. In the aggregate, in addition to the investment to the Huntington Tower guest rooms, the borrower sponsor has invested approximately $23 million into the Hilton Waterfront Beach Resort Property since the 2018 expansion.

The guestroom mix at the Hilton Waterfront Beach Resort Property is comprised of 159 queen rooms, 122 king rooms, 120 one-bedroom suites and 36 studio suites. The room categories include resort view, partial ocean view, ocean view and oceanfront. The standard king and queen rooms each include a furnished balcony overlooking the resort grounds or coastline. The suites range in size from approximately 470 SF (studio suites) to 1,215 SF (deluxe and presidential suites) and feature separate living rooms, dining areas, expanded balconies, fireplaces, larger bathrooms and upgraded finish packages. Amenities at the Hilton Waterfront Beach Resort Property include two outdoor swimming pools with water slides, indoor and outdoor whirlpools, a sauna, steam room, full-service spa, fitness center, business center, two guest laundry rooms, two gift shops, outdoor communal areas and five food and beverage outlets.

The Hilton Waterfront Beach Resort Property provides more than 54,000 SF of event space across 16 indoor and outdoor venues. The largest venue at the Hilton Waterfront Beach Resort Property provides approximately 8,500 SF of space and accommodates up to 856 guests. The Hilton Waterfront Beach Resort Property provides on-site catering services, audiovisual technology and event-planning services. Additionally, the Hilton Waterfront Beach Resort Property has one full-service restaurant located within the hotel, two food and beverage options adjacent to the pool areas, a beachfront concession stand, a marketplace and a rooftop lounge located in the Twin Dolphin Tower with direct rooftop access. All food and beverage outlets are operated directly by the Hilton Waterfront Beach Resort Property management.

The Hilton Waterfront Beach Resort Property has been under a franchise agreement with Hilton Franchise LLC since 1990 with a current expiration of July 31, 2030. Twelve months prior to the expiration of the franchise agreement, the borrower will be required to deposit 100% of franchisor estimated property improvement plan (“PIP”) costs. This amount is waived if the borrower provides evidence that the franchise agreement is extended for a minimum term of five years. See “Escrows and Reserves” and “Cash Management” sections below for further discussion.

According to the appraisal, the property segmentation at the Hilton Waterfront Beach Resort Property is estimated at 70% transient and 30% meeting and group.

The following table presents certain information relating to the Historical Occupancy, ADR and RevPAR of the Hilton Waterfront Beach Resort Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Waterfront Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	66.4%	$344.24	$228.59	67.8%	$355.21	$240.72	102.1%	103.2%	105.3%
12/31/2024	67.8%	$347.19	$235.36	67.8%	$360.68	$244.43	100.0%	103.9%	103.9%
12/31/2025	68.7%	$351.98	$241.64	70.7%	$355.01	$250.87	102.9%	100.9%	103.8%

Source: Third party market research report.

(1)	The competitive set includes Hyatt Recency Newport Beach, Laguna Cliffs Marriott Resort & Spa, Hyatt Recency Huntington Beach & Spa, VEA Newport Beach, A Marriott Resort & Spa, Kimpton Shorebreak Resort, Balboa Bay Resort, Pasea Hotel & Spa and Pendry Newport Beach.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.

A-3-57

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The Market. The Hilton Waterfront Beach Resort Property is located in Huntington Beach, California, and is part of the Los Angeles-Long Beach-Anaheim Metropolitan Statistical Area, the primary economic center of Southern California. The Hilton Waterfront Beach Resort Property is directly adjacent to the Pacific Ocean, separated by Pacific Coast Highway, and has direct access to the beachfront via signalized crosswalks. The market demand generators include the Huntington Beach Pier, Main Street Huntington Beach, the Huntington Beach International Surfing Museum and Pacific City. Huntington Beach benefits from strong year-round tourism, with the city reporting approximately 11 million visitors annually, driven by its oceanfront setting, established surf culture and numerous recreational activities. The Hilton Waterfront Beach Resort Property is located less than five miles from The Bolsa Chica Ecological Reserve, which contributes additional visitation through its protected coastal wetlands, birdwatching, and nature trails, while the adjacent beach provides beachfront bicycle paths and open space for recreational beach activities.

The Hilton Waterfront Beach Resort Property is located within the Huntington Beach submarket of Orange County. Orange County is one of California's most active tourism markets, driven by coastal recreation, resort infrastructure, and major attractions including Disneyland Resort and Knott's Berry Farm. Additional regional destinations such as Crystal Cove State Park, Laguna Beach, Angel Stadium, South Coast Plaza, and Lido Marina Village contribute to sustained demand across hospitality, retail, and leisure sectors. The Hilton Waterfront Beach Resort Property captures significant group business, with several event venues capable of accommodating corporate meetings, social events, weddings, receptions, and other gatherings. The City of Huntington Beach hosts two of the largest annual events on the West Coast, the U.S. Open of Surfing, drawing more than 500,000 attendees, and the Pacific Airshow, drawing more than 700,000 attendees. The Hilton Waterfront Beach Resort Property is located directly across from Pacific City, a 191,000 SF open-air retail and entertainment center with tenants including Equinox, Lululemon, Sephora, H&M, and Lemonade.

According to the appraisal, the estimated 2026 population within a one-, three- and five-mile radius of the Hilton Waterfront Beach Resort Property is 15,681, 96,422 and 257,257, respectively. The estimated 2026 average household income within the same radii is $160,155, $188,421 and $177,115, respectively.

The following table presents the primary competitive properties to the Hilton Waterfront Beach Resort Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hilton Waterfront Beach Resort (subject)	1990/2018-2020	437	70%	30%	70.7%	$350.44	$247.66
Hyatt Regency Huntington Beach Resort & Spa(2)	2003	519	60%	40%	70% - 75%	$350 - $375	$260 - $270
VEA Newport Beach, A Marriott Resort & Spa	1975/2022	400	60%	40%	70% - 75%	$350 - $375	$260 - $270
Pasea Hotel & Spa	2016	250	62%	38%	65% - 70%	$350 - $375	$240 - $250
Subtotal/Average		1606			71.0%	$359.98	$255.65

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Hyatt Regency Huntington Beach Resort & Spa is partially owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Waterfront Beach Resort Property of $219,000,000 as of January 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 11, 2026, there was no evidence of any recognized environmental conditions at the Hilton Waterfront Beach Resort Property.

A-3-58

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Waterfront Beach Resort Property:

Cash Flow Analysis
	2022	2023	2024	2025	1/31/2026 TTM	UW	UW per Room
Occupancy(1)	64.5%	67.8%	67.8%	70.6%	70.6%	70.6%
ADR(1)	$370.06	$350.65	$355.24	$350.63	$351.53	$351.22
RevPAR(1)	$238.66	$237.57	$240.73	$247.66	$248.08	$248.07

Room Revenue	$38,068,570	$37,893,166	$38,503,638	$39,503,263	$39,569,750	$39,569,750	$90,549
Food & Beverage Revenue	$24,576,761	$26,283,853	$26,658,575	$30,085,996	$30,121,580	$30,121,580	$68,928
Other Income(2)	$7,123,195	$7,577,549	$9,072,867	$8,381,422	$8,361,353	$8,361,352	$19,134
Total Revenue	$69,768,525	$71,754,568	$74,235,079	$77,970,681	$78,052,682	$78,052,682	$178,610

Room Expense	$8,932,900	$9,738,286	$10,643,396	$11,531,888	$11,560,194	$11,560,194	$26,454
Food & Beverage Expense	$16,652,690	$18,674,853	$19,609,826	$21,817,208	$21,847,016	$21,847,016	$49,993
Other Operated Department Expenses	$960,668	$1,142,777	$1,262,203	$1,240,590	$1,231,325	$1,231,326	$2,818
Real Estate Taxes	$1,693,596	$1,656,906	$1,770,199	$1,884,762	$1,884,933	$1,885,360	$4,314
Insurance	$1,060,479	$1,342,932	$1,249,823	$1,390,866	$1,405,280	$1,388,119	$3,176
Other Expenses(3)	$19,239,194	$21,788,172	$22,450,725	$23,666,376	$23,750,517	$22,967,309	$52,557
Total Expenses	$48,539,526	$54,343,925	$56,986,171	$61,531,690	$61,679,265	$60,879,324	$139,312

Net Operating Income	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$17,173,358	$39,298
FF&E	$0	$0	$0	$0	$0	$3,122,107	$7,144
Net Cash Flow	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$14,051,251	$32,154

NOI DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	2.18x
NCF DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	1.79x
NOI Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	13.5%
NCF Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	11.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes spa income, resort fees, parking income, audio visual rental income and cancellations fees.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $163,398.

Insurance – At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower deposited into escrow approximately $1,272,443 for insurance premiums and on a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which is currently approximately $127,244; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. As of the origination date of the Hilton Waterfront Beach Resort Whole Loan, a blanket policy was not in place.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 4.0% of the operating income for the preceding calendar month prior to the applicable payment date, which currently is approximately $260,176.

PIP Reserve – The borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

A-3-59

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$47,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Lockbox and Cash Management. The Hilton Waterfront Beach Resort Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower was required to establish a lockbox account into which all rents and other revenues are required to be deposited and was required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. Upon the commencement of a Cash Sweep Period (as defined below), the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Waterfront Beach Resort Whole Loan.

A “Cash Sweep Period” means a period commencing upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x at the end of any calendar quarter or (iii) failure to deposit the PIP amount into the PIP reserve account. The Cash Sweep Period will end upon, as applicable (x) the cure of the event of default, (y) the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) the borrower depositing the PIP amount into the PIP reserve account or delivering a letter of credit that is satisfactory to the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-60

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

A-3-61

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

North Chicago
Lake Bluff
Libertyville
Mundelein
Wauconda
Lake Forest
Vernon Hills
Hawthorn Woods
LAKE COUNTY
Cary
Lake Zurich
Long Grove
Lincolnshire
Highland Park
Buffalo Grove
Deerfield
Barrington
Barrington Hills
Wheeling
Northbrook
Glencoe
Inverness
Palatine
Winnetka
COOK COUNTY
South Barrington
Arlington Heights
Glenview
Wilmette
Rolling Meadows
Hoffman Estates
Mount Prospect
Morton Grove
Skokie
Des Plaines
Niles
Evanston
Streamwood
Schaumburg
Park Ridge
Lincolnwood
Elk Grove Village
Hanover Park
Norwood Park
Bartlett
Roselle
Chicago O'Hare Intl. Airport
Norridge
CHICAGO
DUPAGE COUNTY
Bloomingdale
Bensenville
Schiller Park
Wayne
Carol Stream
Addison
Franklin Park
Dunning
Lake Michigan
Tri-State Tollway
Edens Expwy
Elgin O'Hare Expwy
Lake Shore Drive
METRA
Northwestern University
Chicago Executive Airport
Campbell Airport
Lake Forest College
MCHENRY COUNTY

Setna Industrial Portfolio	
1 1345 South 52nd Street	Tempe, AZ
2 475 Bond Street	Lincolnshire, IL
3 402 West Fairmont Drive	Tempe, AZ

Valleywise Health Medical Center
CVS Health Corporate Office
Papago Park
Phoenix Zoo
Scottsdale
Washington St
METRO LIGHT RAIL
Pueblo Grande Society Museum
Rolling Hills GC
AZ Historic Society Museum
Sun Plaza
Rio Salado GC
SALT RIVER PIMA MARICOPA INDIAN COMMUNITY
Curry Rd
Papago Frwy
Downtown Phoenix 3 miles
Phoenix Sky Harbor Intl. Airport
E. Sky Harbor Blvd
Red Mtn. Frwy
Hohokam Pkwy
Microsoft Amazon
State Farm at Marina Heights
Tempe Town Lake
Tempe Marketplace
Maricopa Frwy
Salt River
University Dr
Mullett Arena
ASU Karsten GC
OLD TOWN TEMPE
Arizona State University
Rio Salado College
Pepsi Bottling Group
ASU Gammage
HonorHealth Tempe Medical Center
Broadway Rd
PHOENIX
Cotton Business Center
Tempe
Broadway Marketplace
Tempe Diablo Stadium
Priest Dr
Hardy Dr
Mill Ave
Rural Rd
McClintock Dr
Southern Palms Shopping Ctr.
Southern Ave
Southern Tempe Retail Ctr.
Danelle Plaza
Tempe History Museum
Superstition Frwy
South Mountain Community College
Raven Golf Club
MARICOPA COUNTY
Arizona Mills
Legacy Village
Baseline Rd
The Collective

A-3-62

Mortgage Loan No. 8 – Setna Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(3)(4):	Portfolio
Original Balance:		$39,500,000		Location(4):	Various, Various
Cut-off Date Balance:		$39,500,000		General Property Type:	Industrial
% of Initial Pool Balance:		4.6%		Detailed Property Type:	Warehouse
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Setna iO LLC		Year Built/Renovated(4):	Various/Various
Guarantor:		David Chaimovitz		Size:	366,235 SF
Mortgage Rate:		7.14700%		Cut-off Date Balance PSF:	$108
Note Date:		3/20/2026		Maturity Date Balance PSF:	$108
Maturity Date:		4/1/2031		Property Manager:	Self-Managed
Term to Maturity:		60 Months		Underwriting and Financial Information
Amortization Term:		0 Months		UW NOI:	$4,182,018
IO Period:		60 Months		UW NCF:	$3,909,811
Seasoning:		2 Months		UW NOI Debt Yield:	10.6%
Prepayment Provisions:		L(26),D(28),O(6)		UW NCF Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Type(1):		NAP		UW NCF DSCR:	1.37x
Additional Debt Balance(1):		NAP		Most Recent NOI(5):	NAV
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(5):	NAV
				3rd Most Recent NOI(5):	NAV
Reserves(2)				Most Recent Occupancy:	100.0% (6/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$213,560	$49,988	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$63,200,000 (Various)
Rollover Reserve:	$0	$30,520	$1,831,175	Appraised Value PSF(6):	$173
				Cut-off Date LTV Ratio(6):	62.5%
				Maturity Date LTV Ratio(6):	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$39,500,000	100.0%	Existing Debt:	$38,789,588	98.2%
			Closing Costs:	$386,579	1.0%
			Upfront Reserves:	$213,560	0.5%
			Return of Equity:	$110,274	0.3%
Total Sources:	$39,500,000	100.0%	Total Uses:	$39,500,000	100.0%

(1)	Each related borrower has incurred an intercompany indebtedness (each, an “Intercompany Loan”), evidenced by: (a) a note in the amount of $1,399,909.50 made by SWT2020 LLC, a borrower (“SWT2020 Borrower”), in favor of Setna iO, LLC (“Setna iO”), the borrower sponsor, (b) a note in the amount of $7,569,338.69 made by 475 Bond LLC, a borrower, in favor of Setna iO, (c) a note in the amount of $16,865,999.12, made by 1345 S 52nd St, LLC, a borrower, in favor of Setna iO, and (d) a note in the amount of $495,874.00 made by SWT2020 Borrower in favor of Setnix LLC, the sole tenant affiliated with the borrowers’ 402 West Fairmont Drive Property (as defined below) and 1345 South 52nd Street Property (as defined below). Each Intercompany Loan is subject to a subordination and standstill agreement, pursuant to which, among other terms, each Intercompany Loan is required to remain unsecured and fully subordinated to the Setna Industrial Portfolio Mortgage Loan (as defined below).
(2)	See “Escrows and Reserves” herein.
(3)	The Setna Industrial Portfolio Mortgage Loan does not allow for individual property releases.
(4)	See “Portfolio Summary” below.
(5)	Historical financial information is excluded as the Setna Industrial Portfolio (as defined below) is owner occupied with the underlying tenant leases having been executed as of origination of the Setna Industrial Portfolio Mortgage Loan.
(6)	Appraised Value with respect to the 1345 South 52nd Street Property is based on the “prospective market value upon completion”, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of the origination date of the Setna Industrial Portfolio Mortgage Loan, the renovation had been completed. The appraisal also provides for an aggregate concluded “as dark” value of $59,000,000 as of dates ranging from February 3, 2026 to April 3, 2026. Based on the “as dark” appraised value, the Setna Industrial Portfolio Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 66.9%.

The Mortgage Loan. The eighth largest mortgage loan (the “Setna Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $39,500,000 and secured by a first priority fee mortgage encumbering a portfolio of three industrial assets totaling 366,235 SF located in Lincolnshire, Illinois and Tempe, Arizona (each, a “Setna Industrial Portfolio Property” and collectively, the “Setna Industrial Portfolio Properties” or the “Setna Industrial Portfolio”).

The Borrowers and the Borrower Sponsor. The borrowers are 475 Bond LLC, an Illinois limited liability company, SWT2020 LLC, an Arizona limited liability company and 1345 S 52nd St, LLC, an Arizona limited liability company. Each borrower is a single-purpose entity and 100% of the interests in each borrower is owned by Setna US Realty Holdings, LLC, a Delaware limited liability company with one independent director. The non-recourse carveout guarantor is David Chaimovitz, the chief executive officer of Setna iO. The borrower sponsor is Setna iO.

Setna iO operates as an aftermarket aircraft part supplier, serving as a full-service global aviation network for used serviceable material, trading, repair services and asset leasing. Setna iO specializes in wheels, brakes and aircraft systems, supplying tri-released, service-ready components across all platforms. With a global presence in 15 countries, Setna iO’s integrated services and parts inventory streamline operations for industry leaders, including Boeing, Airbus, Embraer, Bombardier and ATR aircraft. Setna iO operates through a network of wholly owned subsidiaries and real estate holding companies in the United States, United Kingdom, Lithuania and Dubai, supporting both its parts supply and maintenance, repair and overhaul services. In

A-3-63

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

2025, Setna iO achieved significant growth, generating approximately $537.9 million in revenue and $117.3 million in EBITDA, representing a 27.0% and 16.0% increase, respectively, from 2024.

The Properties. The Setna Industrial Portfolio Properties consist of three industrial warehouses totaling 366,235 SF located in Lincolnshire, Illinois (one property, 61.1% NRA) and Tempe, Arizona (two properties, 38.9% NRA). The Setna Industrial Portfolio Properties were acquired by the borrower sponsor between December 2020 and July 2024 for a total purchase price of $44.0 million. Since acquisition, the borrower sponsor has invested approximately $22.2 million in capital improvements to bring the Setna Industrial Portfolio Properties to Class A standards. The Setna Industrial Portfolio is currently 100.0% owner-occupied by Setna iO, along with its Setnix LLC subsidiary (collectively, the “Setna Tenant”), an international supplier of aviation components. The Setna Industrial Portfolio Properties are mission-critical to Setna iO’s aviation business, with all three of the Setna Industrial Portfolio Properties located in close proximity to nearby airports, allowing for seamless last mile logistics and delivery of aircraft parts. The property located at 475 Bond Street in Lincolnshire, Illinois (the “475 Bond Street Property”) is approximately 20 miles north of O’Hare International Airport and 40 miles north of Midway International Airport. Additionally, Setna iO operates its corporate headquarters out of the 475 Bond Street Property. The property located at 1345 South 52nd Street in Tempe, Arizona (the “1345 South 52nd Street Property”) and the property located at 402 West Fairmont Drive in Tempe, Arizona (the “402 West Fairmont Drive Property”) are both located approximately five miles southeast of Phoenix Sky Harbor International Airport and 21 miles west of Mesa Gateway Airport. Between the Setna Industrial Portfolio Properties, Setna iO warehouses a significant portion of its inventory of aerospace components for its U.S. operations. Each of the Setna Industrial Portfolio Properties are subject to an absolute triple net lease structure through 2036, in each case guaranteed by the parent company, Setna iO. The Setna Industrial Portfolio Mortgage Loan does not allow for individual releases of any of the Setna Industrial Portfolio Properties.

1345 South 52nd Street Property is a 112,300 SF industrial warehouse facility built in 1988 and recently renovated in 2025. The 1345 South 52nd Street Property is situated approximately two miles from the 402 West Fairmont Drive Property and five miles southeast of the Phoenix Sky Harbor International Airport. The borrower sponsor acquired the 1345 South 52nd Street Property in July 2024 for $27.5 million ($245 PSF) and subsequently invested approximately $8.0 million ($71 PSF) in capital improvements. The 1345 South 52nd Street Property features 32-foot clear heights, three dock doors, 10 drive-in doors and a fully air-conditioned warehouse space, with 10.7% of NRA intended to be used as office space.

475 Bond Street Property is a 223,940 SF industrial warehouse facility constructed in 2000 and recently renovated in 2024. The 475 Bond Street Property is located approximately 20 miles northwest of downtown Chicago, approximately 20 miles north of O’Hare International Airport and 40 miles north of Midway International Airport. The borrower sponsor acquired the 475 Bond Street Property in June 2022 for $13.3 million ($59 PSF) and subsequently invested approximately $12.0 million ($54 PSF) in capital improvements. Setna iO is headquartered at the 475 Bond Street Property, which features two floors, eight dock doors, three drive-in doors and clear heights of 28 feet, with 15.0% of NRA used as office space. In addition, and separately from the foregoing, the second floor of the 475 Bond Street individual Mortgaged Property, consisting of approximately 25,000 SF, is intended to be used as office space but is currently in shell condition.

402 West Fairmont Drive Property is a 29,995 SF industrial warehouse facility constructed in 1981 and renovated in 2022. The 402 West Fairmont Drive Property is situated approximately five miles southeast of the Phoenix Sky Harbor International Airport. The borrower sponsor acquired the 402 West Fairmont Drive Property in December 2020 for approximately $3.2 million ($106 PSF) and subsequently invested approximately $2.2 million ($73 PSF) in capital improvements. The 402 West Fairmont Drive Property features 20-foot clear heights, three dock doors, one drive-in door and a fully air-conditioned warehouse space, with 13.3% of NRA used as office space. According to the borrower sponsor, the 402 West Fairmont Drive Property is currently underutilized and provides for excess storage capacity for existing lines of business and additional capacity for new lines of business.

The table below presents certain information relating to the Setna Industrial Portfolio Properties:

Setna Industrial Portfolio Summary
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(1)	Occupancy %(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	% of Appraised Value(3)	UW NCF	% of UW NCF
1345 South 52nd Street	Tempe, AZ	1988 / 2025	112,300	100.0%	$20,031,250	50.7%	$32,050,000	50.7%	$1,467,900	37.5%
475 Bond Street	Lincolnshire, IL	2000 / 2024	223,940	100.0%	$14,375,000	36.4%	$23,000,000	36.4%	$2,091,299	53.5%
402 West Fairmont Drive	Tempe, AZ	1981 / 2022	29,995	100.0%	$5,093,750	12.9%	$8,150,000	12.9%	$350,611	9.0%
Total / Weighted Average			366,235	100.0%	$39,500,000	100.0%	$63,200,000	100.0%	$3,909,811	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	No individual property releases are permitted pursuant to the Setna Industrial Portfolio Mortgage Loan documents. Allocated loan amounts are calculated based on the Setna Industrial Portfolio Properties’ individual appraised values for illustrative purposes only.
(3)	Appraised Value with respect to the 1345 South 52nd Street Property is based on the “prospective market value upon completion”, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of the origination date of the Setna Industrial Portfolio Mortgage Loan, the renovation had been completed. Appraised Value with respect to the 475 Bond Street Property and the 402 West Fairmont Drive Property is based on the “as is” values. The “as-is” value of the 1345 South 52nd Street Property is $29,650,000, which results in an aggregate “as is” value for the Setna Industrial Portfolio of $60,800,000.

Sole Tenant.

Setna Tenant (366,235 SF, 100.0% of NRA, 100.0% of UW Rent). Setnix LLC, an affiliate of the borrower sponsor, specializes in auxiliary power unit (“APU”) and main engine teardown as well as the repair, overhaul and certification of high-demand rotables. Setnix LLC’s machinery has earned global recognition, including 3x winner of The 145’s Top Shop — APU Component Repair award. Setnix LLC’s parent entity, Setna iO, operates as an aftermarket aircraft part supplier through a network of wholly owned subsidiaries and real estate holding companies in the United States, United Kingdom, Lithuania and Dubai. Setna iO serves as a full-service global aviation network for used serviceable material, trading, repair services and asset leasing and specializes in wheels, brakes and aircraft systems, supplying tri-released, service-ready components across all platforms. With a global presence in 15 countries, Setna iO’s integrated services and parts inventory streamline operations for industry leaders including Boeing, Airbus, Embraer, Bombardier and ATR aircraft. As of year end 2025, Setna iO generated approximately $537.9 million in revenue and approximately $117.3 million in EBITDA, representing an approximately 27.0% and 16.0% increase from 2024, respectively. The Setna Tenant lease is scheduled to expire in December 2036 and is not subject to any renewal options or termination options.

A-3-64

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the sole tenant across the Setna Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Sole Tenant
475 Bond Street – Setna iO LLC(2)	NR/NR/NR	223,940	61.1%	$2,407,355	54.0%	$10.75	12/31/2036	NAP	N
1345 South 52nd Street - Setnix LLC(2)	NR/NR/NR	112,300	30.7%	$1,656,425	37.1%	$14.75	12/31/2036	NAP	N
402 W Fairmont Drive - Setnix LLC(2)	NR/NR/NR	29,995	8.2%	$397,434	8.9%	$13.25	12/31/2036	NAP	N
Occupied Subtotal/Wtd. Avg.		366,235	100.0%	$4,461,214	100.0%	$12.18
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		366,235	100.0%	$4,461,214	100.0%	$12.18

(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Borrower sponsor affiliated entities.

The following table presents certain information relating to the lease rollover schedule at the Setna Industrial Portfolio:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	366,235	100.0%	100.0%	$4,461,214	100.0%	100.0%	$12.18
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	366,235	100.0%		$4,461,214	100.0%		$12.18

(1)	Based on the underwritten rent roll dated June 1, 2026.

The Markets. The Setna Industrial Portfolio consists of one property located within the Chicago industrial market, as well as two properties situated in the Phoenix industrial market.

Lincolnshire, Illinois (223,940 SF): The 475 Bond Street Property is located in Lincolnshire, Illinois, situated within the Chicago core-based statistical area. The Chicago region is the largest industrial market in the United States with nearly 1.3 billion SF of industrial inventory, supported by a dense consumer population as the third most populous city in the United States, relatively low business costs and extensive transportation infrastructure providing freight and cargo opportunities via the area’s highest concentration of highways, freight railways and air cargo shipping routes per the appraisal. Market fundamentals remain tight, with overall industrial vacancy at 4.4% as of the fourth quarter of 2025. Additionally, new leasing totaled nearly 36.8 million SF, representing a 37% increase year-over-year. Average asking rent is $7.36 PSF and approximately 10.4 million SF of industrial space remains under construction as of the fourth quarter of 2025, with 9.4 million SF having been completed year-to-date and 61.9% of delivered space preleased. The Chicago industrial market has maintained a positive net absorption trend for 15 consecutive years with over 6.3 million SF of net absorption as of the fourth quarter of 2025.
In addition to its immediate access to State Routes 21 and 22 and I-94, the 475 Bond Street Property benefits from its proximity to both Chicago O’Hare International airport (“O’Hare”), the fourth busiest airport in the world and Chicago Midway International Airport. According to a third-party market report, as of 2024, O’Hare is considered the most connected airport in the United States and is a major hub for American Airlines and United Airlines as well as an operating base for Frontier Airlines and Spirit Airlines.

A-3-65

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to comparable industrial leases with respect to the 475 Bond Street Property:

Summary of Comparable Industrial Leases
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (years)	Lease Type	Tenant Size (SF)	Base Rent PSF
475 Bond Street(1) 475 Bond Street, Lincolnshire, IL	2000 / 2024	Setna iO LLC	Mar-26	11	NNN	223,940	$10.75
Norman Woods Office & Industrial Park 1931 Norman Drive, Waukegan, IL	2004 / NAP	Convey Health Solutions, Inc	Aug-26	2	Net	147,936	$6.00
Amhurst Industrial Center VII 1451-1485 South Lakeside Drive, Waukegan, IL	1997 / NAP	Contract Installations	Feb-26	5	Net	26,881	$7.50
Amhurst Industrial Center IV 1585-1705 Waukegan Road, Waukegan, IL	2000 / NAP	Brilliant Gifts LLC	Nov-25	5	Net	75,545	$6.95
Amhurst Industrial Center I 3561 Bur Wood Drive, Waukegan, IL	1997 / NAP	Nielsen-Massey Vanillas	Nov-25	4	Net	48,372	$6.80
Amhurst Industrial Center I 3541 Bur Wood Drive, Waukegan, IL	1996 / NAP	American Place Casino	Oct-25	6	Net	38,459	$7.20
Amhurst Lake Business Center 1725-1901 Waukegan Road, Waukegan, IL	2000 / NAP	Thermoflex	Aug-25	3	Net	172,542	$6.03
Bridge Point Mundelein 290 Townline Road, Mundelein, IL	2023 / NAP	Kenco	Mar-24	6	Net	209,539	$8.25

Source: Appraisal.

(1)	Based on the underwritten rent roll dated June 1, 2026.

Tempe, Arizona (142,295): The 402 West Fairmont Drive Property and the 1345 South 52nd Street Property are located in Tempe, Arizona within the Phoenix industrial market, which consists of approximately 463.2 million SF of industrial inventory. As of the fourth quarter of 2025, market vacancy measured 12.7%, though fundamentals remained constructive with net absorption remaining positive. Through the fourth quarter of 2025, the Phoenix industrial market reported roughly 13.7 million SF of positive net absorption, with warehouse/distribution accounting for 11.8 million SF. New industrial deliveries totaled approximately 18.6 million SF in the fourth quarter of 2025, and the construction pipeline neared 15.7 million SF. The average annual asking rent reached $13.68 PSF across all industrial sectors in the fourth quarter of 2025. Leasing activity exceeded 29.0 million SF in 2025, marking the third-highest annual total on record since at least 2000, reinforcing Phoenix’s position as a leading logistics and distribution market in the Southwest per the appraisal.

The 402 West Fairmont Drive Property and the 1345 South 52nd Street Property offer multiple points of ingress and egress and direct connectivity to major transportation arterials, including Interstate 10, Interstate 17, Highway 60, State Route 143 and State Route 202. The location of the 402 West Fairmont Drive Property and the 1345 South 52nd Street Property enables efficient vehicular access to the greater Phoenix metropolitan area and surrounding regions. For air travel, the 402 West Fairmont Drive Property and the 1345 South 52nd Street Property are situated approximately three miles northwest of Phoenix Sky Harbor International Airport – Arizona’s largest and busiest airport serving as a major hub for American Airlines and operating base for Southwest Airlines and Frontier Airlines.

The following table presents certain information relating to comparable industrial leases with respect to the 1345 South 52nd Street Property:

Summary of Comparable Industrial Leases
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (years)	Lease Type	Tenant Size (SF)	Base Rent PSF
1345 South 52nd Street(1) 1345 South 52nd Street, Tempe, AZ	1988 / 2025	Setnix LLC	Mar-26	11	NNN	112,300	$14.75
Pillpack Flex Industrial 3809 East Watkins Road, Phoenix, AZ	1996 / 2018	AZ Pharmacy "PillPack"	Mar-26	5	Net	174,801	$15.00
Cove Logistics Center 3755 West Van Buren Street, Phoenix, AZ	2024 / NAP	Winsupply	Apr-25	10	Net	99,498	$13.44
Midway Commerce Center 1835 South Hamilton Street, Chandler, AZ	2024 / NAP	Brand Safway	Aug-25	8	Net	78,293	$13.44
Fiesta Tech Center 1352 North Fiesta Boulevard, Gilbert, AZ	2025 / NAP	Phoenix Defense	Dec-25	11	Net	59,723	$16.44
Tempe Commerce Park- Building B 7350 South Kyrene Road, Tempe, AZ	1995 / NAP	JSG Associates	Feb-25	3	Net	58,473	$15.00
Sight Logistics 6840 South Harl Avenue, Tempe, AZ	2023 / NAP	Zelis Healthcare,	Nov-25	11	Net	44,519	$15.84
Hohokam Business Park 1530 West 10th Place, Tempe, AZ	1984 / 2023	Xerox Business Solutions, LLC	Jan-25	5	Net	33,825	$13.80

Source: Appraisal.

(1)	Based on the underwritten rent roll dated June 1, 2026.

A-3-66

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to comparable industrial leases with respect to the 402 West Fairmont Drive Property:

Summary of Comparable Industrial Leases
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (years)	Lease Type	Tenant Size (SF)	Base Rent PSF
402 West Fairmont Drive(1) 402 West Fairmont Drive, Tempe, AZ	1981 / 2022	Setnix LLC	Mar-26	11	NNN	29,995	$13.25
Fiesta Tech Center 1352 North Fiesta Boulevard, Gilbert, AZ	2025 / NAP	Phoenix Defense	Dec-25	11	Net	59,723	$16.44
Sight Logistics 6840 South Harl Avenue, Tempe, AZ	2023 / NAP	Zelis Healthcare,	Nov-25	11	Net	44,519	$15.84
Southeast Phoenix Distribution Center 6511-6677 West Frye Road, Chandler, AZ	2019 / NAP	Rite-Way Thermal	Oct-25	5	Net	23,603	$14.16
Lincoln Commerce Park 1 & II 2115 South 11th Avenue, Phoenix, AZ	2006 / NAP	Britex	Jun-25	5	Net	15,717	$15.12
Converge Logistics Center 15175 South 50th Street, Phoenix, AZ	2022 / NAP	Assmann WSW Components, Inc.	May-25	5	Net	18,956	$16.20
Single Tenant Industrial Bldg. 9 South Roosevelt Avenue, Chandler, AZ	2024 / NAP	A-Rent Test Equipment	Apr-25	5	Net	15,353	$17.40
Tempe Commerce Park- Building B 7350 South Kyrene Road, Tempe, AZ	1995 / NAP	JSG Associates	Feb-25	3	Net	58,473	$15.00
Hohokam Business Park 1530 West 10th Place, Tempe, AZ	1984 / 2023	Xerox Business Solutions, LLC	Jan-25	5	Net	33,825	$13.80

Source: Appraisal.

(1)	Based on the underwritten rent roll dated June 1, 2026.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the Setna Industrial Portfolio:

Market Rent Summary(1)
Property	Market Rent (PSF)
475 Bond Street	$7.25
402 West Fairmont Drive	$16.00
1345 South 52nd Street	$16.50
Setna Industrial Portfolio(2)	$10.80

(1)	Source: Appraisal.
(2)	Weighted on NRA.

Appraisals. The appraised value for the Setna Industrial Portfolio of $63,200,000 is based on the sum of the “as-is” values of the 475 Bond Street Property and the 402 West Fairmont Drive Property, each with a value date of February 3, 2026, and the “prospective market value upon completion” value of the 1345 South 52nd Street Property, with a value date of April 3, 2026, which assumes there remains no renovation and thus no remaining renovation costs to be deducted from the appraised value. As of the origination date of the Setna Industrial Portfolio Mortgage Loan, the renovation had been concluded.

The “as-is” value for the 1345 South 52nd Street Property is $29,650,000, which results in an aggregate “as-is” value for the Setna Industrial Portfolio of $60,800,000. The aggregate “as dark” value for the Setna Industrial Portfolio is $59,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated February 10, 2026 to February 12, 2026, there was no evidence of any recognized environmental conditions at the Setna Industrial Portfolio Properties.

A-3-67

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Setna Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW(3)	UW PSF
Rents in Place	$4,461,214	$12.18
Vacant Income	$0	$0.00
Gross Potential Rent	$4,461,214	$12.18
Total Reimbursements	$1,122,705	$3.07
Gross Potential Income	$5,583,919	$15.25
Vacancy	($279,196)	($0.76)
Effective Gross Income	$5,304,723	$14.48

Real Estate Taxes	$591,916	$1.62
Insurance	$62,050	$0.17
Other Expenses	$468,739	$1.28
Total Expenses	$1,122,705	$3.07

Net Operating Income	$4,182,018	$11.42
Tenant Improvements	$106,208	$0.29
Leasing Commissions	$129,375	$0.35
Replacement Reserves	$36,624	$0.10
Net Cash Flow	$3,909,811	$10.68

Occupancy %	95.0%(4)
NOI DSCR	1.46x
NCF DSCR	1.37x
NOI Debt Yield	10.6%
NCF Debt Yield	9.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	Historical financial information is excluded as the Setna Industrial Portfolio is owner occupied with the underlying tenant lease having been executed at origination of the Setna Industrial Portfolio Mortgage Loan.
(3)	Based on the underwritten rent roll as of June 1, 2026.
(4)	The underwritten economic vacancy is 5.0%. The Setna Industrial Portfolio was 100.0% physically occupied as of June 1, 2026.

Escrows and Reserves.

Real Estate Taxes – At origination of the Setna Industrial Portfolio Mortgage Loan, the borrowers were required to deposit approximately $213,560 into a real estate tax reserve. Additionally, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. As of loan origination, the initial amount of the monthly tax deposit is approximately $49,988.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage; provided, however, such monthly reserves for insurance premiums will not be required as long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Setna Industrial Portfolio is included in a blanket policy approved by the lender in its reasonable discretion.

Rollover Reserve – The borrowers are required to deposit into a rollover reserve, on each payment date, approximately $30,520 ($1.00 PSF annually), subject to a cap of $1,831,175 ($5.00 PSF).

Lockbox and Cash Management. The Setna Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers or property manager were required to deliver letters to all tenants directing such tenants to deliver all rents payable with respect to the Setna Industrial Portfolio Properties directly into a lockbox account controlled by the lender. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrowers. If a Cash Sweep Period is

A-3-68

Industrial – Warehouse	Loan #8	Cut-off Date Balance:	$39,500,000
Various	Setna Industrial Portfolio	Cut-off Date LTV:	62.5%
Various, Various		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	10.6%

continuing, all funds in the lockbox account are required to be swept to a lender-controlled cash management account once every business day and applied in accordance with the Setna Industrial Portfolio Mortgage Loan documents. Provided that a Cash Sweep Period is continuing in accordance with the Setna Industrial Portfolio Mortgage Loan documents, funds on deposit in the excess cash flow reserve account will be held as additional security for the Setna Industrial Portfolio Mortgage Loan as set forth in the Setna Industrial Portfolio Mortgage Loan documents. All sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrowers upon payment in full of the Setna Industrial Portfolio Mortgage Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the property manager, (iii) any bankruptcy action of the borrowers, (iv) the debt service coverage ratio falling below 1.25x, (v) a Financial Trigger Event (as defined below) or (vi) the commencement of a Lease Sweep Period (as defined below); and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the borrowers replacing the property manager with a qualified property manager under a replacement management agreement within 60 days following the occurrence of such bankruptcy action, (c) with respect to clause (iv) above, the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters, (d) with respect to clause (v) above, the achievement of (A) Setna iO achieving EBITDA for two consecutive quarters based on the trailing 12 month period of greater than $60,000,000 if such Cash Sweep Period was caused by clause (x) of the definition of Financial Trigger Event, (B) the waiver or cure of the event of default under the senior secured credit facility involving Setna iO as "borrower" thereunder if such Cash Sweep Period was caused by clause (y) of the definition of Financial Trigger Event or (C) the delivery of financial statements in accordance with the Setna Industrial Portfolio Mortgage Loan documents if such Cash Sweep Period was caused by clause (z) of the definition of Financial Trigger Event and (e) with respect to clause (vi) above, the Lease Sweep Period has ended; provided that, the borrowers are required to have paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Period cure, including reasonable out-of-pocket attorneys’ fees and expenses. In no event will the borrowers be entitled to cure a Cash Sweep Period caused by the bankruptcy action of the borrowers.

A “Financial Trigger Event” means that (x) EBITDA of Setna iO tested quarterly for the previous 12 month period is less than $60,000,000, (y) an event of default under the senior secured credit facility involving Setna iO as "borrower" thereunder has occurred and is continuing or (z) lender has not received the financial statements of Setna iO as and when required to be delivered pursuant to the Setna Industrial Portfolio Mortgage Loan documents.

A “Lease Sweep Period” means a period commencing upon the first payment date following the occurrence of (i) with respect to each Lease Sweep Lease (as defined below), upon the date that any Lease Sweep Lease (or any portion thereof) is subleased or the receipt by the borrowers or any manager of notice from any tenant under a Lease Sweep Lease of its intent to sublease the Lease Sweep Lease (or any portion thereof); provided that no Lease Sweep Period will commence pursuant to this clause (i) if (x) such sublease (or notice of intent to sublease) is to an affiliate of the borrowers, (y) Setna iO is either the tenant or the guarantor of the applicable Lease Sweep Lease and the tenant under such Lease Sweep Lease remains primarily liable for payment of rent and otherwise under such Lease Sweep Lease and (z) no more than 15% of the rentable square footage at the Setna Industrial Portfolio Properties (in the aggregate with all other subleases) has been subleased, (ii) the date that a Lease Sweep Lease (or any portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrowers or any manager of notice from any tenant under a Lease Sweep Lease to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date, (iii) the date that any tenant under a Lease Sweep Lease vacates, abandons or discontinues its business at more than 15% of its Lease Sweep Space (as defined below) or give notice that it intends to vacate, abandon or discontinue its business at more than 15% of its Lease Sweep Space, (iv) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period or (v) the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below). A Lease Sweep Period will expire upon the first to occur of (a) with respect to clauses (i) through (iii), the entirety of the applicable Lease Sweep Lease space is leased pursuant to an acceptable replacement lease and, subject to the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover anticipated leasing expenses, free rent periods and/or rent abatement periods as well as any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under an acceptable replacement lease, (b) with respect to clause (iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure and (c) with respect to clause (v) above, either (a) the applicable Lease Sweep Tenant Party Insolvency Proceeding has been dismissed pursuant to a non-appealable order and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Tenant Party Insolvency Proceeding” means (a) the admission in writing by the applicable tenant of its inability to pay its debts generally, the making of a general assignment for the benefit of creditors, the instituting by the applicable tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, the taking advantage by the applicable tenant of any insolvency law, the commencement by any applicable tenant of a case or other proceeding naming it debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any applicable tenant under any insolvency law or (b) the instituting of any proceeding against or with respect to any applicable party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A “Lease Sweep Lease” means (i) that certain amended and restated lease agreement dated May 20, 2026 by and between 1345 S 52nd St, LLC and Setnix LLC and that certain lease guaranty agreement by Setna iO in favor of 1345 S 52nd St, LLC, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Setna Industrial Portfolio Mortgage Loan documents, (ii) that certain amended and restated lease agreement dated May 20, 2026 by and between 475 Bond LLC and Setna iO, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Setna Industrial Portfolio Mortgage Loan documents, (iii) that certain lease agreement dated May 20, 2026 by and between SWT2020 LLC and Setnix LLC and that certain lease guaranty agreement by Setna iO in favor of SWT2020 LLC, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Setna Industrial Portfolio Mortgage Loan documents or (iv) any replacement lease to the leases described in clauses (i)-(iii) above.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Release of Properties. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a six month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-69

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

A-3-70

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

ExchangeRight 75
1 FedEx – Little Rock, AR | Little Rock, AR
2 Hobby Lobby – East Hanover, NJ | East Hanover, NJ
3 BioLife – Burleson, TX | Burleson, TX
4 Tractor Supply – Villa Rica, GA | Villa Rica, GA
5 Dollar General – Strongsville, OH | Strongsville, OH
6 Dollar General – Adrian, MI | Adrian, MI
CANADA
Lake Erie
CLEVELAND
AKRON
Strongsville
Youngstown
Canton
NEW YORK
PENN.
NEW JERSEY
Newark
NEW YORK CITY
East Hanover
Trenton
Atlantic Ocean
Flint
Lansing
DETROIT
WINDSOR
ONTARIO
Adrian
TOLEDO
MICHIGAN
OHIO
Lake St. Clair
MISSOURI
OKLAHOMA
OKLAHOMA CITY
Little Rock
MEMPHIS
ARKANSAS
FORT WORTH
DALLAS
Burleson
TEXAS
LOUISIANA
AUSTIN
HOUSTON
SAN ANTONIO
NEW ORLEANS
MEXICO
Gulf of Mexico
Chattanooga
TENNESSEE
NORTH CAROLINA
GEORGIA
ALABAMA
Villa Rica
ATLANTA
Athens

A-3-71

Mortgage Loan No. 9 – ExchangeRight 75

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance:	$37,330,000			Location(2):	Various, Various
Cut-off Date Balance:	$37,330,000			General Property Type(2):	Various
% of Initial Pool Balance:	4.4%			Detailed Property Type(2):	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	David Fisher, Joshua Ungerecht			Year Built/Renovated(2):	Various/Various
	and Warren Thomas			Size:	416,987 SF
Guarantors:	David Fisher, Joshua Ungerecht			Cut-off Date Balance PSF:	$90
	and Warren Thomas			Maturity Balance PSF:	$90
Mortgage Rate:	5.12000%			Property Manager:	NLP Management, LLC
Note Date:	4/23/2026
Maturity Date:	5/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,460,407
Seasoning:	1 month			UW NCF	$4,393,631
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	11.8%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.27x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	NAV
				2nd Most Recent NOI(3):	NAV
Reserves(1)				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/11/2026)
RE Taxes:	$86,170	$36,491	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	Springing	$156,636	Appraised Value (as of)(4):	$74,660,000 (Various)
Leasing Reserve:	$500,000	Springing	NAP	Appraised Value per SF(4):	$179
Specific Tenant Reserve:	$705,054	$0	NAP	Cut-off Date LTV Ratio:	50.0%
				Maturity Date LTV Ratio:	50.0%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Borrower Sponsor Equity:	$40,359,569	51.9%	Purchase Price:	$74,231,177	95.5%
Mortgage Loan Amount:	$37,330,000	48.1%	Closing Costs:	$2,167,168	2.8%
			Upfront Reserves:	$1,291,224	1.7%
Total Sources:	$77,689,569	100.0%	Total Uses:	$77,689,569	100.0%

(1)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(2)	See “The Properties” section below for additional details for the ExchangeRight 75 Properties (as defined below).
(3)	Historical financial and occupancy information is not available as the ExchangeRight 75 Properties are leased on a triple net basis (“NNN”).
(4)	Based on the aggregate individual as-is values. The individual appraisal valuation dates range from April 1, 2026 to April 9, 2026.
(5)	The ExchangeRight 75 Mortgage Loan (as defined below) was used to facilitate the acquisition of the ExchangeRight 75 Properties between April 17, 2026 and April 23, 2026.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight 75 Mortgage Loan”) is evidenced by a promissory note in the principal balance of $37,330,000 and secured by a first-priority mortgage encumbering the ExchangeRight 75 Borrower’s (as defined below) fee interests in a portfolio of one industrial property, four retail properties and one medical office property totaling 416,987 SF located in Arkansas, Georgia, Michigan, New Jersey, Ohio and Texas (the “ExchangeRight 75 Properties”).

The Borrower and the Borrower Sponsors. The borrower is ExchangeRight Net-Leased Portfolio 75 DST (the “ExchangeRight 75 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 75 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 75 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 28 million SF under management across over 1,400 properties across 47 states with a focus on investment grade, necessity-based retail and healthcare.

The ExchangeRight 75 Borrower has master leased the ExchangeRight 75 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 75 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 75 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 75 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 75 Mortgage Loan and, upon an event of default under the ExchangeRight 75 Mortgage Loan, the lender has the right to cause the ExchangeRight 75 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 75 Mortgage Loan and gives

A-3-72

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 75 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 75 Borrower to convert from a Delaware statutory trust to a limited liability company upon certain events, including (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 75 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 75 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any of the ExchangeRight 75 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight 75 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 75 Mortgage Loan in full is not delivered to the lender.

The Properties. The ExchangeRight 75 Properties are comprised of one industrial property located in Little Rock, Arkansas (the “FedEx – Little Rock, AR Property”), one medical office property located in Burleson, Texas (the “BioLife – Burleson, TX Property”), four retail properties located in Adrian, Michigan (the “Dollar General – Adrian, MI Property”), Strongsville, Ohio (the “Dollar General – Strongsville, OH Property”), East Hanover, New Jersey (the “Hobby Lobby – East Hanover, NJ Property”) and Villa Rica, Georgia (the “Tractor Supply – Villa Rica, GA Property”). The ExchangeRight 75 Properties total 416,987 SF of net rentable area (“NRA”). The ExchangeRight 75 Properties are 100.0% leased to six tenants on a triple-net basis.

FedEx – Little Rock, AR Property. The FedEx – Little Rock, AR Property is a single-tenant warehouse/distribution industrial property totaling 303,596 SF located in the Mabelvale area of southwest Little Rock, Arkansas. The FedEx – Little Rock, AR Property consists of three, single-story buildings situated on a 44.38-acre site constructed in 2016 and is expected to undergo tenant renovations in 2026. The FedEx – Little Rock, AR Property amenities include perimeter fencing, controlled security access gates, a fueling station, backup generators, dedicated service garage and a detention pond. The FedEx – Little Rock, AR Property features 468 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per 1,000 SF of NRA. As of June 11, 2026, the FedEx – Little Rock, AR Property was 100.0% leased by Federal Express Corporation with a weighted average remaining lease term (“WALT”) of 9.7 years.

Hobby Lobby – East Hanover, NJ Property. The Hobby Lobby – East Hanover, NJ Property is a single-tenant retail property totaling 54,640 SF located in East Hanover, New Jersey. The Hobby Lobby – East Hanover, NJ Property consists of one, single-story freestanding building situated on a 4.16-acre site constructed in 1980 and renovated in 2024. The Hobby Lobby – East Hanover, NJ Property features 245 surface parking spaces, resulting in a parking ratio of approximately 4.48 spaces per 1,000 SF of NRA. As of June 11, 2026, the Hobby Lobby – East Hanover, NJ Property was 100.0% leased by Hobby Lobby with a WALT of 10.3 years.

BioLife – Burleson, TX Property. The BioLife – Burleson, TX Property is a single-tenant health care property totaling 16,694 SF located in Burleson, Texas. The BioLife – Burleson, TX Property consists of one, single-story building situated on a 3.26-acre site constructed in 2017. The BioLife – Burleson, TX Property amenities include walk-in freezer and lab space. The BioLife – Burleson, TX Property features 129 open parking spaces, resulting in a parking ratio of approximately 7.73 spaces per 1,000 SF of NRA. As of June 11, 2026, the BioLife – Burleson, TX Property was leased 100.0% by BioLife Plasma Services with a WALT of 13.0 years.

Tractor Supply – Villa Rica, GA Property. The Tractor Supply – Villa Rica, GA Property is a single-tenant, newly constructed, retail property totaling 22,017 SF located in Villa Rica, Georgia. The Tractor Supply – Villa Rica, GA Property consists of one, single-story freestanding building situated on a 4.47-acre site constructed in 2025. The Tractor Supply – Villa Rica, GA Property features 72 surface parking spaces, resulting in a parking ratio of approximately 3.27 spaces per 1,000 SF of NRA. As of June 11, 2026, the Tractor Supply – Villa Rica, GA Property was leased 100.0% by Tractor Supply with a WALT of 19.6 years.

Dollar General – Strongsville, OH Property. The Dollar General – Strongsville, OH Property is a single tenant, newly constructed, retail property totaling 9,306 SF located in Strongsville, Ohio. The Dollar General – Strongsville, OH Property consists of one, single-story freestanding building situated on a 1.76-acre site constructed in 2026. The site features 33 surface parking spaces, resulting in a parking ratio of approximately 3.55 spaces per 1,000 SF of NRA. As of June 11, 2026, the Dollar General – Strongsville, OH Property was leased 100.0% by Dollar General with WALT of 14.7 years.

Dollar General – Adrian, MI Property. The Dollar General – Adrian, MI Property is a single tenant, newly constructed, retail property totaling 10,734 SF located in Adrian, Michigan. The Dollar General – Adrian, MI Property consists of one, single-story freestanding building situated on a 2.26-acre site constructed in 2025. The Dollar General – Adrian, MI Property features 35 surface parking spaces, resulting in a parking ratio of approximately 3.26 spaces per 1,000 SF of NRA. As of June 11, 2026, the Dollar General – Adrian, MI Property was 100.0% leased by Dollar General with a WALT of 14.8 years.

A-3-73

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents a summary of the ExchangeRight 75 Properties:

ExchangeRight 75 Properties Summary(1)
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(2)	Year Built / Renovated	Net Rentable Area (SF)(2)	Appraised Value(3)	% of Portfolio Appraised Value(3)	UW NOI(2)	% of UW NOI(2)
FedEx – Little Rock, AR Industrial / Warehouse/Distribution	$17,990,949	48.2%	100.0%	2016 / 2026	303,596	$36,150,000	48.4%	$2,130,835	47.8%
Hobby Lobby – East Hanover, NJ Retail / Single Tenant	$7,832,707	21.0%	100.0%	1980 / 2024	54,640	$15,800,000	21.2%	$917,961	20.6%
BioLife – Burleson, TX Office / Medical	$5,333,343	14.3%	100.0%	2017 / NAP	16,694	$10,500,000	14.1%	$639,635	14.3%
Tractor Supply – Villa Rica, GA Retail / Single Tenant	$3,896,680	10.4%	100.0%	2025 / NAP	22,017	$7,700,000	10.3%	$471,126	10.6%
Dollar General – Strongsville, OH Retail / Single Tenant	$1,221,552	3.3%	100.0%	2026 / NAP	9,306	$2,410,000	3.2%	$160,966	3.6%
Dollar General – Adrian, MI Retail / Single Tenant	$1,054,769	2.8%	100.0%	2025 / NAP	10,734	$2,100,000	2.8%	$139,883	3.1%
Total/Weighted Average	$37,330,000	100.0%	100.0%		416,987	$74,660,000	100.0%	$4,460,407	100.0%

(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information based on the underwritten rent roll dated June 11, 2026.
(3)	The appraisals concluded to an aggregate “as-is” value for the ExchangeRight 75 Properties of $74,660,000. The appraisal concluded to an “as-is” value for the FedEx – Little Rock, AR Property of $36,150,000 as of April 8, 2026, an “as-is” value for the Hobby Lobby – East Hanover, NJ Property of $15,800,000 as of April 1, 2026, an “as-is” value for BioLife – Burleson, TX Property of $10,500,000 as of April 6, 2026, an “as-is” value for the Tractor Supply – Villa Rica, GA Property of $7,700,000 as of April 1, 2026, an “as-is” value for the Dollar General – Strongsville, OH Property of $2,410,000 as of April 9, 2026 and an “as-is” value for the Dollar General – Adrian, MI Property of $2,100,000 as of April 9, 2026.

Major Tenants.

Federal Express Corporation (303,596 SF; 72.8% of NRA; 47.6% of UW base rent): Founded in 1971, Federal Express Corporation is a global logistics and transportation company providing shipping, e-commerce, and supply chain services worldwide. Federal Express Corporation is headquartered in Memphis, Tennessee. Federal Express Corporation commenced its initial lease at the FedEx – Little Rock, AR Property in 2014, and a new 10-year lease commenced in 2026 and expires in February 2036. Federal Express Corporation has two, five-year renewal options remaining and no termination options.

Hobby Lobby (54,640 SF; 13.1% of NRA; 21.0% of UW base rent): Founded in 1970, Hobby Lobby is an American retail company specializing in arts, crafts, hobbies, and home décor. Hobby Lobby is one of the largest privately owned arts-and-crafts retailers in the world, operating 1,000+ stores across the United States. Hobby Lobby is headquartered in Oklahoma City, Oklahoma. Hobby Lobby occupied the Hobby Lobby – East Hanover, NJ Property beginning in January 2024 pursuant to a 12-year lease expiring in September 2036. Hobby Lobby has four, five-year renewal options remaining and no termination options.

Tractor Supply (22,017 SF; 5.3% of NRA; 10.5% of UW base rent): Founded in 1938 and headquartered in Brentwood, Tennessee, Tractor Supply operates over 2,200 stores in 49 states and is the largest rural lifestyle retailer in the United States. Tractor Supply has occupied the Tractor Supply – Villa Rica, GA Property since the completion of construction in 2025 pursuant to a 20-year lease expiring in January 2046. Tractor Supply has four, five-year renewal options and no termination options.

A-3-74

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the tenancy at the ExchangeRight 75 Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's /S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	303,596	72.8%	$2,196,295	47.6%	$7.23	2/28/2036	No	2 x 5 Years
Hobby Lobby	NR/NR/NR	54,640	13.1%	$967,769	21.0%	$17.71	9/30/2036	No	4 x 5 Years
Tractor Supply	NR/Baa1/BBB	22,017	5.3%	$483,580	10.5%	$21.96	1/31/2046	No	4 x 5 Years
Dollar General	NR/Baa3/BBB	20,040	4.8%	$308,802	6.7%	$15.41	Various(4)	No	Various(5)
BioLife Plasma Services	NR/Baa1/NR	16,694	4.0%	$656,543	14.2%	$39.33	6/30/2039	No	3 x 5 Years
Subtotal/Wtd. Avg.		416,987	100.0%	$4,612,989	100.0%	$11.06
Vacant Space		0	0.0%
Total		416,987	100.0%

(1)	Based on the underwritten rent roll dated June 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Information includes a contractual rent step taken through October 1, 2026 and straight-line rent averaging for investment grade tenants.
(4)	Dollar General has multiple leases, with the Dollar General – Strongsville, OH Property’s lease expiring February 28, 2041 (9,306 SF) and the Dollar General – Adrian, MI Property’s lease expiring March 31, 2041 (10,734 SF).
(5)	Dollar General has five, five-year renewal options with respect to its Dollar General – Strongsville, OH Property’s space (9,306 SF) and four, five-year renewal options with respect to its Dollar General – Adrian, MI Property’s space (10,734 SF).

The following table presents certain information with respect to the lease rollover at the ExchangeRight 75 Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036	2	358,236	85.9%	85.9%	$3,164,064	68.6%	68.6%	$8.83
Thereafter	4	58,751	14.1%	100.0%	$1,448,925	31.4%	100.0%	$24.66
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	6	416,987	100.0%		$4,612,989	100.0%		$11.06(3)

(1)	Based on the underwritten rent roll dated June 11, 2026.
(2)	Information includes a contractual rent step taken through October 1, 2026 and straight-line rent averaging for investment grade tenants.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets.

FedEx – Little Rock, AR Property. The FedEx – Little Rock, AR Property is located at 8 Industrial Parkway, within the Mabelvale area of Southwest Little Rock, Pulaski County, Arkansas. The FedEx – Little Rock, AR Property lies within the Little Rock–North Little Rock–Conway metropolitan statistical area (“MSA”) with population of 770,000, approximately 10 miles southwest of Downtown Little Rock and the central business district. The FedEx – Little Rock, AR Property benefits from direct frontage on Industrial Parkway and provides convenient access to major transportation routes, including Interstate 30, Interstate 430, and Interstate 530. Bill and Hillary Clinton National Airport is located approximately 11 miles northeast of the FedEx – Little Rock, AR Property, while North Little Rock Municipal Airport is approximately 15 miles northeast. Major employers include University of Arkansas for Medical Sciences, Baptist Health, Little Rock Air Force Base, Arkansas Children’s Hospital, Entergy Arkansas, AT&T, Verizon Wireless, and Dillard’s Inc.

According to the appraisal, the FedEx – Little Rock, AR Property is located in the Southwest & Outlying Pulaski County submarket within the Little Rock MSA. As of the first quarter of 2026, the Little Rock MSA had an inventory of 77,156,863 SF with an occupancy rate of 94.9% and an average rent of $5.25 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the FedEx – Little Rock, AR Property was 863, 30,378 and 70,159, respectively, and the 2025 estimated median household income within the same radii was approximately $67,014, $60,194 and $59,934, respectively.

A-3-75

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

Hobby Lobby – East Hanover, NJ Property. The Hobby Lobby – East Hanover, NJ Property is situated along Route 10, which functions as the primary commercial highway, in East Hanover, New Jersey. Interstate Route 287, a major north–south arterial serving northern New Jersey, provides strong regional connectivity and is located approximately three to five minutes from the Hobby Lobby – East Hanover, NJ Property via Route 10, the Suburban Essex/Route 280 submarket’s primary east–west commercial corridor. Convent Station, Morristown Station, and Morris Plains Station are all located within an approximate 10-minute drive of the Hobby Lobby – East Hanover, NJ Property and provide rail access to Newark, Jersey City, and New York City, supporting regional employment connectivity. Major employers include United Airlines Inc., Public Service Enterprise Group, Rutgers Health, Newark Hospitals and Prudential Financial Inc.

According to the appraisal, the Hobby Lobby – East Hanover, NJ Property is located in the Suburban Essex/Route 280 submarket within the Northern New Jersey market. As of the first quarter of 2026, Northern New Jersey market had an inventory of 434,537,533 SF with an occupancy rate of 96.4% and an average rent of $24.80 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Hobby Lobby – East Hanover, NJ Property was 3,307, 37,594 and 158,075, respectively, and the 2025 estimated median household income within the same radii was approximately $167,331, $171,731 and $162,986, respectively.

BioLife – Burleson, TX Property. The BioLife – Burleson, TX Property is situated along Southwest Wilshire Boulevard, a primary commercial corridor within Burleson, Johnson County, Texas. The BioLife – Burleson, TX Property offers convenient access to Interstate 35W and U.S. Highway 67. Interstate 35W provides north–south connectivity to Fort Worth, north Tarrant County, and the greater Dallas–Fort Worth Metroplex, while U.S. Highway 67 supports east–west and southwest travel to communities such as Cleburne and Midlothian. Interstate 20 is also easily accessible via Interstate 35W. The BioLife – Burleson, TX Property benefits from proximity to Dallas/Fort Worth International Airport as well as Downtown Dallas. Major employers include Walmart, UT Southwestern Medical Center, Baylor Scott & White Health, Lockheed Martin and AT&T.

According to the appraisal, the BioLife – Burleson, TX Property is located in the Johnson County submarket within the Dallas/Ft Worth market. As of the first quarter of 2026, Dallas/Ft Worth market had an inventory of 53,234,802 SF with an occupancy rate of 88.8% and an average rent of $31.81 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the BioLife – Burleson, TX Property was 8,158, 50,150 and 106,225, respectively, and the 2025 estimated median household income within the same radii was approximately $103,213, $96,445 and $96,874, respectively.

Tractor Supply – Villa Rica, GA Property. The Tractor Supply – Villa Rica, GA Property is situated along Park Ridge Drive, in Villa Rica, Carroll County, Georgia. The Tractor Supply – Villa Rica, GA Property is immediately accessed via State Route 61 (Carrollton–Villa Rica Highway) and is located approximately one mile from Interstate 20 (Exit 24). Interstate 20 provides strong east–west connectivity, linking Villa Rica with the Atlanta MSA to the east and the Carrollton and Bremen markets to the west, thereby enhancing regional visibility and convenience. The Tractor Supply – Villa Rica, GA Property is located approximately three miles south of downtown Villa Rica, regional air access is provided by Hartsfield–Jackson Atlanta International Airport, situated about 42 miles east, and Paulding Northwest Atlanta Airport, located approximately 27 miles northeast. Major employers include Delta Air Lines Inc., Emory University & Emory Healthcare, Piedmont Healthcare, Northside Hospital and Publix Super Markets Inc.

According to the appraisal, the Tractor Supply – Villa Rica, GA Property is located in the Villa Rica/W Outlying submarket within the Atlanta MSA. As of the first quarter of 2026, the Atlanta MSA had an inventory of 201,989,072 SF with an occupancy rate of 96.5% and an average rent of $21.93 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Tractor Supply – Villa Rica, GA Property was 4,427, 22,036 and 43,248, respectively, and the 2025 estimated median household income within the same radii was approximately $66,502, $80,422 and $86,788, respectively.

Dollar General – Strongsville, OH Property. The Dollar General – Strongsville, OH Property is situated along direct frontage on West 130th Street, a primary north–south commercial corridor in Strongsville, Cuyahoga County, Ohio. The Dollar General – Strongsville, OH Property is located near Pearl Road (US Route 42) and Royalton Road (State Route 82), with easy access to Interstate 71 and the Ohio Turnpike (I-80). The Dollar General – Strongsville, OH Property is located approximately 18 miles southwest of downtown Cleveland and about 10 miles south of Cleveland Hopkins International Airport. Major attractions include SouthPark Mall, a prominent regional shopping center and a key retail and entertainment destination for southwest Cleveland. Major employers include Cleveland Clinic, University Hospitals, Progressive Corp., The MetroHealth System and KeyCorp.

According to the appraisal, the Dollar General – Strongsville, OH Property is located in the Southwest submarket within the Cleveland market. As of the first quarter of 2026, the Cleveland market had an inventory of 246,606,235 SF with an occupancy rate of 95.7% and an average rent of $11.56 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Dollar General – Strongsville, OH Property was 3,796, 50,843 and 142,572, respectively, and the 2025 estimated median household income within the same radii was approximately $64,554, $89,282 and $89,471, respectively.

Dollar General – Adrian, MI Property. The Dollar General – Adrian, MI Property is situated along north side of West Beecher Road, immediately west of US 223, within the western portion of the City of Adrian, Lenawee County, Michigan. The Dollar General – Adrian, MI Property benefits from close proximity to US-223, which is located immediately east of the site and serves as a principal arterial through Adrian, providing direct connectivity to surrounding communities as well as convenient access to M-52, M-34, and US-127. The Dollar General – Adrian, MI Property is located approximately two miles west of Downtown Adrian. Regional air access is provided by Lenawee County Airport, situated about five miles southeast of the subject, while commercial air service is available via Toledo Express Airport, approximately 38 miles south, and Detroit Metropolitan Wayne County Airport, roughly 75 miles northeast. Major employers include DTE Energy, ProMedica Monroe Regional Hospital, Stellantis Dundee Engine Plant, Meijer Distribution Center and La-Z-Boy Headquarters.

According to the appraisal, the Dollar General – Adrian, MI Property is located in the Lenawee County retail market. As of the first quarter of 2026, Lenawee County retail market had an inventory of 5,158,296 SF with an occupancy rate of 96.1% and an average rent of $13.26 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Dollar General – Adrian, MI Property was 6,616, 29,296 and 34,927, respectively, and the 2025 estimated median household income within the same radii was approximately $51,605, $52,025 and $54,720, respectively.

A-3-76

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents certain information relating to the appraisals’ market rent conclusion for the ExchangeRight 75 Properties:

Market Rent Summary
	BioLife – Burleson, TX Property	FedEx – Little Rock, AR Property	Dollar General – Strongsville, OH Property	Dollar General – Adrian, MI Property	Tractor Supply – Villa Rica, GA Property	Hobby Lobby – East Hanover, NJ Property
Rentable Area(1)	16,694	303,596	9,306	10,734	22,017	54,640
Market Rent (PSF per Year)	$39.00	$7.00	$17.50	$13.50	$22.00	$17.00
Lease Term (Years)	10	10	15	10	20	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection (per Year)	2.00% / Yr	2.50% / Yr	5.00% /5 Yr	5.00% /5 Yr	3.00% / Yr	2.00% / Yr
Tenant Improvements (New Tenant) (PSF)	$25.00	$0.00	NAV	$0.00	$0.00	$20.00
Tenant Improvements (Renewal) (PSF)	$5.00	$0.00	NAV	$0.00	$0.00	$10.00

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable industrial properties with respect to the FedEx – Little Rock, AR Property:

Comparable Industrial Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
FedEx – Little Rock, AR Little Rock, AR	2016 / 2026	303,596(1)	Federal Express Corporation(1)	303,596(1)	March-26(1)	10.0	$6.84(1)
FedEx Distribution Facility Jonesboro, AR	2022 / NAP	317,518	FedEx Ground Package	317,518	October-22	15.0	$6.71
FedEx Ground Bessemer, AL	2021 / NAP	290,879	FedEx Ground Package	290,879	August-21	15.0	$5.91
FedEx- Kodak Kodak, TN	2021 / NAP	259,053	FedEx	259,053	June-21	15.0	$7.64
FedEx Ground Distribution Center Bryan, TX	2022 / NAP	337,137	FedEx Ground Package	337,137	September-22	15.0	$6.68
Setzer Properties TXK, LLC Texarkana, AR	2018 / NAP	134,630	FedEx Freight, Inc.	134,630	November-18	15.0	$14.34
Amazon Fulfillment Center - LIT2 North Little Rock, AR	2021 / NAP	1,073,576	Amazon	1,073,576	September-21	15.0	$6.30

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Hobby Lobby – East Hanover, NJ Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Hobby Lobby – East Hanover, NJ East Hanover, NJ	1980 / 2024	54,640(1)	Hobby Lobby(1)	54,640(1)	September-24(1)	12.0	$17.36(1)
Blue Star Shopping Center Watchung, NJ	1959 / 2025	415,015	Marshalls	27,000	June-26	10.0	$17.25
Blue Star Shopping Center Watchung, NJ	1959 / 2025	415,015	Burlington	28,072	May-26	10.0	$17.26
Woodbridge Crossing Shopping Center Woodbridge, NJ	2002 / NAP	284,456	Goodwill Industries of Greater NY & Northern NJ	10,068	May-24	10.0	$19.35
The Gardens Flanders, NJ	2002 / 2023	378,385	Fitness Factory	16,397	April-24	10.1	$18.00
Plaza Square Wayne, NJ	1990 / NAP	93,975	Aldi	42,816	December-23	10.0	$17.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

A-3-77

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents recent leasing data at comparable office properties with respect to the BioLife – Burleson, TX Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
BioLife – Burleson, TX Burleson, TX	2017 / NAP	16,694(1)	BioLife Plasma Services(1)	16,694(1)	July-26(1)	13.0	$39.33(1)
Burleson Medical Plaza Burleson, TX	2010 / NAP	7,199	Confidential	5,763	July-26	N/A	$30.00
BioLife Plasma Services San Antonio, TX	2025 / NAP	14,545	BioLife Plasma Services	14,545	March-25	15.0	$48.29
Eye Consultants of Texas Grapevine, TX	2010 / NAP	17,724	Eye Consultants of Texas	17,724	February-25	10.0	$40.00
Concentra Urgent Care Northlake, TX	2024 / NAP	8,379	Concentra Health	8,379	January-25	10.5	$33.85
710 South Highway 377 Roanoke, TX	2021 / NAP	4,990	Action Behavior Center	4,990	October-24	10.3	$37.75
12601 South Fwy Fort Worth, TX	2023 / NAP	7,069	Texas Health Breeze	3,200	September-24	10.0	$40.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Tractor Supply – Villa Rica, GA Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Tractor Supply – Villa Rica, GA Villa Rica, GA	2025 / NAP	22,017(1)	Tractor Supply(1)	22,017(1)	January-26(1)	20.0	$21.89(1)
Tractor Supply – Ruckersville (Carmen), VA Ruckersville, VA	2015 / NAP	19,103	Tractor Supply	19,103	March-26	20.0	$19.99
Tractor Supply – Dalton (Dug Gap), GA Dalton, GA	2025 / NAP	21,909	Tractor Supply	21,909	October-25	20.0	$22.05
Tractor Supply Company Andrews, SC	2025 / NAP	22,389	Tractor Supply	22,389	August-25	15.0	$18.98
Tractor Supply Bloomingdale, GA	2024 / NAP	22,973	Tractor Supply	22,973	November-24	20.0	$22.81
Tractor Supply Naples, FL	2024 / NAP	23,729	Tractor Supply Co	23,729	September-24	15.0	$28.02
Tractor Supply Co Winnie, TX	2013 / NAP	24,370	Tractor Supply Co	24,370	August-24	15.0	$17.23

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Dollar General – Strongsville, OH Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Dollar General – Strongsville, OH Strongsville, OH	2026 / NAP	9,306(1)	Dollar General(1)	9,306(1)	February-26(1)	15.0	$17.71(1)
Dollar General Monroe, MI	2025 / NAP	10,566	Dolgencorp, LLC	10,566	November-25	15.0	$16.08
Dollar General Kent, OH	2025 / NAP	10,647	Dollar General	10,647	October-25	15.0	$14.89
Dollar General Englewood, OH	2025 / NAP	10,566	Dollar General	10,566	September-25	15.0	$15.13
Dollar General Grand Rapids, MI	2025 / NAP	10,640	Dollar General	10,640	August-25	15.0	$16.57
Dollar Tree Monroe, MI	2025 / NAP	10,000	Dollar Tree	10,000	July-25	10.0	$18.80
Dollar Tree Linden, MI	2024 / NAP	9,870	Dollar Tree	9,870	October-24	10.0	$18.74
Dollar General Altoona, PA	2025 / NAP	7,489	Dollar General	7,489	November-25	15.0	$17.69
Dollar General Novelty, OH	2024 / NAP	10,640	Dollar General	10,640	February-24	15.0	$14.29

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.
A-3-78

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

The following table presents recent leasing data at comparable retail properties with respect to the Dollar General – Adrian, MI Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Dollar General – Adrian, MI Adrian, MI	2025 / NAP	10,734(1)	Dollar General(1)	10,734(1)	March-26(1)	15.0	$13.35(1)
Proposed Dollar General Markle, IN	2026 / NAP	10,640	Dollar General	10,640	February-26	15.0	$14.37
Proposed Dollar General Port Huron, MI	2026 / NAP	10,640	Dollar General	10,640	February-26	15.0	$14.75
Dollar General Monroe, MI	2025 / NAP	10,566	Dolgencorp, LLC	10,566	November-25	15.0	$16.08
Dollar General Farwell, MI	2025 / NAP	10,566	Dollar General	10,566	July-25	15.0	$13.11
Dollar General Market Sawyer, MI	2025 / NAP	10,640	Dollar General	10,640	May-25	15.0	$14.51
Dollar General Newaygo, MI	2025 / NAP	10,640	Dollar General	10,640	April-25	15.0	$12.99
Dollar General Market Auburn, IN	2025 / NAP	10,640	Dollar General	10,640	March-25	15.0	$14.76
Dollar Tree Williamston, MI	2024 / NAP	10,500	Dollar Tree	10,500	February-25	10.0	$13.25

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 11, 2026.

Appraisals. The appraisals concluded to an aggregate “as-is” value for the ExchangeRight 75 Properties of $74,660,000. The appraisal concluded to an “as-is” value for the FedEx – Little Rock, AR Property of $36,150,000 as of April 8, 2026, an “as-is” value for the Hobby Lobby – East Hanover, NJ Property of $15,800,000 as of April 1, 2026, an “as-is” value for BioLife – Burleson, TX Property of $10,500,000 as of April 6, 2026, an “as-is” value for the Tractor Supply – Villa Rica, GA Property of $7,700,000 as of April 1, 2026, an “as-is” value for the Dollar General – Strongsville, OH Property of $2,410,000 as of April 9, 2026 and an “as-is” value for the Dollar General – Adrian, MI Property of $2,100,000 as of April 9, 2026.

Environmental Matters. According to the Phase I environmental reports dated between February 25, 2026, and April 14, 2026, there was no evidence of any recognized environmental conditions at the ExchangeRight 75 Properties; however, there was evidence of one controlled recognized environmental condition at the Dollar General – OH Strongsville Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

A-3-79

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 75 Properties:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Base Rent	$4,338,017	$10.40
Straight Line Rent	$135,453	$0.32
Vacancy	$135,559	$0.33
Gross Potential Rent	$4,609,029	$11.05
Reimbursements	$481,081	$1.15
(Vacancy / Credit Loss)	($135,559)	($0.33)
Effective Gross Income	$4,954,551	$11.88

Management Fee	$148,637	$0.36
Real Estate Taxes	$345,508	$0.83
Total Operating Expenses	$494,145	$1.19

Net Operating Income	$4,460,407	$10.70
Replacement Reserves	$66,776	$0.16
Net Cash Flow	$4,393,631	$10.54

Occupancy (%)(3)	97.0%
NOI DSCR	2.30x
NCF DSCR	2.27x
NOI Debt Yield	11.9%
NCF Debt Yield	11.8%
(1)	Historical financial information is not available as the ExchangeRight 75 Properties are NNN.
(2)	Information is based on the underwritten rent roll dated June 11, 2026.
(3)	UW Occupancy represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The ExchangeRight 75 Mortgage Loan documents require an upfront reserve of approximately $86,170 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $36,491 monthly.

Insurance – The ExchangeRight 75 Mortgage Loan documents require the ExchangeRight 75 Borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the ExchangeRight 75 Borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the ExchangeRight 75 Borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policy.

Replacements Reserve – The ExchangeRight 75 Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $4,351 for replacement reserves (equal to $0.13 PSF annually), capped at $156,636 (the “Replacement Reserve Cap”); provided, however, that (i) so long as no Cash Trap Event Period (as defined below) is continuing and the applicable property is being adequately maintained (as determined by the lender based on annual site inspections), the ExchangeRight 75 Borrower will not be required to make the replacement reserve monthly deposit and (ii) the ExchangeRight 75 Borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the ExchangeRight 75 Borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the leases with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the BioLife – Burleson, TX Property, Dollar General – Adrian, MI Property, Dollar General – Strongsville, OH Property and Hobby Lobby – East Hanover, NJ Property.

Further, if at any time the balance in the replacement reserve is equal to or greater than the Replacement Reserve Cap and the applicable property is being adequately maintained (as determined by the lender based on annual site inspections), the ExchangeRight 75 Borrower will no longer be obligated to make the replacement reserve monthly deposit (regardless of the existence of a Cash Trap Event Period). However, if the balance in the replacement reserve falls below the Replacement Reserve Cap and/or the applicable property is not being adequately maintained (as determined by the lender based on annual site inspections), and the ExchangeRight 75 Borrower is otherwise required to make the replacement reserve monthly deposit as contemplated hereinabove, the ExchangeRight 75 Borrower will resume making the replacement reserve monthly deposit on the next monthly payment date until (x) if the applicable property is being adequately maintained (as determined by the lender based on annual site inspections), the Replacement Reserve Cap is again reached or (y) if the applicable property is not being adequately maintained (as determined by the lender based on annual site inspections), such time as the applicable property is being adequately maintained (as determined by the lender based on annual site inspections).

Leasing Reserve – The ExchangeRight 75 Mortgage Loan documents require an upfront deposit of $500,000 and ongoing monthly deposit in an amount equal to approximately $17,374 for tenant improvements and leasing commissions (equal to $0.50 PSF annually), provided, however, that so long as no event of default is continuing, the ExchangeRight 75 Borrower will not be required to make such leasing reserve monthly deposit.

A-3-80

Various - Various	Loan #9	Cut-off Date Balance:	$37,330,000
Various	ExchangeRight 75	Cut-off Date LTV:	50.0%
Various, Various		UW NCF DSCR:	2.27x
		UW NOI Debt Yield:	11.9%

Specific Tenant Reserve – The ExchangeRight 75 Mortgage Loan documents require an upfront deposit of approximately $705,054 for outstanding tenant improvements.

Lockbox and Cash Management. The ExchangeRight 75 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight 75 Borrower is required to cause all rents to be transmitted directly by the tenants at the ExchangeRight 75 Properties into a lender-controlled lockbox account. In addition, the ExchangeRight 75 Borrower is required to cause all rents received by the ExchangeRight 75 Borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. Upon the occurrence and during the continuation of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight 75 Mortgage Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the ExchangeRight 75 Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the ExchangeRight 75 Mortgage Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	a default or an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.35x, tested quarterly; or
(iii)	unless a Qualified Transfer (as defined below) occurs, three months prior to the stated maturity date.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with respect to clause (i) above upon the cure (if applicable) of such event of default; or
●	with respect to clause (ii) above, the date that the NCF DSCR, as calculated in accordance with the ExchangeRight 75 Mortgage Loan documents, is equal to or greater than 1.40x for two consecutive calendar quarters.

A “Qualified Transfer” means the borrower sponsors’ one-time transfer after April 23, 2027 of the entirety of their ownership interests in the ExchangeRight 75 Borrower, master lessee and any single purpose entity (“SPE”) component entity to an Approved Transferee (as defined below) and the replacement of the non-recourse carve-out guarantors with the Approved Transferee or another acceptable replacement guarantor approved by the lender, subject to applicable conditions under the ExchangeRight 75 Mortgage Loan documents, including (i) no loan default having occurred and being continuing, (ii) the ExchangeRight 75 Properties continuing to be managed by the current manager or another sponsor-affiliated qualified manager, (iii) immediately following a Qualified Transfer, the Approved Transferee controlling the ExchangeRight 75 Borrower and owning, directly or indirectly, 100% of the legal and beneficial ownership interests in the ExchangeRight 75 Borrower, master lessee and any SPE component entity and (iv) if required by lender, receipt of a rating agency confirmation.

An “Approved Transferee” means either (i) an eligible transfer institution or (ii) a person satisfying Qualified Transferee criteria that (1) is regularly engaged in the business of owning or operating commercial properties similar to the ExchangeRight 75 Properties, (2) owns interests in, or operates, at least five retail properties aggregating not less than 750,000 SF, (3) maintains either (A) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight 75 Properties) or (B) an investment-grade rating by S&P or Moody’s, (4) immediately following a Qualified Transfer, owns no less than 100% of the legal and beneficial ownership interests in the ExchangeRight 75 Borrower, and (5) is not a Delaware statutory trust.

Partial Release. The ExchangeRight 75 Mortgage Loan documents provide for the release of any individual property in connection with the sale of such property to a non-affiliated, bona fide third party on or after the defeasance lockout release date, subject to certain conditions, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of the ExchangeRight 75 Mortgage Loan in an amount equal to the greater of (A) 90% of the net sales proceeds of the release property or (B) 115% of the allocated loan amount for the release property; (iii) the post-release debt service coverage ratio will be equal to or greater than the greater of (A) 2.27x or (B) the pre-release debt service coverage ratio for all properties; (iv) the post-release debt yield will be equal to or greater than the greater of (A) 11.77% or (B) the pre-release debt yield for all ExchangeRight 75 Properties; (v) a rating agency confirmation, and (vi) an opinion of counsel that the partial release satisfies related REMIC requirements.

Right of First Refusal/Purchase Options. The single-tenant at the following property has a right of first refusal (“ROFR”) to purchase the related property: Tractor Supply – Villa Rica, GA Property. The ROFR is not extinguished by a foreclosure of the related property; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The ExchangeRight 75 Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight 75 Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight 75 Properties, as well as business interruption insurance covering up to 12 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-81

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

A-3-82

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

COARE Fund I
1 Y Rancho Sparks, NV
2 St. Cloud Saint Cloud, FL
3 Pines and White Oaks Gastonia, NC
4 Town & Country Douglas, GA
5 HMH MHP Melbourne, FL
Sun Valley
Spanish Springs
Northeast Reno
Northwest Reno
Sparks
RENO
West Reno
PAH RAH MTN RANGE
STOREY COUNTY
WASHOE COUNTY
TOIYABE NATIONAL FOREST
APPALACHIAN MTS
PISGAH NATIONAL FOREST
Morgantown
Hickory
Statesville
Mooresville
Asheville
NORTH CAROLINA
Huntersville
Concord
CHARLOTTE
Gastonia
Spartanburg
SOUTH CAROLINA
Rock Hill
Greenville
SUMTER NATIONAL FOREST
Macon
Auburn
COLUMBUS
Warner Robins
Dublin
Statesboro
SAVANNAH
GEORGIA
Albany
Tifton
Douglas
Waycross
Valdosta
Dothan
TALLAHASSEE
JACKSONVILLE
FLORIDA
Gainesville
Ocala
Gulf of Mexico
Sanford
Apopka
Winter Springs
Winter Park
ORLANDO
Kissimmee
St. Cloud
Titusville
Merritt Island
Melbourne
Palm Bay
Atlantic Ocean
CANAVERAL NATIONAL SEASHORE

A-3-83

Mortgage Loan No. 10 – COARE Fund I
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$32,800,000			Location(2):	Various, Various
Cut-off Date Balance:	$32,800,000			General Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.8%			Detailed Property Type:	Manufactured Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	COARE Communities LLC			Year Built/Renovated(2):	Various/NAP
Guarantor:	Hansel Rodriguez			Size:	482 Pads
Mortgage Rate:	6.2200%			Cut-off Date Balance Per Pad:	$68,050
Note Date:	3/31/2026			Maturity Date Balance Per Pad:	$68,050
Maturity Date:	4/1/2031			Property Manager:	COHR Management LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,835,687
Seasoning:	2 months			UW NCF:	$2,810,387
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield:	8.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.6%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.36x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,633,964 (12/31/2025)
				2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
Reserves(1)				Most Recent Occupancy:	95.4% (3/5/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Taxes:	$41,120	$10,280	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance:	$40,317	$10,079	NAP	Appraised Value (as of):	$51,600,000 (Various)
Deferred Maintenance:	$81,153	$0	NAP	Appraised Value per Pad:	$107,054
Replacement Reserve:	$0	$4,017	NAP	Cut-off Date LTV Ratio:	63.6%
Litigation Reserve:	$45,000	$0	NAP	Maturity Date LTV Ratio:	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,800,000	100.0%	Loan Payoff:	$16,294,578	49.7%
			Return of Equity:	$14,747,869	45.0%
			Closing Costs:	$1,549,964	4.7%
			Upfront Reserves:	$207,589	0.6%
Total Sources:	$32,800,000	100.0%	Total Uses:	$32,800,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion.
(2)	See “Portfolio Summary” below for an overview of the COARE Fund I Properties (as defined below).
(3)	Financial and occupancy information for further historical periods is not available as the COARE Fund I Properties were purchased by the borrower sponsor between April 2023 and August 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “COARE Fund I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $32,800,000 and is secured by a first priority mortgage encumbering the borrowers’ fee interests in five manufactured housing properties totaling 482 pads located across four states (collectively, the “COARE Fund I Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the COARE Fund I Mortgage Loan are HMH MHP LLC, Saint Cloud MHP LLC, Town & Country 2 MHP LLC, Y Rancho MHC LLC and PWO MHP LLC, each a single-purpose Delaware limited liability company, with one independent director in its organizational structure.

The non-recourse carve-out guarantor for the COARE Fund I Mortgage Loan is Hansel Rodriguez. The borrower sponsor for the COARE Fund I Mortgage Loan is COARE Communities LLC (“COARE Communities”). Founded in 2018, COARE Communities is an alternative asset management firm that focuses on the acquisition and preservation of manufactured housing communities. COARE Communities currently owns and operates 27 communities totaling 2,033 units. Hansel Rodriguez is the principal of COARE Communities and the chief executive officer of COARE Companies. Mr. Rodriguez reported ownership interest in a portfolio consisting of 31 manufactured housing properties comprised of 2,165 units, including the COARE Fund I Properties.

The Properties. The COARE Fund I Properties comprise a 113-pad manufactured housing property located in Sparks, Nevada (the “Y Rancho Property”), a 130-pad manufactured housing property located in Saint Cloud, Florida (the “St. Cloud Property”), a 96-pad manufactured housing property located in Gastonia, North Carolina (the “Pines and White Oaks Property”), a 104-pad manufactured housing property located in Douglas, Georgia (the “Town & Country Property”), and a 39-pad manufactured housing property located in Melbourne, Florida (the “HMH MHP Property”). As of March 5, 2026, the COARE Fund I Properties were 95.4% leased.

A-3-84

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

Y Rancho Property

Constructed in 1961, the Y Rancho Property is an all-age manufactured housing community that is situated on a 7.25-acre site in Sparks, Nevada. The Y Rancho Property contains 113 pad sites with manufactured homes (“MH”) owned by residents that were 99.1% occupied as of March 5, 2026. The Y Rancho Property has 100% single-wide pads. The Y Rancho Property is connected to city water and city sewer, which tenants reimburse, and tenants pay for electric and gas directly. Amenities at the Y Rancho Property include an on-site management office, on-site laundry, two parking spaces per unit, and an asphalt paved road system.

St. Cloud Property

Constructed in 1972, the St. Cloud Property is an all-age manufactured housing community that is situated on a 4.48-acre site in Saint Cloud, Florida. The St. Cloud Property contains 126 MH pad sites and four apartment sites for a total of 130 units that were 94.6% occupied as of March 5, 2026. The St. Cloud Property has an approximate pad mix of 10% single-wide and 90% double-wide pads. The St. Cloud Property is connected to city water and city sewer. Tenants reimburse water, sewer, while they pay for gas directly. Amenities at the St. Cloud Property include an on-site management office, a clubhouse, on-site laundry, two parking spaces per unit, and an asphalt paved road system. The 126 MH sites at the St. Cloud Property include two pad sites which contain manufactured homes that are park owned homes (“POH”), which are homes that are owned by an affiliate of the borrowers, as to which the tenants pay rent to the affiliate for the manufactured home and to the borrower for the related pad site, and three pad sites which contain manufactured homes that are rent to own homes (“RTO”), which are homes that are owned by an affiliate of the borrowers initially, as to which residents gain ownership by making scheduled rent payments to the affiliate with an option or obligation to purchase the home at the end of the lease term, which rents are often applied toward the purchase price. Such POHs and RTOs are not collateral for the COARE Fund I Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Pines and White Oaks Property

Constructed in 1970, the Pines and White Oaks Property is comprised of two all-age manufactured housing communities that are situated on three individual parcels for a total of 24.69-acres in Gastonia, North Carolina. The Pines and White Oaks Property contains 96 MH pad sites that were 96.9% occupied as of March 5, 2026. The Pines and White Oaks Property has an approximate pad mix of 80% single-wide and 20% double-wide pads. The Pines and White Oaks Property has private water and sewer, with tenants paying directly for water, electric, and gas, and reimbursing sewer costs. The 96 pad sites at the Pines and White Oaks Property include 17 pad sites which contain POHs. Such POHs are not collateral for the COARE Fund I Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Town & Country Property

Constructed in 1970, the Town & Country Property is an all-age manufactured housing community that is situated on a 36.97-acre site in Douglas, Georgia. The Town & Country Property contains 104 MH pad sites with resident-owned manufactured homes that were 91.4% occupied as of March 5, 2026. The Town & Country Property has an approximate pad mix of 90% single-wide and 10% double-wide pads. The Town & Country Property is connected to city water which tenants reimburse, and private sewer, which tenants pay directly for along with gas and electric. Amenities at the Town & Country Property include on-site management, two parking spaces per unit, and an asphalt paved road system.

HMH MHP Property

Constructed in 1957, the HMH MHP Property is an all-age manufactured housing community that is situated on a 3.78-acre site in Melbourne, Florida. The HMH MHP Property contains 37 MH pad sites and two apartment sites for a total of 39 units that were 94.9% occupied as of March 5, 2026. The HMH MHP Property has 100% single-wide pads. The HMH MHP Property is connected to city water and has private sewer, with tenants paying for all utilities directly. Amenities at the HMH MHP Property include an on-site management office, two parking spaces per unit, and an asphalt paved road system. The HMH MHP Property includes one pad site with an RTO. Such home is not collateral for the COARE Fund I Mortgage Loan, and no income from the home financing has been included in underwritten rent.

Portfolio Summary
Property Name	City, State(1)	Pads(2)	Year Built / Renovated(1)	Occupancy(2)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value(1)	UW NOI	% of UW NOI
Y Rancho	Sparks, NV	113	1961 / NAP	99.1%	$10,505,000	32.0%	$16,300,000	$905,493	31.9%
St. Cloud	Saint Cloud, FL	130	1972 / NAP	94.6%	$9,400,000	28.7%	$15,700,000	$811,867	28.6%
Pines and White Oaks	Gastonia, NC	96	1970 / NAP	96.9%	$6,685,000	20.4%	$10,200,000	$578,489	20.4%
Town & Country	Douglas, GA	104	1970 / NAP	91.4%	$3,825,000	11.7%	$6,200,000	$333,598	11.8%
HMH MHP	Melbourne, FL	39	1957 / NAP	94.9%	$2,385,000	7.3%	$3,200,000	$206,240	7.3%
Total/Wtd. Avg.		482		95.4%	$32,800,000	100.0%	$51,600,000	$2,835,687	100.0%

(1)	Based on the Appraisals.
(2)	Based on the borrower rent rolls dated March 5, 2026.

The Markets. The Y Rancho Property is located within the Reno metropolitan statistical area (“MSA”), which had an estimated 2025 total population of 588,069. The St. Cloud Property is located within the Orlando MSA, which had an estimated 2025 total population of 2,932,740. The Pines and White Oaks Property is located within the Charlotte MSA, which had an estimated 2025 total population of 2,877,948. The Town & Country Property is located within Coffee County, Georgia, which had an estimated 2025 population of 43,376. The HMH MHP Property is located within the Palm Bay MSA, which had an estimated 2025 total population of 650,954.

A-3-85

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

The following table presents recent comparable manufactured housing properties with respect to the Y Rancho Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
Y Rancho(1) 501 El Rancho Drive Sparks, NV	-	1961	113	99.1%	$815
Sierra Royal Mobile Home Park 675 Parlanti Lane Sparks, NV	2.7 miles	1980	151	99.3%	$1,115
Northgate Village Home Community 1331 Silverada Boulevard Reno, NV	0.5 miles	1971	210	91.0%	$940
Silverada Estates 2301 Oddie Boulevard Reno, NV	0.8 miles	1964	169	96.0%	$789
Sun Villa Estates 91 Cabernet Parkway Reno, NV	2.0 miles	1980	324	99.0%	$990
Reno Cascade Mobile Home Community Reno Nevada 3805 Clear Acre Lane Reno, NV	2.0 miles	1971	245	93.0%	$850

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the St. Cloud Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
St. Cloud(1) 196 13th Street Saint Cloud, FL	-	1972	130	94.6%	$718(2)
Siesta Lago MHV 4750 Siesta Lago Drive Kissimmee, FL	13.1 miles	1973	490	98.8%	$965
Oakridge Village 5945 Nomad Avenue Orlando, FL	16.8 miles	1993	184	98.0%	$900
Carriage Court Central MHC 4820 West Oak Ridge Road Orlando, FL	18.5 miles	1971	128	98.0%	$900
Floridian Sandalwood RV & MHC 5150 Boggy Creek Road Saint Cloud, FL	7.0 miles	1983	141	100.0%	$789
Sherwood Forest MHC (FL) 5302 West Irlo Bronson Highway Kissimmee, FL	14.7 miles	1975	678	98.1%	$925
Whispering Pines Manufactured Housing 4658 Whispering Pines Boulevard Kissimmee, FL	12.2 miles	1985	304	99.0%	$1,090

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.
(2)	Based on MH pads, does not include the four apartment units.

A-3-86

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

The following table presents recent comparable manufactured housing properties with respect to the Pines and White Oaks Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
Pines and White Oaks(1) 212 Stacey Tucker Circle Gastonia, NC	-	1970	96	96.9%	$666
Cato Homes 7101 Wilkinson Boulevard Belmont, NC	10.2 miles	1960	272	90.8%	$360
Orion Oaks 2009 Angler Way Gastonia, NC	2.0 miles	1996	90	95.0%	$535
Oak Grove Park Dallas Mobile Home Park 119 Oakgrove Park Road Dallas, NC	6.7 miles	1970	109	95.0%	$620
Bloomfield Estates 3714 Walkers Cove Trail Charlotte, NC	12.1 miles	2000	244	98.4%	$900
Holly Faye Residential Community 100 Brian Circle Gastonia, NC	8.5 miles	1988	34	93.0%	$557

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the Town & Country Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
Town & Country(1) 1445 West Walker Street Douglas, GA	-	1970	104	91.4%	$380
Hazlehurst Mobile Estates 2 Ronnie Street Hazlehurst, GA	29.2 miles	1970	37	95.6%	$515
South Central Ave MHC 1113 Central Avenue South Tifton, GA	38.0 miles	1970	42	97.6%	$415
Tifton Mobile Home Park 97 Oquinn Road Tifton, GA	36.0 miles	1970	109	97.3%	$510
Southern Harmony 12 Self Street Tifton, GA	39.0 miles	1970	14	100.0%	$425
Shady Pines Mobile Home/RV Park 2594 State Road 32 Douglas, GA	4.4 miles	1986	76	96.0%	$450
Grove Park MHC 4916 US Highway 441 Douglas, GA	6.2 miles	1998	97	93.0%	$550

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.

A-3-87

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

The following table presents recent comparable manufactured housing properties with respect to the HMH MHP Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent per Pad
HMH MHP(1) 4115 Aurora Road Melbourne, FL	-	1957	39	94.9%	$703(2)
Indian Oaks MHC 780 Barnes Boulevard Rockledge, FL	11.8 miles	1987	208	100.0%	$864
Pelican Bay MHC 8600 US Highway 1 Micco, FL	21.5 miles	1971	216	99.5%	$745
Mobiland By The Sea 4400 North Harbor City Boulevard Melbourne, FL	4.0 miles	2002	215	90.7%	$735
Village Glen MHP 1825 Marywood Road Melbourne, FL	0.3 miles	1974	143	100.0%	$740
Old Fort Mobile Home Park 2803 Palm Bay Road Northeast Palm Bay, FL	9.3 miles	1964	30	96.0%	$650

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated March 5, 2026, other than Year Built.
(2)	Based on MH pads and does not include the two apartment units.

Appraisals. According to the appraisals dated between September 16, 2025 and September 25, 2025, the COARE Fund I Properties had an aggregate “as-is” appraised value of $51,600,000.

Environmental Matters. According to the Phase I environmental site assessments dated September 19, 2025 and September 23, 2025, there was no evidence of any recognized environmental conditions at the COARE Fund I Properties. There is a controlled recognized environmental condition at each of the St. Cloud Property and the Pines and White Oaks Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the COARE Fund I Properties:

Cash Flow Analysis(1)
	2025	12/31/2025 T-3 Ann.	UW	UW Per Pad
Gross Potential Rent(2)	$3,328,422	$3,530,018	$3,816,216	$7,917.46
Reimbursements	$325,940	$320,546	$325,940	$676.22
Other Income	$20,083	$30,371	$20,083	$41.67
(Vacancy / Credit Loss)	$0	$0	($232,200)	($481.74)
Effective Gross Income	$3,674,445	$3,880,935	$3,930,039	$8,153.61

Real Estate Taxes	$124,611	$124,611	$118,026	$244.87
Insurance	$83,601	$107,437	$117,427	$243.62
Other Operating Expenses	$832,268	$830,986	$858,899	$1,781.95
Total Operating Expenses	$1,040,481	$1,063,035	$1,094,352	$2,270.44

Net Operating Income	$2,633,964	$2,817,900	$2,835,687	$5,883.17
Replacement Reserves	$0	$0	$25,300	$52.49
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$2,633,964	$2,817,900	$2,810,387	$5,830.68

Occupancy (%)(3)	95.4%	95.4%	93.9%
NOI DSCR	1.27x	1.36x	1.37x
NCF DSCR	1.27x	1.36x	1.36x
NOI Debt Yield	8.0%	8.6%	8.6%
NCF Debt Yield	8.0%	8.6%	8.6%

(1)	Financial information for further historical periods is not available as the COARE Fund I Properties were purchased by the borrower sponsor between April 2023 and August 2024.
(2)	UW Gross Potential Rent is based on the borrower rent rolls dated March 5, 2026.
(3)	UW Occupancy (%) represents economic occupancy. 2025 and 12/31/2025 T-3 Ann. Occupancy (%) is based on the borrower rent rolls dated March 5, 2026.
A-3-88

Manufactured Housing	Loan #10	Cut-off Date Balance:	$32,800,000
Various	COARE Fund I	Cut-off Date LTV:	63.6%
Various, Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	8.6%

Escrows and Reserves. At origination of the COARE Fund I Mortgage Loan, the borrowers were required to deposit into escrow (i) approximately $41,120 for real estate taxes, (ii) approximately $40,317 for insurance premiums, (iii) $81,153 for required repairs, and (iv) $45,000 with respect to litigation against the non-recourse carveout guarantor and certain other defendants in Orange County, North Carolina.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $10,280 monthly), but excluding such taxes for which a tenant is expressly required under the terms of its lease to pay and does pay directly to the relevant taxing authority.

Insurance Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the COARE Fund I Properties (initially approximately $10,079 monthly), unless (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies covering the COARE Fund I Properties are part of a blanket or umbrella policy, and (iii) the borrowers provide the lender evidence of renewal of the policies and receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to escrow approximately $4,017 for annual capital expenditures approved by the lender.

Lockbox and Cash Management. The COARE Fund I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account and deposit, or cause to be deposited, all rents and other revenue from the COARE Fund I Properties into such lockbox account within one business day of receipt, and (ii) establish a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, at the lender’s option, all funds in the lockbox account will be required to be swept into the cash management account and disbursed (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the COARE Fund I Mortgage Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender approved extraordinary expenses (collectively, “Approved Expenses”), and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the COARE Fund I Mortgage Loan during the continuance of a Cash Sweep Event Period, provided that if the sole Cash Sweep Event Period is a DSCR Event (as defined below) the lender is required to release funds in such account to pay Approved Expenses. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers. Upon the cure of the first Cash Sweep Event Period, the borrowers may terminate the lockbox account; provided that if another Cash Sweep Event Period occurs, the lockbox account is required to be maintained until the indefeasible satisfaction of the COARE Fund I Mortgage Loan.

A “Cash Sweep Event Period” commences upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio being less than 1.15x as of the end of any calendar quarter (a “DSCR Event”), and expires upon (x) with respect to (i) above, the cure of such event of default and (y) with respect to (ii) above, the date the debt service coverage ratio is equal to or greater than 1.15x at the end of any calendar quarter. If at any time the debt service coverage ratio is above 1.00x but below 1.15x, the borrowers may avoid a DSCR Event by depositing either cash or an acceptable letter of credit in an amount sufficient to result in the debt service coverage ratio reaching 1.15x. Any such cash or letter of credit is required to be returned to the borrowers if the debt service coverage ratio is at least 1.15x without giving effect to such cash or letter of credit.

Terrorism Insurance. The COARE Fund I Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 12 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) including any extensions thereof, or another federal governmental program providing substantially similar protections, is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-89

Mortgage Loan No. 11 – Leighton District
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,610,000			Location:	Lincoln, NE 68504
Cut-off Date Balance:	$31,610,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Christopher L. Erickson			Year Built/Renovated:	2018 / 2020
Guarantor:	Christopher L. Erickson			Size:	234 Units
Mortgage Rate:	6.28000%			Cut-off Date Balance per Unit:	$135,085
Note Date:	3/16/2026			Maturity Date Balance per Unit:	$135,085
Maturity Date:	4/11/2031			Property Manager:	Placemaker Properties, LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,670,369
Seasoning:	2 months			UW NCF:	$2,609,425
Prepayment Provisions:	L(24),YM1(31),O(5)			UW NOI Debt Yield:	8.4%
Lockbox/Cash Mgmt Status:	Soft/In Place			UW NCF Debt Yield:	8.3%
Additional Debt Type(1):	Preferred Equity			UW NOI Debt Yield at Maturity:	8.4%
Additional Debt Balance(1):	$1,250,000			UW NCF DSCR:	1.30x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$2,539,349 (12/31/2025)
				2nd Most Recent NOI:	$2,676,781 (12/31/2024)
Reserves				3rd Most Recent NOI:	$2,800,906 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.0% (1/31/2026)
RE Taxes:	$141,309	$47,103	NAP	2nd Most Recent Occupancy:	92.7% (12/31/2024)
Insurance:	$162,215	$14,194	NAP	3rd Most Recent Occupancy:	96.5% (12/31/2023)
Replacement Reserve:	$0	$5,079	NAP	Appraised Value (as of):	$46,400,000 (12/12/2025)
Rent Concession Reserve:	$42,315	$0	NAP	Appraised Value per Unit:	$198,291
Existing TI/LC Reserve:	$885,000	$0	NAP	Cut-off Date LTV Ratio:	68.1%
				Maturity Date LTV Ratio:	68.1%

Sources and Uses(1)(2)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$31,610,000	85.1%	Loan Payoff:	$34,244,900	92.2%
TIF Financing Loan Amount:	$4,100,000	11.0%	Closing Costs:	$1,683,518	4.5%
Borrower Sponsor Equity:	$1,449,256	3.9%	Upfront Reserves:	$1,230,839	3.3%
Total Sources:	$37,159,256	100.0%	Total Uses:	$37,159,256	100.0%

(1)	In conjunction with origination of the Leighton District Mortgage Loan (as defined below), the borrower sponsor paid down an outstanding preferred equity investment held by Assurity Life Insurance Company in an amount equal to $1,795,000. Assurity Life Insurance Company subsequently entered into a five-year preferred equity agreement whereby it contributed $1,250,000 in exchange for a Class A (Preferred) equity interest in the borrower with a 9% cumulative, compounding preferred return. See “Additional Indebtedness—Preferred Equity” in the prospectus.
(2)	The City of Lincoln, NE (the “City”) issued tax increment financing (“TIF”) bonds in the amount of $5,000,000 in connection with the origination of the Leighton District Property’s (as defined below) redevelopment in 2020. Using the TIF bonds as collateral, the borrower sponsor obtained a $4.1 million loan from Access Bank (the “TIF Loan”), the proceeds of which were used as cash-in funds for the Leighton District Mortgage Loan. The TIF Loan is not secured by the Leighton District Property and is repaid by the positive difference between as-improved property taxes and base year or unimproved property taxes that are rebated annually by the City to Access Bank as bondholder.

The Mortgage Loan. The eleventh largest mortgage loan (the “Leighton District Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,610,000 and secured by the borrower’s fee simple interest in a mid-rise multifamily property, totaling 234 residential units and 16,298 SF of retail space, located in Lincoln, Nebraska (the “Leighton District Property”).

The Borrower and the Borrower Sponsor. The borrower is Flats at Leighton District, LLC, a Delaware limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Christopher L. Erickson (“Chris Erickson”). Chris Erickson is the founder and owner of Placemaker Properties, LLC, formerly known as Nine Zero Properties, a vertically integrated real estate development and management firm based in Omaha, Nebraska. Chris Erickson has led the firm in the acquisition, design, and construction of high-quality multifamily and mixed-use developments, with a focus on urban infill and community-oriented projects. His background includes extensive experience in real estate finance, construction, urban planning, and master development, and he has overseen projects totaling over $1 billion in value. Placemaker Properties, LLC manages its portfolio in-house, ensuring alignment between ownership and operations.

In addition to the standard non-recourse carveouts, the Leighton District Mortgage Loan is recourse to the guarantor in the amount of $10,000,000 throughout the term of the Leighton District Mortgage Loan and the guarantor is subject to minimum net worth and liquidity requirements set forth in the Leighton District Mortgage Loan documents.

A-3-90

Multifamily – Mid-Rise	Loan #11	Cut-off Date Balance:	$31,610,000
4630 Leighton Avenue	Leighton District	Cut-off Date LTV:	68.1%
Lincoln, NE 68504		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.4%

The Property. The Leighton District Property is a mid-rise multifamily property located in Lincoln, Nebraska. The Leighton District Property consists of two five-story buildings conjoined via a second-level skyway, with five-stories of residential space (234 units) and a single-story street level retail component (16,298 SF). The Leighton District Property was originally constructed in 2018, renovated in 2020, and is situated on an approximately 4.69-acre site on the north side of Leighton Avenue and west side of North 48th Street in northeast Lincoln. The Leighton District Property also features 181 parking spaces, resulting in a parking ratio of approximately 0.77 spaces per unit. Amenities include a fitness center, swimming pool, lounge areas, bike storage, business center, clubhouse, elevator access, and secured entry. Amenities in residential units include full kitchens, solid-surface countertops, washer/dryer, patios/balconies, and individual HVAC systems.

As of December 1, 2025, the Leighton District Property retail space is 75.8% leased to two tenants, Let it Fly (8,920 SF; 54.7% of retail NRA; 74.3% of underwritten retail rent; lease expiration March 31, 2036, with two, five-year renewal options) and Opulux Studios (3,431 SF; 21.1% of retail NRA; 25.7% of underwritten retail rent; lease expiration August 31, 2036, with two, five-year renewal options).

The Leighton District Property residential unit mix is comprised of 68 Studio units, 109 one-bedroom units, 49 two-bedroom units and 8 three-bedroom units. As of January 31, 2026, the residential units at the Leighton District Property were 94.0% leased.

The following table presents certain information relating to the residential unit mix at the Leighton District Property:

Leighton District Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	68	66	97.1%	552	$1,146	$1,160
1BR / 1 BA	109	97	89.0%	673	$1,264	$1,298
2 BR / 2 BA	49	49	100.0%	974	$1,556	$1,626
3 BR / 2 BA	8	8	100.0%	1,287	$2,064	$2,105
Total/Wtd. Avg.	234	220	94.0%	722	$1,323	$1,354

(1)	Based on the underwritten rent roll dated January 31, 2026 (residential).
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisal.

The Market. The Leighton District Property is located in Lincoln, Nebraska and is part of the Lincoln metropolitan statistical area (the “Lincoln MSA”). The location of the Leighton District Property is urban in character, with a surrounding mix of residential, retail, office, and light industrial uses. The Leighton District Property sits in the historic University Place area, between the University of Nebraska–Lincoln (“UNL”) East Campus and Nebraska Wesleyan University and is located approximately 3.5 miles from Lincoln’s Central Business District, positioning it to serve students, post-graduates, staff, and nearby professionals. Primary access to the Leighton District Property is via Leighton Avenue with immediate connectivity to North 48th Street and Cornhusker Highway (State Highway 6). Additionally, Interstate 80 is located approximately 3.5 miles north of the Leighton District Property, providing regional east-west mobility. Public transportation is serviced by the StarTran bus system, with nearby stops linking to the broader Lincoln area. Air travel is facilitated by Lincoln Airport, which is approximately 5.0 miles northwest of the Leighton District Property. Major employers in the region include State of Nebraska, UNL, BryanLGH Medical Center, B&R Stores, Nelnet and Walmart.

According to the appraisal, the Leighton District Property is located in the North multifamily submarket and Northeast retail submarket of the Lincoln MSA market. As of the third quarter of 2025, the North multifamily submarket had an inventory of 12,445 units, a vacancy rate of 6.4%, and an average asking rental rate of $1,239 per unit. As of the third quarter of 2025, the Northeast retail submarket had an inventory of 3,847,722 SF, a vacancy rate of 0.4%, and an average asking rental rate of $15.73 PSF.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Leighton District Property was 14,925, 109,651, and 209,212, respectively. The estimated 2025 median household income within the same radii was $52,674, $60,532, and $64,106, respectively.

A-3-91

Multifamily – Mid-Rise	Loan #11	Cut-off Date Balance:	$31,610,000
4630 Leighton Avenue	Leighton District	Cut-off Date LTV:	68.1%
Lincoln, NE 68504		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.4%

The following table presents information regarding certain competitive properties to the Leighton District Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Leighton District(2) 4630 Leighton Avenue Lincoln, NE	-	2018 / 2020	94.0%	234	Studio	552	$1,146
					1 BR / 1 BA	673	$1,264
					2 BR / 2 BA	974	$1,556
					3 BR / 2 BA	1,287	$2,064
Square at 48 4800 Holdrege Street Lincoln, NE	0.7 mi	2017 / NAP	95.0%	109	Studio 1 BR / 1 BA	580 802	$1,100 $1,201
Haven at Uptown 225 North Cotner Boulevard Lincoln, NE	2.2 mi	2021 / NAP	95.0%	153	Studio	529	$1,165
					1 BR / 1 BA	746	$1,492
					2 BR / 2 BA	1,045	$2,009
2twenty2 222 North 22nd Street Lincoln, NE	3.5 mi	2024 / NAP	95.0%	152	Studio	667	$1,370
					1 BR / 1 BA	783	$1,517
					2 BR / 2 BA	1,489	$2,258
Telegraph Flats & Telegraph Lofts 2001 N Street Lincoln, NE	3.8 mi	2018 / NAP	95.0%	194	1 BR / 1 BA 2 BR / 2 BA	690 955	$1,268 $1,798
Canopy Park 109 South Canopy Street Lincoln, NE	5.0 mi	2023 / NAP	94.0%	253	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	434 657 730 854 1,512	$1,083 $1,099 $1,313 $2,083 $3,465
Canopy Row 140 South Canopy Street Lincoln, NE	5.0 mi	2018 / NAP	94.0%	49	1 BR / 1BA 1 BR / 1BA 2 BR / 1BA 2 BR / 2BA	505 642 840 934	$1,200 $1,235 $1,706 $1,775
Antelope Tower 1900 K Street Lincoln, NE	4.1 mi	2021 / NAP	99.0%	93	Studio 1 BR / 1BA 2 BR / 2BA 2 BR / 2BA 2 BR / 2BA	550 704 956 1,000 1,005	$1,055 $1,265 $1,545 $1,545 $1,545
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 31, 2026 (residential).

Appraisal. The appraisal concluded to an “as-is” value for Leighton District Property of $46,400,000 as of December 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 17, 2025, there were no recognized environmental conditions at the Leighton District Property.

A-3-92

Multifamily – Mid-Rise	Loan #11	Cut-off Date Balance:	$31,610,000
4630 Leighton Avenue	Leighton District	Cut-off Date LTV:	68.1%
Lincoln, NE 68504		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Leighton District Property:

Cash Flow Analysis(1)
	2022	2023	2024	2025	UW	UW Per Unit
Base Rent	$2,944,653	$3,143,469	$3,317,997	$3,379,382	$3,442,394	$14,711
Gross up of Vacant Space	$60,308	$134,122	$186,365	$249,046	$269,082	$1,150
Gross Potential Rent	$3,004,961	$3,277,591	$3,504,362	$3,628,428	$3,711,476	$15,861
(Vacancy/Credit Loss)	($166,113)	($164,189)	($214,904)	($290,585)	($310,620)	($1,327)
Net Rental Income	$2,838,848	$3,113,402	$3,289,458	$3,337,844	$3,400,856	$14,534
Commercial Income	$146,668	$613,904	$372,029	$252,770	$329,211	$1,407
Other Income	$263,013	$330,013	$633,241	$599,189	$599,189	$2,561
Effective Gross Income	$3,248,528	$4,057,319	$4,294,728	$4,189,802	$4,329,255	$18,501

Real Estate Taxes	$406,835	$533,521	$515,335	$532,586	$538,323	$2,301
Insurance	$139,123	$144,593	$158,874	$190,474	$162,215	$693
Management Fee	$78,989	$97,741	$97,147	$98,924	$129,878	$555
Payroll & Benefits	$231,519	$185,043	$286,239	$265,019	$265,019	$1,133
Other Operating Expenses	$408,890	$295,515	$560,352	$563,451	$563,451	$2,408
Total Operating Expenses	$1,265,355	$1,256,413	$1,617,947	$1,650,454	$1,658,886	$7,089

Net Operating Income(2)	$1,983,173	$2,800,906	$2,676,781	$2,539,349	$2,670,369	$11,412
Replacement Reserves - Residential	$0	$0	$0	$0	$60,945	$260
Net Cash Flow	$1,983,173	$2,800,906	$2,676,781	$2,539,349	$2,609,425	$11,151

Occupancy (%)(3)	97.5%	96.5%	92.7%	94.0%	92.8%
NOI DSCR	0.99x	1.39x	1.33x	1.26x	1.33x
NCF DSCR	0.99x	1.39x	1.33x	1.26x	1.30x
NOI Debt Yield	6.3%	8.9%	8.5%	8.0%	8.4%
NCF Debt Yield	6.3%	8.9%	8.5%	8.0%	8.3%
(1)	Based on the underwritten rent rolls dated December 1, 2025 (commercial) and January 31, 2026 (residential).
(2)	The increase in Net Operating Income from 2022 to 2023 is primarily attributable to the approximately $467,236 increase in Commercial Income due to a temporary master lease structure in 2023.
(3)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. 2025 Occupancy (%) is based on the physical occupancy as of the underwritten rent roll dated January 31, 2026 (residential), and the UW Occupancy (%) represents economic occupancy.

A-3-93

Mortgage Loan No. 12 – Gardenhouse
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$31,000,000			Location:	Beverly Hills, CA 90211
Cut-off Date Balance(1):	$31,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Palisades Capital Partners LLC			Year Built/Renovated:	2021/NAP
Guarantors:	David Orenstein and Hongdong Wang			Size:	18 Units
Mortgage Rate:	4.697419%			Cut-off Date Balance per Unit(1):	$1,722,222
Note Date:	4/21/2026			Maturity Date Balance per Unit(1):	$1,722,222
Maturity Date:	5/1/2031			Property Manager:	BHI Residential Corporation
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,979,312
Seasoning:	1 month			UW NCF:	$1,923,123
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield(1):	6.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield(1):	6.2%
Additional Debt Type(1):	Mezzanine			UW NOI Debt Yield at Maturity(1):	6.4%
Additional Debt Balance(1):	$7,000,000			UW NCF DSCR(1):	1.30x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,568,027 (1/31/2026 TTM)
				2nd Most Recent NOI(5):	$1,467,145 (12/31/2025)
Reserves				3rd Most Recent NOI(5):	($224,076) (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.9% (4/30/2026)
RE Taxes:	$180,045	$60,015	NAP	2nd Most Recent Occupancy(5):	81.2% (12/31/2025)
Insurance:	$56,166	$14,041	NAP	3rd Most Recent Occupancy(5):	58.8% (12/31/2024)
Replacement Reserve:	$0	$860	NAP	Appraised Value (as of):	$58,580,000 (12/22/2025)
Debt Service Reserve(2):	$500,000	Springing	$500,000	Appraised Value per Unit:	$3,254,444
Free Rent Reserve(3):	$21,000	$0	NAP	Cut-off Date LTV Ratio(1):	52.9%
Pre-Paid Rent Reserve(4):	$0	Springing	NAP	Maturity Date LTV Ratio(1):	52.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$31,000,000	75.0%	Loan Payoff(6):	$36,513,972	88.3%
Mezzanine Loan Amount:	$7,000,000	16.9%	Closing Costs:	$4,069,262	9.8%
Borrower Sponsor Equity:	$3,340,445	8.1%	Upfront Reserves:	$757,211	1.8%
Total Sources:	$41,340,445	100.0%	Total Uses:	$41,340,445	100.0%

(1)	The Gardenhouse Mortgage Loan (as defined below) and the Gardenhouse Mezzanine Loan (as defined below) are collectively referred to as the “Gardenhouse Total Debt.” With respect to the Gardenhouse Total Debt, the Cut-off Date Balance Per Unit is $2,111,111, the Maturity Date Balance Per Unit is $2,111,111, the UW NOI Debt Yield is 5.2%, the UW NOI Debt Yield at Maturity is 5.2%, the UW NCF Debt Yield is 5.1%, the UW NCF DSCR is 0.85x, the Cut-off Date LTV Ratio is 64.9% and the Maturity Date LTV Ratio is 64.9%.
(2)	The Gardenhouse Mortgage Loan is structured with a $500,000 Debt Service Reserve, which can be applied to cover any debt-service shortfalls for the Gardenhouse Total Debt. If the amount on deposit in the Debt Service Reserve is below $250,000, the borrower must deposit an amount equal to the difference between the amount on deposit within the account and $500,000.
(3)	The borrower deposited $21,000 into the Free Rent Reserve account for the free rent payable under one of the residential tenant leases. The rent commencement for the tenant is anticipated to be June 1, 2026.
(4)	The borrower is required, within five business days of receipt, of any pre-paid rent, to deposit such pre-paid rent into the Pre-Paid Rent Reserve.
(5)	The increase from 3rd Most Recent to 2nd Most Recent NOI and Occupancy is due to leasing activity and an increase in occupancy at the Gardenhouse Property (as defined below).
(6)	In March 2026 the prior loan was repaid in the amount of $3,000,000 in connection with a loan extension due to maturity default.

The Mortgage Loan. The twelfth largest mortgage loan (the “Gardenhouse Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $31,000,000 and secured by a fee interest in an 18-unit multifamily property located in Beverly Hills, California (the “Gardenhouse Property”).

Along with the Gardenhouse Mortgage Loan, a mezzanine loan (the “Gardenhouse Mezzanine Loan”) in the amount of $7,000,000 was made by Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lender, to 8600 Wilshire Boulevard Holding, LLC, as borrower (the “Mezzanine Borrower”), secured by the Mezzanine Borrower’s equity interests in the borrower under the Gardenhouse Mortgage Loan, and was sold to a third-party mezzanine lender. The Gardenhouse Mezzanine Loan is co-terminous with the Gardenhouse Mortgage Loan, accrues interest at 10.9000% per annum and provides for interest only payments until its stated maturity date. The lender and mezzanine lender have entered into an intercreditor agreement.

A-3-94

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$31,000,000
8600 Wilshire Boulevard	Gardenhouse	Cut-off Date LTV:	52.9%
Beverly Hills, CA 90211		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	6.4%

Set forth below is information regarding the Gardenhouse Total Debt:

The Gardenhouse Total Debt Summary(1)
Loan	Original Balance	Interest Rate	Cumulative UW NCF DSCR		Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mortgage Loan	$31,000,000	4.697419%	1.30x		6.4%	52.9%
Mezzanine Loan	$7,000,000	10.9000%	0.85x	(2)	5.2%	64.9%
Total/Weighted Average	$38,000,000	5.83999971052631%

(1)	See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the prospectus for additional information.
(2)	The Gardenhouse Mortgage Loan includes a $500,000 debt service reserve, which may be used for shortfalls on either the Gardenhouse Mortgage Loan or the Gardenhouse Mezzanine Loan. As a result of the aggregate debt service coverage ratio being below 1.00x, a cash management trigger may be in effect for the Gardenhouse Mortgage Loan.

The Borrower and the Borrower Sponsor. The borrower for the Gardenhouse Mortgage Loan is 8600 Wilshire Boulevard, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantors for the Gardenhouse Mortgage Loan are David Orenstein and Hongdong Wang. The borrower sponsor is Palisades Capital Partners LLC, which indirectly owns 7.91% of the borrower. Based in Santa Monica, California, Palisades Capital Partners LLC is a real estate private equity firm which invests in real estate in the greater Los Angeles area. Palisades Capital Partners LLC has real estate experience spanning acquisitions, entitlements, design and development, construction, repositioning and redevelopment, and asset management. David Orenstein and Hongdong Wang are principal members of Palisades Capital Partners LLC, each of whom owns a 33 1/3% interest in Palisades Capital Partners LLC. In addition, David Orenstein indirectly owns an additional 4.71% of the borrower.

The Property. The borrower sponsor initially acquired the land for the Gardenhouse Property for $10.4 million in 2013, then subsequently invested approximately $69.3 million throughout the development of the Gardenhouse Property, which was constructed in 2021. The Gardenhouse Property contains 18 multifamily units and 6,623 SF of retail space. The residential unit mix at the Gardenhouse Property includes two one-bedroom units, both of which are reserved for low-income housing for households earning between 80% to 120% of area median income and are required to be leased at an affordable rent as provided in California regulations, one two-bedroom unit, 14 three-bedroom units, and one four-bedroom unit. These units are a mix of single-story residences, townhome-style units, and penthouse-style units. The average residential unit size at the Gardenhouse Property is approximately 2,341 SF, and the average in-place monthly rent for the residential units is $19,602. The residential units were 88.9% occupied as of April 30, 2026. The ground floor retail space is 100% leased to three tenants: Black Canvas Coffee (1,220 SF, $43,800 estimated annual rent, February 28, 2028 lease expiration), Wona Bridal (2,028 SF, $138,192 annual rent, July 30, 2031 lease expiration), and House of Anita Dongre (3,375 SF, $172,128 annual rent, November 9, 2030 lease expiration).

Amenities at the Gardenhouse Property include a fitness center, package service, controlled access with a private elevator, dry cleaning, concierge, brand ambassador services, and a courtyard. Unit amenities include an in-unit washer and dryer, Italian custom cabinets, quartz waterfall counters, appliances including a wine fridge and built-in coffee machine, wood flooring with tile flooring in the bathroom, central air and heating, private patio and balcony, vaulted ceilings, glass enclosed shower with soaking tubs, gas fireplaces, a walk-in closet, and thermostats. Designed by architect Ma Yansong, the Gardenhouse Property has a living green wall of native plants and succulents that wrap around the north and east facades of the Gardenhouse Property.

The following table presents detailed information with respect to the units at the Gardenhouse Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
1BR (Affordable)	2	2	100.0%	755	$1,668	$2.21
2BR	1	1	100.0%	2,324	$17,500	$7.53
3BR	14	12	85.7%	2,523	$22,838	$9.04
4BR	1	1	100.0%	2,980	$18,750	$6.29
Total/ Wtd. Average	18	16	88.9%	2,341	$19,602	$7.92

(1)	Information is based on the underwritten rent roll dated April 30, 2026.
(2)	Based on occupied units.

The Market. The Gardenhouse Property is located in Beverly Hills, California alongside Wilshire Boulevard. The Gardenhouse Property is located within the Brentwood/Westwood/Beverly Hills submarket of the Los Angeles-Long Beach-Glendale market. Beverly Hills is a centrally located, high-barrier submarket recognized for its affluence, prestige, and concentration of luxury retail, hospitality, and professional services. The local economy is anchored by entertainment and talent-driven firms, complemented by ongoing mixed use, retail, and hospitality development, with limited new multifamily supply. The Los Angeles metro area benefits from sustained demand drivers such as multiple corporate headquarters, manufacturing, trade, tourism, entertainment, and professional services. The immediate area of the Gardenhouse Property is primarily residential with retail and small office properties lining Wilshire Boulevard. The Gardenhouse Property benefits from its proximity to thoroughfares in the immediate area and access to the newly built Wilshire/La Cienega Station metro station, which is approximately 3.0 miles from the Gardenhouse Property. The Gardenhouse Property is approximately 9.1 miles from downtown Los Angeles and 13.2 miles from Los Angeles International Airport.

A-3-95

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$31,000,000
8600 Wilshire Boulevard	Gardenhouse	Cut-off Date LTV:	52.9%
Beverly Hills, CA 90211		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	6.4%

According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Los Angeles-Long Beach-Glendale market was 4.4%, with average monthly asking rents of $2,931 per unit, and an inventory of approximately 1.2 million units. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brentwood/Westwood/Beverly Hills submarket was 5.1%, with average monthly asking rents of $3,789 per unit, and an inventory of approximately 57,148 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Gardenhouse Property was 42,586, 304,509, and 866,158, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $175,934, $172,123, and $144,301, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Gardenhouse Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy %	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
Gardenhouse (subject)(1) 8600 Wilshire Boulevard Beverly Hills, CA	2021	18	88.9%	1 BR 2 BR 3 BR 4 BR	755 2,324 2,523 2,980	$1,668 $17,500 $22,838 $18,750	$2.21 $7.53 $9.04 $6.29
8500 Burton Apartments 8500 Burton Way Los Angeles, CA	2012	87	93.0%	1 BR 2 BR	1,020 1,351	$8,217 $11,969	$8.05 $8.86
Wilshire Victoria Apartments 10700 Wilshire Boulevard Los Angeles, CA	2010	58	100.0%	1 BR 2 BR 3 BR	1,728 2,076 2,891	$7,295 $9,975 $12,500	$4.22 $4.80 $4.32
Blue Beverly Hills 8601 Wilshire Boulevard Beverly Hills, CA	1971	38	92.0%	1 BR 2 BR	887 1,253	$4,660 $6,195	$5.26 $4.94
Ten Thousand 10000 Santa Monica Boulevard Los Angeles, CA	2016	283	100.0%	1 BR 2 BR 3 BR 4 BR	1,156 1,855 2,933 3,255	$11,499 $18,307 $26,052 $30,616	$9.95 $9.87 $8.88 $9.41
Empire at Burton Way 9265 Burton Way Beverly Hills, CA	2017	22	95.0%	1 BR 2 BR	1,075 1,525	$5,174 $7,680	$4.81 $5.04
Elmview Residences 321-327 South Elm Drive Beverly Hills, CA	2017	30	90.0%	2 BR 3 BR	2,200 2,400	$9,499 $11,997	$4.32 $5.00
1221 Ocean Avenue 1221 Ocean Avenue Santa Monica, CA	1971	120	99.0%	1 BR 2 BR 3 BR	1,404 1,686 2,181	$12,255 $18,024 $30,000	$8.73 $10.69 $13.76

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated April 30, 2026, other than Year Built.
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gardenhouse Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
1 BR (Affordable)	2	755	$1,668	$2.21	$1,677	$2.22
2 BR	1	2,324	$17,500	$7.53	$17,500	$7.53
3 BR	14	2,523	$22,838	$9.04	$22,704	$9.00
4 BR	1	2,980	$18,750	$6.29	$18,750	$6.29
Total/ Wtd. Average	18	2,341	$19,602	$7.92	$19,859	$8.01

(1)	Based on the underwritten rent roll dated April 30, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Gardenhouse Property of $58,580,000 as of December 22, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 10, 2025, there was no evidence of any recognized environmental conditions at the Gardenhouse Property.

A-3-96

Multifamily – Mid Rise	Loan #12	Cut-off Date Balance:	$31,000,000
8600 Wilshire Boulevard	Gardenhouse	Cut-off Date LTV:	52.9%
Beverly Hills, CA 90211		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	6.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Gardenhouse Property:

Cash Flow Analysis
	2024(1)	2025(1)	1/31/2026 TTM	UW	UW per Unit
Gross Potential Rent(2)	$4,596,612	$4,490,512	$4,498,793	$4,495,633	$249,757
Reimbursements	$54,176	$76,394	$79,326	$79,326	$4,407
Other Income(3)	$374,933	$589,557	$575,550	$686,459	$38,137
(Vacancy / Credit Loss)(4)	($2,437,265)	($1,163,355)	($1,119,040)	($790,443)	($43,914)
Effective Gross Income	$2,588,456	$3,993,108	$4,034,629	$4,470,975	$248,387

Real Estate Taxes	$624,652	$698,354	$687,017	$706,060	$39,226
Insurance	$28,706	$27,714	$27,790	$163,589	$9,088
Other Expenses	$2,159,174	$1,799,895	$1,751,795	$1,622,014	$90,112
Total Expenses	$2,812,532	$2,525,963	$2,466,602	$2,491,663	$138,426

Net Operating Income	($224,076)	$1,467,145	$1,568,027	$1,979,312	$109,962
Capital Expenditures	$0	$0	$0	$9,993	$555
TI/LC	$0	$0	$0	$46,195	$2,566
Net Cash Flow	($224,076)	$1,467,145	$1,568,027	$1,923,123	$106,840

Occupancy %(5)	58.8%	81.2%	88.9%	83.7%
NOI DSCR	-0.15x	0.99x	1.06x	1.34x
NCF DSCR	-0.15x	0.99x	1.06x	1.30x
NOI Debt Yield	-0.7%	4.7%	5.1%	6.4%
NCF Debt Yield	-0.7%	4.7%	5.1%	6.2%

(1)	The increase from 2024 to 2025 Net Operating Income is due to leasing activity and an increase in occupancy at the Gardenhouse Property
(2)	UW Gross Potential Rent is based on the contractual in-place rent from the underwritten rent roll dated April 30, 2026.
(3)	Historical and UW Other Income are comprised of parking income, commercial income from the contractual lease payments for the ground floor retail space, and other miscellaneous income. The increase from 1/31/2026 TTM Other Income to UW Other Income is due to the House of Anita Dongre commercial lease, which began in August 2025 and represents 48.6% of total commercial rent.
(4)	Vacancy / Credit Loss are comprised of vacant rents, concessions, and bad debt. Concessions at the Gardenhouse Property are offered on a case-by-case basis, with some tenants receiving one months’ free rent.
(5)	UW Occupancy % represents economic occupancy. 1/31/2026 TTM Occupancy % is based on the underwritten rent roll dated April 30, 2026.

A-3-97

Mortgage Loan No. 13 – Freeway Business Park
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Long Beach, CA 90810
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Omninet Capital, LLC			Year Built/Renovated:	1982/2005
Guarantors:	Neil Kadisha and Benjamin Nazarian			Size:	494,055 SF
Mortgage Rate:	6.0240%			Cut-off Date Balance Per SF(1):	$192
Note Date:	2/19/2026			Maturity Date Balance Per SF(1):	$192
Maturity Date:	3/1/2031			Property Manager:	Omninet Property Management, Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$11,937,377
Seasoning:	3 months			UW NCF:	$11,547,266
Prepayment Provisions:	L(27),D(26),O(7)			UW NOI Debt Yield(1):	12.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	12.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Balance(1):	$65,000,000			UW NCF DSCR(1):	1.99x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$7,268,161 (11/30/2025 TTM)
				2nd Most Recent NOI(4):	$1,750,570 (12/31/2024)
				3rd Most Recent NOI(4):	$1,897,884 (12/31/2023)
Reserves				Most Recent Occupancy(4):	89.9% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	27.1% (12/31/2024)
RE Taxes:	$0	$101,204	NAP	3rd Most Recent Occupancy(4):	31.0% (12/31/2023)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(5):	$157,000,000 (4/1/2026)
Replacement Reserve:	$240,000	$10,293	NAP	Appraised Value Per SF:	$318
TI/LC Reserve:	$0	$41,171	$1,482,165	Cut-off Date LTV Ratio(1)(5):	60.5%
Other Reserves(3):	$18,234,780	$0	NAP	Maturity Date LTV Ratio(1)(5):	60.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$95,000,000	100.0%	Loan Payoff:	$63,338,236	66.7%
			Upfront Reserves:	$18,474,780	19.4%
			Return of Equity:	$12,288,928	12.9%
			Closing Costs:	$898,056	0.9%
Total Sources:	$95,000,000	100.0%	Total Uses:	$95,000,000	100.0%

(1)	The Freeway Business Park Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $95,000,000. The information presented is based on the Freeway Business Park Whole Loan (as defined below).
(2)	On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The Freeway Business Park Property (as defined below) is currently insured under a blanket insurance policy.
(3)	Other Reserves consist of a landlord obligation reserve of $16,666,339 and a free rent reserve of $1,568,441. The landlord obligation reserve is associated with the second largest tenant, County of LA – DCFS (as defined below) ($6,328,414 of which is owed to County of LA – DCFS and $10,337,925 of which was paid by the borrower and will be reimbursed by County of LA – DCFS within 60 days of its lease commencement date). The free rent reserve is associated with the second largest tenant, County of LA – DCFS ($1,325,951), and free rent associated with the third largest tenant, HACLB (as defined below) ($242,490).
(4)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section below for further discussion.
(5)	The appraised value represents the “Upon Completion” value, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339 was reserved at the origination of the Freeway Business Park Whole Loan. The appraiser concluded an “as-is” appraised value of $148,000,000 as of July 24, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are 64.2% and 64.2%, respectively.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Freeway Business Park Mortgage Loan”) is part of a whole loan (the “Freeway Business Park Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $95,000,000 and is secured by a first priority fee mortgage encumbering a 494,055 SF office property located in Long Beach, California (the “Freeway Business Park Property”).

The Freeway Business Park Mortgage Loan is evidenced by the non-controlling note A-2 with an outstanding principal balance of $30,000,000. The Freeway Business Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-98

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The table below identifies the promissory notes that comprise the Freeway Business Park Whole Loan:

Freeway Business Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2026-5YR21	Yes
A-2	$30,000,000	$30,000,000	BANK5 2026-5YR22	No
Total	$95,000,000	$95,000,000

The Borrower and the Borrower Sponsor. The borrower is Omninet Freeway, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. Neil Kadisha and Izak Nazarian co-founded Omninet Capital, LLC, which focuses on private equity and commercial real estate. Their commercial real estate portfolio has grown to a total of 37 properties and is diversified in location and asset type. The portfolio includes 21 office, two retail and 14 multifamily properties. Omninet Capital, LLC owns and operates over 5 million SF of commercial space and more than 5,700 multifamily units throughout the United States.

The Property. The Freeway Business Park Property is a four-story class A, office building located in Long Beach, California. Originally built in 1982, the Freeway Business Park Property was renovated in 2005. The Freeway Business Park Property is comprised of 494,055 SF and is situated on 19.13 acres. The building amenities include conference rooms, atriums, a café and gym. The Freeway Business Park Property includes 1,642 surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF.

The borrower sponsor acquired the Freeway Business Park Property in 2012. The Freeway Business Park Property averaged 86.0% occupancy from 2015 to 2019. In December 2019, the then second largest tenant (157,707 SF, 32.2% of NRA) vacated at lease expiration and occupancy declined to 52.6% in 2020. In 2021, the then largest tenant (177,023 SF, 36.1% of NRA) downsized its space to 32,566 SF. The occupancy declined to 39.8% for 2021 and 2022. The borrower sponsor has relationships with government related entities and began backfilling the available space with General Services Administration (“GSA”) leases. Since 2020, the borrower sponsor has executed approximately 381,393 SF (77.2% of NRA) in GSA leases at the Freeway Business Park Property. Specifically, in 2023, the largest tenant, County of LA – DPSS (as defined below), executed a new 15-year lease representing 207,289 SF (42.0% of NRA). Furthermore, in 2025, the second largest tenant, County of LA – DCFS, executed a new 15-year lease representing 89,895 SF (18.2% of NRA).

As of February 1, 2026, the Freeway Business Park Property was 89.9% leased to eight tenants. GSA leases account for 77.2% of NRA and 88.8% of UW rent, with 60.2% of NRA leased directly to the investment grade rated GSA tenants. The three largest tenants represent 69.6% of NRA and 79.5% of UW rent. The remaining tenants, each representing less than 7.5% of NRA, include State of California Department of Industrial Relations, Altamed Health Services Corporation and Children's Institute, Inc.

Major Tenants.

County of LA – DPSS (207,289 SF, 42.0% of NRA, 49.2% of UW Rent). County of Los Angeles Department of Public Social Services (“County of LA – DPSS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) helps low-income families and individuals with a variety of programs and services for financial assistance through benefits programs, as well as housing and job assistance. County of LA – DPSS offers Medi-Cal health insurance, CalFresh food assistance, CalWORKs cash assistance for families, and general relief cash assistance for individuals. They also assist customers who are experiencing homelessness, domestic violence and substance use disorders. The Freeway Business Park Property serves as the South County regional office for County of LA – DPSS. County of LA – DPSS consolidated their space from three separate locations within Los Angeles County and signed a new 15 year lease in 2023 at the Freeway Business Park Property. The Freeway Business Park Property will service 1,158 employees and the space is designed to support anticipated growth of an additional 136 employees. County of LA – DPSS functions involve confidential information or require face to face services, so the majority of on-site employees are required to work in-office between three and five days per week.

The lease for County of LA – DPSS commenced in January 2025 and expires on December 31, 2039, with a one five-year renewal option. County of LA – DPSS currently pays rent of $37.67 PSF, with annual rent escalations based on Consumer Price Index (“CPI”), but increases are subject to certain caps per the lease. County of LA – DPSS received a landlord funded tenant improvement allowance of $12,437,340 ($60 PSF). In addition to the landlord funded tenant improvement allowance, County of LA – DPSS contributed an additional $23,838,235 ($115 PSF) into the buildout of their space and an additional $15,105,756 was paid by County of LA – DPSS for the installation of the required low-voltage systems. In total, $51,381,331 ($248 PSF) was invested into the buildout of the space.

County of LA – DCFS (89,895 SF, 18.2% of NRA, 21.1% of UW Rent). County of Los Angeles Department of Children and Family Services (“County of LA – DCFS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) was created in 1984 and is one of the largest county governed child protective agencies in the nation. The County of LA – DCFS oversees Los Angeles County's 24/7 child abuse and neglect hotline and responds to the immediate needs of any child at risk. The County of LA – DCFS works with more than 50 community-based organizations to provide support services to families in need. The County of LA – DCFS is responsible for ensuring the safety of more than two million children across 88 diverse cities in Los Angeles County. The County of LA – DCFS works with 9,000 staff across 20 regional offices with an annual budget of approximately $2.0 billion. County of LA – DCFS signed a 15 year lease in 2025 at the Freeway Business Park Property for this location to serve as their South County regional office. The Freeway Business Park Property will service approximately 560 staff and 500 workstations, including 21 hoteling stations. Of the total staff, 165 positions will be on-site full-time, while the remaining 395 positions will be required to be on-site two to three days per week.

A-3-99

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026 and expires on June 30, 2041, with a one five-year renewal option. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. Upon lease commencement, after one month of free rent, County of LA – DCFS will pay rent of $35.40 PSF, with rent escalations assuming 2.5% annual CPI increases. County of LA – DCFS received a landlord funded tenant improvement and leasing commissions allowance of $6,328,414 ($70 PSF), which was fully reserved by the lender along with all gap rent and free rent owed. In addition to the landlord funded tenant improvement allowance, County of LA – DCFS is committing an additional $10,337,925 into the buildout of their space and an additional $8,500,000 for the installation of the required low-voltage systems. In total, $25,166,339 ($280 PSF) is being invested into the County of LA - DCFS space.

Housing Authority of the City of Long Beach (46,915 SF, 9.5% of NRA, 9.3% of UW Rent). The Housing Authority of the City of Long Beach (“HACLB”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) provides support and rental assistance to individuals and families in need, expanding access to affordable and safe housing through the effective use of government resources and community partnerships. HACLB presently manages four senior and adult disabled apartments complexes, the City of Long Beach’s rental housing assistance programs, and offers financial and technical assistance services to low-income, elderly, and disabled residents of Long Beach. HACLB collaborates with over 2,600 housing providers to assist more than 7,000 households in Long Beach. HACLB signed its initial 13 year lease at the Freeway Business Park Property in February 2020 for 19,124 SF. The lease was amended in March 2024 to expand its space to 46,915 SF. The HACLB has two departments on-site - Homeless Services and Housing Authority. HACLB has a lease expiration date of December 31, 2034 with one, five-year renewal option with nine months’ notice and no termination option. HACLB currently pays rent of $30.55 PSF, with 3% annual increases in April of each year. HACLB received a landlord funded tenant improvement allowance of $1,147,440 ($60 PSF) and is entitled to future free rent in the amount of $242,490, which amount has been fully reserved by the lender.

The following table presents certain information relating to the tenancy at the Freeway Business Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
County of LA - DPSS	AA/Aa2/AA-	207,289	42.0%	$7,809,605	49.2%	$37.67	12/31/2039	1 x 5yr	Y(3)
County of LA – DCFS(4)	AA/Aa2/AA-	89,895	18.2%	$3,345,425	21.1%	$37.21	6/30/2041	1 x 5yr	Y(4)
Housing Authority of the City of Long Beach	AA/Aa2/AA-	46,915	9.5%	$1,476,440	9.3%	$31.47	12/31/2034	1 x 5yr	N
State of California Department of Industrial Relations	AA/Aa2/AA-	37,294	7.5%	$1,477,984	9.3%	$39.63	10/31/2028	NAP	Y(5)
Altamed Health Services Corporation	NR/NR/NR	25,317	5.1%	$761,792	4.8%	$30.09	10/31/2030	2 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		406,710	82.3%	$14,871,245	93.6%	$36.56

Other Tenants		37,661	7.6%	$1,017,926	6.4%	$27.03
Occupied Subtotal/Wtd. Avg.		444,371	89.9%	$15,889,171	100.0%	$35.76

Vacant Space		49,684	10.1%
Total/Wtd. Avg.		494,055	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain ratings are those of the government entity whether or not the government entity guarantees the lease.
(3)	County of LA – DPSS has a one-time right to terminate its lease effective as of the last day of the 144th month of the lease (12/31/2036) with at least 180 days’ prior written notice.
(4)	The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026. The tenant has a one-time right to terminate the lease that may be exercised any time after the 12th anniversary of the commencement date (June 2038), with at least 180 days prior written notice.
(5)	State of California Department of Industrial Relations has a one-time right to terminate its lease any time after December 31, 2023 upon 30 days written notice.

A-3-100

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the Freeway Business Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	37,294	7.5%	7.5%	$1,477,984	9.3%	9.3%	$39.63
2029	1	12,545	2.5%	10.1%	$394,798	2.5%	11.8%	$31.47
2030	1	25,317	5.1%	15.2%	$761,792	4.8%	16.6%	$30.09
2031(3)	0	0	0.0%	15.2%	$0	0.0%	16.6%	$0.00
2032	1	20,069	4.1%	19.3%	$564,386	3.6%	20.1%	$28.12
2033	0	0	0.0%	19.3%	$0	0.0%	20.1%	$0.00
2034	1	46,915	9.5%	28.8%	$1,476,440	9.3%	29.4%	$31.47
2035	1	5,047	1.0%	29.8%	$58,742	0.4%	29.8%	$11.64
2036	0	0	0.0%	29.8%	$0	0.0%	29.8%	$0.00
2037 & Thereafter	2	297,184	60.2%	89.9%	$11,155,030	70.2%	100.0%	$37.54
Vacant	0	49,684	10.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg(4)	8	494,055	100.0%		$15,889,171	100.0%		$35.76

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Freeway Business Park Whole Loan has a maturity date of March 1, 2031.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Freeway Business Park Property is located in Long Beach, Los Angeles County, California, northwest of the intersection of I-405 and I-710, which provides broader access to I-110, I-105 and I-605. Interstate 405 near the Freeway Business Park Property carries approximately 246,000 vehicles per day. The Freeway Business Park Property is located approximately 16 miles from Downtown Los Angeles, 3.3 miles west of Long Beach Airport and four miles northeast of the City of Long Beach and the Pacific Ocean. According to the borrower sponsor, government agencies are drawn to the Freeway Business Park Property in part due to the accessibility and transportation connectivity for the public facing requirements of their programs.
Office demand in Long Beach is supported by aerospace, advanced technology, professional services, and port related businesses. The City of Long Beach has experienced growth in aerospace and space technology. Companies such as Relativity Space, SpinLaunch, and Vast operate in Long Beach and require engineering offices, research and development space, and modern collaborative environments. Professional services and corporate users contribute to demand, as shown by commitments from Blue Shield, Fluor, and American President Lines in both downtown and suburban areas. Port related businesses, including maritime services, freight forwarders, and international trade operators, also generate office demand due to proximity to the Port of Long Beach. The region includes major public universities such as the University of California at Los Angeles and the University of California at Irvine, as well as California State University campuses in Los Angeles, Fullerton, and Long Beach.

The Freeway Business Park Property is part of the South Bay office market and the Long Beach: Suburban office submarket. According to a third-party market report, the Long Beach: Suburban office submarket has a total inventory of 10.54 million SF, approximately 16.15% of the total inventory in the South Bay office market. According to a third party market report, the Long Beach: Suburban office submarket has a vacancy rate of 9.2% and an average asking rental rate of $34.25 PSF.

The estimated 2025 population within a one-, three-, and five-mile radius of the Freeway Business Park Property was 21,195, 175,316 and 611,431, respectively. The average household income within the same radii was $114,162, $110,740, and $107,034, respectively.

A-3-101

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases with respect to the Freeway Business Park Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Freeway Business Park Long Beach, CA	1982/2005	494,055(2)	-	County of LA – DPSS County of LA - DCFS	Jan-25(2) July-26(2)	15.0(2) 15.0(2)	207,289(2) 89,895(2)	$37.67(2) $37.21(2)	$60.0/CPI/1 mos. $60.0/2.5%/1 mos.
3880 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.3 miles	Mangan	Nov-25	11.3	37,758	$38.40	$110.0/3.0%/15 mos.
3840 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.2 miles	Cabi Clothing	Aug-25	10.8	28,737	$40.80	$105.0/3.0%/10 mos.
4811 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.5 miles	NFI Port Services	Jul-25	3.0	10,747	$30.60	$0.0/Steps/0 mos.
3900 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.0 miles	SCS Engineering Treadway, Lumsdaine & Doyle	Jul-25 Jul-24	10.9 5.4	30,133 9,656	$38.76 $40.20	$110.0/3.0%/11 mos. $10.0/3.0%/5 mos.
3780 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.1 miles	Visionaire Lighting Dermavant Science	Sep-24 Aug-24	6.0 5.4	5,427 6,684	$41.40 $41.40	$0.0/3.0%/6 mos. $10.0/3.0%/4 mos.
301 E. Ocean Boulevard Long Beach, CA	NAV	NAV	4.5 miles	General Services Administration	Aug-24	15.0	5,284	$41.88	$0.0/3.0%/0 mos.
4900 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.6 miles	City of Long Beach	Dec-23	10.7	6,038	$33.60	$95.0/3.0%/8 mos.

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Freeway Business Park Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office	$35.40	84	3.0%

Appraisal. The appraised value represents the “Upon Completion” value for the Freeway Business Park Property of $157,000,000 as of April 1, 2026, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339, was reserved at the origination of the Freeway Business Park Whole Loan. The appraisal concluded to an “as-is” value for the Freeway Business Park Property of $148,000,000 as of July 24, 2025. The appraiser also concluded to a land value (unimproved) for the Freeway Business Park Property of $84,800,000 as of July 24, 2025.

Environmental Matters. The Phase I environmental site assessment dated January 26, 2026 identified no evidence of any recognized environmental condition at the Freeway Business Park Property.

A-3-102

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Freeway Business Park Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,009,950	$4,416,955	$4,571,628	$10,886,317	$17,647,986	$35.72
Expense Reimbursements	$174,073	$155,929	$51,827	$372,197	$93,499	$0.19
Net Rental Income	$5,184,023	$4,572,884	$4,623,455	$11,258,514	$17,741,485	$35.91
Other Income(3)	$8,556	$18,229	$98,596	$111,464	$111,464	$0.23
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,758,814)	($3.56)
Effective Gross Income	$5,192,579	$4,591,113	$4,722,051	$11,369,978	$16,094,135	$32.58

Real Estate Taxes	$1,024,861	$1,057,938	$1,125,828	$1,175,602	$1,167,738	$2.36
Insurance	$218,344	$260,493	$289,495	$232,123	$202,180	$0.41
Other Operating Expenses	$1,428,123	$1,374,798	$1,556,158	$2,694,092	$2,786,840	$5.64
Total Operating Expenses	$2,671,328	$2,693,229	$2,971,481	$4,101,817	$4,156,758	$8.41

Net Operating Income	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,937,377	$24.16
Replacement Reserves	$0	$0	$0	$0	$123,514	$0.25
TI/LC	$0	$0	$0	$0	$266,597	$0.54
Net Cash Flow	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,547,266	$23.37

Occupancy %	39.8%	31.0%	27.1%	89.9%(4)	90.1%(5)
NOI DSCR(6)	0.43x	0.33x	0.30x	1.25x	2.06x
NCF DSCR(6)	0.43x	0.33x	0.30x	1.25x	1.99x
NOI Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.6%
NCF Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.2%

(1)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section above for further discussion.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(3)	Other income includes miscellaneous income.
(4)	Represents occupancy based on the underwritten rent roll as of February 1, 2026.
(5)	Based on economic vacancy of 9.9%.
(6)	Based on the Freeway Business Park Whole Loan.

A-3-103

Mortgage Loan No. 14 – Greensboro-High Point Marriott Airport
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$23,000,000			Location:	Greensboro, NC 27409
Cut-off Date Balance(1):	$23,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Borrower Sponsor:	Hospitality Ventures Management Group			Year Built/Renovated:	1983/2017
Guarantor:	Robert S. Cole			Size:	298 Rooms
Mortgage Rate:	7.7900%			Cut-off Date Balance per Room(1):	$77,181
Note Date:	5/4/2026			Maturity Date Balance per Room(1):	$74,812
Maturity Date:	6/1/2031			Property Manager:	Hospitality Ventures
Term to Maturity:	60 months				Management – Greensboro,
Amortization Term:	330 months				LLC (borrower-affiliated)
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,473,921
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF:	$2,811,044
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	15.1%
Additional Debt Type(1):	Mezzanine			UW NCF Debt Yield:	12.2%
Additional Debt Balance(1):	$3,500,000			UW NOI Debt Yield at Maturity(1):	15.6%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.38x (P&I) 1.55x (IO)
				Most Recent NOI:	$3,335,593 (3/31/2026 TTM)
				2nd Most Recent NOI:	$3,385,307 (12/31/2025)
Reserves				3rd Most Recent NOI:	$3,736,209 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	64.8% (3/31/2026)
RE Taxes:	$133,206	$22,201	NAP	2nd Most Recent Occupancy:	64.5% (12/31/2025)
Insurance:	$0	Springing(2)	NAP	3rd Most Recent Occupancy:	62.9% (12/31/2024)
FF&E Reserve:	$0	(3)	NAP	Appraised Value (as of)(7):	$38,500,000 (2/2/2026)
Ground Rent Reserve:	$139,031	$39,031(4)	NAP	Appraised Value per Room(7):	$129,195
Key Money Reserve:	$0	Springing(5)	NAP	Cut-off Date LTV Ratio(1)(7):	59.7%
PIP Reserve:	$2,000,000	Springing(6)	NAP	Maturity Date LTV Ratio(1)(7):	57.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount(1):	$23,000,000	85.8%	Loan Payoff:	$23,246,722	86.7%
Mezzanine Loan Amount(1):	$3,500,000	13.1%	Reserves:	$2,272,237	8.5%
Borrower Sponsor Equity:	$309,683	1.2%	Closing Costs:	$1,290,723	4.8%
Total Sources:	$26,809,683	100.0%	Total Uses:	$26,809,683	100.0%

(1)	The Greensboro-High Point Marriott Airport Mortgage Loan (as defined below) and the Greensboro-High Point Marriott Airport Mezzanine Loan (as defined below) are collectively referred to as the “Greensboro-High Point Marriott Airport Total Debt.” With respect to the Greensboro-High Point Marriott Airport Total Debt, the Cut-off Date Balance per Room is $88,926, the Maturity Date Balance per Room is $86,557, the UW NOI Debt Yield is 13.1%, the UW NOI Debt Yield at Maturity is 13.5%, the UW NCF DSCR is 1.16x, the Cut-off Date LTV Ratio is 68.8% and the Maturity Date LTV Ratio is 67.0%.
(2)	So long as there is no event of default, the Greensboro-High Point Marriott Airport Property (as defined below) is insured under a blanket policy that is satisfactory to the lender, and the borrower provides evidence of the payment and renewal of the insurance policy at least 10 days prior to the expiration of the policy, the borrower is not required to deposit into the insurance reserve. If such conditions are not satisfied, the borrower is required to deposit monthly 1/12th of the annual insurance premiums due.
(3)	On each monthly payment date, the borrower is required to deposit the greater of (i) 1/12 of 5% of the annual gross revenues for the hotel related operations at the Greensboro-High Point Marriott Airport Property for the immediately preceding calendar year as reasonably determined by the lender and (ii) the amount required by the franchisor on account of furniture, fixtures, and equipment under the franchise agreement.
(4)	Represents the estimated monthly ground rent payment currently due. The ground rent payment due under the ground lease is equal to minimum annual ground rent of $337,665.24, payable monthly, plus any excess of monthly percentage rent over monthly minimum ground rent. The monthly percentage rent is equal to 4.0% (on or after January 1, 2029, 5%) of annual gross room rental revenues, 1.25% of annual gross food and non-alcoholic beverage revenues and 2.5% of annual gross alcoholic beverage revenues.
(5)	The borrower has the right to receive a key money loan from the franchisor of the Greensboro-High Point Marriott Airport Property in the amount of $1,000,000 in two installments if it satisfies certain conditions; (i) $750,000 upon completion of certain property improvement plan (“PIP”) renovations to public spaces and satisfaction of certain other conditions, and (ii) $250,000 upon full completion of the PIP by the deadlines set forth in the franchise agreement and satisfaction of certain other conditions. In the event the borrower receives any key money, the borrower is required to deposit such funds into the Key Money Reserve to be used for expenditures related to repair or closure of a bridge over a stream crossing on Marriott Drive; provided that upon the resolution of the bridge issues as provided in the loan agreement, 50% of the key money is required to be disbursed to the borrower, and the remainder treated as part of the FF&E reserve.
(6)	With respect to any new or additional PIP required at the Greensboro-High Point Marriott Airport Property, the borrower is required to deposit an amount equal to 110% of the costs related to such additional PIP work.
(7)	Based on the “As Is (Funded PIP)” appraised value as of February 2, 2026, which assumes that there is $2.0 million reserved for a PIP. At origination, the borrower reserved $2,000,000 for a franchisor-required PIP. The appraisal concluded to an “As Is” appraised value of $36,500,000 as of February 2, 2026, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 63.0% and 61.1%, respectively for the Greensboro-High Point Marriott Airport Mortgage Loan and 72.6% and 70.7%, respectively, for the Greensboro-High Point Marriott Airport Total Debt.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Greensboro-High Point Marriott Airport Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000. The Greensboro-High Point Marriott Airport Mortgage Loan is secured by a first priority leasehold mortgage encumbering a full-service hospitality property located in Greensboro, North Carolina (the “Greensboro-High Point Marriott Airport Property”).

A-3-104

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$23,000,000
One Marriott Drive	Greensboro-High Point Marriott Airport	Cut-off Date LTV:	59.7%
Greensboro, NC 27409		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	15.1%

Along with the Greensboro-High Point Marriott Airport Mortgage Loan, a mezzanine loan (the “Greensboro-High Point Marriott Airport Mezzanine Loan”) in the amount of $3,500,000 was made by Morgan Stanley Mortgage Capital Holdings LLC, as mezzanine lender, to HV – Greensboro Mezz, LLC, as borrower (the “Mezzanine Borrower”), secured by the Mezzanine Borrower’s equity interests in the borrower under the Greensboro-High Point Marriott Airport Mortgage Loan, and was sold to a third-party mezzanine lender. The Greensboro-High Point Marriott Airport Mezzanine Loan is co-terminous with the Greensboro-High Point Marriott Airport Mortgage Loan, accrues interest at 11.230% per annum and provides for interest only payments until its stated maturity date. The lender and mezzanine lender have entered into an intercreditor agreement.

Set forth below is information regarding the Greensboro-High Point Marriott Airport Total Debt:

The Greensboro-High Point Marriott Airport Total Debt Summary(1)
Loan	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio(2)
Mortgage Loan	$23,000,000	7.7900%	1.38x	15.1%	59.7%
Mezzanine Loan	$3,500,000	11.2300%	1.16x	13.1%	68.8%
Total/Weighted Average	$26,500,000	8.24433962264151%

(1)	See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the prospectus for additional information.
(2)	Based on the “As Is (Funded PIP)” appraised value as of February 2, 2026, which assumes that there is $2.0 million reserved for a PIP. At origination, the borrower reserved $2,000,000 for a franchisor-required PIP. The appraisal concluded to an “As Is” appraised value of $36,500,000 as of February 2, 2026, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 63.0% and 61.1%, respectively for the Greensboro-High Point Marriott Airport Mortgage Loan and 72.6% and 70.7%, respectively, for the Greensboro-High Point Marriott Airport Total Debt.

The Borrower and the Borrower Sponsor. The borrowing entity for the Greensboro-High Point Marriott Airport Mortgage Loan is HV Greensboro Ventures, LLC, a Delaware limited liability company and single purpose entity with one independent director. The non-recourse carveout guarantor of the Greensboro-High Point Marriott Airport Mortgage Loan is Robert S. Cole. Mr. Cole owns 16% of the equity in and has control of the borrower. Robert S. Cole is the principal and founder of Hospitality Ventures Management Group (“HVMG”), the borrower sponsor. Founded in 2001, HVMG provides hotel management services across full-service, select-service, resort, and boutique hospitality properties. HVMG specializes in acquisition support, investment partnership, hotel development, design, construction, and renovation, as well as revenue management and performance optimization, managing food and beverage operations and repositioning distressed hotel assets. HVMG is one of a select few third-property management firms approved to manage all major full-service brands (Hyatt, Hilton, IHG, and Marriott). HVMG currently operates over 49 hotels, primarily in the southeast and midwestern areas of the United States.

The Property. The Greensboro-High Point Marriott Airport Property is a 298-room, full-service hospitality property located on approximately 15.3 acres. The Greensboro-High Point Marriott Airport Property, located in Greensboro, North Carolina, is adjacent to the main terminal of Piedmont Triad International Airport (“PTI”). The Greensboro-High Point Marriott Airport Property is the only hotel located on the airport grounds. Due to its proximity to PTI and central location, guests at the Greensboro-High Point Marriott Airport Property frequently include college sports teams, corporate groups, and other large organizations.

The Greensboro-High Point Marriott Airport Property was built in 1983 and was acquired by the borrower sponsor in December 2014 for $16,925,000 ($56,795 per room). In 2015 through 2019, the Greensboro-High Point Marriott Airport Property underwent an approximately $11.0 million PIP that included an approximately $10.0 million ($33,557 per room) guestroom renovation program. Additionally, the borrower sponsor invested $2.6 million in capital expenditures between 2015 and 2025 for a total cost basis of approximately $30.5 million. The Greensboro -High Point Marriott Airport Property is currently subject to a franchisor required PIP, which is generally required to be completed by May 4, 2028, and includes providing an Americans with Disabilities Act certificate and updating the terrace, windows and frames, exterior railings, garden structures, greenroom, business center, the Due South Southern Kitchen & Bar, fitness center, swimming pool, sundry shop, meeting spaces, guestrooms, elevators, hotel support systems, wireless systems, fire protection and life safety systems, and electrical and plumbing systems. $2,000,000 was reserved at origination for such PIP.

The Greensboro-High Point Marriott Airport Property guestroom mix consists of 117 king rooms, 29 concierge king rooms, four junior king rooms, 129 queen rooms, 18 concierge queen rooms, and one presidential suite. Amenities at the Greensboro-High Point Marriott Airport Property include an indoor and outdoor connecting pool, a fitness center, a business center, outdoor volleyball courts and a running trail. The Greensboro-High Point Marriott Airport Property also offers 11,048 SF of meeting and event space across six different spaces, both indoor and outdoor space. The grand ballroom at the Greensboro-High Point Marriott Airport Property totals over 6,000 SF and can host over 1,000 guests. Due South Southern Kitchen & Bar is the signature restaurant of the Greensboro-High Point Marriott Airport Property, offering breakfast and dinner options for guests daily. There are 464 total parking spaces located at the Greensboro-High Point Marriott Airport Property, resulting in a parking ratio of approximately 1.56 spaces per room.

The Greensboro-High Point Marriott Airport Property benefits from a Marriott International, Inc. franchise which expires December 11, 2050, approximately 19.5 years after the maturity date of the of the Greensboro-High Point Marriott Airport Mortgage Loan.

The borrower’s interest in the Greensboro-High Point Marriott Airport Property consists of a leasehold interest under a ground lease between Piedmont Triad Airport Authority, as ground lessor and the borrower, as ground lessee. The ground lease commenced on July 22, 2008 and has a current expiration date of December 31, 2064. The borrower, as ground lessee, is required to pay annual minimum ground rent equal to Annual Minimum Rent (as defined below), payable monthly, plus the amount by which monthly Percentage Rent (as defined below) exceeds monthly Annual Minimum Rent. Ground rent was underwritten based on the current contractual ground rent payments based on 4.0% of underwritten gross room rentals, 1.25% of underwritten revenues from food and non-alcoholic beverages and 2.5% of underwritten alcoholic beverage sales.

“Percentage Rent” is a calculation based on the percentage rent of (i) gross room rentals at 4.0% (or on and after January 1, 2029, 5.0%) of revenues, (ii) food and non-alcoholic beverages at 1.25% of revenues, and (iii) alcoholic beverages at 2.5% of revenues.

“Annual Minimum Rent” is currently $337,665.24 and is set to adjust every 10 years from January 1, 2025 by multiplying the then-current annual minimum rent by the quotient of the then-current inflation index divided by the inflation index as of the date of the last adjustment. The inflation index is the U.S. Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, subject to adjustment or replacement in certain circumstances.

A-3-105

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$23,000,000
One Marriott Drive	Greensboro-High Point Marriott Airport	Cut-off Date LTV:	59.7%
Greensboro, NC 27409		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	15.1%

The following table presents certain information relating to the performance of the Greensboro-High Point Marriott Airport Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Greensboro-High Point Marriott Airport Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	54.6%	$149.25	$81.46	60.0%	$139.89	$83.92	109.9%	93.7%	103.0%
2023	62.5%	$145.85	$91.09	62.6%	$145.02	$90.76	100.2%	99.4%	99.6%
2024	64.8%	$144.98	$94.01	62.9%	$145.11	$91.34	97.1%	100.1%	97.2%
2025	61.9%	$144.14	$89.25	64.5%	$141.64	$91.37	104.2%	98.3%	102.4%
TTM Feb. 2026(3)	61.1%	$144.45	$88.30	64.2%	$141.99	$91.12	105.0%	98.3%	103.2%

Source: Third party hospitality research reports unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Greensboro-High Point Marriott Airport Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Competitive Set includes Embassy Suites by Hilton Greensboro Airport, Wyndham Garden Greensboro, DoubleTree by Hilton Hotel Greensboro, Marriott Greensboro Downtown, Holiday Inn Express & Suites Greensboro-(I-40 @ Wendover), and Courtyard Greensboro Airport.
(3)	Occupancy, ADR and RevPAR for the Greensboro-High Point Marriott Airport Property are based on historical financial information provided by the borrower sponsor. TTM Feb. 2026 performance is based on a third-party hospitality research report.

The Market. The Greensboro-High Point Marriott Airport Property is located in Greensboro, North Carolina along Interstate 40, providing regional access to Raleigh and Charlotte. The Greensboro-High Point Marriott Airport Property is in immediate proximity to PTI, which provides passenger service and significant air cargo operations serving the greater Triad region. The Greensboro-High Point Marriott Airport Property draws commercial demand from various regional offices in the surrounding area, including companies such as Cone Health, Guilford County School, City of Greensboro, United States Postal Service, and Volvo Group. Meeting and group demand is primarily generated from the social, military, educational, religious, and fraternal segment while leisure demand is primarily generated by visitors seeing family and relatives, along with traveling motorists along Interstate 40 and the Greensboro-High Point Marriott Airport Property’s proximity to the University of North Carolina at Greensboro, which is approximately 10 miles northwest from the Greensboro-High Point Marriott Airport Property. The top ten 2025 accounts at the Greensboro-High Point Marriott Airport Property account for 7.3% of total available room nights. The top five accounts are with United Airlines, NetJets, VistaJet, Vontier, and General Dynamics. According to the appraisal, there are currently no new competitive hotels that are expected to open within the Greensboro submarket.

The following table presents certain information relating to the primary hotel competition for the Greensboro-High Point Marriott Airport Property from the appraisal:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2025 Occupancy	2025 ADR	2025 RevPAR
Greensboro-High Point Marriott Airport(3)	1983	298	35%	25%	40%	64.5%	$141.64	$91.37
Marriott Greensboro Downtown	1984	285	35%	30%	35%	55% - 60%	$190 - $200	$110 - $120
Doubletree Greensboro	1972	175	35%	20%	45%	60% - 65%	$130 - $140	$80 - $90
Wyndham Garden Greensboro	1980	193	30%	20%	50%	60% - 65%	$100 - $110	$60 - $70
Embassy Suites Greensboro – Airport	1989	219	35%	25%	40%	60% - 65%	$135 - $145	$85 - $95
Holiday Inn Express Greensboro (I-40 @ Wendover)	1989	109	35%	15%	50%	60% - 65%	$120 - $130	$75 - $85
Courtyard Greensboro Airport	2009	124	35%	15%	50%	65% - 70%	$125 - $135	$80 - $90
Total/Average		1,403	34%	23%	43%	62%	$143.59	$89.70

Source: Appraisal unless otherwise noted.

(1)	2025 competitive property figures represent the estimated 2025 metrics according to the appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(3)	Greensboro-High Point Marriott Airport Property 2025 Occupancy, 2025 ADR and 2025 RevPAR are based on the historical operating statements provided by the borrower sponsor for 2025.

Appraisal. The appraisal concluded to an “As-Is (Funded PIP)” appraised value for the Greensboro-High Point Marriott Airport Property of $38,500,000 as of February 2, 2026, which assumes that there is $2.0 million reserved for a PIP. At origination of the Greensboro-High Point Marriott Airport Mortgage Loan, the borrower reserved $2,000,000 for a franchisor-required PIP. The appraisal concluded to an “As Is” appraised value of $36,500,000 as of February 2, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 13, 2026, there is no evidence of any recognized environmental conditions at the Greensboro-High Point Marriott Airport Property.

A-3-106

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$23,000,000
One Marriott Drive	Greensboro-High Point Marriott Airport	Cut-off Date LTV:	59.7%
Greensboro, NC 27409		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Greensboro-High Point Marriott Airport Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	3/31/2026 TTM	Underwritten	Per Room
Occupancy(1)	60.0%	62.6%	62.9%	64.5%	64.8%	64.8%
ADR(1)	$139.89	$145.02	$145.11	$141.64	$141.76	$141.76
RevPAR(1)	$83.92	$90.76	$91.34	$91.37	$91.91	$91.91

Room Revenue	$9,127,961	$9,872,343	$9,961,958	$9,938,365	$9,996,755	$9,996,755	$33,546
Food and Beverage Revenue	$3,065,111	$2,804,169	$2,810,047	$2,398,402	$2,271,213	$2,271,213	$7,622
Misc Income(2)	$637,008	$677,958	$679,430	$746,065	$799,303	$989,580	$3,321
Total Revenue	$12,830,080	$13,354,470	$13,451,435	$13,082,832	$13,067,271	$13,257,548	$44,488

Room Expense	$2,168,291	$2,589,409	$2,631,311	$2,635,327	$2,643,766	$2,643,766	$8,872
Food and Beverage Expense	$1,580,175	$1,705,377	$1,864,035	$1,694,943	$1,684,849	$1,684,849	$5,654
Real Estate Taxes	$283,747	$256,207	$256,470	$258,615	$264,330	$271,216	$910
Property Insurance	$136,099	$165,659	$187,299	$226,267	$243,183	$287,346	$964
Other Expenses	$4,416,679	$4,660,836	$4,776,109	$4,882,373	$4,895,550	$4,896,449	$16,431
Total Expenses	$8,584,991	$9,377,488	$9,715,226	$9,697,525	$9,731,678	$9,783,627	$32,831

Net Operating Income	$4,245,089	$3,976,982	$3,736,209	$3,385,307	$3,335,593	$3,473,921	$11,657
FF&E	$641,504	$667,724	$672,572	$654,142	$653,364	$662,877	$2,224
Net Cash Flow	$3,603,585	$3,309,259	$3,063,637	$2,731,165	$2,682,229	$2,811,044	$9,433

NOI DSCR	2.09x	1.96x	1.84x	1.67x	1.64x	1.71x
NCF DSCR	1.77x	1.63x	1.51x	1.34x	1.32x	1.38x
NOI Debt Yield	18.5%	17.3%	16.2%	14.7%	14.5%	15.1%
NCF Debt Yield	15.7%	14.4%	13.3%	11.9%	11.7%	12.2%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Greensboro-High Point Marriott Airport Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The increase from 3/31/2026 TTM Misc. Income to Underwritten Misc. Income is due to a hotel parking program recently implemented in March 2026, which charges guests $10 per night.

A-3-107

Mortgage Loan No. 15 – Spokane Retail Portfolio
Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Portfolio
Original Balance:		$20,800,000		Location(2):	Spokane Valley, WA
Cut-off Date Balance:		$20,800,000		General Property Type(2):	Retail
% of Initial Pool Balance:		2.4%		Detailed Property Type(2):	Various
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Robert A. Rosier		Year Built/Renovated(2):	Various/Various
Guarantor:		Robert A. Rosier		Size(2):	157,978 SF
Mortgage Rate:		6.5770%		Cut-off Date Balance PSF:	$132
Note Date:		5/7/2026		Maturity Balance PSF:	$132
Maturity Date:		5/11/2031		Property Manager:	Self-Managed
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$2,138,508
Seasoning:		1 month		UW NCF	$1,996,328
Prepayment Provisions:		L(25),D(31),O(4)		UW NOI Debt Yield:	10.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	9.6%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	10.3%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.44x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$2,094,548 (2/28/2026 TTM)
				2nd Most Recent NOI:	$2,189,418 (12/31/2025)
Reserves				3rd Most Recent NOI:	$2,224,592 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.5% (4/1/2026)
RE Taxes:	$0	$22,453	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	$1,975	NAP	Appraised Value (as of)(4):	$30,600,000 (12/8/2025)
Leasing Reserve:	$0	$9,874	NAP	Appraised Value per SF(4):	$194
				Cut-off Date LTV Ratio:	68.0%
				Maturity Date LTV Ratio:	68.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$20,800,000	100.0%	Loan Payoff:	$13,380,592	64.3%
			Return of Equity:	$7,283,958	35.0%
			Closing Costs:	$135,450	0.7%
Total Sources:	$20,800,000	100.0%	Total Uses:	$20,800,000	100.0%

(1)	The borrower is required to deposit into an insurance reserve account on a monthly basis, 1/12th of the amount payable for renewal of the coverage afforded by such policies; provided that no such reserves are required if (i) no event of default has occurred and is continuing and (ii) the Spokane Retail Portfolio Properties (as defined below) are covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days’ prior to the expiration date of the policies.
(2)	See “The Properties” section below for additional details for the Spokane Retail Portfolio Properties.
(3)	Historical occupancy information is not available according to the borrower sponsor.
(4)	Based on the aggregate individual as-is values. The individual appraisal valuation dates are as of December 8, 2025.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Spokane Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the principal balance of $20,800,000 and secured by a first-priority mortgage encumbering the borrower’s fee interests in a portfolio of three retail properties totaling 157,978 SF located in Spokane Valley, Washington (the “Spokane Retail Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower is Romax APS, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Spokane Retail Portfolio Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Robert A. Rosier.

Robert A. Rosier is a real estate developer and investor and is the president and owner operator of Waynco Construction, a general contracting company founded in 1986 that focuses on new commercial construction, remodeling, and tenant improvements. In addition to managing Waynco Construction, Robert A. Rosier has developed and constructed five multi-tenant retail projects all of which are leased, occupied and under management.

The Properties. The Spokane Retail Portfolio Properties are comprised of one grocery anchored shopping center (the “Argonne Village Property”) and two retail strip centers (the “Pines Square Property” and the “Sullivan Retail Center Property”) located in Spokane Valley, Washington. The Spokane Retail Portfolio Properties total 157,978 SF of net rentable area (“NRA”) and are 98.5% leased to 33 unique tenants on a triple net and gross basis, as of April 1, 2026.

A-3-108

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

Argonne Village Property. The Argonne Village Property is a multi-tenant grocery anchored shopping center located in Spokane Valley, Washington. Built in 1959 and most recently renovated in 1983, the Argonne Village Property sits on a 13.87-acre site, totaling 122,708 SF of NRA across four buildings, with 644 surface parking spaces, resulting in a parking ratio of approximately 5.25 spaces per 1,000 SF of NRA. The Argonne Village Property is anchored by Yoke’s Fresh Market, along with other major tenants including True Value at Argonne Village (“TV @ AV”), Dollar Tree, Inc. (“Dollar Tree”) and Snap Fitness. As of April 1, 2026, the Argonne Village Property is 99.0% leased to 17 unique tenants, with a weighted-average remaining term (“WALT”) of 4.9 years.

Pines Square Property. The Pines Square Property is a multi-tenant convenience/strip center located in Spokane Valley, Washington. Built between 1991 and 1997, the Pines Square Property is situated on a 1.84-acre site, totaling 17,405 SF of NRA across two buildings, with 125 surface parking spaces, resulting in a parking ratio of approximately 7.2 spaces per 1,000 SF of NRA. Major tenants at the Pines Square Property include Jack in the Box, Qdoba, Super Nails and Waxing, and Vapor Lounge. As of April 1, 2026, the Pines Square Property is 93.1% leased to nine unique tenants, with a WALT of 3.5 years.

Sullivan Retail Center Property. The Sullivan Retail Center Property is a highly visible multi-tenant convenience/strip center located in Spokane Valley, Washington. Built in 1999, the Sullivan Retail Center Property is situated on a 1.73-acre site, totaling 17,865 SF of NRA, with 126 surface parking spaces, resulting in a parking ratio of approximately 7.05 spaces per 1,000 SF of NRA. Major tenants at the Sullivan Retail Center Property include Sherwin-Williams, Toro Sushi & Grill and Spokane Math, LLC. As of April 1, 2026, the Sullivan Retail Center Property is 100.0% leased to seven unique tenants, with a WALT of 2.4 years.

The following table presents a summary of the Spokane Retail Portfolio Properties:

Spokane Retail Portfolio Summary(1)
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(2)	Year Built / Renovated	Net Rentable Area (SF)(2)	Appraised Value(3)	% of Portfolio Appraised Value(3)	UW NOI(2)	% of UW NOI(2)
Argonne Village Retail / Anchored	$14,617,443	70.3%	99.0%	1959 / 1983	122,708	$22,000,000	71.9%	$1,516,470	70.9%
Pines Square Retail / Unanchored	$3,612,029	17.4%	93.1%	1991-1997 / NAP	17,405	$5,000,000	16.3%	$363,047	17.0%
Sullivan Retail Center Retail / Unanchored	$2,570,528	12.4%	100.0%	1999 / NAP	17,865	$3,600,000	11.8%	$258,991	12.1%
Total/Weighted Average	$20,800,000	100.0%	98.5%		157,978	$30,600,000	100.0%	$2,138,508	100.0%

(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information based on the underwritten rent roll dated April 1, 2026.
(3)	The appraisals concluded to an aggregate “as-is” value for Spokane Retail Portfolio Properties of $30,600,000. The appraisal concluded to an “as-is” value for the Argonne Village Property of $22,000,000 as of December 8, 2025, an “as-is” value for the Pines Square Property of $5,000,000 as of December 8, 2025 and an “as-is” value for the Sullivan Retail Center Property of $3,600,000 as of December 8, 2025.

Major Tenants.

Yoke’s Fresh Market (54,744 SF; 34.7% of NRA; 19.7% of UW base rent): Yoke’s Fresh Market is a local, employee-owned grocery retailer established in 1972 and operates over 20 stores across the United States, primarily in Washington, Idaho, and Montana. Yoke’s Fresh Market is the only tenant at the Spokane Retail Portfolio Properties that is required to report sales, with most recent reported sales for the trailing 12 month period through July 2025 being approximately $28.95 million (approximately $529 PSF), which reflects an occupancy cost of approximately 2.7%. Yoke’s Fresh Market has been a tenant at the Argonne Village Property since May 2002. Yoke’s Fresh Market has a lease expiring in July 2032, with three, five-year extension options and no termination options.

TV @ AV (22,000 SF; 13.9% of NRA; 9.2% of UW base rent): TV @ AV is a hardware store, specializing in tools, building materials, home improvement supplies, and maintenance essentials. TV @ AV has been a tenant at the Argonne Village Property since December 2020 and has a lease expiring in December 2032, with two, five-year renewal options and no termination options.

Dollar Tree (10,700 SF; 6.8% of NRA; 6.7% of UW base rent): Dollar Tree is a North American value retailer whose official history traces its roots to 1953 and began its dollar-store format in 1986. Dollar Tree operates more than 9,000 stores in Unites States and Canada. Dollar Tree has occupied the Argonne Village Property since May 2003 and has a lease expiring in August 2028, with two, five-year renewal options and no termination options.

A-3-109

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

The following table presents certain information relating to the tenancy at the Spokane Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Yoke's Fresh Market	NR/NR/NR	54,744	34.7%	$422,624	19.7%	$7.72	7/31/2032	N	3 x 5 Years
TV @ AV	NR/NR/NR	22,000	13.9%	$198,000	9.2%	$9.00	12/31/2032	N	2 x 5 Years
Dollar Tree	NR/Baa2/BBB	10,700	6.8%	$144,450	6.7%	$13.50	8/31/2028	N	2 x 5 Years
Snap Fitness (Avery Fitness)	NR/NR/NR	4,200	2.7%	$92,250	4.3%	$21.96	3/31/2028	N	2 x 5 Years
Jack in the Box	NR/NR/NR	2,800	1.8%	$120,828	5.6%	$43.15	7/12/2027	N	3 x 5 Years
Major Tenants		94,444	59.8%	$978,152	45.7%	$10.36
Other Tenants		61,134	38.7%	$1,163,097	54.3%	$19.03
Occupied Collateral Subtotal/Wtd. Avg.		155,578	98.5%	$2,141,249	100.0%	$13.76
Vacant Space		2,400	1.5%
Total		157,978	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Information includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.

The following table presents certain information with respect to the lease rollover at Spokane Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	2	2,540	1.6%	1.6%	$48,900	2.3%	2.3%	$19.25
2027	5	9,892	6.3%	7.9%	$248,023	11.6%	13.9%	$25.07
2028	10	27,320	17.3%	25.2%	$533,604	24.9%	38.8%	$19.53
2029	6	19,416	12.3%	37.5%	$383,025	17.9%	56.7%	$19.73
2030	4	11,706	7.4%	44.9%	$151,298	7.1%	63.7%	$12.92
2031	3	5,584	3.5%	48.4%	$117,760	5.5%	69.2%	$21.09
2032	2	76,744	48.6%	97.0%	$620,624	29.0%	98.2%	$8.09
2033	1	2,376	1.5%	98.5%	$38,016	1.8%	100.0%	$16.00
2034	0	0	0.0%	98.5%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	98.5%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	98.5%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	98.5%	$0	0.0%	100.0%	$0.00
Vacant	0	2,400	1.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	157,978	100.0%		$2,141,249	100.0%		$13.76(3)

(1)	Based on the underwritten rent roll dated April 1, 2026.
(2)	Information includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets.

Argonne Village Property. The Argonne Village Property is an anchored strip retail center located in Spokane Valley, Washington, at the intersection of North Argonne Road and East Montgomery Avenue, approximately two miles northwest of the Spokane Valley central business district and approximately seven miles northeast of downtown Spokane. The Argonne Village Property benefits from direct access via East Montgomery Avenue, a well-established east–west arterial serving surrounding residential and commercial areas. The Argonne Village Property also benefits from its proximity to Interstate 90, located approximately 1.5–2 miles south, which provides direct east–west access to downtown Spokane, Liberty Lake, and regional markets including Coeur d’Alene, Idaho. Spokane International Airport is located approximately 15 miles west of the Argonne Village Property. Major employers in the area include Fairchild Air Force Base (“AFB”), Providence Health Care-Eastern Washington, Amazon, MultiCare, Northern Quest Resort & Casino, Mann-Grandstaff Veterans Affairs Medical Center, Community Health Association of Spokane, URM Stores Inc., Walmart Inc. and Community Colleges of Spokane.

According to the appraisal, the Argonne Village Property is located in the Valley Retail submarket within the Spokane Retail market. As of the fourth quarter of 2025, the Spokane Retail market had an inventory of 38,397,142 SF with a vacancy rate of 5.4% and an asking rent of $16.83 PSF. As of the fourth quarter of 2025, the Valley Retail submarket had an inventory of 12,829,412 SF with a vacancy rate of 3.6% and an asking rent of $15.25 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Argonne Village Property was 15,335, 115,486 and 197,741, respectively, and the 2024 estimated average household income within the same radii was approximately $88,503, $84,361 and $83,329, respectively.

A-3-110

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

Pines Square Property. The Pines Square Property is an unanchored strip retail center located in Spokane Valley, a suburban area about nine miles east of downtown Spokane in Washington. The Pines Square Property is located just south of Interstate 90, the region’s main east–west corridor, with convenient access from the Pines Road and Sullivan Road interchanges, providing direct connectivity to downtown Spokane, Liberty Lake, and the Spokane–Coeur d’Alene metro area. The Pines Square Property fronts North Pines Road, a major north–south corridor serving nearby residential and retail areas. The Pines Square Property also benefits from the North Spokane Corridor and the Spokane International Airport’s terminal expansion program, both of which aim to improve transportation efficiency and support regional economic growth. Major employers include Fairchild AFB, Providence Health Care-Eastern Washington, Amazon, MultiCare and Northern Quest Resort & Casino.

According to the appraisal, the Pines Square Property is located in the Valley Retail submarket within the Spokane Retail market. As of the fourth quarter of 2025, the Spokane Retail market had an inventory of 38,397,142 SF with a vacancy rate of 5.4% and an asking rent of $16.83 PSF. As of the fourth quarter of 2025, the Valley Retail submarket had an inventory of 12,821,912 SF with a vacancy rate of 3.6% and an asking rent of $15.25 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Pines Square Property was 11,363, 78,398 and 128,463, respectively, and the 2024 estimated average household income within the same radii was approximately $76,465, $92,341 and $98,794, respectively.

Sullivan Retail Center Property. The Sullivan Retail Center Property, is an unanchored convenience/strip retail center positioned at the intersection of Sullivan Road and East Valleyway Avenue, located in Spokane Valley, Washington. The Sullivan Retail Center Property is situated in a well-established suburban commercial location, approximately two miles east of the Spokane Valley central business district and about 10 miles east of the city of Spokane. The Sullivan Retail Center Property fronts Sullivan Road, a primary north–south arterial corridor featuring continuous retail and service-oriented development. The Sullivan Retail Center Property also benefits from its close proximity to Interstate 90, a major east–west corridor connecting Spokane Valley to downtown Spokane, Coeur d’Alene, and the broader Inland Northwest. Additional access is provided by nearby arterials such as Sprague Avenue and Valley Way. Major employers include Fairchild AFB, Providence Health Care-Eastern Washington, Amazon, MultiCare and Northern Quest Resort & Casino.

According to the appraisal, the Sullivan Retail Center Property is located in the Valley Retail submarket within the Spokane Retail market. As of the fourth quarter of 2025, the Spokane Retail market had an inventory of 38,397,142 SF with a vacancy rate of 5.4% and an asking rent of $16.83 PSF. As of the fourth quarter of 2025, the Valley Retail submarket had an inventory of 12,821,912 SF with a vacancy rate of 3.6% and an asking rent of $15.25 PSF. The 2024 estimated population within a one-, three- and five-mile radius of the Sullivan Retail Center Property was 11,363, 78,398 and 128,463, respectively, and the 2024 estimated average household income within the same radii was approximately $76,465, $92,341 and $98,794, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Spokane Retail Portfolio Properties:

Market Rent Summary
	Argonne Village Property				Pines Square Property		Sullivan Retail Center Property
	Small In-Line	Large In-line	Outparcel Space	Anchor	Retail Space	Outparcel Fast Food	Retail Space
Rentable Area(1)	18,480	40,336	9,148	54,744	14,605	2,800	17,865
Market Rent (PSF per Year)	$22.00	$10.00	$28.00	$10.00	18	45	17
Lease Term (Years)	5	5	5	10	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net
Rent Increase Projection (per Year)	3%	3%	3%	2%	3%	3%	3%
Tenant Improvements (New Tenant) (PSF)	$15.00	$15.00	$15.00	$10.00	$15.00	$15.00	$15.00
Tenant Improvements (Renewal) (PSF)	$5.00	$5.00	$5.00	$2.00	$5.00	$5.00	$5.00

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated April 1, 2026.

A-3-111

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data at comparable retail properties with respect to the Argonne Village Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Argonne Village Spokane Valley, WA	1959 / 1983	122,708(1)	Yoke's Fresh Market(1)	54,744(1)	August-21(1)	11.0(1)	$7.72(1)
Sundance Plaza 9001 North Indian Trail Road, Spokane, WA	2005 / NAP	74,801	Available for Lease	1,400	December-25	N/A	$20.00
Town & Country Center 906 West Francis Avenue, Spokane, WA	1959 / NAP	77,248	Confidential / In-Line	1,200	January-26	N/A	$18.50
Argonne Village Shopping Center 9331 East Montgomery Avenue, Spokane Valley, WA	2001 / NAP	122,708	AT&T Cellular	1,400	January-24	5.0	$24.00
North Division Street Retail Center 1601 North Division Street, Spokane, WA	2003 / NAP	14,498	Saw Oriental Market	1,252	February-23	N/A	$22.00
Dollar Tree 5605 Sprague Avenue, Spokane, WA	1999 / NAP	38,016	Dollar Tree	10,005	September-24	5.0	$15.81
Hillyard Market Place 4007 North Market Street, Spokane, WA	2001 / NAP	88,502	Dollar Tree	9,260	August-24	10.0	$15.85
Nevada Place 10220 North Nevada Street, Spokane, WA	1985 / NAP	42,756	Great West Engineering	3,000	April-23	N/A	$12.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2026.

The following table presents recent leasing data at comparable retail properties with respect to the Pines Square Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Pines Square Spokane Valley, WA	1991-1997 / NAP	17,405(1)	Jack in the Box(1)	2,800(1)	July-17 (1)	10.0(1)	$43.15(1)
East Sprague Strip Center 14401 East Sprague Avenue, Spokane Valley, WA	1989 / NAP	23,904	Available for Lease	1,625	December-25	N/A	$14.00
E Sprague Ave Strip Center 15701 East Sprague Avenue, Spokane Valley, WA	1999 / NAP	9,623	Available for Lease	2,752	December-25	N/A	$19.00
Sullivan Square Shopping Center 15312 East Sprague Avenue, Spokane Valley, WA	1980 / 2016	61,870	Play It Again Sports	5,237	June-25	10.0	$11.45
N Mullan Retail Center 1300 North Mullan Road, Spokane Valley, WA	1985 / NAP	13,419	Lily Massage	1,625	December-24	4.0	$14.50
Strip Retail Center 4902 E Sprague Ave., Spokane, WA	2013 / NAP	39,600	Arabian Palace	1,773	October-24	3.0	$18.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2026.

A-3-112

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

The following table presents recent leasing data at comparable retail properties with respect to the Sullivan Retail Center Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Sullivan Retail Center Spokane Valley, WA	1999 / NAP	17,865(1)	Sherwin-Williams(1)	5,040(1)	September-24(1)	5.0(1)	$16.43(1)
East Sprague Strip Center 14401 East Sprague Avenue, Spokane Valley, WA	1989 / NAP	23,904	Available for Lease	1,625	December-25	N/A	$14.00
E Sprague Ave Strip Center 15701 East Sprague Avenue, Spokane Valley, WA	1999 / NAP	9,623	Available for Lease	2,752	December-25	N/A	$19.00
Sullivan Square Shopping Center 15312 East Sprague Avenue, Spokane Valley, WA	1980 / 2016	61,870	Play It Again Sports	5,237	June-25	10.0	$11.45
N Mullan Retail Center 1300 North Mullan Road, Spokane Valley, WA	1985 / NAP	13,419	Lily Massage	1,625	December-24	4.0	$14.50
Strip Retail Center 4902 E Sprague Ave., Spokane, WA	2013 / NAP	39,600	Arabian Palace	1,773	October-24	3.0	$18.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2026.

The table below presents certain information relating to comparable retail sales with respect to the Argonne Village Property:

Comparable Retail Sales
Property Name/Location	Year Built/ Renovated	Occ	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Argonne Village Spokane Valley, WA	1959 / 1983	99.0%(1)	122,708(1)	-	-	-	-
James Center (Fred Meyer) Tacoma, WA	1995 / NAP	97.0%	140,240	March-25	$36,750,000	$262	6.3%
White River Junction (Safeway Shadow) Auburn, WA	1993 / NAP	87.0%	47,244	December-24	$11,917,217	$252	6.7%
Evergreen Station Vancouver, WA	1975 / NAP	98.5%	112,300	May-24	$21,000,000	$187	6.7%
Ironwood Square Phases I and II Coeur d'Alene, ID	1989 / NAP	96.2%	108,366	January-23	$21,750,000	$201	7.2%
Meridian Place Puyallup, WA	1979 / 2005	100.0%	127,429	January-23	$29,375,000	$231	7.0%

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2026.

A-3-113

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

The table below presents certain information relating to comparable retail sales with respect to the Pines Square Property:

Comparable Retail Sales
Property Name/Location	Year Built/ Renovated	Occ	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Pines Square Spokane Valley, WA	1991-1997 / NAP	93.1%(1)	17,405(1)	-	-	-	-
Islander Building Anacortes, WA	1980 / NAP	87.5%	13,950	June-25	$3,725,000	$267	5.9%
Everett Crown Plaza Everett, WA	1985 / 1997	100.0%	25,000	May-25	$7,290,000	$292	6.5%
208th Street Station Kent, WA	1986 / 2005	100.0%	15,935	October-24	$4,600,000	$289	6.8%
Bridgeport Oaks Lakewood, WA	2001 / 2010	100.0%	8,903	July-24	$2,640,000	$297	6.5%
Marketplace at Town Center Wilsonville, OR	1991 / NAP	100.0%	14,992	August-23	$4,400,000	$293	6.1%

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2026.

The table below presents certain information relating to comparable retail sales with respect to the Sullivan Retail Center Property:

Comparable Retail Sales
Property Name/Location	Year Built/ Renovated	Occ	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Sullivan Retail Center Spokane Valley, WA	1999 / NAP	100.0%(1)	17,865(1)	-	-	-	-
N Mullan Retail Center Spokane Valley, WA	1985 / NAP	100.0%	13,419	December-25	$2,500,000	$186	6.7%
Everett Crown Plaza Everett, WA	1985 / 1997	100.0%	25,000	May-25	$7,290,000	$292	6.5%
Retail Center Milwaukie, OR	1965 / NAP	100.0%	16,888	April-25	$2,750,000	$163	7.8%
208th Street Station Kent, WA	1986 / 2005	100.0%	15,935	October-24	$4,600,000	$289	6.8%
Bridgeport Oaks Lakewood, WA	2001 / 2010	100.0%	8,903	July-24	$2,640,000	$297	6.5%
Evergreen Center Spokane, WA	1985 / NAP	100.0%	17,238	May-24	$3,404,277	$197	6.8%
Violet Meadow Tacoma, WA	1988 / NAP	100.0%	10,200	August-23	$2,330,000	$228	6.6%

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2026.

Appraisals. The appraisals concluded to an aggregate “as-is” value for the Spokane Retail Portfolio Properties of $30,600,000. The appraisal concluded to an “as-is” value for the Argonne Village Property of $22,000,000 as of December 8, 2025, an “as-is” value for the Pines Square Property of $5,000,000 as of December 8, 2025, and an “as-is” value for Sullivan Retail Center Property of $3,600,000 as of December 8, 2025.

Environmental Matters. According to the Phase I environmental reports dated March 4, 2026 and March 6, 2026, there was no evidence of recognized environmental conditions at the Argonne Village Property and Pines Square Property; however, according to the Phase I environmental report dated March 4, 2026, there was evidence of a recognized environmental condition at the Sullivan Retail Center Property related to its prior orchard use, including possible pesticide residues. Because the Sullivan Retail Center Property is capped by a building slab and asphalt paving, the environmental consultant recommended no further action other than avoiding soil disturbance. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

A-3-114

Retail - Various	Loan #15	Cut-off Date Balance:	$20,800,000
Various	Spokane Retail Portfolio	Cut-off Date LTV:	68.0%
Spokane Valley, WA Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Spokane Retail Portfolio Properties:

Cash Flow Analysis(1)
	2022	2023	2024	2025	TTM Feb 2026	UW	UW PSF
Base Rent(2)	$1,965,141	$2,027,134	$2,154,333	$2,155,788	$2,102,611	$2,189,249	$13.86
Gross Potential Rent	$1,965,141	$2,027,134	$2,154,333	$2,155,788	$2,102,611	$2,189,249	$13.86
Percentage Rent	$60,930	$75,950	$65,690	$109,274	$115,482	$170,683	$1.08
(Vacancy/Credit Loss)	$0	$0	$0	$0	$0	($111,235)	($0.70)
Net Rental Income	$2,026,071	$2,103,084	$2,220,023	$2,265,062	$2,218,094	$2,248,697	$14.23
Expense Recoveries	$644,551	$641,654	$690,439	$810,960	$806,302	$796,255	$5.04
Other Income	$7,159	$6,300	$20,099	$16,735	$6,300	$6,300	$0.04
Effective Gross Income	$2,677,781	$2,751,038	$2,930,561	$3,092,756	$3,030,695	$3,051,252	$19.31

Real Estate Taxes	$226,469	$212,130	$255,195	$263,623	$263,623	$273,416	$1.73
Insurance	$40,363	$51,893	$48,623	$57,238	$57,669	$67,795	$0.43
Management Fee	$91,357	$52,127	$54,777	$59,926	$134,860	$91,538	$0.58
Other Operating Expenses	$402,414	$325,163	$347,374	$522,552	$479,995	$479,995	$3.04
Total Expenses	$760,603	$641,314	$705,969	$903,339	$936,148	$912,744	$5.78

Net Operating Income	$1,917,178	$2,109,724	$2,224,592	$2,189,418	$2,094,548	$2,138,508	$13.54
Replacement Reserves	$0	$0	$0	$0	$0	$23,697	$0.15
TI/LC	$0	$0	$0	$0	$0	$118,484	$0.75
Net Cash Flow	$1,917,178	$2,109,724	$2,224,592	$2,189,418	$2,094,548	$1,996,328	$12.64

Occupancy (%)(3)	NAV	NAV	NAV	NAV	98.5%	94.9%
NOI DSCR	1.38x	1.52x	1.60x	1.58x	1.51x	1.54x
NCF DSCR	1.38x	1.52x	1.60x	1.58x	1.51x	1.44x
NOI Debt Yield	9.2%	10.1%	10.7%	10.5%	10.1%	10.3%
NCF Debt Yield	9.2%	10.1%	10.7%	10.5%	10.1%	9.6%

(1)	Information is based on the underwritten rent roll dated April 1, 2026.
(2)	UW Base Rent includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.
(3)	UW Occupancy % represents economic occupancy and TTM Feb 2026 represents physical occupancy as of April 1, 2026. Historical occupancy information is not available according to the borrower sponsor.

A-3-115

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, National Association
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	commercial.servicing@trimont.com
One South, 101 South Tryon Street, Suite 1400 | Charlotte, NC 28280 | United States
Special Servicer	KeyBank National Association
	Attention: Michael A. Tilden	michael_a_tilden@keybank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	reporting@belloakadvisors.com
1717 McKinney Avenue, 12th Floor | Dallas, TX 75202 | United States
Trustee	Deutsche Bank National Trust Company
	Attention: Trust Administration	cmbsadmin@list.db.com
1761 East St. Andrew Place | Santa Ana, CA 92705 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	07/17/26	BANK5 2026-5YR22
Determination Date:	07/13/26
Record Date:	06/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR22

Supplemental Notes

None

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2026 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2026-5YR22, Commercial Mortgage Pass-Through Certificates, Series 2026-5YR22

Operating Advisor: BellOak, LLC

Special Servicer: KeyBank National Association

Population of Mortgage Loans that Were Considered in Compiling this Report

The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                              List of Items that were Considered in Compiling this Report

1.            In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

2.            Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

3.           Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.            The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

5.           [LIST OTHER REVIEWED INFORMATION].

6.           [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor

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pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.            As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.

2.           In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.           Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.            The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.            Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.            There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership

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changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.            The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.            This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

D-1-3

of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

D-1-4

possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

D-1-5

deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access ; Utilities ; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such

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as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a

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legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for

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single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)         The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)        The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)        The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)        The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)            The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)        The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)        A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)           Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)        In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	JPMorgan Chase Bank, National Association
12			Gardenhouse
14			Greensboro-High Point Marriott Airport
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

None.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 (Lien; Valid Assignment); 8 (Permitted Liens; Title Insurance)	Mountain Industrial Portfolio (Loan No. 2)	The Mortgaged Property is security for 34 senior pari passu notes aggregating $1,169,400,000 and 12 subordinate notes aggregating $450,600,000, totaling $1,620,000,000. The mortgaged property is comprised of 90 constituent properties located in 27 states. (i) Tenant Rights of First Refusal or First Offer. Various individual properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related properties, as follows: (A) with respect to 6735 Trippel Road, Mobile, AL (having an allocated loan amount of $29,207,228 or 1.8% of the Whole Loan amount, Amazon Fulfillment Services, Inc. has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (B) with respect to 1151 South Graham Road, Greenwood, IN (having an allocated loan amount of $35,982,101 or 2.2% of the Whole Loan balance), Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (C) with respect to 5440 Haggerty Lane, Lafayette, IN (having an allocated loan amount of $22,582,909 or 1.4% of the Whole Loan amount) Toyota Tsusho America, Inc. has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (D) with respect to 1509 Leestown Road, Frankfort, KY (having an allocated loan amount of $29,131,952 or 1.8% of the Whole Loan amount). Jim Beam Brands Co. has purchase rights for the individual property if the landlord elects to sell such property in connection with an unsolicited purchase offer; (E) with respect to 1414 South Council Road, Oklahoma City, OK (having an allocated loan amount of $28,040,000 or 1.7% of the Whole Loan amount), Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (F) with respect to 101 North Campus Drive, Pittsburgh, PA (having an allocated loan amount of $16,560,000 or 1.0% of the Whole Loan amount), General Electric Company has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (G) with respect to 900 Hutchinson Place, Lebanon, TN (having an allocated loan amount of $22,650,657 or 1.4% of the Whole Loan amount), CBOCS Distribution, Inc. has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (H) with respect to 2000 Luna Road, Carrollton, TX (having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount), Carrier Enterprise, LLC has purchase rights for the individual property if the landlord elects to sell such property to any third party, additionally, the purchase rights are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure. (ii) Environmental Use Restrictions. With respect to the 2300 Westmoreland Street, Richmond, VA property (having an allocated loan amount of $4,892,964 or 0.3% of the Whole Loan amount), the Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (CREC) in connection with a portion of the mortgaged property’s having been included within a municipal solid waste and debris landfill operations site between 1952 and 1984. The adjoining property that was also included in
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the mortgaged property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities. Due to elevated methane conditions, the mortgaged property’s improvements were constructed including a passive methane vapor system as an engineering control. A methane abatement systems operations and maintenance plan is in place for the Mortgaged Property.
8 (Permitted Liens; Title Insurance)	ExchangeRight 75 (Loan No. 9)	With respect to the Tractor Supply - Villa Rica, GA mortgaged property, having an allocated loan amount of $3,896,680 or 10.4% of the loan amount, the sole tenant (Tractor Supply) has a right of first refusal (ROFR) to purchase the related Mortgaged Property if the borrower receives an offer that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
8 (Permitted Liens; Title Insurance)	1500 Post Oak Boulevard (Loan No. 16)	Single tenant (Woodside Energy) has a Right of First Offer (ROFO) to purchase the subject property if the borrower intends to market the property for sale so long as tenant is leasing at least 75% of the rentable square feet in the Premises and no significant event of default exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8 (Permitted Liens; Title Insurance)	Home2 Suites Lake Mary (Loan No. 17)	The Phase I environmental site assessment required in connection with loan origination identified a recognized environmental condition (REC) associated with groundwater contamination from historical electronic components manufacturing uses occurring across 153-acres that includes portions of the mortgaged property. Affected parts of the mortgaged property were reportedly used as a drum storage/ disposal area in the 1980’s. Environmental restrictive covenants were filed in 2016 including the Mortgaged Property that impose restrictions on groundwater use, stormwater features and dewatering. In June 2022, soil and groundwater samples were collected from the subject property (in the footprint of the current building) from depths between 2 to 15 feet below ground surface, and test results for chlorinated volatile organic compounds and other contaminants of concern showed no concentrations above laboratory method detection limits. Further, a September 2025 Remedial Action Report (RAR) for the area located the closest edge of the contaminated groundwater plume as approximately 250 feet northeast of the Mortgaged Property. The nearest on-site groundwater monitoring well did not identify contaminants of concern at or above detection limits as of the 2025 RAR. Third party remediation and assessment activities are ongoing across the impacted area. The Phase I ESA consultant concluded, based on the sampling data and ongoing assessment and remediation under regulatory oversight, that a vapor encroachment condition did not exist at the Mortgaged Property, and no further action was recommended at this time other than ongoing compliance with environmental restrictive covenants. The Mortgage Loan documents require compliance with all such environmental restrictive covenants.
18 (Insurance)	Mountain Industrial Portfolio (Loan No.2)	The Mortgaged Property is security for 34 senior pari passu notes aggregating $1,169,400,000 and 12 subordinate notes aggregating $450,600,000, totaling $1,620,000,000. The Mortgaged Property is comprised of 90 constituent properties located in 27 states. The Mortgage Loan documents provide that the property loss threshold above which the lender has the right to hold and disburse available property insurance
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
proceeds for an individual property is 7.5% of the allocated loan amount of such property.
18 (Insurance)	The Towers at Cupertino City Center (Loan No. 6)	The Mortgaged Property is security for 3 pari passu notes aggregating $145,000,000. The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $50,000 deductible.
18 (Insurance)	ExchangeRight 75 (Loan No. 9)	The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place property insurance provides for a $25,000 deductible.
18 (Insurance)	1500 Post Oak Boulevard (Loan No. 16)	The Mortgaged Property is security for 4 pari passu notes aggregating $140,000,000. The Mortgage Loan documents permit a property insurance deductible up to $100,000; however, the Mortgage Loan documents further provide for, and the in-place blanket property insurance includes, a $10,000,000 pre-paid and sponsor-funded amount to fund the deductible portion of any property insurance claims on a “first dollar” basis (i.e., escrowed funds are used first for deductibles until exhausted).
18 (Insurance)	Prime Storage Roselle (Loan No. 18)	(i) Property Insurance Deductible. Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $100,000 deductible. (ii) Insurance Premium Financing Permitted. The Mortgage Loan documents permit insurance premiums to be financed through a third-party premium financing company under a premium finance agreement (“Insurance Premium Finance Agreement”), subject to certain conditions, including (A) borrower’s providing annually the then-current Insurance Premium Finance Agreement for the next succeeding period (including the amounts and payment schedule for installments due under the Insurance Premium Finance Agreement) together with evidence of payment of the initial payment due thereunder, (B) if requested by lender, borrower’s delivery of evidence of payment of one or more installments due under the Insurance Premium Finance Agreement and (C) the premium financing company and/or authorized broker of the Insurance Premium Finance Agreement shall have agreed to provide lender with notice of cancellation.
28 (Recourse Obligations)	All Wells Fargo Loans (Loan Nos. 2, 6, 9, 11, 15, 16, 17, 18, 20 and 23)	With respect to actions or events triggering recourse to the borrower or guarantor, the Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the Mortgage Loan documents, or otherwise obtain necessary prior approval therefor.
28 (Recourse Obligations)	1500 Post Oak Boulevard (Loan No. 16)	The Mortgaged Property is security for 4 pari passu notes aggregating $140,000,000. The Mortgage Loan documents provide that the SPE borrower-only has personal liability for the enumerated recourse carve-out events. There is no separate loan guarantor. Based on the as-is appraised value, the Whole Loan LTV is 50.8%.
29 (Mortgage Releases)	Mountain Industrial Portfolio (Loan No. 2)	The Mortgaged Property is security for 34 senior pari passu notes aggregating $1,169,400,000 and 12 subordinate notes aggregating $450,600,000, totaling $1,620,000,000. The Mortgaged Property is comprised of 90 constituent properties located in 27 states. Following the
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
prepayment lockout expiration date (May 11, 2028), the Mortgage Loan documents permit the borrower to obtain the release of any individual property in connection with an arms-length transfer to a non-affiliated third party, subject to certain conditions, including payment of a release amount (together with the applicable yield maintenance premium therefor) as follows: (i) 105% of the allocated loan amount for the release property until such time as the outstanding principal balance of the related Whole Loan has been reduced to $1,134,000,000, and (ii) thereafter, 110% of the allocated loan amount for the release property.
31 (Acts of Terrorism Exclusion)	All Wells Fargo Loans (Loan Nos. 2, 6, 9, 11, 15, 16, 17, 18, 20 and 23)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
33 (Single-Purpose Entity)	Leighton District (Loan No. 11)	The Mortgage Loan documents provide that the borrower and guarantor (Christopher L. Erickson) have personal liability for $10,000,000 (more than 10% of the original principal balance of the Mortgage Loan) on a “last-dollar” basis until debt is repaid in its entirety. A non-consolidation opinion was not required
33 (Single-Purpose Entity)	Prime Storage Roselle (Loan No. 18)	The Mortgaged Property is comprised of a 1,054-unit self-storage facility in Roselle, NJ. The borrower entered into a lease with Consolidated Rail Corporation (Conrail) commencing June 22, 2017 for an unimproved strip of land at the rear of the Mortgaged Property for overflow parking. The lease is self-renewing for 1-year periods but is terminable by either party with 30 days’ notice. Because the lease prohibits leasehold financing, the Conrail-leased area is excluded as security for the Mortgage Loan. The appraisal obtained in connection with loan origination did not attribute any value to the Conrail-leased area, nor is such area otherwise necessary for zoning compliance. The Mortgage Loan documents require that the borrower exercise commercially reasonable efforts to have Conrail amend the lease to permit leasehold financing, and to include the Conrail leased space as part of the Mortgaged Property.
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment.	Mountain Industrial Portfolio (Loan No. 2)	Tenant Rights of First Refusal or First Offer. Various individual Mortgaged Properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related Mortgaged Properties, as follows: (A) with respect to 6735 Trippel Road, Mobile, AL (having an allocated loan amount of $29,207,228 or 1.8% of the Whole Loan amount, Amazon Fulfillment Services, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (B) with respect to 1151 South Graham Road, Greenwood, IN (having an allocated loan amount of $35,982,101 or 2.2% of the Whole Loan balance), Amazon.com Services LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (C) with respect to 5440 Haggerty Lane, Lafayette, IN (having an allocated loan amount of $22,582,909 or 1.4% of the Whole Loan amount) Toyota Tsusho America, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with a bona fide third party offer; (D) with respect to 1509 Leestown Road, Frankfort, KY (having an allocated loan amount of $29,131,952 or 1.8% of the Whole Loan amount). Jim Beam Brands Co. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with an unsolicited purchase offer; (E) with respect to 1414 South Council Road, Oklahoma City, OK (having an allocated loan amount of $28,040,000 or 1.7% of the Whole Loan amount), Amazon.com Services LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (F) with respect to 101 North Campus Drive, Pittsburgh, PA (having an allocated loan amount of $16,560,000 or 1.0% of the Whole Loan amount), General Electric Company has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property in connection with a bona fide third party offer; (G) with respect to 900 Hutchinson Place, Lebanon, TN (having an allocated loan amount of $22,650,657 or 1.4% of the Whole Loan amount), CBOCS Distribution, Inc. has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (H) with respect to 2000 Luna Road, Carrollton, TX (having an allocated loan amount of $19,985,874 or 1.2% of the Whole Loan amount), Carrier Enterprise, LLC has purchase rights for the individual Mortgaged Property if the landlord elects to sell such Mortgaged Property to any third party, additionally, the purchase rights are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure.
(7) Lien; Valid Assignment.	Mountain Industrial Portfolio (Loan No. 2)	Environmental Use Restrictions. With respect to the 2300 Westmoreland Street, Richmond, VA Mortgaged Property (having an allocated loan amount of $4,892,964 or 0.3% of the Whole Loan amount), the Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (CREC) in connection with a portion of the Mortgaged Property’s been included within a municipal solid waste and debris landfill operations site between 1952 and 1984. The adjoining property that was also included in
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the Mortgaged Property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities. Due to elevated methane conditions, the Mortgaged Property’s improvements were constructed including a passive methane vapor system as an engineering control. A methane abatement systems operations and maintenance plan is in place for the Mortgaged Property.
(7) Lien; Valid Assignment.	32 West Apartments (Loan No. 22)	One of the tenant’s at the related Mortgaged Property, MUY Pizza Houston, LLC, has a right of first refusal (“ROFR”), with respect to the portion of the Mortgaged Property that such tenant leases; however: (1) such ROFR does not apply to a foreclosure by lender or to a deed-in-lieu thereof and (2) such ROFR only applies to a sale of the portion of the Mortgaged Property and does not apply to a sale of the entire Mortgaged Property.
(8) Permitted Liens; Title Insurance.	Mountain Industrial Portfolio (Loan No. 2) 32 West Apartments (Loan No. 22)	See exception to Representation No. 7.
(18) Insurance.	All Bank of America Mortgage Loans (Loan Nos. 2, 4, 5, 7, 13, 22 and 26)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
(18)Insurance.	Mountain Industrial Portfolio (Loan No. 2)	The related Mortgaged Property is comprised of 90 constituent properties located in 27 states. The related Mortgage Llan documents provide that the property loss threshold above which the lender has the right to hold and disburse available property insurance proceeds for an individual property is 7.5% of the allocated loan amount of such Mortgaged Property.
(18) Insurance.	Mountain Industrial Portfolio (Loan No. 2)	The related Mortgage Loan documents permit and blanket insurance policies are in-place for each of the related Mortgaged Properties with such blanket insurance policies covering multiple locations (including non-collateral properties). Such blanket insurance policies are required to provide the applicable protections required by the related Mortgage Loan documents.
(18) Insurance.	Mountain Industrial Portfolio (Loan No. 2)	coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and “A3” or better by Moody’s, to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan , with no remaining carrier below “BBB” by S&P and “Baa1” or better by Moody’s (to the extent Moody’s rates the
D-2-6

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurer and rates the securities secured by the related Mortgage Loan), or (B) if five (5) or more insurance companies issue the insurance policies, then at least sixty percent (60%) of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A3” or better by Moody’s (to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan), with no remaining carrier below “BBB” by S&P and “Baa1” or better by Moody’s (to the extent Moody’s rates the insurer and rates the securities secured by the related Mortgage Loan).
(18) Insurance.	Mountain Industrial Portfolio (Loan No. 2)	The related Mortgage Loan documents permit to maintain a portion of the liability coverage with Fair American Select Insurance Company (rated “A++ XV” by AM Best in its current participation amount and position within the syndicate provided that (x) the AM Best rating of Fair American Select Insurance Company as of the Mortgage Loan origination date is not withdrawn or downgraded below the Mortgage Loan origination date and (y) at renewal of the current policy term on December 1, 2026, Borrower is required to replace Fair American Select Insurance Company with insurance companies meeting the rating requirements set forth hereinabove.
(18) Insurance.	Westwood Multifamily Portfolio (Loan No. 4)	The related Mortgage Loan documents provide that the lender is required to accept the current insurance carriers (Sutton Specialty Insurance Co. and Hamilton Select Insurance Inc.) for policies in place even though each such insurance carrier do not meet the insurance company ratings requirements set forth in the related Mortgage Loan agreement; however, the related Mortgage Loan agreement also provide that upon renewal of each such insurance policy and each such insurance company is required to be replaced with an insurance company meeting all of the requirements of the related Mortgage Loan agreement (including, but not limited to, all ratings requirements).
(18) Insurance.	Freeway Business Park (Loan No. 13)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $5,000,000.
(18) Insurance.	Freeway Business Park (Loan No. 13)	The Mortgage Loan documents permit a $100,000 property insurance deductible (except for windstorm and earthquake for which the deductible must not in excess of 5% of the total insurable value of the related Mortgaged Property).
(18) Insurance.	Freeway Business Park (Loan No. 13)	The related Mortgage Loan documents provide that terrorism insurance may be sub-limited to $100,000,000 rather than the actual replacement value.
D-2-7

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance.	32 West Apartments (Loan No. 22)	The related restoration threshold is $162,500 rather than 5% of the then-outstanding principal amount of the related Mortgage Loan.
(28) Recourse Obligations.	All Bank of America Mortgage Loans (Loan Nos. 2, 4, 5, 7, 13, 22 and 26)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(28) Recourse Obligations.	All Bank of America Mortgage Loans (Loan Nos. 2, 4, 5, 7, 13, 22 and 26)	With respect to actions or events triggering recourse to the borrower or guarantor, the related Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations.	Freeway Business Park (Loan No. 13)	Recourse for misapplication or misappropriation of tenant security deposits is limited to willful misapplication or misappropriation.
(29) Mortgage Releases.	Mountain Industrial Portfolio (Loan No. 2)	The related Mortgaged Property is comprised of 90 constituent properties located in 27 states. Following the prepayment lockout expiration date (May 11, 2028), the related Mortgage Loan documents permit the borrower to obtain the release of any individual property in connection with an arms-length transfer to a non-affiliated third party, subject to certain conditions, including payment of a release amount (together with the applicable yield maintenance premium therefor) as follows: (i) 105% of the allocated loan amount for the release property until such time as the outstanding principal balance of the related Whole Loan has been reduced to $1,134,000,000, and (ii) thereafter, 110% of the allocated loan amount for the release property.
(31) Acts of Terrorism Exclusion.	All Bank of America Mortgage Loans (Loan Nos. 2, 4, 5, 7, 13, 22 and 26)	All exceptions to Representation 18 set forth above for all Bank of America mortgage loans are also exceptions to this Representation 31.
D-2-8

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31)Acts of Terrorism Exclusion.	Freeway Business Park (Loan No. 13)	The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
(33)Single-Purpose Entity.

Mountain Industrial Portfolio (Loan No. 2)

Westwood Multifamily Portfolio (Loan No. 4)

Storage of America Portfolio 2 (Loan No. 5)

Hilton Waterfront Beach Resort (Loan No. 7)

Freeway Business Park (Loan No. 13)

32 West Apartments (Loan No. 22)

Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(33) Single-Purpose Entity.	Storage of America Portfolio 2 (Loan No. 5)	The related Mortgagor is a recycled single-purpose entity that previously owned an adjacent parcel of land (the “Other Property”) with respect to the SOA - Akron Main Mortgaged Property other than such Mortgaged Property that was conveyed to another entity prior to the Mortgage Loan origination date. With respect to such prior owned adjacent property the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties, and the related Mortgagor represented that at all times during such Mortgagor’s ownership of the Other Property, such Mortgagor maintained, or caused there to be maintained, insurance coverage (including, without limitation, commercial general liability insurance) on the applicable Other Property in amounts and with carriers that would be deemed prudent by a sophisticated owner of properties similar to the Other Property.
(33) Single-Purpose Entity.	Freeway Business Park (Loan No. 13)	The related borrower is permitted to incur subordinate debt in an aggregate amount equal to no greater than $9,500,000 in connection with one or more unsecured loans from the borrower sponsor (for so long as the borrower sponsor is an affiliate of the
D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
borrower), the guarantor or any affiliate thereof, in each case subordinate to the Mortgage Loan pursuant to a subordination agreement reasonably acceptable to the lender, and in each case which provides that no amounts will be due and payable by the borrower until all amounts due and payable, or which may become due and payable, by the borrower under the Mortgage Loan documents have been paid in full; provided that, if no event of default has occurred and is continuing, such subordinate debt will not prohibit the borrower from repaying such subordinate debt from funds available to the borrower under the cash management provisions of the Mortgage Loan documents.
(34) Defeasance.	Freeway Business Park (Loan No. 13)	The defeasance conditions in the related loan agreement do not expressly require a certification from an independent certified public accountant that the defeasance collateral will generate amounts sufficient to make all scheduled payments under the related Mortgage Loan documents. However, the related Mortgage Loan agreement does require delivery of evidence satisfactory to the lender in its reasonable discretion that the defeasance collateral will generate amounts sufficient to make all payments of principal and interest due under the Mortgage Loan documents (including the scheduled outstanding principal balance of the Mortgage Loan on the last day of the lockout period).
(37) Servicing.	Freeway Business Park (Loan No. 13)	The related Mortgage Loan documents provide that (x) special servicing fees may not exceed 0.50% per annum of the outstanding balance of the related Whole Loan, (y) liquidation fees may not exceed 1.00% of any liquidation proceeds received on the related Whole Loan, and (z) workout fees may not exceed 1.00% of all principal and interest received on the related Whole Loan following a workout. In addition, the related Mortgage Loan documents provide that if the related Mortgagor has requested a workout with the Mortgagee (or a related servicer) and subsequently rescinds such workout request in writing prior to the Mortgagee (and/or such servicer) and the Mortgagor agreeing to such workout request in writing, then the Mortgagor will not be liable for any workout (or modification) fee, but will only be liable for the actual out of pocket costs and expenses of the Mortgagee and/or the related servicer (including, but not limited to, any reasonable attorneys’ fees).
D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 (Lien; Valid Assignment); 8 (Permitted Liens; Title Insurance)	Mountain Industrial Portfolio (Loan No. 2)

Various individual Mortgaged Properties are subject to rights of first refusal or first offer (collectively, “purchase rights”) in favor of single tenants at the related properties, as follows: (i) with respect to the 6735 Trippel Road Mortgaged Property, Amazon.com Services, LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (ii) with respect to the 1151 South Graham Road Mortgaged Property, Amazon.com Services LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (iii) with respect to the 5440 Haggerty Lane Mortgaged Property, Toyota Tsusho America, Inc. has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (iv) with respect to the 1509 Leestown Road Mortgaged Property, Jim Beam Brands Co. has purchase rights for the individual property if the landlord elects to sell such property in connection with an unsolicited purchase offer; (v) with respect to the 1414 South Council Road Mortgaged Property, Amazon.com Services, LLC has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; (vi) with respect to the 101 North Campus Drive Mortgaged Property, General Electric Company has purchase rights for the individual property if the landlord elects to sell such property in connection with a bona fide third party offer; (vii) with respect to the 900 Hutchinson Place Mortgaged Property, CBOCS Distribution, Inc. has purchase rights for the individual property if the landlord elects to sell such property; however, the tenant has agreed that the purchase rights do not apply to foreclosure or deed-in-lieu thereof; and (viii) with respect to the 2000 Luna Road Mortgaged Property, Carrier Enterprise, LLC has purchase rights for the individual property if the landlord elects to sell such property to any third party, which purchase rights with respect to the 2000 Luna Road Mortgaged Property are not extinguished by a foreclosure and potentially apply to a deed-in-lieu of foreclosure. In addition, the purchase rights with respect to all of the above Mortgaged Properties are applicable to transfers following a foreclosure or deed-in-lieu thereof.

With respect to the 2300 Westmoreland Street, Richmond, Virginia Mortgaged Property, the Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (CREC) in connection with a portion of the Mortgaged Property’s having been included with a municipal solid waste and debris landfill operations site between 1952 and 1984. The adjoining property that was also included in the landfill site received a certificate of completion from Virginia’s Voluntary Remediation Program, pursuant to which onsite landfill material was permitted to remain in place. An environmental restrictive covenant was recorded for the adjacent property restricting groundwater usage, requiring future buildings to have a methane mitigation system and, in the case of soil disturbance, a soil management plan. Because of the Mortgaged Property’s historical use as a landfill, similar use and activity limitations or engineering controls could be imposed in connection with future permitting or construction activities. Due to elevated methane conditions, the Mortgaged Property’s improvements were constructed including a passive methane vapor system as an engineering control.

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18 (Insurance)	All MSMCH Mortgage Loans (Loan Nos. 1, 2, 10, 12, 14, 24, 25 and 27)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18 (Insurance)	Mountain Industrial Portfolio (Loan No. 2)	The threshold above which the lender has the right to hold and disburse proceeds is 7.5% of the allocated loan amount of the applicable Mortgaged Property.
26 (Local Law Compliance); 27 (Licenses and Permits)	Southeast MHP Portfolio (Loan No. 1)	The North Raleigh, Anderson, ARC, Pecan Grove, Crestview, Lakeview, Maple Hills, Hunt Club, Asheboro, Red Fox, Morganton, Chatham, Azalea, Cooley, Holly Faye, Dixie, Warrenville, Statesville, Country Road, Driftwood, Hidden Oaks, Timberview, Mobile Cottage, and Northview Mortgaged Properties are legal non-conforming with respect to their use as a manufactured home park.
26 (Local Law Compliance); 27 (Licenses and Permits)	COARE Fund I (Loan No. 10)	The Y Rancho, Pines and White Oaks, Town & Country and HMH MHP LLC Mortgaged Properties are legal non-conforming with respect to their use as a manufactured home park.
26 (Local Law Compliance): 27 (Licenses and Permits)	Store It All - Vermont (Loan No. 24)	The Mortgaged Property is comprised of multiple addresses. The use of the Mortgaged Property for self-storage is a legal non-conforming use at several of the addresses comprising the Mortgaged Property.
28 (Recourse Obligations)	All MSMCH Mortgage Loans (Loan Nos. Loan Nos. 1, 2, 10, 12, 14, 24, 25 and 27)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

28 (Recourse Obligations)	Mountain Industrial Portfolio (Loan No.2)	With respect to clause (b)(i), the Mortgage Loan documents do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
29 (Mortgage Releases)	Mountain Industrial Portfolio (Loan No. 2)	The release price is an amount equal to the lesser of (x) the outstanding principal amount of the related Whole Loan or (y) 105% of the allocated loan amount of the Mortgaged Property being released, until such time that the outstanding principal balance of the related Whole Loan has been reduced to $1,134,000,000 and thereafter, 110% of such allocated loan amount.
31 (Acts of Terrorism Exclusion)	All MSMCH Mortgage Loans (Loan Nos. 1, 2, 10, 12, 14, 24, 25 and 27)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

33 (Single-Purpose Entity)	Southeast MHP Portfolio (Loan No. 1)	One of the co-borrowers, Sunnyland MHP LLC, previously owned neighboring undeveloped land in addition to the Mortgaged Property. In addition, certain borrowers own, in the aggregate, 44 manufactured homes that are not collateral for the Mortgage Loan and that are required under the Mortgage Loan documents to be transferred to an affiliate within 60 days of the origination date.
34 (Ground Leases)	Mountain Industrial Portfolio (Loan No. 2)

34(a) With respect to the ground lease for the 7569 Golf Course Boulevard Mortgaged Property, no memorandum of lease was recorded; however, a notice of lease was recorded.

34(b) With respect to the ground lease for the 7569 Golf Course Boulevard Mortgaged Property, the landlord may not accept any surrender, cancellation, amendment or modification of any material provision of the ground lease without lender’s prior written consent.

34 (Ground Leases)	Greensboro-High Point Marriott Airport (Loan No. 14)

34(c) and 34 (d) The Mortgaged Property is ground leased by the borrower from the Piedmont Triad Airport Authority (“Landlord”). The ground lease provides that the ground lease will be subordinate to the provisions of any existing or future agreement between the Landlord and the United States relative to the operation or maintenance of the Piedmont Triad International

D-2-13

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Airport (the “Airport”), the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport. The ground lease further provides that should the effect of such an agreement with the United States be to substantially destroy the commercial value of the hotel located on the Mortgaged Property, the ground tenant will have the right to terminate the ground lease by giving Landlord written notice of its intent to do so within 90 days after the date that the ground tenant has been notified by the Landlord of such agreement (the “Notice to Tenant Date”). In the event of such termination, the Landlord is required to pay to the ground tenant a sum of money equal to the appraised value that the tenant’s leasehold estate would have had, on the Notice to Tenant Date, if the new agreement had not been entered into between the Landlord and the United States, determined pursuant to an appraisal process set forth in the ground lease. Pursuant to a ground lessor estoppel, both the Landlord and the borrower, as ground tenant, have agreed that any such termination by the ground tenant will require the consent of the lender.

34(e) The ground lease for the Greensboro – High Point Marriott Airport Mortgage Loan requires the consent of the Landlord to any transfer of the ground tenant’s leasehold interest, including upon a foreclosure or deed-in-lieu thereof by the lender; however, no such consent is required if the transferee is either itself a Qualified Operator or provides for the hotel located on the Mortgaged Property to be managed by a Qualified Operator throughout the remaining term of the ground lease. A “Qualified Operator” means a party that is experienced and competent in the operation of hotels that are part of a nationally recognized hotel chain.

D-2-14

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	West Memorial Place (Loan No. 3)

The related Mortgage Loan documents permit a deductible up to $100,000 for property insurance coverage, except with respect to wind/named storm and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $2,000,000 aggregate deductible, subject to a $250,000 maximum per occurrence with a $100,000 per occurrence maintenance deductible applying thereafter) in addition to the Required Deductible, with the exception of loss or damage arising out of an earthquake or named storm, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit named windstorm coverage to be subject to a sublimit, provided (1) such sublimit is acceptable to the Mortgagee and rating agencies based on the applicable PML Report risk threshold, (2) Mortgagor furnishes, on an annual basis at a minimum, or if material changes occurs, and at its own expense, a PML Report (or portfolio PML Report, as the case may be) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, and (3) the named windstorm coverage afforded by such named windstorm sublimit meets or exceeds the applicable PML Report risk threshold acceptable to the Mortgagee and subject to rating agency confirmation.

At origination of the Mortgage Loan, the Mortgagor’s existing blanket insurance coverage provided for a named windstorm sublimit of $100,000,000 which is less than the lessor of (1) the original principal balance of the loan and (2) the total insurable value of the Mortgaged Property. The related Mortgage Loan documents require the Mortgagor to, upon the earlier of (x) the policy renewal date (and each policy renewal date thereafter) or (y) sixty (60) days following closing of the Mortgage Loan, (a) deliver or cause to be delivered to Mortgagee and its insurance consultant, a blanket portfolio named wind-storm modeling report (a “Portfolio Report”) together with a single-asset collateral named wind-storm modeling report (a “Standalone Report”) prepared by a third party firm qualified to perform such risk analysis and utilizing the most current RMS software or its equivalent, in each case, in form and substance acceptable to Mortgagee and the rating agencies, each in its sole discretion (any such report, the “PML Report”) and (b) obtain and maintain named windstorm coverage with a limit that is equal to at least the PML for the 10,000 year return period based on the Portfolio Report or the Standalone Report, provided that if the Mortgagor obtains coverage based on the Portfolio Report and the coverage available under the Mortgagor’s blanket property insurance policy upon renewal is less than the PML for the 10,000-year return period, the Mortgagor must maintain a supplemental insurance policy that, together with the existing blanket coverage, provides per-occurrence limits for the Mortgaged Property at least equal to the Mortgaged Property specific PML for the 10,000-year return period.

The Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles, and/or other related provisions other than those specified in the Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan agreement (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or

D-2-15

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

permitting such Non-Conforming Policies to be obtained), Mortgagor is required to have (1) received Mortgagee’s prior written consent thereto and (2) confirmed that Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

(18) Insurance	8500 Sunset Blvd (Loan No. 19)

The related Mortgage Loan documents permit a deductible up to $250,000 for property insurance coverage, provided however with respect to windstorm/named storm and earthquake coverage, the deductible may not exceed 5% of the total insurable value of the Mortgaged Property.

The Mortgaged Property is insured under a blanket policy, maintained through the condominium board and for which insurance premiums are payable by Kith, the sole tenant at the Mortgaged Property, under a triple net lease with the Mortgagor. The condominium declaration provides that insurance proceeds with respect to the Mortgaged Property are paid to the condominium board, to be held and disbursed for the benefit of Mortgagor, Mortgagee of record, or others, and Mortgagee of record has the option to apply insurance proceeds payable to reduce the obligations secured by the Mortgage Loan. JPMCB, their successors and/or assigns are named as Mortgagee, loss payee, and additional insured as required.

(26) Local Law Compliance	Setna Industrial Portfolio (Loan No. 8)

As of loan origination, five active fire code violations existed at the 475 Bond Street Mortgaged Property, as disclosed in the related zoning report (“Violations”). The Mortgage Loan documents provide for a loss carveout associated with the Violations; provided, however, there is no liability from and after the date the Mortgagor delivers an updated zoning report for the 475 Bond Street Mortgaged Property in form reasonably satisfactory to the lender evidencing that there are no open building code, zoning code and other violations of a similar nature at the 475 Bond Street Mortgaged Property.

(28) Recourse	West Memorial Place (Loan No. 3)

With respect to clause (a)(i), to the extent Mortgagor acquiesces in any involuntary petition filed against it, the Mortgage Loan will only become fully recourse if a good faith basis exists to contest such filing and the net cash flow of the Mortgaged Property available to Mortgagor is insufficient to contest any such involuntary petition.

The obligations of the Mortgagor and the related non-recourse carveout guarantors, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(28) Recourse	Setna Industrial Portfolio (Loan No. 8)	The obligations of the Mortgagor and the related non-recourse carveout guarantors, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
(28) Recourse Obligations	8500 Sunset Blvd (Loan No. 19)	The obligations of the Mortgagor and the related non-recourse carveout guarantors, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the date that is 24 months after the date on which,
D-2-16

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
among other things, (i) the Mortgage Loan is paid in full in the ordinary course and (ii) the indemnitor delivers a satisfactory environmental report in accordance with the related environmental indemnity agreement.
(28) Recourse Obligations	100 Challenger (Loan No. 21)	The obligations of the Mortgagor and the related non-recourse carveout guarantors, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the date that is 24 months after the date on which, among other things, (i) the Mortgage Loan is paid in full in the ordinary course and (ii) the indemnitor delivers a satisfactory environmental report in accordance with the related environmental indemnity agreement.
D-2-17

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	173
Transaction Parties	258
Credit Risk Retention	337
Description of the Certificates	349
Description of the Mortgage Loan Purchase Agreements	394
Pooling and Servicing Agreement	404
Certain Legal Aspects of Mortgage Loans	532
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	552
Pending Legal Proceedings Involving Transaction Parties	554
Use of Proceeds	554
Yield and Maturity Considerations	554
Material Federal Income Tax Considerations	565
Certain State and Local Tax Considerations	579
Method of Distribution (Conflicts of Interest)	579
Incorporation of Certain Information by Reference	582
Where You Can Find More Information	583
Financial Information	583
Certain ERISA Considerations	584
Legal Investment	588
Legal Matters	589
Ratings	589
Index of Defined Terms	593

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$735,845,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK5 2026-5YR22
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2026-5YR22

Class A-1	$1,563,000
Class A-2	$60,000,000
Class A-3	$521,284,000
Class X-A	$582,847,000
Class X-B	$152,998,000
Class A-S	$75,979,000
Class B	$43,713,000
Class C	$33,306,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

May 26, 2026